                                          Free Writing Prospectus
                                          Filed Pursuant to Rule 433
                                          Registration Statement No.: 333-130789

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                             ----------------------

               THIS FREE WRITING PROSPECTUS, DATED MARCH 29, 2006,
             MAY BE AMENDED OR COMPLETED PRIOR TO THE TIME OF SALE

PROSPECTUS SUPPLEMENT
(FREE WRITING PROSPECTUS TO ACCOMPANY PROSPECTUS DATED MARCH 29, 2006)

                          $1,540,620,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-TOP22
                                as Issuing Entity

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                      as Sponsors and Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-TOP22

                             ----------------------

      The depositor is offering selected classes of its Series 2006-TOP22
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-TOP22 trust. The trust's primary assets will be 222 fixed rate mortgage loans secured by first liens on 271 multifamily and commercial properties. Distributions on the certificates will be made on the
12th day of each month, commencing May 12, 2006 in accordance with the priorities described in this prospectus supplement under "Description of the
Offered Certificates--Distributions." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates--Distributions; Subordination; Allocation of Losses and
Certain Expenses." The Series 2006-TOP22 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

      INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-37 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 OF THE
PROSPECTUS.

                             ----------------------

           Characteristics of the certificates offered to you include:

                     APPROXIMATE INITIAL
                         CERTIFICATE       APPROXIMATE INITIAL   PASS-THROUGH RATE       RATINGS
      CLASS              BALANCE (1)        PASS-THROUGH RATE       DESCRIPTION      (FITCH/MOODY'S)
------------------   -------------------   -------------------   -----------------   ---------------

CLASS A-1 ........      $ 96,790,000%                   (2)              AAA/AAA
CLASS A-2 ........      $212,000,000%                   (2)              AAA/AAA
CLASS A-3 ........      $ 95,100,000%                   (2)              AAA/AAA
CLASS A-AB .......      $ 81,500,000%                   (2)              AAA/AAA
CLASS A-4 ........      $563,831,000%                   (2)              AAA/AAA
CLASS A-1A .......      $195,208,000%                   (2)              AAA/AAA
CLASS A-M ........      $170,469,000%                   (2)              AAA/AAA
CLASS A-J ........      $125,722,000%                   (2)              AAA/AAA

____________________
(1) The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2) The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

                             ----------------------

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

      Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

                             ----------------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
                                 April   , 2006

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22
                      Geographic Overview of Mortgage Pool

NEW YORK                        ALABAMA                       IDAHO
16 properties                   1 property                    3 properties
$169,395,710                    $5,650,000                    $13,067,567
9.9% of total                   0.3% of total                 0.8% of total

MAINE                           VIRGIN ISLANDS                UTAH
1 property                      1 property                    1 property
$17,250,000                     $6,984,338                    $1,575,000
1.0% of total                   0.4% of total                 0.1% of total

MASSACHUSETTS                   KENTUCKY                      WYOMING
3 properties                    2 properties                  1 property
$19,220,000                     $19,600,000                   $1,299,011
1.1% of total                   1.1% of total                 0.1% of total

CONNECTICUT                     LOUISIANA                     NORTH DAKOTA
1 property                      1 property                    1 property
$3,000,000                      $2,376,218                    $12,782,633
0.2% of total                   0.1% of total                 0.7% of total

RHODE ISLAND                    TEXAS                         MISSOURI
2 properties                    20 properties                 2 properties
$23,500,000                     $53,194,073                   $15,578,866
1.4% of total                   3.1% of total                 0.9% of total

NEW JERSEY                      COLORADO                      MINNESOTA
9 properties                    4 properties                  5 properties
$111,196,456                    $6,108,153                    $17,353,262
6.5% of total                   0.4% of total                 1.0% of total

MARYLAND                        ARIZONA                       WISCONSIN
3 properties                    9 properties                  3 properties
$22,789,098                     $41,604,133                   $15,099,120
1.3% of total                   2.4% of total                 0.9% of total

WEST VIRGINIA                   SOUTHERN CALIFORNIA           ILLINOIS
2 properties                    54 properties                 5 properties
$16,400,000                     $277,459,447                  $27,152,040
1.0% of total                   16.3% of total                1.6% of total

VIRGINIA                        NORTHERN CALIFORNIA           INDIANA
6 properties                    42 properties                 3 properties
$78,977,601                     $177,510,385                  $5,258,549
4.6% of total                   10.4% of total                0.3% of total

NORTH CAROLINA                  NEVADA                        MICHIGAN
1 property                      4 properties                  8 properties
$2,552,079                      $11,217,047                   $45,805,272
0.1% of total                   0.7% of total                 2.7% of total

GEORGIA                         OREGON                        OHIO
3 properties                    2 properties                  7 properties
$35,113,250                     $9,488,757                    $31,821,917
2.1% of total                   0.6% of total                 1.9% of total

FLORIDA                         WASHINGTON                    PENNSYLVANIA
14 properties                   6 properties                  21 properties
$81,882,889                     $132,751,737                  $149,060,977
4.8% of total                   7.8% of total                 8.7% of total

TENNESSEE
4 properties
$43,621,764
2.6% of total

                                      ------------------------------------------
                                        [ ] < 1.0% of Cut-Off Date Balance
                                        [ ] 1.0% - 5.0% of Cut-Off Date Balance
                                        [ ] 5.1% - 10.0% of Cut-Off Date Balance
                                        [ ] > 10.0% of Cut-Off Date Balance
                                      ------------------------------------------

[CHESTERBROOK/GLENHARDIE PORTFOLIO PICTURES OMITTED]

CHESTERBROOK/GLENHARDIE PORTFOLIO, Wayne, PA

                                            [60 THOMPSON STREET PICTURE OMITTED]

                                            60 THOMPSON STREET, New York, NY

[234 WEST 48TH STREET PICTURE OMITTED]      [OLYMPIC PLAZA PICTURE OMITTED]

234 WEST 48TH STREET, New York, NY          OLYMPIC PLAZA, Los Angeles, CA

[MERVYNS PORTFOLIO PICTURE OMITTED]

MERVYNS PORTFOLIO, Various

[ALDERWOOD MALL PICTURE OMITTED]

ALDERWOOD MALL, Lynnwood, WA

[12601 FAIR LAKES CIRCLE PICTURE OMITTED]      [COMMERCE CENTER PICTURE OMITTED]

12601 FAIR LAKES CIRCLE, Fairfax, VA           COMMERCE CENTER, Nashville, TN

[1 ROUTE 46 WEST PICTURES OMITTED]

1 ROUTE 46 WEST, Totowa, NJ

[HOPEWELL CROSSING SHOPPING CENTER PICTURES OMITTED]

HOPEWELL CROSSING SHOPPING CENTER, Hopewell, NJ

      The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

      All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                         ------------------------------

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

    (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

    (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

    (c)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
          Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United
Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals)
of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005
(all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

     Servicing of the Alderwood Mall Loan Group, the Mervyns

APPENDIX I - Mortgage Pool
     Information (Tables), Loan Group 1
     (Tables) and Loan Group 2 (Tables)......................................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans..................................................II-1
APPENDIX III - Certain Characteristics of the Multifamily
     and Manufactured Housing Community Mortgage Loans.....................III-1
APPENDIX IV - Significant
     Loan Summaries.........................................................IV-1
APPENDIX V - Form of Statement to
     Certificateholders......................................................V-1
SCHEDULE A - Class A-AB Planned Principal
     Balance.................................................................A-1
SCHEDULE B1 - Alderwood Mall Planned
     Amortization Schedule..................................................B1-1
SCHEDULE B2 - Commerce Center Planned Amortization Schedule.................B2-1

                                       S-5

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                               CERTIFICATE STRUCTURE
--------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE
                                  INITIAL       APPROXIMATE                      APPROXIMATE    WEIGHTED
                                CERTIFICATE       INITIAL                         PERCENT OF    AVERAGE    PRINCIPAL
 APPROXIMATE                    BALANCE OR      PASS-THROUGH       RATINGS          TOTAL         LIFE      WINDOW
CREDIT SUPPORT     CLASS      NOTIONAL AMOUNT       RATE       (FITCH/MOODY'S)   CERTIFICATES    (YRS.)    (MONTHS)
--------------------------------------------------------------------------------------------------------------------

   27.000%       CLASS A-1     $   96,790,000        %             AAA/Aaa          5.68%         2.99       1- 51
--------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-2     $  212,000,000        %             AAA/Aaa          12.44%        4.64      51- 60
--------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-3     $   95,100,000        %             AAA/Aaa          5.58%         6.55      76- 83
--------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-AB    $   81,500,000        %             AAA/Aaa          4.78%         7.17      60-109
--------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-4     $  563,831,000        %             AAA/Aaa          33.08%        9.67      109-119
--------------------------------------------------------------------------------------------------------------------
   27.000%       CLASS A-1A    $  195,208,000        %             AAA/Aaa          11.45%        9.06       1-119
--------------------------------------------------------------------------------------------------------------------
   17.000%       CLASS A-M     $  170,469,000        %             AAA/Aaa          10.00%        9.89      119-119
--------------------------------------------------------------------------------------------------------------------
    9.625%       CLASS A-J     $  125,722,000        %             AAA/Aaa          7.38%         9.92      119-120
--------------------------------------------------------------------------------------------------------------------
    7.750%       CLASS B       $   31,963,000        %             AA/Aa2           1.87%         9.98      120-120
--------------------------------------------------------------------------------------------------------------------
    7.000%       CLASS C       $   12,785,000        %             AA-/Aa3          0.75%        10.60      120-140
--------------------------------------------------------------------------------------------------------------------
    5.500%       CLASS D       $   25,570,000        %              A/A2            1.50%        12.15      140-162
--------------------------------------------------------------------------------------------------------------------
    4.625%       CLASS E       $   14,917,000        %              A-/A3           0.88%        14.08      162-171
--------------------------------------------------------------------------------------------------------------------
    3.750%       CLASS F       $   14,916,000        %            BBB+/Baa1         0.87%        14.23      171-171
--------------------------------------------------------------------------------------------------------------------
    2.875%       CLASS G       $   14,916,000        %            BBB/Baa2          0.87%        14.47      171-175
--------------------------------------------------------------------------------------------------------------------
    2.375%       CLASS H       $    8,523,000        %            BBB-/Baa3         0.50%        14.56      175-175
--------------------------------------------------------------------------------------------------------------------
   --------      CLASS J-P     $   40,487,348     --------        --------         --------     --------   --------
--------------------------------------------------------------------------------------------------------------------
   --------      CLASS X       $1,704,697,348        %             AAA/Aaa         --------     --------   --------
--------------------------------------------------------------------------------------------------------------------

o   The notional amount of the Class X Certificates initially will be
    $1,704,697,348. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o   The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
    Class A-1A Certificates represent the approximate credit support for the
    Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
    Certificates in the aggregate.

o   The initial certificate balance on the closing date may vary by up to 5%.
    Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o   The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
    Class J, Class K, Class L, Class M, Class N, Class O and Class P
    Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates collectively as the "privately offered certificates."

o   For purposes of making distributions to the Class A-1, Class A-2, Class A-3,
    Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2 . Loan group 1 will consist of 189 mortgage loans, representing approximately 88.5% of the initial outstanding pool balance.
    Loan group 2 will consist of 33 mortgage loans, representing approximately
    11.5% of the initial outstanding pool balance, and approximately 95.5% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o   So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
    Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X
    Certificates, interest distributions on the Class A-1, Class A-2, Class A-3,
    Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the
    Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X
    Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class
    A-4, Class A-1A or Class X Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o   Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
    Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
    Class A-M through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3,
    Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, without regard to loan group.

                                       S-6

o   The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

o   The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity; and (iv) a 0% CPR.
    See the assumptions set forth under "Yield, Prepayment and Maturity
    Considerations" in this prospectus supplement and under "Structuring
    Assumptions" in the "Glossary of Terms."

o   Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o   The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o   It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

  -------
           Offered certificates.
  -------
           Certificates not offered pursuant to this prospectus supplement.
  -------

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                              WHAT YOU WILL OWN

GENERAL...................................    Your certificates (along with the privately offered
                                              certificates) will represent beneficial interests in a trust created by us on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily consist of 222 fixed rate mortgage loans secured by first mortgage liens on 271 commercial, manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES.....................    Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22.

MORTGAGE POOL.............................    The mortgage pool consists of 222 mortgage loans with an
                                              aggregate principal balance of all mortgage loans as of the cut-off date, of approximately $1,704,697,348, which may vary on the closing date by up to 5%. Each mortgage loan requires
                                              scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have
                                              assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and
                                              cut-off date balances.

                                              As of the cut-off date, the balances of the mortgage loans in the mortgage pool ranged from approximately $999,214 to
                                              approximately $120,000,000 and the mortgage loans had an
                                              approximate average balance of $7,678,817.

                                              For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the mortgage pool backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                                              Loan group 1 will consist of all of the mortgage loans other than twenty-seven (27) mortgage loans that are secured by
                                              multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties. Loan group
                                              1 will consist of one hundred eighty-nine (189) mortgage loans, with an initial outstanding loan group 1 balance of
                                              $1,509,489,098, which may vary up to 5%. Loan group 1 represents approximately 88.5% of the initial outstanding pool balance.

                                              Loan group 2 will consist of twenty-seven (27) of the mortgage loans that are secured by multifamily properties and six (6)
                                              mortgage loans that are secured by manufactured housing
                                              community properties and have an initial outstanding loan group
                                              2 balance of $195,208,250. Loan group 2 represents approximately
                                              11.5% of the initial outstanding pool balance and approximately
                                              95.5% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community.

                                       S-8

                                              As of the cut-off date, the balances of the mortgage loans in loan group 1 ranged from approximately $999,214 to approximately
                                              $120,000,000 and the mortgage loans in loan group 1 had an approximate average balance of $7,986,715. As of the cut-off date, the balances of the mortgage loans in loan group 2 ranged from approximately $1,678,514 to approximately $16,960,000 and the mortgage loans in loan group 2 had an approximate average balance of $5,915,402.

                                              The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

                               ----------------------               ----------------------
                                      MORTGAGE
                                    LOAN SELLERS                          INVESTORS
                               ----------------------               ----------------------
                                   |         ^                          |          ^
                                   |         |                          |          |
                         MORTGAGE  |         |                          |          |
                            LOANS  |         |  CASH              CASH  |          | CERTIFICATES
                                   |         |                          |          |
                                   v         |                          v          |
                               ----------------------     CASH      ----------------------
                                                     <--------------
                                     DEPOSITOR                           UNDERWRITERS
                                                     -------------->
                               ----------------------               ----------------------
                                   |         ^        CERTIFICATES
                                   |         |
                                   |         |
                         MORTGAGE  |         |
                           LOANS   |         |  CERTIFICATES
                                   |         |
                                   v         |
                               ----------------------
                                   ISSUING ENTITY
                               ----------------------

                                          RELEVANT PARTIES AND DATES

ISSUING ENTITY............................    Bear Stearns Commercial Mortgage Securities Trust 2006-TOP22, a
                                              New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the paying agent. See "Transaction
                                              Parties--The Issuing Entity" in this prospectus supplement.

DEPOSITOR.................................    Bear Stearns Commercial Mortgage Securities Inc., a Delaware
                                              corporation, is the depositor. As depositor, Bear Stearns
                                              Commercial Mortgage Securities Inc. will acquire the mortgage loans from the

                                       S-9

                                              mortgage loan sellers and deposit them into the trust. Bear
                                              Stearns Commercial Mortgage Securities Inc. is an affiliate of
                                              Bear Stearns Commercial Mortgage, Inc., a sponsor of this
                                              transaction and a mortgage loan seller, and Bear, Stearns & Co.
                                              Inc., one of the underwriters. See "Transaction Parties--The
                                              Depositor" in this prospectus supplement.

MASTER SERVICER...........................    Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the trust. See "Servicing of the Mortgage
                                              Loans--General" and "Transaction Parties--Master Servicer" in
                                              this prospectus supplement. The master servicer will be
                                              primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b)
                                              as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In
                                              addition, the master servicer will be primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

                                              The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. The master servicing fee rate (including any subservicing fees) for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.02% per annum to
                                              0.14% per annum. In addition, the master servicer will be
                                              entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

PRIMARY SERVICER..........................    Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans, representing 15.7% of the initial outstanding pool balance, sold to the trust by Principal
                                              Commercial Funding II, LLC and Principal Commercial Funding,
                                              LLC. Principal Global Investors, LLC is the parent of Principal
                                              Commercial Funding, LLC who owns a 49% interest in Principal
                                              Commercial Funding II, LLC. In addition, Wells Fargo Bank,
                                              National Association will act as primary servicer with respect to those mortgage loans sold to the trust by Wells Fargo Bank,
                                              National Association, Bear Stearns Commercial Mortgage, Inc. and
                                              Morgan Stanley Mortgage Capital Inc. See "Servicing of the
                                              Mortgage Loans--General" and "Transaction Parties--Primary
                                              Servicer" in this prospectus supplement. Each of Principal
                                              Global Investors, LLC and Wells Fargo Bank, National Association
                                              will be entitled to receive a primary servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of the applicable primary servicing fee rate and the scheduled principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar month for that
                                              mortgage loan for which interest actually accrues on that
                                              mortgage loan). The primary servicing fee is payable only from collections on the related mortgage loan. The primary servicing fee rate for each of Principal Global Investors, LLC and Wells
                                              Fargo Bank, National Association is 0.01% per annum.

                                      S-10

SPECIAL SERVICER..........................    ARCap Servicing, Inc., a Delaware corporation, will act as special servicer with respect to all of the mortgage loans in the trust. Generally, the special servicer will service a
                                              mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan." The special servicer's principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See "Servicing of the
                                              Mortgage Loans--General" and "Transaction Parties--The Special
                                              Servicer" in this prospectus supplement.

                                              The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially
                                              serviced mortgage loan for that month, and the scheduled
                                              principal balance of each specially serviced mortgage loan.

                                              The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds and insurance proceeds)
                                              including in connection with a repurchase of an A Note by the holder of the related B Note, unless otherwise provided in the related intercreditor agreement.

                                              The workout fee is a fee payable with respect to any
                                              rehabilitated mortgage loan (which means a specially serviced mortgage loan as to which three consecutive scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), serviced companion mortgage loan or B Note, equal to 1.0% of the amount of each collection of interest
                                              (other than default interest and any excess interest) and
                                              principal received (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan, serviced companion mortgage loan or B Note for so long as it remains a rehabilitated mortgage loan.

                                              In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as
                                              additional servicing compensation.

TRUSTEE AND CUSTODIAN.....................    LaSalle Bank National Association, a national banking
                                              association, will act as trustee of the trust on behalf of the
                                              Series 2006-TOP22 certificateholders and as custodian. See
                                              "Transaction Parties--The Trustee" in this prospectus
                                              supplement. In addition, the trustee will be primarily
                                              responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                                              The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.0015% per annum applicable to that month,

                                      S-11

                                              determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the
                                              scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent.

PAYING AGENT..............................    Wells Fargo Bank, National Association will act as the paying agent, certificate registrar and authenticating agent for the certificates. Wells Fargo Bank, National Association is also the master servicer, a sponsor and a mortgage loan seller. The paying agent will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax
                                              administration of the issuing entity. A portion of the trustee fee is payable to the paying agent. See "Transaction
                                              Parties--The Paying Agent, Certificate Registrar and
                                              Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER.........................    The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement; provided, that with respect to any A/B Mortgage Loan, a holder of the related B Note will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the operating adviser under the pooling and servicing
                                              agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder). The initial operating adviser will be ARCap REIT, Inc., an affiliate of the special servicer.

SPONSORS..................................    Wells Fargo Bank, National Association, a national banking association, Morgan Stanley Mortgage Capital Inc., a New York
                                              corporation, Bear Stearns Commercial Mortgage, Inc., a New York
                                              corporation, Principal Commercial Funding II, LLC, a Delaware
                                              corporation and Principal Commercial Funding, LLC, a Delaware
                                              corporation, are sponsors of this transaction. As sponsors,
                                              Wells Fargo Bank, National Association, Morgan Stanley Mortgage
                                              Capital Inc., Bear Stearns Commercial Mortgage, Inc., Principal
                                              Commercial Funding II, LLC and Principal Commercial Funding, LLC
                                              have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust, and the trust will then issue the certificates. Wells
                                              Fargo Bank, National Association is also the master servicer, paying agent, certificate registrar and authenticating agent with respect to the mortgage loans and the trust. Morgan Stanley
                                              Mortgage Capital Inc. is an affiliate of Morgan Stanley & Co.
                                              Incorporated, one of the underwriters. Bear Stearns Commercial
                                              Mortgage, Inc. is an affiliate of the depositor and Bear,
                                              Stearns & Co. Inc., one of the underwriters. Principal Global
                                              Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding
                                              II, LLC and Principal Commercial Funding, LLC is the parent of
                                              Principal Commercial Funding, LLC who owns a 49% interest in
                                              Principal Commercial Funding II, LLC. See "Transaction
                                              Parties--The Sponsors, Mortgage Loan Sellers and Originators" in
                                              this prospectus supplement.

                                      S-12

MORTGAGE LOAN SELLERS.....................    Wells Fargo Bank, National Association, will sell us 103
                                              mortgage loans (which include 89 mortgage loans in loan group 1 and 14 mortgage loans in loan group 2), representing 30.0% of the initial outstanding pool balance (and representing 28.0% of the initial loan group 1 balance and 45.7% of the initial
                                              outstanding loan group 2 balance).

                                              Morgan Stanley Mortgage Capital Inc., will sell us 50 mortgage loans (which include 38 mortgage loans in loan group 1 and 12 mortgage loans in loan group 2), representing 30.0% of the initial outstanding pool balance (and representing 30.5% of the initial loan group 1 balance and 26.1% of the initial
                                              outstanding loan group 2 balance).

                                              Bear Stearns Commercial Mortgage, Inc., will sell us 42 mortgage loans (which include 39 mortgage loans in loan group 1 and 3 mortgage loans in loan group 2), representing 24.3% of the initial outstanding pool balance (and representing 25.6% of the initial loan group 1 balance and 14.0% of the initial
                                              outstanding loan group 2 balance).

                                              Principal Commercial Funding II, LLC, will sell us 19 mortgage loans (which include 16 mortgage loans in loan group 1 and 3 mortgage loans in loan group 2), representing 10.6% of the initial outstanding pool balance (and representing 10.6% of the initial loan group 1 balance and 10.7% of the initial
                                              outstanding loan group 2 balance).

                                              Principal Commercial Funding, LLC, will sell us 8 mortgage loans
                                              (which include 7 mortgage loans in loan group 1 and 1 mortgage loan in loan group 2), representing 5.1% of the initial
                                              outstanding pool balance (and representing 5.4% of the initial loan group 1 balance and 3.5% of the initial outstanding loan group 2 balance).

                                              See "Transaction Parties--The Sponsors, Mortgage Loan Sellers
                                              and Originators" in this prospectus supplement.

ORIGINATORS...............................    Each mortgage loan seller or its affiliate originated the
                                              mortgage loans as to which it is acting as mortgage loan seller.
                                              See "Transaction Parties--The Sponsors, Mortgage Loan Sellers
                                              and Originators" in this prospectus supplement.

UNDERWRITERS..............................    Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated.
                                              Bear, Stearns & Co. Inc. is an affiliate of Bear Stearns
                                              Commercial Mortgage, Inc., one of the sponsors, and of the depositor. Morgan Stanley & Co. Incorporated is an affiliate of
                                              Morgan Stanley Mortgage Capital Inc., one of the sponsors.

CUT-OFF DATE..............................    April 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this
                                              prospectus supplement), scheduled payments due in April 2006 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on April 1,
                                              2006, not the actual day on which such scheduled payments were due.

CLOSING DATE..............................    On or about April   , 2006.

DISTRIBUTION DATE.........................    The 12th day of each month, or, if such 12th day is not a
                                              business day, the next succeeding business day, commencing in
                                              May 2006.

                                      S-13

RECORD DATE...............................    With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                              ---------------------------------------------------------------
EXPECTED FINAL DISTRIBUTION DATES.........           Class A-1                      July 12, 2010
                                              ---------------------------------------------------------------
                                                     Class A-2                     April 12, 2011
                                              ---------------------------------------------------------------
                                                     Class A-3                     March 12, 2013
                                              ---------------------------------------------------------------
                                                    Class A-AB                      May 12, 2015
                                              ---------------------------------------------------------------
                                                     Class A-4                     March 12, 2016
                                              ---------------------------------------------------------------
                                                    Class A-1A                     March 12, 2016
                                              ---------------------------------------------------------------
                                                     Class A-M                     March 12, 2016
                                              ---------------------------------------------------------------
                                                     Class A-J                     April 12, 2016
                                              ---------------------------------------------------------------

                                              The Expected Final Distribution Date for each class of
                                              certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the "Structuring Assumptions." Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class may be earlier or later (and could be substantially later)
                                              than the expected final distribution date.

RATED FINAL DISTRIBUTION DATE.............    As to each class of certificates, the distribution date in April
                                              2038, which is the first distribution date that follows by at least 24 months the end of the amortization term for the
                                              mortgage loan having an anticipated repayment date that, as of the cut-off date, has the longest remaining amortization term.

                                              OFFERED CERTIFICATES

GENERAL...................................    We are offering the following eight (8) classes of our Series
                                              2006-TOP22 Commercial Mortgage Pass-Through Certificates:

                                              o   Class A-l

                                              o   Class A-2

                                              o   Class A-3

                                              o   Class A-AB

                                              o   Class A-4

                                              o   Class A-1A

                                              o   Class A-M

                                              o   Class A-J

                                      S-14

                                              The entire series will consist of a total of twenty-six (26)
                                              classes, the following eighteen (18) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X, Class B, Class C, Class D, Class E, Class
                                              F, Class G, Class H, Class J, Class K, Class L, Class M, Class
                                              N, Class O, Class P, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................    Your certificates will have the approximate aggregate initial certificate balance presented on the cover page of this
                                              prospectus supplement, and this balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in
                                              consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                                              The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to the certificate balance of that class.

                                              The Class X Certificates, which are private certificates, will not have certificate balances; this class of certificates will instead represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount. The notional amount of the Class X Certificates will be equal to the aggregate of the certificate balances of the
                                              classes of certificates (other than the Class X, Class R-I,
                                              Class R-II and Class R-III Certificates) outstanding from time to time. Any information provided in this prospectus supplement regarding the characteristics of the Class X Certificates, which are not offered pursuant to this prospectus supplement, is provided only to enhance your understanding of the offered certificates.

                                              Accordingly, the notional amount of the Class X Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to the certificate balance of, any class of certificates (other than the Class X, Class R-I, Class R-II and Class R-III
                                              Certificates) outstanding from time to time.

PASS-THROUGH RATES........................    Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rates for each class of offered certificates is set forth on the cover page of this prospectus supplement.

                                              Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                              The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

                                      S-15

                                              The weighted average net mortgage rate for a particular
                                              distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual
                                              administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant
                                              distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not include any default interest rate. The mortgage loan
                                              interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a
                                              30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a
                                              30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                              The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately % per annum.

                                              The pass-through rate applicable to the Class X Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective Class X
                                              Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class
                                              X Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of those components outstanding immediately prior to that distribution date). Each of those components will equal the certificate balance of one of the classes of Certificates with a principal balance. The applicable Class X Strip Rate with
                                              respect to each component for each distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate for the distribution date for the related class of Certificates with a principal balance. Under no circumstances will any Class
                                              X Strip Rate be less than zero.

                                              The Class B, Class C, Class D, Class E, Class F, Class G and
                                              Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate applicable to the Class J, Class K, Class L,
                                              Class M, Class N, Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of % and the weighted average net mortgage rate.

DISTRIBUTIONS

     A. AMOUNT AND ORDER
            OF DISTRIBUTIONS..............    On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans. These distributions may be based on amounts relating to mortgage loans in loan group 1, mortgage loans in loan group 2 or a combination of these loan groups, as described further in this prospectus supplement.
                                              These distributions to you will be net of excess

                                      S-16

                                              interest, excess liquidation proceeds and specified trust
                                              expenses, including all servicing fees, trustee fees and related compensation, in an amount equal to your certificate's interest and principal entitlement, subject to:

                                              (i)   payment of the respective interest entitlement for any
                                                    class of certificates bearing an earlier alphabetical
                                                    designation (except in respect of the distribution of
                                                    interest among the Class A-1, Class A-2, Class A-3, Class
                                                    A-AB, Class A-4, Class A-1A and Class X Certificates,
                                                    which will have the same senior priority and be
                                                    distributed pro rata and except that distributions to the
                                                    Class A-M Certificates will be paid after distributions to the foregoing classes and except that the Class A-J
                                                    Certificates will be paid after distributions to the Class
                                                    A-M Certificates), and

                                              (ii)  if applicable, payment of the respective principal
                                                    entitlement for the distribution date to outstanding
                                                    classes of certificates having an earlier alphabetical
                                                    designation until the principal balance of each Class has
                                                    been reduced to zero; provided, however, that the Class
                                                    A-AB Certificates have certain priority with respect to
                                                    reducing the principal balance of those certificates to
                                                    their planned principal balance, as described in this
                                                    prospectus supplement; and provided that the Class A-M
                                                    Certificates receive distributions of principal only after distributions of principal are made to the Class A-1,
                                                    Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
                                                    Certificates and that the Class A-J Certificates receive
                                                    distributions of principal only after distributions are
                                                    made to the Class A-M Certificates.

                                              Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered Certificates-Distributions" in this prospectus supplement.

                                              Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and
                                              Class A-4 Certificates will have priority with respect to
                                              payments received in respect of mortgage loans included in loan group 1. Generally, the Class A-1A Certificates will have
                                              priority with respect to payments received in respect of
                                              mortgage loans included in loan group 2.

     B. INTEREST AND
            PRINCIPAL ENTITLEMENTS........    A description of the interest entitlement payable to each Class can be found in "Description of the Offered
                                              Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal
                                              balance. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of nonrecoverable advances, payment of compensation and
                                              reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

                                              The Class R-I, Class R-II, Class R-III and Class X Certificates
                                              will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

                                      S-17

                                              o   the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the
                                                  pooling and servicing agreement) during the related
                                                  collection period;

                                              o   all principal prepayments and the principal portion of
                                                  balloon payments received during the related collection
                                                  period;

                                              o   the principal portion of other collections on the mortgage loans received during the related collection period, for
                                                  example liquidation proceeds, condemnation proceeds,
                                                  insurance proceeds and income on "real estate owned"; and

                                              o   the principal portion of proceeds of mortgage loan
                                                  repurchases received during the related collection period;

                                              subject, however, to the adjustments described in this
                                              prospectus supplement. See the definition of "Principal
                                              Distribution Amount" in the "Glossary of Terms."

     C. PREPAYMENT
            PREMIUMS/YIELD MAINTENANCE
            CHARGES.......................    The manner in which any prepayment premiums and yield
                                              maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                                              Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

     A. GENERAL...........................    The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes.
                                              Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest in connection with any mortgage loan having an anticipated
                                              repayment date) are allocated is depicted in ascending order.

                                                              ----------------------------------
                                                                 Class A-l, Class A-2, Class
                                                                A-3, Class A-AB**, Class A-4,
                                                                         Class A-1A*
                                                                        and Class X***
                                                              ----------------------------------
                                                                              |
                                                                              |
                                                              ----------------------------------
                                                                          Class A-M
                                                              ----------------------------------
                                                                              |
                                                                              |
                                                              ----------------------------------
                                                                          Class A-J
                                                              ----------------------------------
                                                                              |
                                                                              |
                                                              ----------------------------------
                                                                         Classes B-P
                                                              ----------------------------------

                                      S-18

                                              NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS
                                              A HOLDER OF OFFERED CERTIFICATES.

                                              *The Class A-1A Certificates generally have a priority
                                              entitlement to principal payments received in respect of
                                              mortgage loans included in loan group 2. The Class A-1, Class
                                              A-2, Class A-3, Class A-AB and Class A-4 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See
                                              "Description of the Offered Certificates--Distributions" in this prospectus supplement.

                                              **The Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of those amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the portion of those amounts attributable to loan group 2, in either case, to reduce the Certificate Balance of the Class A-AB
                                              Certificates to the Planned Principal Balance, as described in this prospectus supplement.

                                              ***Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the
                                              Class X Certificates. However, any mortgage loan losses will reduce the notional amount of the Class X Certificates.

     B. SHORTFALLS IN
            AVAILABLE FUNDS...............    The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                              o   shortfalls resulting from compensation which the special
                                                  servicer is entitled to receive;

                                              o   shortfalls resulting from interest on advances made by the master servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the
                                                  borrower; and

                                              o   shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                              Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset those shortfalls) will be allocated to each class of certificates in accordance with their respective interest entitlements as
                                              described in this prospectus supplement.

                                      S-19

                                      INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A. GENERAL...........................    All numerical information in this prospectus supplement
                                              concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in April 2006 have been deemed received on April 1, 2006.

                                              When information presented in this prospectus supplement with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on
                                              Appendix II to this prospectus supplement

     B. PRINCIPAL BALANCES................    The trust's primary assets will be two hundred twenty-two (222)
                                              mortgage loans (which include 189 mortgage loans in loan group 1 and 33 mortgage loans in loan group 2) with an aggregate
                                              principal balance as of the cut-off date of $1,704,697,348
                                              (which includes $1,509,489,098 in loan group 1 and $195,208,250 in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance will vary by up to
                                              5% on the closing date. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from
                                              $999,214 to $120,000,000 (and the balances of the mortgage loans ranged from $999,214 to $120,000,000 in loan group 1 and from
                                              $1,678,514 to $16,960,000 in loan group 2) and the mortgage loans had an average balance of $7,678,817 (and an average balance of $7,986,715 in loan group 1 and $5,915,402 in loan group 2).

     C. FEE SIMPLE/LEASEHOLD..............    Two hundred sixty-eight (268) mortgaged properties, securing mortgage loans representing 98.3 % of the initial outstanding pool balance (which include two hundred thirty-five (235)
                                              mortgaged properties in loan group 1, securing mortgage loans representing 98.1 % of the initial outstanding loan group 1 balance, and thirty-three (33) mortgaged properties in loan group 2, securing mortgage loans representing 100.0% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in those mortgaged properties.

                                              Three (3) mortgaged properties, securing mortgage loans
                                              representing 1.7% of the initial outstanding pool balance
                                              (representing 1.9% of the initial outstanding loan group 1 balance) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

     D. PROPERTY TYPES....................    The following table shows how the mortgage loans are secured by collateral which is distributed among different types of
                                              properties.

                                      S-20

                                              --------------------------------------------------------------
                                                                          Percentage of          Number of
                                                                       Initial Outstanding       Mortgaged
                                              Property Type               Pool Balance          Properties
                                              --------------------------------------------------------------
                                              Retail                          35.0%                 105
                                              --------------------------------------------------------------
                                              Office                          21.3%                 43
                                              --------------------------------------------------------------
                                              Hospitality                     12.3%                 18
                                              --------------------------------------------------------------
                                              Multifamily                     9.6%                  29
                                              --------------------------------------------------------------
                                              Industrial                      9.1%                  36
                                              --------------------------------------------------------------
                                              Self Storage                    5.0%                  23
                                              --------------------------------------------------------------
                                              Mixed Use                       3.1%                   8
                                              --------------------------------------------------------------
                                              Manufactured Housing            2.4%                   6
                                              Community
                                              --------------------------------------------------------------
                                              Other                           2.3%                   3
                                              --------------------------------------------------------------

                                              For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                              Appendix I to this prospectus supplement.

     E. PROPERTY LOCATION.................    The number of mortgaged properties, and the approximate
                                              percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the five (5)
                                              states with the highest concentrations of mortgaged properties, are as described in the table below:

                                              --------------------------------------------------------------
                                                                          Percentage of          Number of
                                                                       Initial Outstanding       Mortgaged
                                              Geographic Areas            Pool Balance          Properties
                                              --------------------------------------------------------------
                                              California                      26.7%                 96
                                              --------------------------------------------------------------
                                                     Southern                 16.3%                 54
                                              --------------------------------------------------------------
                                                     Northern                 10.4%                 42
                                              --------------------------------------------------------------
                                              New York                        9.9%                  16
                                              --------------------------------------------------------------
                                              Pennsylvania                    8.7%                  21
                                              --------------------------------------------------------------
                                              Washington                      7.8%                   6
                                              --------------------------------------------------------------
                                              New Jersey                      6.5%                   9
                                              --------------------------------------------------------------

                                              The remaining mortgaged properties are located throughout thirty
                                              (30) states and one of the U.S. Virgin Islands. None of these property locations has a concentration of mortgaged properties that represents security for more than 4.8% of the initial outstanding pool balance, as of the cut-off date. Northern
                                              California includes areas with zip codes above 93600 and
                                              Southern California includes areas with zip codes of 93600 and below.

                                      S-21

                                              For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                              Appendix I to this prospectus supplement.

     F. OTHER MORTGAGE
            LOAN FEATURES.................    As of the cut-off date, the mortgage loans had the following characteristics:

                                              o   The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan had been thirty days or more past due in the past year;

                                              o   Twelve (12) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one
                                                  another through partial or complete direct or indirect
                                                  common ownership (which include eight (8) groups of mortgage loans in loan group 1, representing 17.7% of the initial
                                                  loan group 1 balance, three (3) groups of mortgage loans in loan group 2, representing 23.7% of the initial loan group 2 balance and one (1) group of mortgage loans that include
                                                  mortgage loans in loan group 1 and loan group 2,
                                                  representing 2.3% of the intial outstanding pool balance).
                                                  Of these twelve (12) groups, the 3 largest groups represent
                                                  9.1%, 2.3% and 2.2%, respectively, of the initial
                                                  outstanding pool balance. See Appendix II attached to this prospectus supplement. The related borrower concentrations of the 3 largest groups in loan group 1 represent 10.3%,
                                                  2.5% and 1.4%, respectively, of the initial outstanding loan group 1 balance; the 3 groups in loan group 2 represent
                                                  14.0%, 5.8% and 3.9%, respectively, of the initial
                                                  outstanding loan group 2 balance; and the one group that
                                                  contains mortgage loans in loan group 1 and loan group 2,
                                                  representing 2.3% of the initial outstanding pool balance;

                                              o   Eighty-four (84) mortgaged properties, securing mortgage
                                                  loans representing 20.1% of the initial outstanding pool
                                                  balance (representing 22.7% of the initial outstanding loan group 1 balance), are each 100.0% leased to a single tenant;

                                              o   All of the mortgage loans bear interest at fixed rates;

                                              o   Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360
                                                  basis, but interest actually accrues and is applied on
                                                  certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance
                                                  during the term of these mortgage loans, resulting in a
                                                  higher final payment on these mortgage loans; and

                                              o   No mortgage loan permits negative amortization or the
                                                  deferral of accrued interest (except excess interest that
                                                  would accrue in the case of any mortgage loan having an
                                                  anticipated repayment date after the applicable anticipated repayment date for the related mortgage loan).

     G. BALLOON LOANS/ARD LOANS...........    As  of the cut-off date, the mortgage loans had the following additional characteristics:

                                              o   Two hundred twelve (212) mortgage loans, representing 97.6%
                                                  of the initial outstanding pool balance, are "balloon loans"
                                                  (which

                                      S-22

                                                  include one hundred eighty (180) mortgage loans in loan
                                                  group 1, representing 97.5% of the initial outstanding loan group 1 balance, and thirty-two (32) mortgage loans in loan group 2, representing 99.1% of the initial outstanding loan group 2 balance). For purposes of this prospectus
                                                  supplement, we consider a mortgage loan to be a "balloon
                                                  loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity
                                                  date or anticipated repayment date, as applicable. Sixteen
                                                  (16) of these mortgage loans, representing 10.0% of the
                                                  initial outstanding pool balance are mortgage loans that
                                                  have an anticipated repayment date that provide for an
                                                  increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity (which include thirteen (13) mortgage loans in loan group 1, representing
                                                  9.5% of the initial outstanding loan group 1 balance, and
                                                  three (3) mortgage loans in loan group 2, representing 14.0%
                                                  of the initial outstanding loan group 2 balance). These
                                                  mortgage loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur. Two (2) of the balloon loans, representing 7.8% of the initial outstanding pool balance
                                                  (representing 8.8% of the initial loan group 1 balance),
                                                  referred to in this paragraph amortizes principal in
                                                  accordance with the schedule attached to this prospectus
                                                  supplement as Schedule B1 and Schedule B2.

                                              o   The remaining ten (10) mortgage loans, representing 2.4% of the initial outstanding pool balance (which include nine (9)
                                                  mortgage loans in loan group 1, representing 2.5% of the
                                                  initial outstanding loan group 1 balance, and one (1)
                                                  mortgage loan in loan group 2, representing 0.9% of the
                                                  initial outstanding loan group 2 balance), are fully
                                                  amortizing and are expected to have less than 5% of the
                                                  original principal balance outstanding as of their related stated maturity dates.

     H. INTEREST ONLY LOANS...............    As of the cut-off date, the mortgage loans had the following additional characteristics:

                                              o   Fifty-three (53) mortgage loans, representing 24.1% of the initial outstanding pool balance (which include thirty-nine
                                                  (39) mortgage loans in loan group 1, representing 21.4% of the initial outstanding loan group 1 balance, and fourteen
                                                  (14) mortgage loans in loan group 2, representing 45.2% of the initial outstanding loan group 2 balance), currently
                                                  provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective
                                                  remaining terms.

                                              o   Thirty-eight (38) mortgage loans, representing 27.4% of the initial outstanding pool balance (which include thirty-four
                                                  (34) mortgage loans in loan group 1, representing 29.6% of the initial outstanding loan group 1 balance, and four (4)
                                                  mortgage loans in loan group 2, representing 10.1% of the
                                                  initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for their entire
                                                  respective terms.

                                              o   One (1) mortgage loan, representing 1.8% of the initial
                                                  outstanding pool balance (and representing 2.0% of the
                                                  initial outstanding loan

                                      S-23

                                                  group 1 balance), provides for the monthly payment of
                                                  principal and interest for the first 36 months of its term and then provides for monthly payments of interest only for the next 24 months of its term and then provides for the
                                                  monthly payment of principal and interest until it has
                                                  matured.

     I. PREPAYMENT/DEFEASANCE
            PROVISIONS....................    As of the cut-off date, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                              o   One hundred twenty-four (124) mortgage loans, representing
                                                  56.6% of the initial outstanding pool balance (which include one hundred two (102) mortgage loans in loan group 1,
                                                  representing 54.2% of the initial outstanding loan group 1 balance, and twenty-two (22) mortgage loans in loan group 2, representing 75.1% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments for a
                                                  period ending on a date determined by the related mortgage note (which may be the maturity date), which period is
                                                  referred to in this prospectus supplement as a lock-out
                                                  period, but permit the related borrower, after an initial
                                                  period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by
                                                  pledging "government securities" as defined in the
                                                  Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan
                                                  first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the
                                                  release of the mortgaged property from the lien of the
                                                  mortgage;

                                              o   Thirty-nine (39) mortgage loans, representing 15.9% of the initial outstanding pool balance (which include thirty-two
                                                  (32) mortgage loans in loan group 1, representing 16.4% of the initial outstanding loan group 1 balance, and seven (7)
                                                  mortgage loans in loan group 2, representing 11.5% of the
                                                  initial outstanding loan group 2 balance), prohibit
                                                  voluntary principal prepayments during a lock-out period,
                                                  and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

                                              o   Forty-eight (48) mortgage loans, representing 15.7% of the initial outstanding pool balance (which include forty-five
                                                  (45) mortgage loans in loan group 1, representing 16.4% of the initial outstanding loan group 1 balance, and three (3)
                                                  mortgage loans in loan group 2, representing 9.8% of the
                                                  initial outstanding loan group 2 balance), prohibit
                                                  voluntary principal prepayments during a lock-out period,
                                                  and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above;

                                              o   One (1) mortgage loan, representing 7.0% of the initial
                                                  outstanding pool balance (representing 7.9% of the initial outstanding loan

                                      S-24

                                                  group 1 balance), has no lock-out period and permits
                                                  voluntary principal prepayments at any time during the first twenty-five (25) monthly payment periods if accompanied by a yield maintenance charge calculated on the basis of the
                                                  greater of a yield maintenance formula or 1% of the amount prepaid and also permits the related borrower, after the
                                                  initial twenty-five (25) monthly payment periods (which will be at least two years following the date of issuance of the certificates) to make voluntary principal prepayments if
                                                  accompanied by a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid or to defease the mortgage loan by
                                                  pledging "government securities" as defined above;

                                              o   Six (6) mortgage loans, representing 2.7% of the initial
                                                  outstanding pool balance (which include five (5) mortgage
                                                  loans in loan group 1, representing 2.6% of the initial
                                                  outstanding loan group 1 balance, and one (1) mortgage loans in loan group 2, representing 3.6% of the initial
                                                  outstanding loan group 2 balance), have no lock-out period and permit voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

                                              o   One (1) mortgage loan, representing 0.9% of the initial
                                                  outstanding pool balance (representing 1.1% of the initial outstanding loan group 1 balance), prohibits voluntary
                                                  principal prepayments during a lock-out period, and
                                                  following the lock-out period provides for a yield
                                                  maintenance charge calculated on the basis of a yield
                                                  maintenance formula;

                                              o   One (1) mortgage loan, representing 0.7% of the initial
                                                  outstanding pool balance (representing 0.8% of the initial outstanding loan group 1 balance), prohibits voluntary
                                                  principal prepayments during a lock-out period, and
                                                  following the lock-out period permits voluntary principal
                                                  prepayments during the 36th to 40th monthly payment periods if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield
                                                  maintenance formula or 1% of the amount prepaid, and
                                                  following the 40th monthly payment period until maturity
                                                  permits the related borrower to defease the mortgage loan by pledging "government securities" as defined above; and

                                              o   Two (2) mortgage loans, representing 0.4% of the initial
                                                  outstanding pool balance (representing 0.4% of the initial outstanding loan group 1 balance), prohibit voluntary
                                                  principal prepayments during a lock-out period, and
                                                  following the lock-out period permit voluntary principal
                                                  prepayments during the following second or tenth monthly
                                                  payment periods, as the case may be, if accompanied by a
                                                  prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or
                                                  1% of the amount prepaid and following those periods permit the related borrower to defease the mortgage loans by
                                                  pledging "government securities" as defined above, and
                                                  permit voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on

                                      S-25

                                                  the basis of a yield maintenance formula or 1% of the amount prepaid.

                                              Notwithstanding the above, the mortgage loans generally (i)
                                              permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment
                                              premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the
                                              footnotes to Appendix II attached to this prospectus supplement for more details about the various yield maintenance formulas.

                                              With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include
                                              provisions described below:

                                              o   One (1) mortgage loan, representing 7.0% of the initial
                                                  outstanding pool balance (representing 7.9% of the initial outstanding loan group 1 balance), is secured by multiple
                                                  mortgaged properties and permits the release of any of the mortgaged properties at any time upon prepayment of an
                                                  amount equal to 115% of the allocated loan amount of the
                                                  mortgaged property being released if accompanied by a
                                                  prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or
                                                  1% of the amount prepaid, and permits the release of any of the mortgaged properties after a lock-out period upon the
                                                  defeasance of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if the
                                                  remaining mortgaged properties debt service coverage ratio immediately following the release is not less than the
                                                  greater of 1.46x and the debt service coverage ratio
                                                  immediately preceding the release and the
                                                  loan-to-value-ratio of the remaining mortgaged properties is not greater than the lesser of 65% and the
                                                  loan-to-value-ratio immediately preceding the release;

                                              o   One (1) mortgage loan, representing 3.8% of the initial
                                                  outstanding pool balance (representing 4.3% of the initial outstanding loan group 1 balance), is secured by multiple
                                                  mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage after the applicable lock-out period upon prepayment of an amount
                                                  equal to 115% of the allocated loan amount of the mortgaged property being released if the loan-to-value ratio
                                                  immediately following such release is not greater than 59%
                                                  and the debt service coverage ratio immediately following
                                                  such release is at least equal to or greater than 1.23x
                                                  (based on a 9.30% debt service constant). Eight (8) of the related mortgaged properties may be released at any time
                                                  subject to various provisions stated in the loan agreement upon payment of 100% of the allocated loan amount of the
                                                  mortgaged property being released together with a prepayment premium based on a yield maintenance charge calculated on
                                                  the basis of the greater of a yield maintenance formula and
                                                  1% of the amount prepaid. In addition, the borrower is
                                                  permitted to obtain the release of up to ten (10) of the
                                                  related properties from the lien of the related mortgage by

                                      S-26

                                                  substituting a new property that meets certain requirements set forth in the mortgage loan documents, including, among other requirements, that (i) the debt service coverage ratio of all properties after substitution is not less than the
                                                  debt service coverage ratio on the closing date or
                                                  immediately preceding the substitution and (ii) the net
                                                  operating income and debt service coverage ratio for the
                                                  replacement property for the twelve (12) months immediately preceding the substitution is not less than the net
                                                  operating income and debt service coverage ratio for the
                                                  substituted property in the same period;

                                              o   One (1) mortgage loan, representing 0.9% of the initial
                                                  outstanding pool balance (representing 1.0% of the initial outstanding loan group 1 balance), is secured by multiple
                                                  mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage after the applicable lock-out period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released and the satisfaction of
                                                  certain conditions under the mortgage loan documents,
                                                  including, the debt service coverage ratio of the remaining properties immediately following the release is at least
                                                  equal to or greater than 1.30x and the loan-to-value-ratio of the remaining mortgaged properties immediately following the release is not greater than 70%;

                                              o   One (1) mortgage loan, representing 0.6% of the initial
                                                  outstanding pool balance (and representing 0.7% of the
                                                  initial loan group 1 balance), permits the borrower to
                                                  release a portion of the mortgaged property from the lien of the mortgage at any time upon prepayment of an amount equal to 120% of the allocated loan amount of the mortgaged
                                                  property being released if accompanied by a prepayment
                                                  premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and (i) the remaining properties debt service coverage ratio immediately following the release is not less than 1.38x and (ii) the loan-to-value-ratio of the remaining mortgaged properties is not greater than 65%;

                                              o   One (1) mortgage loan, representing 0.4% of the initial
                                                  outstanding pool balance (and representing 0.5% of the
                                                  initial loan group 1 balance) permits the release of a
                                                  portion of the mortgaged property through partial defeasance subject to the satisfaction of certain requirements and
                                                  conditions set forth in the loan documents including, but
                                                  not limited to the following: (i) payment of an amount equal to 125% of the specified release price, (ii) the LTV
                                                  immediately following the release is not greater than 60%
                                                  and (iii) the DSCR immediately following the release is at least equal to or greater than 1.80x.

                                              See Appendix II attached to this prospectus supplement for specific yield maintenance provisions with respect to the
                                              prepayment and defeasance provisions set forth above.

                                              Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1)
                                              to sixty-one

                                      S-27

                                              (61) payment dates prior to and including the maturity date or the anticipated repayment date.

                                              In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged
                                              property that were given no value or minimal value in the
                                              underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

                                              See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

     J. MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........    As of the cut-off date, the mortgage loans had the following additional characteristics:

           I. MORTGAGE INTEREST
              RATES                           Mortgage interest rates ranging from 4.714% per annum to 6.690%
                                              per annum (and ranging from 4.714% per annum to 6.690% per annum for loan group 1 and from 4.880% per annum to 5.780% per annum for loan group 2), and a weighted average mortgage interest rate of 5.504% per annum (and 5.506% per annum for loan group 1 and
                                              5.493% per annum for loan group 2);

           II. ORIGINAL TERMS                 Original terms to scheduled maturity ranging from sixty (60)
                                              months to two hundred eighty-eight (288) months (and ranging from sixty (60) months to two hundred eighty-eight (288) months for loan group 1 and from seventy-two (72) months to one hundred eighty (180) months for for loan group 2), and a weighted
                                              average original term to scheduled maturity of one hundred fifteen (115) months (and weighted average remaining term to scheduled maturity of one hundred thirteen (113) months for loan group 1 and one hundred twenty-six (126) months for loan group
                                              2);

           III. REMAINING TERMS               Remaining terms to scheduled maturity ranging from fifty-one
                                              (51) months to two hundred seventy-seven (277) months (and ranging from fifty-one (51) months to two hundred seventy-seven
                                              (277) months for loan group 1 and from seventy (70) months to one hundred seventy-five (175) months for loan group 2), and a weighted average remaining term to scheduled maturity of one hundred twelve (112) months (and weighted average remaining term to scheduled maturity of one hundred ten (110) months for loan group 1 and one hundred twenty-four (124) months for loan group
                                              2);

                                      S-28

            IV. REMAINING
                AMORTIZATION TERMS            Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from one hundred sixteen (116) months to four hundred eight (408)
                                              months (and ranging from one hundred sixteen (116) months to three hundred sixty (360) months for loan group 1 and from one hundred eighteen (118) months to four hundred eight (408) months for loan group 2), and a weighted average remaining amortization term of three hundred thirty-eight (338) months (and three hundred thirty-six (336) months for loan group 1 and three hundred forty-seven (347) months for loan group 2);

           V. LOAN-TO-VALUE RATIOS            Loan-to-value ratios, calculated as described in this prospectus supplement, range from 7.7% to 81.8% (and range from 7.7% to
                                              81.8% for loan group 1 and from 12.0% to 80.0% for loan group
                                              2), and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 57.8% (and 58.1% for loan group 1 and 55.2% for loan group 2);

                                              For all but one of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted after
                                              January 2005, the other having been conducted in August of 2004;

                                              For detailed methodologies, see "Description of the Mortgage
                                              Pool--Assessments of Property Value and Condition--Appraisals"
                                              in this prospectus supplement;

            VI. DEBT SERVICE
                COVERAGE RATIOS*              Debt service coverage ratios, determined according to the
                                              methodology presented in this prospectus supplement, ranging from 1.10x to 15.19x (and ranging from 1.10x to 15.19x for loan group 1 and from 1.27x to 7.41x for loan group 2) and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 2.03x (and 2.03x for loan group 1 and 2.08x for loan group 2). These calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement; and

            VII. DEBT SERVICE COVERAGE
                 RATIOS POST IO PERIOD        Debt Service Coverage Ratio Post IO Period, determined according to the methodology presented in this prospectus supplement, ranging from 1.06x to 15.19x (and ranging from 1.10x to 15.19x for loan group 1 and from 1.06x to 7.41x for loan group 2), and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.95x (and 1.95x for loan group 1 and 1.94x for loan group 2).

                                              "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
                                              Period" means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period.

                                      S-29

                                              See "Description of the Mortgage Pool--Additional Mortgage Loan
                                              Information" in this prospectus supplement.

                                              *The debt service coverage ratios set forth above and throughout this prospectus supplement are based on certain assumptions with respect to Mortgage Loan No. 46. See footnote (2) of the related summary for that loan in "Appendix II - Significant Loan
                                              Summaries" of this prospectus supplement.

     K. NON-SERVICED MORTGAGE
        LOANS.............................    The Alderwood Mall Pari Passu Loan, which, as of the cut-off date, had an unpaid principal balance of $103,268,302 and
                                              represents 6.1% of the initial outstanding pool balance (and representing 6.8% of the initial outstanding loan group 1
                                              balance), is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, another note that are is not included in the trust (the "Alderwood Mall
                                              Companion Loan") and which had an original aggregate principal balance of approximately $213,000,000. The Alderwood Mall
                                              Companion Loan has the same interest rate, maturity date and amortization terms as the Alderwood Mall Pari Passu Loan.

                                              In addition, with respect to the Alderwood Mall Pari Passu Loan, the mortgage on the related mortgaged property also secures a subordinated B note (the Alderwood Mall B Note, which together with the Alderwood Mall Pari Passu Loan and the Alderwood Mall
                                              Companion Loan are referred to in this prospectus supplement as the Alderwood Mall Loan Group), which had an outstanding
                                              principal balance as of the Cut-Off Date of $54,419,436. The
                                              Alderwood Mall B Note is not as asset of the trust.

                                              The Mervyns Portfolio Pari Passu Loan, which, as of the cut-off date, had an unpaid principal balance of $64,190,000 and
                                              represents 3.8% of the initial outstanding pool balance (and representing 4.3% of the initial outstanding loan group 1
                                              balance), is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, another note that is not included in the trust (the Mervyns Portfolio
                                              Companion Loan, that together with the Mervyns Portfolio Pari
                                              Passu Loan are referred to in this prospectus supplement as the
                                              Mervyns Portfolio Loan Group) and which had an original
                                              outstanding principal balance of $66,810,000. The Mervyns
                                              Portfolio Companion Loan has the same interest rate, maturity date and amortization terms as the Mervyns Portfolio Pari Passu
                                              Loan.

                                              The Alderwood Mall Loan Group and the Mervyns Portfolio Loan
                                              Group are currently being serviced and administered pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement. The MSCI
                                              2006-TOP21 Pooling and Servicing Agreement provides for
                                              servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan
                                              securitizations. See "Servicing of the Mortgage Loans--Servicing
                                              of Alderwood Mall Loan Group, the Mervyns Portfolio Loan Group
                                              and the A/B Mortgage Loans--The Alderwood Mall Loan Group" and
                                              "--The Mervyns Portfolio Loan Group" in this prospectus
                                              supplement.

                                              The terms of the MSCI 2006-TOP21 Pooling and Servicing Agreement provide that:

                                      S-30

                                              o   LaSalle Bank National Association, which is the trustee
                                                  under the MSCI 2006-TOP21 Pooling and Servicing Agreement, will, in that capacity, be the mortgagee of record with
                                                  respect to the mortgaged property securing the Alderwood
                                                  Mall Pari Passu Loan and the Mervyns Portfolio Pari Passu
                                                  Loan;

                                              o   Wells Fargo Bank, National Association, which is the master servicer for the Alderwood Mall Loan Group and the Mervyns
                                                  Portfolio Loan Group under the MSCI 2006-TOP21 Pooling and
                                                  Servicing Agreement, will, in that capacity, be the master servicer for the Alderwood Mall Pari Passu Loan and the
                                                  Mervyns Portfolio Pari Passu Loan, subject to replacement
                                                  pursuant to the terms of the MSCI 2006-TOP21 Pooling and
                                                  Servicing Agreement;

                                              o   ARCap Servicing, Inc., which is the special servicer under the MSCI 2006-TOP21 Pooling and Servicing Agreement, will, in that capacity, be the special servicer for the Alderwood
                                                  Mall Pari Passu Loan and the Mervyns Portfolio Pari Passu
                                                  Loan, subject to replacement pursuant to the terms of the
                                                  MSCI 2006-TOP21 Pooling and Servicing Agreement.

                                              See "Servicing of the Mortgage Loans--Servicing of the Alderwood
                                              Mall Loan Group, the Mervyns Portfolio Loan Group and the A/B
                                              Mortgage Loans--The Alderwood Mall Loan Group" and "--The
                                              Mervyns Portfolio Loan Group" in this prospectus supplement.

                                              References in this prospectus supplement, however, to the
                                              trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the pooling and servicing agreement related to the offered certificates unless the context clearly indicates otherwise.

ADVANCES

     A. PRINCIPAL AND
             INTEREST ADVANCES............    Subject to a recoverability determination described in this prospectus supplement, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer and the trustee will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I
                                              Advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                              For an REO Property, subject to a recoverability determination described in this prospectus supplement, the advance will equal the scheduled payment that would have been due if the
                                              predecessor mortgage loan had remained outstanding and continued
                                              to amortize in

                                      S-31

                                              accordance with its amortization schedule in effect immediately before the REO Property was acquired.

     B. SERVICING ADVANCES................    Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer and the trustee may also make servicing advances to pay
                                              delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged
                                              property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents, and subject to a
                                              substantially similar recoverability determination set forth in the related non-serviced mortgage loan pooling and servicing agreement, each of such parties under that agreement will be required to make servicing advances of such type with respect to any non-serviced mortgage loans.

     C. INTEREST ON ADVANCES..............    All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the
                                              "prime rate" as reported in The Wall Street Journal.

     D. BACK-UP ADVANCES..................    Pursuant to the requirements of the pooling and servicing
                                              agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer.

     E. RECOVERABILITY....................    None of the master servicer, the special servicer or the trustee will be required to make any advance if the master servicer, the special servicer (or another master servicer, special servicer, trustee or any fiscal agent with respect to a non-serviced companion mortgage loan) or the trustee, as the case may be, reasonably determines that the advance would not be recoverable in accordance with the servicing standard (in the case of the master servicer or special servicer) or in accordance with its business judgment (in the case of the trustee). The trustee may rely on any such determination made by the master servicer or the special servicer.

     F. ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....    The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In
                                              general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on
                                              advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement.
                                              If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                                              See "Description of the Offered Certificates--Advances" in this prospectus supplement.

                                      S-32

                                      ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................    The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch, Inc. and
                                              Moody's Investors Service, Inc.

                                              -----------------------------------------------------------
                                                                                            Ratings
                                                           Class                         Fitch/Moody's
                                              -----------------------------------------------------------
                                              Classes A-1, A-2, A-3, A-AB, A-4              AAA/Aaa
                                              and A-1A
                                              -----------------------------------------------------------
                                              Class A-M                                     AAA/Aaa
                                              -----------------------------------------------------------
                                              Class A-J                                     AAA/Aaa
                                              -----------------------------------------------------------

                                              A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a rating agency may stop performing ratings surveillance at any time if, among other reasons, that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the rating agencies perform ratings surveillance.

                                              See "Ratings" in this prospectus supplement and "Ratings" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................    On any distribution date on which the aggregate principal
                                              balance of the mortgage loans is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling class, the special servicer, the master servicer and any holder of a majority interest in the Class R-I
                                              Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement.
                                              Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

REPURCHASE OR SUBSTITUTION................

                                              Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described under "Description of the Mortgage
                                              Pool--Representations and Warranties" and "--Repurchases and
                                              Other Remedies." If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under "Description of the Mortgage
                                              Pool--Repurchases and Other Remedies", then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the
                                              related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase

                                      S-33

                                              will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust fund by the holders of a B Note or mezzanine loan under certain circumstances. See "Description of the Mortgage Pool--Subordinate and Other Financing" and
                                              "Servicing of the Mortgage Loans--Servicing of Alderwood Mall
                                              Loan Group, the Mervyns Portfolio Loan Group and the A/B
                                              Mortgage Loans" in this prospectus supplement.

SALE OF DEFAULTED LOANS...................    Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage
                                              interest in the controlling class of certificates, (ii) the special servicer, and (iii) any mortgage loan seller (other than
                                              Wells Fargo Bank, National Association), with respect to each mortgage loan it sold to the Depositor, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least sixty (60) days delinquent as to any monthly debt service payment (or is delinquent as to its balloon
                                              payment) at a price equal to the fair value of such mortgage loan as determined by the special servicer for such mortgage loan (provided, that if such mortgage loan is being purchased by the special servicer or by a holder of certificates of the controlling class, the trustee will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see "Servicing of the Mortgage Loans--Sale of
                                              Defaulted Mortgage Loans" in this prospectus supplement.

DENOMINATIONS.............................    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
                                              Class A-1A, Class A-M and Class A-J Certificates will be offered in minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................    Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement.
                                              As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company,
                                              Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company,
                                              Clearstream Banking or Euroclear.

                                              You may hold your certificates through:

                                              o   The Depository Trust Company in the United States; or

                                              o   Clearstream Banking or Euroclear in Europe.

                                              Transfers within The Depository Trust Company, Clearstream
                                              Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The
                                              Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository

                                      S-34

                                              Trust Company through the relevant depositories of Clearstream
                                              Banking or Euroclear.

                                              All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust
                                              Company or its nominee, if we notify The Depository Trust
                                              Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust
                                              Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

                                              We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository
                                              Trust Company, Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS................................    Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment
                                              conduits"--REMIC I, REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests"
                                              in REMIC III. The portion of the trust consisting of the right to excess interest (interest on each mortgage loan with an anticipated repayment date accruing after such date at a rate in excess of the rate that applied prior to such date) and the related sub-accounts will be treated as a grantor trust for federal income tax purposes.

                                              Pertinent federal income tax consequences of an investment in the offered certificates include:

                                              o   The regular interests will be treated as newly originated
                                                  debt instruments for federal income tax purposes.

                                              o   Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                              o   We anticipate that the offered certificates will [not] be
                                                  issued with original issue discount for federal income tax purposes.

                                              See "Material Federal Income Tax Consequences" in this
                                              prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974............    Subject to the satisfaction of important conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENT..........................    The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                              Enhancement Act of 1984, as amended. If your investment
                                              activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory
                                              authorities, then you may be subject to restrictions on
                                              investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement.

                                      S-35

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                      S-36

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR REPAYMENTS
IS LIMITED TO PAYMENTS UNDER THE MORTGAGE
LOANS                                         Payments under the mortgage loans are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to
                                              amounts due with respect to the mortgage loans.

                                              You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial
                                              condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net
                                              operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                              In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller's
                                              representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The
                                              representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

                                      S-37

THE REPAYMENT OF A COMMERCIAL MORTGAGE
LOAN IS DEPENDENT ON THE CASH FLOW
PRODUCED BY THE PROPERTY WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                  The mortgage loans are secured by various types of
                                              income-producing commercial, multifamily and manufactured
                                              housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                              Two hundred nineteen (219) mortgage loans, representing 99.0% of the initial outstanding pool balance (which include one hundred eighty-six (186) mortgage loans in loan group 1, representing
                                              98.9% of the initial outstanding loan group 1 balance, and thirty-three (33) mortgage loans in loan group 2, representing
                                              100.0% of the initial outstanding loan group 2 balance), were originated within twelve (12) months prior to the cut-off date.
                                              Consequently, these mortgage loans do not have a long-standing payment history.

                                              The repayment of a commercial mortgage loan is typically
                                              dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the
                                              property's cash flow (or its potential to generate cash flow).
                                              However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                              The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                              o   the age, design and construction quality of the property;

                                              o   the lack of any operating history in the case of a newly
                                                  built or renovated mortgaged property;

                                              o   perceptions regarding the safety, convenience and
                                                  attractiveness of the property;

                                              o   the proximity and attractiveness of competing properties;

                                              o   the adequacy of the property's management and maintenance;

                                              o   increases in operating expenses (including common area
                                                  maintenance charges) at the property and in relation to
                                                  competing properties;

                                              o   an increase in the capital expenditures needed to maintain the property or make improvements;

                                              o   the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                              o   a decline in the financial condition of a major tenant;

                                              o   an increase in vacancy rates; and

                                      S-38

                                              o   a decline in rental rates as leases are renewed or entered into with new tenants.

                                              Other factors are more general in nature, such as:

                                              o   national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                              o   local real estate conditions (such as an oversupply of
                                                  competing properties, rental space or multifamily housing);

                                              o   demographic factors;

                                              o   decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major
                                                  corporations and financial institutions and other factors);

                                              o   changes in consumer tastes and preferences; and

                                              o   retroactive changes in building codes.

                                              The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                              o   the length of tenant leases;

                                              o   the creditworthiness of tenants;

                                              o   the level of tenant defaults;

                                              o   the ability to convert an unsuccessful property to an
                                                  alternative use;

                                              o   new construction in the same market as the mortgaged
                                                  property;

                                              o   rent control and stabilization laws or other laws impacting operating costs;

                                              o   the number and diversity of tenants;

                                              o   the rate at which new rentals occur;

                                              o   the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the
                                                  ratio of fixed operating expenses to those that vary with
                                                  revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

                                              o   in the case of residential cooperative properties, the
                                                  payments received by the cooperative corporation from its
                                                  tenants/shareholders, including any special assessments
                                                  against the property.

                                              A decline in the real estate market or in the financial
                                              condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases)
                                              and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

                                      S-39

THE PROSPECTIVE PERFORMANCE OF THE
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE
EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER
TRUSTS                                        While there may be certain common factors affecting the
                                              performance and value of income-producing real properties in general, those factors do not apply equally to all
                                              income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis.
                                              Furthermore, economic and other conditions affecting real
                                              properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans
                                              originated and outstanding under a given set of economic
                                              conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

                                              As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure
                                              concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.
                                              Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED
OPERATING HISTORY                             The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

                                      S-40

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                             Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become
                                              unprofitable for any reason. This is because:

                                              o   converting commercial properties to alternate uses or
                                                  converting single-tenant commercial properties to
                                                  multi-tenant properties generally requires substantial
                                                  capital expenditures; and

                                              o   zoning or other restrictions also may prevent alternative
                                                  uses.

                                              The liquidation value of a mortgaged property not readily
                                              convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily
                                              adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances such as
                                              non-operation for a period in excess of certain timeframes. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See "Mortgaged
                                              Properties Securing The Mortgage Loans That Are Not In
                                              Compliance With Zoning And Building Code Requirements And Use
                                              Restrictions Could Adversely Affect Payments On Your
                                              Certificates."

PROPERTY VALUE MAY BE ADVERSELY AFFECTED
EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                              Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net
                                              operating income. These factors include, among others:

                                              o   changes in the local, regional or national economy;

                                              o   changes in governmental regulations, fiscal policy, zoning or tax laws;

                                              o   potential environmental legislation or liabilities or other legal liabilities;

                                              o   proximity and attractiveness of competing properties;

                                              o   new construction of competing properties in the same market;

                                              o   convertibility of a property to an alternative use;

                                              o   the availability of refinancing;

                                              o   changes in interest rate levels;

                                              o   the age, quality, functionality and design of the project;

                                              o   increases in operating costs;

                                      S-41

                                              o   an increase in the capital expenditures needed to maintain the properties or make improvements; and

                                              o   increase in vacancy rates.

TENANT CONCENTRATION INCREASES THE RISK
THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES    A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide
                                              assurances that any major tenant will continue to perform its obligations under its lease. Eighty-four (84) of the mortgaged properties, securing 20.1% of the initial outstanding pool balance (securing 22.7% of the initial outstanding loan group 1 balance) are leased to single tenants, and with respect to five
                                              (5) of those mortgaged properties, securing 1.4% of the initial outstanding pool balance (securing 1.5% of the initial
                                              outstanding loan group 1 balance), the sole tenant is related to the borrower.

                                              Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease.
                                              This is so because:

                                              o   the financial effect of the absence of rental income may be severe;

                                              o   more time may be required to re-lease the space; and

                                              o   substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                              Additionally, some of the tenants at the mortgaged properties
                                              (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or
                                              anticipated repayment date. See Appendix II attached to this prospectus supplement for the lease expiration date for each of the top three (3) tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

                                              Another factor that you should consider is that retail,
                                              industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                              In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

                                              For further information with respect to tenant concentrations, see Appendix II attached to this prospectus supplement.

                                      S-42

LEASING MORTGAGED PROPERTIES TO MULTIPLE
TENANTS MAY RESULT IN HIGHER RE-LEASING
COSTS WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                                  If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow
                                              available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                              Repayment of mortgage loans secured by retail, office and
                                              industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of
                                              appropriations.

                                              In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

                                              Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing
                                              commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Fifty-five (55) of the mortgaged properties, securing mortgage loans representing approximately 23.4% of the initial outstanding pool balance
                                              (excluding multifamily, manufactured housing community, self storage, hospitality and certain other property types)
                                              (representing 23.4% of the initial outstanding loan group 1 balance), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray those costs. We cannot assure you, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission
                                              obligations. In addition, if a tenant defaults in its
                                              obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with
                                              enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

                                      S-43

THE CONCENTRATION OF LOANS WITH THE SAME
OR RELATED BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES    The effect of mortgage pool loan losses will be more severe:

                                              o   if the pool is comprised of a small number of loans, each
                                                  with a relatively large principal amount; or

                                              o   if the losses relate to loans that account for a
                                                  disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                              Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                              Twelve (12) groups of mortgage loans were made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3)
                                              largest groups represent 9.1%, 2.3% and 2.2%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the 3 largest groups in loan group 1 represent
                                              10.3%, 2.5% and 1.4%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the
                                              3 largest groups in loan group 2 represent 14.0%, 5.8% and 3.9%, respectively, of the initial outstanding loan group 2 balance.

                                              The ten largest mortgage loans in the aggregate represent 29.2%
                                              of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 1.3% of the initial outstanding pool balance.

                                              The largest mortgage loan represents 7.0% of the initial
                                              outstanding pool balance. The second largest mortgage loan represents 6.1% of the initial outstanding pool balance. The third largest mortgage loan represents 3.8% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 2.3% of the initial outstanding pool balance.

                                              The largest mortgage loan in loan group 1 represents 7.9% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 6.8% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 4.3% of the initial outstanding loan group 1 balance. Each of the other mortgage loans
                                              represents less than or equal to 2.6% of the initial outstanding loan group 1 balance.

                                              The largest mortgage loan in loan group 2 represents 8.7% of the initial outstanding loan group 2 balance. Two (2) mortgage loans in loan group 2, which are cross collateralized with each other, in the aggregate

                                      S-44

                                              represent 8.4% of the initial outstanding loan group 2 balance.
                                              The next largest mortgage loan in loan group 2 represents 6.1%
                                              of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents less than or equal to 6.1% of the initial outstanding loan group 2 balance.

                                              In some cases, the sole or significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos. 92, 105,
                                              200, 208, 222, 228, 258 and 261, the tenant at all of the
                                              related mortgaged properties is the parent of the related
                                              borrower. For further information with respect to tenant
                                              concentrations, see Appendix II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH THE SAME
PROPERTY TYPES INCREASES THE POSSIBILITY
OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES                 A concentration of mortgaged property types also can pose
                                              increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                              o   retail properties represent 35.0%;

                                              o   office properties represent 21.3%;

                                              o   hospitality properties represent 12.3%;

                                              o   multifamily properties represent 9.6%;

                                              o   industrial properties represent 9.1%;

                                              o   self storage properties represent 5.0%;

                                              o   mixed use properties represent 3.1%;

                                              o   manufactured housing community properties represent 2.4%;
                                                  and

                                              o   other properties represent 2.3%.

                                              For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                              Appendix I to this prospectus supplement.

A CONCENTRATION OF MORTGAGED PROPERTIES IN
A LIMITED NUMBER OF LOCATIONS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located

                                      S-45

                                              in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal
                                              policies--also may adversely affect those mortgaged properties.

                                              The mortgaged properties are located in thirty-five (35)
                                              different states and one of the U.S. Virgin Islands (which include thirty-five (35) states for loan group 1 and twelve (12)
                                              states for loan group 2). In particular, investors should note that approximately 26.7% of the mortgaged properties, based on the initial outstanding pool balance (28.4% of the initial outstanding loan group 1 balance and 13.3% of the initial
                                              outstanding loan group 2 balance), are located in California.
                                              Mortgaged properties located in California may be more
                                              susceptible to some types of special hazards that may not be adequately covered by insurance (such as earthquakes and
                                              flooding) than properties located in other parts of the country.
                                              If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The
                                              mortgage loans generally do not require any borrowers to
                                              maintain earthquake insurance.

                                              In addition, 9.9%, 8.7%, 7.8% and 6.5% of the mortgaged
                                              properties, based on the initial outstanding pool balance, are located in New York, Pennsylvania, Washington and New Jersey respectively, and concentrations of mortgaged properties, in each case, representing less than 4.8% of the initial
                                              outstanding pool balance, also exist in several other states.

                                              For information regarding the location of the properties
                                              securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF RETAIL PROPERTIES
IN THE MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF RETAIL
PROPERTIES                                    One hundred five (105) of the mortgaged properties, securing mortgage loans representing 35.0% of the initial outstanding pool balance (and representing 39.5% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be
                                              adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.

                                              An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property.
                                              Eighty-nine (89) of the mortgaged properties, securing 31.7% of the initial outstanding pool balance (and securing 35.8% of the initial loan group 1 balance), are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                      S-46

                                              The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                              o   an anchor store's failure to renew its lease;

                                              o   termination of an anchor store's lease;

                                              o   the bankruptcy or economic decline of an anchor store or
                                                  self-owned anchor or its parent company; or

                                              o   the cessation of the business of an anchor store at the
                                                  shopping center, even if, as a tenant, it continues to pay rent.

                                              There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                              Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE PROPERTIES
IN THE MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF OFFICE
PROPERTIES                                    Forty-three (43) of the mortgaged properties, securing mortgage loans representing 21.3% of the initial outstanding pool balance
                                              (and representing 24.0% of the initial outstanding loan group 1 balance), are office properties.

                                              A large number of factors may affect the value of these office properties, including:

                                              o   the quality of an office building's tenants;

                                              o   the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry
                                                  (e.g., technology and internet companies that have
                                                  experienced or may in the future experience circumstances
                                                  that make their businesses volatile);

                                              o   the physical attributes of the building in relation to
                                                  competing buildings, e.g., age, condition, design, location, access to

                                      S-47

                                                  transportation and ability to offer certain amenities, such as sophisticated building systems;

                                              o   the desirability of the area as a business location;

                                              o   the strength and nature of the local economy (including
                                                  labor costs and quality, tax environment and quality of life for employees); and

                                              o   the suitability of a space for re-leasing without
                                                  significant build-out costs.

                                              Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                              Included in the office properties referenced above are four (4)
                                              medical office properties, which secure approximately 0.9% of the initial outstanding pool balance (and representing 1.0% of the initial outstanding loan group 1 balance). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or
                                              government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment)
                                              from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of
                                              competing medical office properties.

A LARGE CONCENTRATION OF MULTIFAMILY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES               Twenty-nine (29) of the mortgaged properties, securing mortgage loans representing 9.6% of the initial outstanding pool balance
                                              (which include two (2) mortgaged properties in loan group 1, representing 0.6% of the initial outstanding loan group 1
                                              balance, and twenty-seven (27) mortgaged properties in loan group 2, representing 78.8% of the initial outstanding loan group 2 balance), are multifamily properties.

                                              A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                              o   the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                              o   the location of the property;

                                              o   the ability of management to provide adequate maintenance
                                                  and insurance;

                                              o   the types of services and amenities provided at the
                                                  property;

                                              o   the property's reputation;

                                      S-48

                                              o   the level of mortgage interest rates and favorable income
                                                  and economic conditions (which may encourage tenants to
                                                  purchase rather than rent housing);

                                              o   the presence of competing properties;

                                              o   adverse local or national economic conditions which may
                                                  limit the rent that may be charged and which may result in increased vacancies;

                                              o   the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or industry) and requirements that tenants meet certain
                                                  criteria (such as age restrictions for senior housing);

                                              o   in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial
                                                  well-being of the college or university to which it relates, competition from on-campus housing units (which may
                                                  adversely affect occupancy), the physical layout of the
                                                  housing (which may not be readily convertible to traditional multifamily use), and student tenants having a higher
                                                  turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student
                                                  leases are available for periods of less than 12 months;

                                              o   state and local regulations (which may limit the ability to increase rents); and

                                              o   government assistance/rent subsidy programs (which may
                                                  influence tenant mobility).

                                              In addition to state regulation of the landlord tenant
                                              relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through
                                              mediation or binding arbitration. Any limitations on a
                                              borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

                                              Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and
                                              restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar
                                              programs, in respect of various units within the mortgaged properties. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged
                                              property must have certain other characteristics consistent with the government policy related to the applicable program. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing assistance program contracts may not be assigned to the related borrower or

                                      S-49

                                              purchaser of the property until after the origination date of the mortgage loan. We cannot assure you these contracts will ultimately be assigned. These programs may include, among
                                              others:

                                              o   rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of
                                                  their mortgaged properties and satisfy operating expense;
                                                  and

                                              o   tenant income restrictions that may reduce the number of
                                                  eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                              The difference in rents between subsidized or supported
                                              properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some
                                              eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a
                                              residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

A LARGE CONCENTRATION OF HOSPITALITY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES               Eighteen (18) of the mortgaged properties, securing mortgage loans representing 12.3% of the initial outstanding pool balance
                                              (and representing 13.9% of the initial outstanding loan group 1 balance), are hospitality properties. Various factors may
                                              adversely affect the economic performance of a hospitality property, including:

                                              o   adverse economic and social conditions, either local,
                                                  regional, national or international which may limit the
                                                  amount that can be charged for a room and reduce occupancy levels;

                                              o   the construction of competing hotels or resorts;

                                              o   continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                              o   franchise affiliation (or lack thereof);

                                              o   a deterioration in the financial strength or managerial
                                                  capabilities of the owner and/or operator of a hotel; and

                                              o   changes in travel patterns, terrorist attacks, increases in energy prices, strikes, relocation of highways or the
                                                  construction of additional highways.

                                              Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                              Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                      S-50

                                              The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                              A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The
                                              performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued
                                              existence, reputation and financial strength of the franchisor or hotel management company and,

                                              o   the public perception of the franchise or management company or hotel chain service mark;

                                              o   the duration of the franchise licensing agreement or
                                                  management agreement; and

                                              o   which in certain cases may have a term that expires prior to the loan maturity.

                                              Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

A LARGE CONCENTRATION OF SELF STORAGE
FACILITIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE FACILITIES              Twenty-three (23) of the mortgaged properties, securing mortgage loans representing 5.0% of the initial outstanding pool balance
                                              (and representing 5.7% of the initial outstanding loan group 1 balance), are self storage facilities. Various factors may adversely affect the value and successful operation of a self storage facility including:

                                              o   competition, because both acquisition and development costs and break-even occupancy are relatively low;

                                              o   conversion of a self storage facility to an alternative use generally requires substantial capital expenditures;

                                              o   security concerns; and

                                              o   user privacy and ease of access to individual storage space may increase environmental risks (although lease agreements generally prohibit users from storing hazardous substances in the units).

                                              The environmental assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units of the self storage properties. Accordingly, there is no

                                      S-51

                                              assurance that all of the units included in the self storage properties are free from hazardous substances or will remain so in the future.

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES                Thirty-six (36) of the mortgaged properties, securing mortgage loans representing 9.1% of the initial outstanding pool balance
                                              (and representing 10.2% of the initial outstanding loan group 1 balance), are industrial properties. Various factors may
                                              adversely affect the economic performance of these industrial properties, which could adversely affect payments on your
                                              certificates, including:

                                              o   reduced demand for industrial space because of a decline in a particular industry segment;

                                              o   increased supply of competing industrial space because of
                                                  relative ease in constructing buildings of this type;

                                              o   a property becoming functionally obsolete;

                                              o   insufficient supply of labor to meet demand;

                                              o   changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional
                                                  highways;

                                              o   location of the property in relation to access to
                                                  transportation;

                                              o   suitability for a particular tenant;

                                              o   building design and adaptability;

                                              o   a change in the proximity of supply sources; and

                                              o   environmental hazards.

A LARGE CONCENTRATION OF MANUFACTURED
HOUSING COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF MANUFACTURED
HOUSING COMMUNITY PROPERTIES                  Six (6) mortgaged properties, securing mortgage loans
                                              representing 2.4% of the initial outstanding pool balance and six (6) mortgaged properties in loan group 2, representing 21.2%
                                              of the initial outstanding loan group 2 balance), are
                                              manufactured housing community properties. Various factors may adversely affect the economic performance of manufactured
                                              housing community properties, which could adversely affect payments on your certificates, including:

                                              o   the physical attributes of the community (e.g., age,
                                                  condition and design);

                                              o   the location of the community;

                                              o   the services and amenities provided by the community and its management (including maintenance and insurance);

                                      S-52

                                              o   the strength and nature of the local economy (which may
                                                  limit the amount that may be charged, the timely payments of those amounts, and may reduce occupancy levels);

                                              o   state and local regulations (which may affect the property owner's ability to increase amounts charged or limit the
                                                  owner's ability to convert the property to an alternate
                                                  use);

                                              o   competing residential developments in the local market, such as other manufactured housing communities, apartment
                                                  buildings and single family homes;

                                              o   the property's reputation;

                                              o   the availability of public water and sewer facilities, or
                                                  the adequacy of any such privately-owned facilities; and

                                              o   the property may not be readily convertible to an alternate use.

MORTGAGED PROPERTIES WITH CONDOMINIUM
OWNERSHIP COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                          One or more of the mortgaged properties securing the mortgage loans in the pool may be primarily secured by the related
                                              borrower's fee simple ownership in one or more condominium units.

                                              The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the
                                              related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally
                                              responsible for administration of the affairs of the
                                              condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the
                                              condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

                                              Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real

                                      S-53

                                              property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY ADVERSELY AFFECT
THE INCOME PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR
CERTIFICATES                                  Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail,
                                              industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier
                                              surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS THAT MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or
                                              adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of
                                              asbestos-containing materials into the air or require the
                                              removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs,
                                              property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the
                                              properties.

                                              The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong
                                              potential for contamination by, hazardous substances
                                              consequently can have a materially adverse effect on the

                                      S-54

                                              value of the property and a borrower's ability to repay its mortgage loan.

                                              In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an
                                              environmental hazard. Any potential environmental liability could reduce or delay payments on the offered certificates.

ENVIRONMENTAL RISKS RELATING TO SPECIFIC
MORTGAGED PROPERTIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                 Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental
                                              assessment, although in some cases a Phase II site assessment was also performed. With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date, the applicable mortgage loan seller either (a)
                                              represented that with respect to each such mortgaged property
                                              (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other
                                              qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property.
                                              These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates;
                                              however, in certain cases, these assessments did reveal
                                              conditions that resulted in requirements that the related
                                              borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as
                                              letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                              Forty-five (45) of the mortgaged properties, securing mortgage loans representing 5.9% of the initial outstanding pool balance
                                              (which include forty-one (41) mortgaged properties in loan group
                                              1, representing 5.9% of the initial outstanding loan group 1 balance and four (4) mortgaged properties in loan group 2, representing 5.2% of the initial outstanding loan group 2
                                              balance), are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe this policy under
                                              "Description of the Mortgage Pool--Environmental Insurance" in
                                              this prospectus supplement. Generally, environmental site
                                              assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired
                                              property policy.

                                      S-55

                                              We cannot assure you, however, that the environmental
                                              assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to
                                              remediate the environmental conditions. Moreover, we cannot assure you that:

                                              o   future laws, ordinances or regulations will not impose any material environmental liability; or

                                              o   the current environmental condition of the mortgaged
                                                  properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                              In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that
                                              recommended operations and maintenance plans have been
                                              implemented or will continue to be complied with.

                                              Portions of some of the mortgaged properties securing the
                                              mortgage loans may include tenants that operate as, were
                                              previously operated as, or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain
                                              circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be
                                              required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under
                                              environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan. Certain of the mortgaged properties may have environmental contamination that has been remediated and for which no-further action letters have been issued or may be the subject of ongoing remediation.

                                              In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there are no generally accepted standards for the assessment of any existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and
                                              litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                      S-56

                                              Before the special servicer acquires title to a mortgaged
                                              property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this
                                              requirement may effectively preclude foreclosure until a
                                              satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is
                                              accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively
                                              insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay
                                              payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN
ON ITS MATURITY DATE, YOU MAY EXPERIENCE A
LOSS                                          Two hundred twelve (212) mortgage loans, representing 97.6% of the initial outstanding pool balance (which include one hundred eighty (180) mortgage loans in loan group 1, representing 97.5%
                                              of the initial outstanding loan group 1 balance, and thirty-two
                                              (32) mortgage loans in loan group 2, representing 99.1% of the initial outstanding loan group 2 balance), are balloon loans.
                                              Sixteen (16) of these mortgage loans, representing 10.0% of the initial outstanding pool balance (which include thirteen (13)
                                              mortgage loans in loan group 1, representing 9.5% of the initial outstanding loan group 1 balance and three (3) mortgage loans in loan group 2, representing 14.0% of the initial outstanding loan group 2 balance), are mortgage loans, which are also referred to in this prospectus supplement as "ARD Loans", that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated
                                              maturity date) upon which these increases occur. Included in these balloon loans are two (2) mortgage loans, representing
                                              7.8% of the initial outstanding pool balance (and representing
                                              8.8% of the initial outstanding loan group 1 balance), that amortize principal in accordance with the schedules attached to this prospectus supplement as Schedule B1 and Schedule B2. Also included in these balloon loans are fifty-three (53) mortgage loans, representing 24.1% of the initial outstanding pool
                                              balance (which include thirty-nine (39) mortgage loans in loan group 1, representing 21.4% of the initial outstanding loan group 1 balance, and fourteen (14) mortgage loans in loan group
                                              2, representing 45.2% of the initial outstanding loan group 2 balance), that currently provide for monthly payments of
                                              interest only for a portion of their respective terms ranging from 12 months to 60 months and then provide for the monthly payment of principal and interest over their respective
                                              remaining terms, and thirty-eight (38) mortgage loans,
                                              representing 27.4% of the initial outstanding pool balance
                                              (which include thirty-four (34) mortgage loans in loan group 1, representing 29.6% of the initial outstanding loan group 1 balance, and four (4) mortgage loans in loan group 2,
                                              representing 10.1% of the initial outstanding loan group 2 balance), that provide for monthly payments of interest only for their entire respective terms and one (1) mortgage loan,
                                              representing 1.8% of the initial outstanding pool balance (and representing 2.0% of the initial

                                      S-57

                                              outstanding loan group 1 balance), that provides for the monthly payment of principal and interest for the first 36 months of its term, then provides for the monthly payment of interest for the
                                              37th to 60th monthly payment periods and then provides for the monthly payment of principal and interest for the remaining monthly payment periods until maturity. For purposes of this prospectus supplement, we consider a mortgage loan to be a
                                              "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective
                                              anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date. We cannot assure you that each borrower will have the ability to repay the
                                              principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated. Balloon loans involve greater risk than fully amortizing loans because a borrower's ability to repay the loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                              o   the availability of, and competition for, credit for
                                                  commercial real estate projects;

                                              o   prevailing interest rates;

                                              o   the fair market value of the related mortgaged property;

                                              o   the borrower's equity in the related mortgaged property;

                                              o   the borrower's financial condition;

                                              o   the operating history and occupancy level of the mortgaged property;

                                              o   tax laws; and

                                              o   prevailing general and regional economic conditions.

                                              The availability of funds in the credit markets fluctuates over time.

                                              No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE
CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                 Five (5) of the mortgage loans, representing 17.8% of the
                                              initial outstanding pool balance (which include four (4)
                                              mortgage loans in loan group 1, representing 19.4% of the
                                              initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing 5.3% of the initial loan group 2 balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan Nos. 1-17 (the "Chesterbrook/Glenhardie
                                              Portfolio Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $120,000,000, is secured by the related mortgaged property, which also secures a
                                              subordinated B note (the "Chesterbrook/Glenhardie Portfolio B
                                              Note"),

                                      S-58

                                              that had an outstanding principal balance as of the cut-off date of $55,000,000. Mortgage Loan No. 18 (the "Alderwood Mall Pari
                                              Passu Loan"), which had an aggregate outstanding principal balance as of the cut-off date of $103,268,302, is secured by the related mortgaged property on a pari passu basis with
                                              another note (the "Alderwood Mall Companion Loan"), which had an outstanding principal balance as of the cut-off date of
                                              $107,483,334, and which also secures a subordinated B note (the
                                              "Alderwood Mall B Note") that had an outstanding principal balance as of the cut-off date of $54,419,436. In addition, the
                                              Alderwood Mall Pari Passu Loan has related mezzanine financing in the original principal amount of $35,000,000. Mortgage Loan
                                              Nos. 19 - 43 (the "Mervyns Portfolio Pari Passu Loan"), which had an aggregate outstanding principal balance as of the cut-off date of $64,190,000, is secured by the related mortgaged
                                              property on a pari passu basis with another note (the "Mervyns
                                              Portfolio Companion Loan"), that had outstanding principal balance as of the cut-off date of $66,810,000. Mortgage Loan No.
                                              91 (the "College Park Apartments A/B Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of
                                              $10,400,000, is secured by the related mortgaged property, which also secures a subordinated B note (the "College Park Apartments
                                              B Note"), that had an outstanding principal balance as of the cut-off date of $500,000. See "Servicing of the Mortgage
                                              Loans--Servicing of the Alderwood Mall Loan Group, the Mervyns
                                              Portfolio Loan Group and the A/B Mortgage Loans." In addition,
                                              Mortgage Loan No. 133, which had an outstanding principal
                                              balance as of the cut-off date of $5,000,000, is secured by the related mortgaged property, which also secures a subordinated second lien loan that had an outstanding principal balance as of the cut-off date of $2,784,000.

                                              Five (5) of the mortgage loans, representing 3.3% of the initial outstanding pool balance (which include two (2) mortgage loans in loan group 1, representing 2.4% of the initial outstanding loan group 1 balance, and three (3) mortgage loans in loan group
                                              2, representing 10.2% of the initial outstanding loan group 2 balance), permit future additional secured financing of the property, provided that certain debt service coverage ratio and loan-to-value tests are satisfied as further discussed in this prospectus supplement under "Description of the Mortgage
                                              Pool--Material Terms and Characteristics of the Mortgage
                                              Loans--Subordinate and Other Financing."

                                              Seventeen (17) of the mortgage loans, representing 19.5% of the initial outstanding pool balance (which include eleven (11)
                                              mortgage loans in loan group 1, representing 20.0% of the
                                              initial outstanding loan group 1 balance, and six (6) mortgage loans in loan group 2, representing 15.4% of the initial
                                              outstanding loan group 2 balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general,
                                              borrowers that have not agreed to certain special purpose
                                              covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

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                                              In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance charge or prepayment
                                              premium. Accordingly, such purchase (if made prior to the
                                              maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield
                                              maintenance charge or prepayment premium.

                                              We make no representation as to whether any other secured
                                              subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                              Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of
                                              business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                              When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain
                                              refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service
                                              additional debt may reduce the cash flow available to the
                                              borrower to operate and maintain the mortgaged property.

                                              Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during

                                      S-60

                                              the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                              Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged
                                              property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the
                                              mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in
                                              foreclosure proceedings or related litigation.

                                              Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such
                                              restrictions against a subordinate lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr.
                                              N.D. Ill. March 10, 2000), the United States Bankruptcy Court
                                              for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a
                                              Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the
                                              Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                              For further information with respect to subordinate debt,
                                              mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING TO A
BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE RELATED
MORTGAGE LOAN                                 Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then
                                              current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                              o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                              o   reduce monthly payments due under a mortgage loan;

                                              o   change the rate of interest due on a mortgage loan; or

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                                              o   otherwise alter the terms of the mortgage loan, including
                                                  the repayment schedule.

                                              Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                              The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal
                                              proceedings necessary to resolve these issues can be time
                                              consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box
                                              arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                              As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly
                                              delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                              A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the
                                              bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a
                                              borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BANKRUPTCY OR OTHER PROCEEDINGS RELATED TO
THE SPONSOR OF A BORROWER MAY ADVERSELY
AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGE LOAN                                 Certain of the mortgage loans may have sponsors that have
                                              previously filed bankruptcy or have been subject to foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is not permitted to
                                              directly or indirectly manage the related borrower. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS LACK
CUSTOMARY PROVISIONS                          Certain of the mortgage loans lack many provisions that are customary in mortgage loans intended for securitization.
                                              Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance
                                              premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the

                                      S-62

                                              occurrence of certain events or require lender approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL PURPOSE
ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants
                                              customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan
                                              documents provide that a default under any such other
                                              obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL PROPERTIES IS
DEPENDENT UPON SUCCESSFUL MANAGEMENT          The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                              o   responding to changes in the local market;

                                              o   planning and implementing the rental structure;

                                              o   operating the property and providing building services;

                                              o   managing operating expenses; and

                                              o   assuring that maintenance and capital improvements are
                                                  carried out in a timely fashion.

                                              Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                              A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and
                                              general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in

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                                              some cases, impair short-term cash flow and the long-term
                                              viability of an income producing property.

                                              We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties.
                                              Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective
                                              management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE
CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                                Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield
                                              maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                              Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the
                                              certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, collateral
                                              substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS
THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                             The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and
                                              maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS MAY OTHERWISE
BE LIMITED AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                 The mortgage pool includes six (6) groups of mortgage loans representing 13.0% of the initial outstanding pool balance
                                              (which include five (5) groups of mortgage loans in loan group
                                              1, representing 13.6% of the initial outstanding loan group 1 balance, one (1) group of mortgage loans in loan group 2,
                                              representing 8.4% of the initial outstanding loan group 2
                                              balance) under which an aggregate amount of indebtedness is secured by multiple real properties, through
                                              cross-

                                      S-64

                                              collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower (i.e. in the case of cross-collateralized mortgage loans) could be challenged as fraudulent conveyances if:

                                              o   one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                                              o   the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged
                                                  real property or properties to be encumbered by a lien
                                                  benefiting the other borrowers; and

                                              o   the borrower was insolvent when it granted the lien, was
                                                  rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

                                              Among other things, a legal challenge to the granting of the liens may focus on:

                                              o   the benefits realized by such borrower entity from the
                                                  respective mortgage loan proceeds as compared to the value of its respective property; and

                                              o   the overall cross-collateralization.

                                              If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to
                                              existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to
                                              cross-collateralization.

                                              Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those
                                              properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                              Moreover, one (1) group of multi-property mortgage loans or crossed loan groups, representing 3.8% of the initial
                                              outstanding pool balance (and representing 4.3% of the initial outstanding loan group 1 balance), are secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot
                                              exercise jurisdiction over property in another state. Upon a

                                      S-65

                                              default under any of these mortgage loans, it may not be
                                              possible to foreclose on the related mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL EXPENDITURES MAY
BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES          Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance
                                              premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which the reserves were
                                              established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve
                                              requirements or to enable the borrowers under the related
                                              mortgage loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES          Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                              o   a title insurer will have the ability to pay title insurance claims made upon it;

                                              o   the title insurer will maintain its present financial
                                                  strength; or

                                              o   a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE MORTGAGE
LOANS THAT ARE NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                 Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the
                                              mortgage loans, the mortgage loan sellers took steps to
                                              establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements,
                                              appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents.
                                              These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                      S-66

                                              Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained policy
                                              endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or
                                              noncompliance. In some cases, the use, operation and/or
                                              structure of a mortgaged property constitutes a permitted
                                              nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs.
                                              Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing
                                              potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates

                                              Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the
                                              mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO MORTGAGED
PROPERTIES SECURING THE MORTGAGE LOANS
COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  From time to time, there may be condemnations pending or
                                              threatened against one or more of the mortgaged properties.
                                              There can be no assurance that the proceeds payable in
                                              connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the
                                              remaining indebtedness of the related mortgage loan. The
                                              occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND MILITARY
OPERATIONS ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT                               On September 11, 2001, the United States was subjected to
                                              multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. In its aftermath, there was considerable uncertainty in the world financial
                                              markets. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United
                                              States. According to publicly available reports, the financial

                                      S-67

                                              markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

                                              It is impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions. The continued presence of United States
                                              military personnel in Iraq and Afghanistan may prompt further terrorist attacks against the United States.

                                              It is uncertain what effects the aftermath of such military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) United States and world financial markets, (b) local, regional and national
                                              economies, (c) real estate markets across the United States, (d)
                                              particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and
                                              uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

IMPACT OF HURRICANE KATRINA, HURRICANE
RITA AND HURRICANE WILMA ON THE MORTGAGE
LOANS AND YOUR INVESTMENT                     The damage caused by Hurricane Katrina, Hurricane Rita and
                                              Hurricane Wilma and related windstorms, floods and tornadoes in areas of Alabama, Louisiana, Texas and Florida in August,
                                              September and October 2005 may adversely affect certain of the mortgaged properties. As of the cut-off date, thirty-six (36) of the mortgaged properties, securing mortgage loans representing
                                              8.4% of the initial outstanding pool balance (including
                                              thirty-three (33) mortgaged properties in loan group 1,
                                              representing 8.8% of the outstanding loan group 1 balance, and three (3) mortgaged properties in loan group 2, representing
                                              5.1% of the outstanding loan group 2 balance), were secured by mortgaged properties located in Alabama, Texas, Louisiana and
                                              Florida. Although it is too soon to assess the full impact of
                                              Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the
                                              United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina, Hurricane

                                      S-68

                                              Rita and Hurricane Wilma have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane Katrina, Hurricane Rita and Hurricane Wilma
                                              could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel,
                                              transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk
                                              insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage.
                                              Although certain mortgage loans may require borrowers to
                                              maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.
                                              Because of the difficulty in obtaining information about the affected areas and mortgaged properties it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of Hurricane
                                              Katrina, Hurricane Rita and Hurricane Wilma on the mortgaged properties, the southeast states and the United States as a whole.

THE ABSENCE OF OR INADEQUACY OF INSURANCE
COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES          The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism)
                                              or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the
                                              mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance
                                              against such risks and a casualty occurs at a mortgaged
                                              property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                              Moreover, if reconstruction or major repairs are required
                                              following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major
                                              repairs or may materially increase their cost.

                                              As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                              In light of the September 11, 2001 terrorist attacks in New York
                                              City, the Washington, D.C. area and Pennsylvania, the
                                              comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans
                                              (which are generally subject to

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                                              periodic renewals during the term of the related mortgage loans)
                                              have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the
                                              Terrorism Risk Insurance Act of 2002 was enacted, which
                                              established the Terrorism Insurance Program. Under the Terrorism
                                              Insurance Program, the federal government shares the risk of loss associated with certain future terrorist acts.

                                              The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the
                                              Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

                                              The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to
                                              insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                              In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the
                                              Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

                                              The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                              Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk"
                                              policies. Any commercial property and casualty terrorism
                                              insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 are also voided.

                                              To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on mortgage loans may result. In addition, the failure to
                                              maintain that type of insurance may constitute a default under a mortgage loan, which could result in the acceleration and
                                              foreclosure of that mortgage loan. Alternatively, the increased costs of maintaining that type of insurance could have an

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                                              adverse effect on the financial condition of the mortgage loan borrowers.

                                              Certain of the mortgage loans are secured by mortgaged
                                              properties that are not insured for acts of terrorism. If those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of
                                              terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO CASUALTY
AND CASUALTY INSURANCE                        The loan documents for each mortgage loan generally require that
                                              (A) "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The
                                              determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances. Notwithstanding the
                                              requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not
                                              restored, only the "actual cash value" will be paid.
                                              Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the
                                              mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                              Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

CLAIMS UNDER BLANKET INSURANCE POLICIES
MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  Some of the mortgaged properties are covered by blanket
                                              insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

                                      S-71

PROPERTY INSPECTIONS AND ENGINEERING
REPORTS MAY NOT REFLECT ALL CONDITIONS
THAT REQUIRE REPAIR ON THE PROPERTY           Licensed engineers or consultants generally inspected the
                                              mortgaged properties and prepared engineering reports in
                                              connection with the origination or securitization of the
                                              mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the mortgage loan seller's satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property
                                              inspections were conducted by us in connection with the issuance of the certificates.

VALUATION ESTIMATES MAY INACCURATELY
REFLECT THE VALUE OF THE MORTGAGED
PROPERTIES                                    An appraisal certified by the applicable appraiser to be in compliance with FIRREA was conducted in respect of each
                                              mortgaged property in connection with the origination or
                                              securitization of the related mortgage loan. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the
                                              conclusion that would be reached by a different appraiser
                                              appraising the same property. Moreover, the values of the
                                              mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to
                                              establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix
                                              I and Appendix II to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. In
                                              certain cases, the appraised value may be an "as-stabilized"
                                              value rather than an "as-is" value and as such, may be subject to assumptions of certain future conditions, such as an
                                              increased leased percentage. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN AMORTIZATION
MAY CAUSE INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                             As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased
                                              concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may

                                      S-72

                                              be unfavorable. Classes of certificates that have a lower
                                              payment priority are more likely to be exposed to this
                                              concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are
                                              allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or
                                              alphabetical order (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive
                                              principal have been retired.

SUBORDINATION OF SOME CERTIFICATES MAY
AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR CERTIFICATES    As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class
                                              N, Class M, Class L, Class K, Class J, Class H, Class G, Class
                                              F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
                                              Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-2, Class A-3, Class
                                              A-AB, Class A-4 and Class A-1A Certificates, pro rata, and, solely with respect to losses of interest, to the Class X
                                              Certificates, in proportion to the amounts of interest or
                                              principal distributable on those certificates.

THE OPERATION OF THE MORTGAGED PROPERTY
FOLLOWING FORECLOSURE OF THE MORTGAGE LOAN
MAY AFFECT THE TAX STATUS OF THE TRUST AND
MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying
                                              "rents from real property", or any rental income based on the net profits derived by any person from such property or
                                              allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above
                                              described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such

                                      S-73

                                              mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

STATE LAWS APPLICABLE TO FORECLOSURE
ACTIONS MAY AFFECT THE TIMING OF PAYMENTS
ON YOUR CERTIFICATES                          Some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation.
                                              Some courts have construed the term "judicial action" broadly.
                                              In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged
                                              properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES                 Twelve (12) groups of mortgage loans (which include eight (8)
                                              groups of mortgage loans in loan group 1, three (3) groups of mortgage loans in loan group 2 and one (1) group of mortgage loans that includes loans in loan group 1 and loan group 2), the three (3) largest of which represent 9.1%, 2.3% and 2.2%,
                                              respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the 3 largest groups in loan group 1 represent 10.3%, 2.5% and 1.4%, respectively, of the initial outstanding loan group 1 balance, the 3 largest groups in loan group 2 represent 14.0%, 5.8% and 3.9% of the initial
                                              outstanding loan group 2 balance, and the one group that
                                              contains mortgage loans in loan group 1 and loan group 2
                                              represents 2.3% of the initial outstanding pool balance.

                                              The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For
                                              example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such
                                              property, it could defer maintenance at one or more other
                                              mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial
                                              difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS THAT
COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions

                                      S-74

                                              which require the tenant to recognize a successor owner,
                                              following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment
                                              provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                              Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a
                                              mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains
                                              provisions inconsistent with the mortgage, for example,
                                              provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take
                                              precedence over the provisions of the mortgage.

                                              Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property.
                                              Such provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY HINDER RECOVERY       Borrowers under twenty (20) mortgage loans, representing 11.5%
                                              of the initial outstanding pool balance (including eighteen (18)
                                              mortgage loans in loan group 1, representing 12.5% of the
                                              outstanding loan group 1 balance, and two (2) mortgage loans in loan group 2, representing 3.9% of the outstanding loan group 2 balance, and which include Mortgage Loan Nos. 18, 50, 75, 109,
                                              110, 130, 140, 177, 180, 206, 207, 215, 217, 231, 234, 236, 239,
                                              245, 256 and 259) own the related mortgaged property as
                                              tenants-in-common. In general, with respect to a
                                              tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such
                                              tenant-in-common desires to sell its interest in the property
                                              (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

                                              The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related

                                      S-75

                                              mortgage loan. In some cases, the related mortgage loan
                                              documents provide for full recourse to the related
                                              tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition,
                                              reducing the risk of partition. However, there can be no
                                              assurance that, if challenged, this waiver would be enforceable.
                                              In most cases, the related tenant-in-common borrower is a
                                              special purpose entity (in some cases bankruptcy-remote),
                                              reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no
                                              assurance that a bankruptcy proceeding by a single
                                              tenant-in-common borrower will not delay enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES DUE TO
TERMINATION OF A PILOT PROGRAM OR OTHER
TAX ABATEMENT ARRANGEMENTS MAY REDUCE
PAYMENTS TO CERTIFICATEHOLDERS                Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                          There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

                                              With respect to Mortgage Loan Nos. 58, 116 and 169, representing
                                              1.6% of the initial outstanding pool balance (and representing
                                              14.0% of the initial outstanding loan group 2 balance),
                                              according to published reports, Charles Kushner, the former sole chairman of the Kushner Companies and a holder of an interest in the related borrower (as described more fully below), pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperative witness and one count of making false statements to the Federal Election Committee, is currently serving a two-year jail sentence and has resigned from his post as the chairman of the Kushner Companies. Charles Kushner currently has an indirect ownership interest in a portion of the related borrowers of those mortgage loans. We cannot assure you that these
                                              circumstances would

                                      S-76

                                              not have an adverse effect on the performance of the related mortgaged properties or the related mortgage loans.

RISKS RELATING TO COMPLIANCE WITH THE
AMERICANS WITH DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  Under the Americans with Disabilities Act of 1990, public
                                              accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act.
                                              In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to
                                              private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR CERTIFICATES                   Conflicts between various certificateholders. The special
                                              servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the
                                              holders of the most subordinate, or, if its certificate
                                              principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time (or with respect to an A/B Mortgage Loan, the holder of the related
                                              B Note to the extent set forth in the related intercreditor agreement), and such holders may have interests in conflict with those of the holders of the other certificates. In addition, the operating adviser will have the right to approve the
                                              determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the
                                              holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.

                                              The master servicer, any primary servicer, the special servicer or an affiliate of any of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and each primary servicing agreement will provide that the mortgage loans are to be

                                      S-77

                                              serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicer or the special servicer, as applicable. The initial special servicer under the pooling and servicing
                                              agreement will be ARCap Servicing, Inc.; the initial operating adviser under the pooling and servicing agreement will be ARCap
                                              REIT, Inc.

                                              Conflicts between certificateholders and the Non-Serviced
                                              Mortgage Loan Master Servicer and/or the Non-Serviced Mortgage
                                              Loan Special Servicer. Any Non-Serviced Mortgage Loan will be serviced and administered pursuant to the related Non-Serviced
                                              Mortgage Loan Pooling and Servicing Agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations. Consequently, Non-Serviced Mortgage Loans will not be serviced and administered pursuant to the terms of the
                                              Pooling and Servicing Agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing Non-Serviced Mortgage Loans,
                                              directly or through representatives, have certain rights under the related Non-Serviced Mortgage Loan Pooling and Servicing
                                              Agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special servicer with respect to such mortgage loans. Those legal and/or
                                              beneficial owners may have interests that conflict with your interests.

                                              Conflicts between certificateholders and the holders of
                                              subordinate notes. Pursuant to the terms of the related
                                              intercreditor agreements, neither the master servicer nor
                                              special servicer may enter into material amendments,
                                              modifications or extensions of a mortgage loan in a material manner without the consent of the holder of the related
                                              subordinate note, subject to the expiration of the subordinate note holder's consent rights. The holders of the subordinate notes (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

                                              Conflicts between certificateholders and primary servicer. The primary servicer for certain of the mortgage loans will be
                                              Principal Global Investors, LLC, an affiliate of a mortgage loan seller. The primary servicer for certain of the mortgage loans will be Wells Fargo Bank, National Association, a mortgage loan seller. It is anticipated that the master servicer will delegate many of its servicing obligations with respect to these mortgage loans to such primary servicers pursuant to primary servicing agreements. Under these circumstances, the primary servicers, because it is either a seller or an affiliate of a seller, may have interests that conflict with the interests of the holders of the certificates.

                                              Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties.
                                              Affiliates of the managers, and

                                      S-78

                                              managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the
                                              management of such mortgaged properties.

                                              Conflicts between the trust and the mortgage loan sellers. The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same
                                              markets as the mortgaged properties underlying the certificates.
                                              In such case, the interests of each of the mortgage loan
                                              sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.
                                              Conflicts of interest may arise between the trust and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

                                              The mortgage loan sellers, or their affiliates or subsidiaries, may acquire a portion of the certificates. Under those
                                              circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

                                              In addition, any subordinate indebtedness secured by the related mortgaged property, any mezzanine loans and/or any future
                                              mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or
                                              affiliates or subsidiaries thereof. The holders of such
                                              subordinate indebtedness or such mezzanine loans may have
                                              interests that conflict with the interests of the holders of the certificates.

                                              Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a
                                              mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity
                                              investments in the borrowers (or in the owners of the borrowers)
                                              or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers, and their
                                              affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

                                              Other Conflicts. The depositor is an affiliate of Bear Stearns
                                              Commercial Mortgage, Inc., a mortgage loan seller and a sponsor, and Bear, Stearns & Co. Inc., one of the underwriters. Morgan
                                              Stanley Mortgage Capital Inc., one of the mortgage loan sellers and a sponsor, is an affiliate of Morgan Stanley & Co.
                                              Incorporated, one of the

                                      S-79

                                              underwriters. Wells Fargo Bank, National Association is a
                                              mortgage loan seller, a sponsor, the master servicer, the paying agent, the certificate registrar and the authenticating agent.
                                              Principal Commercial Funding II, LLC and Principal Commercial
                                              Funding, LLC, each mortgage loan sellers and sponsors, are each affiliated with the other and with Principal Global Investors,
                                              LLC, one of the primary servicers. LaSalle Bank National
                                              Association and Morgan Stanley Mortgage Capital Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Morgan Stanley Mortgage Capital
                                              Inc. for certain commercial mortgage loans originated or
                                              purchased by it. Pursuant to this custodial agreement, LaSalle
                                              Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan
                                              Stanley Mortgage Capital Inc. to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and
                                              safekeeping of mortgage loan files. LaSalle Bank National
                                              Association and Bear Stearns Commercial Mortgage Inc. are
                                              parties to a custodial agreement whereby LaSalle, for
                                              consideration, provides custodial services to Bear Stearns
                                              Commercial Mortgage Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial
                                              agreement, LaSalle Bank National Association is currently
                                              providing custodial services for most of the mortgage loans to be sold by Bear Stearns Commercial Mortgage Inc. to the
                                              depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial
                                              mortgage-backed securitization industry providing for the
                                              delivery, receipt, review and safekeeping of mortgage loan files.

PREPAYMENTS MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                                  The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and
                                              involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller's material breach of representations and warranties or material defects in a mortgage loan's
                                              documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans.

                                              The investment performance of your certificates may vary
                                              materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                              Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of

                                      S-80

                                              such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary
                                              prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                              o   the terms of the mortgage loans;

                                              o   the length of any prepayment lock-out period;

                                              o   the level of prevailing interest rates;

                                              o   the availability of mortgage credit;

                                              o   the applicable yield maintenance charges or prepayment
                                                  premiums and the ability of the master servicer, primary
                                                  servicer or special servicer to enforce the related
                                                  provisions;

                                              o   the failure to meet requirements for release of
                                                  escrows/reserves that result in a prepayment;

                                              o   the occurrence of casualties or natural disasters; and

                                              o   economic, demographic, tax or legal factors.

                                              Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a
                                              casualty or condemnation unless an event of default has occurred or (ii) in connection with the resolution of a specially
                                              serviced mortgage loan. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield
                                              maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

                                              Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods,
                                              defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that
                                              (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment
                                              premium or (ii) involuntary prepayments or repurchases will not occur.

                                              In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges.
                                              This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal
                                              interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as

                                      S-81

                                              described in this prospectus supplement. See Appendix II
                                              attached to this prospectus supplement for a description of the various prepayment provisions.

RELEASE OF COLLATERAL                         Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II attached to this prospectus supplement.
                                              In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged
                                              properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield
                                              maintenance charge on all or a portion of such payment. See
                                              Appendix II attached to this prospectus supplement for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE WILL BE
AFFECTED BY THE PRICE AT WHICH THE
CERTIFICATE WAS PURCHASED AND THE RATE,
TIMING AND AMOUNT OF DISTRIBUTIONS ON YOUR
CERTIFICATE                                   The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                              o   the interest rate for such certificate;

                                              o   the rate and timing of principal payments (including
                                                  principal prepayments) and other principal collections
                                                  (including loan purchases in connection with breaches of
                                                  representations and warranties) on or in respect of the
                                                  mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the
                                                  certificate balance of such certificate;

                                              o   the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                              o   the rate and timing of any reimbursement of the master
                                                  servicer, the special servicer or the trustee, as
                                                  applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified
                                                  mortgage loan on the date of such modification;

                                              o   the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

                                              o   the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an
                                                  effect on the amount of advancing required on the related
                                                  mortgage loan; and

                                              o   the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment

                                      S-82

                                                  premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                                              In addition, any change in the weighted average life of a
                                              certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF BORROWER DEFAULTS        The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered
                                              certificates:

                                              o   the aggregate amount of distributions on them;

                                              o   their yields to maturity;

                                              o   their rates of principal payments; and

                                              o   their weighted average lives.

                                              The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier
                                              alphabetical class designation (provided that the Class A-M
                                              Certificates will be senior in right to the Class A-J
                                              Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class
                                              J, Class H, Class G, Class F, Class E, Class D, Class C, Class
                                              B, Class A-J and Class A-M Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates, the Class
                                              A-2 Certificates, the Class A-3 Certificates, the Class A-AB
                                              Certificates, the Class A-4 Certificates and the Class A-1A
                                              Certificates, pro rata, and with respect to losses of interest only, the Class X Certificates based on their respective
                                              entitlements.

                                              If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a
                                              particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding
                                              certificate balance of such class.

                                              If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                              Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your

                                      S-83

                                              certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                              Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                              Furthermore, if P&I Advances and/or Servicing Advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

INTEREST ON ADVANCES AND COMPENSATION TO
THE MASTER SERVICER, THE SPECIAL SERVICER,
THE TRUSTEE MAY HAVE AN ADVERSE EFFECT ON
THE PAYMENTS ON YOUR CERTIFICATES             To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if
                                              applicable (and the related master servicer, the special
                                              servicer, the trustee or any fiscal agent in respect of any
                                              Non-Serviced Mortgage Loans), will be entitled to receive
                                              interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan.
                                              This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan.
                                              This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to
                                              compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive
                                              distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the
                                              certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS
WHICH MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                             Three (3) of the mortgaged properties, securing mortgage loans representing 1.7% of the initial outstanding pool balance (and representing 1.9% of the initial outstanding loan group 1
                                              balance), are subject to a first mortgage lien on a leasehold interest under a ground lease.

                                      S-84

                                              Leasehold mortgage loans are subject to certain risks not
                                              associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
                                              "mortgageable" ground lease.

                                              In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                              Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease
                                              (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt
                                              lessee/borrower's right to refuse to treat a ground lease
                                              rejected by a bankrupt lessor as terminated. In such
                                              circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the
                                              mortgage.

                                              In a decision by the United States Court of Appeals for the
                                              Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC,
                                              327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f)
                                              of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's
                                              possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11
                                              U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the
                                              property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold
                                              interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under
                                              Section 363(f) of the Bankruptcy Code would not be authorized
                                              (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of
                                              Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed

                                      S-85

                                              sale of a leased premises. As a result, we cannot provide
                                              assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                              Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE MORTGAGE LOAN SELLERS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF THE
MORTGAGE LOANS                                In the event of the insolvency of any mortgage loan seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your
                                              certificates could occur.

                                              Based upon opinions of counsel that the conveyance of the
                                              mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a
                                              position. Even if actions seeking such results were not
                                              successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                                  Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the Underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE ENTAILS RISKS
WHICH MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                             The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans.
                                              Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described

                                      S-86

                                              in this prospectus supplement under the definition of "Weighted
                                              Average Net Mortgage Rate" in the "Glossary of Terms." Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                              In general, mortgage loans with relatively high mortgage
                                              interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-87

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

      Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI")
is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it. BSCMI originates and underwrites loans through its New York
City and Los Angeles offices.

      BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $29 billion, of which approximately $22 billion has been securitized. Of the approximately $22 billion of securitized commercial mortgage loans, approximately $14 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $8 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

      BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an affiliate of
BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital
Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor acts as depositor. As of January 1, 2006,
BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately $5 billion of commercial mortgage loans through the PWR program.

                                      S-88

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

      General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

    PROPERTY TYPE                       DSCR GUIDELINE    LTV RATIO GUIDELINE
    -------------                       --------------    -------------------
    Multifamily                             1.20x                 80%
    Office                                  1.25x                 75%
    Anchored Retail                         1.20x                 80%
    Unanchored Retail                       1.30x                 75%
    Self-storage                            1.30x                 75%
    Hotel                                   1.40x                 70%
    Industrial                              1.25x                 70%
    Manufactured Housing Community          1.25x                 75%

      Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

                                      S-89

      Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

         PROPERTY TYPE                     RESERVE GUIDELINE
         -------------                     -----------------
         Multifamily                       $250 per unit
         Office                            $0.20 per square foot
         Retail                            $0.15 per square foot
         Self-storage                      $0.15 per square foot
         Hotel                             5% of gross revenue
         Industrial                        $0.10 - $0.15 per square foot
         Manufactured Housing Community    $50 per pad

      Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates

                                      S-90

subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on
December 31, 2005.

                                                                    TOTAL MSMC          TOTAL
                                                                  MORTGAGE LOANS        MSMC
                                    TOTAL MSMC MORTGAGE LOANS    SECURITIZED WITH     MORTGAGE
                   TOTAL MSMC           SECURITIZED WITH          NON-AFFILIATED        LOANS
YEAR             MORTGAGE LOANS*      AFFILIATED DEPOSITOR          DEPOSITOR        SECURITIZED
----             ---------------    -------------------------    ----------------    -----------

                                     (APPROXIMATE AMOUNTS IN BILLIONS OF $S)
2005                  12.1                     8.2                       1.8             10.0
2004                   7.7                     5.3                       1.2              6.5
2003                   6.4                     3.3                       1.3              4.6
2002                   4.6                     2.2                       0.6              2.8

      * Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

                                      S-91

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

      MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

      Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together

                                      S-92

with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP" program in which Morgan Stanley Capital I Inc. and Bear
Stearns Commercial Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities, Inc.
acts as depositor and the "HQ" and "LIFE" programs in which Morgan Stanley
Capital I Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and December 31, 2005, Wells Fargo Bank originated approximately 2,966 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $14.6 billion, which were included in approximately 42 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction Parties-Master
Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "-Environmental Assessments," "-Property Condition Assessments,"
"-Seismic Review Process," and "-Zoning and Building Code Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to

                                      S-93

certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of Underwritten
Net Cash Flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

      In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has and in which PCFII is anticipating to participate in include the "TOP" program in which Bear Stearns Commercial Mortgage
Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage
Securities Inc. acts as depositor and the "IQ" and "HQ" programs in which Morgan
Stanley Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December 31, 2005, was approximately $7.4 billion. As of such date, these securitized loans included approximately 1,112 mortgage loans, all of which were fixed rate and which have been included in approximately 31 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31,

                                      S-94

2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or
PCFII's total securitizations have grown from approximately $337.7 million in
1999 to approximately $2.2 billion in 2005.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In

                                      S-95

addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

Principal Commercial Funding, LLC

      Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-owned subsidiary of Principal
Financial Services, Inc., which is wholly-owned by Principal Financial Group
(NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des
Moines, Iowa 50392, telephone number (515) 248-3944.

      PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us. Principal Global
Investors, LLC, an affiliate of PCF and a primary servicer in this transaction, services the mortgage loans sold to the trust by PCF.

Principal Commercial Funding, LLC's Commercial Real Estate Securitization
Program

      PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which Bear Stearns Commercial Mortgage Securities, Inc. and
Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR"
program in which Bear Stearns Commercial Mortgage Securities, Inc. acts as depositor and the "IQ", "HQ" and "LIFE" programs in which Morgan Stanley Capital
I Inc. has acted as depositor.

      As of December 31, 2005, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $7.4 billion (the "PCF Securitized Loans"). As of such date, the
PCF Securitized Loans included approximately 1,112 mortgage loans, all of which were fixed rate, which have been included in approximately 31 securitizations.
In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005,
PCF originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as

                                      S-96

depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

      The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

      Principal Global Investors, LLC, an affiliate of PCF and a primary servicer in this transaction, services such mortgage loans on PCF's behalf. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

Underwriting Standards

      Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan.
This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "Appraisals," "Environmental Assessments,"
"Property Condition Assessments," "Seismic Review Process," and "Zoning and
Building Code Compliance."

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PCF's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of

                                      S-97

additional collateral such as reserves, letters of credit and/or guarantees,
PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix I hereto may differ from the amount calculated at the time of origination. In addition, PCF's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

      The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

      Bear Stearns Commercial Mortgage Securities Inc., the depositor, is a
Delaware corporation. Our principal executive offices are located at 383 Madison
Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

      The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. Bear Stearns Commercial Mortgage Securities Inc.
will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i)
appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and
(v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Bear Stearns Commercial Mortgage Securities Trust 2006-TOP22 (the "Trust"). The
Trust will be a New York common law trust that will be formed on the Closing
Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing
Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO
Property, issuing the certificates, making distributions, providing reports to
Certificateholders and other activities described in this prospectus supplement.
Accordingly, the Trust may not issue securities other than the certificates, or invest in

                                      S-98

securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered Certificates--Amendments to the Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Certificate Registrar and Authenticating
Agent," "--The Master Servicer," and "--The Special Servicer" and "Servicing of
the Mortgage Loans."

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

      LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee on approximately 590 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of
February 28, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions which it serves as trustee numbers 408 with an outstanding certificate balance of approximately $266.2 billion. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - Bear
Stearns Commercial Mortgage Securities Trust 2006-TOP22, Commercial Mortgage
Pass-Through Certificates, Series 2006-TOP22, or at such other address as the trustee may designate from time to time. As of June 30, 2005, LaSalle Bank
National Association had total assets of approximately $69.7 billion.

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times

                                      S-99

rated not less than "Prime-1" by Moody's and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and
"Aa3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances"
in this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability

                                      S-100

or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing
Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of certificates with a rating as evidenced in writing by the Rating
Agencies, then Bear Stearns Commercial Mortgage Securities Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv)
above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

      As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.0015% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

                                      S-101

The Custodian

      LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the
United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

      The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

      Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 325 series of

                                      S-102

commercial mortgage-backed securities and, as of November 30, 2005, was acting as paying agent with respect to more than $200 billion of outstanding commercial mortgage-backed securities.

      Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

      Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of December 31, 2005, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 9,026 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $72.3 billion, including approximately 7,605 loans securitized in approximately 73 commercial mortgage-backed securitization transactions master serviced by Wells Fargo Bank and having an aggregate outstanding principal balance of approximately $65.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac.
The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of
America, as of December 31, 2005, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of the master servicer are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

                                      S-103

      The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that following the Closing Date the master servicer may not appoint a sub-servicer without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC and Principal Commercial Funding, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance
Company. PGI is the parent of Principal Commercial Funding, LLC, who owns a 49%
interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of December 31, 2005, PGI was responsible for servicing approximately
2,700 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $19 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients.
The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of December 31, 2005, PGI was a primary servicer in approximately 34 commercial mortgage-backed securitization transactions, servicing approximately
1,200 loans with an aggregate outstanding principal balance of approximately
$8.0 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding, LLC and Principal Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o   collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o   providing certain CMSA reports to the master servicer;

      o   processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

                                      S-104

      o   handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

      ARCap Servicing, Inc. will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially
Serviced Mortgage Loans and REO Properties. ARCap Servicing, Inc. ("ASI") is a
corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of ARCap REIT, Inc. ARCap REIT, Inc. is anticipated to be the operating advisor with respect to the transaction described in this prospectus supplement. The principal offices of ARCap Servicing, Inc. are located at 5221 N. O'Connor Blvd. Suite 600, Irving, Texas 75039, and its
telephone number is 972-868-5300.

      Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General". ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

      ASI has a special servicer rating of "CSS1" from Fitch. ASI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of December 31, 2005, ASI was the named special servicer in approximately 51 commercial mortgage-backed securities transactions representing approximately 7,713 loans, with an aggregate outstanding principal balance of approximately $54 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 60 assets with an outstanding principal balance of approximately $373 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through December 31, 2005, ASI has resolved 212 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.16 billion.

      The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

      ARCap Servicing, Inc. has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the
Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

                                      S-105

      ASI was formed in 2002 for the purpose of supporting its parent's related business of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 51 transactions consisting of approximately 7,713 loans with an approximate outstanding aggregate principal balance of $54 billion as of December 31, 2005.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

      The depositor is an affiliate of Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller and sponsor, and Bear, Stearns & Co. Inc., one of the underwriters. Morgan Stanley Capital Inc., a mortgage loan seller and sponsor is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters.
Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC, each a sponsor and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by
Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC, are
affiliates. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer and the paying agent with respect to the mortgage loans included in the Trust. LaSalle Bank National Association is a party to custodial agreements with both Morgan Stanley Mortgage Capital Inc. and Bear
Stearns Commercial Mortgage Inc. whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party. Pursuant to these custodial agreements, LaSalle Bank
National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc. and Bear
Stearns Commercial Mortgage Inc. For more information on these custodial agreements, see "Risk Factors - Conflicts of Inerest May Have An Adverse Effect
On Your Certificates - Other Conflicts."

                                      S-106

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2006-TOP22 Commercial Mortgage Pass-Through Certificates will be issued on or about April , 2006 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

      o   the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

      o   any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o   a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

      o   certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

      The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The certificates will consist of various Classes, to be designated as:

      o   the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
          Certificates, the Class A-AB Certificates, the Class A-4 Certificates
          and the Class A-1A Certificates;

      o   the Class X Certificates;

      o   the Class A-M Certificates, the Class A-J Certificates, the Class B
          Certificates, the Class C Certificates, the Class D Certificates, the
          Class E Certificates, the Class F Certificates, the Class G
          Certificates, the Class H Certificates, the Class J Certificates, the
          Class K Certificates, the Class L Certificates, the Class M
          Certificates, the Class N Certificates, the Class O Certificates and
          the Class P Certificates; and

      o   the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

      The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus

                                      S-107

under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial
Certificate Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                       APPROXIMATE INITIAL       APPROXIMATE
                      AGGREGATE CERTIFICATE   PERCENT OF INITIAL       RATINGS         APPROXIMATE
          CLASS              BALANCE             POOL BALANCE      (FITCH/MOODY'S)    CREDIT SUPPORT
      -------------   ---------------------   ------------------   ---------------    --------------

       Class A-1          $ 96,790,000               5.68%             AAA/Aaa           27.000%
       Class A-2          $212,000,000              12.44%             AAA/Aaa           27.000%
       Class A-3          $ 95,100,000               5.58%             AAA/Aaa           27.000%
       Class A-AB         $ 81,500,000               4.78%             AAA/Aaa           27.000%
       Class A-4          $563,831,000              33.08%             AAA/Aaa           27.000%
       Class A-1A         $195,208,000              11.45%             AAA/Aaa           27.000%
       Class A-M          $170,469,000              10.00%             AAA/Aaa           17.000%
       Class A-J          $125,722,000               7.38%             AAA/Aaa            9.625%

                                      S-108

      The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates represent the approximate credit support for the Class
A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in
the aggregate.

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of those certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount. The Notional
Amount of the Class X Certificates will be equal to the aggregate of the
Certificate Balances of the Classes of Principal Balance Certificates
outstanding from time to time.

      Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$1,704,697,348, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

      The Offered Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted
Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

      The Pass-Through Rate applicable to the Class X Certificates for the
initial Distribution Date will equal approximately    % per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the
Principal Balance Certificates. The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of
Principal Balance Certificates. Under no circumstances will any Class X Strip
Rate be less than zero.

      The Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates will, at all times, accrue interest at a per annum rate equal to
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted
Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net
Mortgage Rate less a specified percentage, which percentage may be zero. The
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
will, at all times, accrue interest at a per annum rate equal to the lesser of %
per annum and the Weighted Average Net Mortgage Rate.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any

                                      S-109

month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

      Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in May 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

      The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

      Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

      Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (or
January or February if the related Distribution Date is the final Distribution
Date), the paying agent will withdraw an amount from the Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

                                      S-110

      Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

   TYPE/RECIPIENT                              AMOUNT                             FREQUENCY      SOURCE OF PAYMENT
   --------------                              ------                             ---------      -----------------

Fees

Servicing Fee /        The product of the portion of the per annum Master       Monthly.       Interest payment on
Master Servicer        Servicing Fee Rate for the master servicer                              the related mortgage
                       applicable to such month, determined in the same                        loan.
                       manner as the applicable mortgage rate is determined
                       for each mortgage loan for such month, and the
                       Scheduled Principal Balance of each mortgage loan,
                       reduced by any Compensating Interest Payment. The
                       Master Servicing Fee Rate (including any
                       subservicing fees) will range, on a loan-by-loan
                       basis, from 0.02% per annum to 0.14% per annum.

Additional             o    50% of assumption fees on non-Specially             Time to time.  The related fees or
Servicing                   Serviced Mortgage Loans that require                               investment income.
Compensation /              special servicer consent and 100% of such
Master Servicer             fees on non-Specially Serviced Mortgage
                            Loans that do not require special servicer
                            consent;

                       o    all late payment fees and net default interest
                            (other than on Specially Serviced Mortgage
                            Loans) not used to pay interest on Advances and
                            additional trust fund expenses;

                       o    100% of application, loan modification,
                            forbearance and extension fees on non-Specially
                            Serviced Mortgage Loans;

                       o    all investment income earned on amounts on
                            deposit in the Collection Account and (if not
                            required to be paid to borrower) escrow
                            accounts;

                       o    any Prepayment Interest Excess not used to
                            offset Prepayment Interest Shortfalls (other
                            than on Specially Serviced Mortgage Loans); and

                       o    the Primary Servicer is entitled to all or a
                            portion of the fees otherwise payable to the
                            master servicer set forth in the five bullet
                            points above that are paid on the mortgage
                            loans for which it acts as the primary
                            servicer.

Special Servicing      The product of the portion of a rate equal to            Monthly.       Collections on the
Fee / Special          0.25% per annum applicable to such month,                               mortgage loans in the
Servicer               determined in the same manner as the applicable                         mortgage pool.
                       mortgage rate is determined for each Specially
                       Serviced Mortgage Loan for such month, and the
                       Scheduled Principal Balance of each Specially
                       Serviced Mortgage Loan.

Workout Fee /          1.0% of each collection of principal and                 Monthly.       The related
Special Servicer       interest on each Rehabilitated Mortgage Loan.                           collection of
                                                                                               principal and/or
                                                                                               interest.

                                      S-111

   TYPE/RECIPIENT                              AMOUNT                             FREQUENCY      SOURCE OF PAYMENT
   --------------                              ------                             ---------      -----------------

Liquidation Fee /      1.0% of the Liquidation Proceeds received in             Upon receipt     The related
Special Servicer       connection with a full or partial liquidation of         of Liquidation   Liquidation Proceeds,
                       a Specially Serviced Mortgage Loan or related            Proceeds,        Condemnation Proceeds
                       REO Property and/or any Condemnation Proceeds or         Condemnation     or Insurance Proceeds
                       Insurance Proceeds received by the trust (other          Proceeds and
                       than Liquidation Proceeds received in connection         Insurance
                       with a repurchase by a mortgage loan seller or           Proceeds.
                       purchase by a mezzanine or subordinate lender
                       within the time periods specified in the
                       definition of Liquidation Fee in this prospectus
                       supplement).

Additional Special     o    all late payment fees and net default
Servicing                   interest (on Specially Serviced Mortgage            Time to time.    The related fee or
Compensation /              Loans) not used to pay interest on Advances;                         investment income.
Special
                       o    50% of assumption fees on non-Specially
                            Servicer Serviced Mortgage Loans that require
                            special servicer consent and 100% of such fees
                            on Specially Serviced Mortgage Loans;

                       o    100% of application, loan modification,
                            forbearance and extension fees on Specially
                            Serviced Mortgage Loans; and

                       o    all investment income received on funds
                            in any REO Account.

Trustee Fee /          The product of the portion of a rate equal to            Monthly.         Interest on each
Trustee & Paying       0.0015% per annum applicable to such month,                               mortgage loan.
Agent                  determined in the same manner as the applicable
                       mortgage rate is determined for each mortgage loan
                       for such month, and the Scheduled Principal Balance
                       of each mortgage loan. A portion of the Trustee Fee
                       is payable to the paying agent.

Primary Servicing      The product of the applicable Primary Servicing          Monthly.         Collections on the
Fees                   Fee Rate and the Scheduled Principal Balance of                           related mortgage
                       the applicable mortgage loan immediately before                           loan.
                       the related Due Date (prorated for the number of
                       days during the calendar month for that mortgage
                       loan for which interest actually accrues on that
                       mortgage loan).  The Primary Servicing Fee Rate
                       for each of Principal Global Investors, LLC and
                       Wells Fargo Bank, National Association is 0.01%
                       per annum.

Expenses

Servicing              To the extent of funds available, the amount of          Time to time.    Recoveries on the
Advances / Master      any Servicing Advances.                                                   related mortgage
Servicer and                                                                                     loan, or to the
Trustee                                                                                          extent that the
                                                                                                 party making the
                                                                                                 advance determines
                                                                                                 it is nonrecoverable,
                                                                                                 from collections in the
                                                                                                 Certificate Account.

                                      S-112

   TYPE/RECIPIENT                              AMOUNT                             FREQUENCY      SOURCE OF PAYMENT
   --------------                              ------                             ---------      -----------------

Interest on            At Prime Rate.                                       When Advance         First from late
Servicing Advances                                                          is reimbursed.       payment charges and
/ Master Servicer                                                                                default interest in
and Trustee                                                                                      excess of the
                                                                                                 regular interest
                                                                                                 rate, and then from
                                                                                                 collections in the
                                                                                                 Certificate Account.

P&I Advances /         To the extent of funds available, the amount of      Time to time.        Recoveries on the
Master Servicer and    any P&I Advances.                                                         related mortgage
Trustee                                                                                          loan, or to the
                                                                                                 extent that the
                                                                                                 party making the
                                                                                                 advance determines
                                                                                                 it is nonrecoverable,
                                                                                                 from collections in the
                                                                                                 Certificate Account.

Interest on P&I        At Prime Rate.                                       When Advance         First from late
Advances / Master                                                           is reimbursed.       payment charges and
Servicer and Trustee                                                                             default interest in
                                                                                                 excess of the
                                                                                                 regular interest
                                                                                                 rate, and then from
                                                                                                 all collections in
                                                                                                 the Certificate
                                                                                                 Account.

Indemnification        Amounts for which the trustee, the paying agent,     From time to         All collections in
Expenses / Trustee,    the master servicer and the special servicer are     time.                the Certificate
Paying Agent,          entitled to indemnification.                                              Account.
Master Servicer and
Special Servicer

Trust Fund Expenses    Based on third party charges.                        From time to         All collections in
not Advanced (may                                                           time.                the Certificate
include                                                                                          Account.
environmental
remediation costs,
appraisals,
independent
contractor to
operate REO)

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)   to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
      A-4, Class A-1A and Class X Certificates, concurrently,

            o     to the holders of the Class A-1, Class A-2, Class A-3, Class
                  A-AB and Class A-4, the Distributable Certificate Interest
                  Amount in respect of each such Class for such Distribution
                  Date (which shall be payable from amounts in the Available
                  Distribution

                                      S-113

                  Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            o     to the holders of the Class A-1A Certificates, the
                  Distributable Certificate Interest Amount in respect of such
                  Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to
                  Loan Group 2);

            o     to the holders of the Class X Certificates, the Distributable
                  Certificate Interest Amount in respect of that Class for such
                  Distribution Date;

provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior
Certificates or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those
Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii)  to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
      A-4 and Class A-1A Certificates, the Principal Distribution Amount for
      such Distribution Date, concurrently:

      (A)   to the holders of the Class A-1A Certificates in an amount equal to the lesser of --

            o     the portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 2 and, on or after the Distribution Date on which the aggregate
                  Certificate Balance of the Class A-1, Class A-2, Class A-3,
                  Class A-AB and Class A-4 Certificates has been reduced to
                  zero, the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 1
                  (net of any portion thereof that is distributable on that
                  Distribution Date to the holders of the Class A-1, Class A-2,
                  Class A-3, Class A-AB and/or Class A-4 Certificates), and

            o     the aggregate Certificate Balance of the Class A-1A
                  Certificates immediately prior to that Distribution Date;

      (B)   to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates collectively in an aggregate amount equal to the lesser of --

            o     the portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 1 and, on or after the Distribution Date on which the aggregate
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution
                  Amount for that Distribution Date that is attributable to Loan
                  Group 2 (net of any portion thereof that is distributable on that Distribution Date to the holders of the Class A-1A
                  Certificates), and

            o     the aggregate Certificate Balance of the Class A-1, Class A-2,
                  Class A-3, Class A-AB and Class A-4 Certificates immediately prior to that Distribution Date;

                  which amount described in (B) above (the "Certificate Group 1
                  Principal Distribution Amount") will be further allocated
                  among those holders in the following amounts and order of
                  priority:

            o     first, to the holders of the Class A-AB Certificates in an amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, and

                                      S-114

                  (2)   an amount sufficient to reduce the aggregate Certificate
                        Balance of the Class A-AB Certificates to the Class A-AB
                        Planned Principal Balance for that Distribution Date;

            o     second, to the holders of the Class A-1 Certificates in an amount equal to the lesser of--

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balance of the Class A-AB Certificates to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date as described in the preceding bullet
                        and paid to the holders of that Class on that
                        Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-1
                        Certificates immediately prior to that Distribution
                        Date;

            o     third, to the holders of the Class A-2 Certificates in an
            amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date) or the Class A-1 Certificates, in
                        each case as described in the preceding bullets and paid
                        to the holders of those Classes on that Distribution
                        Date, and

                  (2)   the aggregate Certificate Balance of the Class A-2
                        Certificates immediately prior to that Distribution
                        Date;

            o     fourth, to the holders of the Class A-3 Certificates in an amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balance of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date), or the Class A-1 or Class A-2
                        Certificates, in each case as described in the preceding
                        bullets and paid to the holders of those Classes on that
                        Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-3
                        Certificates immediately prior to that Distribution
                        Date;

            o     fifth, to the holders of the Class A-AB Certificates in an amount (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date as described in the first bullet
                        above), or the Class A-1, Class A-2 or Class A-3
                        Certificates, in each case as described in the preceding
                        bullets and paid to the holders of those Classes on that
                        Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-AB
                        Certificates immediately after the allocation made
                        pursuant to the first bullet above; and

            o     finally, to the holders of the Class A-4 Certificates in an amount equal to the lesser of --

                                      S-115

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to the Class A-1, Class
                        A-2, or Class A-3 or Class A-AB Certificates, in each
                        case as described in the preceding bullets and paid to
                        the holders of those Classes on that Distribution Date,
                        and

                  (2)   the aggregate Certificate Balance of the Class A-4
                        Certificates immediately prior to that Distribution Date

(iii)   to the holders of the Class A Senior Certificates and the Class X
        Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized
        Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the
        Notional Amount), plus interest on such Realized Losses or Expense
        Losses, at one-twelfth the applicable Pass-Through Rate;

(iv)    to the holders of the Class A-M Certificates, the Distributable
        Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(v)     upon payment in full of the aggregate Certificate Balance of the Class
        A-4 and Class A-1A Certificates, to the holders of the Class A-M
        Certificates, the Principal Distribution Amount for such Distribution
        Date until the aggregate Certificate Balance of the Class A-M
        Certificates has been reduced to zero; the portion of the Principal
        Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates;

(vi)    to the holders of the Class A-M Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

(vii)   to the holders of the Class A-J Certificates, the Distributable
        Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(viii)  upon payment in full of the aggregate Certificate Balance of the Class
        A-M Certificates, to the holders of the Class A-J Certificates, the
        Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the
        Class A Senior and Class A-M Certificates;

(ix)    to the holders of the Class A-J Certificates, to reimburse them for any
        Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

(x)     to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

       Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

                                      S-116

o  first, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
   Class A-1A Certificates, in proportion to their respective Certificate
   Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o  second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
   Class A-1A Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense
   Losses previously allocated to such Classes, plus interest on such Realized
   Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

      On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates and the Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates:

      (1)   to pay interest to the holders of the particular Class of
            certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such Class of certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other Class of
            Subordinate Certificates, if any, with an earlier alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the particular Class of
            certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

      (3)   to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class P
Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates) -- for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense
Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

Class A-AB Planned Principal Balance

      On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the Certificate Group 1
Principal Distribution Amount (including after the principal balance of the
Class A-1A Certificates has been reduced to zero, the portions of the Principal
Distribution Amount for that Distribution Date that is attributable to Loan
Group 2) in either case, to reduce its Certificate Balance to the Planned
Principal Balance for such Distribution Date as described in
"--Distributions--Application of the Available

                                      S-117

Distribution Amount" above. The "Planned Principal Balance" for any Distribution
Date is the balance shown for such Distribution Date in the table set forth in
Schedule A to this prospectus supplement. These balances were calculated using, among other things, the Structuring Assumptions. Based on these assumptions, the
Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on
Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-AB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date on Schedule A. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining Certificate Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the
Class A-AB Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that
Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in Loan Group 1 and collected during the related
Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A
Certificates, (b) the Base Interest Fraction for the related principal prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges
relating to a mortgage loan in Loan Group 2 and collected during the related
Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

      No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property may be acquired by the trust fund with respect to a Non-Serviced Mortgage Loan acquired under a Non-Serviced
Mortgage Loan Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing
Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such

                                      S-118

REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under
"--Advances" below and the effect of any Appraisal Reductions described under
"--Appraisal Reductions" below, the master servicer will be required to make P&I
Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

      As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

      The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

      Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to

                                      S-119

the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

      Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional
Amount), to the Class X Certificates, pro rata with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon.

      Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

                                      S-120

      Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

      Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

      Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

      Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

      In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

                                      S-121

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans.

      The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

      Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

      On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o  the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o  a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any
   Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan,
   the portion of the Appraisal Reduction that is allocable to such Non-Serviced
   Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

      In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

                                      S-122

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

      The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

      Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

      Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may

                                      S-123

make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o     insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

      o     items such as real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien;

      o     any ground rents in respect of such REO Property; and

      o     other costs and expenses necessary to maintain, manage or operate such REO Property.

      Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

      The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

      In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or

                                      S-124

Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance
(together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized
Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination;
Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that Distribution Date. Any provision in the
Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the
master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

      In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date (in the aggregate and by Loan Group as appropriate):

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (i)     the date of such Distribution Date, and of the Record Date,
                    Interest Accrual Period, and Determination Date for such
                    Distribution Date;

            (ii)    the Available Distribution Amount for the Distribution Date,
                    and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash
                    flows);

                                      S-125

            (iii)   the aggregate amount of servicing fees, Special Servicing
                    Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the Primary Servicer, the
                    special servicer, the holders of the rights to Excess
                    Servicing Fees, the trustee and the paying agent with
                    respect to the Mortgage Pool;

            (iv)    the amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance
                    reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                    payment of those amounts, if applicable;

            (v)     the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of that Class;

            (vi)    the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

            (vii)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                    Class of certificates;

            (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

            (ix)    the aggregate Certificate Balance or Notional Amount of each
                    Class of certificates before and after giving effect to the distribution made on such Distribution Date;

            (x)     the Pass-Through Rate applicable to each Class of
                    certificates for such Distribution Date;

            (xi)    the weighted average mortgage rate (and interest rates by
                    distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (xii)   the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans and weighted average remaining term at the
                    close of business on the related Determination Date, with
                    respect to the Mortgage Pool and with respect to each Loan
                    Group;

            (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                    (A)   delinquent 30 to 59 days,

                    (B)   delinquent 60 to 89 days,

                    (C)   delinquent 90 days or more,

                    (D)   as to which foreclosure proceedings have been
                          commenced, or

                    (E)   as to which bankruptcy proceedings have been
                          commenced;

            (xiv)   the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances outstanding, separately stated,
                    that have been made by the master servicer, the special
                    servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances made by the applicable
                    Non-Serviced Mortgage Loan Master Servicer in respect of the
                    Non-Serviced Mortgage Loans;

                                      S-126

            (xv)    the number and related principal balances of any mortgage
                    loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a
                    description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period);

            (xvi)   with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the
                    date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

            (xvii)  as of the related Determination Date:

                    (A)   as to any REO Property sold during the related
                    Collection Period, the date of the related determination by such special servicer that it has recovered all payments
                    which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable
                    Certificate Account, and

                    (B)   the aggregate amount of other revenues collected by
                    each special servicer with respect to each REO Property
                    during the related Collection Period and credited to the
                    applicable Certificate Account, in each case identifying
                    such REO Property by the loan number of the related mortgage loan;

            (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage
                    Pool and with respect to each Loan Group;

            (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or
                    Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xx)    Material Breaches of mortgage loan representations and
                    warranties of which the trustee, the master servicer or the special servicer has received written notice; and

            (xxi)   the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date, with respect to the Mortgage Pool (and in the case of the Non-Serviced Mortgage Loans, the amount of any appraisal reductions effected under the related Non-Serviced Mortgage
                    Loan Pooling and Servicing Agreement).

      (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(xix) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to

                                      S-127

the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

      The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

      o     the Pooling and Servicing Agreement and any amendments to it;

      o     all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;

      o     all officer's certificates delivered to the paying agent since the
            Closing Date;

      o     all accountants' reports delivered to the paying agent since the
            Closing Date;

      o     the mortgage loan files;

      o     any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

                                      S-128

      o     any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2006-TOP22." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-129

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in April 2006:

      The close of business on

      April 1 (except as described in      (A)  Cut-off Date.
      this prospectus supplement)

      April 28                             (B)  Record Date for all Classes of
                                                Certificates.

      April 2 - May 5                      (C)  The Collection Period. The
                                                master servicer receives
                                                Scheduled Payments due after
                                                the Cut-off Date and any
                                                Principal Prepayments made
                                                after the Cut-off Date and on
                                                or prior to May 5.

      May 5                                (D)  Determination Date.

      May 11                               (E)  Master Servicer Remittance Date.

      May 12                               (F)  Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

      (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

      (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to May 5, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

      (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      (F)   The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-130

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any
Class may be earlier or later (and could be substantially later) than the expected final distribution date.

      The Rated Final Distribution Date of each Class of certificates is the
Distribution Date in April 2038.

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

      o     to cure any ambiguity;

      o     to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and
            Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate
            Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

      o     to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC
            (or the grantor trust portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

      o     to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

      o     to modify, add to or eliminate the provisions in the Pooling and
            Servicing Agreement relating to transfers of Residual Certificates;

      o     to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

      o     to modify the provisions relating to the timing of reimbursements of
            Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

      o     any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
            Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the trust). In addition, no amendment to the Pooling and Servicing Agreement that is

                                      S-131

materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

      o     reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

      o     reduce the aforesaid percentages of aggregate certificate percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
            Class of certificates affected thereby;

      o     eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the
            Code; or

      o     adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I,
            Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the holders of the Class P
            Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

      Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional
Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each

                                      S-132

Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o     the Pass-Through Rate for such certificate;

      o     the rate and timing of principal payments, including Principal
            Prepayments, and other principal collections on the mortgage loans
            (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

      o     the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

      o     the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
            Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions

                                      S-133

will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

      The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more Classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a
Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such Class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 2.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-M through Class P Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is

                                      S-134

greater than or equal to Certificate Balances of such Certificates, the Class
A-1A Certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3, Class
A-AB and Class A-4 Certificates without regard to Loan Group.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or notional amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that

                                      S-135

Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates) order of
Class designation -- from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates. As to each of such Classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such Class until such
Certificate Balance is reduced to zero (in the case of the Principal Balance
Certificates); (ii) second, Unpaid Interest owing to such Class; and (iii)
third, Distributable Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class
A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4
Certificates and Class A-1A Certificates, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding
Certificate Balances or accrued interest, as the case may be. Net Aggregate
Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses
generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal

                                      S-136

balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the weighted average life on the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

      o     multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

      o     summing the results; and

      o     dividing the sum by the aggregate amount of the reductions in the
            Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will

                                      S-137

prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%        25%       50%       75%      100%
-----------------------------   -------   -------   -------   -------   -------
Closing Date                     100%      100%      100%      100%      100%
April 2007                        88%       88%       88%       88%       88%
April 2008                        74%       74%       74%       74%       74%
April 2009                        58%       58%       58%       58%       58%
April 2010                        40%       31%       19%       2%        0%
April 2011                        0%        0%        0%        0%        0%
Weighted average life (years)    2.99      2.95      2.90      2.85      2.79

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%        25%       50%       75%      100%
-----------------------------   -------   -------   -------   -------   -------
Closing Date                     100%      100%      100%      100%      100%
April 2007                       100%      100%      100%      100%      100%
April 2008                       100%      100%      100%      100%      100%
April 2009                       100%      100%      100%      100%      100%
April 2010                       100%      100%      100%      100%       71%
April 2011                        0%        0%        0%        0%        0%
Weighted average life (years)    4.64      4.64      4.63      4.61      4.38

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%        25%       50%       75%      100%
-----------------------------   -------   -------   -------   -------   -------
Closing Date                     100%      100%      100%      100%      100%
April 2007                       100%      100%      100%      100%      100%
April 2008                       100%      100%      100%      100%      100%
April 2009                       100%      100%      100%      100%      100%
April 2010                       100%      100%      100%      100%      100%
April 2011                       100%      100%      100%      100%      100%
April 2012                       100%      100%      100%      100%      100%
April 2013                        0%        0%        0%        0%        0%
Weighted average life (years)    6.55      6.55      6.54      6.54      6.46

                                      S-138

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%        25%       50%       75%      100%
-----------------------------   -------   -------   -------   -------   -------
Closing Date                     100%      100%      100%      100%      100%
April 2007                       100%      100%      100%      100%      100%
April 2008                       100%      100%      100%      100%      100%
April 2009                       100%      100%      100%      100%      100%
April 2010                       100%      100%      100%      100%      100%
April 2011                       100%      100%      100%      100%      100%
April 2012                        78%       78%       78%       78%       78%
April 2013                        55%       55%       55%       55%       55%
April 2014                        31%       31%       31%       30%       29%
April 2015                        0%        0%        0%        0%        0%
Weighted average life (years)    7.17      7.17      7.17      7.16      7.15

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%        25%       50%       75%      100%
-----------------------------   -------   -------   -------   -------   -------
Closing Date                     100%      100%      100%      100%      100%
April 2007                       100%      100%      100%      100%      100%
April 2008                       100%      100%      100%      100%      100%
April 2009                       100%      100%      100%      100%      100%
April 2010                       100%      100%      100%      100%      100%
April 2011                       100%      100%      100%      100%      100%
April 2012                       100%      100%      100%      100%      100%
April 2013                       100%      100%      100%      100%      100%
April 2014                       100%      100%      100%      100%      100%
April 2015                       100%      100%       99%       99%       96%
April 2016                        0%        0%        0%        0%        0%
Weighted average life (years)    9.67      9.65      9.64      9.61      9.45

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%        25%       50%       75%      100%
-----------------------------   -------   -------   -------   -------   -------
Closing Date                     100%      100%      100%      100%      100%
April 2007                        99%       99%       99%       99%       99%
April 2008                        98%       98%       98%       98%       98%
April 2009                        97%       97%       97%       97%       97%
April 2010                        96%       96%       96%       96%       96%
April 2011                        95%       95%       95%       95%       95%
April 2012                        89%       89%       89%       89%       89%
April 2013                        87%       87%       87%       87%       87%
April 2014                        86%       86%       86%       86%       86%
April 2015                        80%       80%       80%       80%       80%
April 2016                        0%        0%        0%        0%        0%
Weighted average life (years)    9.06      9.05      9.04      9.02      8.84

                                      S-139

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%        25%       50%       75%      100%
-----------------------------   -------   -------   -------   -------   -------
Closing Date                     100%      100%      100%      100%      100%
April 2007                       100%      100%      100%      100%      100%
April 2008                       100%      100%      100%      100%      100%
April 2009                       100%      100%      100%      100%      100%
April 2010                       100%      100%      100%      100%      100%
April 2011                       100%      100%      100%      100%      100%
April 2012                       100%      100%      100%      100%      100%
April 2013                       100%      100%      100%      100%      100%
April 2014                       100%      100%      100%      100%      100%
April 2015                       100%      100%      100%      100%      100%
April 2016                        0%        0%        0%        0%        0%
Weighted average life (years)    9.89      9.89      9.89      9.89      9.72

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%        25%       50%       75%      100%
-----------------------------   -------   -------   -------   -------   -------
Closing Date                     100%      100%      100%      100%      100%
April 2007                       100%      100%      100%      100%      100%
April 2008                       100%      100%      100%      100%      100%
April 2009                       100%      100%      100%      100%      100%
April 2010                       100%      100%      100%      100%      100%
April 2011                       100%      100%      100%      100%      100%
April 2012                       100%      100%      100%      100%      100%
April 2013                       100%      100%      100%      100%      100%
April 2014                       100%      100%      100%      100%      100%
April 2015                       100%      100%      100%      100%      100%
April 2016                        0%        0%        0%        0%        0%
Weighted average life (years)    9.92      9.92      9.91      9.91      9.82

                                      S-140

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of two hundred twenty-two (222) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,704,697,348, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $999,214 to $120,000,000, and the mortgage loans have an average Cut-off Date Balance of $7,678,817.

      For purposes of calculating distributions on certain Classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than twenty-seven (27) mortgage loans that are secured by multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred eighty-nine (189) mortgage loans, with an Initial Loan Group 1 Balance of $1,509,489,098, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 88.5% of the Initial Pool Balance.

      Loan Group 2 will consist of twenty-seven (27) of the mortgage loans that are secured by multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $195,208,250. Loan Group 2 represents approximately 11.5% of the initial outstanding pool balance and approximately 95.5% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$999,214 to $120,000,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $7,986,715. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $1,678,514 to $16,960,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $5,915,402.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo
Bank, National Association, Principal Commercial Funding II, LLC and Principal
Commercial Funding, LLC are set forth in this prospectus supplement under "The
Sponsors, Mortgage Loan Sellers and Originators--Bear Stearns Commercial
Mortgage, Inc.--Underwriting Standards," "--Morgan Stanley Mortgage Capital
Inc.--Underwriting Standards," "--Wells Fargo Bank, National
Association--Underwriting Standards" "--Principal Commercial Funding II,
LLC--Underwriting Standards" and "--Principal Commercial Funding,
LLC--Underwriting Standards," respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between May 5, 2004 and March 17, 2006.
As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans

                                      S-141

associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

      Two hundred sixty-eight (268) mortgaged properties, securing mortgage loans representing 98.3% of the Initial Pool Balance (which include two hundred thirty-five (235) mortgaged properties in Loan Group 1, securing mortgage loans representing 98.1% of the Initial Loan Group 1 Balance, and thirty-three (33)
mortgaged properties in Loan Group 2, securing mortgage loans representing
100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Three (3) mortgaged properties, securing mortgage loans representing 1.7% of the Initial Pool Balance (and securing mortgage loans representing 1.9% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and Originators"
and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred three (203)
mortgage loans, representing 90.6% of the Initial Pool Balance (which include one hundred seventy (170) mortgaged properties in Loan Group 1, representing
89.4% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgaged properties in Loan Group 2, representing 100.0% of the Initial Loan Group 2
Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Nineteen (19) mortgage loans, representing 9.4% of the
Initial Pool Balance (and representing 10.6% of the Initial Loan Group 1
Balance), accrue interest on the basis of a 360-day year consisting of twelve
30-day months.

Property Types

      The mortgage loans consist of the following property types:

      o     Retail - One hundred five (105) of the mortgaged properties, which secure 35.0% of the Initial Pool Balance (and securing 39.5% of the
            Initial Loan Group 1 Balance), are retail properties;

      o     Office - Forty-three (43) of the mortgaged properties, which secure
            21.3% of the Initial Pool Balance (and securing 24.0% of the Initial
            Loan Group 1 Balance), are office properties;

      o     Hospitality - Eighteen (18) of the mortgaged properties, which secure 12.3% of the Initial Pool Balance (and securing 13.9% of the
            Initial Loan Group 1 Balance), are hospitality properties;

      o     Multifamily - Twenty-nine (29) of the mortgaged properties, which secure 9.6% of the Initial Pool Balance (which include two (2)
            mortgaged properties in Loan Group 1, securing 0.6% of the Initial
            Loan Group 1 Balance, and twenty-seven (27) mortgaged properties in
            Loan Group 2, securing 78.8% of the Initial Loan Group 2 Balance), are multifamily properties;

      o     Industrial - Thirty-six (36) of the mortgaged properties, which secure 9.1% of the Initial Pool Balance (and securing 10.2% of the
            Initial Loan Group 1 Balance), are industrial properties;

                                      S-142

      o     Self Storage - Twenty-three (23)of the mortgaged properties, which secure 5.0% of the Initial Pool Balance (and securing 5.7% of the
            Initial Loan Group 1 Balance), are self storage properties;

      o     Mixed Use - Eight (8) of the mortgaged properties, which secure 3.1%
            of the Initial Pool Balance (and securing 3.5% of the Initial Loan
            Group 1 Balance), are mixed use properties.

      o     Manufactured Housing Community - Six (6) of the mortgaged
            properties, which secure 2.4% of the Initial Pool Balance (and securing 21.2% of the Initial Loan Group 2 Balance), are
            manufactured housing community properties; and

      o     Other - Three (3) of the mortgaged properties, which secure 2.3% of the Initial Pool Balance (and securing 2.6% of the Initial Loan
            Group 1 Balance), are a type of property other than those set forth in this paragraph.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

Property Location

      The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York,
Pennsylvania, Washington and New Jersey.

      o     Ninety-six (96) mortgaged properties, representing security for
            26.7% of the Initial Pool Balance, are located in California (which include ninety-one (91) mortgaged properties in Loan Group 1, representing security for 28.4% of the Initial Loan Group 1 Balance, and five (5) mortgaged properties in Loan Group 2, representing security for 13.3% of the Initial Loan Group 2 Balance). Of the
            mortgaged properties located in California, fifty-four (54) of such mortgaged properties, representing security for 16.3% of the Initial
            Pool Balance, are located in Southern California (which include fifty-two (52) mortgaged properties in Loan Group 1, representing security for 17.4% of the Initial Loan Group 1 Balance, and two (2)
            mortgaged properties in Loan Group 2, representing security for 7.7%
            of the Initial Loan Group 2 Balance), and forty-two (42) mortgaged properties, representing security for 10.4% of the Initial Pool
            Balance, are located in Northern California (which include thirty-nine (39) mortgaged properties in Loan Group 1, representing security for 11.0% of the Initial Loan Group 1 Balance, and three
            (3) mortgaged properties in Loan Group 2, representing security for
            5.6% of the Initial Loan Group 2 Balance). Northern California
            includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

      o     Sixteen (16) mortgaged properties, representing security for 9.9% of the Initial Pool Balance, are located in New York (which include twelve (12) mortgaged properties in Loan Group 1, representing security for 10.4% of the Initial Loan Group 1 Balance, and four (4)
            mortgaged properties in Loan Group 2, representing security for 6.5%
            of the Initial Loan Group 2 Balance);

      o     Twenty-one (21) mortgaged properties, representing security for 8.7%
            of the Initial Pool Balance, are located in Pennsylvania (which include twenty (20) mortgaged properties in Loan Group 1,
            representing security for 9.6% of the Initial Loan Group 1 Balance, and one (1) mortgaged property in Loan Group 2, representing security for 2.0% of the Initial Loan Group 2 Balance);

      o     Six (6) mortgaged properties, representing security for 7.8% of the
            Initial Pool Balance, are located in Washington (which include three
            (3) mortgaged properties in Loan Group 1, representing security for
            7.3% of the Initial Loan Group 1 Balance, and three (3) mortgaged properties in Loan Group 2, representing security for 11.4% of the
            Initial Loan Group 2 Balance); and

      o     Nine (9) mortgaged properties, representing security for 6.5% of the
            Initial Pool Balance, are located in New Jersey (which include five
            (5) mortgaged properties in Loan Group 1, representing security for

                                      S-143

            5.4% of the Initial Loan Group 1 Balance, and four (4) mortgaged properties in Loan Group 2, representing security for 15.4% of the
            Initial Loan Group 2 Balance).

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

      Two hundred seventeen (217) of the mortgage loans, representing 83.7% of the Initial Pool Balance (which include one hundred eighty-five (185) mortgage loans in Loan Group 1, representing 82.3% of the Initial Loan Group 1 Balance, and thirty-two (32) mortgage loans in Loan Group 2, representing 94.7% of the
Initial Loan Group 2 Balance), have Due Dates on the 1st day of each calendar month. Two (2) of the mortgage loans, representing 1.4% of the Initial Pool
Balance (which includes one (1) mortgage loan in Loan Group 1, representing 0.9%
of the Initial Loan Group 1 Balance and one (1) mortgage loan in Loan Group 2, representing 5.3% of the Initial Loan Group 2 Balance), have Due Dates on the
3rd day of each calendar month. One (1) of the mortgage loans, representing 6.1%
of the Initial Pool Balance (and representing 6.8% of the Initial Loan Group 1
Balance), has a Due Date on the 6th day of each calendar month. One (1) of the mortgage loans, representing 7.0% of the Initial Pool Balance (and representing
7.9% of the Initial Loan Group 1 Balance), has a Due Date on the 8th day of each calendar month. One (1) of the mortgage loans, representing 1.8% of the Initial
Pool Balance (and representing 2.0% of the Initial Loan Group 1 Balance), has a
Due Dates on the 10th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including two hundred twenty-one (221) mortgage loans, representing 99.2% of the Initial
Pool Balance (which include one hundred eighty-eight (188) mortgage loans in
Loan Group 1, representing 99.1% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan Group 2, representing 100.0% of the
Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days and one (1)
mortgage loan, representing 0.8% of the Initial Pool Balance (and representing
0.9% of the Initial Loan Group 1 Balance), with a grace period prior to the imposition of late payment charges of 8 business days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement which are based on the related mortgage loan documents.

Amortization

      The mortgage loans have the following amortization features:

      o     Two hundred twelve (212) mortgage loans, representing 97.6% of the
            Initial Pool Balance, are Balloon Loans (which include one hundred eighty (180) mortgage loans in Loan Group 1, representing 97.5% of the Initial Loan Group 1 Balance, and thirty-two (32) mortgage loans in Loan Group 2, representing 99.1% of the Initial Loan Group 2
            Balance). For purposes of this prospectus supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or Anticipated Repayment Date, as applicable.
            Sixteen (16) of these mortgage loans, representing 10.0% of the
            Initial Pool Balance are mortgage loans that have an Anticipated
            Repayment Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated
            maturity (which include thirteen (13) mortgage loans in Loan Group
            1, representing 9.5% of the Initial Loan Group 1 Balance and three
            (3) mortgage loans in Loan Group 2, representing 14.0% of the
            Initial Loan Group 2 Balance). These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated
            maturity date) upon which these increases occur. Two (2) of the
            Balloon Loans, representing 7.8% of the Initial Pool Balance (and representing 8.8% of the Initial Loan Group 1 Balance), referred to in this paragraph amortize principal in accordance with the schedules attached to this prospectus supplement as Schedule B1 and
            Schedule B2.

      o     The remaining ten (10) mortgage loans, representing 2.4% of the
            Initial Pool Balance (which include nine (9) mortgage loans in Loan
            Group 1, representing 2.5% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 0.9% of the
            Initial Loan Group 2 Balance), are

                                      S-144

            fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated
            maturity dates.

Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

      o     One hundred twenty-four (124) mortgage loans, representing 56.6% of the Initial Pool Balance (which include one hundred two (102)
            mortgage loans in Loan Group 1, representing 54.2% of the Initial
            Loan Group 1 Balance, and twenty-two (22) mortgage loans in Loan
            Group 2, representing 75.1% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during the Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

      o     Thirty-nine (39) mortgage loans, representing 15.9% of the Initial
            Pool Balance (which include thirty-two (32) mortgage loans in Loan
            Group 1, representing 16.4% of the Initial Loan Group 1 Balance, and seven (7) mortgage loans in Loan Group 2, representing 11.5% of the
            Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out
            Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

      o     Forty-eight (48) mortgage loans, representing 15.7% of the Initial
            Pool Balance (which include forty-five (45) mortgage loans in Loan
            Group 1, representing 16.4% of the Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 9.8% of the
            Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out
            Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above;

      o     One (1) mortgage loan, representing 7.0% of the Initial Pool Balance
            (representing 7.9% of the Initial Loan Group 1 Balance), has no
            Lock-out Period and permits voluntary principal prepayments at any time during the first twenty-five (25) monthly payment periods if accompanied by a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and also permits the related borrower, after the initial twenty-five (25) monthly payment periods (which will be at least two years following the date of issuance of the certificates) to make voluntary principal prepayments if accompanied by a Yield
            Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid or to defease the mortgage loan by pledging "government securities" as defined above;

      o     Six (6) mortgage loans, representing 2.7% of the Initial Pool
            Balance (which include five (5) mortgage loans in Loan Group 1, representing 2.6% of the Initial Loan Group 1 Balance, and one (1)
            mortgage loans in Loan Group 2, representing 3.6% of the Initial
            Loan Group 2 Balance), have no Lock-out Period and permit voluntary principal prepayments if accompanied by a Prepayment Premium or
            Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

                                      S-145

      o     One (1) mortgage loan, representing 0.9% of the Initial Pool Balance
            (representing 1.1% of the Initial Loan Group 1 Balance), prohibits voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provides for a Yield Maintenance
            Charge calculated on the basis of a yield maintenance formula;

      o     One (1) mortgage loan, representing 0.7% of the Initial Pool Balance
            (representing 0.8% of the Initial Loan Group 1 Balance), prohibits voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period permits voluntary principal
            prepayments during the 36th to 40th monthly payment periods if accompanied by a Prepayment Premium or Yield Maintenance Charge
            calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and following the 40th monthly payment period until maturity, permits the related borrower to defease the mortgage loan by pledging "government securities" as defined above; and

      o     Two (2) mortgage loans, representing 0.4% of Initial Pool Balance
            (representing 0.4% of the Initial Loan Group 1 Balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period permits voluntary principal
            prepayments during the following second or tenth monthly payment period, as the case may be, if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and following those periods permit the related borrower to defease the mortgage loan by pledging "government securities" as defined above or make voluntary principal prepayments if accompanied by a
            Prepayment Premium or Yield Maintenance Charge calculated on the basis of a yield maintenance formula or 1% of the amount prepaid.

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o     One (1) mortgage loan, representing 7.0% of the Initial Pool Balance
            (representing 7.9% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties at any time upon prepayment of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if accompanied by a Prepayment Premium or Yield
            Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and permits the release of any of the mortgaged properties after a Lock-out Period upon the defeasance of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if the remaining mortgaged properties debt service coverage ratio immediately following the release is not less than the greater of 1.46x and the debt service coverage ratio immediately preceding the release and the loan-to-value-ratio of the remaining mortgaged properties is not greater than the lesser of 65% and the loan-to-value-ratio immediately preceding the release;

      o     One (1) mortgage loan, representing 3.8% of the Initial Pool Balance
            (representing 4.3% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage after the applicable Lock-out Period upon prepayment of an amount equal to
            115% of the allocated loan amount of the mortgaged property being released if the loan-to-value ratio immediately following such release is not greater than 59% and the debt service coverage ratio immediately following such release is at least equal to or greater than 1.23x (based on a 9.30% debt service constant). Eight (8) of the related mortgaged properties may be released at any time subject to various provisions stated in the loan agreement upon payment of
            100%

                                      S-146

            of the allocated loan amount of the mortgaged property being released together with a Prepayment Premium based on a Yield
            Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid. In addition, the borrower is permitted to obtain the release of up to ten (10) of the related properties from the lien of the related mortgage by substituting a new property that meets certain requirements set forth in the mortgage loan documents, including, among other requirements, that (i) the debt service coverage ratio of all properties after substitution is not less than the debt service coverage ratio on the closing date or immediately preceding the substitution and (ii) the net operating income and debt service coverage ratio for the replacement property for the twelve (12)
            months immediately preceding the substitution is not less than the net operating income and debt service coverage ratio for the substituted property in the same period;

      o     One (1) mortgage loan, representing 0.9% of the Initial Pool Balance
            (representing 1.0% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage after the applicable Lock-out Period upon the defeasance of an amount equal to
            125% of the allocated loan amount of the mortgaged property being released and the satisfaction of certain conditions under the mortgage loan documents, including, the debt service coverage ratio of the remaining properties immediately following the release is at least equal to or greater than 1.30x and the loan-to-value-ratio of the remaining mortgaged properties immediately following the release is not greater than 70%;

      o     One (1) mortgage loan, representing 0.6% of the Initial Pool Balance
            (and representing 0.7% of the Initial Loan Group 1 Balance), permits the borrower to release a portion of the mortgaged property from the lien of the mortgage at any time upon prepayment of an amount equal to 120% of the allocated loan amount of the mortgaged property being released if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and (i) the remaining properties debt service coverage ratio immediately following the release is not less than 1.38x and (ii) the loan-to-value-ratio of the remaining mortgaged properties is not greater than 65%;

      o     One (1) mortgage loan, representing 0.4% of the Initial Pool Balance
            (representing 0.5% of the Initial Loan Group 1 Balance) permits the release of a portion of the mortgaged property through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 125% of the specified release price, (ii) the LTV immediately following the release is not greater than 60% and (iii) the DSCR immediately following the release is at least equal to or greater than 1.80x;
            and

      o     Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment
            Premium or defeasance requirements commencing one (1) to sixty-one
            (61) payment dates prior to and including the maturity date or the
            Anticipated Repayment Date.

      The method of calculation of any Prepayment Premium or Yield Maintenance
Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

      In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

      See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge
which will vary for any mortgage loan.

                                      S-147

Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans, any Serviced Companion Mortgage
Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

      Five (5) of the mortgage loans, representing 17.8% of the Initial Pool
Balance (which include four (4) mortgage loans in Loan Group 1, representing
19.4% of the Initial Loan Group 1 Balance and one (1) mortgage loan in Loan
Group 2, representing 5.3% of the Initial Loan Group 2 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan Nos. 1 - 17 (the
"Chesterbrook/Glenhardie Portfolio Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $120,000,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the
"Chesterbrook/Glenhardie Portfolio B Note"), that had an outstanding principal balance as of the Cut-Off Date of $55,000,000. Mortgage Loan No. 18 (the
"Alderwood Mall Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of $103,268,302, is secured by the related mortgaged property on a pari passu basis with another note (the "Alderwood Mall
Companion Loan"), which had an outstanding principal balance as of the Cut-Off
Date of $107,483,334, and which also secures a subordinated B Note (the
"Alderwood Mall B Note") that had an outstanding principal balance as of the
Cut-Off Date of $54,419,436. In addition, the Alderwood Mall Pari Passu Loan has related mezzanine financing in the original principal amount of $35,000,000.
Mortgage Loan Nos. 19 - 43 (the "Mervyns Portfolio Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of
$64,190,000, is secured by the related mortgaged property on a pari passu basis with another note (the "Mervyns Portfolio Companion Loan"), that had outstanding principal balance as of the Cut-Off Date of $66,810,000. Mortgage Loan No. 91
(the "College Park Apartments A/B Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $10,400,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the
"College Park Apartments B Note"), that had an outstanding principal balance as of the Cut-Off Date of $500,000. See "Servicing of the Mortgage Loans--Servicing
of the Alderwood Mall Loan Group, the Mervyns Portfolio Loan Group and the A/B
Mortgage

                                      S-148

Loans." In addition, Mortgage Loan No. 133, which had an outstanding principal balance as of the cut-off date of $5,000,000, is secured by the related mortgaged property, which also secures a subordinated second lien loan that had an outstanding principal balance as of the Cut-Off Date of $2,784,000.

      Five (5) of the mortgage loans, representing 3.3% of the Initial Pool
Balance (which include two (2) mortgage loans in loan group 1, representing 2.4%
of the Initial Loan Group 1 Balance, and three (3) mortgage loans in loan group
2, representing 10.2% of the Initial Loan Group 2 Balance), permit the related borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR")
and loan-to-value ("LTV") tests are satisfied. With respect to Mortgage Loan No.
49, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.75x and the combined LTV in less than 75%. With respect to
Mortgage Loan No. 81, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.34x based on a 10% constant and 1.75x on actual and the combined LTV does not exceed 55%. With respect to Mortgage Loan No. 83, future secured, subordinated financing is allowed if the combined DSCR is not less than 1.55x and the combined LTV in not greater than 75%. With respect to
Mortgage Loan No. 137, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.60x based on a 10% constant and 2.30x on actual and the combined LTV does not exceed 45%. With respect to Mortgage Loan No. 204, future secured, subordinated financing is allowed if the combined DSCR is greater than 1.00x based on a 10% constant and 1.40x on actual and the combined
LTV does not exceed 70%.

      Seventeen (17) of the mortgage loans, representing 19.5% of the Initial
Pool Balance (which include eleven (11) mortgage loans in Loan Group 1, representing 20.0% of the Loan Group 1 Balance, and six (6) mortgage loan in
Loan Group 2, representing 15.4% of the Loan Group 2 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment Premium.
Accordingly, such purchase (if made prior to the maturity date or Anticipated
Repayment Date) will have the effect of a prepayment made without payment of a
Yield Maintenance Charge or Prepayment Premium.

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

The Tropicana Loan Group

      Mortgage Loan No. 133 (referred to herein as the "Tropicana Mortgage
Loan") had an outstanding principal balance as of the Cut-Off Date of
$5,000,000, representing 0.3% of the Initial Pool Balance (and representing 0.3%
of the Initial Loan Group 1 Balance). The related mortgaged property also secures a subordinated mortgage (the "Tropicana Subordinated Loan") that had an outstanding principal balance as of the Cut-Off Date of $2,784,000.

      The Tropicana Subordinated Loan is currently held by Alliance Bank, but may be sold or further divided at any time (subject to compliance with the subordination agreement referred to in the next paragraph and obtaining the written consent of the holder of the Tropicana Mortgage Loan). The Tropicana
Subordinated Loan or a portion of such note may be included in a future securitization. The Tropicana Mortgage Loan and the Tropicana Subordinated Loan
are collectively referred to herein as the "Tropicana Loan Group." The Tropicana
Mortgage Loan is included

                                      S-149

in the trust. The Tropicana Loan Group will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make servicing advances in respect of the mortgaged property securing the Tropicana Loan Group, but will make P&I advances only in respect of the Tropicana Mortgage Loan, and will remit collections on the Tropicana Mortgage Loan to, or on behalf of, the trust.

      Distributions. Under the terms of the Tropicana Subordination Agreement, the holder of the Tropicana Subordinated Loan's right to payments is subordinated to the rights of the holder of the Tropicana Mortgage Loan and any of the holder of the Tropicana Mortgage Loan's debt. The holder of the Tropicana
Subordinated Loan agrees that it will not (i) demand, sue for or commence any legal proceeding to collect any of its subordinate debt, accelerate its payment, or commence a bankruptcy action without the written consent of the holder of the
Tropicana Mortgage Loan or until the Tropicana Mortgage Loan has been paid in full; (ii) receive or be entitled to receive any portion of its debt at any time during which a default exists with respect to Tropicana Mortgage Loan or the holder of the Tropicana Subordinated Loan is in breach of its obligations under the Tropicana Subordination Agreement; (iii) receive or be entitled to receive any portion of its debt, except to the extent paid from excess cash flow; or
(iv) accept or obtain any lien, pledge or security interest as security for its debt. The holder of the Tropicana Subordinated Loan is entitled to retain and distribute any payments received by the related mortgage borrower in accordance with the terms of the Tropicana Subordination Agreement prior to the events described in clause (ii) above.

      Rights of the Holder of the Tropicana Subordinated Loan

      The holder of the Tropicana Subordinated Loan has certain rights under the
Tropicana Subordination Agreement, including, among others, the following:

      Option to Cure Defaults Under Tropicana Loan Group. The holder of the
Tropicana Subordinated Loan has the right to cure monetary events of default with respect to the Tropicana Mortgage Loan, within 10 business days of receipt by the holder of the Tropicana Subordinated Loan of notice of the event of default; provided, however, that if the holder of the Tropicana Subordinate Loan elects to cure such monetary default, such holder agrees (x) to indemnify, defend and hold harmless the holder of the Tropicana Mortgage Loan for all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements arising under any servicing agreement applicable to the related mortgage loan to the extent imposed on, incurred by or asserted against the holder of the Tropicana Mortgage Loan due to or arising from such cure period;
(y) reimburse the holder of the Tropicana Mortgage Loan for any interest charged on any advances during the cure period; and (z) if the monetary default is not cured within the cure period but is thereafter cured by the holder of the
Tropicana Subordinate Loan, to pay the holder of the Tropicana Mortgage Loan the excess of interest accruing at the applicable default rate over interest accruing at the applicable interest rate under the related mortgage loan for the number of days that such default continued uncured less any amounts paid by the holder of the Tropicana Subordinate Loan under (y) above. The right to cure monetary events of default is only available for six consecutive months.

      The holder of the Tropicana Subordinate Loan is not required, in order to effect a cure, to pay any late charge or interest at the default rate under the related mortgage loan documents, and no late charges or interest at the applicable default rate will accrue against such holder for such period.

      Option to Purchase the Tropicana Mortgage Loan. The holder of the
Tropicana Subordinated Loan has the right at any time that the Tropicana
Mortgage Loan is in monetary default or non-monetary default that is subject to enforcement action and remains in default or if the Tropicana Mortgage Loan is a
Specially Serviced Mortgage Loan as a result of an event of default, upon 10 days' prior written notice to the holder of the Tropicana Mortgage Loan to purchase the Tropicana Mortgage Loan in whole, but not in part, at a price generally equal to the unpaid principal balance of the Tropicana Mortgage Loan, plus accrued and unpaid interest, fees and all other related expenses set forth in the Tropicana Subordination Agreement.

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

      We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a

                                      S-150

related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May
Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely
Affect Payment On Your Certificates" in this prospectus supplement.

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Loan Purpose

      Fifty-nine (59) of the mortgage loans we intend to include in the Trust, representing 31.5% of the Initial Pool Balance (which include fifty-four (54)
mortgage loans in Loan Group 1, representing 33.5% of the Loan Group 1 Balance, and five (5) mortgage loans in Loan Group 2, representing 16.6% of the Loan
Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred sixty-three (163) of the mortgage loans, representing 68.5% of the Initial Pool
Balance (which include one hundred thirty-five (135) mortgage loans in Loan
Group 1, representing 66.5% of the Loan Group 1 Balance, and twenty-eight (28)
mortgage loan in Loan Group 2, representing 83.4% of the Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

      Six (6) of the mortgage loans, representing 3.6% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
3.3% of the Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 6.1% of the Loan Group 2 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrower does not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loan. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

      Sixteen (16) mortgage loans, representing 10.0% of the Initial Pool
Balance (which include thirteen (13) mortgage loans in Loan Group 1, representing 9.5% of the Loan Group 1 Balance, and three (3) mortgage loans in
Loan Group 2, representing 14.0% of the Loan Group 2 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

      Forty-one (41) of the mortgage loans, representing 41.2% of the Initial
Pool Balance (which include thirty-eight (38) mortgage loans in Loan Group 1, representing 44.7% of the Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 14.0% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

                                      S-151

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o     Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o     Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement

                                      S-152

Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

      The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

      An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

                                      S-153

Zoning and Building Code Compliance

      Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

      In the case of forty-five (45) mortgaged properties, securing mortgage loans representing approximately 5.9% of the Initial Pool Balance (and representing 5.9% of the Initial Loan Group 1 Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of approximately $5,300,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

      In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

      o     if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

      o     if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$5,000,000 and the total claims under the group policy is subject to a maximum of $33,090,000. There is no deductible under the policy.

      The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

                                      S-154

      The secured creditor impaired property policy will be issued by Steadfast
Insurance Company, an affiliate of Zurich North America.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II, Appendix III and Appendix IV:

      (1)   References to "DSCR" are references to "Debt Service Coverage
            Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the
            "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt
            Service Coverage Ratio (unless otherwise indicated) reflects (i)
            with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
            Non-Serviced Companion Mortgage Loan. The Debt Service Coverage
            Ratio information in this prospectus supplement with respect to any
            A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The
            Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

            In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some

                                      S-155

            instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

            The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References to "DSCR Post IO Period" are references to "Debt Service
            Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
            Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO
            Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

      (3)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
            IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon
            LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
            Terms" in this prospectus supplement. For purposes of the
            information presented in this prospectus supplement, the
            loan-to-value ratio reflects (i) with respect to any Serviced Pari
            Passu Mortgage Loan, the aggregate indebtedness evidenced by the
            Serviced Pari Passu Mortgage Loan and the related Serviced Companion
            Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage
            Loan, the aggregate indebtedness evidenced by the Non-Serviced
            Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.
            The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B
            Note. The loan-to-value information in this prospectus

                                      S-156

            supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

            When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (4)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

      If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

                                      S-157

      o     the outstanding principal balance of the related mortgage loan; and

      o     the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

      If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

      In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

                                      S-158

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

      The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

      The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

      (2)   such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

      (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

      (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

      (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

      (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

                                      S-159

      (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

      (9)   the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

      (10)  the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

      (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

      (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

      (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

      (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

      (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

      (16)  the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

      (18)  to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

      (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the

                                      S-160

ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

      (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o     repurchase the affected mortgage loan from the trust at the Purchase
            Price; or

      o     at its option, if within the two-year period commencing on the
            Closing Date, replace such mortgage loan with a Qualifying
            Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
            Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other

                                      S-161

person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or
Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such
Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller
(such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

      With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage

                                      S-162

loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in the certification required to be delivered by the trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

      The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

      Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the
Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

      Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

      On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;
provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the
Depositor's prior consent to the extent set forth in the Pooling and Servicing
Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing

                                      S-163

obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

      o     a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

      o     the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

      o     the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

      The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

      The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

      Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the

                                      S-164

definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" to this prospectus supplement.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

      The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

      The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE ALDERWOOD MALL LOAN GROUP, THE MERVYNS PORTFOLIO LOAN GROUP AND
THE A/B MORTGAGE LOANS

THE ALDERWOOD MALL LOAN GROUP

      Mortgage Loan No. 18 (the "Alderwood Mall Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $103,268,302, representing 6.1% of the Initial Pool Balance (and respresenting 6.8% of the
Initial Loan Group 1 Balance), is secured by the same mortgaged properties on a pari passu basis with another note (the "Alderwood Mall Companion Loan"), and a subordinate note (the "Alderwood Mall B Note"). The Alderwood Mall Pari Passu
Loan and the Alderwood Mall Companion Loan and the Alderwood Mall B Note have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Alderwood Mall Companion Loan are identical to those of the Alderwood Mall
Pari Passu Loan. Payments from the borrower under the Alderwood Mall Loan Group will be applied on a pari passu basis to the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan. The Alderwood Mall B Note had an outstanding principal balance as of the Cut-Off Date of $54,419,436. The Alderwood Mall
Companion Loan and the Alderwood Mall B Note are not assets of the trust.

      The Alderwood Mall Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust 2006-TOP21 ("MSCI 2006-TOP21"). The Alderwood
Mall Loan Group is currently being serviced pursuant to the MSCI 2006-TOP21
Pooling and Servicing Agreement. Terms of the intercreditor agreements between the holders of the Alderwood Mall Pari Passu Loan, the holders of the Alderwood
Mall Companion Loan and the holders of the Alderwood Mall B Note provide that for so long as the Alderwood Mall Companion Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, will be obligated to administer the Alderwood Mall Pari Passu Loan and the Alderwood
Mall B Note consistently with the terms of the related intercreditor agreements and the MSCI 2006-TOP21 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the
Alderwood Mall Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Alderwood Mall Pari Passu Loan. The MSCI
2006-TOP21 Master Servicer or the MSCI 2006-TOP21 Trustee, as applicable, are required to make Servicing Advances on the Alderwood Mall Loan Group unless the
MSCI 2006-TOP21 Master Servicer, the MSCI 2006-TOP21 Special Servicer or the
MSCI

                                      S-165

2006-TOP21 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Alderwood Mall Loan Group.

Alderwood Mall Pari Passu Loan and Alderwood Mall Companion Loan Intercreditor
Agreement

      The holders of the Alderwood Mall Pari Passu Loan and the Alderwood Mall
Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Alderwood Mall Pari Passu
Loan and the Alderwood Mall Companion Loan and provides, in general, that:

      Distributions. The Alderwood Mall Pari Passu Loan and the Alderwood Mall
Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

      All payments, proceeds and other recoveries on or in respect of the
Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan will be applied to the Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the
MSCI 2006-TOP21 Master Servicer, the MSCI 2006-TOP21 Special Servicer, the MSCI
2006-TOP21 Trustee and any fiscal agent and any of the master servicer, the special servicer or the trustee with respect to the Alderwood Mall Pari Passu
Loan, in accordance with the terms of the MSCI 2006-TOP21 Pooling and Servicing
Agreement or the Pooling and Servicing Agreement, as applicable); and

      Consultation and Consent. The MSCI 2006-TOP21 Special Servicer is required to consult with the special servicer under the Pooling and Servicing Agreement
(who shall consult with the majority certificateholder of the Controlling Class)
with respect to any proposed action that requires approval of the majority certificateholder of the Controlling Class. The special servicer under the
Pooling and Servicing Agreement (and majority certificateholders of the
Controlling Class) have two fifteen (15) business day periods to consult with the MSCI 2006-TOP21 Special Servicer. If the special servicer under the Pooling and Servicing Agreement and the MSCI 2006-TOP21 Special Servicer are unable to agree on the appropriate course of action by the end of such review periods, then the MSCI 2006-TOP21 Special Servicer shall decide, in accordance with the servicing standard under the MSCI 2006-TOP21 Pooling and Servicing Agreement, what course of action to follow. If the MSCI 2006-TOP21 Special Servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the MSCI 2006-TOP21 Special Servicer shall decide in accordance with the servicing standard under the MSCI 2006-TOP21 Pooling and Servicing
Agreement what course of action to take.

      Sale of Defaulted Mortgage Loan. In addition, under the MSCI 2006-TOP21
Pooling and Servicing Agreement, if the Alderwood Mall Companion Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Alderwood Mall Pari Passu Loan in connection with the exercise of that option.

      Termination of the Master Servicer or Special Servicer. If an event of default under the MSCI 2006-TOP21 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the MSCI 2006-TOP21 Depositor or the MSCI
2006-TOP21 Trustee may, and upon written direction from the holders of at least
51% of all of the certificates issued pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement or the Depositor, to the extent that it is affected by such event of default, the MSCI 2006-TOP21 Trustee will, terminate the MSCI
2006-TOP21 Master Servicer or MSCI 2006-TOP21 Special Servicer with respect to the Alderwood Mall Loan Group, as applicable, if such party is the defaulting party.

      Alderwood Mall Loan B Note Intercreditor Agreement

      Payments. Under the terms of the Alderwood Mall B Note intercreditor agreement, prior to (i) the occurrence and continuance of a monetary event of default (or if a monetary event of default has occurred and is continuing but the holder of the Alderwood Mall B Note is exercising or has indicated its intention to exercise its cure rights in accordance with the related intercreditor agreement and thereafter actually exercises such rights as and when required under the related intercreditor agreement, then prior to the expiration of the cure periods therein), (ii) the acceleration of the Alderwood
Mall Loan Group, (iii) the Alderwood Mall Loan Group becoming a specially

                                     S-166

serviced mortgage loan under the MSCI 2006-TOP21 Pooling and Servicing Agreement
(unless the Alderwood Mall Loan Group is a rehabilitated loan) that is in default or (iv) the occurrence of the maturity date (unless the related borrower continues making payments and satisfies the refinancing tests set out in the related intercreditor agreement), or if the Alderwood Mall Loan Group is a rehabilitated loan, in each case after payment or reimbursement of all amounts that are then due and payable pursuant to the MSCI 2006-TOP21 Pooling and
Servicing Agreement to the MSCI 2006-TOP21 Master Servicer and the MSCI
2006-TOP21 Special Servicer, including without limitation the servicing fees, trust fund expenses, reimbursement of advances and interest thereon at the rate specified in the MSCI 2006-TOP21 Pooling and Servicing Agreement, all payments and proceeds (of whatever nature, including, without limitation, proceeds under title, hazard or other insurance policies, condemnation awards and payments received in connection with a defeasance of the Alderwood Mall Loan Group)
received with respect to the Alderwood Mall Loan Group (including amounts received by the master servicer or the special servicer pursuant to the MSCI
2006-TOP21 Pooling and Servicing Agreement, but excluding any amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the related borrower in accordance with the terms of the related loan documents and excluding any principal prepayment of holder of the Alderwood Mall B Note made and any yield maintenance premium related thereto in connection with a defeasance of the Alderwood Mall
Pari Passu Loan and the Alderwood Mall Companion Loan) will be paid:

      o     first, pari passu to the holders of the Alderwood Mall Pari Passu
            Loan and the Alderwood Mall Companion Loan, in an amount equal to the accrued and unpaid interest on the Alderwood Mall Pari Passu
            Loan and the Alderwood Mall Companion Loan at the net rate for the
            Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
            Loan;

      o     second, pari passu to the holders of the Alderwood Mall Pari Passu
            Loan and the Alderwood Mall Companion Loan, in an amount equal to
            (i) scheduled principal payments due in respect of the Alderwood
            Mall Pari Passu Loan and the Alderwood Mall Companion Loan and (ii)
            their pro rata portion of all other principal payments on the
            Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan
            (based on the Alderwood Mall Pari Passu Loan and the Alderwood Mall
            Companion Loan principal balance and the Alderwood Mall B Note principal balance immediately prior to such date of payment), to be applied in reduction of the Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan principal balance (excluding any principal prepayment of the Alderwood Mall B Note made and yield maintenance premium related thereto in connection with a defeasance of the Alderwood Mall Pari Passu Loan and the Alderwood Mall
            Companion Loan);

      o     third, to the holder of the Alderwood Mall B Note, up to the aggregate amount of all payments made by the holder of the Alderwood
            Mall B Note in connection with the exercise of its cure rights under the related intercreditor agreement;

      o     fourth, to the holder of the Alderwood Mall B Note, in an amount equal to the accrued and unpaid interest on the Alderwood Mall B
            Note principal balance at the net rate for the Alderwood Mall B
            Note;

      o     fifth, to the holder of the Alderwood Mall B Note, in an amount equal to (i) scheduled principal payments due in respect of
            Alderwood Mall B Note and (ii) its pro rata portion of all other principal payments on the Alderwood Mall Loan Group (based on the principal balance of the Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan and the Alderwood Mall B Note
            principal balance immediately prior to such date of payment), to be applied in reduction of the Alderwood Mall B Note principal balance
            (excluding any principal prepayment of the Alderwood Mall B Note made and yield maintenance premium related thereto in connection with a defeasance of the Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan);

      o     sixth, pari passu to the holder of the Alderwood Mall Pari Passu
            Loan and the Alderwood Mall Companion Loan, an amount equal to the yield maintenance premium due in respect of Alderwood Mall Pari
            Passu Loan and the Alderwood Mall Companion Loan in accordance with the loan documents;

                                     S-167

      o     seventh, to the holder of the Alderwood Mall B Note, an amount equal to the yield maintenance premium due in respect of Alderwood Mall B
            Note in accordance with the loan documents (other than in connection with a defeasance of Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan and related prepayment of the
            Alderwood Mall B Note);

      o     eighth, any default interest in excess of the interest paid in accordance with clauses first and fourth above, to the extent actually paid by the related borrower, shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the Alderwood Mall
            Companion Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan principal balance and the Alderwood
            Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the
            MSCI 2006-TOP21 Pooling and Servicing Agreement;

      o     ninth, any late payment charges, to the extent actually paid by the related borrower, shall be paid to the holders of the Alderwood Mall
            Pari Passu Loan and the Alderwood Mall Companion Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the
            Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan
            principal balance and the Alderwood Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the MSCI 2006-TOP21 Pooling and
            Servicing Agreement; and

      o     tenth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower and not otherwise applied in accordance with the above payment priorities, such amount shall be paid to the holders of the Alderwood Mall Pari
            Passu Loan and the Alderwood Mall Companion Loan and the holder of the Alderwood Mall B Note, pro rata (based on the initial Alderwood
            Mall Pari Passu Loan and the Alderwood Mall Companion Loan principal balance and the initial Alderwood Mall B Note principal balance).

      Following the occurrence and continuance of a monetary event of default
(which remains uncured after the expiration of any applicable cure period), the acceleration of the Alderwood Mall Loan Group, the Alderwood Mall Loan Group
becoming a Specially Serviced Mortgage Loan under the MSCI 2006-TOP21 Pooling and Servicing Agreement (unless the Alderwood Mall Loan Group is a rehabilitated loan) that is in default, the occurrence of the maturity date (as defined in the related loan documents) or a foreclosure (or deed in lieu of foreclosure) on the related mortgaged property, in each case after payment or reimbursement of all amounts that are then due and payable pursuant to the MSCI 2006-TOP21 Pooling and Servicing Agreement to the MSCI 2006-TOP21 Master Servicer and the MSCI
2006-TOP21 Special Servicer, including without limitation servicing fees, additional trust fund expenses, reimbursement of advances and interest thereon at the rate specified in the MSCI 2006-TOP21 Pooling and Servicing Agreement,
all payments and proceeds (of whatever nature, including, without limitation, proceeds under title, hazard or other insurance policies, condemnation awards and payments received in connection with a defeasance of the Alderwood Mall Loan
Group) received with respect to the Alderwood Mall Loan Group (including amounts received by the master servicer or the special servicer pursuant to the MSCI
2006-TOP21 Pooling and Servicing Agreement, but excluding any amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgage property or released to the related borrower in accordance with the terms of the related loan documents and excluding any principal prepayment of Alderwood Mall B Note made, and yield maintenance premium related thereto, in connection with a defeasance of Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan) will be paid:

      o     first, pari passu to the holders of the Alderwood Mall Pari Passu
            Loan and the Alderwood Mall Companion Loan, in an amount equal to the accrued and unpaid interest on the Alderwood Mall Pari Passu
            Loan and the Alderwood Mall Companion Loan at the net rate for the
            Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion
            Loan;

      o     second, to the holders of the Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan, pro rata, in an amount equal to the
            Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan
            principal balance, until such amount has been paid in full;

                                     S-168

      o     third, to the holder of the Alderwood Mall B Note, up to the aggregate amount of all payments made by the holder of the Alderwood
            Mall B Note in connection with the exercise of its cure rights under the intercreditor agreement;

      o     fourth, to the holder of the Alderwood Mall B Note, in an amount equal to the accrued and unpaid interest on the Alderwood Mall B
            Note principal balance at the net rate for the Alderwood Mall B
            Note;

      o     fifth, to the holder of the Alderwood Mall B Note in an amount equal to the Note B Principal Balance, until such amount has been paid in full;

      o     sixth, to the holders of the Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan, an amount equal to the Yield
            Maintenance Premium due in respect of the Alderwood Mall Pari Passu
            Loan and the Alderwood Mall Companion Loan in accordance with the related loan documents;

      o     seventh, to the holder of the Alderwood Mall B Note, an amount equal to the yield maintenance premium due in respect of the Alderwood
            Mall B Note in accordance with the related loan documents;

      o     eighth, any default interest in excess of the interest paid in accordance with clauses first and fourth of this paragraph, to the extent actually paid by the related borrower, shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the Alderwood Mall
            Companion Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan principal balance and the Alderwood
            Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the
            MSCI 2006-TOP21 Pooling and Servicing Agreement;

      o     ninth, any late payment charges, to the extent actually paid by the related borrower, shall be paid to the holders of the Alderwood Mall
            Pari Passu Loan and the Alderwood Mall Companion Loan and the holder of the Alderwood Mall B Note on a pro rata basis (based on the
            Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan
            principal balance and the Alderwood Mall B Note principal balance immediately prior to such date of payment), to the extent not payable to another party pursuant to the MSCI 2006-TOP21 Pooling and
            Servicing Agreement; and

      o     tenth, if any excess amount is paid by the related borrower and is not required to be returned to the borrower and not otherwise applied in accordance with this paragraph, such amount shall be paid to the holders of the Alderwood Mall Pari Passu Loan and the
            Alderwood Mall Companion Loan and the holder of the Alderwood Mall B
            Note, pro rata (based on the initial Alderwood Mall Pari Passu Loan and the Alderwood Mall Companion Loan principal balance and the initial Alderwood Mall B Note principal balance).

Rights of the Holders of the Alderwood Mall B Note and the Alderwood Mall Pari
Passu Loan and Alderwood Mall Companion Loan

      Except under the circumstances described below in this section, the applicable master servicer and the special servicer for the Alderwood Mall Loan
Group will be required to obtain the consult with the holder of the Alderwood
Mall B Note and shall not take any of the following unless and until the holder of the Alderwood Mall B Note has approved (or is deemed to have approved) such action:

      o     any modification of, or waiver with respect to, the Alderwood Mall
            Loan Group that would result in the extension of the maturity date or extended maturity date thereof, a discounted pay-off of the
            Alderwood Mall Loan Group, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Alderwood Mall Loan
            Group or a modification or waiver of any other monetary term of the
            Alderwood Mall Loan Group (other than default interest) or a modification or waiver of any provision of the Alderwood Mall Loan

                                     S-169

            Group which restricts the related borrower or its equity owners from incurring additional indebtedness, or any other material
            non-monetary term of the Alderwood Mall Loan Group;

      o     any acceptance of an assumption agreement releasing the related borrower from liability under the Alderwood Mall Loan Group;

      o     any foreclosure upon or comparable conversion of the ownership of the related mortgaged property or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

      o     any release of collateral for the Alderwood Mall Loan Group (other than in accordance with the terms thereof);

      o     any determination to bring the related mortgaged property securing the Alderwood Mall Loan Group into compliance with applicable environmental laws;

      o     any acceptance of substitute or additional collateral for the
            Alderwood Mall Loan Group (other than in accordance with the terms thereof);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o     any proposed sale of the Alderwood Mall Loan Group following the occurrence of a default or of the related mortgaged property after it becomes REO Property;

      o     any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if approval is required by the loan documents;

      o     any approval of a material capital expenditure, if approval is required by the loan documents;

      o     any replacement of the property manager, if approval is required by the loan documents;

      o     any approval of the incurrence of additional indebtedness secured by the related mortgaged property, if approval is required by the loan documents; and

      o     any adoption or approval of a plan in bankruptcy of the related borrower.

      The holder of the Alderwood Mall B Note shall provide the MSCI 2006-TOP21
Master Servicer and the MSCI 2006-TOP21 Special Servicer with its response to any of the foregoing proposed actions within ten (10) business days after its receipt of any such proposal and any back-up materials and shall be deemed to have given its approval if no response is received within such ten (10) business days.

      Alderwood Mall B Note Purchase Option. Upon the termination of the cure periods specified in the related intercreditor agreement, or if the holder of the Alderwood Mall B Note has exhausted its cure rights thereunder, the holder of the Alderwood Mall B Note shall have the right, prior to any other party, with forty-five (45) days prior written notice, to purchase the Alderwood Mall
Pari Passu Loan and Alderwood Mall Companion Loan at a purchase price equal to the outstanding principal balance on the Alderwood Mall Pari Passu Loan and
Alderwood Mall Companion Loan less any P&I Advances made by the holder of the
Alderwood Mall B Note, plus accrued and unpaid interest, any unreimbursed
Advances, any special servicing fees, and any other trust fund expenses related to the Alderwood Mall Pari Passu Loan and Alderwood Mall Companion Loan (the
"Alderwood Mall Purchase Price") (provided that, at the time of such purchase, an event of default shall then be continuing). The Defaulted Loan Purchase Price shall be determined by the special servicer.

                                     S-170

      Alderwood Mall B Note Cure Rights. The holders of the Alderwood Mall B
Note have the rights to cure defaults under the Alderwood Mall Loan Group loan documents: (i) in the event that the related borrower fails to make any scheduled payment due under the related loan documents on the applicable due date; (ii) in the event of any default in the payment of any unscheduled amounts by Alderwood Mall LLC; and (iii) in the event of a default by Alderwood Mall LLC under the related loan documents which is not a monetary event of default.

      Without the prior written consent of the master servicer or special servicer, as applicable, the holder of the Alderwood Mall B Note shall not have the right to cure (i) more than four (4) consecutive payment defaults within any twelve (12) month period or (ii) more than five (5) payment defaults in the aggregate within any twelve (12) month period. For purposes of this paragraph, a default that is cured by Alderwood Mall LLC shall not constitute cure of such default by the holder of the Alderwood Mall B Note.

THE MERVYNS PORTFOLIO LOAN GROUP

      Mortgage Loan Nos. 19 - 43 ("the Mervyns Portfolio Pari Passu Loan"),
which, as of the cut-off date, had an unpaid principal balance of $64,190,000 and represents 3.8% of the Initial Pool Balance (and representing 4.3% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, another note that is not included in the trust (the "Mervyns Portfolio Companion Loan," and together with the Mervyns Portfolio Pari Passu Loan, the "Mervyns Portfolio Loan
Group") and which had an original outstanding principal balance of $66,810,000.
The Mervyns Portfolio Companion Loan has the same interest rate, maturity date and amortization terms as the Mervyns Portfolio Pari Passu Loan. The holders of the Mervyns Portfolio Loan Group, together with BSCMI entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

      o     the Mervyns Portfolio Loan Group are of equal priority with each other and no portion of any of them will have priority or preference over the other;

      o     the MSCI 2006-TOP21 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Mervyns Portfolio Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Mervyns Portfolio Loan Group will be effected in accordance with the MSCI 2006-TOP21 Pooling and
            Servicing Agreement) and the MSCI 2006-TOP21 Trustee (or the MSCI
            2006-TOP21 Master Servicer or MSCI 2006-TOP21 Special Servicer on
            its behalf) has the exclusive right to exercise remedies with respect to the Mervyns Portfolio Loan Group, including, without limitation, seeking foreclosure;

      o     the controlling class representative appointed pursuant to the MSCI
            2006-TOP21 Pooling and Servicing Agreement will act as controlling class representative with respect to the Mervyns Portfolio Loan
            Group and have all rights with respect to the Mervyns Portfolio Loan
            Group set forth in the MSCI 2006-TOP21 Pooling and Servicing
            Agreement;

      o     all payments, proceeds and other recoveries on or in respect of the
            Mervyns Portfolio Pari Passu Loan and/or the Mervyns Portfolio
            Companion Loan (in each case, subject to the rights of the MSCI
            2006-TOP21 Master Servicer, the MSCI 2006-TOP21 Special Servicer,
            the MSCI 2006-TOP21 Depositor or the MSCI 2006-TOP21 Trustee to
            payments and reimbursements pursuant to and in accordance with the terms of the MSCI 2006-TOP21 Pooling and Servicing Agreement) will be applied to the Mervyns Portfolio Loan Group on a pari passu basis according to their respective outstanding principal balances; and

      o     the transfer of the ownership of the Mervyns Portfolio Companion
            Loan to any person or entity is generally prohibited other than to institutional lenders, investment funds, and affiliates thereof that satisfy minimum net worth and experience requirements and other than trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

                                     S-171

      In addition, under the MSCI 2006-TOP21 Pooling and Servicing Agreement, if
the Mervyns Portfolio Companion Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Mervyns
Portfolio Pari Passu Loan in connection with the exercise of that option.

      Under the MSCI 2006-TOP21 Pooling and Servicing Agreement, the servicing and administration of the Mervyns Portfolio Loan Group will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the MSCI 2006-TOP21 Pooling and Servicing Agreement. Notwithstanding the
foregoing, the holder of the Mervyns Portfolio Pari Passu Loan has certain consultation rights with respect to the Mervyns Portfolio Loan Group and the related mortgaged property under the MSCI 2006-TOP21 Pooling and Servicing
Agreement and related intercreditor agreement.

The CHESTERBROOK/GLENHARDIE PORTFOLIO A/B Mortgage Loan

      Mortgage Loan Nos. 1-17 (referred to herein as the
"Chesterbrook/Glenhardie Portfolio Mortgage Loan") is secured by the mortgaged property. The Chesterbrook/Glenhardie Portfolio Mortgage Loan had an outstanding principal balance as of the Cut-Off Date of $120,000,000, representing 7.0% of the Initial Pool Balance (and representing 7.9% of the Initial Loan Group 1
Balance). The mortgage on the related mortgaged property also secures a subordinated B Note (the "Chesterbrook/Glenhardie Portfolio B Note") that had an outstanding principal balance as of the Cut-Off Date of $55,000,000.

      The Chesterbrook/Glenhardie Portfolio B Note or a portion of such note may be included in a future securitization. The Chesterbrook/Glenhardie Portfolio
Mortgage Loan and the Chesterbrook/Glenhardie Portfolio B Note are collectively referred to herein as the "Chesterbrook/Glenhardie Portfolio Loan Group." The
Chesterbrook/Glenhardie Portfolio Mortgage Loan is included in the trust. The
Chesterbrook/Glenhardie Portfolio Loan Group will be serviced pursuant to the
Pooling and Servicing Agreement. The master servicer will make servicing advances in respect of the mortgaged property securing the
Chesterbrook/Glenhardie Portfolio Loan Group, but will make P&I advances only in respect of the Chesterbrook/Glenhardie Portfolio Mortgage Loan, and will remit collections on the Chesterbrook/Glenhardie Portfolio Mortgage Loan to, or on
behalf of, the trust.

      The Chesterbrook/Glenhardie Portfolio B Note has the same maturity date as the Chesterbrook/Glenhardie Portfolio Mortgage Loan and has a fixed interest rate. On the eighth day of each month ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Chesterbrook/Glenhardie Portfolio Mortgage Loan and the
Chesterbrook/Glenhardie Portfolio B Note. Such payments will be applied in accordance with the intercreditor agreement entered into by the
Chesterbrook/Glenhardie Portfolio Loan Group lenders (the
"Chesterbrook/Glenhardie Portfolio Intercreditor Agreement") described below.

Distributions.

      Under the terms of the Chesterbrook/Glenhardie Portfolio Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the
Chesterbrook/Glenhardie Portfolio Loan Group (and, after such a default has occurred, so long as the holder of the Chesterbrook/Glenhardie Portfolio B Note has cured or still has time to cure such a default in accordance with the terms of the Chesterbrook/Glenhardie Portfolio Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing
Agreement, payments and proceeds received with respect to the
Chesterbrook/Glenhardie Portfolio Loan Group will generally be paid in the following manner, in each case to the extent of available funds:

      o     first, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder in an amount equal to the accrued and unpaid interest on the
            Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance at
            (x) the Chesterbrook/Glenhardie Portfolio Mortgage Loan interest rate, as defined in the Chesterbrook/Glenhardie Portfolio
            Intercreditor Agreement, minus (y) the applicable servicing fee rate and trustee fee rate;

                                     S-172

      o     second, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan
            holder in an amount equal to the scheduled principal due on
            Chesterbrook/Glenhardie Portfolio Mortgage Loan, to be applied in reduction of the Chesterbrook/Glenhardie Portfolio Mortgage Loan
            principal balance;

      o     third, to the Chesterbrook/Glenhardie Portfolio B Note holder, up to the aggregate amount of all payments made by the
            Chesterbrook/Glenhardie Portfolio B Note Holder in connection with the exercise if its cure rights under the Chesterbrook/Glenhardie
            Portfolio Intercreditor Agreement;

      o     fourth, to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to the accrued and unpaid interest on the
            Chesterbrook/Glenhardie Portfolio B Note principal balance at (x)
            the Chesterbrook/Glenhardie Portfolio B Note interest rate, as defined in the Chesterbrook/Glenhardie Portfolio Intercreditor
            Agreement, minus (y) the applicable servicing fee rate;

      o     fifth, to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to the scheduled principal due on the
            Chesterbrook/Glenhardie Portfolio B Note, to be applied in reduction of the Chesterbrook/Glenhardie Portfolio B Note principal balance;

      o     sixth, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder and the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to their pro rata portion of all principal payments (other than scheduled principal payments) on the Chesterbrook/Glenhardie
            Portfolio Loan Group (based on the Chesterbrook/Glenhardie Portfolio
            Mortgage Loan principal balance and the Chesterbrook/Glenhardie
            Portfolio B Note principal balance);

      o     seventh, to pay any prepayment premium, to the extent actually paid by the related borrowers, to the Chesterbrook/Glenhardie Portfolio
            Mortgage Loan holder and to the Chesterbrook/Glenhardie Portfolio B
            Note holder, pro rata, based on the respective amounts payable to each when the prepayment premium for each of the loans is separately computed on the prepaid amount of the principal balance of each such loan in the manner set forth in the respective loan agreement;

      o     eighth, to the Chesterbrook/Glenhardie Portfolio B Note holder, in an amount equal to the Chesterbrook/Glenhardie Portfolio B Note prepayment fee;

      o     ninth, any default interest (in excess of the interest paid in accordance with clauses first and third above to the
            Chesterbrook/Glenhardie Portfolio Mortgage Loan holder and the
            Chesterbrook/Glenhardie Portfolio B Note holder, pro rata (based on the Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance and the Chesterbrook/Glenhardie Portfolio B Note principal balance) to the extent not applied to pay interest on advances or payable to any servicer or trustee pursuant to the Pooling and
            Servicing Agreement;

      o     tenth, to the Chesterbrook/Glenhardie Portfolio B Note holder, up to the amount of any reimbursed costs and expenses paid or advanced by the Chesterbrook/Glenhardie Portfolio B Note holder with respect to the Chesterbrook/Glenhardie Portfolio Loan Group pursuant to the
            Chesterbrook/Glenhardie Portfolio Intercreditor Agreement or the
            Pooling and Servicing Agreement; and

      o     eleventh, if any excess amount is paid by the related borrowers and is not required to be returned to the related borrowers or to another person and not otherwise applied in accordance with clauses first through eighth of this paragraph, such amount will be paid to the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder and the
            Chesterbrook/Glenhardie Portfolio B Note holder, pro rata (based on the initial Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance and the initial Chesterbrook/Glenhardie Portfolio
            B Note principal balance).

      Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the
Chesterbrook/Glenhardie Portfolio Loan Group (unless the holder of the
Chesterbrook/Glenhardie Portfolio B Note has cured or still has time to cure such a default), after payment of all

                                     S-173

amounts then payable or reimbursable to parties under the Pooling and Servicing
Agreement, payments and proceeds with respect to the Chesterbrook/Glenhardie
Portfolio Loan Group will generally be applied in the following manner, in each case to the extent of available funds:

      o     first, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder in an amount equal to the accrued and unpaid interest on the
            Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance at
            (x) the Chesterbrook/Glenhardie Portfolio Mortgage Loan interest rate, as defined in the Chesterbrook/Glenhardie Portfolio
            Intercreditor Agreement, minus (y) the applicable servicing fee rate and trustee fee rate;

      o     second, to the Chesterbrook/Glenhardie Portfolio Mortgage Loan
            holder, in an amount equal to the remaining Chesterbrook/Glenhardie
            Portfolio Mortgage Loan principal balance, until such amount has been reduced to zero;

      o     third, to the Chesterbrook/Glenhardie Portfolio B Note holder, up to the aggregate amount of all payments made by the
            Chesterbrook/Glenhardie Portfolio B Note holder in connection with the exercise of its cure rights under the Chesterbrook/Glenhardie
            Portfolio Intercreditor Agreement;

      o     fourth, to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to the accrued and unpaid interest on the
            Chesterbrook/Glenhardie Portfolio B Note principal balance at (x)
            the Chesterbrook/Glenhardie Portfolio B Note interest rate, as defined in the Chesterbrook/Glenhardie Portfolio Intercreditor
            Agreement, minus (y) the applicable servicing fee rate;

      o     fifth, to the Chesterbrook/Glenhardie Portfolio B Note holder in an amount equal to the remaining Chesterbrook/Glenhardie Portfolio B
            Note principal balance, until such amount has been reduced to zero;

      o     sixth, to pay any prepayment premium, to the extent actually paid by the related borrowers, to the Chesterbrook/Glenhardie Portfolio
            Mortgage Loan holder and the Chesterbrook/Glenhardie Portfolio B
            Note holder, pro rata, based on the respective amounts payable to each when the prepayment premium for each of the related loans is separately computed on the prepaid amount of the principal balance of each such mortgage loan in the manner set forth in the related loan agreement;

      o     seventh, to the Chesterbrook/Glenhardie Portfolio B Note holder, in an amount equal to the Chesterbrook/Glenhardie Portfolio B Note prepayment fee;

      o     eighth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the
            Chesterbrook/Glenhardie Portfolio Mortgage Loan holder, and then, to the Chesterbrook/Glenhardie Portfolio B Note holder, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on advances or payable to any servicer or trustee pursuant to the Pooling and
            Servicing Agreement;

      o     ninth, to the Chesterbrook/Glenhardie Portfolio B Note holder, up to the amount of any unreimbursed costs and expenses paid or advanced by the Chesterbrook/Glenhardie Portfolio B Note holder with respect to the Chesterbrook/Glenhardie Portfolio Loan Group pursuant to the
            Chesterbrook/Glenhardie Portfolio Intercreditor Agreement or the
            Pooling and Servicing Agreement;

      o     tenth, if the proceeds of any foreclosure sale or any liquidation of the related loan or property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, inclusive, and (i) as a result of a workout pursuant to
            Section 5 of the Chesterbrook/Glenhardie Portfolio Intercreditor
            Agreement the Chesterbrook/Glenhardie Portfolio B Note principal balance has been reduced or (ii) any Realized Principal Loss was allocated to the Chesterbrook/Glenhardie Portfolio B Note, such excess amount will be paid to the Chesterbrook/Glenhardie Portfolio
            B Note

                                     S-174

            holder in an amount up to the amount of the reduction to the
            Chesterbrook/Glenhardie Portfolio B Note principal balance as a result of such workout or realized principal loss; and

      o     eleventh, if any excess amount is paid by the related borrowers and is not required to be returned to the related borrowers or to another person, and not otherwise applied in accordance with the foregoing clauses first through seventh, or if the proceeds of any foreclosure sale or liquidation of the Chesterbrook/Glenhardie
            Portfolio Loan Group or the mortgaged property are received in excess of the amounts required to be applied in accordance with the
            Chesterbrook/Glenhardie Portfolio Intercreditor Agreement, then in each such case, such remaining amount will be paid, pro rata (based on the initial Chesterbrook/Glenhardie Portfolio Mortgage Loan principal balance and the initial Chesterbrook/Glenhardie Portfolio
            B Note principal balance), to the Chesterbrook/Glenhardie Portfolio
            Mortgage Loan holder and to the Chesterbrook/Glenhardie Portfolio B
            Note holder.

Rights of the Holder of the Chesterbrook/Glenhardie Portfolio B Note

      The holder of the Chesterbrook/Glenhardie Portfolio B Note has certain rights under the Chesterbrook/Glenhardie Portfolio Intercreditor Agreement,
including, among others, the following:

      Option to Cure Defaults Under Chesterbrook/Glenhardie Portfolio Loan
Group. The holder of the Chesterbrook/Glenhardie Portfolio B Note has the right to cure monetary events of default with respect to the Chesterbrook/Glenhardie
Portfolio Mortgage Loan, within 5 business days of receipt by the holder of the
Chesterbrook/Glenhardie Portfolio B Note of notice of the subject event of default. The holder of the Chesterbrook/Glenhardie Portfolio B Note may not cure a monetary event of default more than nine times over the life of such loan and no single cure event may exceed four consecutive months. So long as the holder of the Chesterbrook/Glenhardie Portfolio B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i)
accelerate the Chesterbrook/Glenhardie Portfolio Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the
Chesterbrook/Glenhardie Portfolio Loan Group to special servicing, or (iii)
commence foreclosure proceedings. Notwithstanding the foregoing, in connection with this cure right, the holder of the Chesterbrook/Glenhardie Portfolio B Note must pay or reimburse the special servicer, any master servicer, any trustee, any paying agent or other appropriate person for all unreimbursed Advances made and unpaid fees made with respect to the related mortgage loan, together with interest thereon and any other expenses incurred by the trust.

      Option to Purchase the Chesterbrook/Glenhardie Portfolio Mortgage Loan.
The holder of the Chesterbrook/Glenhardie Portfolio B Note has the right at any time that the Chesterbrook/Glenhardie Portfolio Mortgage Loan is in default and remains in default, to purchase the Chesterbrook/Glenhardie Portfolio Mortgage
Loan, at a price generally equal to the unpaid principal balance of the
Chesterbrook/Glenhardie Portfolio Mortgage Loan, plus accrued and unpaid interest on the Chesterbrook/Glenhardie Portfolio Mortgage Loan at the
Chesterbrook/Glenhardie Portfolio Mortgage Loan interest rate (other than the interest portion of any cure payments made by the Chesterbrook/Glenhardie
Portfolio B Note holder), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, master servicer, special servicer, trustee and paying agent compensation and fees, any liquidation fee payable with respect to the
Chesterbrook/Glenhardie Portfolio Loan Group pursuant to the Pooling and
Servicing Agreement and any other additional trust fund expenses allocable to the Chesterbrook/Glenhardie Portfolio Loan Group.

      Consent Rights of the holder of the Chesterbrook/Glenhardie Portfolio B
Note. Pursuant to the Chesterbrook/Glenhardie Portfolio Intercreditor Agreement,
the "Controlling Holder" is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the servicing standard under the Pooling and Servicing Agreement, certain actions with respect to the Chesterbrook/Glenhardie Portfolio Loan Group, including, without limitation:

      o     any proposed or actual foreclosure upon or comparable conversion of the ownership of the related mortgaged property and the other collateral securing the loan if it comes into and continues in default or other enforcement action under the related loan documents;

                                     S-175

      o     any proposed modification, amendment or waiver, of a money term or other material term (including timing of payments) or any material non-monetary term of the loan;

      o     any acceptance of a discounted payoff;

      o     any determination to bring the related mortgaged property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

      o     any release of collateral for the related loan or any release of the related mortgage loan borrower or any guarantor under the related loan (other than in accordance with the terms of the related loan
            (with no material discretion by the mortgagee), or upon satisfaction of the related loan);

      o     any acceptance of substitute or additional collateral for the related loan (other than in accordance with the terms of the related loan with no material discretion by the mortgagee) or any
            subordination of the liens granted under the terms of the related loan documents in respect of such collateral;

      o     any waiver or determination to enforce or not enforce a
            "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

      o     any acceptance of an assumption agreement releasing the related borrower or a guarantor from the liability under the related loan;

      o     any acceptance of a change in the property management company for the related property or any proposed termination or material modification of the management agreement for the related property;

      o     any extension of the maturity date of the related loan;

      o     any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower
            (except as expressly permitted by the terms of the loan documents with no material discretion by the mortgagee);

      o     the voting on any plan or reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

      o     any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related loan documents);

      o     any sale of the related loan other than in connection with the exercise of a fair value purchase option set forth in the pooling and servicing agreement or in connection with the repurchase of the related loan in connection with the breach of a representation or warranty or a document defect (provided that the foregoing will not limit the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder's or the Chesterbrook/Glenhardie Portfolio B Note holder's rights to transfer the Chesterbrook/Glenhardie Portfolio Mortgage Loan or the
            Chesterbrook/Glenhardie Portfolio B Note or any interest in either of them, as applicable, in accordance with the
            Chesterbrook/Glenhardie Portfolio Intercreditor Agreement);

      o     any transfer, as defined in the related loan agreement, of all or any portion of the related property (other than in connection with a termination of the trust created in connection with a
            securitization) or any transfer (as defined in the related loan agreement) of any direct or indirect ownership interest in the

                                     S-176

            related borrower (except as expressly permitted by the related loan documents or any consent to an assignment and assumption of the related loan pursuant to the related loan documents;

      o     any material reduction or material waiver of the related borrower's obligations to pay any reserve amounts under the loan documents;

      o     any acceleration of the related loan;

      o     any material alteration to the related property (to the extent the mortgagee's consent is required pursuant to the related loan documents).

      o     any approval of the making, material modification or termination of any lease (to the extent the mortgagee's consent is required pursuant to the related loan documents);

      o     any approval of annual budgets and business plans for the related property, to the extent of any such approval rights in the related loan agreement;

      o     any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the mortgagee and discretion thereover; and

      o     any waiver of any guarantor's obligations under any guaranty or indemnity..

      The foregoing consent rights of the Chesterbrook/Glenhardie Portfolio B
Note (except those relating to enforcement of "due-on-sale" or
"due-on-encumbrance" clauses, assumption agreements and transfers) will cease to exist at any time that the holder of the Chesterbrook/Glenhardie Portfolio B
Note ceases to be the Controlling Holder.

      The Controlling Holder will be the holder of the Chesterbrook/Glenhardie
Portfolio B Note unless the Chesterbrook/Glenhardie Portfolio B Note holder is an affiliate of the related borrower or a Chesterbrook/Glenhardie Portfolio
Control Appraisal Event has occurred and is continuing.

      In addition, no advice, direction or objection from or by the Controlling
Holder may (and the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder and any servicer will ignore and act without regard to any such advice, direction or objection that the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder or a servicer has determined, in its reasonable, good faith judgment, will) require or cause the Chesterbrook/Glenhardie Portfolio Mortgage Loan holder or servicer to violate any provision of the Chesterbrook/Glenhardie Portfolio Intercreditor
Agreement, the related mortgage loan documents or the Pooling and Servicing
Agreement (including any REMIC provisions), including each servicer's obligation to act in accordance with the Servicing Standard.

      Special Servicer Removal Rights of the holder of the
Chesterbrook/Glenhardie Portfolio B Note. The Controlling Holder may remove (or, from and after the date of the securitization, may direct the trustee to remove)
the special servicer at any time upon the appointment and acceptance of appointment by a successor to the special servicer; provided that, from and after the date of the securitization, the trustee will have first received rating agency confirmation from each rating agency. The Controlling Holder will pay any costs and expenses of itself and the trust so incurred.

      The foregoing special servicer removal rights of the
Chesterbrook/Glenhardie Portfolio B Note will cease to exist at any time that the holder of the Chesterbrook/Glenhardie Portfolio B Note ceases to be the
Controlling Holder, as described above.

THE COLLEGE PARK APARTMENTS A/B MORTGAGE LOAN

      Mortgage Loan No. 91, which had an outstanding principal balance as of the
Cut-off Date of $10,400,000 (the "College Park Apartments Mortgage Loan"),
represents approximately 0.6% of the Initial Pool Balance (and

                                     S-177

representing 5.3% of the Initial Loan Group 2 Balance). The mortgage on the related mortgaged property also secures one subordinate note with an outstanding principal balance as of the Cut-Off Date of $500,000 (the "College Park
Apartments B Note").

      The College Park Apartments B Note initially will be held by Principal
Life Insurance Company, which holder may sell or transfer the College Park
Apartments B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The College Park Apartments B Note is not included in the trust but will be serviced pursuant to the Pooling and Servicing
Agreement. The College Park Apartments Mortgage Loan together with the College
Park Apartments B Note is referred to in this prospectus supplement as the
"College Park Apartments A/B Mortgage Loan." The College Park Apartments
Mortgage Loan and the College Park Apartments B Note comprising the College Park
Apartments A/B Mortgage Loan have the same borrower and the same maturity date.

The College Park Apartments Intercreditor Agreement

      The initial holder of the College Park Apartments Mortgage Loan and the initial holder of the College Park Apartments B Note have entered into an intercreditor agreement (the "College Park Apartments Intercreditor Agreement").

Rights of the Holder of the College Park Apartments B Note

      Pursuant to the terms of the College Park Apartments Intercreditor
Agreement, the holder of the College Park Apartments B Note has the right to direct the master servicer with respect to various servicing matters (including substitution or release of the related mortgaged property) affecting the College
Park Apartments A/B Mortgage Loan as described hereunder. In addition, the holder of the College Park Apartments B Note has the right (i) to replace the special servicer of the College Park Apartments A/B Mortgage Loan under the conditions described under "Servicing of the Mortgage Loans--Events of
Default--Termination of the Special Servicer" and (ii) whether or not a College
Park Apartments Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods;
(b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the College Park Apartments
Mortgage Loan (in whole but not in part) in certain instances if the College
Park Apartments A/B Mortgage Loan has become specially serviced.

      If a monetary event of default (as to which the holder of the College Park
Apartments B Note or its designee is not curing in accordance with the College
Park Apartments Intercreditor Agreement) has occurred and is continuing with respect to the College Park Apartments Mortgage Loan, or a material non-monetary event of default (as to which the holder of the College Park Apartments B Note or its designee is not curing in accordance with the College Park Apartments
Intercreditor Agreement) has occurred and is continuing at a time when the
College Park Apartments Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the College Park Apartments Intercreditor Agreement (until such amounts have been paid in full) payable on the College Park Apartments Mortgage Loan prior to paying interest or principal to the holder of the College Park Apartments B
Note. At all other times, amounts received and other collections with respect to the College Park Apartments A/B Mortgage Loan will be applied to pay accrued and unpaid interest and principal payable on the College Park Apartments Mortgage
Loan and the College Park Apartments B Note, as further described in the College
Park Apartments Intercreditor Agreement.

Certain Rights to Consult with and Direct the Special Servicer

      With respect to the College Park Apartments A/B Mortgage Loan, except under the circumstances described below, neither the master servicer nor the special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing
Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under the College Park Apartments A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing

                                     S-178

Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the College Park Apartments
B Note of such proposed action in writing, and such holder has not objected in writing within 5 business days (if the College Park Apartments A/B Mortgage Loan is not specially serviced) or within 10 business days (if the College Park
Apartments A/B Mortgage Loan is specially serviced) following the holder of the
College Park Apartments B Note having been notified and provided with all information that such holder reasonably requests with respect to the proposed action:

      o     any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the College Park Apartments A/B
            Mortgage Loan;

      o     any modification, extension, amendment or waiver of a monetary term
            (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the College Park Apartments A/B Mortgage Loan
            (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of the College Park
            Apartments A/B Mortgage Loan);

      o     any proposed sale of the related mortgaged property after it becomes
            REO Property;

      o     any acceptance of a discounted payoff of the College Park Apartments
            A/B Mortgage Loan;

      o     any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
            environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

      o     any release of material collateral for the College Park Apartments
            A/B Mortgage Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the
            College Park Apartments A/B Mortgage Loan;

      o     any acceptance of substitute or additional collateral for the
            College Park Apartments A/B Mortgage Loan (other than in accordance with the terms of the College Park Apartments A/B Mortgage Loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the College Park Apartments A/B Mortgage Loan or the
            approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

      o     any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the College Park Apartments A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to the College
            Park Apartments A/B Mortgage Loan) from liability under the College
            Park Apartments A/B Mortgage Loan;

      o     any renewal or replacement of the then existing insurance policies with respect to the College Park Apartments A/B Mortgage Loan to the
            extent that such renewal or replacement policy does not comply in all material respects with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if lender's approval is required under the related mortgage loan documents; and

      o     any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the certificateholders and the holder of the applicable College
Park

                                     S-179

Apartments B Note (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the response of the College Park Apartments B Note holder.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the holder of the College Park Apartments B Note for the College Park
Apartments A/B Mortgage Loan may, and the master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

      o     require, cause or permit such servicer to violate applicable law, any provision of the College Park Apartments Intercreditor Agreement
            or the Pooling and Servicing Agreement, including that party's obligation to act in accordance with the Servicing Standard; or

      o     result in an adverse tax consequence for the trust fund.

      Furthermore, the master servicer or the special servicer, as applicable will not be obligated to seek approval from the holder of the College Park
Apartments B Note for any actions to be taken by such servicer with respect to the workout or liquidation of the College Park Apartments A/B Mortgage Loan if:

      o     the master servicer or special servicer has, as provided in the second preceding paragraph, notified the holder of the College Park
            Apartments B Note in writing of various actions that the master servicer or special servicer proposes to take with respect to the workout or liquidation of the College Park Apartments B Note; and

      o     for 90 days following the first such notice, the holder of the
            College Park Apartments B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or special servicer considers to be consistent with the Servicing Standard.

      Notwithstanding the foregoing, the holder of the College Park Apartments B
Note will not have the rights otherwise described above for so long as a College
Park Apartments Change of Control Event exists with respect to the College Park
Apartments A/B Mortgage Loan.

Cure Rights of the Holder of the College Park Apartments B Note

      In addition, the holder of the College Park Apartments B Note will be entitled (subject to certain terms and conditions set forth in the College Park
Apartments Intercreditor Agreement) to cure monetary events of default under the
College Park Apartments A/B Mortgage Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The holder of the College Park
Apartments B Note may exercise such right to cure within 10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, the holder of the College Park Apartments B Note will not be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the
College Park Apartments A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the College Park Apartments Intercreditor
Agreement is made, or a non-monetary default exists for which the holder of the
College Park Apartments B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the College Park
Apartments Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer; but such limitation will not prevent the master servicer or special servicer from collecting default interest or late charges.
Notwithstanding the foregoing, the holder of such B Note is entitled to (i) no more than 4 consecutive cure events, (ii) no more than 6 cure events, whether or not consecutive, in any 12 month period and (iii) no more than 9 cure events over the life of the College Park Apartments Mortgage Loan.

                                     S-180

Purchase Option

      If and for so long as the College Park Apartments A/B Mortgage Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the College Park Apartments B Note losing its control rights under the College Park Apartments Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and
(iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the holder of the College Park Apartments B Note may, at its option, purchase or designate another person to purchase the College Park
Apartments Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the College Park Apartments Intercreditor Agreement,
which such purchase price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the master servicer or special servicer for the College Park Apartments A/B Mortgage Loan will be payable by the holder of the College Park Apartments B Note if (i) the Pooling and
Servicing Agreement does not expressly provide for payment of such liquidation fees by the holder of the College Park Apartments B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and
Servicing Agreement in connection with such purchase by the holder of the
College Park Apartments B Note, the College Park Apartments Mortgage Loan is
purchased within 90 days of the later of the transfer of the College Park
Apartments A/B Mortgage Loan to the special servicer and the receipt by the holder of the College Park Apartments B Note of written notice from the special servicer that such transfer has taken place. Furthermore, the holder of the
College Park Apartments B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of the College Park Apartments B Note do not apply to any REO Property related to the College Park Apartments A/B Mortgage Loan and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

      The initial holder of the College Park Apartments B Note will be Principal
Life Insurance Company or an affiliate thereof. Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for the College Park Apartments A/B Mortgage Loan.

      The holder of the College Park Apartments B Note may have relationships and interests that conflict with those of the certificateholders. The holder of the College Park Apartments B Note has no obligations to the certificateholders and may act solely in its own interests. No certificateholder may take any action against the holder of the College Park Apartments B Note for acting solely in its own interests.

      When reviewing the rest of this "Servicing of the Mortgage Loans" section under this prospectus supplement, it is important that you consider the effects that the rights and powers of the holder of the College Park Apartments B Note discussed above could have on the actions of the master servicer or special servicer.

Master Servicer Compensation

      The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

      The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest

                                      S-181

Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If
Prepayment Interest Excesses for all mortgage loans other than Specially
Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

      In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master
Servicing Fee as compensation.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any
Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the
Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

      The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

      Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the
Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating Agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the

                                      S-182

applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select
Servicer List as a U.S. Commercial Mortgage Servicer and the Operating Advisor
has consented to such primary servicing or subservicing arrangement.

      However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

Special Servicer Compensation

      The special servicer will be entitled to receive:

      o     a Special Servicing Fee;

      o     a Workout Fee; and

      o     a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

                                      S-183

      In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

      If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

      The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the pooling and servicing agreement, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

      The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

      Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the College Park Apartments A/B Mortgage Loan, to the extent that no College Park Apartments B Note Change of Control Event
exists, the holder of the College Park Apartments B Note or its designee has and shall have the right to appoint and replace the special servicer for the College
Park Apartments A/B Mortgage Loans with a qualified special servicer, provided, however, that such holder or its designee shall only have the right to terminate the special servicer if such special servicer no longer meets the eligibility criteria for a special servicer as set forth in the Pooling and Servicing
Agreement or in the event that neither the special servicer nor an affiliate thereof holds a majority of the Controlling Class. Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the
Chesterbrook/Glenhardie Portfolio A/B Mortgage Loan, to the extent that no
Chesterbrook/Glenhardie Portfolio Control Appraisal Event exists and so long as the Chesterbrook/Glenhardie Portfolio B Note is not held by an affiliate of the related borrower, the holder of the Chesterbrook/Glenhardie Portfolio B Note or its designee has and shall have the right to appoint and replace the special servicer for the Chesterbrook/Glenhardie Portfolio A/B Mortgage Loans with a qualified special servicer.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with

                                      S-184

respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

      o     any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

      o     any foreclosure or comparable conversion of the ownership of a mortgaged property;

      o     any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the
            Offered Certificates--Optional Termination";

      o     any determination to bring an REO Property into compliance with applicable environmental laws;

      o     any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;

      o     any acceptance of a discounted payoff;

      o     any waiver or consent to a waiver of a "due-on-sale" or
            "due-on-encumbrance" clause;

      o     any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
            Mortgage Loan;

      o     any release of collateral for a Specially Serviced Mortgage Loan or
            A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o     any franchise changes or management company changes to which the special servicer is required to consent;

      o     certain releases of any escrow accounts, reserve accounts or letters of credit; and

      o     any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage
            Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of Certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser shall be responsible for its own expenses.

                                      S-185

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

      Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      o     reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment
            Premium or Yield Maintenance Charge;

      o     reduce the amount of the Scheduled Payment on any Specially Serviced
            Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o     forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o     extend the maturity date of any Specially Serviced Mortgage Loan;
            and/or

      o     accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

      In no event, however, will the special servicer be permitted to:

      o     extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
            Distribution Date; or

      o     if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage
            Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner

                                      S-186

described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

      The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

      The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

      Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the Alderwood Mall Loan Group, the Mervyns Portfolio Loan Group and the A/B
Mortgage Loans" above.

FORECLOSURES

      The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that

                                      S-187

such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the
REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final
Distribution Date or earlier to the extent required to comply with REMIC provisions.

      If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute
"net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

      For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess
Interest and the Excess Interest Sub-account (the "Excess Interest

                                      S-188

Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader,
Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      o     the making of proper elections;

      o     the accuracy of all representations made with respect to the mortgage loans;

      o     ongoing compliance with all provisions of the Pooling and Servicing
            Agreement and other related documents and no amendments to them;

      o     ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
            Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

      o     ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust.

      The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

      The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

      Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

      The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

                                      S-189

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      We anticipate that the offered certificates will [not] be issued with original issue discount for federal income tax purposes. Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III and the Excess Interest
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                                      S-190

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 26.7% of the Initial
Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

      Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under
California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the

                                      S-191

meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
            transaction with an unrelated party;

      o     the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

      o     the trustee cannot be an affiliate of any member of the Restricted
            Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

      o     the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in
            consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the 1933 Act.

                                      S-192

      A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

      Before purchasing any such Class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o     the Plan's investment in each Class of certificates does not exceed
            25% of all of the certificates outstanding of that Class at the time of the acquisition; and

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

                                      S-193

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York and
by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham &
Watkins LLP, New York, New York. Certain legal matters will be passed upon for
Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins
LLP, New York, New York, for Wells Fargo Bank, National Association, in its
capacity as sponsor and mortgage loan seller, by Andrews & Kurth LLP, for Wells
Fargo Bank, National Association, in its capacity as master servicer, by Sidley
Austin LLP, New York, New York, for Principal Commercial Funding II, LLC and
Principal Commercial Funding, LLC by Dechert LLP, New York, New York, for Wells
Fargo Bank, National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington Lobdell & Hickman LLP and for LaSalle Bank National Association by Kennedy Covington Lobdell & Hickman
LLP.

                                      S-194

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

    CLASS                                            FITCH      MOODY'S
    -------------------------------------------    ---------  -----------
    Class A-1..................................       AAA         Aaa
    Class A-2..................................       AAA         Aaa
    Class A-3..................................       AAA         Aaa
    Class A-AB.................................       AAA         Aaa
    Class A-4..................................       AAA         Aaa
    Class A-1A.................................       AAA         Aaa
    Class A-M..................................       AAA         Aaa
    Class A-J..................................       AAA         Aaa

      It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the ARD
Loan that, as of the Cut-off Date, has the longest remaining amortization term.
The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                      S-195

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

      "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the trust.

      "A/B Mortgage Loan" means the Chesterbrook/Glenhardie Portfolio A/B
Mortgage Loan, the College Park Apartments A/B Mortgage Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

      "Accrued Certificate Interest" means, in respect of each Class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      "Additional Servicer" means each affiliate of the master servicer, the
Depositor, MSMC, BSCMI, PCF, PCFII, Wells Fargo Bank, or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Depositor, MSMC, BSCMI, PCF, PCFII, Wells Fargo Bank or
any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II and Appendix III.

      "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

      "Advances" means Servicing Advances and P&I Advances, collectively.

      "Alderwood Mall B Note" means the loan that is secured by the Alderwood
Mall Pari Passu Mortgage on a subordinate basis to the Alderwood Mall Pari Passu
Loan and the Alderwood Mall Companion Loan.

      "Alderwood Mall Companion Loan" means the loan that is secured by the
Alderwood Mall Pari Passu Mortgage on a pari passu basis with the Alderwood Mall
Pari Passu Loan and on a senior basis to the Alderwood Mall B Note.

      "Alderwood Mall Loan Group" means, collectively, the Alderwood Mall Pari
Passu Loan, the Alderwood Mall Companion Loan and the Alderwood Mall B Note.

      "Alderwood Mall Pari Passu Loan" means Mortgage Loan No. 18, which is secured on a pari passu basis with the Alderwood Mall Companion Loan pursuant to the Alderwood Mall Pari Passu Mortgage.

                                      S-196

      "Alderwood Mall Pari Passu Mortgage" means the mortgage securing the
Alderwood Mall Pari Passu Loan, the Alderwood Mall Companion Loan and the
Alderwood Mall B Note.

      "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means not later than the earliest of the following:

o     the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o     the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o     the effective date of any modification to a Money Term of a mortgage loan,
      Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
      Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o     the date 30 days following the date a mortgaged property becomes an REO
      Property.

      "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

      the sum of:

o     the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
      Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o     to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o     all related unreimbursed Advances and interest on such Advances at the
      Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
      Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor;
      and

o     to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow
      Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

      over

                                      S-197

o     90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
      (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of the Alderwood Mall Pari Passu Loan, any Appraisal Reduction will be calculated in respect of the Alderwood Mall Loan Group taken as a whole and any such Appraisal Reduction will be allocated first to the Alderwood Mall Loan
B Note and then allocated to the Alderwood Mall Pari Passu Loan and the
Alderwood Mall Companion Loan, pro rata based on their respective principal balances.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o     any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
      maturity date; or

o     any mortgage loan as to which the related mortgaged property has become an
      REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Available Distribution Amount" means in general, for any Distribution
Date:

      (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
            REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

            o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

            o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable

                                      S-198

                  to the master servicer, the special servicer, the Primary
                  Servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                  Servicing Fees);

            o     amounts deposited in the Certificate Account in error;

            o     if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                  Amounts with respect to the Interest Reserve Loans to be
                  deposited into the Interest Reserve Account;

            o     in the case of the REO Property related to an A/B Mortgage
                  Loan or Loan Pair, all amounts received with respect to such
                  A/B Mortgage Loan or Loan Pair, as applicable, that are
                  required to be paid to the holder of the related B Note or
                  Serviced Companion Mortgage Loan pursuant to the terms of the related B Note or Serviced Companion Mortgage Loan and the related intercreditor agreement; and

            o     any portion of such amounts payable to the holders of any
                  Serviced Companion Mortgage Loan or B Note;

      (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
            Distribution Date; and

      (3)   if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the
            Interest Reserve Account.

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment
Dates, as the case may be, unless previously prepaid.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

      "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of certificates, and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

                                      S-199

      "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

      "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

      "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

      "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

      "Certificate Group 1 Principal Distribution Amount" means, for any
Distribution Date, an amount equal to the lesser of (A) the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (ii) on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount attributable to Loan Group 2 (net of any portion thereof that is distributable on that
Distribution Date to the holders of the Class A-1A Certificates), and (B) the
Aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-AB
and Class A-4 Certificates outstanding immediately before such Distribution
Date.

      "Certificate Owner" means an entity acquiring an interest in an offered certificate.

      "Chesterbrook/Glenhardie Portfolio A/B Mortgage Loan" means the
Chesterbrook/Glenhardie Portfolio Mortgage Loan and the Chesterbrook/Glenhardie
Portfolio B Note.

      "Chesterbrook/Glenhardie Portfolio B Note" means, with respect to the
Chesterbrook/Glenhardie Portfolio Mortgage Loan, the related B Note.

      "Chesterbrook/Glenhardie Portfolio Control Appraisal Event" means, with respect to the Chesterbrook/Glenhardie Portfolio Mortgage Loan, if and for so
long as (a) the initial unpaid principal balance of the Chesterbrook/Glenhardie
Portfolio B Note minus the sum of (i) any principal payments allocated or received on the Chesterbrook/Glenhardie Portfolio B Note, (ii) any appraisal reductions allocated to the Chesterbrook/Glenhardie Portfolio Loan Group and
(iii) any realized losses allocated to the Chesterbrook/Glenhardie Portfolio B
Note, plus (b) the amount of any threshold event collateral, as defined in the
Chesterbrook/Glenhardie Portfolio Intercreditor Agreement, is less than 25% of an amount equal to the (1) initial Chesterbrook/Glenhardie Portfolio B Note principal balance minus (2) any payment of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received by the Chesterbrook/Glenhardie Portfolio B Note.

      "Chesterbrook/Glenhardie Portfolio Intercreditor Agreement" means the intercreditor agreement, between the initial holder of the
Chesterbrook/Glenhardie Portfolio Mortgage Loan and the initial holder of the
Chesterbrook/Glenhardie Portfolio B Note.

      "Chesterbrook/Glenhardie Portfolio Mortgage Loan" means Mortgage Loan Nos.
1-17.

      "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

                                      S-200

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the
Class A-4 Certificates and the Class A-1A Certificates.

      "Clearstream Bank" means Clearstream Bank, societe anonyme.

      "Closing Date" means on or about April , 2006.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "College Park Apartments A/B Mortgage Loan" means the College Park
Apartments Mortgage Loan and the College Park Apartments B Note.

      "College Park Apartments B Note" means, with respect to the College Park
Apartments Mortgage Loan, the related B Note.

      "College Park Apartments Change of Control Event" means, with respect to the College Park Apartments A/B Mortgage Loan, as of any date of determination if (a) (i) the initial unpaid principal balance of the College Park Apartments B
Note minus (ii) the sum of (x) any Scheduled Payments or prepayments of principal allocated to, and received on, the College Park Apartments B Note, (y)
any Appraisal Reduction in effect as of such date of determination and allocable to the College Park Apartments B Note and (z) any realized losses allocated to the College Park Apartments B Note is less than (b) 25% of the difference between (x) the initial unpaid principal balance of the College Park Apartments
B Note and (y) any Scheduled Payments or prepayments of principal allocated to, and received on, the College Park Apartments B Note.

      "College Park Apartments Intercreditor Agreement" means the intercreditor agreement, between the initial holder of the College Park Apartments Mortgage
Loan and the initial holder of the College Park Apartments B Note.

      "College Park Apartments Mortgage Loan" means Mortgage Loan No. 91.

      "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

      "Compensating Interest Payment" means any payment of Compensating
Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced

                                      S-201

Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the
Certificateholders.

      "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

      "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Cut-off Date" means April 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in April 2006 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on April 1, 2006, not the actual day which such Scheduled Payments were due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that

                                      S-202

is due in the first month following the expiration of the applicable interest-only period. See "Description of the Mortgage Pool--Additional Mortgage
Loan Information" in this prospectus supplement.

      "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

      "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of certificates for any Distribution Date, the sum of:

o     Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero)
      by:

            o     any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

            o     Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                  Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the
                  Pooling and Servicing Agreement; plus

o     the portion of the Distributable Certificate Interest Amount for such
      Class or Classes remaining unpaid as of the close of business on the preceding Distribution Date; plus

o     if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
      Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
      Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
      Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means the 12th day of each month, or if any such 12th day is not a business day, on the next succeeding business day.

      "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

                                      S-203

      "DTC" means The Depository Trust Company.

      "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

      "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A2" by Moody's and at least "AA-" by Fitch
(or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by Fitch), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least
$50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each rating agency, as evidenced by confirmation that the use of any such account as the
Certificate Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells
Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's, and "F-1" in the case of Fitch. if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa2" in the case of Moody's and at least "A+" in the case of Fitch, if the deposits are to be held in the account for more than 30 days.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

      "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

      "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o     any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o     any failure by the master servicer to make a required deposit to the
      Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o     any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
      Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
      provided, further that such cure period may not exceed 90 days;

o     any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be

                                      S-204

      remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach;
      provided, further that such cure period may not exceed 90 days;

o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o     the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o     the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o     the master servicer receives actual knowledge that Moody's has (i)
      qualified, downgraded or withdrawn its rating or ratings of one or more
      Classes of certificates, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or
      (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o     the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by
      Fitch to any Class of certificates; or

o     the master servicer has been downgraded to a servicer rating level below
      CMS3, or its then equivalent, by Fitch.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities and Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

      "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO Property related to a Loan Pair, a prepayment in full had been made with respect to both the

                                      S-205

Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on
the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage Loan, Excess
Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

      "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

      "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

      "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

      "Expense Losses" means, among other things:

o     any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o     all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o     other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o     any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Financial Market Publishers" means TREPP, LLC and Intex Solutions, Inc., or any successor entities thereof.

      "Fitch" means Fitch, Inc.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,509,489,098.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $195,208,250.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,704,697,348.

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

      "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related

                                      S-206

borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Insurance Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Interest Only Certificates" means the Class X Certificates.

      "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

      "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

      "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

      "Loan Group 1" means that distinct loan group consisting of one hundred eighty-nine (189) mortgage loans, representing 88.5% of the Initial Pool
Balance, comprised of all of the mortgage loans other than twenty-seven (27)
mortgage loans that are secured by multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties.

      "Loan Group 2" means that distinct loan group consisting of thirty-three
(33) mortgage loans, representing 11.5% of the Initial Pool Balance (and representing approximately 99.5% of the Initial Pool Balance of all the mortgage loans secured by multifamily and manufactured housing community properties), comprised of twenty-seven (27) mortgage loans that are secured by multifamily properties and six (6) mortgage loans that are secured by manufactured housing community properties,.

      "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

      "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

      "MAI" means Member of the Appraisal Institute.

                                      S-207

      "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the College Park Apartments B Note, or otherwise be allocable to the College Park Apartments B Note, or the trust with respect to the College
Park Apartments B Note.

      "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement. The
Master Servicing Fee Rate for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.02% per annum to 0.14% per annum.

      "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

      "Mervyns Portfolio Companion Loan" means the loan that is secured by the
Mervyns Portfolio Pari Passu Mortgage on a pari passu basis with the Mervyns
Portfolio Pari Passu Loan.

      "Mervyns Portfolio Loan Group" means, collectively, the Mervyns Portfolio
Pari Passu Loan and the Mervyns Portfolio Companion Loan.

      "Mervyns Portfolio Pari Passu Loan" means Mortgage Loan Nos. 19 - 43, which are secured on a pari passu basis with the Mervyns Portfolio Companion
Loan pursuant to the Mervyns Portfolio Pari Passu Mortgage.

      "Mervyns Portfolio Pari Passu Mortgage" means the mortgage securing the
Mervyns Portfolio Pari Passu Loan and the Mervyns Portfolio Companion Loan.

      "Money Term" means, with respect to any mortgage loan, Serviced Companion
Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge
(but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

o     the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o     the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

                                      S-208

o     the original or a copy of any related assignment(s) of rents and leases
      (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o     an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o     an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o     an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o     when relevant, the related ground lease or a copy of it.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the two hundred twenty-two (222) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,704,697,348, which may vary on the Closing Date by up to 5%.

      "MSCI 2006-TOP21" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-TOP21.

      "MSCI 2006-TOP21 Depositor" means the "depositor" under the MSCI
2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Morgan Stanley Capital I Inc.

      "MSCI 2006-TOP21 Master Servicer" means the "master servicer" under the
MSCI 2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "MSCI 2006-TOP21 Operating Adviser" means the operating adviser appointed under the MSCI 2006-TOP21 Pooling and Servicing Agreement.

      "MSCI 2006-TOP21 Paying Agent" means the "paying agent" under the MSCI
2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "MSCI 2006-TOP21 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the MSCI 2006-TOP21 Depositor, the MSCI
2006-TOP21 Master Servicer, the MSCI 2006-TOP21 Special Servicer, the MSCI
2006-TOP21 Paying Agent and the MSCI 2006-TOP21 Trustee.

      "MSCI 2006-TOP21 Special Servicer" means the "special servicer" under the
MSCI 2006-TOP21 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ARCap Servicing, Inc.

      "MSCI 2006-TOP21 Trustee" means the "trustee" under the MSCI 2006-TOP21
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

      "MSMC" means Morgan Stanley Mortgage Capital Inc.

      "MSMC Loans" means the mortgage loans that were originated or purchased by
MSMC.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage

                                      S-209

Loans during any Collection Period that are neither offset by Prepayment
Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year)
      and February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest
      Reserve Account for the preceding January, if applicable, and February.

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Alderwood Mall
Companion Loan and the Mervyns Portfolio Companion Loan.

      "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Alderwood Mall Pari Passu Loan and the Mervyns Portfolio Pari
Passu Loan.

      "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

      "Non-Serviced Mortgage Loan Group" means the Alderwood Mall Loan Group and the Mervyns Portfolio Loan Group.

      "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

      "Non-Serviced Mortgage Loan Mortgage" means the Alderwood Mall Pari Passu
Mortgage and the Mervyns Portfolio Pari Passu Mortgage.

                                      S-210

      "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2006-TOP21 Pooling and Servicing Agreement.

      "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

      "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

      "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

      "OID" means original issue discount.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial operating adviser will be ARCap REIT, Inc., an affiliate of the special servicer.

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

      "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) accrues interest.

      "PCF" means Principal Commercial Funding, LLC.

      "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

      "PCFII" means Principal Commercial Funding II, LLC.

                                      S-211

      "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

      "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II and Appendix III to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property.
Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

      "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of April 1, 2006, between Bear Stearns Commercial Mortgage
Securities Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National
Association, as trustee and Wells Fargo Bank, National Association, as paying agent and certificate registrar.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

      "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall

                                      S-212

resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari
Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the
Trustee Fee that accrues on the amount of such Principal Prepayment or Balloon
Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o     the aggregate amount of interest that would have accrued at the Net
      Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal
      Balance of such mortgage loan if the mortgage loan had paid on its Due
      Date and such Principal Prepayment or Balloon Payment had not been made, over

o     the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
      Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
      if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

      "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

      "Primary Servicer" means Principal Global Investors, LLC.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for each of Principal Global Investors, LLC and Wells Fargo
Bank, National Association is 0.01% per annum.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o     the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o     all payments (including Principal Prepayments and the principal portion of
      Balloon Payments (but not in respect of any Serviced Companion Mortgage
      Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
      Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases)
      that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

         The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to reduce the Principal
Distribution Amount attributable to the Loan Group to which the applicable

                                      S-213

mortgage loan relates, and then to reduce the Principal Distribution Amount attributable to the other Loan Group) to the extent applicable:

o     if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related
      Distribution Date, and the Principal Distribution Amount will be reduced
      (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that
      Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal
      Distribution Amount (and will be allocated first to increase the Principal
      Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs);
      and

o     if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
      Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution
      Amount will be reduced (to not less than zero) by any of those Advances
      (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution
      Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs).

      So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will effectively be calculated in the aggregate for both Loan Groups.

      "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the
Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

                                      S-214

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the ARD Loan that, as of the Cut-off Date, has the longest remaining amortization term.

      "Rating Agencies" means Fitch and Moody's.

      "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o     the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o     the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
      Losses.

      If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

      "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. SS.SS.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan

                                      S-215

would also constitute a Rehabilitated Mortgage Loan. A Serviced Companion
Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated
Mortgage Loan.

      "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

      "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o     any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o     the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

                                      S-216

      "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the trust.

      "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. There are no Serviced Pari Passu Mortgage
Loans related to the trust.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o     with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o     with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion
      Mortgage Loan and any B Note or, if a mortgage loan, any Serviced
      Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan
      Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the
      Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage
      Loan), or (ii) the weighted average of the mortgage rates on the related A
      Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced
      Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

            i.    any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

            ii.   the ownership of any certificate or any interest in any
                  Serviced Companion Mortgage Loan, any Non-Serviced Companion
                  Mortgage Loan, any B Note or any mezzanine loan related to a

                                      S-217

                  mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

            iii.  the master servicer's obligation to make Advances;

            iv.   the right of the master servicer (or any of their affiliates)
                  or the special servicer, as the case may be, to receive
                  reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

            v.    any obligation of the master servicer (or any of its
                  affiliates) to repurchase any mortgage loan from the trust.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a
Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

      "Specially Serviced Mortgage Loan" means the following:

o     any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
      Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced
      Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable

                                      S-218

      insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or
      Serviced Companion Mortgage Loan (as the case may be).

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o     any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
      Agreement;

o     any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
      Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o     any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
      Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the
      Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o     any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the
      Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o     the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

                                      S-219

o     the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o     the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
      Class of certificates;

o     the special servicer has been downgraded to a servicer rating level below
      CSS3, or its then equivalent, by Fitch;

o     the servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of certificates, or (ii) placed one or more
      Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action; or

o     the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities and
      Exchange Act of 1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing
      Agreement.

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

      "Structuring Assumptions" means the following assumptions:

o     the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o     the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o     the Closing Date for the sale of the certificates is April 20, 2006;

o     distributions on the certificates are made on the 12th day of each month, commencing in May 2006;

o     there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o     Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o     the trust does not experience any Expense Losses;

o     no Principal Prepayment on any mortgage loan is made during its Lock-out
      Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
      Charge, Prepayment Premium or a defeasance requirement, and otherwise
      Principal Prepayments are made on the mortgage loans at the indicated
      levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o     no Prepayment Interest Shortfalls occur;

                                      S-220

o     no mortgage loan exercises its partial release option;

o     no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
      Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

o     no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o     each ARD Loan pays in full on its Anticipated Repayment Date; and

o     any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

      "Subordinate Certificates" means the Class A-M, Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates.

      "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

      "UCF" - See "Underwritable Cash Flow."

      "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwriters" means Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated.

      "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

      "Unpaid Interest" means, on any Distribution Date with respect to any
Class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

      "WAC" - See "Weighted Average Net Mortgage Rate."

      "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

      "Wells Fargo" means Wells Fargo Bank, National Association.

                                      S-221

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans" and "Appendix III - Certain Characteristics of the Mortgage
Loans in Loan Group 2."

                                      S-222

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN SELLER                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A          103        511,471,346       30.0       5.694        110       1.82      1.71       58.1      49.2
Morgan Stanley Mortgage
Capital Inc.                    50        510,894,202       30.0       5.385        107       2.19      2.13       50.8      43.7
Bear Stearns Commercial
Mortgage, Inc.                  42        414,206,083       24.3       5.292        109       2.20      2.12       58.5      53.7
Principal Commercial
Funding II, LLC                 19        180,546,310       10.6       5.679        121       2.06      1.95       71.4      63.3
Principal Commercial
Funding, LLC                     8         87,579,407        5.1       5.736        143       1.55      1.43       64.4      47.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
CUT-OFF DATE BALANCE ($)      LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                    2          1,998,452        0.1       6.255        119       1.53      1.53       56.6      48.4
1,000,001 - 2,000,000           27         42,577,906        2.5       5.790        115       1.79      1.75       53.1      39.0
2,000,001 - 3,000,000           47        121,366,748        7.1       5.602        112       2.09      2.01       53.1      45.0
3,000,001 - 4,000,000           36        128,580,572        7.5       5.552        117       2.28      2.18       57.4      47.7
4,000,001 - 5,000,000           24        111,099,235        6.5       5.766        118       1.94      1.86       54.7      45.7
5,000,001 - 6,000,000           13         72,748,060        4.3       5.549        117       2.48      2.38       58.1      51.6
6,000,001 - 7,000,000            6         40,023,210        2.3       5.732        127       1.75      1.65       58.9      47.8
7,000,001 - 8,000,000           10         73,472,343        4.3       5.659        106       1.59      1.48       65.0      57.2
8,000,001 - 9,000,000            5         41,285,791        2.4       5.664        116       1.60      1.55       64.0      54.4
9,000,001 - 10,000,000           5         47,981,195        2.8       5.515        109       1.54      1.48       66.0      55.5
10,000,001 - 15,000,000         25        307,197,846       18.0       5.514        116       1.75      1.63       62.2      53.6
15,000,001 - 20,000,000         10        175,059,479       10.3       5.411        121       2.12      1.93       61.7      49.2
20,000,001 - 25,000,000          4         89,912,771        5.3       5.745        147       1.89      1.82       58.5      47.0
25,000,001 - 50,000,000          5        163,935,440        9.6       5.510        105       2.62      2.50       58.5      54.1
50,000,001 <=                    3        287,458,302       16.9       5.152         85       2.13      2.13       49.6      48.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: $999,214
Maximum: $120,000,000
Average: $7,678,817

                                                                I-1

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
STATE                      PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

California - Southern           54        277,459,447       16.3       5.547        108       1.73      1.66       59.1      51.7
California - Northern           42        177,510,385       10.4       5.706        120       1.86      1.80       53.5      45.0
New York                        16        169,395,710        9.9       5.420        128       3.89      3.71       49.3      39.7
Pennsylvania                    21        149,060,977        8.7       5.675        119       2.16      2.10       51.3      49.1
Washington                       6        132,751,737        7.8       4.921         66       1.74      1.74       50.9      46.3
New Jersey                       9        111,196,456        6.5       5.671        140       1.70      1.63       65.9      54.7
Florida                         14         81,882,889        4.8       5.592        109       1.77      1.72       59.9      49.6
Virginia                         6         78,977,601        4.6       5.403         80       2.00      1.98       57.1      52.7
Texas                           20         53,194,073        3.1       5.457         89       1.79      1.73       63.4      54.7
Michigan                         8         45,805,272        2.7       5.229         97       2.26      2.18       54.2      49.1
Tennessee                        4         43,621,764        2.6       5.660        117       1.48      1.40       70.8      63.0
Arizona                          9         41,604,133        2.4       5.701        133       1.67      1.56       62.9      50.3
Georgia                          3         35,113,250        2.1       5.446        111       1.74      1.44       71.0      63.9
Ohio                             7         31,821,917        1.9       5.476        115       1.95      1.70       61.9      54.7
Illinois                         5         27,152,040        1.6       5.371        112       1.77      1.71       66.2      61.5
Rhode Island                     2         23,500,000        1.4       5.436        118       1.70      1.52       59.0      56.8
Maryland                         3         22,789,098        1.3       5.621        166       1.36      1.29       71.0      49.4
Kentucky                         2         19,600,000        1.1       5.484        119       1.51      1.43       64.2      50.7
Massachusetts                    3         19,220,000        1.1       5.663        130       1.83      1.51       72.1      62.9
Minnesota                        5         17,353,262        1.0       5.701        129       1.59      1.59       68.2      51.6
Maine                            1         17,250,000        1.0       4.740         60       2.63      2.63       56.0      56.0
West Virginia                    2         16,400,000        1.0       5.440        119       1.90      1.55       59.5      53.3
Missouri                         2         15,578,866        0.9       5.462        117       2.25      1.81       49.1      40.7
Wisconsin                        3         15,099,120        0.9       5.506        124       1.69      1.56       69.0      60.0
Idaho                            3         13,067,567        0.8       5.683        118       1.92      1.92       57.4      51.0
North Dakota                     1         12,782,633        0.7       5.530        114       1.60      1.60       65.2      50.3
Nevada                           4         11,217,047        0.7       5.598        109       2.55      2.55       38.7      29.0
Oregon                           2          9,488,757        0.6       5.961        119       1.48      1.48       58.5      49.7
Virgin Islands                   1          6,984,338        0.4       5.797        118       2.23      2.23       44.2      37.4
Colorado                         4          6,108,153        0.4       5.935        129       1.58      1.39       57.7      42.8
Alabama                          1          5,650,000        0.3       5.650        120       1.68      1.29       73.4      62.5
Indiana                          3          5,258,549        0.3       5.505         94       1.96      1.96       66.6      62.5
Connecticut                      1          3,000,000        0.2       5.330        118       1.76      1.42       64.5      55.1
North Carolina                   1          2,552,079        0.1       5.840        117       1.47      1.47       73.0      61.9
Louisiana                        1          2,376,218        0.1       5.250        111       2.15      2.15       45.3      38.0
Utah                             1          1,575,000        0.1       6.010        120       1.36      1.36       73.9      62.9
Wyoming                          1          1,299,011        0.1       6.320        119       1.25      1.25       72.2      62.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         271    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

                                                                I-2

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
PROPERTY TYPE              PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                     49        391,662,486       23.0       5.212        100       1.83      1.77       59.7      52.9
   Shadow Anchored              21         88,833,157        5.2       5.531        103       1.87      1.64       58.7      51.1
   Unanchored                   16         55,627,705        3.3       5.679        118       1.89      1.83       51.8      44.4
   Free Standing                14         43,267,911        2.5       5.326        103       1.88      1.85       60.6      54.1
   Specialty                     2         11,644,029        0.7       5.940        119       1.53      1.53       54.0      44.7
   Big Box                       3          4,888,558        0.3       5.797        118       2.25      2.08       49.1      40.2
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                105    $   595,923,847       35.0%      5.330%       103       1.84X     1.76X      58.7%     51.7%
Office
   Suburban                     31        250,686,766       14.7       5.592        110       1.99      1.95       52.2      46.1
   Urban                         8         95,935,440        5.6       5.594        119       1.43      1.38       66.2      58.6
   Medical                       4         15,735,957        0.9       5.801        128       1.43      1.31       66.5      51.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 43    $   362,358,164       21.3%      5.602%       113       1.81X     1.77X      56.5%     49.7%
Hospitality
   Full Service                 10        143,580,206        8.4       5.482        114       2.73      2.52       50.7      43.4
   Limited Service               8         66,320,069        3.9       5.713        126       1.76      1.62       64.4      49.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 18    $   209,900,275       12.3%      5.555%       118       2.43X     2.23X      55.0%     45.3%
Multifamily
   Garden                       21        122,731,615        7.2       5.575        128       1.94      1.75       56.4      48.3
   Mid Rise                      5         28,332,866        1.7       5.403        137       2.42      2.34       57.6      48.8
   High Rise                     3         12,000,000        0.7       5.138        139      10.97     10.97       13.3      13.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 29    $   163,064,481        9.6%      5.513%       130       2.69X     2.53X      53.4%     45.8%
Industrial
   Warehouse                    19        100,715,562        5.9       5.596        116       1.63      1.57       63.0      52.6
   Light Industrial             11         38,455,347        2.3       5.628        113       1.47      1.42       63.5      52.6
   Flex Industrial               6         15,359,317        0.9       5.839        132       1.33      1.33       58.5      27.0
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 36    $   154,530,226        9.1%      5.628%       117       1.56X     1.51X      62.7%     50.1%
Self Storage
   Self Storage                 21         80,592,035        4.7       5.878        105       1.79      1.70       61.0      53.0
   Self Storage/Parking          2          4,800,000        0.3       6.230         57       1.70      1.35       69.7      64.8
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 23    $    85,392,035        5.0%      5.898%       102       1.78X     1.68X      61.5%     53.6%
Mixed Use
   Retail/Office                 6         24,400,792        1.4       5.782        138       1.57      1.52       58.9      49.0
   Retail/Hospitality            1         24,000,000        1.4       5.467        117       2.38      2.38       58.5      58.5
   Industrial/Retail             1          3,738,375        0.2       5.830        117       1.39      1.39       70.4      59.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  8    $    52,139,167        3.1%      5.641%       127       1.93X     1.91X      59.5%     54.1%
Manufactured Housing
      Community
   Manufactured Housing
      Community                  6         41,393,769        2.4       5.313        103       2.23      2.14       51.8      45.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  6    $    41,393,769        2.4%      5.313%       103       2.23X     2.14X      51.8%     45.3%
Other
   Leased Fee                    2         35,000,000        2.1       5.608        119       4.90      4.90       66.9      66.9
   Parking                       1          4,995,384        0.3       5.580        119       1.77      1.77       42.5      35.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  3    $    39,995,384        2.3%      5.605%       119       4.51X     4.51X      63.9%     63.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         271    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

                                                                I-3

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)             LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                   17        252,834,552       14.8       4.807         64       2.46      2.46       51.9      50.6
5.001 - 5.500                   56        450,336,201       26.4       5.363        112       2.34      2.18       54.1      46.6
5.501 - 6.000                  123        904,021,903       53.0       5.682        121       1.82      1.73       60.9      52.4
6.001 - 6.500                   21         75,302,573        4.4       6.233        152       1.43      1.41       61.1      40.5
6.501 <=                         5         22,202,119        1.3       6.595        112       1.70      1.70       58.4      49.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 4.714%
Maximum: 6.690%
Weighted Average: 5.504%

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

60                              19        244,284,180       14.3       5.055         55       1.99      1.97       52.6      50.5
61 - 120                       183      1,281,304,316       75.2       5.554        114       2.06      1.96       58.4      51.7
121 - 180                       18        173,358,451       10.2       5.743        167       1.92      1.82       60.8      38.8
181 - 240                        1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
241 - 300                        1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 288 mos.
Weighted Average: 115 mos.

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERMS TO STATED   MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 60                          19        244,284,180       14.3       5.055         55       1.99      1.97       52.6      50.5
61 - 120                       184      1,293,997,090       75.9       5.555        114       2.06      1.96       58.2      51.5
121 - 180                       17        160,665,678        9.4       5.747        172       1.87      1.75       62.1      39.3
181 - 240                        1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
241 - 300                        1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 51 mos.
Maximum: 277 mos.
Weighted Average: 112 mos.

                                                                I-4

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                38        467,112,500       27.4       5.313         98       2.83      2.83       52.0      52.0
   121 - 180                     1          1,794,111        0.1       6.000        119       1.64      1.64       52.8      23.9
   181 - 240                     4         22,475,073        1.3       5.586         96       1.87      1.87       45.0      33.0
   241 - 300                    32        229,918,429       13.5       5.795        124       1.65      1.59       61.7      46.5
   301 - 360                   136        932,839,547       54.7       5.516        113       1.77      1.63       60.2      52.3
   361 <=                        1         10,400,000        0.6       5.490        120       1.65      1.41       72.2      64.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      212    $ 1,664,539,659       97.6%      5.499%       110       2.05X     1.96X      58.0%     51.2%

FULLY AMORTIZING LOANS
   61 - 120                      3          6,090,457        0.4       5.638        117       1.37      1.37       40.0       0.7
   121 - 180                     5         28,316,831        1.7       5.626        177       1.19      1.19       51.6       1.0
   181 - 240                     1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
   241 <=                        1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       10    $    40,157,689        2.4%      5.732%       178       1.36X     1.36X      49.8%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 120 mos.
Maximum: 408 mos.
Weighted Average: 340 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                38        467,112,500       27.4       5.313         98       2.83      2.83       52.0      52.0
   121 - 180                     1          1,794,111        0.1       6.000        119       1.64      1.64       52.8      23.9
   181 - 240                     4         22,475,073        1.3       5.586         96       1.87      1.87       45.0      33.0
   241 - 300                    32        229,918,429       13.5       5.795        124       1.65      1.59       61.7      46.5
   301 - 360                   136        932,839,547       54.7       5.516        113       1.77      1.63       60.2      52.3
   361 <=                        1         10,400,000        0.6       5.490        120       1.65      1.41       72.2      64.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      212    $ 1,664,539,659       97.6%      5.499%       110       2.05X     1.96X      58.0%     51.2%

FULLY AMORTIZING LOANS
   61 - 120                      3          6,090,457        0.4       5.638        117       1.37      1.37       40.0       0.7
   121 - 180                     5         28,316,831        1.7       5.626        177       1.19      1.19       51.6       1.0
   181 - 240                     1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
   241 - 300                     1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       10    $    40,157,689        2.4%      5.732%       178       1.36X     1.36X      49.8%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 116 mos.
Maximum: 408 mos.
Weighted Average: 338 mos.

                                                                I-5

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (X)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                          4         47,143,368        2.8       5.961        177       1.16      1.16       61.7      21.8
1.21 - 1.30                     18         85,476,854        5.0       5.687        122       1.25      1.23       72.1      58.0
1.31 - 1.40                     27        189,791,925       11.1       5.668        119       1.35      1.33       66.8      55.8
1.41 - 1.50                     25        172,019,362       10.1       5.711        132       1.46      1.32       69.0      57.3
1.51 - 1.60                     25        143,722,871        8.4       5.690        113       1.55      1.47       63.2      52.6
1.61 - 1.70                     18         97,496,842        5.7       5.527        116       1.67      1.54       60.6      51.1
1.71 - 1.80                     14         87,569,468        5.1       5.734        133       1.74      1.61       58.6      49.9
1.81 <=                         91        881,476,659       51.7       5.331         99       2.57      2.47       50.7      47.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 1.10x
Maximum: 15.19x
Weighted Average: 2.03x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIOS AFTER IO PERIOD (X)    LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                         13        122,382,368        7.2       5.775        146       1.32      1.16       70.2      49.6
1.21 - 1.30                     28        166,832,854        9.8       5.672        121       1.39      1.25       71.7      60.6
1.31 - 1.40                     31        202,691,925       11.9       5.677        116       1.39      1.35       65.0      54.7
1.41 - 1.50                     19        131,584,362        7.7       5.662        139       1.57      1.45       63.0      50.2
1.51 - 1.60                     27        161,342,871        9.5       5.622        117       1.69      1.56       62.3      51.6
1.61 - 1.70                     15         78,791,842        4.6       5.587        116       1.77      1.66       61.2      50.0
1.71 - 1.80                     11         53,019,468        3.1       5.817        118       1.76      1.75       56.9      49.7
1.81 <=                         78        788,051,659       46.2       5.302         97       2.64      2.57       48.9      46.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 1.06x
Maximum: 15.19x
Weighted Average: 1.95x

                                                                I-6

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN-TO-VALUE RATIO (%)       LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                          5         19,227,754        1.1       5.070        143       9.74      9.74       12.2      11.2
20.1 - 30.0                      6         18,267,018        1.1       5.503        117       3.23      3.03       25.3      22.0
30.1 - 40.0                     10         49,310,010        2.9       5.615        112       2.33      2.25       36.2      30.6
40.1 - 50.0                     40        465,460,998       27.3       5.389         98       2.27      2.20       46.5      42.2
50.1 - 60.0                     62        447,405,691       26.2       5.377        107       1.95      1.87       56.4      49.3
60.1 - 70.0                     58        345,998,492       20.3       5.603        119       1.60      1.53       64.6      53.6
70.1 - 80.0                     39        350,168,837       20.5       5.725        126       1.75      1.61       74.3      63.6
80.1 <=                          2          8,858,549        0.5       5.671        119       1.46      1.24       81.5      71.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 7.7%
Maximum: 81.8%
Weighted Average: 57.8%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (%)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                         16         64,373,947        3.8       5.526        163       3.94      3.94       36.4       5.4
20.1 - 30.0                      8         36,818,161        2.2       5.633        118       2.61      2.52       32.8      26.7
30.1 - 40.0                     27        140,864,923        8.3       5.664        116       2.18      2.10       45.5      36.5
40.1 - 50.0                     54        578,848,856       34.0       5.446        108       2.07      1.98       51.8      45.5
50.1 - 60.0                     70        524,104,747       30.7       5.423        104       1.85      1.78       61.3      54.8
60.1 - 70.0                     41        286,676,714       16.8       5.638        117       1.49      1.36       72.7      64.5
70.1 - 80.0                      6         73,010,000        4.3       5.624        119       3.00      2.84       76.5      72.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         222    $ 1,704,697,348      100.0%      5.504%       112       2.03X     1.95X      57.8%     50.0%
===================================================================================================================================

Minimum: 0.4%
Maximum: 73.5%
Weighted Average: 50.0%

                                                                I-7

                                                             APPENDIX I
                                                     MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------
Prepayment Restrictions               APR-06               APR-07               APR-08               APR-09
-----------------------------------------------------------------------------------------------------------------

Locked Out                            90.23%               90.19%               89.04%               58.47%
YM (2)                                 0.00%                0.00%                0.00%                0.00%
Greater of YM and 1.00% (2)(3)         9.77%                9.81%               10.96%               41.53%
Open                                   0.00%                0.00%                0.00%                0.00%
-----------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%              100.00%              100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,704,697,348       $ 1,691,113,113      $1,675,931,847       $1,658,354,437
% Initial Pool Balance                100.00%              99.20%               98.31%               97.28%
=================================================================================================================

-----------------------------------------------------------------------
Prepayment Restrictions               APR-10               APR-11
-----------------------------------------------------------------------

Locked Out                            52.11%               57.24%
YM (2)                                 0.00%                1.04%
Greater of YM and 1.00% (2)(3)        41.72%               41.73%
Open                                   6.17%                0.00%
-----------------------------------------------------------------------
TOTALS                                100.00%              100.00%
-----------------------------------------------------------------------
Pool Balance Outstanding          $1,639,161,597       $1,385,247,447
% Initial Pool Balance                96.16%               81.26%
=======================================================================

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      APR-12                APR-13              APR-14                APR-15
-----------------------------------------------------------------------------------------------------------------

Locked Out                            56.78%                60.91%              60.76%                58.70%
YM (2)                                1.03%                 1.09%               1.08%                 1.07%
Greater of YM and 1.00% (2)(3)        42.19%                37.99%              38.06%                38.21%
Open                                  0.00%                 0.00%               0.10%                 2.01%
-----------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%               100.00%             100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,355,954,210        $1,239,152,936      $1,216,020,756        $1,179,901,279
% Initial Pool Balance                79.54%                72.69%              71.33%                69.21%
=================================================================================================================

-----------------------------------------------------------------------
Prepayment Restrictions (cont'd)      APR-16                APR-17
-----------------------------------------------------------------------

Locked Out                            62.99%                63.66%
YM (2)                                0.00%                 0.00%
Greater of YM and 1.00% (2)(3)        30.61%                30.91%
Open                                  6.40%                 5.43%
-----------------------------------------------------------------------
TOTALS                               100.00%               100.00%
-----------------------------------------------------------------------
Pool Balance Outstanding           $128,465,014          $122,991,886
% Initial Pool Balance                7.54%                 7.21%
=======================================================================

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      APR-18                APR-19              APR-20                APR-21
-----------------------------------------------------------------------------------------------------------------

Locked Out                            73.92%                75.26%              76.87%               100.00%
YM (2)                                0.00%                 0.00%               0.00%                 0.00%
Greater of YM and 1.00% (2)(3)        21.13%                21.28%              15.59%                0.00%
Open                                  4.95%                 3.45%               7.54%                 0.00%
-----------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%               100.00%             100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $102,146,521          $96,385,152         $90,289,904            $2,316,732
% Initial Pool Balance                5.99%                 5.65%               5.30%                 0.14%
=================================================================================================================

Notes:

(1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.
(2) See Appendix II for a description of the Yield Maintenance.
(3) DEF/YM1 loans have been modeled as Yield Maintenance.

                                                                 I-8

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN SELLER                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
 Capital Inc.                   38        459,884,701       30.5       5.391        106       2.08      2.05       51.5      44.2
Wells Fargo Bank, N.A           89        422,218,514       28.0       5.729        110       1.82      1.70       59.5      50.2
Bear Stearns Commercial
 Mortgage, Inc.                 39        386,902,083       25.6       5.274        104       2.26      2.19       57.0      52.8
Principal Commercial
 Funding II, LLC                16        159,704,393       10.6       5.691        121       2.13      2.03       71.5      63.3
Principal Commercial
 Funding, LLC                    7         80,779,407        5.4       5.732        145       1.50      1.37       67.1      49.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
CUT-OFF DATE BALANCE ($)      LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                    2          1,998,452        0.1       6.255        119       1.53      1.53       56.6      48.4
1,000,001 - 2,000,000           26         40,899,392        2.7       5.797        115       1.80      1.75       54.5      40.6
2,000,001 - 3,000,000           38         97,379,650        6.5       5.666        111       1.79      1.73       56.7      47.7
3,000,001 - 4,000,000           29        102,387,401        6.8       5.590        113       2.16      2.10       58.1      48.2
4,000,001 - 5,000,000           21         97,360,731        6.4       5.794        118       1.90      1.84       56.4      46.9
5,000,001 - 6,000,000           12         67,508,060        4.5       5.544        117       2.55      2.47       56.8      50.4
6,000,001 - 7,000,000            4         26,639,210        1.8       5.758        118       1.76      1.66       60.5      49.8
7,000,001 - 8,000,000            8         59,069,136        3.9       5.649        103       1.63      1.53       65.1      57.1
8,000,001 - 9,000,000            5         41,285,791        2.7       5.664        116       1.60      1.55       64.0      54.4
9,000,001 - 10,000,000           4         38,424,648        2.5       5.601        109       1.55      1.47       65.6      55.1
10,000,001 - 15,000,000         19        237,130,636       15.7       5.519        118       1.70      1.59       64.9      55.6
15,000,001 - 20,000,000          9        158,099,479       10.5       5.393        116       2.19      2.01       59.7      47.2
20,000,001 - 25,000,000          4         89,912,771        6.0       5.745        147       1.89      1.82       58.5      47.0
25,000,001 - 50,000,000          5        163,935,440       10.9       5.510        105       2.62      2.50       58.5      54.1
50,000,001 <=                    3        287,458,302       19.0       5.152         85       2.13      2.13       49.6      48.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: $999,214
Maximum: $120,000,000
Average: $7,986,715

                                                                I-9

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
STATE                      PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

California - Southern           52        262,426,974       17.4       5.536        107       1.72      1.65       60.1      52.6
California - Northern           39        166,593,367       11.0       5.710        120       1.85      1.79       54.6      46.0
New York                        12        156,667,956       10.4       5.441        127       3.74      3.54       51.8      41.5
Pennsylvania                    20        145,070,589        9.6       5.684        119       2.18      2.11       50.8      48.9
Washington                       3        110,436,775        7.3       4.788         55       1.80      1.80       49.3      45.7
New Jersey                       5         81,085,097        5.4       5.703        135       1.72      1.68       65.6      54.7
Florida                         13         79,485,038        5.3       5.588        109       1.77      1.72       60.6      50.2
Virginia                         6         78,977,601        5.2       5.403         80       2.00      1.98       57.1      52.7
Texas                           18         45,609,073        3.0       5.429         85       1.85      1.81       61.9      53.2
Tennessee                        4         43,621,764        2.9       5.660        117       1.48      1.40       70.8      63.0
Georgia                          3         35,113,250        2.3       5.446        111       1.74      1.44       71.0      63.9
Arizona                          8         34,584,133        2.3       5.704        136       1.71      1.63       62.5      48.3
Illinois                         5         27,152,040        1.8       5.371        112       1.77      1.71       66.2      61.5
Rhode Island                     2         23,500,000        1.6       5.436        118       1.70      1.52       59.0      56.8
Kentucky                         2         19,600,000        1.3       5.484        119       1.51      1.43       64.2      50.7
Massachusetts                    3         19,220,000        1.3       5.663        130       1.83      1.51       72.1      62.9
Minnesota                        5         17,353,262        1.1       5.701        129       1.59      1.59       68.2      51.6
Maine                            1         17,250,000        1.1       4.740         60       2.63      2.63       56.0      56.0
Maryland                         2         16,205,098        1.1       5.640        163       1.39      1.39       67.4      42.3
Missouri                         2         15,578,866        1.0       5.462        117       2.25      1.81       49.1      40.7
Wisconsin                        3         15,099,120        1.0       5.506        124       1.69      1.56       69.0      60.0
Idaho                            3         13,067,567        0.9       5.683        118       1.92      1.92       57.4      51.0
North Dakota                     1         12,782,633        0.8       5.530        114       1.60      1.60       65.2      50.3
Nevada                           4         11,217,047        0.7       5.598        109       2.55      2.55       38.7      29.0
Michigan                         4         10,799,742        0.7       5.057         88       2.08      2.08       63.8      62.0
Oregon                           2          9,488,757        0.6       5.961        119       1.48      1.48       58.5      49.7
Virgin Islands                   1          6,984,338        0.5       5.797        118       2.23      2.23       44.2      37.4
Ohio                             2          6,700,000        0.4       5.496        101       1.67      1.67       62.9      56.7
Colorado                         4          6,108,153        0.4       5.935        129       1.58      1.39       57.7      42.8
Alabama                          1          5,650,000        0.4       5.650        120       1.68      1.29       73.4      62.5
Indiana                          3          5,258,549        0.3       5.505         94       1.96      1.96       66.6      62.5
Connecticut                      1          3,000,000        0.2       5.330        118       1.76      1.42       64.5      55.1
North Carolina                   1          2,552,079        0.2       5.840        117       1.47      1.47       73.0      61.9
Louisiana                        1          2,376,218        0.2       5.250        111       2.15      2.15       45.3      38.0
Utah                             1          1,575,000        0.1       6.010        120       1.36      1.36       73.9      62.9
Wyoming                          1          1,299,011        0.1       6.320        119       1.25      1.25       72.2      62.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         238    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

                                                                I-10

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
PROPERTY TYPE              PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                     49        391,662,486       25.9       5.212        100       1.83      1.77       59.7      52.9
   Shadow Anchored              21         88,833,157        5.9       5.531        103       1.87      1.64       58.7      51.1
   Unanchored                   16         55,627,705        3.7       5.679        118       1.89      1.83       51.8      44.4
   Free Standing                14         43,267,911        2.9       5.326        103       1.88      1.85       60.6      54.1
   Specialty                     2         11,644,029        0.8       5.940        119       1.53      1.53       54.0      44.7
   Big Box                       3          4,888,558        0.3       5.797        118       2.25      2.08       49.1      40.2
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                105    $   595,923,847       39.5%      5.330%       103       1.84X     1.76X      58.7%     51.7%
Office
   Suburban                     31        250,686,766       16.6       5.592        110       1.99      1.95       52.2      46.1
   Urban                         8         95,935,440        6.4       5.594        119       1.43      1.38       66.2      58.6
   Medical                       4         15,735,957        1.0       5.801        128       1.43      1.31       66.5      51.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 43    $   362,358,164       24.0%      5.602%       113       1.81X     1.77X      56.5%     49.7%
Hospitality
   Full Service                 10        143,580,206        9.5       5.482        114       2.73      2.52       50.7      43.4
   Limited Service               8         66,320,069        4.4       5.713        126       1.76      1.62       64.4      49.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 18    $   209,900,275       13.9%      5.555%       118       2.43X     2.23X      55.0%     45.3%
Industrial
   Warehouse                    19        100,715,562        6.7       5.596        116       1.63      1.57       63.0      52.6
   Light Industrial             11         38,455,347        2.5       5.628        113       1.47      1.42       63.5      52.6
   Flex Industrial               6         15,359,317        1.0       5.839        132       1.33      1.33       58.5      27.0
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 36    $   154,530,226       10.2%      5.628%       117       1.56X     1.51X      62.7%     50.1%
Self Storage
   Self Storage                 21         80,592,035        5.3       5.878        105       1.79      1.70       61.0      53.0
   Self Storage/Parking          2          4,800,000        0.3       6.230         57       1.70      1.35       69.7      64.8
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                 23    $    85,392,035        5.7%      5.898%       102       1.78X     1.68X      61.5%     53.6%
Mixed Use
   Retail/Office                 6         24,400,792        1.6       5.782        138       1.57      1.52       58.9      49.0
   Retail/Hospitality            1         24,000,000        1.6       5.467        117       2.38      2.38       58.5      58.5
   Industrial/Retail             1          3,738,375        0.2       5.830        117       1.39      1.39       70.4      59.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  8    $    52,139,167        3.5%      5.641%       127       1.93X     1.91X      59.5%     54.1%
Other
   Leased Fee                    2         35,000,000        2.3       5.608        119       4.90      4.90       66.9      66.9
   Parking                       1          4,995,384        0.3       5.580        119       1.77      1.77       42.5      35.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  3    $    39,995,384        2.6%      5.605%       119       4.51X     4.51X      63.9%     63.0%
Multifamily
   High Rise                     2          9,250,000        0.6       5.051        146      13.33     13.33        8.3       8.3
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  2    $     9,250,000        0.6%      5.051%       146      13.33X    13.33X       8.3%      8.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         238    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

                                                                I-11

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)             LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                   15        246,834,552       16.4       4.804         63       2.36      2.36       52.8      51.5
5.001 - 5.500                   40        357,218,282       23.7       5.363        112       2.35      2.20       54.2      46.4
5.501 - 6.000                  108        807,931,572       53.5       5.686        120       1.85      1.76       61.1      52.7
6.001 - 6.500                   21         75,302,573        5.0       6.233        152       1.43      1.41       61.1      40.5
6.501 <=                         5         22,202,119        1.5       6.595        112       1.70      1.70       58.4      49.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 4.714%
Maximum: 6.690%
Weighted Average: 5.506%

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

60                              19        244,284,180       16.2       5.055         55       1.99      1.97       52.6      50.5
61 - 120                       154      1,117,377,820       74.0       5.563        114       2.05      1.96       59.3      52.7
121 - 180                       14        142,076,698        9.4       5.793        167       1.90      1.82       58.3      34.1
181 - 240                        1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
241 <=                           1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 288 mos.

Weighted Average: 113 mos.

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERM TO STATED    MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 60                          19        244,284,180       16.2       5.055         55       1.99      1.97       52.6      50.5
61 - 120                       155      1,130,070,593       74.9       5.565        114       2.06      1.96       59.1      52.5
121 - 180                       13        129,383,925        8.6       5.803        172       1.83      1.74       59.7      34.2
181 - 240                        1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
241 <=                           1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 51 mos.
Maximum: 277 mos.
Weighted Average: 110 mos.

                                                                I-12

                                                             APPENDIX I
                                                               GROUP 1
                                                      MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                   34        447,362,500       29.6       5.315         97       2.78      2.78       52.8      52.8
    121 - 180                    1          1,794,111        0.1       6.000        119       1.64      1.64       52.8      23.9
    181 - 240                    2          5,226,090        0.3       5.905        118       1.46      1.46       54.5      35.9
    241 - 300                   32        229,918,429       15.2       5.795        124       1.65      1.59       61.7      46.5
    301 - 360                  111        786,708,793       52.1       5.514        110       1.75      1.61       60.4      52.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      180    $ 1,471,009,922       97.5%      5.500%       108       2.05X     1.96X      58.3%     51.7%

FULLY AMORTIZING LOANS
    61 - 120                     2          4,411,943        0.3       5.641        117       1.25      1.25       47.3       0.8
    121 - 180                    5         28,316,831        1.9       5.626        177       1.19      1.19       51.6       1.0
    181 - 240                    1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
    241 <=                       1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        9    $    38,479,176        2.5%      5.736%       180       1.34X     1.34X      51.0%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 339 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                   34        447,362,500       29.6       5.315         97       2.78      2.78       52.8      52.8
    121 - 180                    1          1,794,111        0.1       6.000        119       1.64      1.64       52.8      23.9
    181 - 240                    2          5,226,090        0.3       5.905        118       1.46      1.46       54.5      35.9
    241 - 300                   32        229,918,429       15.2       5.795        124       1.65      1.59       61.7      46.5
    301 - 360                  111        786,708,793       52.1       5.514        110       1.75      1.61       60.4      52.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      180    $ 1,471,009,922       97.5%      5.500%       108       2.05X     1.96X      58.3%     51.7%

FULLY AMORTIZING LOANS
    61 - 120                     2          4,411,943        0.3       5.641        117       1.25      1.25       47.3       0.8
    121 - 180                    5         28,316,831        1.9       5.626        177       1.19      1.19       51.6       1.0
    181 - 240                    1          4,472,158        0.3       6.450        237       1.96      1.96       47.6       0.4
    241 <=                       1          1,278,243        0.1       6.000        277       2.84      2.84       63.9       2.7
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        9    $    38,479,176        2.5%      5.736%       180       1.34X     1.34X      51.0%      1.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 116 mos.
Maximum: 360 mos.
Weighted Average: 336 mos.

                                                                I-13

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (X)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                          4         47,143,368        3.1       5.961        177       1.16      1.16       61.7      21.8
1.21 - 1.30                     15         72,427,825        4.8       5.696        118       1.25      1.25       71.4      56.9
1.31 - 1.40                     24        166,659,852       11.0       5.681        117       1.35      1.33       67.1      56.0
1.41 - 1.50                     20        136,204,362        9.0       5.734        129       1.46      1.35       67.9      55.7
1.51 - 1.60                     24        134,166,324        8.9       5.727        114       1.55      1.46       62.9      52.2
1.61 - 1.70                     15         81,427,939        5.4       5.537        115       1.67      1.55       59.6      50.2
1.71 - 1.80                     14         87,569,468        5.8       5.734        133       1.74      1.61       58.6      49.9
1.81 <=                         73        783,889,960       51.9       5.317         97       2.55      2.46       52.0      49.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 1.10x
Maximum: 15.19x
Weighted Average: 2.03x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO AFTER IO PERIOD (X)     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                          8        100,203,368        6.6       5.820        146       1.30      1.17       69.3      46.5
1.21 - 1.30                     24        136,387,825        9.0       5.682        115       1.38      1.25       71.0      59.8
1.31 - 1.40                     29        183,319,852       12.1       5.683        116       1.40      1.35       65.4      55.0
1.41 - 1.50                     18        121,184,362        8.0       5.677        141       1.57      1.45       62.2      49.0
1.51 - 1.60                     24        135,386,324        9.0       5.676        117       1.67      1.56       62.2      51.0
1.61 - 1.70                     13         73,122,939        4.8       5.599        116       1.78      1.66       61.8      50.9
1.71 - 1.80                     11         53,019,468        3.5       5.817        118       1.76      1.75       56.9      49.7
1.81 <=                         62        706,864,960       46.8       5.286         95       2.61      2.55       50.3      48.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 1.10x
Maximum: 15.19x
Weighted Average: 1.95x

                                                                I-14

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN-TO-VALUE RATIO (%)       LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                          2          9,250,000        0.6       5.051        146      13.33     13.33        8.3       8.3
20.1 - 30.0                      3          8,850,000        0.6       5.429        117       4.04      3.63       26.6      25.6
30.1 - 40.0                      5         21,179,910        1.4       5.614        104       2.31      2.28       38.1      34.0
40.1 - 50.0                     34        430,120,656       28.5       5.390         98       2.26      2.19       46.5      42.3
50.1 - 60.0                     59        419,016,825       27.8       5.370        106       1.97      1.90       56.2      49.1
60.1 - 70.0                     51        308,410,237       20.4       5.613        119       1.62      1.55       64.5      53.2
70.1 - 80.0                     33        303,802,921       20.1       5.752        122       1.79      1.67       73.8      63.2
80.1 <=                          2          8,858,549        0.6       5.671        119       1.46      1.24       81.5      71.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 7.7%
Maximum: 81.8%
Weighted Average: 58.1%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (%)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                         11         47,729,176        3.2       5.603        174       3.67      3.67       42.7       2.4
20.1 - 30.0                      5         15,278,800        1.0       5.521        117       3.26      3.02       32.2      26.5
30.1 - 40.0                     23        121,075,201        8.0       5.720        120       2.14      2.08       46.0      36.7
40.1 - 50.0                     49        553,957,497       36.7       5.448        108       2.04      1.96       52.0      45.6
50.1 - 60.0                     61        465,147,626       30.8       5.415        102       1.89      1.82       61.1      54.9
60.1 - 70.0                     34        233,290,798       15.5       5.654        110       1.49      1.39       72.0      64.3
70.1 - 80.0                      6         73,010,000        4.8       5.624        119       3.00      2.84       76.5      72.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         189    $ 1,509,489,098      100.0%      5.506%       110       2.03X     1.95X      58.1%     50.4%
===================================================================================================================================

Minimum: 0.4%
Maximum: 73.5%
Weighted Average: 50.4%

                                                                I-15

                                                             APPENDIX I
                                                               GROUP 1
                                                     MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             APR-06           APR-07           APR-08           APR-09           APR-10           APR-11
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                          89.43%           89.39%           88.09%           56.35%           49.18%           54.55%
YM (2)                               0.00%            0.00%            0.00%            0.00%            0.00%            1.20%
Greater of YM and 1.00% (2)(3)      10.57%           10.61%           11.91%           43.65%           43.85%           44.25%
Open                                 0.00%            0.00%            0.00%            0.00%            6.97%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,509,489,098   $1,497,391,568   $1,483,928,930   $1,468,448,161   $1,451,703,730   $1,200,648,710
% Initial Pool Balance              100.00%          99.20%           98.31%           97.28%           96.17%           79.54%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)    APR-12           APR-13           APR-14           APR-15           APR-16           APR-17
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                          54.35%           58.94%           58.77%           56.71%           59.23%           59.95%
YM (2)                               1.18%            1.27%            1.25%            1.24%            0.00%            0.00%
Greater of YM and 1.00% (2)(3)      44.47%           39.79%           39.86%           39.73%           32.55%           33.03%
Open                                 0.00%            0.00%            0.12%            2.32%            8.21%            7.02%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,182,908,809   $1,069,058,640   $1,049,047,785   $1,024,225,015   $  100,130,351   $   95,222,758
% Initial Pool Balance              78.36%           70.82%           69.50%           67.85%            6.63%            6.31%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

--------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)    APR-18           APR-19           APR-20           APR-21
--------------------------------------------------------------------------------------------------

Locked Out                          73.00%           74.76%           76.94%           100.00%
YM (2)                               0.00%            0.00%            0.00%            0.00%
Greater of YM and 1.00% (2)(3)      20.26%           20.47%           12.49%            0.00%
Open                                 6.74%            4.77%           10.57%            0.00%
--------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $   74,975,319   $   69,846,125   $   64,415,259   $    2,316,732
% Initial Pool Balance               4.97%            4.63%            4.27%            0.15%
--------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)   See Appendix II for a description of the Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

                                                                I-16

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN SELLER                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A           14         89,252,833       45.7       5.526        111       1.80      1.76       51.8      44.4
Morgan Stanley Mortgage
Capital Inc.                    12         51,009,501       26.1       5.329        122       3.16      2.88       44.8      39.6
Bear Stearns Commercial
Mortgage, Inc.                   3         27,304,000       14.0       5.543        171       1.41      1.16       80.0      67.0
Principal Commercial
Funding II, LLC                  3         20,841,917       10.7       5.589        119       1.54      1.33       70.4      63.1
Principal Commercial
Funding, LLC                     1          6,800,000        3.5       5.780        120       2.15      2.15       32.4      21.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
CUT-OFF DATE BALANCE ($)      LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000            1          1,678,514        0.9       5.630        118       1.69      1.69       20.7       0.4
2,000,001 - 3,000,000            9         23,987,097       12.3       5.344        117       3.27      3.16       38.4      34.1
3,000,001 - 4,000,000            7         26,193,171       13.4       5.406        134       2.75      2.50       54.7      46.0
4,000,001 - 5,000,000            3         13,738,504        7.0       5.567        118       2.17      1.94       42.5      37.0
5,000,001 - 6,000,000            1          5,240,000        2.7       5.610        118       1.46      1.20       75.4      66.3
6,000,001 - 7,000,000            2         13,384,000        6.9       5.679        145       1.73      1.61       55.8      43.8
7,000,001 - 8,000,000            2         14,403,207        7.4       5.700        118       1.41      1.29       64.8      57.4
9,000,001 - 10,000,000           1          9,556,547        4.9       5.170        107       1.52      1.52       68.0      57.2
10,000,001 - 15,000,000          6         70,067,210       35.9       5.495        112       1.90      1.79       53.2      46.9
15,000,001 <=                    1         16,960,000        8.7       5.575        171       1.47      1.21       80.0      67.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: $1,678,514
Maximum: $16,960,000
Average: $5,915,402

                                                                I-17

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
STATE                      PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Michigan                         4         35,005,530       17.9       5.282        100       2.31      2.21       51.2      45.1
New Jersey                       4         30,111,359       15.4       5.583        155       1.65      1.48       66.6      54.5
California - Southern            2         15,032,473        7.7       5.740        119       1.82      1.82       41.3      35.0
California - Northern            3         10,917,018        5.6       5.649        118       1.93      1.83       37.3      29.7
Ohio                             5         25,121,917       12.9       5.471        119       2.02      1.70       61.6      54.1
Washington                       3         22,314,961       11.4       5.581        119       1.44      1.44       58.5      49.2
West Virginia                    2         16,400,000        8.4       5.440        119       1.90      1.55       59.5      53.3
New York                         4         12,727,754        6.5       5.162        134       5.68      5.68       18.9      17.3
Texas                            2          7,585,000        3.9       5.625        118       1.46      1.20       72.8      64.0
Arizona                          1          7,020,000        3.6       5.690        118       1.50      1.24       64.7      60.3
Maryland                         1          6,584,000        3.4       5.575        171       1.29      1.06       80.0      67.1
Pennsylvania                     1          3,990,389        2.0       5.360        118       1.68      1.68       66.5      55.5
Florida                          1          2,397,850        1.2       5.700        119       1.88      1.88       36.9      31.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

                                                                I-18

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
PROPERTY TYPE              PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily
    Garden                      21        122,731,615       62.9       5.575        128       1.94      1.75       56.4      48.3
    Mid Rise                     5         28,332,866       14.5       5.403        137       2.42      2.34       57.6      48.8
    High Rise                    1          2,750,000        1.4       5.430        117       3.02      3.02       29.9      29.9
-----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:              27    $   153,814,481       78.8%      5.541%       129       2.05X     1.88X      56.2%     48.1%
Manufactured Housing
Community
    Manufactured Housing
    Community                    6         41,393,769       21.2       5.313        103       2.23      2.14       51.8      45.3
-----------------------------------------------------------------------------------------------------------------------------------
          SUBTOTAL:              6    $    41,393,769       21.2%      5.313%       103       2.23X     2.14X      51.8%     45.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                           NUMBER OF        AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                           MORTGAGED     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MORTGAGE RATE (%)          PROPERTIES     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000                    2          6,000,000        3.1       4.935        116       6.56      6.56       14.6      14.6
5.001 - 5.500                   16         93,117,920       47.7       5.365        116       2.31      2.11       53.8      47.2
5.501 - 6.000                   15         96,090,331       49.2       5.652        131       1.59      1.47       59.2      49.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 4.880%
Maximum: 5.780%
Weighted Average: 5.493%

                                                                I-19

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED     MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

61 - 120                        29        163,926,497       84.0       5.488        114       2.10      1.96       52.0      45.1
121 - 180                        4         31,281,754       16.0       5.515        172       2.02      1.80       72.1      60.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 72 mos.
Maximum: 180 mos.
Weighted Average: 126 mos.

REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING TERM TO STATED    MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
MATURITY (MOS.)               LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

61 - 120                        29        163,926,497       84.0       5.488        114       2.10      1.96       52.0      45.1
121 - 180                        4         31,281,754       16.0       5.515        172       2.02      1.80       72.1      60.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 70 mos.
Maximum: 175 mos.
Weighted Average: 124 mos.

                                                                I-20

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                4         19,750,000       10.1       5.274        117       3.93      3.93       33.6      33.6
    181 - 240                    2         17,248,983        8.8       5.489         90       1.99      1.99       42.1      32.2
    301 - 360                   25        146,130,754       74.9       5.521        129       1.88      1.70       58.9      50.5
    361 <=                       1         10,400,000        5.3       5.490        120       1.65      1.41       72.2      64.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       32    $   193,529,737       99.1%      5.491%       124       2.09X     1.94X      55.5%     47.9%

FULLY AMORTIZING LOANS
    61 - 120                     1          1,678,514        0.9       5.630        118       1.69      1.69       20.7       0.4
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        1    $     1,678,514        0.9%      5.630%       118       1.69X     1.69X      20.7%      0.4%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 120 mos.
Maximum: 408 mos.
Weighted Average: 348 mos.

REMAINING AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
REMAINING AMORTIZATION      MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                4         19,750,000       10.1       5.274        117       3.93      3.93       33.6      33.6
    181 - 240                    2         17,248,983        8.8       5.489         90       1.99      1.99       42.1      32.2
    301 - 360                   25        146,130,754       74.9       5.521        129       1.88      1.70       58.9      50.5
    361 <=                       1         10,400,000        5.3       5.490        120       1.65      1.41       72.2      64.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                       32    $   193,529,737       99.1%      5.491%       124       2.09X     1.94X      55.5%     47.9%

FULLY AMORTIZING LOANS
    61 - 120                     1          1,678,514        0.9       5.630        118       1.69      1.69       20.7       0.4
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        1    $     1,678,514        0.9%      5.630%       118       1.69X     1.69X      20.7%      0.4%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 118 mos.
Maximum: 408 mos.
Weighted Average: 347 mos.

                                                                I-21

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (X)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.21 - 1.30                      3         13,049,029        6.7       5.641        145       1.28      1.17       76.3      64.2
1.31 - 1.40                      3         23,132,073       11.8       5.573        127       1.32      1.28       64.7      54.4
1.41 - 1.50                      5         35,815,000       18.3       5.621        143       1.47      1.21       73.3      63.6
1.51 - 1.60                      1          9,556,547        4.9       5.170        107       1.52      1.52       68.0      57.2
1.61 - 1.70                      3         16,068,902        8.2       5.472        119       1.66      1.51       65.4      55.6
1.81 <=                         18         97,586,699       50.0       5.442        115       2.72      2.57       40.6      35.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 1.27x
Maximum: 7.41x
Weighted Average: 2.08x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO AFTER IO PERIOD (X)     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                          5         22,179,000       11.4       5.573        143       1.39      1.14       74.0      63.5
1.21 - 1.30                      4         30,445,029       15.6       5.630        148       1.44      1.23       74.9      64.3
1.31 - 1.40                      2         19,372,073        9.9       5.617        119       1.32      1.32       61.8      52.0
1.41 - 1.50                      1         10,400,000        5.3       5.490        120       1.65      1.41       72.2      64.5
1.51 - 1.60                      3         25,956,547       13.3       5.341        115       1.76      1.54       62.6      54.7
1.61 - 1.70                      2          5,668,902        2.9       5.440        118       1.68      1.68       52.9      39.2
1.81 <=                         16         81,186,699       41.6       5.442        114       2.89      2.78       36.8      31.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 1.06x
Maximum: 7.41x
Weighted Average: 1.94x

                                                                I-22

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
LOAN-TO-VALUE RATIO (%)       LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                          3          9,977,754        5.1       5.088        139       6.41      6.41       15.8      13.8
20.1 - 30.0                      3          9,417,018        4.8       5.572        118       2.47      2.47       24.2      18.7
30.1 - 40.0                      5         28,130,100       14.4       5.616        119       2.34      2.22       34.7      28.0
40.1 - 50.0                      6         35,340,342       18.1       5.378        103       2.38      2.22       47.0      41.9
50.1 - 60.0                      3         28,388,866       14.5       5.491        119       1.65      1.45       59.7      52.0
60.1 - 70.0                      7         37,588,255       19.3       5.528        115       1.46      1.37       65.8      56.9
70.1 - 80.0                      6         46,365,917       23.8       5.549        150       1.46      1.23       77.5      66.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 12.0%
Maximum: 80.0%
Weighted Average: 55.2%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      WEIGHTED  WEIGHTED
                                                         PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                            NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED      DSCR   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE     CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE     AFTER      DATE   BALLOON
RATIO (%)                     LOANS       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)    IO (X)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                          5         16,644,771        8.5       5.305        131       4.74      4.74       18.2      13.9
20.1 - 30.0                      3         21,539,361       11.0       5.713        119       2.16      2.16       33.3      26.8
30.1 - 40.0                      4         19,789,722       10.1       5.318         92       2.40      2.23       42.7      35.5
40.1 - 50.0                      5         24,891,359       12.8       5.411        117       2.59      2.36       46.5      43.0
50.1 - 60.0                      9         58,957,121       30.2       5.491        117       1.55      1.42       63.0      54.2
60.1 - 70.0                      7         53,385,917       27.3       5.568        146       1.47      1.23       75.8      65.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33    $   195,208,250      100.0%      5.493%       124       2.08X     1.94X      55.2%     47.5%
===================================================================================================================================

Minimum: 0.4%
Maximum: 67.1%
Weighted Average: 47.5%

                                                                I-23

                                                             APPENDIX I
                                                               GROUP 2
                                                     MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             APR-06           APR-07           APR-08           APR-09           APR-10           APR-11
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                          96.40%           96.38%           96.34%           74.92%           74.82%           74.71%
Greater of YM and 1.00% (2)(3)       3.60%            3.62%            3.66%           25.08%           25.18%           25.29%
Open                                 0.00%            0.00%            0.00%            0.00%            0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $  195,208,250   $  193,721,545   $  192,002,917   $  189,906,276   $  187,457,868   $  184,598,737
% Initial Pool Balance              100.00%          99.24%           98.36%           97.28%           96.03%           94.57%
-----------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)    APR-12           APR-13           APR-14           APR-15           APR-16           APR-17
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                          73.38%           73.30%           73.22%           71.75%           76.27%           76.36%
Greater of YM and 1.00% (2)(3)      26.62%           26.70%           26.78%           28.25%           23.73%           23.64%
Open                                 0.00%            0.00%            0.00%            0.00%            0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          100.00%          100.00%          100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $  173,045,401   $  170,094,296   $  166,972,971   $  155,676,263   $   28,334,663   $   27,769,129
% Initial Pool Balance              88.65%           87.13%           85.54%           79.75%           14.52%           14.23%
-----------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

--------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)    APR-18           APR-19           APR-20           APR-21
--------------------------------------------------------------------------------------------------

Locked Out                          76.46%           76.57%           76.69%           0.00%
Greater of YM and 1.00% (2)(3)      23.54%           23.43%           23.31%           0.00%
Open                                 0.00%            0.00%            0.00%           0.00%
--------------------------------------------------------------------------------------------------
TOTALS                              100.00%          100.00%          100.00%          0.00%
--------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $   27,171,202   $   26,539,027   $   25,874,645        $ 0
% Initial Pool Balance              13.92%           13.60%           13.25%           0.00%
--------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)   See Appendix II for a description of the Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

                                                                I-24

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     CMSA         CMSA        LOAN GROUP        MORTGAGE
LOAN NO.   LOAN NO.   PROPERTY NO.   (ONE OR TWO)    LOAN SELLER(1)   PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------------------

               1                                          MSMC        Chesterbrook/Glenhardie Portfolio - Roll-up (I)
    1                    1-001            1               MSMC        Chesterbrook/Glenhardie Portfolio - 725 Chesterbrook Blvd (I)
    2                    1-002            1               MSMC        Chesterbrook/Glenhardie Portfolio - 965 Chesterbrook Blvd (I)
    3                    1-003            1               MSMC        Chesterbrook/Glenhardie Portfolio - 955 Chesterbrook Blvd (I)
    4                    1-004            1               MSMC        Chesterbrook/Glenhardie Portfolio - 735 Chesterbrook Blvd (I)
    5                    1-005            1               MSMC        Chesterbrook/Glenhardie Portfolio - 1300 Morris Drive (I)
    6                    1-006            1               MSMC        Chesterbrook/Glenhardie Portfolio - 1400 Morris Drive (I)
    7                    1-007            1               MSMC        Chesterbrook/Glenhardie Portfolio - 640 Lee Road (I)
    8                    1-008            1               MSMC        Chesterbrook/Glenhardie Portfolio - 690 Lee Road (I)
    9                    1-009            1               MSMC        Chesterbrook/Glenhardie Portfolio - 701 Lee Road (I)
   10                    1-010            1               MSMC        Chesterbrook/Glenhardie Portfolio - 1325 Morris Drive (I)
   11                    1-011            1               MSMC        Chesterbrook/Glenhardie Portfolio - 1285 Drummers Lane (I)
   12                    1-012            1               MSMC        Chesterbrook/Glenhardie Portfolio - 1275 Drummers Lane (I)
   13                    1-013            1               MSMC        Chesterbrook/Glenhardie Portfolio - 1255 Drummers Lane (I)
   14                    1-014            1               MSMC        Chesterbrook/Glenhardie Portfolio - 1265 Drummers Lane (I)
   15                    1-015            1               MSMC        Chesterbrook/Glenhardie Portfolio - 600 Lee Road (I)
   16                    1-016            1               MSMC        Chesterbrook/Glenhardie Portfolio - 601 Lee Road (I)
   17                    1-017            1               MSMC        Chesterbrook/Glenhardie Portfolio - 620 Lee Road (I)
   18          2         2-001            1               MSMC        Alderwood Mall
               3                                          BSCMI       Mervyns - Roll-up (II)
   19                    3-001            1               BSCMI       Mervyns - Carmel Mountain Plaza (II)
   20                    3-002            1               BSCMI       Mervyns - Escondido (II)
   21                    3-003            1               BSCMI       Mervyns - Oceanside (II)
   22                    3-004            1               BSCMI       Mervyns - Sun Valley (II)
   23                    3-005            1               BSCMI       Mervyns - Manteca (II)
   24                    3-006            1               BSCMI       Mervyns - Elk Grove (II)
   25                    3-007            1               BSCMI       Mervyns - Roseville (II)
   26                    3-008            1               BSCMI       Mervyns - Highland (II)
   27                    3-009            1               BSCMI       Mervyns - Vacaville (II)
   28                    3-010            1               BSCMI       Mervyns - Fontana (II)
   29                    3-011            1               BSCMI       Mervyns - Arbor Faire (II)
   30                    3-012            1               BSCMI       Mervyns - McAllen (II)
   31                    3-013            1               BSCMI       Mervyns - Moreno Valley (II)
   32                    3-014            1               BSCMI       Mervyns - Morgan Hill (II)
   33                    3-015            1               BSCMI       Mervyns - Temecula (II)
   34                    3-016            1               BSCMI       Mervyns - East Hills (II)
   35                    3-017            1               BSCMI       Mervyns - Rancho Cucamonga (II)
   36                    3-018            1               BSCMI       Mervyns - Redlands (II)
   37                    3-019            1               BSCMI       Mervyns - Ventura (II)
   38                    3-020            1               BSCMI       Mervyns - Yarbrough (II)
   39                    3-021            1               BSCMI       Mervyns - Point West (II)
   40                    3-022            1               BSCMI       Mervyns - Hanford (II)
   41                    3-023            1               BSCMI       Mervyns - Lodi (II)
   42                    3-024            1               BSCMI       Mervyns - Turlock (II)
   43                    3-025            1               BSCMI       Mervyns - Ridgecrest (II)
   44          4         4-001            1               MSMC        Olympic Plaza
   45          5         5-001            1                WFB        12601 Fair Lakes Circle
   46          6         6-001            1              PCF II       234 West 48th Street
   47          7         7-001            1              PCF II       Commerce Center
   48          8         8-001            1                WFB        60 Thompson Street
   49          9         9-001            1               BSCMI       1 Route 46 West
   50         10         10-001           1                PCF        Hopewell Crossing Shopping Center
   51         11         11-001           1               MSMC        Embassy Suites Sacramento
   52         12         12-001           1               BSCMI       Sunrise Plaza
   53         13         13-001           1               MSMC        Hudson Point Office
   54         14         14-001           1               BSCMI       The Chambers Hotel
   55         15         15-001           1                PCF        Park Place Shopping Center
   56         16         16-001           1               BSCMI       Blakely Hotel
   57         17         17-001           1               BSCMI       Bangor Parkade
   58         18         18-001           2               BSCMI       Woodlane Crossing
                                                          MSMC        Morgantown Multifamily Portfolio - Roll-up (A)
   59         19         19-001           2               MSMC        Morgantown Multifamily Portfolio - Bon Vista and Villas (A)
   60         20         20-001           2               MSMC        Morgantown Multifamily Portfolio - Barrington North (A)
   61         21         21-001           1                WFB        Kohl's-Newbury Park
   62         22         22-001           1               MSMC        Lake Buena Vista Courtyard by Marriott
   63         23         23-001           1               BSCMI       Federal Express Facility
   64         24         24-001           1                WFB        Courtyard Marriott, (Langhorne, PA)
              25                                          BSCMI       Platinum Portfolio Roll-up (III)
   65                    25-001           1               BSCMI       Platnum Portfolio - 22554 Ventura Blvd. (III)
   66                    25-002           1               BSCMI       Platnum Portfolio - 16921 Parthenia St. (III)
   67                    25-003           1               BSCMI       Platnum Portfolio - 16909 Parthenia St. (III)
   68                    25-004           1               BSCMI       Platnum Portfolio - 14546 Hamlin St. (III)
   69                    25-005           1               BSCMI       Platnum Portfolio - 16861 Parthenia St. (III)
   70         26         26-001           1              PCF II       Santa Barbara Corporate Center
   71         27         27-001           1               BSCMI       Lake View US GSA Center
   72         28         28-001           1              PCF II       Killian Hill Center
   73         29         29-001           1              PCF II       Commerce Crossings Six
   74         30         30-001           1                WFB        Giant Food Store
   75         31         31-001           1               BSCMI       Webster Square
   76         32         32-001           1                WFB        Holiday Inn Fargo
   77         33         33-001           1               BSCMI       Marriott Courtyard - Fort Lauderdale
   78         34         34-001           1               MSMC        Franklin Shopping Plaza
   79         35         35-001           1               BSCMI       501 Route 17 South
   80         36         36-001           1                PCF        Lord Salisbury Shopping Center
   81         37         37-001           2                WFB        Tamarack Garden Apartments
   82         38         38-001           2                WFB        Illumina at Lake Union
   83         39         39-001           1               BSCMI       Rolling Meadows Shopping Center
   84         40         40-001           1               MSMC        Jesse Metcalf Building
   85         41         41-001           2                WFB        Oak Ridge Estates
   86         42         42-001           1               BSCMI       Carrier Towne Crossing
   87         43         43-001           1              PCF II       Gateway Business Center
   88         44         44-001           1              PCF II       Harding Industrial
   89         45         45-001           1               MSMC        Boardwalk Square Shopping Center
   90         46         46-001           2                WFB        Rudgate Silver Springs MHC
   91         47         47-001           2              PCF II       College Park Apartments
   92         48         48-001           1                WFB        Markwins Industrial
   93         49         49-001           1                PCF        River Park Plaza Shopping Center
   94         50         50-001           1                PCF        Metro North Retail Center
   95         51         51-001           2                WFB        Hamburg Hills Estates & Coventry Woods
   96         52         52-001           1               BSCMI       Grand Pacific Palisades
   97         53         53-001           1                WFB        A-American Sun Valley
   98         54         54-001           1               BSCMI       1312-1320 3rd Street Promenade
   99         55         55-001           1                WFB        Comfort Inn Pentagon
  100         56         56-001           1              PCF II       2420-2452 East Springs Drive
  101         57         57-001           1               BSCMI       Super Stop & Shop - Hyde Park
  102         58         58-001           1                WFB        A-American La Verne
  103         59         59-001           1                WFB        Hilton Garden Inn Minneapolis/Eden Prairie
  104         60         60-001           1                WFB        Monterey Shore Plaza
  105         61         61-001           1               MSMC        List Industries Building
  106         62         62-001           2                WFB        Meadow Brook Place Apartments
  107         63         63-001           1                WFB        Ventura Office Building
  108         64         64-001           1               BSCMI       Paradise Largo
  109         65         65-001           1               BSCMI       Desert Square
  110         66         66-001           1                WFB        Holiday Inn Auburn
  111         67         67-001           1                WFB        Las Palmas Medical & Dental Building
  112         68         68-001           2              PCF II       Brentwood Apartments
  113         69         69-001           1                WFB        LA Fitness Hillsboro
  114         70         70-001           1               BSCMI       Port of Sale
  115         71         71-001           2                PCF        Alexandria Apartments
  116         72         72-001           2               BSCMI       Cedar Towers
  117         73         73-001           1               MSMC        Hilton Garden Inn - St. Augustine Beach
  118         74         74-001           1                WFB        Courtyard Scranton Wilkes-Barre
  119         75         75-001           1              PCF II       Scripps Poway Corporate Center
  120         76         76-001           1               BSCMI       4811 E. La Palma Ave.
  121         77         77-001           1                WFB        Security Public Storage - Bermuda Dunes
  122         78         78-001           1               BSCMI       Woodbridge Plaza
  123         79         79-001           1               BSCMI       McKesson Distribution
  124         80         80-001           1              PCF II       2515 Highway 78
  125         81         81-001           1               MSMC        IBM Business Center
  126         82         82-001           1                WFB        Tucson Fiesta Center
  127         83         83-001           1                WFB        Boise Airport Industrial
  128         84         84-001           1               MSMC        161 West 75th Street Coop
  129         85         85-001           1               MSMC        Overland Park Shopping Center
  130         86         86-001           2                WFB        South Point Village Apartments
  131         87         87-001           1               MSMC        Hampton Inn St. Charles
  132         88         88-001           1               BSCMI       Canyon Lakes Shopping Center
  133         89         89-001           1               BSCMI       Tropicana Avenue
  134         90         90-001           1                WFB        Planet Self Storage - Somerville
  135         91         91-001           1                WFB        675 Post Street Garage
  136         92         92-001           1                WFB        Westlake Office Court
  137         93         93-001           2                WFB        Whitman Green Apartments
  138         94         94-001           1                WFB        Burbank Media Center
  139         95         95-001           1               BSCMI       Ramada Inn Burbank
  140         96         96-001           1                WFB        Walgreens - Chicago
  141         97         97-001           1               BSCMI       200 & 300 Plaza Drive
  142         98         98-001           1               MSMC        Tassajara Village
  143         99         99-001           1                WFB        Security Public Storage - Daly City
  144         100       100-001           1                WFB        10838 Cara Mia Industrial
  145         101       101-001           1                WFB        Wildrose Business Park Bldgs 15 and 16
  146         102       102-001           2               MSMC        Westbrooke Village Apartments
  147         103       103-001           1              PCF II       525 West Baseline Road
  148         104       104-001           1                WFB        Security Public Storage - Salinas
  149         105       105-001           1                WFB        Country Inn & Suites By Carlson Scottsdale
  150         106       106-001           1                WFB        Planet Self Storage - Sasha
  151         107       107-001           1                WFB        Security Public Storage - Modesto (McHenry)
  152         108       108-001           2                WFB        The Park Club Apartments
  153         109       109-001           1                WFB        Woodbridge Square
  154         110       110-001           1               MSMC        Hampton Inn Wausau
  155         111       111-001           1                WFB        San Mateo Retail
  156         112       112-001           2               MSMC        LeMans Village Apartments
  157         113       113-001           2               MSMC        Mill Pond Village MHC
  158         114       114-001           1                WFB        Garden Grove Secured Storage
  159         115       115-001           1              PCF II       Piney Shops
  160         116       116-001           2               MSMC        Red Hill Estates MHC
  161         117       117-001           1               MSMC        Hartco-Ventura
  162         118       118-001           1               MSMC        Barclay Square
  163         119       119-001           2               MSMC        Hillcrest Point Coop
  164         120       120-001           1               MSMC        450 West End Avenue Coop
  165         121       121-001           1                WFB        Security Public Storage - Santa Rosa
  166         122       122-001           1                WFB        Boston Building
  167         123       123-001           1               MSMC        27 Radio Circle
  168         124       124-001           1                WFB        Teleflex Warehouse
  169         125       125-001           2               BSCMI       Sussex House Apartments
  170         126       126-001           1               MSMC        Dixie Farm Phase II
  171         127       127-001           1               MSMC        LaSalle Bank - Joliet
  172         128       128-001           1               BSCMI       Walgreens - Dearborn
  173         129       129-001           1                WFB        Mount Prospect Commons
  174         130       130-001           1                WFB        Grand Market Plaza
  175         131       131-001           1               BSCMI       CVS Jacksonville
  176         132       132-001           2              PCF II       Drayton Court Apartments
  177         133       133-001           1              PCF II       940 Williston Park Point
  178         134       134-001           1                WFB        Warm Springs Business Center
  179         135       135-001           1                WFB        130 South Myers Street Industrial
  180         136       136-001           1               MSMC        DBSI - Wistar Center
  181         137       137-001           1                WFB        Aspen Medical Phase II
              138                                         BSCMI       SunTrust & AmSouth Bank Portfolio - Roll-up (IV)
  182                   138-001           1               BSCMI       SunTrust Bank (IV)
  183                   138-002           1               BSCMI       AmSouth Bank (IV)
  184         139       139-001           1                WFB        Tuscany Plaza
  185         140       140-001           1               MSMC        74 & 98 Fox Island Road
  186         141       141-001           1               BSCMI       Walgreens - Rockford
  187         142       142-001           1                PCF        1601 Perrino Place
  188         143       143-001           1                PCF        Oley King's Plaza
              144                                          WFB        Dollar General Portfolio - Roll-up (V)
  189                   144-001           1                WFB        Dollar General Portfolio - N. Veterans Blvd. (V)
  190                   144-002           1                WFB        Dollar General Portfolio - W. Griffin Pkwy (V)
  191                   144-003           1                WFB        Dollar General Portfolio - S. Raul Longoria (V)
  192                   144-004           1                WFB        Dollar General Portfolio - Old Pearsall Road (V)
  193                   144-005           1                WFB        Dollar General Porfolio - Babcock Rd. (V)
  194         145       145-001           1                WFB        Chardonnay East
  195         146       146-001           1                WFB        Stor Stuff Lancaster
  196         147       147-001           2                WFB        Windgate Village Apartments
  197         148       148-001           2               MSMC        85 Eighth Avenue Condop
  198         149       149-001           1               MSMC        155 Woodward Avenue
  199         150       150-001           2               MSMC        16 East 98th Street Coop
  200         151       151-001           1                WFB        Summit Furniture Building
  201         152       152-001           1                WFB        SEMAG Shopping Center
  202         153       153-001           1               MSMC        Heights Corner II
  203         154       154-001           1               MSMC        Buttonwood Plaza
  204         155       155-001           2                WFB        Narrows Creek Townhomes
  205         156       156-001           1                WFB        Security Public Storage - Shaw
  206         157       157-001           1               BSCMI       HH Gregg Eastgate
  207         158       158-001           1               MSMC        Desco Plaza II
  208         159       159-001           1                WFB        Sacramento ENT
  209         160       160-001           1               BSCMI       Walgreens - Oshkosh
  210         161       161-001           2               MSMC        Maple Canyon Apartments
  211         162       162-001           1                WFB        Continental Self Storage-AZ
  212         163       163-001           2               MSMC        37-20 81st Street Coop
  213         164       164-001           1                WFB        Midway Industrial Building
  214         165       165-001           1                WFB        Glenbrook Plaza - San Leandro
  215         166       166-001           1                WFB        Security Public Storage - Glendora
  216         167       167-001           1               BSCMI       Walgreens - Westland
  217         168       168-001           1               MSMC        U-Stor-It River Oaks
  218         169       169-001           1                WFB        Allen Avenue Self Storage
  219         170       170-001           1                WFB        Security Public Storage - Sparks
  220         171       171-001           2               MSMC        Hillcrest Apartments
  221         172       172-001           1                WFB        Hickory Industrial
  222         173       173-001           1                WFB        Hamilton Retail Center
  223         174       174-001           1                WFB        Pacific Terrace
  224         175       175-001           1                WFB        Roseridge Office Building
  225         176       176-001           1               BSCMI       Walgreens - Livonia
  226         177       177-001           1                WFB        DeSerpa - Abbott Commercial
  227         178       178-001           1               MSMC        Cortlandt Medical Center
  228         179       179-001           1               MSMC        The Hunton Group Building
  229         180       180-001           1                WFB        Petco-Minneapolis
  230         181       181-001           2                WFB        Sun Coast Gateway MHP
  231         182       182-001           1               MSMC        Walgreens - Shreveport
  232         183       183-001           1               MSMC        Phillippi Industrial Building
  233         184       184-001           1                WFB        PTK Building
  234         185       185-001           2                WFB        Williamson Creek Apartments
  235         186       186-001           1                WFB        Von Karman - McGaw
  236         187       187-001           1               MSMC        U-Stor-It Northwest
  237         188       188-001           1               MSMC        Rowlett Shopping Center
  238         189       189-001           1                WFB        845 Harbor Blvd
  239         190       190-001           1                WFB        Rite Aid - Flint
  240         191       191-001           1                WFB        Security Public Storage - Manteca
  241         192       192-001           1                WFB        Security Public Storage - Moreno Valley
  242         193       193-001           1                WFB        Security Public Storage - Blackstone
  243         194       194-001           1                WFB        15751 Roxford Street Industrial Building
  244         195       195-001           1                WFB        Qwest Building
  245         196       196-001           1               BSCMI       CVS - Aurora
  246         197       197-001           1                WFB        U Stow N Go
  247         198       198-001           1                WFB        Leon International Office/Warehouse
  248         199       199-001           1                WFB        Cubby Hole Texas
  249         200       200-001           1              PCF II       Silver Run Center
  250         201       201-001           1               BSCMI       Eckerd - Chattanooga
  251         202       202-001           1                WFB        The Ohio Building
  252         203       203-001           1               MSMC        Richfield Park
  253         204       204-001           2                WFB        University Square Apartment
  254         205       205-001           1                WFB        Sunrise Shopping Center
  255         206       206-001           1                WFB        Desert Depot
  256         207       207-001           1               BSCMI       CVS Madison
  257         208       208-001           1                WFB        Castle Plaza Shopping Center
  258         209       209-001           1                WFB        New York Carpets
  259         210       210-001           1                WFB        Wasatch Point Industrial Building
  260         211       211-001           1                WFB        Palm Crossing
  261         212       212-001           1                WFB        3528 Garfield Avenue
  262         213       213-001           1               BSCMI       Prominence Point
  263         214       214-001           1                WFB        Tractor Supply - Paris, Tennessee
  264         215       215-001           1                WFB        Rock Springs
  265         216       216-001           1               MSMC        CVS - Chanhassen
  266         217       217-001           1                WFB        Walgreens - Avondale, AZ
  267         218       218-001           1                WFB        200 West Bullard Office
  268         219       219-001           1              PCF II       5990 South University Boulevard
  269         220       220-001           1                WFB        Washington Mutual Building, Edgewater
  270         221       221-001           1              PCF II       11707 West Loop 1604 North
  271         222       222-001           1                WFB        1335 Dayton Street

                                                                      TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE        LOAN PURPOSE
LOAN NO.   (ACQUISITION/REFINANCE)  STREET ADDRESS                                                           CITY
------------------------------------------------------------------------------------------------------------------------------------

   1             Acquisition        725 Chesterbrook Blvd.                                                   Wayne
   2             Acquisition        965 Chesterbrook Blvd.                                                   Wayne
   3             Acquisition        955 Chesterbrook Blvd.                                                   Wayne
   4             Acquisition        735 Chesterbrook Blvd.                                                   Wayne
   5             Acquisition        1300 Morris Drive                                                        Wayne
   6             Acquisition        1400 Morris Drive                                                        Wayne
   7             Acquisition        640 Lee Rd.                                                              Wayne
   8             Acquisition        690 Lee Road                                                             Wayne
   9             Acquisition        701 Lee Road                                                             Wayne
   10            Acquisition        1325 Morris Drive                                                        Wayne
   11            Acquisition        1285 Drummers Lane                                                       Wayne
   12            Acquisition        1275 Drummers Lane                                                       Wayne
   13            Acquisition        1255 Drummers Lane                                                       Wayne
   14            Acquisition        1265 Drummers Lane                                                       Wayne
   15            Acquisition        600 Lee Road                                                             Wayne
   16            Acquisition        601 Lee Road                                                             Wayne
   17            Acquisition        620 Lee Road                                                             Wayne
   18             Refinance         3000 184th Street SW Interstate 5                                        Lynnwood

   19            Acquisition        11940 Carmel Mountain Road                                               San Diego
   20            Acquisition        1200 Auto Park Way                                                       Escondido
   21            Acquisition        2335 Vista Way                                                           Oceanside
   22            Acquisition        8501 Laurel Canyon Boulevard                                             Sun Valley
   23            Acquisition        1055 South Main Street                                                   Manteca
   24            Acquisition        9175 E. Stockton Boulevard                                               Elk Grove
   25            Acquisition        1815 Douglas Boulevard                                                   Roseville
   26            Acquisition        4010 Highland Avenue                                                     Highland
   27            Acquisition        2021 Harbison Drive                                                      Vacaville
   28            Acquisition        17204 Slover Avenue                                                      Fontana
   29            Acquisition        3380 West Shaw Avenue                                                    Fresno
   30            Acquisition        700 E. Expressway 83                                                     McAllen
   31            Acquisition        12625 Frederick Street                                                   Moreno Valley
   32            Acquisition        100 Cochrane Plaza                                                       Morgan Hill
   33            Acquisition        26443 Ynez Road                                                          Temecula
   34            Acquisition        2800 Mall View Road                                                      Bakersfield
   35            Acquisition        10640 Foothill Boulevard                                                 Rancho Cucamonga
   36            Acquisition        1520 Industrial Park Avenue                                              Redlands
   37            Acquisition        4750 Telephone Road                                                      Ventura
   38            Acquisition        10501 Gateway Boulevard West                                             El Paso
   39            Acquisition        1896 Arden Way                                                           Sacramento
   40            Acquisition        1677 West Lacey Boulevard                                                Hanford
   41            Acquisition        530 West Kettleman Lane                                                  Lodi
   42            Acquisition        2840 Geer Road                                                           Turlock
   43            Acquisition        700 North China Lake Boulevard                                           Ridgecrest
   44             Refinance         11500 West Olympic Boulevard                                             Los Angeles
   45            Acquisition        12601 Fair Lakes Circle                                                  Fairfax
   46            Acquisition        234 West 48th Street                                                     New York
   47             Refinance         211 Commerce Street                                                      Nashville
   48             Refinance         60 Thompson Street                                                       New York
   49             Refinance         1 Rt. 46 West                                                            Totowa
   50             Refinance         800 Denow Road                                                           Hopewell
   51             Refinance         100 Capitol Mall                                                         Sacramento
   52             Refinance         620-696 Blossom Hill Road                                                San Jose
   53             Refinance         303 South Broadway                                                       Tarrytown
   54             Refinance         15 W. 56th Street                                                        New York
   55             Refinance         4505 Ashford Dunwoody Road                                               Atlanta
   56             Refinance         136 West 55th Street                                                     New York
   57            Acquisition        482-534 Stillwater Avenue                                                Bangor
   58             Refinance         4385-A US Route 130 South                                                Edgewater Park Township

   59             Refinance         1325 Stewartstown Road                                                   Morgantown
   60             Refinance         104-112 Wedgewood Drive                                                  Morgantown
   61             Refinance         1930, 1940, 1960 Newbury Road                                            Newbury Park
   62             Refinance         8501 Palm Parkway                                                        Orlando
   63             Refinance         324-396 Wilson Avenue                                                    Newark
   64            Acquisition        5 No. Cabot Blvd.                                                        Langhorne

   65             Refinance         22554 Ventura Blvd.                                                      Woodland Hills
   66             Refinance         16921 Parthenia St.                                                      North Hills
   67             Refinance         16909 Parthenia St.                                                      North Hills
   68             Refinance         14546 Hamlin St.                                                         Van Nuys
   69             Refinance         16861 Parthenia St.                                                      Los Angeles
   70             Refinance         201 Mentor Drive                                                         Goleta
   71            Acquisition        115 Lake View Parkway                                                    Suffolk
   72            Acquisition        4051 Stone Mountain Highway                                              Lilburn
   73             Refinance         4500 Commerce Crossing Drive                                             Louisville
   74             Refinance         437 Tiffany Drive                                                        Waynesboro
   75             Refinance         950 Ridge Road                                                           Webster
   76             Refinance         3803 13th Avenue South                                                   Fargo
   77             Refinance         400 Gulf Stream Way                                                      Dania Beach
   78             Refinance         100 Franklin Street                                                      Westerly
   79             Refinance         501 Route 17 South                                                       Paramus
   80             Refinance         2641 N. Salisbury Boulevard                                              Salisbury
   81             Refinance         250 W. Central Avenue                                                    Brea
   82             Refinance         1540 Eastlake Avenue East                                                Seattle
   83            Acquisition        3000 Kirchoff Road                                                       Rolling Meadows
   84            Acquisition        140 Pine Street                                                          Providence
   85             Refinance         6447 E. Dunbar                                                           Monroe
   86            Acquisition        3950 South Carrier Parkway                                               Grand Prairie
   87            Acquisition        1333-1335 Gateway Drive                                                  Melbourne
   88             Refinance         521-555 Harding Industrial Drive                                         Nashville
   89             Refinance         6130 Northwest Barry Road                                                Kansas City
   90             Refinance         43600 Park Drive West                                                    Clinton Township
   91            Acquisition        1669 College Park Drive                                                  Columbus
   92             Refinance         22067 Ferrero Parkway                                                    City of Industry
   93             Refinance         8002, 8010, 8040, 8062 N. Blackstone Avenue 80 & 102 E. Nees Avenue      Fresno
   94             Refinance         99 & 103 Commerce Way                                                    Woburn
   95             Refinance         7243 Sheldon Rd.                                                         Whitmore Lake
   96             Refinance         5803 Armada Drive                                                        Carlsbad
   97             Refinance         7880 San Fernando Road                                                   Sun Valley
   98             Refinance         1312-1320 3rd Street Promenade                                           Santa Monica
   99             Refinance         2480 South Glebe Road                                                    Arlington
  100             Refinance         2420-2452 East Springs Drive                                             Madison
  101            Acquisition        5 Saint Andrews Road                                                     Hyde Park
  102             Refinance         1640 White Avenue                                                        La Verne
  103             Refinance         6330 Point Chase                                                         Eden Prairie
  104            Acquisition        72-680 & 72-750 Dinah Shore Dr                                           Palm Desert
  105             Refinance         401 Jim Moran Boulevard                                                  Deerfield Beach
  106            Acquisition        2231 NE Bridge Creek Avenue                                              Vancouver
  107            Acquisition        17835 Ventura Blvd.                                                      Encino
  108            Acquisition        10411 Ulmerton Road                                                      Largo
  109            Acquisition        7109 & 7245 E. Golf Links Road and 2511 South Kolb Road                  Tucson
  110             Refinance         120 Grass Valley Highway                                                 Auburn
  111            Acquisition        16620 N. 40th Street                                                     Phoenix
  112            Acquisition        11821 North 28th Drive                                                   Phoenix
  113            Acquisition        21970 NW Imbrie Drive                                                    Hillsboro
  114             Refinance         9100 Havensight                                                          St. Thomas
  115             Refinance         61 Alexandria Drive                                                      Hackettstown
  116             Refinance         3701 Twin Lakes Court                                                    Randallstown
  117             Refinance         401 AIA Beach Boulevard                                                  St. Augustine
  118            Acquisition        16 Glenmaura National Boulevard                                          Moosic
  119             Refinance         13475 Danielson Street                                                   Poway
  120             Refinance         4811 E. La Palma Ave.                                                    Anaheim
  121             Refinance         39505 Berkey Drive                                                       Palm Desert
  122             Refinance         1500-1648 St. Georges Avenue                                             Woodbridge
  123            Acquisition        3301 Pollok Drive                                                        Conroe
  124             Refinance         2515 Highway 78                                                          Moody
  125            Acquisition        455 Park Place                                                           Lexington
  126             Refinance         4215 - 4225 N. Oracle Road                                               Tucson
  127             Refinance         1000, 1100, & 1200 Boeing Street                                         Boise
  128             Refinance         161 West 75th Street                                                     New York
  129             Refinance         7189 Overland Road                                                       Boise
  130            Acquisition        6808 South IH-35                                                         Austin
  131             Refinance         3720 W. Clay Street                                                      St. Charles
  132             Refinance         500 Bollinger Canyon Way                                                 San Ramon
  133             Refinance         165 East Tropicana Avenue                                                Las Vegas
  134             Refinance         39R Medford Street                                                       Somerville
  135             Refinance         675 Post Street                                                          San Francisco
  136             Refinance         5743 Corsa Avenue                                                        Westlake Village
  137             Refinance         26379 Whitman Street                                                     Hayward
  138             Refinance         1001 North San Fernando Blvd.                                            Burbank
  139             Refinance         2900 San Fernando Boulevard                                              Burbank
  140             Refinance         4745 W. Belmont Avenue                                                   Chicago
  141            Acquisition        200 & 300 Plaza Drive                                                    Folsom
  142             Refinance         9000 Crow Canyon Road                                                    Danville
  143             Refinance         99 Hyde Court                                                            Daly City
  144             Refinance         10838 Cara Mia Parkway                                                   Castroville
  145             Refinance         9031 & 9073 Pulsar Court                                                 Corona
  146             Refinance         5530 Autumn Hill Drive                                                   Trotwood
  147            Acquisition        525 West Baseline Road                                                   Mesa
  148             Refinance         271 Sun Way                                                              Salinas
  149             Refinance         10801 North 89th Place                                                   Scottsdale
  150             Refinance         100 Southampton Street                                                   Boston
  151             Refinance         3941 McHenry Avenue                                                      Modesto
  152             Refinance         1320 - 1326 E. Cotati Boulevard                                          Rohnert Park
  153             Refinance         13227 Occoquan Road                                                      Woodbridge
  154             Refinance         615 South 24th Avenue                                                    Wausau
  155             Refinance         4060 South El Camino Real                                                San Mateo
  156             Refinance         5026 Dierker Road                                                        Columbus
  157             Refinance         1500 Mill Pond Lane                                                      Lansing
  158             Refinance         13632 Euclid Avenue                                                      Garden Grove
  159             Refinance         8743 Piney Orchard Parkway                                               Odenton
  160             Refinance         633 Apple Street                                                         Red Hill
  161             Refinance         3007 Bunsen Avenue                                                       Ventura
  162             Refinance         2980 Jog Road                                                            Greenacres
  163             Refinance         1-296 West Sneden Place                                                  Spring Valley
  164             Refinance         450 West End Avenue                                                      New York
  165             Refinance         1021 Hopper Avenue                                                       Santa Rosa
  166             Refinance         8 Boston Street and 2206 Queen Anne Avenue North                         Seattle
  167             Refinance         27 Radio Circle                                                          Mt. Kisco
  168            Acquisition        11495 Deerfield Road                                                     Blue Ash
  169             Refinance         1001 N. Kings Highway                                                    Cherry Hill Township
  170             Refinance         15225 Gulf Freeway                                                       Houston
  171             Refinance         6 Stryker Avenue                                                         Joliet
  172            Acquisition        8706 N. Telegraph Road                                                   Dearborn Heights
  173             Refinance         1710-1784 W. Golf Road                                                   Mount Prospect
  174             Refinance         12750 Nicollet Avenue South                                              Burnsville
  175            Acquisition        2680 Race Track Road                                                     Jacksonville
  176             Refinance         1459-1493 Chambers Road & 1753-1791 Drayton Park Ct.                     Columbus
  177            Acquisition        940 Williston Park Point                                                 Lake Mary
  178             Refinance         47817 - 47835 Westinghouse Drive                                         Fremont
  179             Refinance         130 South Myers Street                                                   Los Angeles
  180             Refinance         8101-8157 Staples Mill Road                                              Richmond
  181             Refinance         2330 West Covell Blvd.                                                   Davis

  182            Acquisition        130 Fountain Parkway North                                               St. Petersburg
  183            Acquisition        4904 Tamiami Trail East                                                  Naples
  184             Refinance         5204 - 5210 Road 68                                                      Pasco
  185            Acquisition        74 & 98 Fox Island Road                                                  Port Chester
  186            Acquisition        2525 South Alpine Road                                                   Rockford
  187             Refinance         1601 Perrino Place                                                       Los Angeles
  188             Refinance         4030 Friedenberg Road                                                    Oley

  189             Refinance         2743 Veterans Blvd.                                                      Eagle Pass
  190             Refinance         2105 W. Griffin Pkwy                                                     Palmview
  191             Refinance         1121 S. Raul Longoria                                                    Edinburg
  192             Refinance         5831 Old Pearsall Road                                                   San Antonio
  193             Refinance         6387 Babcock Rd.                                                         San Antonio
  194             Refinance         4046 - 4098 East Avenue                                                  Livermore
  195             Refinance         42133 Challenger Way                                                     Lancaster
  196             Refinance         510-536 East Grangeville Blvd.                                           Hanford
  197             Refinance         85 Eighth Avenue                                                         New York
  198             Refinance         155 Woodward Avenue                                                      Norwalk
  199             Refinance         16 East 98th Street                                                      New York
  200             Refinance         5 Harris Court                                                           Monterey
  201             Refinance         17601- 17711 Pioneer Blvd.                                               Artesia
  202             Refinance         4625 Donnelly Avenue                                                     Ft. Worth
  203             Refinance         3060 Jog Road                                                            Lake Worth
  204             Refinance         1101 North Mountain View Drive                                           Tacoma
  205             Refinance         2633 W. Shaw Avenue                                                      Fresno
  206            Acquisition        4468 Eastgate Boulevard                                                  Cincinnati
  207            Acquisition        3687 Mt. Diablo Boulevard                                                Lafayette
  208             Refinance         3810 J Street                                                            Sacramento
  209            Acquisition        950 South Koeller Street                                                 Oshkosh
  210             Refinance         2093 Hampstead Drive South                                               Columbus
  211             Refinance         510-520 E. Whitehouse Canyon Road                                        Green Valley
  212             Refinance         37-20 81st Street                                                        Jackson Heights
  213             Refinance         13151 Midway Place                                                       Cerritos
  214             Refinance         300-320 Davis Street                                                     San Leandro
  215             Refinance         540 W. Foothill Blvd.                                                    Glendora
  216            Acquisition        7210 N. Middlebelt Road                                                  Westland
  217            Acquisition        5700 River Oaks Boulevard                                                River Oaks
  218             Refinance         234 N. Allen Avenue                                                      Pasadena
  219             Refinance         506 El Rancho Drive                                                      Sparks
  220             Refinance         150 West Avenue                                                          Woodstown
  221            Acquisition        228 Timberbrook Lane and 1209, 1213, 1237, 1246-54, 1279 26th Street SE  Hickory, Granite Falls
  222             Refinance         423 E. Hamilton Ave.                                                     Campbell
  223             Refinance         11505-11539 SW Pacific Hwy                                               Tigard
  224            Acquisition        1611 W. County Road B                                                    Roseville
  225            Acquisition        29200 Six Mile Road                                                      Livonia
  226             Refinance         333 & 335 Abbott Street                                                  Salinas
  227             Refinance         1985 Crompond Road                                                       Cortlandt
  228             Refinance         1055 Westpark Drive                                                      Houston
  229            Acquisition        753 53rd Avenue Northeast                                                Fridley
  230             Refinance         6010 Ridge Road                                                          Port Richey
  231            Acquisition        3100 North Market Street                                                 Shreveport
  232             Refinance         15 North Phillippi Street                                                Boise
  233             Refinance         8110 Shaffer Parkway                                                     Littleton
  234            Acquisition        5112 South First Street                                                  Austin
  235             Refinance         2150 McGaw  Avenue                                                       Irvine
  236            Acquisition        1850 Ephriham Avenue                                                     Fort Worth
  237            Acquisition        3370-3390 Lakeview Parkway                                               Rowlett
  238             Refinance         845 Harbor Blvd                                                          West Sacramento
  239            Acquisition        4519 Richfield Road                                                      Genesee Township
  240             Refinance         316 West Lathrop Avenue                                                  Manteca
  241             Refinance         24861 Sunnymead Blvd.                                                    Moreno Valley
  242             Refinance         4420 N. Blackstone Avenue                                                Fresno
  243             Refinance         15751 Roxford Street                                                     Sylmar
  244             Refinance         4270 East Sahara Avenue                                                  Las Vegas
  245            Acquisition        405 Green Blvd.                                                          Aurora
  246             Refinance         1351 Heather Ridge Blvd.                                                 Dunedin
  247             Refinance         2000 Wyoming, 2019 Missouri                                              El Paso
  248             Refinance         2502 North Eastman Road                                                  Longview
  249             Refinance         2866-2880 Charlestown Road                                               New Albany
  250            Acquisition        5441 Highway 153                                                         Hixson
  251             Refinance         11110 Ohio Avenue                                                        Los Angeles
  252             Refinance         1000-1070 South Richfield Road                                           Placentia
  253             Refinance         300-336 J Street and 301-343 K Street                                    Davis
  254             Refinance         2548-2578, 2584-2598, 2520 Idaho Street                                  Elko
  255             Refinance         7341 E. 30th Street                                                      Yuma
  256            Acquisition        500 Clifty Drive                                                         Madison
  257             Refinance         102-118 and 190-200 South Wilcox Street                                  Castle Rock
  258             Refinance         1225 South State College Boulevard                                       Anaheim
  259            Acquisition        1350 West 200 South                                                      Lindon
  260             Refinance         780-796 W. Palmdon Drive                                                 Fresno
  261            Acquisition        3528 Garfield Avenue                                                     Commerce
  262            Acquisition        Interstate 575 & State Route 5                                           Canton
  263            Acquisition        1265 Highway 641 S.                                                      Paris
  264            Acquisition        2400 Foothill Boulevard                                                  Rock Springs
  265            Acquisition        7765 Galpin Boulevard                                                    Chanhassen
  266             Refinance         1451 N. Dysart Road                                                      Avondale
  267             Refinance         200 West Bullard Avenue                                                  Clovis
  268             Refinance         5990 South University Boulevard                                          Greenwood Village
  269            Acquisition        1705 Sheridan Boulevard                                                  Edgewater
  270             Refinance         11707 West Loop 1604 North                                               San Antonio
  271             Refinance         1335 Dayton Street                                                       Salinas

---------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.     STATE   ZIP CODE   PROPERTY TYPE                       PROPERTY SUB-TYPE                    UNITS/SF(3)
---------------------------------------------------------------------------------------------------------------------

   1          PA       19087    Office                              Suburban                                  135,384
   2          PA       19087    Office                              Suburban                                  119,779
   3          PA       19087    Office                              Suburban                                  118,634
   4          PA       19087    Office                              Suburban                                   84,350
   5          PA       19312    Office                              Suburban                                   87,137
   6          PA       19312    Office                              Suburban                                   88,566
   7          PA       19087    Office                              Suburban                                   73,418
   8          PA       19087    Office                              Suburban                                   73,178
   9          PA       19087    Office                              Suburban                                   78,826
   10         PA       19312    Office                              Suburban                                   63,890
   11         PA       19087    Office                              Suburban                                   62,862
   12         PA       19087    Office                              Suburban                                   63,006
   13         PA       19087    Office                              Suburban                                   64,621
   14         PA       19087    Office                              Suburban                                   64,119
   15         PA       19087    Office                              Suburban                                   38,400
   16         PA       19087    Office                              Suburban                                   35,361
   17         PA       19087    Office                              Suburban                                   28,300
   18         WA       98037    Retail                              Anchored                                  564,856

   19         CA       92128    Retail                              Anchored                                   78,657
   20         CA       92029    Retail                              Anchored                                   75,712
   21         CA       92054    Retail                              Anchored                                   75,360
   22         CA       91352    Retail                              Anchored                                   85,783
   23         CA       95337    Retail                              Anchored                                   88,515
   24         CA       95624    Retail                              Anchored                                   77,874
   25         CA       95661    Retail                              Anchored                                   75,928
   26         CA       92346    Retail                              Anchored                                   80,521
   27         CA       95687    Retail                              Anchored                                   77,936
   28         CA       92337    Retail                              Anchored                                   78,961
   29         CA       93711    Retail                              Anchored                                   77,431
   30         TX       78503    Retail                              Anchored                                   78,027
   31         CA       92553    Retail                              Anchored                                   77,192
   32         CA       95037    Retail                              Anchored                                   77,185
   33         CA       92591    Retail                              Anchored                                   76,248
   34         CA       93306    Retail                              Anchored                                   75,140
   35         CA       91730    Retail                              Anchored                                   74,991
   36         CA       92374    Retail                              Anchored                                   75,890
   37         CA       93003    Retail                              Anchored                                   75,247
   38         TX       79925    Retail                              Anchored                                   75,522
   39         CA       95815    Retail                              Anchored                                   72,304
   40         CA       93230    Retail                              Anchored                                   78,459
   41         CA       95240    Retail                              Anchored                                   68,017
   42         CA       95382    Retail                              Anchored                                   61,026
   43         CA       93555    Retail                              Anchored                                   59,042
   44         CA       90064    Office                              Urban                                     244,448
   45         VA       22033    Office                              Suburban                                  263,990
   46         NY       10036    Other                               Leased Fee                                    334
   47         TN       37201    Office                              Urban                                     228,567
   48         NY       10012    Hospitality                         Full Service                                   98
   49         NJ       07512    Mixed Use                           Retail/Hospitality                        111,462
   50         NJ       08525    Retail                              Anchored                                  108,993
   51         CA       95814    Hospitality                         Full Service                                  242
   52         CA       95123    Retail                              Anchored                                  119,180
   53         NY       10591    Office                              Suburban                                  197,764
   54         NY       10019    Hospitality                         Full Service                                   77
   55         GA       30346    Retail                              Shadow Anchored                            81,594
   56         NY       10019    Hospitality                         Full Service                                  118
   57         ME       04401    Retail                              Anchored                                  232,764
   58         NJ       08016    Multifamily                         Garden                                        281

   59         WV       26505    Multifamily                         Garden                                        320
   60         WV       26505    Multifamily                         Garden                                         59
   61         CA       91320    Retail                              Anchored                                  100,861
   62         FL       32836    Hospitality                         Limited Service                               308
   63         NJ       07105    Industrial                          Warehouse                                  45,984
   64         PA       19047    Hospitality                         Limited Service                               118

   65         CA       91364    Office                              Urban                                      23,435
   66         CA       91343    Office                              Urban                                      24,856
   67         CA       91343    Office                              Urban                                      21,207
   68         CA       91411    Office                              Urban                                      25,276
   69         CA       91343    Office                              Urban                                      12,112
   70         CA       93111    Office                              Suburban                                   72,489
   71         VA       23435    Office                              Suburban                                  110,007
   72         GA       30047    Retail                              Anchored                                  113,216
   73         KY       40229    Industrial                          Warehouse                                 500,000
   74         VA       22980    Retail                              Anchored                                   72,636
   75         NY       14580    Retail                              Anchored                                  229,939
   76         ND       58103    Hospitality                         Full Service                                  308
   77         FL       33004    Hospitality                         Full Service                                  174
   78         RI       02891    Retail                              Anchored                                  191,724
   79         NJ       07652    Retail                              Anchored                                   39,851
   80         MD       21801    Retail                              Anchored                                  108,309
   81         CA       92821    Multifamily                         Garden                                        194
   82         WA       98102    Multifamily                         Mid Rise                                      110
   83         IL       60008    Retail                              Anchored                                  130,436
   84         RI       02903    Office                              Urban                                      99,500
   85         MI       48161    Manufactured Housing Community      Manufactured Housing Community                621
   86         TX       75052    Retail                              Shadow Anchored                            65,419
   87         FL       32901    Office                              Suburban                                  117,050
   88         TN       37211    Industrial                          Warehouse                                 390,000
   89         MO       64154    Retail                              Shadow Anchored                           146,824
   90         MI       48036    Manufactured Housing Community      Manufactured Housing Community                547
   91         OH       43209    Multifamily                         Garden                                        250
   92         CA       91789    Industrial                          Warehouse                                 314,121
   93         CA       93720    Retail                              Free Standing                              35,000
   94         MA       01801    Retail                              Shadow Anchored                            38,014
   95         MI       48189    Manufactured Housing Community      Manufactured Housing Community                347
   96         CA       92008    Hospitality                         Full Service                                   90
   97         CA       91352    Self Storage                        Self Storage                              101,258
   98         CA       90401    Mixed Use                           Retail/Office                              30,034
   99         VA       22206    Hospitality                         Limited Service                               120
  100         WI       53704    Retail                              Anchored                                   69,292
  101         NY       12538    Retail                              Free Standing                              52,500
  102         CA       91750    Self Storage                        Self Storage                              108,830
  103         MN       55344    Hospitality                         Full Service                                   97
  104         CA       92211    Retail                              Shadow Anchored                            67,050
  105         FL       33442    Industrial                          Light Industrial                           99,686
  106         WA       98664    Multifamily                         Garden                                        154
  107         CA       91316    Office                              Suburban                                   45,308
  108         FL       33771    Retail                              Anchored                                   54,640
  109         AZ       85730    Retail                              Anchored                                   99,804
  110         CA       95603    Hospitality                         Full Service                                   96
  111         AZ       85032    Office                              Medical                                    55,735
  112         AZ       85029    Multifamily                         Garden                                        224
  113         OR       97124    Retail                              Specialty                                  45,000
  114         VI       00802    Retail                              Unanchored                                 41,630
  115         NJ       07840    Multifamily                         Garden                                        342
  116         MD       21244    Multifamily                         Mid Rise                                      172
  117         FL       32084    Hospitality                         Limited Service                                83
  118         PA       18507    Hospitality                         Limited Service                               120
  119         CA       92064    Office                              Suburban                                   48,480
  120         CA       92807    Industrial                          Warehouse                                  70,198
  121         CA       92211    Self Storage                        Self Storage                              138,371
  122         NJ       07095    Retail                              Anchored                                   77,751
  123         TX       77303    Industrial                          Warehouse                                 162,613
  124         AL       35004    Industrial                          Warehouse                                 182,000
  125         KY       40511    Office                              Suburban                                  118,095
  126         AZ       85705    Retail                              Anchored                                   67,354
  127         ID       83705    Industrial                          Warehouse                                 170,000
  128         NY       10023    Multifamily                         High Rise                                     131
  129         ID       83709    Retail                              Unanchored                                148,695
  130         TX       78745    Multifamily                         Garden                                        176
  131         MO       63301    Hospitality                         Limited Service                               123
  132         CA       94582    Retail                              Unanchored                                 28,396
  133         NV       89119    Other                               Leased Fee                                 71,464
  134         MA       02143    Self Storage                        Self Storage                               38,140
  135         CA       94109    Other                               Parking                                    48,972
  136         CA       91362    Office                              Suburban                                   59,748
  137         CA       94544    Multifamily                         Garden                                        188
  138         CA       91504    Retail                              Shadow Anchored                            12,863
  139         CA       91504    Hospitality                         Full Service                                  142
  140         IL       60641    Retail                              Anchored                                   18,340
  141         CA       95630    Retail                              Specialty                                  69,140
  142         CA       94506    Retail                              Unanchored                                 30,429
  143         CA       94015    Self Storage                        Self Storage                               61,033
  144         CA       95012    Industrial                          Warehouse                                  70,720
  145         CA       92883    Industrial                          Light Industrial                           77,251
  146         OH       45426    Multifamily                         Garden                                        312
  147         AZ       85210    Industrial                          Light Industrial                           36,000
  148         CA       93901    Self Storage                        Self Storage                              118,036
  149         AZ       85260    Hospitality                         Limited Service                               163
  150         MA       02118    Self Storage                        Self Storage                               49,513
  151         CA       95336    Self Storage                        Self Storage                              114,605
  152         CA       94928    Multifamily                         Garden                                         56
  153         VA       22191    Retail                              Unanchored                                 42,775
  154         WI       54401    Hospitality                         Limited Service                                89
  155         CA       94403    Retail                              Shadow Anchored                            13,562
  156         OH       43220    Multifamily                         Garden                                        229
  157         MI       48911    Manufactured Housing Community      Manufactured Housing Community                354
  158         CA       92843    Self Storage                        Self Storage                               53,397
  159         MD       21113    Retail                              Shadow Anchored                            19,900
  160         PA       18076    Manufactured Housing Community      Manufactured Housing Community                149
  161         CA       93003    Industrial                          Light Industrial                           88,080
  162         FL       33467    Retail                              Unanchored                                 76,417
  163         NY       10977    Multifamily                         Garden                                        293
  164         NY       10024    Multifamily                         High Rise                                      57
  165         CA       95403    Self Storage                        Self Storage                               78,315
  166         WA       98109    Mixed Use                           Retail/Office                              21,168
  167         NY       10549    Office                              Suburban                                   44,880
  168         OH       45242    Industrial                          Warehouse                                 106,152
  169         NJ       08034    Multifamily                         Mid Rise                                       59
  170         TX       77034    Mixed Use                           Industrial/Retail                          71,962
  171         IL       60436    Retail                              Free Standing                               4,900
  172         MI       48127    Retail                              Anchored                                   13,905
  173         IL       60056    Retail                              Unanchored                                 43,390
  174         MN       55337    Mixed Use                           Retail/Office                              27,480
  175         FL       32259    Retail                              Free Standing                              13,824
  176         OH       43212    Multifamily                         Garden                                         32
  177         FL       32746    Industrial                          Light Industrial                           48,044
  178         CA       94539    Industrial                          Flex Industrial                            51,503
  179         CA       90033    Industrial                          Warehouse                                  46,637
  180         VA       22901    Mixed Use                           Retail/Office                              49,163
  181         CA       95616    Office                              Medical                                    12,407

  182         FL       33716    Retail                              Free Standing                              27,878
  183         FL       34113    Retail                              Free Standing                              63,162
  184         WA       99301    Retail                              Shadow Anchored                            20,538
  185         NY       10573    Industrial                          Light Industrial                           54,486
  186         IL       61108    Retail                              Anchored                                   14,725
  187         CA       90023    Industrial                          Light Industrial                           64,632
  188         PA       19547    Retail                              Anchored                                   60,271

  189         TX       78852    Retail                              Shadow Anchored                             9,014
  190         TX       78572    Retail                              Shadow Anchored                             9,014
  191         TX       78539    Retail                              Shadow Anchored                             9,014
  192         TX       78242    Retail                              Shadow Anchored                             9,014
  193         TX       78249    Retail                              Shadow Anchored                             9,014
  194         CA       94550    Retail                              Unanchored                                 24,294
  195         CA       93535    Self Storage                        Self Storage                               61,555
  196         CA       93230    Multifamily                         Garden                                         54
  197         NY       10011    Multifamily                         Mid Rise                                      118
  198         CT       06854    Industrial                          Light Industrial                           48,909
  199         NY       10029    Multifamily                         Mid Rise                                       52
  200         CA       93940    Industrial                          Flex Industrial                            32,800
  201         CA       90701    Retail                              Unanchored                                 27,392
  202         TX       76107    Retail                              Unanchored                                 15,050
  203         FL       33467    Retail                              Unanchored                                 46,114
  204         WA       98406    Multifamily                         Garden                                         76
  205         CA       93711    Self Storage                        Self Storage                               73,027
  206         OH       45245    Retail                              Anchored                                   48,820
  207         CA       94549    Office                              Suburban                                   24,543
  208         CA       95816    Office                              Medical                                    14,790
  209         WI       54902    Retail                              Free Standing                              13,905
  210         OH       43229    Multifamily                         Garden                                        134
  211         AZ       85614    Self Storage                        Self Storage                               64,216
  212         NY       11372    Multifamily                         High Rise                                      83
  213         CA       90703    Industrial                          Warehouse                                  67,191
  214         CA       94577    Mixed Use                           Retail/Office                              15,100
  215         CA       91741    Self Storage                        Self Storage                               51,446
  216         MI       48185    Retail                              Anchored                                   13,905
  217         TX       76114    Self Storage                        Self Storage/Parking                       54,962
  218         CA       91106    Self Storage                        Self Storage                               67,640
  219         NV       89431    Self Storage                        Self Storage                               90,662
  220         NJ       08098    Multifamily                         Garden                                         96
  221         NC       28630    Industrial                          Flex Industrial                            86,572
  222         CA       95008    Retail                              Unanchored                                 11,000
  223         OR       97223    Retail                              Unanchored                                 38,737
  224         MN       55113    Office                              Suburban                                   34,738
  225         MI       48152    Retail                              Anchored                                   13,905
  226         CA       93901    Mixed Use                           Retail/Office                              23,183
  227         NY       10567    Office                              Medical                                    29,811
  228         TX       77042    Industrial                          Flex Industrial                            52,032
  229         MN       55421    Retail                              Shadow Anchored                            15,260
  230         FL       34668    Manufactured Housing Community      Manufactured Housing Community                173
  231         LA       71107    Retail                              Free Standing                              14,820
  232         ID       83706    Industrial                          Warehouse                                  86,176
  233         CO       80127    Industrial                          Warehouse                                  27,882
  234         TX       78745    Multifamily                         Garden                                        101
  235         CA       92614    Industrial                          Warehouse                                  54,994
  236         TX       76114    Self Storage                        Self Storage/Parking                       64,925
  237         TX       75088    Retail                              Unanchored                                 38,300
  238         CA       95691    Retail                              Big Box                                    24,050
  239         MI       48506    Retail                              Free Standing                              11,180
  240         CA       95336    Self Storage                        Self Storage                               70,362
  241         CA       92553    Self Storage                        Self Storage                               66,639
  242         CA       93726    Self Storage                        Self Storage                               54,230
  243         CA       91342    Industrial                          Flex Industrial                            26,732
  244         NV       89104    Industrial                          Flex Industrial                            24,000
  245         IN       47001    Retail                              Free Standing                              10,125
  246         FL       34698    Self Storage                        Self Storage                               26,068
  247         TX       79903    Industrial                          Light Industrial                           57,000
  248         TX       75605    Self Storage                        Self Storage                               67,075
  249         IN       47150    Retail                              Shadow Anchored                            11,355
  250         TN       37343    Retail                              Free Standing                              10,908
  251         CA       90025    Office                              Suburban                                   21,302
  252         CA       92870    Industrial                          Warehouse                                  31,284
  253         CA       95616    Multifamily                         Garden                                         89
  254         NV       89801    Retail                              Shadow Anchored                            33,049
  255         AZ       85365    Industrial                          Warehouse                                  57,600
  256         IN       47250    Retail                              Free Standing                              10,125
  257         CO       80104    Retail                              Shadow Anchored                            21,007
  258         CA       92806    Industrial                          Light Industrial                           26,049
  259         UT       84042    Industrial                          Light Industrial                           38,400
  260         CA       93704    Retail                              Unanchored                                  7,200
  261         CA       90040    Industrial                          Warehouse                                  49,620
  262         GA       30114    Retail                              Shadow Anchored                             7,384
  263         TN       38242    Retail                              Big Box                                    22,670
  264         WY       82901    Retail                              Unanchored                                 16,853
  265         MN       55317    Retail                              Free Standing                              13,013
  266         AZ       85323    Retail                              Big Box                                    15,120
  267         CA       93612    Office                              Suburban                                   19,763
  268         CO       80121    Retail                              Shadow Anchored                             4,800
  269         CO       80214    Retail                              Shadow Anchored                             3,728
  270         TX       78254    Retail                              Free Standing                               3,588
  271         CA       93901    Industrial                          Warehouse                                  22,050

----------------------------------------------------------------------------------------------------------------------
MORTGAGE                                               PERCENT   PERCENT LEASED
LOAN NO.       YEAR BUILT       YEAR RENOVATED        LEASED(4)   AS OF DATE(4)    SECURITY TYPE(5)      LIEN POSITION
----------------------------------------------------------------------------------------------------------------------

   1              1992               NAP                100.0%     01/20/2006      Fee                       First
   2              1987               NAP                100.0%     01/20/2006      Fee                       First
   3              1986               NAP                 85.4%     01/20/2006      Fee                       First
   4              1990               NAP                100.0%     01/20/2006      Fee                       First
   5              1982               NAP                100.0%     01/20/2006      Fee                       First
   6              1987               NAP                 83.8%     01/20/2006      Fee                       First
   7              1988               NAP                 76.7%     01/20/2006      Fee                       First
   8              1988               NAP                 90.1%     01/20/2006      Fee                       First
   9              1992               NAP                 88.7%     01/20/2006      Fee                       First
   10             1981               NAP                 63.5%     01/20/2006      Fee                       First
   11             1983               NAP                  0.0%     01/20/2006      Fee                       First
   12             1979               NAP                 75.5%     01/20/2006      Fee                       First
   13             1985               NAP                 79.9%     01/20/2006      Fee                       First
   14             1984               NAP                 82.0%     01/20/2006      Fee                       First
   15             1987               NAP                  0.0%     01/20/2006      Fee                       First
   16             1982               NAP                100.0%     01/20/2006      Fee                       First
   17             1986               NAP                100.0%     01/20/2006      Fee                       First
   18             1979         1995, 1996, 2004          95.5%     04/28/2005      Fee                       First

   19             1994               NAP                100.0%     04/01/2006      Fee                       First
   20             1987               NAP                100.0%     04/01/2006      Fee                       First
   21             1984               NAP                100.0%     04/01/2006      Fee                       First
   22             1979               2003               100.0%     04/01/2006      Fee                       First
   23             1992               NAP                100.0%     04/01/2006      Fee                       First
   24             1993               NAP                100.0%     04/01/2006      Fee                       First
   25             1982               1993               100.0%     04/01/2006      Fee                       First
   26             1993               NAP                100.0%     04/01/2006      Fee                       First
   27             1992               NAP                100.0%     04/01/2006      Fee                       First
   28             1992               NAP                100.0%     04/01/2006      Fee                       First
   29             1993               NAP                100.0%     04/01/2006      Fee                       First
   30             1984               NAP                100.0%     04/01/2006      Fee                       First
   31             1988               NAP                100.0%     04/01/2006      Fee                       First
   32             1989               NAP                100.0%     04/01/2006      Fee                       First
   33             1990               NAP                100.0%     04/01/2006      Fee                       First
   34             1989               NAP                100.0%     04/01/2006      Fee                       First
   35             1991               NAP                100.0%     04/01/2006      Fee                       First
   36             1981               NAP                100.0%     04/01/2006      Fee                       First
   37             1982               2002               100.0%     04/01/2006      Fee                       First
   38             1984               NAP                100.0%     04/01/2006      Fee                       First
   39             1979           1990 / 2003            100.0%     04/01/2006      Fee                       First
   40             1992               NAP                100.0%     04/01/2006      Fee                       First
   41             1981               NAP                100.0%     04/01/2006      Fee                       First
   42             1987               NAP                100.0%     04/01/2006      Fee                       First
   43             1990               NAP                100.0%     04/01/2006      Fee                       First
   44             1982               NAP                 96.0%     01/13/2006      Fee                       First
   45             1995               NAP                100.0%     01/31/2006      Fee                       First
   46             1927               1989               100.0%     03/09/2006      Fee                       First
   47             2000               NAP                100.0%     02/17/2006      Fee                       First
   48             2001               NAP                 94.6%     12/31/2005      Fee                       First
   49          1983/1997             NAP                100.0%     02/03/2006      Fee                       First
   50             2005               NAP                 99.0%     01/20/2006      Fee                       First
   51             2002               NAP                 79.3%     12/31/2005      Fee                       First
   52          1991-1999             NAP                100.0%     01/01/2006      Fee                       First
   53             1980               2004                98.5%     01/31/2006      Fee                       First
   54             2001               NAP                 76.7%     12/31/2005      Fee                       First
   55          1979/2005             NAP                 94.4%     03/07/2006      Fee                       First
   56             1929               2005                82.9%     12/31/2005      Fee                       First
   57             2005               NAP                 89.6%     01/24/2006      Leasehold                 First
   58             1964               NAP                 97.5%     02/15/2006      Fee                       First

   59          1971-2003             NAP                 98.1%     12/01/2005      Fee                       First
   60             1992            2003-2005             100.0%     12/01/2005      Fee                       First
   61             2003               NAP                100.0%     11/02/2005      Fee                       First
   62             1989               2005                72.2%     11/30/2005      Fee                       First
   63             2005               NAP                100.0%     04/01/2006      Fee                       First
   64             2002               NAP                 79.9%     09/30/2005      Fee                       First

   65             1956               2005                91.4%     12/06/2005      Fee                       First
   66             1986               NAP                100.0%     12/06/2005      Fee                       First
   67             1984               NAP                100.0%     12/06/2005      Fee                       First
   68             1988               NAP                 90.1%     12/06/2005      Fee                       First
   69             1987               NAP                100.0%     12/06/2005      Fee                       First
   70             1991               NAP                100.0%     02/08/2006      Fee                       First
   71          2000-2004             NAP                100.0%     04/01/2006      Fee                       First
   72             1985               2003                97.5%     02/28/2006      Fee                       First
   73          2002/2005             NAP                100.0%     03/06/2006      Fee                       First
   74             2005               NAP                 98.1%     01/23/2006      Fee                       First
   75             1990               NAP                 99.2%     02/01/2006      Fee                       First
   76         1972 / 1975    1975, 1984, 1990, 1999      63.9%     07/31/2005      Fee                       First
   77             2004               NAP                 74.8%     12/31/2005      Fee                       First
   78             1965               1996                94.2%     09/29/2005      Fee                       First
   79             1982               NAP                 93.7%     01/31/2006      Fee                       First
   80             2005               NAP                 93.6%     01/09/2006      Fee                       First
   81             1988               NAP                 97.4%     11/01/2005      Fee                       First
   82             2005               NAP                 97.3%     01/19/2006      Fee                       First
   83             1956               1990                97.5%     02/21/2006      Fee                       First
   84             1898            1989-2003             100.0%     04/01/2006      Fee                       First
   85          1987-1994             NAP                 97.9%     12/15/2005      Fee                       First
   86             1998               NAP                 93.6%     03/15/2006      Fee                       First
   87             1986               NAP                 93.6%     01/24/2006      Fee                       First
   88          1974/1977             2000               100.0%     03/13/2006      Fee                       First
   89             1990               NAP                 99.1%     01/31/2006      Fee                       First
   90             1995               NAP                 95.6%     01/17/2006      Fee                       First
   91             1999               NAP                 96.4%     03/13/2006      Fee                       First
   92             1999               NAP                100.0%     04/01/2006      Fee                       First
   93          2003-2006             NAP                100.0%     02/22/2006      Fee                       First
   94             2005               NAP                 96.6%     02/10/2006      Fee                       First
   95         1974 / 1994            NAP                 89.3%     01/18/2006      Fee                       First
   96          1998-1999             NAP                 93.0%     12/31/2005      Fee                       First
   97             1974               NAP                 88.4%     12/20/2005      Fee                       First
   98             1945            1983-1993              91.5%     12/31/2005      Fee                       First
   99             1999               2004                64.7%     11/30/2005      Fee                       First
  100          1996/1997             NAP                100.0%     01/27/2006      Fee                       First
  101             1998               NAP                100.0%     04/01/2006      Fee                       First
  102             1974               NAP                 97.8%     12/20/2005      Fee                       First
  103             2000               NAP                 68.2%     09/30/2005      Fee                       First
  104         1992 / 2003            2003               100.0%     11/01/2005      Fee                       First
  105             1970               2002               100.0%     04/01/2006      Fee                       First
  106             1997               NAP                 96.8%     11/21/2005      Fee                       First
  107             1972               1995                90.9%     01/04/2006      Fee                       First
  108             2005               NAP                 97.4%     10/01/2005      Fee                       First
  109          1976/1999             NAP                 97.0%     02/17/2006      Fee                       First
  110             1996               NAP                 79.9%     10/31/2005      Fee                       First
  111             1984               NAP                 96.8%     01/12/2006      Fee                       First
  112             1980               NAP                 98.2%     01/27/2006      Fee                       First
  113             2005               NAP                100.0%     02/02/2006      Fee                       First
  114             1998               NAP                 95.9%     02/21/2006      Leasehold                 First
  115             1976            2002-2006              91.2%     02/27/2006      Fee                       First
  116             1972               NAP                 97.1%     02/15/2006      Fee                       First
  117             1999               NAP                 78.4%     08/01/2005      Fee                       First
  118             1996           2003 / 2005             64.3%     11/30/2005      Fee                       First
  119             2001            2004-2005              92.7%     01/26/2006      Fee                       First
  120             1998               NAP                100.0%     04/01/2006      Fee                       First
  121       1980 / 1998 / 2001       NAP                 84.0%     01/18/2006      Fee                       First
  122             1980               NAP                 93.6%     01/17/2006      Fee                       First
  123             2005               NAP                100.0%     04/01/2006      Fee                       First
  124             2004               NAP                100.0%     03/17/2006      Fee                       First
  125             1980               NAP                 80.4%     02/27/2006      Fee                       First
  126             1994               NAP                100.0%     01/06/2006      Fee                       First
  127          1980/1982             NAP                100.0%     02/21/2006      Fee                       First
  128             1925               NAP                100.0%     03/31/2005      Fee                       First
  129             1978               NAP                 96.6%     11/01/2005      Fee                       First
  130             1984               NAP                 94.9%     10/21/2005      Fee                       First
  131             1985               2006                67.5%     08/01/2005      Fee                       First
  132             1989               NAP                 91.6%     01/01/2006      Fee                       First
  133             1978               2004               100.0%     10/31/2005      Fee                       First
  134             1913               1995                83.7%     11/30/2005      Fee                       First
  135             1919               2003               100.0%     01/01/2006      Fee                       First
  136             1983               NAP                 98.7%     02/13/2006      Fee                       First
  137       1965 / 1971 / 1988    2001-2005              95.2%     01/25/2006      Fee                       First
  138             2005               NAP                100.0%     12/12/2005      Fee                       First
  139        1962,1983,1986          NAP                 86.9%     12/31/2005      Fee                       First
  140             2000               NAP                100.0%     12/16/2005      Fee                       First
  141          1988, 2004            NAP                100.0%     02/01/2006      Fee                       First
  142             1996               NAP                100.0%     01/17/2006      Fee                       First
  143             1967               1986                86.1%     09/29/2005      Fee                       First
  144             1993               2005               100.0%     02/10/2006      Fee                       First
  145             2005               NAP                100.0%     12/01/2005      Fee                       First
  146          1974, 1977            NAP                 94.9%     10/28/2005      Fee                       First
  147             1999               NAP                100.0%     01/30/2006      Fee                       First
  148             1978               NAP                 72.2%     11/01/2005      Fee                       First
  149             1995               NAP                 71.6%     10/31/2005      Leasehold                 First
  150             1985               NAP                 89.4%     12/13/2005      Fee                       First
  151             1976               1984                85.7%     01/31/2006      Fee                       First
  152             1978               NAP                 98.2%     01/31/2006      Fee                       First
  153             1990               NAP                 97.2%     10/31/2005      Fee                       First
  154             1997               NAP                 71.9%     08/01/2005      Fee                       First
  155             1989               NAP                100.0%     11/08/2005      Fee                       First
  156       1967, 1968, 1970         NAP                 88.6%     10/31/2005      Fee                       First
  157             1970               NAP                 94.1%     10/31/2005      Fee                       First
  158             1986               NAP                 99.4%     09/30/2005      Fee                       First
  159             2005               NAP                100.0%     02/15/2006      Fee                       First
  160             1987               NAP                100.0%     01/11/2006      Fee                       First
  161             1981               NAP                 96.2%     01/01/2006      Fee                       First
  162             1987               NAP                 86.9%     01/30/2006      Fee                       First
  163             1974               NAP                 99.0%     03/23/2006      Fee                       First
  164             1931               NAP                100.0%     12/27/2005      Fee                       First
  165       1977 / 1979 / 1998       1985                98.4%     12/18/2005      Fee                       First
  166         1906 / 2000            2000                95.4%     01/05/2006      Fee                       First
  167             1976               1990               100.0%     10/11/2005      Fee                       First
  168          1977-1998             NAP                100.0%     01/23/2006      Fee                       First
  169             1960          2003 and 2004            96.6%     02/15/2006      Fee                       First
  170             2002               NAP                 93.0%     02/28/2006      Fee                       First
  171             2005               NAP                100.0%     03/01/2006      Fee                       First
  172             1997               NAP                100.0%     04/01/2006      Fee                       First
  173             1989               2005                97.2%     01/25/2006      Fee                       First
  174             2004               NAP                 89.4%     02/01/2006      Fee                       First
  175             2004               NAP                100.0%     04/01/2006      Fee                       First
  176             2005               NAP                100.0%     01/30/2006      Fee                       First
  177             2003               NAP                100.0%     01/20/2006      Fee                       First
  178             1985               2006               100.0%     03/02/2006      Fee                       First
  179             1951               2002               100.0%     01/30/2006      Fee                       First
  180             1989               NAP                 90.2%     09/28/2005      Fee                       First
  181             2006               NAP                100.0%     04/01/2006      Fee                       First

  182             2005               NAP                100.0%     04/01/2006      Fee                       First
  183             2004               NAP                100.0%     04/01/2006      Fee                       First
  184             2005               NAP                100.0%     02/03/2006      Fee                       First
  185          1941/1964             NAP                100.0%     03/07/2006      Fee                       First
  186             1998               NAP                100.0%     04/01/2006      Fee                       First
  187             1969               2005               100.0%     02/15/2006      Fee                       First
  188             1988               2005               100.0%     02/14/2006      Fee                       First

  189             2005               NAP                100.0%     12/02/2005      Fee                       First
  190             2005               NAP                100.0%     12/02/2005      Fee                       First
  191             2005               NAP                100.0%     12/02/2005      Fee                       First
  192             2005               NAP                100.0%     12/02/2005      Fee                       First
  193             2005               NAP                100.0%     12/02/2005      Fee                       First
  194             1972               1999               100.0%     01/10/2006      Fee                       First
  195             1987               NAP                 98.2%     10/12/2005      Fee                       First
  196             2004               NAP                 94.4%     12/01/2005      Fee                       First
  197             1973               NAP                100.0%     12/31/2005      Fee                       First
  198             1970            1985, 2005             75.5%     10/01/2005      Fee                       First
  199             1925            2002-2005             100.0%     02/17/2006      Fee                       First
  200             1991               2001               100.0%     01/18/2006      Fee                       First
  201             1972               2003               100.0%     12/31/2005      Fee                       First
  202             2005               NAP                 91.9%     11/08/2005      Fee                       First
  203             1986               NAP                 94.1%     01/11/2006      Fee                       First
  204             1991               NAP                100.0%     11/30/2005      Fee                       First
  205         1978 / 1983            NAP                 88.6%     12/07/2005      Fee                       First
  206             1995               NAP                100.0%     04/01/2006      Fee                       First
  207             1985               NAP                100.0%     01/01/2006      Fee                       First
  208             1950               1995               100.0%     01/12/2006      Fee                       First
  209             1999               NAP                100.0%     04/01/2006      Fee                       First
  210             1972               NAP                 97.8%     10/28/2005      Fee                       First
  211         1997 / 2002            NAP                 99.9%     10/11/2005      Fee                       First
  212             1925               NAP                100.0%     11/01/2005      Fee                       First
  213             1978               NAP                100.0%     12/15/2005      Fee                       First
  214             1980               1998               100.0%     11/30/2005      Fee                       First
  215             1987               NAP                 89.8%     11/06/2005      Fee                       First
  216             1997               NAP                100.0%     04/01/2006      Fee                       First
  217             1985               2001                81.7%     02/28/2006      Fee                       First
  218         1951 / 1999        1998 - 1999             88.8%     08/26/2005      Fee                       First
  219         1977 / 1988            NAP                 97.5%     11/03/2005      Fee                       First
  220             1974               NAP                100.0%     02/16/2006      Fee                       First
  221             1997               NAP                 98.1%     11/30/2005      Fee                       First
  222             1973               2000               100.0%     12/01/2005      Fee                       First
  223             1979               NAP                 91.4%     12/27/2005      Fee                       First
  224             1980               NAP                 89.3%     11/30/2005      Fee                       First
  225             1997               NAP                100.0%     04/01/2006      Fee                       First
  226             1949            2003-2005             100.0%     10/17/2005      Fee                       First
  227          1985, 1995            NAP                100.0%     10/26/2005      Fee                       First
  228             1990               NAP                100.0%     04/01/2006      Fee                       First
  229             2005               NAP                100.0%     11/01/2005      Fee                       First
  230             1972               NAP                100.0%     01/10/2006      Fee                       First
  231             2005               NAP                100.0%     04/01/2006      Fee                       First
  232             1972               NAP                100.0%     11/30/2005      Fee                       First
  233             2005               NAP                 86.2%     11/30/2005      Fee                       First
  234             1982               NAP                 95.0%     01/30/2006      Fee                       First
  235             1971               1989               100.0%     11/02/2005      Fee                       First
  236             1985               NAP                 68.6%     03/01/2006      Fee                       First
  237          1980, 1984            NAP                 85.1%     12/20/2005      Fee                       First
  238             1999               NAP                100.0%     09/21/2005      Fee                       First
  239             2002               NAP                100.0%     01/03/2006      Fee                       First
  240             1973               NAP                 89.7%     09/18/2005      Fee                       First
  241             1988               NAP                 77.6%     12/07/2005      Fee                       First
  242             1974               NAP                 92.0%     12/01/2005      Fee                       First
  243             1984               2004               100.0%     09/21/2005      Fee                       First
  244             2001               NAP                100.0%     01/26/2006      Fee                       First
  245             1998               NAP                100.0%     04/01/2006      Fee                       First
  246             1998               NAP                100.0%     10/26/2005      Fee                       First
  247             1961               1980               100.0%     12/28/2005      Fee                       First
  248             1994               2001                93.8%     01/18/2006      Fee                       First
  249             2003               NAP                 78.4%     02/07/2006      Fee                       First
  250             1998               NAP                100.0%     04/01/2006      Fee                       First
  251             1969            2001-2002              97.9%     11/09/2005      Fee                       First
  252             1974               NAP                100.0%     09/19/2005      Fee                       First
  253             1961               NAP                100.0%     10/31/2005      Fee                       First
  254          1981-1982             NAP                100.0%     02/04/2006      Fee                       First
  255             2005               NAP                100.0%     12/21/2005      Fee                       First
  256             1998               NAP                100.0%     04/01/2006      Fee                       First
  257         1979 / 1983            NAP                 80.9%     11/15/2005      Fee                       First
  258             1969               NAP                100.0%     11/17/2005      Fee                       First
  259         1979 / 1999            2005               100.0%     12/15/2005      Fee                       First
  260             2005               NAP                100.0%     02/02/2006      Fee                       First
  261             1954               NAP                100.0%     02/02/2006      Fee                       First
  262             2005               NAP                100.0%     02/17/2006      Fee                       First
  263             2006               NAP                100.0%     02/01/2006      Fee                       First
  264             1993               2005               100.0%     12/14/2005      Fee                       First
  265             2005               NAP                100.0%     04/01/2006      Fee                       First
  266             2002               NAP                100.0%     02/01/2006      Fee                       First
  267             1978               NAP                100.0%     01/30/2006      Fee                       First
  268          2005/2006             NAP                100.0%     01/23/2006      Fee                       First
  269             1993               2005               100.0%     11/28/2005      Fee                       First
  270             2003               NAP                100.0%     02/09/2006      Fee                       First
  271             1977               2005               100.0%     09/01/2005      Fee                       First

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                               RELATED                                                          ORIGINAL
LOAN NO.                                            BORROWER LIST                                                        BALANCE
---------------------------------------------------------------------------------------------------------------------------------

   1                                                     NAP                                                         $14,902,000
   2                                                     NAP                                                         $13,046,000
   3                                                     NAP                                                         $12,101,000
   4                                                     NAP                                                          $9,427,000
   5                                                     NAP                                                          $8,740,000
   6                                                     NAP                                                          $8,560,000
   7                                                     NAP                                                          $6,257,000
   8                                                     NAP                                                          $6,124,000
   9                                                     NAP                                                          $6,093,000
   10                                                    NAP                                                          $5,977,000
   11                                                    NAP                                                          $5,193,000
   12                                                    NAP                                                          $5,183,000
   13                                                    NAP                                                          $5,104,000
   14                                                    NAP                                                          $4,809,000
   15                                                    NAP                                                          $3,221,000
   16                                                    NAP                                                          $2,955,000
   17                                                    NAP                                                          $2,308,000
   18                                                    NAP                                                        $104,370,000

   19          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $3,871,000
   20          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $3,283,000
   21          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $3,136,000
   22          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,940,000
   23          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,793,000
   24          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,695,000
   25          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,646,000
   26          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,597,000
   27          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,548,000
   28          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,548,000
   29          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,499,000
   30          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,499,000
   31          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,499,000
   32          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,499,000
   33          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,499,000
   34          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,450,000
   35          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,450,000
   36          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,450,000
   37          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,450,000
   38          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,450,000
   39          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,352,000
   40          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,303,000
   41          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,156,000
   42          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $1,960,000
   43          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $1,617,000
   44                                                    NAP                                                         $40,000,000
   45                                                    NAP                                                         $35,000,000
   46                                                    NAP                                                         $30,000,000
   47                                                    NAP                                                         $30,000,000
   48                                                    NAP                                                         $29,000,000
   49                                                    NAP                                                         $24,000,000
   50                                                    NAP                                                         $23,000,000
   51                                                    NAP                                                         $21,800,000
   52                                                    NAP                                                         $21,200,000
   53                                                    NAP                                                         $20,000,000
   54                                                  54, 56                                                        $19,500,000
   55                                                    NAP                                                         $19,500,000
   56                                                  54, 56                                                        $18,500,000
   57          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262               $17,250,000
   58                                               58, 116, 169                                                     $16,960,000

   59                                                    NAP                                                         $14,240,000
   60                                                    NAP                                                          $2,160,000
   61                                                    NAP                                                         $16,120,000
   62                                                    NAP                                                         $16,000,000
   63                                                    NAP                                                         $16,000,000
   64                                                    NAP                                                         $15,575,000

   65                                                    NAP                                                          $4,370,000
   66                                                    NAP                                                          $3,560,000
   67                                                    NAP                                                          $3,040,000
   68                                                    NAP                                                          $2,590,000
   69                                                    NAP                                                          $1,440,000
   70                                                    NAP                                                         $15,000,000
   71          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262               $14,470,000
   72                                                    NAP                                                         $14,150,000
   73                                                    NAP                                                         $14,000,000
   74                                                    NAP                                                         $13,500,000
   75                                                    NAP                                                         $13,000,000
   76                                                  76, 103                                                       $12,900,000
   77                                                    NAP                                                         $13,000,000
   78                                                    NAP                                                         $12,500,000
   79                                                    NAP                                                         $12,290,000
   80                                                    NAP                                                         $12,250,000
   81                                                    NAP                                                         $12,000,000
   82                                                    NAP                                                         $12,000,000
   83                                                    NAP                                                         $11,911,250
   84                                                    NAP                                                         $11,000,000
   85                                                    NAP                                                         $11,000,000
   86          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262               $10,992,000
   87                                                    NAP                                                         $10,500,000
   88                                                    NAP                                                         $10,500,000
   89                                                    NAP                                                         $10,500,000
   90                                                    NAP                                                         $10,500,000
   91                                                    NAP                                                         $10,400,000
   92                                                    NAP                                                         $10,200,000
   93                                                    NAP                                                         $10,000,000
   94                                                    NAP                                                          $9,750,000
   95                                                    NAP                                                          $9,567,072
   96                                                    NAP                                                          $9,600,000
   97                                                  97, 102                                                        $9,200,000
   98                                                    NAP                                                          $8,500,000
   99                                                    NAP                                                          $8,500,000
  100                                                    NAP                                                          $8,200,000
  101          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $8,100,000
  102                                                  97, 102                                                        $8,050,000
  103                                                  76, 103                                                        $7,700,000
  104                                                    NAP                                                          $7,600,000
  105                                                    NAP                                                          $7,600,000
  106                                                    NAP                                                          $7,400,000
  107                                                    NAP                                                          $7,350,000
  108          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $7,325,000
  109                                                    NAP                                                          $7,260,000
  110                                                    NAP                                                          $7,200,000
  111                                                    NAP                                                          $7,100,000
  112                                                    NAP                                                          $7,020,000
  113                                                    NAP                                                          $7,000,000
  114                                                    NAP                                                          $7,000,000
  115                                                    NAP                                                          $6,800,000
  116                                               58, 116, 169                                                      $6,584,000
  117                                                    NAP                                                          $6,400,000
  118                                                    NAP                                                          $6,300,000
  119                                                    NAP                                                          $6,000,000
  120                                                    NAP                                                          $6,000,000
  121                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $5,970,000
  122                                                    NAP                                                          $5,900,000
  123          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $5,760,000
  124                                                    NAP                                                          $5,650,000
  125                                                    NAP                                                          $5,600,000
  126                                                 126, 168                                                        $5,600,000
  127                                                    NAP                                                          $5,400,000
  128                                                    NAP                                                          $5,300,000
  129                                                    NAP                                                          $5,300,000
  130                                                 130, 234                                                        $5,240,000
  131                                                 131, 154                                                        $5,100,000
  132                                                    NAP                                                          $5,000,000
  133                                                    NAP                                                          $5,000,000
  134                                                 134, 150                                                        $5,000,000
  135                                                    NAP                                                          $5,000,000
  136                                                    NAP                                                          $5,000,000
  137                                                    NAP                                                          $5,000,000
  138                                                    NAP                                                          $4,990,000
  139                                                    NAP                                                          $5,000,000
  140                                                    NAP                                                          $4,950,000
  141                                                    NAP                                                          $4,650,000
  142                                                    NAP                                                          $4,650,000
  143                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $4,650,000
  144                                                    NAP                                                          $4,525,000
  145                                                    NAP                                                          $4,530,000
  146                                               146, 156, 210                                                     $4,500,000
  147                                                    NAP                                                          $4,500,000
  148                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $4,500,000
  149                                                    NAP                                                          $4,500,000
  150                                                 134, 150                                                        $4,470,000
  151                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $4,270,000
  152                                                    NAP                                                          $4,250,000
  153                                                    NAP                                                          $4,200,000
  154                                                 131, 154                                                        $4,100,000
  155                                                    NAP                                                          $4,060,000
  156                                               146, 156, 210                                                     $4,000,000
  157                                                    NAP                                                          $4,000,000
  158                                                    NAP                                                          $4,000,000
  159                                                    NAP                                                          $4,000,000
  160                                                    NAP                                                          $4,000,000
  161                                                    NAP                                                          $4,000,000
  162                                                 162, 203                                                        $4,000,000
  163                                                    NAP                                                          $4,000,000
  164                                                    NAP                                                          $3,950,000
  165                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $3,920,000
  166                                                    NAP                                                          $3,900,000
  167                                                    NAP                                                          $3,900,000
  168                                                 126, 168                                                        $3,800,000
  169                                               58, 116, 169                                                      $3,760,000
  170                                                    NAP                                                          $3,750,000
  171                                                    NAP                                                          $3,600,000
  172          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $3,549,600
  173                                                    NAP                                                          $3,500,000
  174                                                    NAP                                                          $3,500,000
  175          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $3,475,000
  176                                                    NAP                                                          $3,425,000
  177                                                    NAP                                                          $3,400,000
  178                                                    NAP                                                          $3,400,000
  179                                                    NAP                                                          $3,400,000
  180                                                    NAP                                                          $3,380,000
  181                                                    NAP                                                          $3,340,000

  182                                                    NAP                                                          $1,816,624
  183                                                    NAP                                                          $1,483,376
  184                                                    NAP                                                          $3,280,000
  185                                                    NAP                                                          $3,250,000
  186          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $3,222,700
  187                                                    NAP                                                          $3,200,000
  188                                                    NAP                                                          $3,200,000

  189                                                    NAP                                                            $712,173
  190                                                    NAP                                                            $648,077
  191                                                    NAP                                                            $619,590
  192                                                    NAP                                                            $576,860
  193                                                    NAP                                                            $573,300
  194                                                    NAP                                                          $3,100,000
  195                                                    NAP                                                          $3,100,000
  196                                                    NAP                                                          $3,050,000
  197                                                    NAP                                                          $3,000,000
  198                                                    NAP                                                          $3,000,000
  199                                                    NAP                                                          $3,000,000
  200                                                    NAP                                                          $3,000,000
  201                                                    NAP                                                          $3,000,000
  202                                                    NAP                                                          $3,000,000
  203                                                 162, 203                                                        $3,000,000
  204                                                    NAP                                                          $2,950,000
  205                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $2,920,000
  206          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,900,000
  207                                                    NAP                                                          $2,930,000
  208                                                    NAP                                                          $2,825,000
  209          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,816,700
  210                                               146, 156, 210                                                     $2,800,000
  211                                                    NAP                                                          $2,800,000
  212                                                    NAP                                                          $2,750,000
  213                                                    NAP                                                          $2,700,000
  214                                                    NAP                                                          $2,700,000
  215                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $2,650,000
  216          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,624,600
  217                                                    NAP                                                          $2,600,000
  218                                                    NAP                                                          $2,600,000
  219                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $2,600,000
  220                                                    NAP                                                          $2,600,000
  221                                                    NAP                                                          $2,560,000
  222                                                    NAP                                                          $2,500,000
  223                                                    NAP                                                          $2,500,000
  224                                                    NAP                                                          $2,500,000
  225          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $2,477,400
  226                                                    NAP                                                          $2,475,000
  227                                                    NAP                                                          $2,500,000
  228                                                    NAP                                                          $2,500,000
  229                                                    NAP                                                          $2,435,000
  230                                                    NAP                                                          $2,400,000
  231                                                    NAP                                                          $2,400,000
  232                                                    NAP                                                          $2,375,000
  233                                                    NAP                                                          $2,350,000
  234                                                 130, 234                                                        $2,345,000
  235                                                    NAP                                                          $2,350,000
  236                                                    NAP                                                          $2,200,000
  237                                                    NAP                                                          $2,200,000
  238                                                    NAP                                                          $2,200,000
  239                                                    NAP                                                          $2,150,000
  240                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $2,145,000
  241                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $2,100,000
  242                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $2,100,000
  243                                                    NAP                                                          $2,000,000
  244                                                    NAP                                                          $2,000,000
  245          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $1,900,000
  246                                                    NAP                                                          $1,900,000
  247                                                    NAP                                                          $1,850,000
  248                                                    NAP                                                          $1,800,000
  249                                                    NAP                                                          $1,760,000
  250          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $1,700,000
  251                                                    NAP                                                          $1,700,000
  252                                                    NAP                                                          $1,700,000
  253                        121, 143, 148, 151, 165, 205, 215, 219, 240, 241, 242, 253                               $1,700,000
  254                                                    NAP                                                          $1,650,000
  255                                                    NAP                                                          $1,650,000
  256          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $1,600,000
  257                                                    NAP                                                          $1,600,000
  258                                                    NAP                                                          $1,600,000
  259                                                    NAP                                                          $1,575,000
  260                                                    NAP                                                          $1,500,000
  261                                                    NAP                                                          $1,537,000
  262          19-43, 57, 71, 86, 101, 108, 123, 172, 175, 186, 206, 209, 216, 225, 245, 250, 256, 262                $1,463,250
  263                                                    NAP                                                          $1,450,000
  264                                                    NAP                                                          $1,300,000
  265                                                    NAP                                                          $1,300,000
  266                                                    NAP                                                          $1,250,000
  267                                                    NAP                                                          $1,111,250
  268                                                    NAP                                                          $1,100,000
  269                                                    NAP                                                          $1,064,000
  270                                                    NAP                                                          $1,000,000
  271                                                    NAP                                                          $1,000,000

                                                                                                                  $1,708,220,822

------------------------------------------------------------------------------------------------------------------
MORTGAGE     CUT-OFF DATE      % OF TOTAL POOL      % OF APPLICABLE LOAN GROUP   CUT-OFF DATE BALANCE
LOAN NO.        BALANCE(6)   CUT-OFF DATE BALANCE      CUT-OFF DATE BALANCE            PER UNIT OR SF    NOTE DATE
------------------------------------------------------------------------------------------------------------------

   1          $14,902,000           0.9%                       1.0%                               $94   03/08/2006
   2          $13,046,000           0.8%                       0.9%                               $94   03/08/2006
   3          $12,101,000           0.7%                       0.8%                               $94   03/08/2006
   4           $9,427,000           0.6%                       0.6%                               $94   03/08/2006
   5           $8,740,000           0.5%                       0.6%                               $94   03/08/2006
   6           $8,560,000           0.5%                       0.6%                               $94   03/08/2006
   7           $6,257,000           0.4%                       0.4%                               $94   03/08/2006
   8           $6,124,000           0.4%                       0.4%                               $94   03/08/2006
   9           $6,093,000           0.4%                       0.4%                               $94   03/08/2006
   10          $5,977,000           0.4%                       0.4%                               $94   03/08/2006
   11          $5,193,000           0.3%                       0.3%                               $94   03/08/2006
   12          $5,183,000           0.3%                       0.3%                               $94   03/08/2006
   13          $5,104,000           0.3%                       0.3%                               $94   03/08/2006
   14          $4,809,000           0.3%                       0.3%                               $94   03/08/2006
   15          $3,221,000           0.2%                       0.2%                               $94   03/08/2006
   16          $2,955,000           0.2%                       0.2%                               $94   03/08/2006
   17          $2,308,000           0.1%                       0.2%                               $94   03/08/2006
   18        $103,268,302           6.1%                       6.8%                              $373   06/14/2005

   19          $3,871,000           0.2%                       0.3%                               $69   09/26/2005
   20          $3,283,000           0.2%                       0.2%                               $69   09/26/2005
   21          $3,136,000           0.2%                       0.2%                               $69   09/26/2005
   22          $2,940,000           0.2%                       0.2%                               $69   09/26/2005
   23          $2,793,000           0.2%                       0.2%                               $69   09/26/2005
   24          $2,695,000           0.2%                       0.2%                               $69   09/26/2005
   25          $2,646,000           0.2%                       0.2%                               $69   09/26/2005
   26          $2,597,000           0.2%                       0.2%                               $69   09/26/2005
   27          $2,548,000           0.1%                       0.2%                               $69   09/26/2005
   28          $2,548,000           0.1%                       0.2%                               $69   09/26/2005
   29          $2,499,000           0.1%                       0.2%                               $69   09/26/2005
   30          $2,499,000           0.1%                       0.2%                               $69   09/26/2005
   31          $2,499,000           0.1%                       0.2%                               $69   09/26/2005
   32          $2,499,000           0.1%                       0.2%                               $69   09/26/2005
   33          $2,499,000           0.1%                       0.2%                               $69   09/26/2005
   34          $2,450,000           0.1%                       0.2%                               $69   09/26/2005
   35          $2,450,000           0.1%                       0.2%                               $69   09/26/2005
   36          $2,450,000           0.1%                       0.2%                               $69   09/26/2005
   37          $2,450,000           0.1%                       0.2%                               $69   09/26/2005
   38          $2,450,000           0.1%                       0.2%                               $69   09/26/2005
   39          $2,352,000           0.1%                       0.2%                               $69   09/26/2005
   40          $2,303,000           0.1%                       0.2%                               $69   09/26/2005
   41          $2,156,000           0.1%                       0.1%                               $69   09/26/2005
   42          $1,960,000           0.1%                       0.1%                               $69   09/26/2005
   43          $1,617,000           0.1%                       0.1%                               $69   09/26/2005
   44         $39,962,516           2.3%                       2.6%                              $163   02/28/2006
   45         $35,000,000           2.1%                       2.3%                              $133   01/11/2006
   46         $30,000,000           1.8%                       2.0%                           $89,820   03/09/2006
   47         $29,972,925           1.8%                       2.0%                              $131   02/17/2006
   48         $29,000,000           1.7%                       1.9%                          $295,918   10/11/2005
   49         $24,000,000           1.4%                       1.6%                              $114   12/14/2005
   50         $22,932,846           1.3%                       1.5%                              $210   01/20/2006
   51         $21,779,925           1.3%                       1.4%                           $90,000   02/16/2006
   52         $21,200,000           1.2%                       1.4%                              $178   10/31/2005
   53         $19,714,117           1.2%                       1.3%                              $100   11/30/2005
   54         $19,500,000           1.1%                       1.3%                          $253,247   04/14/2005
   55         $19,500,000           1.1%                       1.3%                              $239   05/03/2005
   56         $18,500,000           1.1%                       1.2%                          $156,780   06/01/2005
   57         $17,250,000           1.0%                       1.1%                               $74   03/17/2006
   58         $16,960,000           1.0%                       8.7%                           $60,356   06/30/2005

   59         $14,240,000           0.8%                       7.3%                           $43,272   02/08/2006
   60          $2,160,000           0.1%                       1.1%                           $43,272   02/08/2006
   61         $16,120,000           0.9%                       1.1%                              $160   03/03/2006
   62         $15,978,110           0.9%                       1.1%                           $51,877   02/13/2006
   63         $15,962,251           0.9%                       1.1%                              $347   01/30/2006
   64         $15,575,000           0.9%                       1.0%                          $131,992   01/03/2006

   65          $4,370,000           0.3%                       0.3%                              $140   02/13/2006
   66          $3,560,000           0.2%                       0.2%                              $140   02/13/2006
   67          $3,040,000           0.2%                       0.2%                              $140   02/13/2006
   68          $2,590,000           0.2%                       0.2%                              $140   02/13/2006
   69          $1,440,000           0.1%                       0.1%                              $140   02/13/2006
   70         $14,986,667           0.9%                       1.0%                              $207   02/07/2006
   71         $14,470,000           0.8%                       1.0%                              $132   01/24/2006
   72         $14,150,000           0.8%                       0.9%                              $125   02/28/2006
   73         $14,000,000           0.8%                       0.9%                               $28   03/14/2006
   74         $13,468,604           0.8%                       0.9%                              $185   01/23/2006
   75         $13,000,000           0.8%                       0.9%                               $57   03/17/2006
   76         $12,782,633           0.7%                       0.8%                           $41,502   09/21/2005
   77         $12,692,773           0.7%                       0.8%                           $72,947   11/24/2004
   78         $12,500,000           0.7%                       0.8%                               $65   12/29/2005
   79         $12,290,000           0.7%                       0.8%                              $308   01/31/2006
   80         $12,210,508           0.7%                       0.8%                              $113   01/09/2006
   81         $11,989,361           0.7%                       6.1%                           $61,801   02/06/2006
   82         $11,988,866           0.7%                       6.1%                          $108,990   02/07/2006
   83         $11,911,250           0.7%                       0.8%                               $91   11/29/2005
   84         $11,000,000           0.6%                       0.7%                              $111   02/08/2006
   85         $11,000,000           0.6%                       5.6%                           $17,713   12/22/2005
   86         $10,992,000           0.6%                       0.7%                              $168   01/23/2006
   87         $10,500,000           0.6%                       0.7%                               $90   01/24/2006
   88         $10,500,000           0.6%                       0.7%                               $27   03/13/2006
   89         $10,500,000           0.6%                       0.7%                               $72   02/01/2006
   90         $10,448,983           0.6%                       5.4%                           $19,102   01/19/2006
   91         $10,400,000           0.6%                       5.3%                           $41,600   03/17/2006
   92         $10,176,201           0.6%                       0.7%                               $32   02/01/2006
   93          $9,990,465           0.6%                       0.7%                              $285   02/27/2006
   94          $9,750,000           0.6%                       0.6%                              $256   02/10/2006
   95          $9,556,547           0.6%                       4.9%                           $27,540   03/14/2006
   96          $9,496,319           0.6%                       0.6%                          $105,515   08/16/2005
   97          $9,187,863           0.5%                       0.6%                               $91   02/07/2006
   98          $8,473,739           0.5%                       0.6%                              $282   12/22/2005
   99          $8,472,671           0.5%                       0.6%                           $70,606   01/25/2006
  100          $8,200,000           0.5%                       0.5%                              $118   01/27/2006
  101          $8,100,000           0.5%                       0.5%                              $154   01/04/2006
  102          $8,039,380           0.5%                       0.5%                               $74   02/07/2006
  103          $7,664,235           0.4%                       0.5%                           $79,013   12/02/2005
  104          $7,600,000           0.4%                       0.5%                              $113   01/11/2006
  105          $7,590,166           0.4%                       0.5%                               $76   02/09/2006
  106          $7,383,207           0.4%                       3.8%                           $47,943   01/19/2006
  107          $7,350,000           0.4%                       0.5%                              $162   02/07/2006
  108          $7,325,000           0.4%                       0.5%                              $134   12/07/2005
  109          $7,260,000           0.4%                       0.5%                               $73   01/06/2006
  110          $7,179,735           0.4%                       0.5%                           $74,789   01/10/2006
  111          $7,100,000           0.4%                       0.5%                              $127   02/24/2006
  112          $7,020,000           0.4%                       3.6%                           $31,339   01/30/2006
  113          $6,994,029           0.4%                       0.5%                              $155   02/07/2006
  114          $6,984,338           0.4%                       0.5%                              $168   01/27/2006
  115          $6,800,000           0.4%                       3.5%                           $19,883   03/01/2006
  116          $6,584,000           0.4%                       3.4%                           $38,279   06/30/2005
  117          $6,360,843           0.4%                       0.4%                           $76,637   11/17/2005
  118          $6,300,000           0.4%                       0.4%                           $52,500   02/01/2006
  119          $6,000,000           0.4%                       0.4%                              $124   02/02/2006
  120          $5,980,575           0.4%                       0.4%                               $85   12/29/2005
  121          $5,956,715           0.3%                       0.4%                               $43   01/25/2006
  122          $5,900,000           0.3%                       0.4%                               $76   01/19/2006
  123          $5,760,000           0.3%                       0.4%                               $35   12/30/2005
  124          $5,650,000           0.3%                       0.4%                               $31   03/17/2006
  125          $5,600,000           0.3%                       0.4%                               $47   12/21/2005
  126          $5,581,904           0.3%                       0.4%                               $83   12/27/2005
  127          $5,400,000           0.3%                       0.4%                               $32   02/16/2006
  128          $5,300,000           0.3%                       0.4%                           $40,458   05/27/2005
  129          $5,300,000           0.3%                       0.4%                               $36   12/20/2005
  130          $5,240,000           0.3%                       2.7%                           $29,773   01/03/2006
  131          $5,078,866           0.3%                       0.3%                           $41,292   11/17/2005
  132          $5,000,000           0.3%                       0.3%                              $176   01/12/2006
  133          $5,000,000           0.3%                       0.3%                               $70   01/17/2006
  134          $5,000,000           0.3%                       0.3%                              $131   12/07/2005
  135          $4,995,384           0.3%                       0.3%                              $102   02/10/2006
  136          $4,995,221           0.3%                       0.3%                               $84   02/21/2006
  137          $4,988,504           0.3%                       2.6%                           $26,535   01/09/2006
  138          $4,985,587           0.3%                       0.3%                              $388   02/14/2006
  139          $4,984,586           0.3%                       0.3%                           $35,103   01/20/2006
  140          $4,934,184           0.3%                       0.3%                              $269   12/21/2005
  141          $4,650,000           0.3%                       0.3%                               $67   03/03/2006
  142          $4,634,689           0.3%                       0.3%                              $152   12/30/2005
  143          $4,633,935           0.3%                       0.3%                               $76   11/07/2005
  144          $4,520,998           0.3%                       0.3%                               $64   02/02/2006
  145          $4,518,936           0.3%                       0.3%                               $59   01/09/2006
  146          $4,500,000           0.3%                       2.3%                           $14,423   12/29/2005
  147          $4,496,020           0.3%                       0.3%                              $125   02/10/2006
  148          $4,485,038           0.3%                       0.3%                               $38   11/08/2005
  149          $4,472,158           0.3%                       0.3%                           $27,437   12/22/2005
  150          $4,470,000           0.3%                       0.3%                               $90   12/07/2005
  151          $4,255,248           0.2%                       0.3%                               $37   11/07/2005
  152          $4,250,000           0.2%                       2.2%                           $75,893   01/25/2006
  153          $4,186,326           0.2%                       0.3%                               $98   12/29/2005
  154          $4,082,420           0.2%                       0.3%                           $45,870   11/17/2005
  155          $4,060,000           0.2%                       0.3%                              $299   01/31/2006
  156          $4,000,000           0.2%                       2.0%                           $17,467   12/29/2005
  157          $4,000,000           0.2%                       2.0%                           $11,299   11/29/2005
  158          $4,000,000           0.2%                       0.3%                               $75   11/23/2005
  159          $3,994,590           0.2%                       0.3%                              $201   02/17/2006
  160          $3,990,389           0.2%                       2.0%                           $26,781   01/30/2006
  161          $3,990,294           0.2%                       0.3%                               $45   01/10/2006
  162          $3,981,449           0.2%                       0.3%                               $52   12/08/2005
  163          $3,977,754           0.2%                       2.0%                           $13,576   10/27/2005
  164          $3,950,000           0.2%                       0.3%                           $69,298   09/06/2005
  165          $3,911,418           0.2%                       0.3%                               $50   01/25/2006
  166          $3,891,250           0.2%                       0.3%                              $184   01/10/2006
  167          $3,880,510           0.2%                       0.3%                               $86   10/31/2005
  168          $3,800,000           0.2%                       0.3%                               $36   03/07/2006
  169          $3,760,000           0.2%                       1.9%                           $63,729   06/30/2005
  170          $3,738,375           0.2%                       0.2%                               $52   12/06/2005
  171          $3,583,906           0.2%                       0.2%                              $731   11/30/2005
  172          $3,549,600           0.2%                       0.2%                              $255   10/24/2005
  173          $3,500,000           0.2%                       0.2%                               $81   02/01/2006
  174          $3,488,984           0.2%                       0.2%                              $127   12/29/2005
  175          $3,475,000           0.2%                       0.2%                              $251   12/30/2005
  176          $3,421,917           0.2%                       1.8%                          $106,935   01/30/2006
  177          $3,400,000           0.2%                       0.2%                               $71   01/20/2006
  178          $3,400,000           0.2%                       0.2%                               $66   03/02/2006
  179          $3,384,557           0.2%                       0.2%                               $73   01/17/2006
  180          $3,380,000           0.2%                       0.2%                               $69   11/30/2005
  181          $3,340,000           0.2%                       0.2%                              $269   03/02/2006

  182          $1,816,624           0.1%                       0.1%                               $36   02/16/2006
  183          $1,483,376           0.1%                       0.1%                               $36   02/16/2006
  184          $3,277,224           0.2%                       0.2%                              $160   02/02/2006
  185          $3,250,000           0.2%                       0.2%                               $60   11/04/2005
  186          $3,222,700           0.2%                       0.2%                              $219   10/28/2005
  187          $3,200,000           0.2%                       0.2%                               $50   03/01/2006
  188          $3,195,589           0.2%                       0.2%                               $53   02/13/2006

  189            $709,032           0.0%                       0.0%                               $69   12/02/2005
  190            $645,218           0.0%                       0.0%                               $69   12/02/2005
  191            $616,857           0.0%                       0.0%                               $69   12/02/2005
  192            $574,315           0.0%                       0.0%                               $69   12/02/2005
  193            $570,771           0.0%                       0.0%                               $69   12/02/2005
  194          $3,093,068           0.2%                       0.2%                              $127   01/04/2006
  195          $3,092,696           0.2%                       0.2%                               $50   12/19/2005
  196          $3,043,112           0.2%                       1.6%                           $56,354   01/02/2006
  197          $3,000,000           0.2%                       1.5%                           $25,424   10/14/2005
  198          $3,000,000           0.2%                       0.2%                               $61   01/05/2006
  199          $3,000,000           0.2%                       1.5%                           $57,692   11/18/2005
  200          $3,000,000           0.2%                       0.2%                               $91   03/10/2006
  201          $2,993,225           0.2%                       0.2%                              $109   01/20/2006
  202          $2,990,397           0.2%                       0.2%                              $199   12/13/2005
  203          $2,986,087           0.2%                       0.2%                               $65   12/08/2005
  204          $2,942,888           0.2%                       1.5%                           $38,722   12/29/2005
  205          $2,913,607           0.2%                       0.2%                               $40   01/25/2006
  206          $2,900,000           0.2%                       0.2%                               $59   07/13/2005
  207          $2,887,537           0.2%                       0.2%                              $118   01/14/2005
  208          $2,822,628           0.2%                       0.2%                              $191   02/02/2006
  209          $2,816,700           0.2%                       0.2%                              $203   01/23/2006
  210          $2,800,000           0.2%                       1.4%                           $20,896   12/29/2005
  211          $2,791,070           0.2%                       0.2%                               $43   12/02/2005
  212          $2,750,000           0.2%                       1.4%                           $33,133   12/08/2005
  213          $2,700,000           0.2%                       0.2%                               $40   11/22/2005
  214          $2,691,818           0.2%                       0.2%                              $178   12/01/2005
  215          $2,643,847           0.2%                       0.2%                               $51   01/04/2006
  216          $2,624,600           0.2%                       0.2%                              $189   02/13/2006
  217          $2,600,000           0.2%                       0.2%                               $47   12/27/2005
  218          $2,600,000           0.2%                       0.2%                               $38   10/25/2005
  219          $2,593,691           0.2%                       0.2%                               $29   01/06/2006
  220          $2,591,359           0.2%                       1.3%                           $26,993   12/06/2005
  221          $2,552,079           0.1%                       0.2%                               $29   12/01/2005
  222          $2,497,786           0.1%                       0.2%                              $227   02/02/2006
  223          $2,494,728           0.1%                       0.2%                               $64   01/24/2006
  224          $2,492,352           0.1%                       0.2%                               $72   12/07/2005
  225          $2,477,400           0.1%                       0.2%                              $178   10/27/2005
  226          $2,475,000           0.1%                       0.2%                              $107   09/29/2005
  227          $2,473,330           0.1%                       0.2%                               $83   12/02/2005
  228          $2,436,751           0.1%                       0.2%                               $47   11/23/2005
  229          $2,429,447           0.1%                       0.2%                              $159   01/13/2006
  230          $2,397,850           0.1%                       1.2%                           $13,860   02/02/2006
  231          $2,376,218           0.1%                       0.2%                              $160   06/29/2005
  232          $2,367,567           0.1%                       0.2%                               $27   12/21/2005
  233          $2,350,000           0.1%                       0.2%                               $84   12/05/2005
  234          $2,345,000           0.1%                       1.2%                           $23,218   01/30/2006
  235          $2,344,641           0.1%                       0.2%                               $43   01/19/2006
  236          $2,200,000           0.1%                       0.1%                               $34   12/27/2005
  237          $2,191,476           0.1%                       0.1%                               $57   11/10/2005
  238          $2,189,720           0.1%                       0.1%                               $91   12/12/2005
  239          $2,148,142           0.1%                       0.1%                              $192   02/02/2006
  240          $2,137,526           0.1%                       0.1%                               $30   11/28/2005
  241          $2,095,140           0.1%                       0.1%                               $31   01/04/2006
  242          $2,095,140           0.1%                       0.1%                               $39   01/03/2006
  243          $1,995,295           0.1%                       0.1%                               $75   01/05/2006
  244          $1,975,192           0.1%                       0.1%                               $82   01/12/2006
  245          $1,900,000           0.1%                       0.1%                              $188   02/06/2006
  246          $1,895,610           0.1%                       0.1%                               $73   01/10/2006
  247          $1,841,534           0.1%                       0.1%                               $32   01/06/2006
  248          $1,794,111           0.1%                       0.1%                               $27   02/24/2006
  249          $1,758,549           0.1%                       0.1%                              $155   02/07/2006
  250          $1,700,000           0.1%                       0.1%                              $156   09/22/2005
  251          $1,700,000           0.1%                       0.1%                               $80   11/21/2005
  252          $1,692,608           0.1%                       0.1%                               $54   11/10/2005
  253          $1,678,514           0.1%                       0.9%                           $18,860   01/04/2006
  254          $1,648,164           0.1%                       0.1%                               $50   02/17/2006
  255          $1,632,980           0.1%                       0.1%                               $28   12/16/2005
  256          $1,600,000           0.1%                       0.1%                              $158   12/30/2005
  257          $1,600,000           0.1%                       0.1%                               $76   01/03/2006
  258          $1,593,397           0.1%                       0.1%                               $61   11/14/2005
  259          $1,575,000           0.1%                       0.1%                               $41   02/13/2006
  260          $1,495,125           0.1%                       0.1%                              $208   12/20/2005
  261          $1,493,968           0.1%                       0.1%                               $30   05/05/2004
  262          $1,463,250           0.1%                       0.1%                              $198   01/30/2006
  263          $1,448,839           0.1%                       0.1%                               $64   02/02/2006
  264          $1,299,011           0.1%                       0.1%                               $77   02/02/2006
  265          $1,278,243           0.1%                       0.1%                               $98   04/19/2005
  266          $1,250,000           0.1%                       0.1%                               $83   01/19/2006
  267          $1,110,363           0.1%                       0.1%                               $56   02/01/2006
  268          $1,096,404           0.1%                       0.1%                              $228   01/23/2006
  269          $1,061,749           0.1%                       0.1%                              $285   12/20/2005
  270            $999,237           0.1%                       0.1%                              $278   02/09/2006
  271            $999,214           0.1%                       0.1%                               $45   02/01/2006

           $1,704,697,348          100.0%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE      FIRST PAYMENT     FIRST PAYMENT                        GRACE                    LOCKBOX     LOCKBOX     ORIGINAL TERM
LOAN NO.       DATE (P&I)         Date (IO)       Maturity Date    Period(7)    ARD Loan      Status       Type        to Maturity
------------------------------------------------------------------------------------------------------------------------------------

    1              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
    2              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
    3              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
    4              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
    5              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
    6              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
    7              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
    8              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
    9              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   10              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   11              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   12              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   13              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   14              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   15              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   16              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   17              NAP           04/08/2006        03/08/2016          0           No        In Place      Soft            120
   18          08/06/2005            NAP           07/06/2010          0           No        Springing     Hard             60

   19              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   20              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   21              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   22              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   23              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   24              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   25              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   26              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   27              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   28              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   29              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   30              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   31              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   32              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   33              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   34              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   35              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   36              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   37              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   38              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   39              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   40              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   41              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   42              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   43              NAP           11/01/2005        10/01/2012          5           No        Springing     Hard             84
   44          04/01/2006            NAP           03/01/2016          0           No        In Place      Soft            120
   45              NAP           03/01/2006        02/01/2011          5           No        Springing     Hard             60
   46              NAP           04/10/2006        03/01/2016          0           Yes       In Place      Hard            120
   47          04/01/2006        04/01/2009        03/01/2016          0           No          None         NAP            120
   48          12/01/2010        12/01/2005        11/01/2015          5           Yes       Springing     Hard            120
   49              NAP           02/01/2006        01/01/2016          0           No        In Place      Hard            120
   50          03/01/2006            NAP           02/01/2021          3           No          None         NAP            180
   51          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
   52          12/01/2008        12/01/2005        11/01/2020          5           No        In Place      Hard            180
   53          01/01/2006            NAP           12/01/2020          5           No        In Place      Soft            180
   54          06/01/2010        06/01/2005        05/01/2015          5           No          None         NAP            120
   55          01/01/2007        07/01/2005        06/01/2015          0           No          None         NAP            120
   56              NAP           07/01/2005        06/01/2015          5           No          None         NAP            120
   57              NAP           05/01/2006        04/01/2011          5           No        Springing     Hard             60
   58          08/01/2010        08/01/2005        07/01/2020          5           Yes       In Place      Hard            180

   59          04/01/2009        04/01/2006        03/01/2016          5           No          None         NAP            120
   60          04/01/2009        04/01/2006        03/01/2016          5           No          None         NAP            120
   61          04/01/2008        05/01/2006        04/01/2016          5           No          None         NAP            120
   62          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
   63          03/01/2006            NAP           02/01/2016          5           Yes       Springing     Hard            120
   64          02/01/2008        03/01/2006        02/01/2016          5           Yes       Springing     Hard            120

   65          04/01/2010        04/01/2006        03/01/2016          5           No        Springing     Hard            120
   66          04/01/2010        04/01/2006        03/01/2016          5           No        Springing     Hard            120
   67          04/01/2010        04/01/2006        03/01/2016          5           No        Springing     Hard            120
   68          04/01/2010        04/01/2006        03/01/2016          5           No        Springing     Hard            120
   69          04/01/2010        04/01/2006        03/01/2016          5           No        Springing     Hard            120
   70          04/01/2006            NAP           03/01/2016          0           No          None         NAP            120
   71              NAP           03/01/2006        02/01/2011          5           No          None         NAP             60
   72          04/01/2011        04/01/2006        03/01/2016          0           Yes         None         NAP            120
   73          05/03/2006            NAP           04/03/2016          0           No          None         NAP            120
   74          03/01/2006            NAP           02/01/2016          8           Yes       Springing     Hard            120
   75          05/01/2006            NAP           04/01/2021          5           No        Springing     Hard            180
   76          11/01/2005            NAP           10/01/2015          5           No          None         NAP            120
   77          01/01/2005            NAP           06/01/2015          5           No        Springing     Hard            126
   78          02/01/2011        02/01/2006        01/01/2016          5           No          None         NAP            120
   79          09/01/2009        03/01/2006        02/01/2016          5           No          None         NAP            120
   80          03/01/2006            NAP           02/01/2021          0           No          None         NAP            180
   81          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
   82          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
   83              NAP           01/01/2006        12/01/2015          0           No          None         NAP            120
   84              NAP           04/01/2006        03/01/2016          5           No        Springing     Hard            120
   85              NAP           02/01/2006        01/01/2016          5           No          None         NAP            120
   86              NAP           03/01/2006        02/01/2011          5           No          None         NAP             60
   87          03/01/2007        03/01/2006        02/01/2016          0           No          None         NAP            120
   88          05/01/2009        05/01/2006        04/01/2016          0           No          None         NAP            120
   89          03/01/2008        03/01/2006        02/01/2016          5           No          None         NAP            120
   90          03/01/2006            NAP           02/01/2012          5           No          None         NAP             72
   91          05/03/2007        05/03/2006        04/03/2016          0           No          None         NAP            120
   92          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
   93          04/01/2006            NAP           03/01/2016          0           No          None         NAP            120
   94          04/01/2008        04/01/2006        03/01/2018          0           No          None         NAP            144
   95          04/01/2006            NAP           03/01/2015          5           No          None         NAP            108
   96          10/01/2005            NAP           09/01/2015          5           No          None         NAP            120
   97          04/01/2006            NAP           03/01/2011          5           No          None         NAP             60
   98          02/01/2006            NAP           01/01/2021          5           No          None         NAP            180
   99          03/01/2006            NAP           02/01/2016          5           No        Springing     Hard            120
  100          03/01/2008        03/01/2006        02/01/2018          0           No          None         NAP            144
  101              NAP           03/01/2006        02/01/2013          5           No          None         NAP             84
  102          04/01/2006            NAP           03/01/2011          5           No          None         NAP             60
  103          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  104          03/01/2007        03/01/2006        02/01/2011          5           No          None         NAP             60
  105          04/01/2006            NAP           03/01/2016          5           No        Springing     Hard            120
  106          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  107          04/01/2009        04/01/2006        03/01/2016          5           No          None         NAP            120
  108              NAP           02/01/2006        01/01/2011          5           No          None         NAP             60
  109              NAP           03/01/2006        02/01/2016          5           No          None         NAP            120
  110          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  111          03/01/2008        04/01/2006        03/01/2016          5           No          None         NAP            120
  112          03/01/2011        03/01/2006        02/01/2016          0           No          None         NAP            120
  113          04/01/2006            NAP           03/01/2016          5           No        In Place      Hard            120
  114          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  115          05/01/2006            NAP           04/01/2016          0           No          None         NAP            120
  116          08/01/2010        08/01/2005        07/01/2020          5           Yes       In Place      Hard            180
  117          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  118          02/01/2008        03/01/2006        02/01/2016          5           Yes       Springing     Hard            120
  119          04/01/2008        04/01/2006        03/01/2016          0           No          None         NAP            120
  120          02/01/2006            NAP           01/01/2016          5           No        Springing     Hard            120
  121          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  122              NAP           03/01/2006        02/01/2016          5           No          None         NAP            120
  123              NAP           02/01/2006        01/01/2011          5           No          None         NAP             60
  124          05/01/2009        05/01/2006        04/01/2016          0           No          None         NAP            120
  125          02/01/2007        02/01/2006        01/01/2016          5           No          None         NAP            120
  126          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  127          05/01/2006            NAP           04/01/2016          5           No          None         NAP            120
  128              NAP           07/01/2005        06/01/2020          5           No          None         NAP            180
  129              NAP           02/01/2006        01/01/2016          5           No          None         NAP            120
  130          03/01/2008        03/01/2006        02/01/2016          5           No          None         NAP            120
  131          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  132          03/01/2009        03/01/2006        02/01/2016          5           No          None         NAP            120
  133              NAP           03/01/2006        02/01/2016          5           No          None         NAP            120
  134          02/01/2009        02/01/2006        01/01/2016          5           No          None         NAP            120
  135          04/01/2006            NAP           03/01/2016          5           No        Springing     Hard            120
  136          04/01/2006            NAP           03/01/2011          5           No          None         NAP             60
  137          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  138          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  139          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  140          02/01/2006            NAP           01/01/2016          5           Yes       In Place      Hard            120
  141          05/01/2006            NAP           04/01/2016          5           No          None         NAP            120
  142          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  143          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  144          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  145          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  146          02/01/2008        02/01/2006        01/01/2016          5           No          None         NAP            120
  147          04/01/2006            NAP           03/01/2016          0           No          None         NAP            120
  148          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  149          02/01/2006            NAP           01/01/2026          5           No          None         NAP            240
  150          02/01/2009        02/01/2006        01/01/2016          5           No          None         NAP            120
  151          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  152          03/01/2008        03/01/2006        02/01/2016          5           No          None         NAP            120
  153          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  154          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  155          04/01/2007        04/01/2006        03/01/2011          5           No          None         NAP             60
  156          02/01/2008        02/01/2006        01/01/2016          5           No          None         NAP            120
  157          01/01/2009        01/01/2006        12/01/2015          5           No          None         NAP            120
  158          02/01/2011        02/01/2006        01/01/2016          5           No          None         NAP            120
  159          04/01/2006            NAP           03/01/2016          0           No          None         NAP            120
  160          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  161          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  162          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  163          12/01/2005            NAP           11/01/2020          5           No          None         NAP            180
  164              NAP           11/01/2005        10/01/2015          5           No          None         NAP            120
  165          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  166          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  167          12/01/2005            NAP           11/01/2015          5           No          None         NAP            120
  168          05/01/2006            NAP           04/01/2016          5           Yes       In Place      Hard            120
  169          08/01/2010        08/01/2005        07/01/2020          5           Yes       In Place      Hard            180
  170          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  171          01/01/2006            NAP           12/01/2015          5           Yes       Springing     Hard            120
  172              NAP           12/01/2005        11/01/2012          5           No          None         NAP             84
  173          03/01/2009        03/01/2006        02/01/2016          5           No          None         NAP            120
  174          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  175              NAP           02/01/2006        01/01/2011          5           No          None         NAP             60
  176          04/01/2006            NAP           03/01/2016          0           No          None         NAP            120
  177          09/01/2007        03/01/2006        02/01/2016          0           No          None         NAP            120
  178          05/01/2006            NAP           04/01/2021          5           No          None         NAP            180
  179          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  180          01/01/2011        01/01/2006        12/01/2015          5           No          None         NAP            120
  181          05/01/2006            NAP           04/01/2016          5           No          None         NAP            120

  182          04/01/2011        04/01/2006        03/01/2016          5           No          None         NAP            120
  183          04/01/2011        04/01/2006        03/01/2016          5           No          None         NAP            120
  184          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  185              NAP           01/01/2006        12/01/2010          5           No          None         NAP             60
  186              NAP           12/01/2005        11/01/2012          5           No          None         NAP             84
  187          05/01/2006            NAP           04/01/2016          0           No          None         NAP            120
  188          04/01/2006            NAP           03/01/2016          0           No          None         NAP            120

  189          02/01/2006            NAP           01/01/2016          5           No        In Place      Hard            120
  190          02/01/2006            NAP           01/01/2016          5           No        In Place      Hard            120
  191          02/01/2006            NAP           01/01/2016          5           No        In Place      Hard            120
  192          02/01/2006            NAP           01/01/2016          5           No        In Place      Hard            120
  193          02/01/2006            NAP           01/01/2016          5           No        In Place      Hard            120
  194          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  195          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  196          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  197              NAP           12/01/2005        11/01/2015          5           No          None         NAP            120
  198          03/01/2007        03/01/2006        02/01/2016          5           No          None         NAP            120
  199              NAP           01/01/2006        12/01/2015          5           No          None         NAP            120
  200          05/01/2006            NAP           04/01/2016          5           No          None         NAP            120
  201          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  202          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  203          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  204          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  205          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  206              NAP           09/01/2005        08/01/2012          5           Yes       Springing     Hard             84
  207          03/01/2005            NAP           02/01/2015          5           No          None         NAP            120
  208          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  209              NAP           03/01/2006        02/01/2013          5           No          None         NAP             84
  210          02/01/2008        02/01/2006        01/01/2016          5           No          None         NAP            120
  211          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  212              NAP           02/01/2006        01/01/2016          5           No          None         NAP            120
  213              NAP           02/01/2006        01/01/2016          5           No          None         NAP            120
  214          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  215          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  216              NAP           04/01/2006        03/01/2013          5           No          None         NAP             84
  217          02/01/2007        02/01/2006        01/01/2011          5           No          None         NAP             60
  218          12/01/2010        12/01/2005        11/01/2015          5           No          None         NAP            120
  219          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  220          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  221          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  222          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  223          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  224          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  225              NAP           12/01/2005        11/01/2012          5           No          None         NAP             84
  226              NAP           12/01/2005        11/01/2015          5           No          None         NAP            120
  227          02/01/2006            NAP           01/01/2021          5           No          None         NAP            180
  228          01/01/2006            NAP           12/01/2015          5           No        Springing     Hard            120
  229          03/01/2006            NAP           02/01/2016          5           No        Springing     Hard            120
  230          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  231          08/01/2005            NAP           07/01/2015          5           No          None         NAP            120
  232          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  233          02/01/2007        02/01/2006        01/01/2016          5           No          None         NAP            120
  234          03/01/2008        03/01/2006        02/01/2016          5           No          None         NAP            120
  235          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  236          02/01/2007        02/01/2006        01/01/2011          5           No          None         NAP             60
  237          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  238          02/01/2006            NAP           01/01/2016          5           No        Springing     Hard            120
  239          04/01/2006            NAP           03/01/2016          5           No        Springing     Hard            120
  240          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  241          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  242          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  243          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  244          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  245              NAP           04/01/2006        03/01/2013          5           Yes       Springing     Hard             84
  246          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  247          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  248          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  249          04/01/2006            NAP           03/01/2016          0           No          None         NAP            120
  250              NAP           11/01/2005        10/01/2010          5           No          None         NAP             60
  251          02/01/2007        02/01/2006        01/01/2013          5           No          None         NAP             84
  252          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  253          03/01/2006            NAP           02/01/2016          5           No          None         NAP            120
  254          04/01/2006            NAP           03/01/2011          5           No          None         NAP             60
  255          02/01/2006            NAP           01/01/2021          5           No          None         NAP            180
  256              NAP           02/01/2006        01/01/2013          5           Yes       Springing     Hard             84
  257          03/01/2008        03/01/2006        02/01/2016          5           No          None         NAP            120
  258          01/01/2006            NAP           12/01/2015          5           No          None         NAP            120
  259          05/01/2006            NAP           04/01/2016          5           No          None         NAP            120
  260          02/01/2006            NAP           01/01/2016          5           No          None         NAP            120
  261          08/01/2004            NAP           07/01/2014          5           No          None         NAP            120
  262              NAP           03/01/2006        02/01/2011          5           No          None         NAP             60
  263          04/01/2006            NAP           03/01/2016          5           No        Springing     Hard            120
  264          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  265          06/01/2005            NAP           05/01/2029          5           No          None         NAP            288
  266          04/01/2011        04/01/2006        03/01/2016          5           No        In Place      Hard            120
  267          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120
  268          04/01/2006            NAP           03/01/2021          0           No          None         NAP            180
  269          03/01/2006            NAP           02/01/2016          5           No        Springing     Hard            120
  270          04/01/2006            NAP           03/01/2016          0           No          None         NAP            120
  271          04/01/2006            NAP           03/01/2016          5           No          None         NAP            120

                                                                                                                           115

-----------------------------------------------------------------------------------------------------------------------
MORTGAGE   REMAINING TERM       ORIGINAL       REMAINING    MORTGAGE        MONTHLY        MONTHLY    THIRD MOST RECENT
LOAN NO.    TO MATURITY      AMORT. TERM(8)   AMORT. TERM       RATE   PAYMENT (P&I)   PAYMENT (IO)                 NOI
-----------------------------------------------------------------------------------------------------------------------

   1            119                IO              IO         5.670%            NAP        $71,390                  NAP
   2            119                IO              IO         5.670%            NAP        $62,498                  NAP
   3            119                IO              IO         5.670%            NAP        $57,971                  NAP
   4            119                IO              IO         5.670%            NAP        $45,161                  NAP
   5            119                IO              IO         5.670%            NAP        $41,870                  NAP
   6            119                IO              IO         5.670%            NAP        $41,008                  NAP
   7            119                IO              IO         5.670%            NAP        $29,975                  NAP
   8            119                IO              IO         5.670%            NAP        $29,338                  NAP
   9            119                IO              IO         5.670%            NAP        $29,189                  NAP
   10           119                IO              IO         5.670%            NAP        $28,634                  NAP
   11           119                IO              IO         5.670%            NAP        $24,878                  NAP
   12           119                IO              IO         5.670%            NAP        $24,830                  NAP
   13           119                IO              IO         5.670%            NAP        $24,451                  NAP
   14           119                IO              IO         5.670%            NAP        $23,038                  NAP
   15           119                IO              IO         5.670%            NAP        $15,431                  NAP
   16           119                IO              IO         5.670%            NAP        $14,156                  NAP
   17           119                IO              IO         5.670%            NAP        $11,057                  NAP
   18            51               360             351         4.714%       $536,890            NAP          $14,319,609

   19            78                IO              IO         4.890%            NAP        $15,774                  NAP
   20            78                IO              IO         4.890%            NAP        $13,378                  NAP
   21            78                IO              IO         4.890%            NAP        $12,779                  NAP
   22            78                IO              IO         4.890%            NAP        $11,981                  NAP
   23            78                IO              IO         4.890%            NAP        $11,381                  NAP
   24            78                IO              IO         4.890%            NAP        $10,982                  NAP
   25            78                IO              IO         4.890%            NAP        $10,782                  NAP
   26            78                IO              IO         4.890%            NAP        $10,583                  NAP
   27            78                IO              IO         4.890%            NAP        $10,383                  NAP
   28            78                IO              IO         4.890%            NAP        $10,383                  NAP
   29            78                IO              IO         4.890%            NAP        $10,183                  NAP
   30            78                IO              IO         4.890%            NAP        $10,183                  NAP
   31            78                IO              IO         4.890%            NAP        $10,183                  NAP
   32            78                IO              IO         4.890%            NAP        $10,183                  NAP
   33            78                IO              IO         4.890%            NAP        $10,183                  NAP
   34            78                IO              IO         4.890%            NAP         $9,984                  NAP
   35            78                IO              IO         4.890%            NAP         $9,984                  NAP
   36            78                IO              IO         4.890%            NAP         $9,984                  NAP
   37            78                IO              IO         4.890%            NAP         $9,984                  NAP
   38            78                IO              IO         4.890%            NAP         $9,984                  NAP
   39            78                IO              IO         4.890%            NAP         $9,584                  NAP
   40            78                IO              IO         4.890%            NAP         $9,385                  NAP
   41            78                IO              IO         4.890%            NAP         $8,786                  NAP
   42            78                IO              IO         4.890%            NAP         $7,987                  NAP
   43            78                IO              IO         4.890%            NAP         $6,589                  NAP
   44           119               360             359         5.520%       $227,618            NAP           $4,058,742
   45            58                IO              IO         5.440%            NAP       $160,870           $4,823,889
   46           119                IO              IO         5.670%            NAP       $143,719                  NAP
   47           119               360             359         5.670%       $173,550       $138,147           $2,920,968
   48           115               360             360         5.250%       $160,139       $128,637           $4,066,501
   49           117                IO              IO         5.467%            NAP       $110,859           $3,054,256
   50           178               300             298         6.350%       $153,149            NAP                  NAP
   51           119               360             359         5.590%       $125,012            NAP           $2,896,039
   52           175               360             360         5.564%       $121,224        $99,663           $2,189,939
   53           176               180             176         5.500%       $163,417            NAP           $2,563,102
   54           109               360             360         5.240%       $107,559        $86,333           $2,086,609
   55           110               360             360         5.320%       $108,527        $87,651                  NAP
   56           110                IO              IO         5.200%            NAP        $81,280                  NAP
   57            60                IO              IO         4.740%            NAP        $68,138                  NAP
   58           171               360             360         5.575%        $97,097        $79,888           $1,179,580

   59           119               360             360         5.440%        $80,318        $65,451             $890,088
   60           119               360             360         5.440%        $12,183         $9,928             $185,306
   61           120               360             360         5.790%        $94,482        $78,859                  NAP
   62           119               300             299         5.640%        $99,596            NAP             $764,525
   63           118               360             358         5.472%        $90,565            NAP                  NAP
   64           118               312             312         5.750%        $96,303        $75,667           $1,730,760

   65           119               360             360         5.585%        $25,046        $20,621                  NAP
   66           119               360             360         5.585%        $20,404        $16,799             $321,230
   67           119               360             360         5.585%        $17,423        $14,345                  NAP
   68           119               360             360         5.585%        $14,844        $12,222                  NAP
   69           119               360             360         5.585%         $8,253         $6,795                  NAP
   70           119               360             359         5.730%        $87,345            NAP           $1,473,576
   71            58                IO              IO         4.900%            NAP        $59,086                  NAP
   72           119               360             360         5.670%        $81,858        $67,787                  NAP
   73           120               300             300         5.430%        $85,388            NAP                  NAP
   74           118               360             358         5.560%        $77,160            NAP                  NAP
   75           180               300             300         6.100%        $84,556            NAP                  NAP
   76           114               300             294         5.530%        $79,449            NAP           $1,489,425
   77           110               300             284         5.688%        $81,297            NAP                  NAP
   78           117               360             360         5.230%        $68,871        $55,236           $1,178,217
   79           118               360             360         5.454%        $69,427        $56,634           $1,020,610
   80           178               300             298         5.620%        $76,106            NAP                  NAP
   81           119               360             359         5.740%        $69,953            NAP           $1,485,733
   82           119               360             359         5.560%        $68,587            NAP                  NAP
   83           116                IO              IO         5.344%            NAP        $53,782           $1,310,699
   84           119                IO              IO         5.670%            NAP        $52,697             $768,262
   85           117                IO              IO         5.420%            NAP        $50,373           $1,726,072
   86            58                IO              IO         4.910%            NAP        $44,976                  NAP
   87           118               360             360         5.860%        $62,011        $51,987             $776,496
   88           120               360             360         5.670%        $60,743        $50,302             $831,153
   89           118               300             300         5.380%        $63,729        $47,729           $1,775,992
   90            70               240             238         5.300%        $71,047            NAP           $1,833,574
   91           120               408             408         5.490%        $56,328        $48,241             $977,829
   92           118               360             358         5.540%        $58,171            NAP                  NAP
   93           119               360             359         5.450%        $56,466            NAP                  NAP
   94           143               360             360         5.670%        $56,404        $46,709                  NAP
   95           107               348             347         5.170%        $53,117            NAP           $1,203,845
   96           113               300             293         5.467%        $58,763            NAP           $1,292,844
   97            59               300             299         5.830%        $58,323            NAP           $1,003,865
   98           177               360             357         5.848%        $50,134            NAP             $799,181
   99           118               300             298         5.640%        $52,910            NAP                  NAP
  100           142               360             360         5.750%        $47,853        $39,837                  NAP
  101            82                IO              IO         5.245%            NAP        $35,404             $832,929
  102            59               300             299         5.830%        $51,033            NAP             $777,449
  103           117               300             297         5.570%        $47,607            NAP             $720,892
  104            58               360             360         5.750%        $44,352        $36,922                  NAP
  105           119               300             299         5.930%        $48,642            NAP                  NAP
  106           118               360             358         5.710%        $42,997            NAP             $798,120
  107           119               360             360         5.560%        $42,010        $34,528             $398,243
  108            57                IO              IO         4.880%            NAP        $29,788                  NAP
  109           118                IO              IO         5.302%            NAP        $32,523             $611,732
  110           118               300             298         6.620%        $49,156            NAP             $971,897
  111           119               360             360         5.585%        $40,692        $33,504             $668,334
  112           118               360             360         5.690%        $40,700        $33,749             $499,854
  113           119               360             359         5.890%        $41,475            NAP                  NAP
  114           118               360             358         5.797%        $41,059            NAP             $390,025
  115           120               240             240         5.780%        $47,858            NAP           $1,363,952
  116           171               360             360         5.575%        $37,694        $31,013             $537,297
  117           116               300             296         5.500%        $39,302            NAP             $693,039
  118           118               312             312         5.830%        $39,263        $31,033             $690,447
  119           119               360             360         5.740%        $34,976        $29,099                  NAP
  120           117               360             357         5.600%        $34,445            NAP                  NAP
  121           118               360             358         5.830%        $35,143            NAP             $640,346
  122           118                IO              IO         5.298%            NAP        $26,410             $603,645
  123            57                IO              IO         4.940%            NAP        $23,712                  NAP
  124           120               300             300         5.650%        $35,204        $26,972                  NAP
  125           117               360             360         5.620%        $32,219        $26,591             $524,388
  126           117               360             357         5.610%        $32,184            NAP                  NAP
  127           120               360             360         5.850%        $31,857            NAP             $597,081
  128           170                IO              IO         5.290%            NAP        $23,689             $539,428
  129           117                IO              IO         5.470%            NAP        $24,495             $906,382
  130           118               360             360         5.610%        $30,115        $24,837             $410,692
  131           116               360             356         5.630%        $29,375            NAP             $541,031
  132           118               360             360         5.522%        $28,459        $23,328             $512,900
  133           118                IO              IO         5.238%            NAP        $22,128             $672,621
  134           117               360             360         5.590%        $28,672        $23,615             $473,116
  135           119               360             359         5.580%        $28,641            NAP             $600,270
  136            59               360             359         5.440%        $28,202            NAP             $826,440
  137           118               360             358         5.630%        $28,799            NAP             $994,920
  138           119               360             359         5.750%        $29,120            NAP                  NAP
  139           118               300             298         5.950%        $32,062            NAP             $849,705
  140           117               360             357         5.670%        $28,636            NAP             $283,333
  141           120               300             300         6.014%        $30,000            NAP                  NAP
  142           117               360             357         5.510%        $26,431            NAP             $766,015
  143           116               360             356         6.510%        $29,422            NAP             $658,352
  144           119               360             359         5.750%        $26,407            NAP                  NAP
  145           118               360             358         5.260%        $25,043            NAP                  NAP
  146           117               360             360         5.390%        $25,241        $20,493             $712,980
  147           119               360             359         5.750%        $26,261            NAP                  NAP
  148           116               360             356         6.690%        $29,008            NAP             $670,452
  149           237               240             237         6.450%        $33,418            NAP             $570,764
  150           117               360             360         5.730%        $26,029        $21,641             $574,030
  151           116               360             356         6.510%        $27,017            NAP             $529,186
  152           118               360             360         5.680%        $24,613        $20,396             $418,621
  153           117               360             357         5.570%        $24,032            NAP             $251,466
  154           116               360             356         5.460%        $23,177            NAP             $458,596
  155            59               360             360         5.890%        $24,055        $20,205             $362,168
  156           117               360             360         5.390%        $22,436        $18,216             $683,265
  157           116               360             360         5.120%        $21,767        $17,304           $1,015,927
  158           117               360             360         5.560%        $22,862        $18,791             $455,029
  159           119               300             299         5.700%        $25,044            NAP                  NAP
  160           118               360             358         5.360%        $22,361            NAP             $475,243
  161           118               360             358         5.300%        $22,212            NAP             $441,070
  162           117               300             297         5.580%        $24,755            NAP             $456,753
  163           175               360             355         5.320%        $22,262            NAP             $263,985
  164           114                IO              IO         4.730%            NAP        $15,786             $225,941
  165           118               360             358         5.930%        $23,326            NAP             $465,532
  166           118               360             358         5.780%        $22,834            NAP             $455,806
  167           115               360             355         5.860%        $23,033            NAP                  NAP
  168           120               360             360         5.700%        $22,055            NAP                  NAP
  169           171               360             360         5.345%        $20,985        $16,980             $205,436
  170           117               360             357         5.830%        $22,075            NAP             $271,416
  171           116               360             356         5.250%        $19,879            NAP                  NAP
  172            79                IO              IO         4.863%            NAP        $14,385                  NAP
  173           118               360             360         5.630%        $20,159        $16,649             $435,815
  174           117               360             357         5.750%        $20,425            NAP                  NAP
  175            57                IO              IO         4.830%            NAP        $13,987                  NAP
  176           119               360             359         5.680%        $19,835            NAP                  NAP
  177           118               360             360         5.870%        $20,101        $16,863                  NAP
  178           180               180             180         6.000%        $28,691            NAP                  NAP
  179           118               240             238         5.930%        $24,222            NAP             $468,400
  180           116               360             360         5.750%        $19,725        $16,421             $386,905
  181           120               300             300         6.240%        $22,012            NAP                  NAP

  182           119               360             360         5.564%        $10,388         $8,540                  NAP
  183           119               360             360         5.564%         $8,482         $6,973                  NAP
  184           119               360             359         5.920%        $19,497            NAP                  NAP
  185            56                IO              IO         5.540%            NAP        $15,213                  NAP
  186            79                IO              IO         4.863%            NAP        $13,060                  NAP
  187           120               300             300         5.450%        $19,555            NAP                  NAP
  188           119               300             299         5.600%        $19,842            NAP             $433,711

  189           117               300             297         5.910%         $4,549            NAP                  NAP
  190           117               300             297         5.910%         $4,140            NAP                  NAP
  191           117               300             297         5.910%         $3,958            NAP                  NAP
  192           117               300             297         5.910%         $3,685            NAP                  NAP
  193           117               300             297         5.910%         $3,662            NAP                  NAP
  194           118               360             358         5.800%        $18,189            NAP             $271,471
  195           118               360             358         5.480%        $17,563            NAP             $431,114
  196           118               360             358         5.740%        $17,780            NAP                  NAP
  197           115                IO              IO         4.990%            NAP        $12,648             $145,869
  198           118               360             360         5.330%        $16,715        $13,510                  NAP
  199           116                IO              IO         4.880%            NAP        $12,369             $184,916
  200           120               360             360         6.180%        $18,335            NAP             $378,515
  201           118               360             358         5.740%        $17,488            NAP             $264,467
  202           117               360             357         5.660%        $17,336            NAP                  NAP
  203           117               300             297         5.580%        $18,566            NAP             $346,289
  204           118               360             358         5.340%        $16,455            NAP             $505,199
  205           118               360             358         5.930%        $17,376            NAP             $398,915
  206            76                IO              IO         5.229%            NAP        $12,637                  NAP
  207           106               360             346         5.730%        $17,062            NAP             $543,796
  208           119               360             359         5.950%        $16,847            NAP             $356,817
  209            82                IO              IO         4.863%            NAP        $11,415                  NAP
  210           117               360             360         5.390%        $15,705        $12,751             $461,952
  211           117               360             357         5.680%        $16,216            NAP             $119,192
  212           117                IO              IO         5.430%            NAP        $12,617             $153,588
  213           117                IO              IO         5.670%            NAP        $12,935             $322,422
  214           117               360             357         5.950%        $16,101            NAP             $348,661
  215           118               360             358         5.570%        $15,163            NAP             $349,577
  216            83                IO              IO         4.863%            NAP        $10,636                  NAP
  217            57               300             300         6.230%        $17,119        $13,686             $293,378
  218           115               300             300         5.580%        $16,091        $12,258             $610,365
  219           118               360             358         5.300%        $14,438            NAP             $295,111
  220           117               360             357         5.460%        $14,697            NAP             $374,463
  221           117               360             357         5.840%        $15,086            NAP             $332,202
  222           119               360             359         5.745%        $14,581            NAP             $268,537
  223           118               360             358         6.160%        $15,247            NAP             $299,206
  224           117               360             357         5.900%        $14,828            NAP                  NAP
  225            79                IO              IO         4.863%            NAP        $10,040                  NAP
  226           115                IO              IO         5.470%            NAP        $11,439              $40,481
  227           177               180             177         5.660%        $20,640            NAP             $524,539
  228           116               120             116         5.350%        $26,946            NAP                  NAP
  229           118               360             358         5.680%        $14,102            NAP                  NAP
  230           119               360             359         5.700%        $13,930            NAP             $309,047
  231           111               360             351         5.250%        $13,253            NAP                  NAP
  232           117               360             357         5.780%        $13,905            NAP             $268,358
  233           117               360             360         5.920%        $13,969        $11,754                  NAP
  234           118               360             360         5.660%        $13,551        $11,214             $293,132
  235           118               360             358         5.680%        $13,610            NAP             $395,161
  236            57               300             300         6.230%        $14,486        $11,580             $259,081
  237           116               360             356         5.960%        $13,134            NAP             $205,615
  238           117               300             297         5.530%        $13,549            NAP             $319,221
  239           119               360             359         5.840%        $12,670            NAP                  NAP
  240           116               360             356         6.470%        $13,516            NAP             $312,910
  241           118               360             358         5.590%        $12,042            NAP             $372,118
  242           118               360             358         5.590%        $12,042            NAP             $281,962
  243           118               360             358         5.490%        $11,343            NAP                  NAP
  244           118               120             118         6.000%        $22,204            NAP             $325,186
  245            83                IO              IO         5.246%            NAP         $8,306             $213,318
  246           118               360             358         5.600%        $10,908            NAP             $200,609
  247           118               240             238         5.860%        $13,105            NAP             $285,315
  248           119               180             179         6.000%        $15,189            NAP             $352,255
  249           119               360             359         6.020%        $10,575            NAP                  NAP
  250            54                IO              IO         5.010%            NAP         $7,098             $228,827
  251            81               360             360         5.660%         $9,824         $8,130              $89,222
  252           116               360             356         5.390%         $9,535            NAP                  NAP
  253           118               120             118         5.630%        $18,559            NAP             $382,451
  254            59               300             299         6.680%        $11,327            NAP             $276,386
  255           177               180             177         6.060%        $13,977            NAP                  NAP
  256            81                IO              IO         5.246%            NAP         $6,995             $177,475
  257           118               360             360         5.770%         $9,358         $7,800             $393,002
  258           116               360             356         5.650%         $9,236            NAP                  NAP
  259           120               360             360         6.010%         $9,453            NAP                  NAP
  260           117               360             357         5.580%         $8,592            NAP                  NAP
  261            99               300             279         6.480%        $10,359            NAP                  NAP
  262            58                IO              IO         4.950%            NAP         $6,036                  NAP
  263           119               360             359         6.130%         $8,815            NAP                  NAP
  264           119               360             359         6.320%         $8,064            NAP                  NAP
  265           277               288             277         6.000%         $8,528            NAP                  NAP
  266           119               360             360         5.880%         $7,398         $6,210             $249,099
  267           119               360             359         6.140%         $6,763            NAP             $141,338
  268           179               180             179         6.010%         $9,288            NAP                  NAP
  269           118               360             358         6.140%         $6,475            NAP                  NAP
  270           119               360             359         6.310%         $6,196            NAP                  NAP
  271           119               360             359         6.200%         $6,125            NAP              $99,892

                112               340             338         5.504%

------------------------------------------------------------------------------------------------------------
MORTGAGE          THIRD MOST RECENT         SECOND MOST RECENT          SECOND MOST RECENT      MOST RECENT
LOAN NO.                   NOI DATE                        NOI                    NOI DATE              NOI
------------------------------------------------------------------------------------------------------------

   1                            NAP                  ($536,884)                 12/31/2004        ($448,362)
   2                            NAP                 $2,820,645                  12/31/2004       $2,137,172
   3                            NAP                 $2,057,168                  12/31/2004       $1,132,256
   4                            NAP                  ($396,148)                 12/31/2004        ($505,347)
   5                            NAP                 $1,741,814                  12/31/2004       $1,667,318
   6                            NAP                   $735,504                  12/31/2004       $1,003,538
   7                            NAP                 $1,093,085                  12/31/2004       $1,043,696
   8                            NAP                   $615,067                  12/31/2004         $739,865
   9                            NAP                   $207,878                  12/31/2004         $674,005
   10                           NAP                   $551,543                  12/31/2004         $474,562
   11                           NAP                  ($293,976)                 12/31/2004        ($278,973)
   12                           NAP                   $740,790                  12/31/2004         $881,329
   13                           NAP                   $238,628                  12/31/2004         $442,306
   14                           NAP                   $656,843                  12/31/2004         $631,704
   15                           NAP                   ($87,261)                 12/31/2004        ($172,451)
   16                           NAP                  ($168,985)                 12/31/2004         ($39,079)
   17                           NAP                   $223,438                  12/31/2004          $47,449
   18                    12/31/2003                $16,365,916                  12/31/2004      $18,225,935

   19                           NAP                        NAP                         NAP              NAP
   20                           NAP                        NAP                         NAP              NAP
   21                           NAP                        NAP                         NAP              NAP
   22                           NAP                        NAP                         NAP              NAP
   23                           NAP                        NAP                         NAP              NAP
   24                           NAP                        NAP                         NAP              NAP
   25                           NAP                        NAP                         NAP              NAP
   26                           NAP                        NAP                         NAP              NAP
   27                           NAP                        NAP                         NAP              NAP
   28                           NAP                        NAP                         NAP              NAP
   29                           NAP                        NAP                         NAP              NAP
   30                           NAP                        NAP                         NAP              NAP
   31                           NAP                        NAP                         NAP              NAP
   32                           NAP                        NAP                         NAP              NAP
   33                           NAP                        NAP                         NAP              NAP
   34                           NAP                        NAP                         NAP              NAP
   35                           NAP                        NAP                         NAP              NAP
   36                           NAP                        NAP                         NAP              NAP
   37                           NAP                        NAP                         NAP              NAP
   38                           NAP                        NAP                         NAP              NAP
   39                           NAP                        NAP                         NAP              NAP
   40                           NAP                        NAP                         NAP              NAP
   41                           NAP                        NAP                         NAP              NAP
   42                           NAP                        NAP                         NAP              NAP
   43                           NAP                        NAP                         NAP              NAP
   44                    12/31/2003                 $3,831,519                  12/31/2004       $4,124,724
   45                    12/31/2003                 $4,975,040                  12/31/2004       $5,108,395
   46                           NAP                 $5,958,722                  12/31/2004       $9,579,934
   47                    12/31/2003                 $3,025,073                  12/31/2004       $3,163,394
   48                    12/31/2003                 $4,346,756                  12/31/2004       $6,260,933
   49                    12/31/2003                 $3,098,198                  12/31/2004       $3,158,105
   50                           NAP                        NAP                         NAP              NAP
   51                    12/31/2003                 $3,461,649                  12/31/2004       $3,984,820
   52                    12/31/2003                 $2,183,807                  12/31/2004       $2,231,250
   53                    12/31/2003                 $3,123,783                  12/31/2004       $2,985,199
   54                    12/31/2003                 $2,692,904                  12/31/2004       $3,244,907
   55                           NAP                        NAP                         NAP              NAP
   56                           NAP                        NAP                         NAP       $4,038,569
   57                           NAP                        NAP                         NAP              NAP
   58                    12/31/2003                 $1,331,699                  12/31/2004       $1,324,101

   59                    12/31/2003                 $1,334,311                  12/31/2004       $1,460,609
   60                    12/31/2003                   $236,897                  12/31/2004         $241,403
   61                           NAP                        NAP                         NAP       $1,012,655
   62                    12/31/2003                 $2,454,192                  12/31/2004       $2,078,125
   63                           NAP                        NAP                         NAP              NAP
   64                    12/31/2003                 $1,899,513                  12/31/2004       $2,182,823

   65                           NAP                   $257,635                  12/31/2004         $333,015
   66                    12/31/2003                   $371,564                  12/31/2004         $415,473
   67                           NAP                   $250,702                  12/31/2004         $303,704
   68                           NAP                   $177,656                  12/31/2004         $241,502
   69                           NAP                   $203,113                  12/31/2004         $146,739
   70                    12/31/2002                 $1,522,909                  12/31/2003       $1,523,287
   71                           NAP                 $1,218,082                  12/31/2004       $1,537,167
   72                           NAP                 $1,113,506                  12/31/2004       $1,218,503
   73                           NAP                        NAP                         NAP              NAP
   74                           NAP                        NAP                         NAP              NAP
   75                           NAP                 $1,581,476                  12/31/2004       $1,568,296
   76                    12/31/2003                 $1,838,530                  12/31/2004       $1,529,021
   77                           NAP                 $2,093,076                  12/31/2004       $2,880,703
   78                    12/31/2003                 $1,251,789                  12/31/2004       $1,138,852
   79                    12/31/2002                   $984,560                  12/31/2003       $1,087,228
   80                           NAP                        NAP                         NAP              NAP
   81                    12/31/2003                 $1,576,126                  12/31/2004       $1,707,336
   82                           NAP                   $336,092                  12/31/2005       $1,289,337
   83                    12/31/2003                 $1,383,113                  12/31/2004       $1,332,189
   84                    12/31/2003                   $933,169                  12/31/2004         $952,384
   85                    12/31/2003                 $1,678,269                  12/31/2004       $1,680,662
   86                           NAP                        NAP                         NAP              NAP
   87                    12/31/2002                   $715,898                  12/31/2003         $681,041
   88                    12/31/2002                   $909,410                  12/31/2003       $1,029,683
   89                    12/31/2003                 $1,774,816                  12/31/2004       $1,838,787
   90                    12/31/2003                 $1,820,490                  12/31/2004       $1,702,440
   91                    12/31/2003                 $1,009,585                  12/31/2004         $885,531
   92                           NAP                        NAP                         NAP              NAP
   93                           NAP                        NAP                         NAP              NAP
   94                           NAP                        NAP                         NAP              NAP
   95                    12/31/2003                 $1,165,929                  12/31/2004       $1,012,923
   96                    12/31/2003                 $1,360,125                  12/31/2004       $1,491,660
   97                    12/31/2003                   $946,898                  12/31/2004         $978,556
   98                    12/31/2003                 $1,012,279                  12/31/2004         $914,396
   99                           NAP                 $1,159,624                  12/31/2004       $1,557,708
  100                           NAP                   $782,751                  12/31/2003         $780,527
  101                    12/31/2003                   $873,966                  12/31/2004         $885,348
  102                    12/31/2003                   $826,794                  12/31/2004         $853,963
  103                    12/31/2003                   $809,352                  12/31/2004         $967,640
  104                           NAP                   $847,370                  12/31/2004         $865,391
  105                           NAP                        NAP                         NAP              NAP
  106                    12/31/2003                   $669,974                  12/31/2004         $866,942
  107                    12/31/2003                   $558,425                  12/31/2004         $649,689
  108                           NAP                        NAP                         NAP              NAP
  109                    12/31/2003                   $546,769                  12/31/2004         $856,559
  110                    12/31/2003                 $1,169,818                  12/31/2004       $1,234,964
  111                    12/31/2003                   $653,928                  12/31/2004         $654,623
  112                    12/31/2003                   $608,094                  12/31/2004         $620,615
  113                           NAP                        NAP                         NAP              NAP
  114                    12/31/2003                   $853,016                  12/31/2004         $801,136
  115                    12/31/2001                 $1,616,128                  12/31/2002       $1,407,557
  116                    12/31/2003                   $311,272                  12/31/2004         $277,221
  117                    12/31/2003                   $696,850                  12/31/2004         $888,403
  118                    12/31/2003                   $807,828                  12/31/2004         $864,133
  119                           NAP                        NAP                         NAP              NAP
  120                           NAP                        NAP                         NAP              NAP
  121                    12/31/2003                   $743,098                  12/31/2004         $771,082
  122                    12/31/2003                   $678,288                  12/31/2004         $722,181
  123                           NAP                        NAP                         NAP              NAP
  124                           NAP                        NAP                         NAP         $199,785
  125                    12/31/2003                   $553,023                  12/31/2004         $393,026
  126                           NAP                 $1,184,899                  12/31/2003       $1,044,557
  127                    12/31/2003                   $606,623                  12/31/2004         $553,444
  128                    12/31/2002                   $293,653                  12/31/2003         $416,742
  129                    12/31/2003                   $923,943                  12/31/2004         $956,157
  130                    12/31/2003                   $307,129                  12/31/2004         $420,527
  131                    12/31/2003                   $546,987                  12/31/2004         $828,558
  132                    12/31/2003                   $507,180                  12/31/2004         $600,756
  133                    12/31/2003                   $894,125                  12/31/2004       $1,015,630
  134                    12/31/2003                   $495,094                  12/31/2004         $548,318
  135                    12/31/2003                   $623,554                  12/31/2004         $646,154
  136                    12/31/2003                   $851,912                  12/31/2004         $872,267
  137                    12/31/2003                   $947,247                  12/31/2004         $905,861
  138                           NAP                        NAP                         NAP              NAP
  139                    12/31/2003                   $899,520                  12/31/2004       $1,436,800
  140                    12/31/2003                   $424,450                  12/31/2004         $424,353
  141                           NAP                        NAP                         NAP         $720,204
  142                    12/31/2003                   $835,025                  12/31/2004         $835,233
  143                    12/31/2003                   $705,483                  12/31/2004         $685,361
  144                           NAP                        NAP                         NAP              NAP
  145                           NAP                        NAP                         NAP              NAP
  146                    12/31/2003                   $799,547                  12/31/2004         $747,767
  147                           NAP                        NAP                         NAP              NAP
  148                    12/31/2003                   $689,140                  12/31/2004         $651,502
  149                    12/31/2003                   $709,725                  12/31/2004         $971,894
  150                    12/31/2003                   $518,573                  12/31/2004         $513,796
  151                    12/31/2003                   $498,765                  12/31/2004         $560,499
  152                    12/31/2003                   $371,275                  12/31/2004         $378,995
  153                    12/31/2003                   $406,215                  12/31/2004         $478,253
  154                    12/31/2003                   $524,768                  12/31/2004         $662,168
  155                    12/31/2003                   $422,880                  12/31/2004         $405,046
  156                    12/31/2003                   $705,385                  12/31/2004         $623,838
  157                    12/31/2003                 $1,012,274                  12/31/2004         $970,386
  158                    12/31/2003                   $476,108                  12/31/2004         $474,276
  159                           NAP                        NAP                         NAP              NAP
  160                    12/31/2003                   $490,389                  12/31/2004         $526,403
  161                    12/31/2003                   $417,287                  12/31/2004         $548,353
  162                    12/31/2003                   $537,564                  12/31/2004         $721,406
  163                    12/31/2002                   $165,214                  12/31/2003         $266,700
  164                    12/31/2003                    $85,001                  12/31/2004         $186,001
  165                    12/31/2003                   $570,281                  12/31/2004         $515,546
  166                    12/31/2003                   $495,694                  12/31/2004         $528,715
  167                           NAP                   $465,631                  12/31/2003         $674,701
  168                           NAP                        NAP                         NAP              NAP
  169                    12/31/2003                    $82,665                  12/31/2004         $288,398
  170                    12/31/2003                   $313,281                  12/31/2004         $346,048
  171                           NAP                        NAP                         NAP              NAP
  172                           NAP                        NAP                         NAP              NAP
  173                    12/31/2003                   $374,667                  12/31/2004         $544,611
  174                           NAP                        NAP                         NAP              NAP
  175                           NAP                        NAP                         NAP              NAP
  176                           NAP                        NAP                         NAP              NAP
  177                           NAP                        NAP                         NAP              NAP
  178                           NAP                        NAP                         NAP              NAP
  179                    12/31/2003                   $447,005                  12/31/2004         $447,000
  180                    12/31/2003                   $420,870                  12/31/2004         $495,695
  181                           NAP                        NAP                         NAP              NAP

  182                           NAP                        NAP                         NAP              NAP
  183                           NAP                        NAP                         NAP              NAP
  184                           NAP                        NAP                         NAP              NAP
  185                           NAP                        NAP                         NAP         $430,228
  186                           NAP                        NAP                         NAP              NAP
  187                           NAP                        NAP                         NAP              NAP
  188                    12/31/2003                   $422,858                  12/31/2004         $415,478

  189                           NAP                        NAP                         NAP              NAP
  190                           NAP                        NAP                         NAP              NAP
  191                           NAP                        NAP                         NAP              NAP
  192                           NAP                        NAP                         NAP              NAP
  193                           NAP                        NAP                         NAP              NAP
  194                    12/31/2003                   $321,781                  12/31/2004         $326,884
  195                    12/31/2003                   $445,591                  12/31/2004         $494,151
  196                           NAP                        NAP                         NAP         $285,388
  197                    12/31/2003                   $138,591                  12/31/2004         $390,415
  198                           NAP                        NAP                         NAP              NAP
  199                    12/31/2002                   $182,780                  12/31/2003         $187,340
  200                    12/31/2003                   $402,044                  12/31/2004         $381,522
  201                    12/31/2003                   $355,982                  12/31/2004         $373,623
  202                           NAP                        NAP                         NAP          $96,143
  203                    12/31/2003                   $403,338                  12/31/2004         $370,449
  204                    12/31/2003                   $455,740                  12/31/2004         $502,201
  205                    12/31/2003                   $415,611                  12/31/2004         $397,732
  206                           NAP                        NAP                         NAP              NAP
  207                    12/31/2003                   $602,072               T-12 (09/2004)        $315,655
  208                    12/31/2003                   $360,304                  12/31/2004         $362,265
  209                           NAP                        NAP                         NAP              NAP
  210                    12/31/2003                   $518,033                  12/31/2004         $405,927
  211                    12/31/2003                   $295,526                  12/31/2004         $407,182
  212                    12/31/2002                    $91,988                  12/31/2003         $121,285
  213                    12/31/2003                   $334,525                  12/31/2004         $341,078
  214                    12/31/2003                   $339,747                  12/31/2004         $377,353
  215                    12/31/2003                   $335,124                  12/31/2004         $363,140
  216                           NAP                        NAP                         NAP              NAP
  217                    12/31/2003                   $292,254                  12/31/2004         $320,441
  218                    12/31/2003                   $641,501                  12/31/2004         $696,776
  219                    12/31/2003                   $230,983                  12/31/2004         $322,276
  220                    12/31/2003                   $414,465                  12/31/2004         $408,387
  221                    12/31/2003                   $345,727                  12/31/2004         $337,442
  222                    12/31/2003                   $227,294                  12/31/2004         $312,042
  223                    12/31/2003                   $337,797                  12/31/2004         $354,355
  224                           NAP                   $282,844                  12/31/2004         $359,110
  225                           NAP                        NAP                         NAP              NAP
  226                    12/31/2003                    $92,825                  12/31/2004         $135,155
  227                    12/31/2003                   $526,792                  12/31/2004         $557,403
  228                           NAP                        NAP                         NAP              NAP
  229                           NAP                        NAP                         NAP              NAP
  230                    12/31/2003                   $340,755                  12/31/2004         $339,029
  231                           NAP                        NAP                         NAP              NAP
  232                    12/31/2003                   $272,740                  12/31/2004         $323,229
  233                           NAP                        NAP                         NAP              NAP
  234                    12/31/2003                   $197,992                  12/31/2004         $202,027
  235                    12/31/2003                   $412,453                  12/31/2004         $411,212
  236                    12/31/2003                   $268,200                  12/31/2004         $286,905
  237                    12/31/2003                   $291,200                  12/31/2004         $427,478
  238                    12/31/2002                   $319,164                  12/31/2003         $348,157
  239                           NAP                        NAP                         NAP              NAP
  240                    12/31/2003                   $317,531                  12/31/2004         $284,804
  241                    12/31/2003                   $355,958                  12/31/2004         $292,286
  242                    12/31/2003                   $301,636                  12/31/2004         $299,061
  243                           NAP                   $164,245                  12/31/2004         $230,122
  244                    12/31/2003                   $408,670                  12/31/2004         $414,650
  245                    12/31/2003                   $217,863                  12/31/2004         $218,347
  246                    12/31/2003                   $220,435                  12/31/2004         $239,319
  247                    12/31/2003                   $320,170                  12/31/2004         $313,214
  248                    12/31/2003                   $368,615                  12/31/2004         $400,544
  249                           NAP                        NAP                         NAP              NAP
  250                    12/31/2003                   $228,444                  12/31/2004         $228,507
  251                    12/31/2003                   $167,003                  12/31/2004         $263,374
  252                           NAP                   $183,292             T-9 (12/31/2004) Ann.   $190,951
  253                    12/31/2003                   $432,207                  12/31/2004         $425,834
  254                    12/31/2003                   $297,921                  12/31/2004         $293,217
  255                           NAP                        NAP                         NAP              NAP
  256                    12/31/2003                   $183,023                  12/31/2004         $181,613
  257                    12/31/2003                   $387,230                  12/31/2004         $469,313
  258                           NAP                   $344,009                  12/31/2003         $360,371
  259                           NAP                        NAP                         NAP              NAP
  260                           NAP                        NAP                         NAP              NAP
  261                           NAP                        NAP                         NAP              NAP
  262                           NAP                        NAP                         NAP              NAP
  263                           NAP                        NAP                         NAP              NAP
  264                           NAP                        NAP                         NAP              NAP
  265                           NAP                        NAP                         NAP              NAP
  266                    12/31/2003                   $322,342                  12/31/2004         $326,629
  267                    12/31/2003                   $137,575                  12/31/2004         $168,855
  268                           NAP                        NAP                         NAP              NAP
  269                           NAP                        NAP                         NAP              NAP
  270                           NAP                        NAP                         NAP              NAP
  271                    12/31/2003                   $129,668                  12/31/2004         $134,098

------------------------------------------------------------------------------------------------------------------------------
Mortgage             Most Recent NOI     Underwritable     Underwritable    Underwritable     Underwritable     Underwritable
Loan No.                        Date               EGI          Expenses              NOI     Capital Items         Cash Flow
------------------------------------------------------------------------------------------------------------------------------

   1                      12/31/2005        $3,234,280        $1,222,458       $2,011,822          $245,194        $1,766,628
   2                      12/31/2005        $3,366,208        $1,135,263       $2,230,945          $229,928        $2,001,017
   3                      12/31/2005        $2,841,153        $1,126,045       $1,715,108          $188,023        $1,527,085
   4                      12/31/2005        $2,170,092          $825,615       $1,344,477          $156,672        $1,187,805
   5                      12/31/2005        $2,735,034          $929,725       $1,805,309          $174,675        $1,630,634
   6                      12/31/2005        $2,129,220          $757,662       $1,371,558          $138,269        $1,233,289
   7                      12/31/2005        $1,493,362          $707,800         $785,562          $123,518          $662,044
   8                      12/31/2005        $1,912,656          $696,902       $1,215,754          $125,302        $1,090,452
   9                      12/31/2005        $1,774,500          $750,615       $1,023,885          $123,576          $900,309
   10                     12/31/2005        $1,172,797          $601,077         $571,720           $73,352          $498,368
   11                     12/31/2005                $0                $0               $0                $0                $0
   12                     12/31/2005        $1,460,854          $611,432         $849,422           $89,084          $760,338
   13                     12/31/2005        $1,314,361          $568,378         $745,983           $93,571          $652,412
   14                     12/31/2005        $1,343,206          $597,111         $746,095           $94,044          $652,051
   15                     12/31/2005                $0                $0               $0                $0                $0
   16                     12/31/2005          $869,175          $390,741         $478,434           $64,679          $413,755
   17                     12/31/2005          $676,080          $300,283         $375,797           $51,255          $324,542
   18                TTM (03/31/2005)      $32,154,180        $7,579,441      $24,574,739          $583,407       $23,991,332

   19                            NAP          $963,942           $28,918         $935,023                $0          $935,023
   20                            NAP          $927,851           $27,836         $900,015                $0          $900,015
   21                            NAP          $923,537           $27,706         $895,831                $0          $895,831
   22                            NAP          $692,698           $20,781         $671,917                $0          $671,917
   23                            NAP          $714,759           $21,443         $693,316                $0          $693,316
   24                            NAP          $628,833           $18,865         $609,968                $0          $609,968
   25                            NAP          $613,119           $18,394         $594,725                $0          $594,725
   26                            NAP          $650,207           $19,506         $630,701                $0          $630,701
   27                            NAP          $629,333           $18,880         $610,453                $0          $610,453
   28                            NAP          $637,610           $19,128         $618,482                $0          $618,482
   29                            NAP          $625,255           $18,758         $606,498                $0          $606,498
   30                            NAP          $630,068           $18,902         $611,166                $0          $611,166
   31                            NAP          $623,325           $18,700         $604,626                $0          $604,626
   32                            NAP          $623,269           $18,698         $604,571                $0          $604,571
   33                            NAP          $615,703           $18,471         $597,232                $0          $597,232
   34                            NAP          $606,756           $18,203         $588,553                $0          $588,553
   35                            NAP          $605,552           $18,167         $587,386                $0          $587,386
   36                            NAP          $612,812           $18,384         $594,427                $0          $594,427
   37                            NAP          $607,620           $18,229         $589,391                $0          $589,391
   38                            NAP          $609,840           $18,295         $591,545                $0          $591,545
   39                            NAP          $583,855           $17,516         $566,339                $0          $566,339
   40                            NAP          $633,556           $19,007         $614,550                $0          $614,550
   41                            NAP          $549,237           $16,477         $532,760                $0          $532,760
   42                            NAP          $492,785           $14,784         $478,001                $0          $478,001
   43                            NAP          $476,764           $14,303         $462,461                $0          $462,461
   44               T-12 (11/30/2005)       $6,692,140        $2,485,916       $4,206,224          $418,006        $3,788,217
   45               T-12 (11/30/2005)       $6,983,521        $2,105,152       $4,878,370          $467,082        $4,411,287
   46                     12/31/2005       $19,904,895       $10,324,961       $9,579,934          $796,196        $8,783,738
   47                     12/31/2005        $5,106,163        $2,099,531       $3,006,632          $274,279        $2,732,353
   48                     12/31/2005       $13,962,512        $7,955,671       $6,006,841          $558,500        $5,448,340
   49                     12/31/2005        $4,365,614        $1,091,259       $3,274,354          $104,032        $3,170,322
   50                            NAP        $3,179,349          $982,463       $2,196,886           $38,146        $2,158,740
   51                     12/31/2005       $14,981,655       $10,999,907       $3,981,748          $599,266        $3,382,482
   52                     12/31/2005        $2,814,787          $660,104       $2,154,683           $74,483        $2,080,200
   53               T-12 (09/30/2005)       $5,412,565        $2,892,688       $2,519,877          $266,981        $2,252,896
   54                     12/31/2005        $8,785,754        $5,459,217       $3,326,537          $351,430        $2,975,107
   55                            NAP        $2,816,337          $712,050       $2,104,287           $78,648        $2,025,639
   56                     12/31/2005        $9,867,177        $5,368,467       $4,498,710          $394,687        $4,104,023
   57                            NAP        $3,486,180        $1,232,706       $2,253,474          $102,484        $2,150,990
   58                     12/31/2005        $2,767,919        $1,292,601       $1,475,318           $70,250        $1,405,068

   59               T-12 (11/30/2005)       $2,284,066          $708,850       $1,575,217           $82,875        $1,492,342
   60               T-12 (11/30/2005)         $378,049          $132,975         $245,074           $14,750          $230,324
   61               T-12 (06/30/2005)       $1,876,569          $488,209       $1,388,359           $28,670        $1,359,689
   62               T-12 (11/30/2005)       $7,440,292        $5,328,352       $2,111,940          $297,802        $1,814,138
   63                            NAP        $1,906,186           $57,186       $1,849,000                $0        $1,849,000
   64               T-12 (09/30/2005)       $4,427,354        $2,359,131       $2,068,223          $199,231        $1,868,992

   65         Ann. 11 mos.  (11/2005)         $530,917          $161,200         $369,717           $30,859          $338,858
   66         Ann. 11 mos.  (11/2005)         $499,202           $92,087         $407,116           $36,560          $370,556
   67         Ann. 11 mos.  (11/2005)         $422,064          $107,251         $314,812           $31,853          $282,959
   68         Ann. 11 mos.  (11/2005)         $388,270          $169,676         $218,594           $34,995          $183,599
   69         Ann. 11 mos.  (11/2005)         $202,785           $64,604         $138,180           $10,033          $128,147
   70                     12/31/2004        $1,825,526          $448,737       $1,376,789           $97,859        $1,278,930
   71                  T-12 (06/2005)       $2,246,854          $551,409       $1,695,445           $22,001        $1,673,444
   72                     12/31/2005        $1,544,433          $327,344       $1,217,089           $45,251        $1,171,838
   73                            NAP        $2,085,991          $397,579       $1,688,412          $150,000        $1,538,412
   74                            NAP        $1,333,453          $190,759       $1,142,694           $14,128        $1,128,565
   75                     12/31/2005        $2,108,619          $572,811       $1,535,808           $80,885        $1,454,923
   76               T-12 (07/31/2005)      $11,636,418        $9,644,780       $1,991,638          $465,457        $1,526,181
   77                     12/31/2005        $6,812,715        $3,981,255       $2,831,460          $272,509        $2,558,951
   78                T-8 (08/31/2005) Annual$1,631,320          $429,396       $1,201,924           $78,278        $1,123,646
   79                     12/31/2004        $1,281,255          $310,038         $971,217           $25,063          $946,154
   80                            NAP        $1,616,635          $365,152       $1,251,483           $46,518        $1,204,965
   81                     12/31/2005        $2,772,246        $1,030,661       $1,741,584           $96,612        $1,644,972
   82        Ann. 3 mos. (12/31/2005)       $1,578,994          $475,433       $1,103,561           $27,500        $1,076,061
   83           Ann. 8 mos. (08/2005)       $2,444,240        $1,157,201       $1,287,039           $94,007        $1,193,033
   84               T-12 (12/16/2005)       $2,265,592        $1,088,044       $1,177,548           $95,520        $1,082,028
   85               T-12 (09/30/2005)       $2,458,881          $783,938       $1,674,944           $31,050        $1,643,894
   86                            NAP        $1,821,352          $540,513       $1,280,839           $61,200        $1,219,639
   87                     12/31/2004        $1,376,683          $422,767         $953,916           $61,116          $892,800
   88                     12/31/2004        $1,447,554          $263,844       $1,183,710           $91,821        $1,091,889
   89               T-12 (11/30/2005)       $2,394,018          $784,603       $1,609,415          $123,333        $1,486,083
   90               T-12 (11/30/2005)       $2,281,402          $641,916       $1,639,486           $27,350        $1,612,136
   91                     12/31/2005        $1,841,010          $837,328       $1,003,682           $50,000          $953,682
   92                            NAP        $1,713,534          $498,628       $1,214,906           $72,951        $1,141,955
   93                            NAP        $1,340,317          $310,273       $1,030,044           $40,816          $989,228
   94                            NAP        $1,223,331          $224,050         $999,281           $29,131          $970,150
   95                     12/31/2005        $1,494,329          $508,620         $985,709           $17,350          $968,359
   96                     12/31/2005        $4,223,894        $2,876,230       $1,347,664          $168,956        $1,178,708
   97                     12/31/2005        $1,349,335          $411,170         $938,165           $15,189          $922,976
   98                     12/31/2005        $1,213,042          $302,505         $910,537           $39,197          $871,340
   99               T-12 (11/30/2005)       $2,955,789        $1,697,601       $1,258,188          $147,789        $1,110,399
  100                     12/31/2004        $1,044,930          $296,422         $748,508           $40,045          $708,463
  101                     12/31/2004          $895,755           $39,998         $855,757            $7,875          $847,882
  102                     12/31/2005        $1,181,358          $359,283         $822,076           $16,325          $805,751
  103               T-12 (09/30/2005)       $3,068,947        $2,059,668       $1,009,279          $122,758          $886,521
  104                     12/31/2005        $1,031,032          $292,150         $738,882           $55,002          $683,880
  105                            NAP        $1,128,704          $340,778         $787,926           $29,906          $758,020
  106               T-12 (11/30/2005)       $1,190,989          $466,248         $724,741           $38,500          $686,241
  107                     12/31/2005        $1,113,422          $420,245         $693,177           $65,010          $628,167
  108                            NAP        $1,081,311          $283,513         $797,797           $14,252          $783,545
  109           Ann. 8 mos. (08/2005)       $1,204,958          $397,499         $807,459           $74,342          $733,116
  110               T-12 (10/31/2005)       $2,726,060        $1,650,771       $1,075,289          $136,303          $938,986
  111                     12/31/2005        $1,077,000          $392,130         $684,871           $86,749          $598,121
  112                     12/31/2005        $1,316,525          $640,104         $676,421           $70,336          $606,085
  113                            NAP          $722,813           $21,684         $701,128           $33,197          $667,931
  114                     12/31/2005        $2,063,011          $920,640       $1,142,370           $42,955        $1,099,415
  115                     12/31/2003        $3,120,308        $1,799,498       $1,320,810           $85,500        $1,235,310
  116                     12/31/2005        $1,328,075          $806,164         $521,911           $43,172          $478,739
  117              T-12  (07/31/2005)       $2,345,883        $1,553,386         $792,497           $93,835          $698,662
  118               T-12 (11/30/2005)       $2,556,242        $1,686,180         $870,061          $127,812          $742,249
  119                            NAP          $958,432          $273,206         $685,226          $100,938          $584,288
  120                            NAP          $749,581          $131,980         $617,602           $26,116          $591,486
  121                     12/31/2005        $1,207,022          $439,018         $768,004           $20,756          $747,248
  122            Ann. 8 mos (08/2005)       $1,337,913          $678,346         $659,567           $46,097          $613,470
  123                            NAP          $661,035           $13,221         $647,815           $16,261          $631,553
  124                     12/31/2005          $744,386          $146,505         $597,881           $54,600          $543,281
  125               T-12 (09/30/2005)       $1,199,098          $609,583         $589,515          $101,562          $487,953
  126                     12/31/2004          $847,548          $220,998         $626,549           $40,591          $585,958
  127                     12/31/2005          $764,426          $212,680         $551,746           $40,954          $510,791
  128                     12/31/2004        $5,493,810        $2,066,981       $3,426,829           $32,750        $3,394,079
  129               T-12 (09/30/2005)       $1,239,664          $314,832         $924,832          $141,102          $783,730
  130               T-12 (10/31/2005)       $1,059,141          $580,513         $478,628           $44,000          $434,628
  131               T-12 (08/31/2005)       $2,112,094        $1,481,468         $630,626           $84,513          $546,113
  132           Ann. 9 mos. (09/2005)         $891,127          $324,283         $566,845           $29,289          $537,556
  133               T-12 (09/30/2005)       $1,015,630           $20,313         $995,317                $0          $995,317
  134               T-12 (08/31/2005)         $857,130          $305,542         $551,587            $5,721          $545,866
  135                     12/31/2005          $691,497           $76,155         $615,343            $7,346          $607,997
  136                     12/31/2005        $1,235,250          $325,279         $909,970          $111,272          $798,698
  137               T-12 (09/30/2005)       $2,195,852        $1,292,249         $903,603           $62,356          $841,247
  138                            NAP          $876,144          $203,263         $672,881           $26,581          $646,300
  139                     12/31/2005        $3,989,609        $2,724,509       $1,265,100          $159,584        $1,105,516
  140                     12/31/2005          $420,750            $4,708         $416,043            $1,834          $414,209
  141                     12/31/2005          $689,894           $20,697         $669,197           $14,447          $654,750
  142               T-12 (10/31/2005)       $1,217,928          $410,852         $807,076           $47,254          $759,822
  143               T-12 (06/30/2005)         $979,974          $306,441         $673,533            $9,155          $664,378
  144                            NAP          $561,062          $107,141         $453,922           $36,141          $417,781
  145                            NAP          $574,231          $117,520         $456,711           $50,889          $405,822
  146               T-12 (10/31/2005)       $1,573,919          $855,232         $718,687           $80,808          $637,879
  147                            NAP          $563,655          $134,932         $428,723           $22,385          $406,338
  148               T-12 (06/30/2005)       $1,005,898          $366,657         $639,241           $17,705          $621,536
  149               T-12 (10/31/2005)       $3,212,431        $2,297,769         $914,663          $128,497          $786,165
  150               T-12 (08/31/2005)         $886,601          $374,753         $511,849            $7,428          $504,421
  151               T-12 (06/30/2005)         $807,014          $280,601         $526,413           $17,191          $509,222
  152               T-12 (10/31/2005)         $584,677          $220,398         $364,279           $14,392          $349,887
  153               T-12 (09/30/2005)         $676,449          $231,464         $444,986           $48,514          $396,471
  154                   TTM (08/2005)       $1,661,080        $1,107,449         $553,631           $66,455          $487,176
  155               T-12 (11/30/2005)         $511,279          $123,350         $387,929           $21,329          $366,600
  156               T-12 (10/31/2005)       $1,383,837          $749,526         $634,312           $60,483          $573,829
  157               T-12 (10/31/2005)       $1,382,858          $496,644         $886,214           $17,700          $868,514
  158               T-12 (09/30/2005)         $735,871          $300,157         $435,715           $10,679          $425,035
  159                            NAP          $617,147          $115,814         $501,333           $19,877          $481,456
  160                     12/31/2005          $651,043          $192,339         $458,704            $7,450          $451,254
  161               T-12 (10/31/2005)         $635,589          $157,603         $477,986           $63,418          $414,568
  162                     12/31/2005          $933,421          $384,076         $549,345           $49,671          $499,674
  163                     12/31/2004        $3,647,129        $1,920,186       $1,726,943           $73,250        $1,653,693
  164               T-11 (11/30/2005) Ann   $4,426,579        $1,535,452       $2,891,127           $14,250        $2,876,877
  165               T-12 (11/30/2005)         $755,723          $247,918         $507,805           $11,747          $496,058
  166        Ann. 9 mos. (09/30/2005)         $594,825          $135,159         $459,666           $38,187          $421,479
  167                     12/31/2004          $910,517          $372,473         $538,044           $56,350          $481,695
  168                            NAP          $464,655          $112,941         $351,715           $32,794          $318,920
  169                     12/31/2005          $622,765          $329,882         $292,883           $14,750          $278,133
  170                 T-7 (7/31/2005) Ann.    $634,160          $215,976         $418,184           $50,373          $367,811
  171                            NAP          $309,430           $13,212         $296,218                $0          $296,218
  172                            NAP          $385,510                $0         $385,510            $2,086          $383,424
  173        Ann. 8 mos. (08/31/2005)         $845,632          $323,151         $522,481           $43,535          $478,946
  174                            NAP          $560,137          $215,837         $344,300           $25,312          $318,988
  175                            NAP          $416,207                $0         $416,207            $2,074          $414,133
  176                            NAP          $421,537          $113,961         $307,576            $6,400          $301,176
  177                            NAP          $460,727          $139,146         $321,581           $18,376          $303,205
  178                            NAP          $561,757          $157,365         $404,392           $24,969          $379,423
  179        Ann. 9 mos. (09/30/2005)         $565,304          $120,016         $445,288           $22,742          $422,546
  180           T-6 Ann. (06/30/2005)         $531,921          $125,894         $406,027           $35,052          $370,975
  181                            NAP          $486,448          $122,053         $364,395           $19,468          $344,927

  182                            NAP          $165,684                $0         $165,684                $0          $165,684
  183                            NAP          $138,562                $0         $138,562                $0          $138,562
  184                            NAP          $428,501           $79,210         $349,291           $23,161          $326,130
  185                     12/31/2004          $698,504          $316,470         $382,034           $43,154          $338,880
  186                            NAP          $350,000                $0         $350,000            $2,209          $347,791
  187                            NAP          $418,343           $94,512         $323,831           $25,446          $298,385
  188                     12/31/2005          $647,474          $252,642         $394,832           $30,134          $364,698

  189                            NAP           $99,108           $25,664          $73,445            $4,730           $68,714
  190                            NAP           $96,816           $30,503          $66,313            $4,547           $61,766
  191                            NAP           $87,524           $23,581          $63,943            $4,476           $59,467
  192                            NAP           $87,495           $28,051          $59,444            $4,362           $55,082
  193                            NAP           $86,982           $27,920          $59,062            $4,352           $54,710
  194       Ann. 11 mos. (11/30/2005)         $465,858          $101,430         $364,428           $29,804          $334,624
  195        Ann. 9 mos. (09/30/2005)         $652,410          $256,525         $395,886            $9,849          $386,037
  196                T-4 (11/30/2005)         $452,247          $167,021         $285,226           $10,800          $274,426
  197                     12/31/2005        $2,464,137        $1,310,113       $1,154,025           $29,500        $1,124,525
  198                            NAP          $422,942          $110,495         $312,447           $27,389          $285,058
  199                     12/31/2004        $1,357,732          $494,428         $863,304           $15,288          $848,016
  200                     12/31/2005          $412,351           $47,844         $364,507           $19,495          $345,013
  201               T-12 (10/01/2005)         $488,307          $134,458         $353,849           $33,908          $319,941
  202               T-12 (10/31/2005)         $414,410          $125,793         $288,617           $18,512          $270,105
  203                T-9 (09/30/2005) Ann.    $638,593          $292,471         $346,122           $33,202          $312,920
  204       Ann. 11 mos. (11/30/2005)         $891,253          $418,729         $472,524           $31,231          $441,292
  205               T-12 (10/31/2005)         $622,229          $222,425         $399,804           $10,954          $388,850
  206                            NAP          $376,000           $11,280         $364,720           $20,993          $343,727
  207               T-11 (12/31/2005) Ann.    $605,408          $266,271         $339,137           $50,136          $289,001
  208         Annualized (10/31/2005)         $422,853          $113,827         $309,026           $35,288          $273,738
  209                            NAP          $305,910                $0         $305,910            $2,086          $303,824
  210               T-12 (10/31/2005)         $878,369          $447,588         $430,781           $42,541          $388,240
  211        Ann. 5 mos. (10/31/2005)         $447,427          $139,113         $308,314            $9,632          $298,681
  212                     12/31/2004          $958,514          $480,075         $478,439           $20,750          $457,689
  213               T-12 (09/30/2005)         $396,178           $60,373         $335,805           $34,023          $301,782
  214        Ann. 9 mos. (09/30/2005)         $393,811          $113,485         $280,326           $22,450          $257,876
  215               T-12 (10/31/2005)         $576,396          $212,270         $364,126            $7,717          $356,409
  216                            NAP          $285,053                $0         $285,053            $2,086          $282,967
  217               T-12 (11/30/2005)         $511,197          $228,196         $283,001            $9,240          $273,761
  218               T-12 (07/31/2005)       $1,013,159          $337,957         $675,202           $10,268          $664,935
  219               T-12 (09/30/2005)         $593,237          $291,840         $301,397           $13,599          $287,798
  220               T-12 (09/30/2005)         $891,671          $516,064         $375,607           $24,000          $351,607
  221        Ann. 7 mos. (07/31/2005)         $364,315           $58,379         $305,936           $40,421          $265,515
  222       Ann. 11 mos. (11/30/2005)         $372,019           $57,005         $315,014           $15,731          $299,283
  223               T-12 (10/31/2005)         $530,914          $146,661         $384,253           $41,471          $342,783
  224               T-12 (10/31/2005)         $603,084          $283,681         $319,403           $33,704          $285,699
  225                            NAP          $269,061                $0         $269,061            $2,086          $266,975
  226               T-12 (06/30/2005)         $392,856           $65,292         $327,564           $23,468          $304,096
  227               T-12 (07/31/2005)         $882,351          $425,367         $456,985           $76,316          $380,669
  228                            NAP          $596,635          $177,173         $419,462           $28,097          $391,364
  229                            NAP          $354,453          $105,184         $249,269            $9,710          $239,559
  230                     12/31/2005          $620,763          $298,510         $322,253            $8,650          $313,603
  231                            NAP          $345,000            $3,450         $341,550                $0          $341,550
  232               T-12 (10/31/2005)         $401,627           $92,909         $308,718           $52,567          $256,151
  233                            NAP          $362,844          $133,133         $229,711            $6,967          $222,745
  234                     12/31/2005          $612,780          $392,536         $220,244           $25,250          $194,994
  235        Ann. 8 mos. (08/31/2005)         $418,303           $30,930         $387,373           $24,963          $362,410
  236               T-12 (11/30/2005)         $466,129          $215,038         $251,091           $10,391          $240,700
  237           T-8 Ann. (08/31/2005)         $433,682          $171,510         $262,171           $37,534          $224,637
  238                     12/31/2004          $400,288          $109,552         $290,736           $14,056          $276,681
  239                            NAP          $261,297           $23,384         $237,913           $10,588          $227,324
  240               T-12 (09/30/2005)         $504,862          $212,644         $292,218           $10,554          $281,663
  241               T-12 (10/31/2005)         $509,873          $203,396         $306,476            $9,996          $296,481
  242               T-12 (10/31/2005)         $490,145          $209,229         $280,916            $9,219          $271,697
  243               T-12 (08/31/2005)         $280,439           $68,220         $212,219           $26,546          $185,673
  244               T-12 (09/30/2005)         $458,535           $84,731         $373,804           $28,794          $345,010
  245           Ann. 6 mos. (06/2005)         $229,028                $0         $229,028            $1,519          $227,509
  246               T-12 (09/30/2005)         $348,866          $138,458         $210,408            $3,910          $206,498
  247               T-12 (06/30/2005)         $351,022           $89,497         $261,525           $30,991          $230,534
  248                     12/31/2005          $483,030          $174,565         $308,465           $10,061          $298,404
  249                            NAP          $219,692           $44,066         $175,626            $8,742          $166,884
  250            Ann. 7 mos (07/2005)         $249,224           $40,388         $208,836            $1,636          $207,200
  251               T-12 (10/31/2005)         $455,696          $225,569         $230,127           $32,315          $197,812
  252               Ann. (08/31/2005)         $292,835           $83,436         $209,399           $23,106          $186,292
  253               T-12 (10/31/2005)         $791,978          $383,998         $407,980           $31,150          $376,830
  254                     12/31/2005          $404,378          $126,759         $277,619           $29,571          $248,048
  255                            NAP          $337,075           $83,264         $253,811           $18,917          $234,894
  256           Ann. 6 mos. (06/2005)         $193,388                $0         $193,388            $1,519          $191,869
  257       Ann. 10 mos. (10/31/2005)         $373,153          $159,515         $213,638           $15,821          $197,817
  258                     12/31/2004          $299,079           $58,092         $240,987           $18,045          $222,942
  259                            NAP          $207,250           $37,660         $169,589           $15,748          $153,842
  260                            NAP          $275,930           $61,635         $214,295           $10,861          $203,434
  261                            NAP          $261,661           $53,721         $207,940           $26,864          $181,076
  262                            NAP          $198,673           $35,110         $163,563            $7,561          $156,001
  263                            NAP          $203,392           $43,434         $159,958           $12,383          $147,575
  264                            NAP          $152,045           $19,793         $132,252           $11,459          $120,793
  265                            NAP          $366,735           $67,877         $298,858            $8,328          $290,530
  266                     12/31/2005          $329,603           $13,184         $316,419            $2,419          $313,999
  267                     12/31/2005          $283,749          $136,418         $147,330           $33,857          $113,473
  268                            NAP          $169,865           $34,805         $135,060            $3,140          $131,920
  269                            NAP          $128,384           $29,835          $98,550            $4,903           $93,647
  270                            NAP          $177,176           $49,188         $127,988            $3,837          $124,151
  271                     12/31/2005          $153,037           $40,326         $112,711           $10,794          $101,916

-----------------------------------------------------------------------------------------------------------------------------
MORTGAGE        NOI         NCF         NCF POST IO        CUT-OFF DATE     BALLOON        BALLOON     APPRAISED   VALUATION
LOAN NO.      DSCR(9)     DSCR(9)     PERIOD DSCR(10)           LTV            LTV         BALANCE         VALUE    DATE(11)
-----------------------------------------------------------------------------------------------------------------------------

   1           2.50        2.22             2.22               47.4%         47.4%     $14,902,000   $32,325,000   01/17/2006
   2           2.50        2.22             2.22               47.4%         47.4%     $13,046,000   $28,300,000   01/17/2006
   3           2.50        2.22             2.22               47.4%         47.4%     $12,101,000   $23,525,000   01/17/2006
   4           2.50        2.22             2.22               47.4%         47.4%      $9,427,000   $20,450,000   01/17/2006
   5           2.50        2.22             2.22               47.4%         47.4%      $8,740,000   $19,450,000   01/17/2006
   6           2.50        2.22             2.22               47.4%         47.4%      $8,560,000   $17,725,000   01/17/2006
   7           2.50        2.22             2.22               47.4%         47.4%      $6,257,000   $12,600,000   01/17/2006
   8           2.50        2.22             2.22               47.4%         47.4%      $6,124,000   $12,900,000   01/17/2006
   9           2.50        2.22             2.22               47.4%         47.4%      $6,093,000   $13,925,000   01/17/2006
   10          2.50        2.22             2.22               47.4%         47.4%      $5,977,000   $11,250,000   01/17/2006
   11          2.50        2.22             2.22               47.4%         47.4%      $5,193,000    $8,925,000   01/17/2006
   12          2.50        2.22             2.22               47.4%         47.4%      $5,183,000   $11,800,000   01/17/2006
   13          2.50        2.22             2.22               47.4%         47.4%      $5,104,000   $11,250,000   01/17/2006
   14          2.50        2.22             2.22               47.4%         47.4%      $4,809,000   $10,600,000   01/17/2006
   15          2.50        2.22             2.22               47.4%         47.4%      $3,221,000    $5,525,000   01/17/2006
   16          2.50        2.22             2.22               47.4%         47.4%      $2,955,000    $7,200,000   01/17/2006
   17          2.50        2.22             2.22               47.4%         47.4%      $2,308,000    $5,625,000   01/17/2006
   18          1.87        1.82             1.82               48.4%         45.2%     $96,329,649  $435,000,000   06/07/2005

   19          2.46        2.46             2.46               55.8%         55.8%      $3,871,000   $14,350,000   08/03/2005
   20          2.46        2.46             2.46               55.8%         55.8%      $3,283,000   $13,810,000   08/03/2005
   21          2.46        2.46             2.46               55.8%         55.8%      $3,136,000   $13,750,000   08/03/2005
   22          2.46        2.46             2.46               55.8%         55.8%      $2,940,000   $10,000,000   08/06/2005
   23          2.46        2.46             2.46               55.8%         55.8%      $2,793,000    $9,740,000   08/02/2005
   24          2.46        2.46             2.46               55.8%         55.8%      $2,695,000    $9,100,000   08/05/2005
   25          2.46        2.46             2.46               55.8%         55.8%      $2,646,000    $9,850,000   08/05/2005
   26          2.46        2.46             2.46               55.8%         55.8%      $2,597,000    $9,050,000   09/12/2005
   27          2.46        2.46             2.46               55.8%         55.8%      $2,548,000    $9,360,000   08/08/2005
   28          2.46        2.46             2.46               55.8%         55.8%      $2,548,000    $9,500,000   09/12/2005
   29          2.46        2.46             2.46               55.8%         55.8%      $2,499,000    $8,690,000   08/10/2005
   30          2.46        2.46             2.46               55.8%         55.8%      $2,499,000    $8,720,000   07/22/2005
   31          2.46        2.46             2.46               55.8%         55.8%      $2,499,000    $9,280,000   08/11/2005
   32          2.46        2.46             2.46               55.8%         55.8%      $2,499,000    $9,625,000   08/16/2005
   33          2.46        2.46             2.46               55.8%         55.8%      $2,499,000    $9,170,000   08/03/2005
   34          2.46        2.46             2.46               55.8%         55.8%      $2,450,000    $8,430,000   08/03/2005
   35          2.46        2.46             2.46               55.8%         55.8%      $2,450,000    $9,000,000   09/12/2005
   36          2.46        2.46             2.46               55.8%         55.8%      $2,450,000    $9,100,000   09/12/2005
   37          2.46        2.46             2.46               55.8%         55.8%      $2,450,000    $9,000,000   08/09/2005
   38          2.46        2.46             2.46               55.8%         55.8%      $2,450,000    $8,440,000   07/22/2005
   39          2.46        2.46             2.46               55.8%         55.8%      $2,352,000    $8,450,000   08/05/2005
   40          2.46        2.46             2.46               55.8%         55.8%      $2,303,000    $8,000,000   08/10/2005
   41          2.46        2.46             2.46               55.8%         55.8%      $2,156,000    $7,500,000   08/02/2005
   42          2.46        2.46             2.46               55.8%         55.8%      $1,960,000    $6,750,000   08/02/2005
   43          2.46        2.46             2.46               55.8%         55.8%      $1,617,000    $6,020,000   08/03/2005
   44          1.54        1.39             1.39               59.8%         50.2%     $33,521,816   $66,800,000   12/16/2005
   45          2.53        2.29             2.29               45.5%         45.5%     $35,000,000   $77,000,000   12/15/2005
   46          5.55        5.09             5.09               73.5%         73.5%     $30,000,000   $40,800,000   01/10/2006
   47          1.44        1.31             1.31               71.4%         63.0%     $26,447,209   $42,000,000   01/13/2006
   48          3.89        3.53             2.84               43.5%         40.4%     $26,882,584   $66,600,000   08/01/2005
   49          2.46        2.38             2.38               58.5%         58.5%     $24,000,000   $41,000,000   11/09/2005
   50          1.20        1.17             1.17               71.0%         43.7%     $14,104,641   $32,300,000   03/01/2006
   51          2.65        2.25             2.25               47.3%         39.8%     $18,308,636   $46,000,000   01/26/2006
   52          1.80        1.74             1.43               56.5%         44.9%     $16,825,019   $37,500,000   08/29/2005
   53          1.28        1.15             1.15               51.6%          1.0%        $398,883   $38,200,000   10/21/2005
   54          3.21        2.87             2.31               52.7%         48.9%     $18,077,724   $37,000,000   03/01/2007
   55          2.00        1.93             1.56               67.0%         57.9%     $16,843,093   $29,100,000   03/10/2006
   56          4.61        4.21             4.21               42.0%         42.0%     $18,500,000   $44,000,000   06/01/2005
   57          2.76        2.63             2.63               56.0%         56.0%     $17,250,000   $30,800,000   12/07/2005
   58          1.54        1.47             1.21               80.0%         67.1%     $14,234,517   $21,200,000   04/28/2005

   59          2.01        1.90             1.55               59.5%         53.3%     $12,750,283   $24,000,000   12/27/2005
   60          2.01        1.90             1.55               59.5%         53.3%      $1,934,032    $3,570,000   12/27/2005
   61          1.47        1.44             1.20               75.0%         66.1%     $14,218,929   $21,500,000   01/01/2006
   62          1.77        1.52             1.52               63.9%         49.1%     $12,285,929   $25,000,000   12/16/2005
   63          1.70        1.70             1.70               63.6%         53.3%     $13,377,490   $25,100,000   01/09/2006
   64          2.28        2.06             1.62               70.5%         59.1%     $13,063,803   $22,100,000   11/22/2005

   65          1.71        1.54             1.26               74.1%         67.8%      $4,000,501    $5,900,000   01/06/2006
   66          1.71        1.54             1.26               74.1%         67.8%      $3,258,989    $4,800,000   01/06/2006
   67          1.71        1.54             1.26               74.1%         67.8%      $2,782,957    $4,100,000   01/06/2006
   68          1.71        1.54             1.26               74.1%         67.8%      $2,371,006    $3,500,000   01/06/2006
   69          1.71        1.54             1.26               74.1%         67.8%      $1,318,243    $1,950,000   01/06/2006
   70          1.31        1.22             1.22               73.1%         61.7%     $12,651,283   $20,500,000   01/10/2006
   71          2.39        2.36             2.36               57.9%         57.9%     $14,470,000   $25,000,000   08/18/2005
   72          1.50        1.44             1.19               77.7%         72.5%     $13,201,936   $18,200,000   01/13/2006
   73          1.65        1.50             1.50               65.1%         49.6%     $10,667,672   $21,500,000   03/01/2006
   74          1.23        1.22             1.22               79.7%         67.0%     $11,317,665   $16,900,000   12/01/2005
   75          1.51        1.43             1.43               61.3%         37.1%      $7,870,847   $21,200,000   09/06/2005
   76          2.09        1.60             1.60               65.2%         50.3%      $9,862,609   $19,600,000   07/28/2005
   77          2.90        2.62             2.62               43.2%         33.3%      $9,798,941   $29,400,000   03/01/2006
   78          1.81        1.70             1.36               53.9%         49.9%     $11,583,894   $23,200,000   09/30/2005
   79          1.43        1.39             1.14               77.8%         70.3%     $11,114,649   $15,800,000   10/21/2005
   80          1.37        1.32             1.32               71.4%         42.2%      $7,211,649   $17,100,000   09/28/2005
   81          2.07        1.96             1.96               34.6%         29.3%     $10,124,073   $34,610,000   12/01/2005
   82          1.34        1.31             1.31               59.9%         50.3%     $10,068,904   $20,000,000   12/29/2005
   83          1.99        1.85             1.85               61.4%         61.4%     $11,911,250   $19,400,000   10/14/2005
   84          1.86        1.71             1.71               64.7%         64.7%     $11,000,000   $17,000,000   12/30/2005
   85          2.77        2.72             2.72               44.9%         44.9%     $11,000,000   $24,500,000   11/30/2005
   86          2.37        2.26             2.26               57.6%         57.6%     $10,992,000   $19,080,000   11/20/2005
   87          1.53        1.43             1.20               73.9%         64.0%      $9,092,118   $14,200,000   12/27/2005
   88          1.96        1.81             1.50               73.4%         66.0%      $9,441,952   $14,300,000   02/06/2006
   89          2.81        2.59             1.94               42.9%         35.1%      $8,606,140   $24,500,000   12/14/2005
   90          1.92        1.89             1.89               48.4%         39.3%      $8,496,691   $21,600,000   12/13/2005
   91          1.73        1.65             1.41               72.2%         64.5%      $9,288,232   $14,400,000   01/26/2006
   92          1.74        1.64             1.64               49.8%         41.9%      $8,545,917   $20,420,000   07/15/2005
   93          1.52        1.46             1.46               62.4%         52.3%      $8,362,358   $16,000,000   02/10/2006
   94          1.78        1.73             1.43               65.9%         55.5%      $8,207,878   $14,800,000   02/01/2006
   95          1.55        1.52             1.52               68.0%         57.2%      $8,033,590   $14,050,000   02/01/2006
   96          1.91        1.67             1.67               62.5%         48.2%      $7,321,853   $15,200,000   06/30/2005
   97          1.34        1.32             1.32               71.8%         65.0%      $8,317,646   $12,800,000   01/03/2006
   98          1.51        1.45             1.45               56.5%         41.2%      $6,173,078   $15,000,000   10/11/2005
   99          1.98        1.75             1.75               60.5%         46.6%      $6,520,613   $14,000,000   12/01/2005
  100          1.57        1.48             1.23               73.9%         62.3%      $6,915,731   $11,100,000   01/05/2006
  101          2.01        2.00             2.00               57.9%         57.9%      $8,100,000   $14,000,000   08/15/2005
  102          1.34        1.32             1.32               71.5%         64.7%      $7,277,940   $11,250,000   12/22/2005
  103          1.77        1.55             1.55               67.8%         52.2%      $5,893,398   $11,300,000   10/29/2005
  104          1.67        1.54             1.28               57.1%         54.2%      $7,209,034   $13,300,000   12/09/2005
  105          1.35        1.30             1.30               66.0%         51.3%      $5,893,789   $11,500,000   12/20/2005
  106          1.40        1.33             1.33               64.8%         54.7%      $6,231,915   $11,400,000   12/14/2005
  107          1.67        1.52             1.25               69.5%         62.4%      $6,597,205   $10,575,000   01/17/2006
  108          2.23        2.19             2.19               55.9%         55.9%      $7,325,000   $13,100,000   11/01/2005
  109          2.07        1.88             1.88               59.5%         59.5%      $7,260,000   $12,200,000   09/13/2005
  110          1.82        1.59             1.59               64.1%         50.9%      $5,704,573   $11,200,000   11/15/2005
  111          1.70        1.49             1.22               81.4%         71.4%      $6,231,518    $8,725,000   01/16/2006
  112          1.67        1.50             1.24               64.7%         60.3%      $6,547,283   $10,850,000   01/05/2006
  113          1.41        1.34             1.34               63.6%         53.9%      $5,932,200   $11,000,000   01/21/2006
  114          2.32        2.23             2.23               44.2%         37.4%      $5,910,366   $15,800,000   11/29/2005
  115          2.30        2.15             2.15               32.4%         21.2%      $4,447,096   $21,000,000   01/19/2006
  116          1.40        1.29             1.06               80.0%         67.1%      $5,525,947    $8,230,000   05/24/2005
  117          1.68        1.48             1.48               69.1%         53.1%      $4,887,858    $9,200,000   10/08/2005
  118          2.34        1.99             1.58               66.3%         55.7%      $5,295,132    $9,500,000   01/10/2006
  119          1.96        1.67             1.39               63.2%         55.8%      $5,296,737    $9,500,000   12/15/2005
  120          1.49        1.43             1.43               63.6%         53.6%      $5,036,676    $9,400,000   11/15/2005
  121          1.82        1.77             1.77               56.7%         48.1%      $5,045,629   $10,500,000   12/06/2005
  122          2.08        1.94             1.94               53.6%         53.6%      $5,900,000   $11,000,000   07/15/2005
  123          2.28        2.22             2.22               58.2%         58.2%      $5,760,000    $9,900,000   10/01/2005
  124          1.85        1.68             1.29               73.4%         62.5%      $4,815,594    $7,700,000   02/02/2006
  125          1.85        1.53             1.26               62.0%         53.4%      $4,818,950    $9,025,000   09/10/2005
  126          1.62        1.52             1.52               62.0%         52.2%      $4,702,324    $9,000,000   10/18/2005
  127          1.44        1.34             1.34               75.0%         63.5%      $4,568,897    $7,200,000   02/09/2006
  128          12.06       11.94           11.94               8.8%           8.8%      $5,300,000   $60,000,000   05/03/2005
  129          3.15        2.67             2.67               39.8%         39.8%      $5,300,000   $13,300,000   11/11/2005
  130          1.61        1.46             1.20               75.4%         66.3%      $4,609,604    $6,950,000   12/07/2005
  131          1.79        1.55             1.55               61.9%         52.3%      $4,286,151    $8,200,000   10/17/2005
  132          2.02        1.92             1.57               58.1%         52.1%      $4,481,302    $8,600,000   11/04/2005
  133          3.75        3.75             3.75               27.5%         27.5%      $5,000,000   $18,200,000   11/15/2005
  134          1.95        1.93             1.59               78.1%         70.1%      $4,487,693    $6,400,000   08/31/2005
  135          1.79        1.77             1.77               42.5%         35.7%      $4,197,944   $11,750,000   01/13/2006
  136          2.69        2.36             2.36               37.8%         35.2%      $4,649,993   $13,200,000   01/10/2006
  137          2.61        2.43             2.43               22.2%         18.7%      $4,200,633   $22,500,000   11/22/2005
  138          1.93        1.85             1.85               41.5%         35.1%      $4,211,191   $12,000,000   01/19/2006
  139          3.29        2.87             2.87               46.6%         36.2%      $3,876,090   $10,700,000   05/26/2005
  140          1.21        1.21             1.21               79.6%         67.2%      $4,164,058    $6,200,000   11/04/2005
  141          1.86        1.82             1.82               39.6%         30.8%      $3,614,600   $11,750,000   01/06/2006
  142          2.54        2.40             2.40               34.8%         29.3%      $3,892,732   $13,300,000   11/18/2005
  143          1.91        1.88             1.88               57.9%         50.1%      $4,008,744    $8,000,000   09/12/2005
  144          1.43        1.32             1.32               72.3%         61.1%      $3,818,767    $6,250,000   01/05/2006
  145          1.52        1.35             1.35               69.5%         57.9%      $3,762,647    $6,500,000   01/12/2006
  146          2.92        2.59             2.11               46.9%         41.0%      $3,938,364    $9,600,000   11/01/2005
  147          1.36        1.29             1.29               69.2%         58.4%      $3,797,668    $6,500,000   01/14/2006
  148          1.84        1.79             1.79               55.0%         47.8%      $3,898,572    $8,150,000   09/20/2005
  149          2.28        1.96             1.96               47.6%          0.4%         $33,239    $9,400,000   09/28/2005
  150          1.97        1.94             1.61               79.0%         71.1%      $4,023,176    $5,660,000   08/31/2005
  151          1.62        1.57             1.57               59.8%         51.7%      $3,681,148    $7,120,000   08/26/2005
  152          1.49        1.43             1.18               61.6%         54.3%      $3,744,791    $6,900,000   12/29/2005
  153          1.54        1.37             1.37               68.6%         57.7%      $3,522,460    $6,100,000   10/10/2005
  154          1.99        1.75             1.75               61.9%         51.9%      $3,427,871    $6,600,000   10/10/2005
  155          1.60        1.51             1.27               66.6%         63.3%      $3,859,181    $6,100,000   12/23/2005
  156          2.90        2.63             2.13               46.0%         40.2%      $3,500,767    $8,700,000   10/26/2005
  157          4.27        4.18             3.33               35.7%         31.8%      $3,556,237   $11,200,000   10/26/2005
  158          1.93        1.88             1.55               55.2%         51.4%      $3,724,148    $7,250,000   10/19/2005
  159          1.67        1.60             1.60               55.1%         42.5%      $3,077,826    $7,250,000   01/21/2006
  160          1.71        1.68             1.68               66.5%         55.5%      $3,332,820    $6,000,000   12/20/2005
  161          1.79        1.56             1.56               54.7%         45.6%      $3,326,592    $7,300,000   11/10/2005
  162          1.85        1.68             1.68               51.7%         39.8%      $3,062,560    $7,700,000   10/14/2005
  163          6.46        6.19             6.19               17.7%         12.6%      $2,828,755   $22,500,000   07/29/2005
  164          15.26       15.19           15.19               7.7%           7.7%      $3,950,000   $51,600,000   07/19/2005
  165          1.81        1.77             1.77               58.9%         50.0%      $3,322,804    $6,640,000   01/09/2006
  166          1.68        1.54             1.54               62.8%         53.1%      $3,291,256    $6,200,000   11/14/2005
  167          1.95        1.74             1.74               55.4%         47.1%      $3,299,491    $7,000,000   08/12/2005
  168          1.33        1.21             1.21               69.1%         58.2%      $3,200,772    $5,500,000   01/24/2006
  169          1.44        1.36             1.10               80.0%         66.7%      $3,133,402    $4,700,000   05/31/2005
  170          1.58        1.39             1.39               70.4%         59.7%      $3,169,696    $5,310,000   08/31/2005
  171          1.24        1.24             1.24               79.6%         66.4%      $2,990,196    $4,500,000   09/06/2005
  172          2.23        2.22             2.22               65.1%         65.1%      $3,549,600    $5,450,000   08/17/2005
  173          2.62        2.40             1.98               50.7%         45.6%      $3,143,712    $6,900,000   10/19/2005
  174          1.40        1.30             1.30               75.0%         63.5%      $2,951,354    $4,650,000   11/01/2005
  175          2.48        2.47             2.47               56.5%         56.5%      $3,475,000    $6,150,000   11/01/2005
  176          1.29        1.27             1.27               76.7%         64.7%      $2,884,353    $4,460,000   12/05/2005
  177          1.59        1.50             1.26               72.3%         63.4%      $2,978,745    $4,700,000   12/09/2005
  178          1.17        1.10             1.10               61.8%          1.4%         $76,119    $5,500,000   05/01/2006
  179          1.53        1.45             1.45               48.4%         31.9%      $2,234,820    $7,000,000   12/15/2005
  180          2.06        1.88             1.57               61.5%         57.4%      $3,155,704    $5,500,000   10/06/2005
  181          1.38        1.31             1.31               58.6%         45.9%      $2,615,785    $5,700,000   02/01/2006

  182          1.63        1.63             1.34               59.7%         55.6%      $1,692,424    $3,050,000   01/09/2006
  183          1.63        1.63             1.34               59.7%         55.6%      $1,381,960    $2,475,000   01/09/2006
  184          1.49        1.39             1.39               62.1%         52.7%      $2,782,127    $5,275,000   12/12/2005
  185          2.09        1.86             1.86               51.6%         51.6%      $3,250,000    $6,300,000   09/29/2005
  186          2.23        2.22             2.22               65.1%         65.1%      $3,222,700    $4,950,000   08/22/2005
  187          1.38        1.27             1.27               56.6%         43.2%      $2,440,029    $5,650,000   01/09/2006
  188          1.66        1.53             1.53               53.3%         40.9%      $2,453,794    $6,000,000   02/01/2006

  189          1.34        1.25             1.25               70.9%         55.1%        $551,420    $1,000,000   07/05/2005
  190          1.34        1.25             1.25               70.9%         55.1%        $501,792      $910,000   04/23/2005
  191          1.34        1.25             1.25               70.9%         55.1%        $479,735      $870,000   04/23/2005
  192          1.34        1.25             1.25               70.9%         55.1%        $446,649      $810,000   04/27/2005
  193          1.34        1.25             1.25               70.9%         55.1%        $443,894      $805,000   04/27/2005
  194          1.67        1.53             1.53               48.0%         40.6%      $2,617,682    $6,450,000   11/16/2005
  195          1.88        1.83             1.83               51.5%         43.2%      $2,592,525    $6,000,000   11/16/2005
  196          1.34        1.29             1.29               67.8%         57.3%      $2,570,865    $4,490,000   12/28/2005
  197          7.60        7.41             7.41               12.0%         12.0%      $3,000,000   $24,900,000   09/02/2005
  198          1.93        1.76             1.42               64.5%         55.1%      $2,561,131    $4,650,000   10/01/2005
  199          5.82        5.71             5.71               17.2%         17.2%      $3,000,000   $17,400,000   09/26/2005
  200          1.66        1.57             1.57               52.2%         44.6%      $2,562,801    $5,750,000   01/26/2006
  201          1.69        1.52             1.52               55.5%         46.9%      $2,528,720    $5,390,000   12/07/2005
  202          1.39        1.30             1.30               72.9%         61.5%      $2,522,912    $4,100,000   02/01/2006
  203          1.55        1.40             1.40               55.3%         42.5%      $2,296,920    $5,400,000   10/14/2005
  204          2.39        2.23             2.23               37.0%         30.9%      $2,456,427    $7,950,000   10/10/2005
  205          1.92        1.86             1.86               58.3%         49.5%      $2,475,150    $5,000,000   12/19/2005
  206          2.41        2.27             2.27               54.7%         54.7%      $2,900,000    $5,300,000   02/10/2005
  207          1.66        1.41             1.41               48.9%         41.8%      $2,468,849    $5,900,000   08/03/2004
  208          1.53        1.35             1.35               60.6%         51.5%      $2,398,310    $4,660,000   12/07/2005
  209          2.23        2.22             2.22               65.1%         65.1%      $2,816,700    $4,325,000   08/22/2005
  210          2.82        2.54             2.06               50.0%         43.8%      $2,450,537    $5,600,000   10/26/2005
  211          1.58        1.53             1.53               62.0%         52.4%      $2,356,136    $4,500,000   11/08/2005
  212          3.16        3.02             3.02               29.9%         29.9%      $2,750,000    $9,200,000   11/01/2005
  213          2.16        1.94             1.94               54.5%         54.5%      $2,700,000    $4,950,000   10/31/2005
  214          1.45        1.33             1.33               49.2%         41.8%      $2,290,252    $5,475,000   10/20/2005
  215          2.00        1.96             1.96               51.8%         43.6%      $2,222,291    $5,100,000   11/10/2005
  216          2.23        2.22             2.22               65.1%         65.1%      $2,624,600    $4,030,000   08/17/2005
  217          1.72        1.67             1.33               73.0%         67.9%      $2,417,608    $3,560,000   11/10/2005
  218          4.59        4.52             3.44               26.3%         23.6%      $2,340,147    $9,900,000   09/15/2005
  219          1.74        1.66             1.66               57.6%         48.1%      $2,162,285    $4,500,000   10/05/2005
  220          2.13        1.99             1.99               49.4%         41.4%      $2,173,243    $5,250,000   10/01/2005
  221          1.69        1.47             1.47               73.0%         61.9%      $2,164,486    $3,495,000   11/02/2005
  222          1.80        1.71             1.71               52.6%         44.4%      $2,109,499    $4,750,000   12/16/2005
  223          2.10        1.87             1.87               44.2%         37.8%      $2,133,273    $5,650,000   12/15/2005
  224          1.79        1.61             1.61               68.3%         58.0%      $2,117,499    $3,650,000   10/26/2005
  225          2.23        2.22             2.22               64.8%         64.8%      $2,477,400    $3,825,000   08/17/2005
  226          2.39        2.22             2.22               45.0%         45.0%      $2,475,000    $5,500,000   08/24/2005
  227          1.85        1.54             1.54               41.2%          0.8%         $51,000    $6,000,000   11/01/2005
  228          1.30        1.21             1.21               53.0%          0.9%         $41,877    $4,600,000   09/15/2005
  229          1.47        1.42             1.42               61.5%         51.9%      $2,048,793    $3,950,000   02/01/2006
  230          1.93        1.88             1.88               36.9%         31.1%      $2,022,375    $6,500,000   12/01/2005
  231          2.15        2.15             2.15               45.3%         38.0%      $1,993,717    $5,250,000   06/04/2005
  232          1.85        1.54             1.54               56.4%         47.7%      $2,004,497    $4,200,000   12/01/2005
  233          1.63        1.58             1.33               73.7%         63.9%      $2,038,255    $3,190,000   10/14/2005
  234          1.64        1.45             1.20               67.0%         59.0%      $2,065,286    $3,500,000   12/29/2005
  235          2.37        2.22             2.22               44.0%         37.1%      $1,977,274    $5,325,000   11/29/2005
  236          1.81        1.73             1.38               65.7%         61.1%      $2,045,669    $3,350,000   11/10/2005
  237          1.66        1.43             1.43               66.4%         56.6%      $1,867,185    $3,300,000   10/09/2005
  238          1.79        1.70             1.70               58.7%         45.1%      $1,681,504    $3,730,000   10/21/2005
  239          1.56        1.50             1.50               59.0%         50.0%      $1,819,331    $3,640,000   12/29/2005
  240          1.80        1.74             1.74               49.1%         42.5%      $1,847,149    $4,350,000   08/25/2005
  241          2.12        2.05             2.05               46.0%         38.7%      $1,762,131    $4,550,000   11/11/2005
  242          1.94        1.88             1.88               55.4%         46.6%      $1,762,131    $3,780,000   11/18/2005
  243          1.56        1.36             1.36               68.8%         57.7%      $1,673,111    $2,900,000   09/14/2005
  244          1.40        1.29             1.29               40.3%          0.7%         $35,629    $4,900,000   12/01/2005
  245          2.30        2.28             2.28               59.0%         59.0%      $1,900,000    $3,220,000   09/21/2005
  246          1.61        1.58             1.58               58.0%         48.8%      $1,594,793    $3,270,000   11/15/2005
  247          1.66        1.47             1.47               65.8%         43.3%      $1,212,759    $2,800,000   11/28/2005
  248          1.69        1.64             1.64               52.8%         23.9%        $814,197    $3,400,000   01/16/2006
  249          1.38        1.32             1.32               81.8%         69.6%      $1,497,238    $2,150,000   12/13/2005
  250          2.45        2.43             2.43               56.7%         56.7%      $1,700,000    $3,000,000   08/03/2005
  251          2.36        2.03             1.68               41.5%         38.0%      $1,557,541    $4,100,000   10/05/2005
  252          1.83        1.63             1.63               49.8%         41.7%      $1,418,237    $3,400,000   10/18/2005
  253          1.83        1.69             1.69               20.7%          0.4%         $28,954    $8,100,000   11/28/2005
  254          2.04        1.82             1.82               40.7%         37.3%      $1,510,606    $4,050,000   01/12/2006
  255          1.51        1.40             1.40               48.0%          1.1%         $36,491    $3,400,000   11/07/2005
  256          2.30        2.29             2.29               59.0%         59.0%      $1,600,000    $2,710,000   09/21/2005
  257          2.28        2.11             1.76               38.9%         34.4%      $1,412,729    $4,110,000   12/11/2005
  258          2.17        2.01             2.01               46.2%         39.0%      $1,345,490    $3,450,000   09/22/2005
  259          1.50        1.36             1.36               73.9%         62.9%      $1,338,878    $2,130,000   01/17/2006
  260          2.08        1.97             1.97               42.4%         35.6%      $1,258,404    $3,530,000   09/20/2005
  261          1.67        1.46             1.46               47.1%         38.2%      $1,213,124    $3,175,000   02/02/2006
  262          2.26        2.15             2.15               59.7%         59.7%      $1,463,250    $2,450,000   07/22/2005
  263          1.51        1.40             1.40               56.8%         48.5%      $1,237,467    $2,550,000   02/01/2006
  264          1.37        1.25             1.25               72.2%         62.0%      $1,115,496    $1,800,000   01/10/2006
  265          2.92        2.84             2.84               63.9%          2.7%         $53,624    $2,000,000   03/12/2005
  266          4.25        4.21             3.54               23.5%         22.0%      $1,169,576    $5,325,000   12/19/2005
  267          1.82        1.40             1.40               54.2%         46.3%        $948,642    $2,050,000   12/29/2005
  268          1.21        1.18             1.18               47.7%          1.1%         $24,941    $2,300,000   01/07/2006
  269          1.27        1.21             1.21               60.7%         51.9%        $907,402    $1,750,000   11/23/2005
  270          1.72        1.67             1.67               50.7%         43.5%        $857,830    $1,970,000   01/12/2006
  271          1.53        1.39             1.39               62.5%         53.4%        $855,145    $1,600,000   01/05/2006

               2.18        2.03             1.95               57.8%         50.0%

--------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                               LEASE
LOAN NO.    LARGEST TENANT(12)                                                    EXPIRATION DATE       % NSF
--------------------------------------------------------------------------------------------------------------

   1        Shire Pharmaceuticals Inc.                                              09/30/2015         100.0%
   2        Centocor, Inc.                                                          01/31/2009         100.0%
   3        Centocor, Inc.                                                          07/31/2009          34.1%
   4        Shire Pharmaceuticals Inc.                                              09/30/2016         100.0%
   5        AmerisourceBergen Drug Co                                               06/30/2010         100.0%
   6        AmerisourceBergen Drug Co                                               06/30/2010          53.4%
   7        GHR Systems Inc                                                         05/31/2006          34.8%
   8        Astrazeneca LP                                                          04/30/2007          30.9%
   9        1&1 Internet Inc                                                        08/31/2011          17.6%
   10       Planalytics Inc                                                         01/31/2010          27.5%
   11       NAP                                                                         NAP               NAP
   12       Covalent Research                                                       12/31/2009          54.0%
   13       New England Life Insurance                                              12/31/2009          21.9%
   14       Morgan Stanley DW Inc.                                                  10/31/2011          20.9%
   15       NAP                                                                         NAP               NAP
   16       MEDecision, Inc.                                                        08/31/2016         100.0%
   17       MEDecision, Inc.                                                        08/31/2016          51.8%
   18       Borders Books & Music                                                   01/31/2020           4.3%

   19       Mervyns                                                                 09/30/2025         100.0%
   20       Mervyns                                                                 09/30/2025         100.0%
   21       Mervyns                                                                 09/30/2025         100.0%
   22       Mervyns                                                                 09/30/2025         100.0%
   23       Mervyns                                                                 09/30/2025         100.0%
   24       Mervyns                                                                 09/30/2025         100.0%
   25       Mervyns                                                                 09/30/2025         100.0%
   26       Mervyns                                                                 09/30/2025         100.0%
   27       Mervyns                                                                 09/30/2025         100.0%
   28       Mervyns                                                                 09/30/2025         100.0%
   29       Mervyns                                                                 09/30/2025         100.0%
   30       Mervyns                                                                 09/30/2025         100.0%
   31       Mervyns                                                                 09/30/2025         100.0%
   32       Mervyns                                                                 09/30/2025         100.0%
   33       Mervyns                                                                 09/30/2025         100.0%
   34       Mervyns                                                                 09/30/2025         100.0%
   35       Mervyns                                                                 09/30/2025         100.0%
   36       Mervyns                                                                 09/30/2025         100.0%
   37       Mervyns                                                                 09/30/2025         100.0%
   38       Mervyns                                                                 09/30/2025         100.0%
   39       Mervyns                                                                 09/30/2025         100.0%
   40       Mervyns                                                                 09/30/2025         100.0%
   41       Mervyns                                                                 09/30/2025         100.0%
   42       Mervyns                                                                 09/30/2025         100.0%
   43       Mervyns                                                                 09/30/2025         100.0%
   44       Syska & Hennessey Engineers                                             05/31/2011          11.3%
   45       CGI -AMS                                                                02/28/2011         100.0%
   46       WB President Hotel NY Lessee LLC                                        03/31/2111            NAP
   47       Baker Donelson                                                          09/07/2010          39.7%
   48       NAP                                                                         NAP               NAP
   49       CompUSA                                                                 03/13/2013          23.0%
   50       Stop & Shop Supermarket Company                                         06/01/2025          52.1%
   51       NAP                                                                         NAP               NAP
   52       Sportmart                                                               01/31/2009          34.5%
   53       WPHSP Leasing Corp. (Hudson Health Plan)                                08/31/2010          19.7%
   54       NAP                                                                         NAP               NAP
   55       EatZi's, LLC                                                            11/30/2014          13.6%
   56       NAP                                                                         NAP               NAP
   57       Kohl's                                                                  01/31/2026          38.2%
   58       NAP                                                                         NAP               NAP

   59       NAP                                                                         NAP               NAP
   60       NAP                                                                         NAP               NAP
   61       Kohl's                                                                  03/31/2028          87.7%
   62       NAP                                                                         NAP               NAP
   63       FedEx Freight, East, Inc.                                               12/21/2020         100.0%
   64       NAP                                                                         NAP               NAP

   65       Stan Kunin, D.V.M.                                                      12/31/2015           8.0%
   66       Coast to Coast Computer Prod.                                           12/14/2010          52.8%
   67       Child & Family Guidance Center                                          06/30/2008          17.5%
   68       Quality Financial, Inc.                                                 06/30/2007          33.6%
   69       San Fernando Valley Child Guidance Clinic                               06/30/2008         100.0%
   70       Mentor Corporation                                                      02/09/2012          77.7%
   71       United States of America                                                05/16/2014         100.0%
   72       Publix Super Markets, Inc.                                              02/28/2023          48.0%
   73       Sonopress, LLC                                                          07/31/2015          52.0%
   74       Martin's Food Market                                                    12/31/2025          92.6%
   75       BJ's Wholesale, Inc.                                                    11/30/2013          52.5%
   76       NAP                                                                         NAP               NAP
   77       NAP                                                                         NAP               NAP
   78       J.C. Penney Co.                                                         07/31/2012          36.6%
   79       The Gap                                                                 01/31/2024          50.2%
   80       Ross Stores, Inc                                                        01/31/2016          27.9%
   81       NAP                                                                         NAP               NAP
   82       NAP                                                                         NAP               NAP
   83       Jewel Food Stores                                                       11/30/2010          47.7%
   84       State of Rhode Island and Providence Plantations                        11/30/2015         100.0%
   85       NAP                                                                         NAP               NAP
   86       Party City                                                              01/31/2009          15.7%
   87       Live TV                                                                 04/30/2009          11.0%
   88       Clopay Plastic Products Company                                         03/31/2009          38.5%
   89       Hob Lob LP dba Hobby Lobby                                              06/05/2010          38.8%
   90       NAP                                                                         NAP               NAP
   91       NAP                                                                         NAP               NAP
   92       Markwins International Corporation                                      12/17/2026         100.0%
   93       Jo-Ann Stores, Inc.                                                     02/28/2016         100.0%
   94       Petco                                                                   01/31/2018          41.1%
   95       NAP                                                                         NAP               NAP
   96       NAP                                                                         NAP               NAP
   97       NAP                                                                         NAP               NAP
   98       Hamagami/Carroll, Inc.                                                  08/31/2006          27.6%
   99       NAP                                                                         NAP               NAP
  100       Best Buy                                                                01/31/2017          66.1%
  101       The Stop & Shop Supermarket Company                                     11/30/2025         100.0%
  102       NAP                                                                         NAP               NAP
  103       NAP                                                                         NAP               NAP
  104       The Office Furniture Place                                              08/31/2009          29.8%
  105       List Industries                                                         02/10/2021         100.0%
  106       NAP                                                                         NAP               NAP
  107       Maurice LaCroix USA                                                     11/30/2010          10.8%
  108       Publix Super Markets                                                    07/31/2025          82.1%
  109       99 Cents Only                                                           01/31/2009          26.6%
  110       NAP                                                                         NAP               NAP
  111       Arizona Oncology Services, An Arizona Corporation                       04/30/2011          10.0%
  112       NAP                                                                         NAP               NAP
  113       LA Fitness International                                                04/30/2020         100.0%
  114       Firstbank                                                               09/30/2017          19.4%
  115       NAP                                                                         NAP               NAP
  116       NAP                                                                         NAP               NAP
  117       NAP                                                                         NAP               NAP
  118       NAP                                                                         NAP               NAP
  119       Lender Support Systems, Inc.                                            01/31/2011          18.1%
  120       Orange County Industrial Plastics                                       12/31/2020         100.0%
  121       NAP                                                                         NAP               NAP
  122       Pathmark                                                                01/31/2015          64.4%
  123       McKesson Corporation                                                    05/31/2016         100.0%
  124       Trinity Glass International, Inc. d/b/a Feather River Door Company      11/30/2010          71.4%
  125       International Business Machine                                          12/31/2010          66.9%
  126       Sports Authority                                                        03/31/2014          63.2%
  127       Office Environment                                                      03/31/2010          23.8%
  128       NAP                                                                         NAP               NAP
  129       Smiths/Liquidation World                                                12/31/2009          27.1%
  130       NAP                                                                         NAP               NAP
  131       NAP                                                                         NAP               NAP
  132       The Bath Studio, Inc.                                                   11/15/2009          12.7%
  133       Motel 6                                                                 12/01/2012         100.0%
  134       NAP                                                                         NAP               NAP
  135       NAP                                                                         NAP               NAP
  136       Law Office of Rory Clark                                                12/31/2010           6.3%
  137       NAP                                                                         NAP               NAP
  138       Indymac Bank                                                            10/31/2010          21.1%
  139       NAP                                                                         NAP               NAP
  140       WALGREENS                                                               01/31/2062         100.0%
  141       GP1SAC-SK, Inc.                                                         06/30/2019          67.0%
  142       HomeReady/Owens Corning                                                 11/30/2010          15.7%
  143       NAP                                                                         NAP               NAP
  144       Higgens Lumber                                                          02/28/2012          56.6%
  145       Angelus Furniture                                                       08/31/2012          48.8%
  146       NAP                                                                         NAP               NAP
  147       Floorworks, Inc.                                                        05/31/2010         100.0%
  148       NAP                                                                         NAP               NAP
  149       NAP                                                                         NAP               NAP
  150       NAP                                                                         NAP               NAP
  151       NAP                                                                         NAP               NAP
  152       NAP                                                                         NAP               NAP
  153       Americana Grocery of Virginia                                           10/31/2013          23.5%
  154       NAP                                                                         NAP               NAP
  155       Fed-Ex Kinkos                                                           11/30/2010          44.3%
  156       NAP                                                                         NAP               NAP
  157       NAP                                                                         NAP               NAP
  158       NAP                                                                         NAP               NAP
  159       Mamma Roma                                                              05/31/2016          18.1%
  160       NAP                                                                         NAP               NAP
  161       Ventrex                                                                 01/15/2007          26.0%
  162       Church of the Risen Messiah                                             09/01/2006          12.4%
  163       NAP                                                                         NAP               NAP
  164       NAP                                                                         NAP               NAP
  165       NAP                                                                         NAP               NAP
  166       Newground Social Investment                                             01/31/2007          10.6%
  167       Vistalab Technologies, I                                                12/31/2007          57.3%
  168       Teleflex, Inc.                                                          12/31/2016         100.0%
  169       NAP                                                                         NAP               NAP
  170       Cool Parts & Supply                                                     06/30/2008           9.4%
  171       LaSalle Bank                                                            11/13/2030         100.0%
  172       Walgreen Co.                                                            06/30/2058         100.0%
  173       Family Dollar, Inc.                                                     12/31/2008          23.0%
  174       International Chefs' Culinary Center                                    01/31/2015          33.6%
  175       CVS Corporation                                                         12/04/2024         100.0%
  176       NAP                                                                         NAP               NAP
  177       Florida Business Interiors, Inc.                                        01/20/2016         100.0%
  178       GarrettCom, Inc.                                                        06/30/2016         100.0%
  179       MCL Distributing, Inc.                                                  12/31/2013         100.0%
  180       Bon Secors                                                              01/31/2011          23.2%
  181       CHW Medical Foundation                                                  01/29/2021         100.0%

  182       SunTrust Bank                                                           08/04/2023         100.0%
  183       AmSouth Bank                                                            06/25/2023         100.0%
  184       Fiesta Mexican Restaurants                                              10/31/2010          19.5%
  185       Smith Party Rental                                                      12/31/2008          28.6%
  186       Walgreen Co.                                                            10/31/2058         100.0%
  187       Southern California Soap                                                04/30/2010          43.8%
  188       Weis Markets, Inc.                                                      08/02/2019          91.0%

  189       Dolgencorp of Texas, Inc.                                               02/28/2015         100.0%
  190       Dolgencorp of Texas, Inc.                                               02/28/2015         100.0%
  191       Dolgencorp of Texas, Inc.                                               07/31/2015         100.0%
  192       Dolgencorp of Texas, Inc.                                               03/31/2015         100.0%
  193       Dolgencorp of Texas, Inc.                                               06/30/2014         100.0%
  194       Tiffany's Dance                                                         08/31/2015          19.8%
  195       NAP                                                                         NAP               NAP
  196       NAP                                                                         NAP               NAP
  197       NAP                                                                         NAP               NAP
  198       Ride-Away                                                               07/30/2013          20.4%
  199       NAP                                                                         NAP               NAP
  200       Summit Furniture                                                        03/01/2018          70.1%
  201       NDM Dance Studio                                                        10/31/2008          11.0%
  202       Henry Pham & Ryan Duong dba Nine Pan Asia                               02/28/2015          27.3%
  203       Rehab Systems of Boca Raton                                             01/10/2010           8.9%
  204       NAP                                                                         NAP               NAP
  205       NAP                                                                         NAP               NAP
  206       HH Gregg                                                                05/31/2014         100.0%
  207       Employerware                                                            04/30/2007          34.7%
  208       Sacramento Ear, Nose and Throat Surgical and Medical Group, Inc.        01/31/2021          86.4%
  209       Walgreen Co.                                                            08/31/2059         100.0%
  210       NAP                                                                         NAP               NAP
  211       NAP                                                                         NAP               NAP
  212       NAP                                                                         NAP               NAP
  213       Leggett & Platt                                                         07/10/2010         100.0%
  214       Social Security Administration                                          08/31/2011          49.7%
  215       NAP                                                                         NAP               NAP
  216       Walgreen Co.                                                            09/30/2057         100.0%
  217       NAP                                                                         NAP               NAP
  218       NAP                                                                         NAP               NAP
  219       NAP                                                                         NAP               NAP
  220       NAP                                                                         NAP               NAP
  221       Gemaire                                                                 04/30/2008          38.2%
  222       New Century Title                                                       08/31/2008          56.2%
  223       Halal Meat & Mediterranean                                              12/31/2014          14.1%
  224       Hoglund, Chwialkowski & Greeman                                         01/31/2009          22.7%
  225       Walgreen Co.                                                            09/30/2057         100.0%
  226       Valley Spas                                                             03/17/2008          31.1%
  227       Hudson Valley Cardiology                                                02/28/2010          14.6%
  228       The Hunton Group                                                        12/31/2017         100.0%
  229       Petco Animal Supplies Stores, Inc.                                      01/14/2020         100.0%
  230       NAP                                                                         NAP               NAP
  231       Walgreen Louisiana Co., Inc.                                            06/30/2080         100.0%
  232       Boise Delivery and Tranfer                                              05/31/2007          20.1%
  233       Community Power Corp                                                    10/15/2012          52.8%
  234       NAP                                                                         NAP               NAP
  235       MPC Industrial Products, Inc.                                           10/31/2020         100.0%
  236       NAP                                                                         NAP               NAP
  237       Scrafin Maya Molina                                                     11/30/2008          15.7%
  238       Staples (Grocery Outlet)                                                01/31/2014         100.0%
  239       Rite Aid                                                                09/30/2024         100.0%
  240       NAP                                                                         NAP               NAP
  241       NAP                                                                         NAP               NAP
  242       NAP                                                                         NAP               NAP
  243       Anrich Microscreens                                                     07/31/2007          10.8%
  244       Qwest Communications Corp                                               09/30/2015         100.0%
  245       CVS Corporation                                                         01/31/2019         100.0%
  246       NAP                                                                         NAP               NAP
  247       TECMA Group                                                             01/01/2019          40.5%
  248       NAP                                                                         NAP               NAP
  249       Old Mill Wine & Spirits                                                 06/30/2008          22.3%
  250       Eckerd Drugs Corp.                                                      09/01/2019         100.0%
  251       Los Angeles Marathon, Inc.                                              04/30/2010          18.5%
  252       Hartwell Corp.                                                          04/30/2006          26.8%
  253       NAP                                                                         NAP               NAP
  254       Rent A Center                                                           03/31/2011          15.6%
  255       Desert Depot, L.L.C.                                                    08/31/2010         100.0%
  256       CVS Corporation                                                         01/31/2019         100.0%
  257       Alijandro's Bold Burrito, Inc                                           10/31/2008          12.5%
  258       New York Carpets                                                        10/31/2015         100.0%
  259       NOVO 1 (Onesource.com)                                                  03/31/2010          65.1%
  260       The Broilers                                                            08/31/2015          25.1%
  261       Diversified Marine Products                                             03/31/2013         100.0%
  262       Inland Master Lease                                                     09/01/2006          32.0%
  263       Tractor Supply Company                                                  02/28/2021         100.0%
  264       Only One Dollar Superstore                                              01/31/2016          68.0%
  265       CVS                                                                     01/31/2030         100.0%
  266       Walgreen Arizona Drug Co.                                               01/31/2023         100.0%
  267       Dr. Jennifer Henrique                                                   06/30/2007          13.3%
  268       Washington Mutual Bank FA                                               11/30/2015          72.9%
  269       Washington Mutual Bank                                                  07/25/2012         100.0%
  270       Taco Cabana                                                             09/17/2023         100.0%
  271       Consolidated Pump & Supply                                              06/30/2009          38.1%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                      LEASE
LOAN NO.    SECOND LARGEST TENANT(12)                    EXPIRATION DATE      % NSF   THIRD LARGEST TENANT(12)
------------------------------------------------------------------------------------------------------------------------------------

   1        NAP                                                NAP              NAP   NAP
   2        NAP                                                NAP              NAP   NAP
   3        Crothall Healthcare, Inc.                      06/30/2008         24.4%   Ford Motor Credit Company
   4        NAP                                                NAP              NAP   NAP
   5        NAP                                                NAP              NAP   NAP
   6        SAS Institute Inc.                             01/31/2008         14.4%   Environmental Systems Rese
   7        Investor Force, Inc.                           02/29/2012         16.3%   Dun & Bradstreet Inc.
   8        Liberty Mutual Insurance                       03/30/2011         24.4%   Campbell Campbell Edwards
   9        Patron Solutions LP                            01/31/2009         12.0%   Acordia Northeast (PA)
   10       DMW Acquisition LLC                            08/31/2008         24.7%   Regis Insurance Company
   11       NAP                                                NAP              NAP   NAP
   12       Proctor & Gamble                               02/28/2010         10.3%   Precyse Solutions
   13       Solomon Edwards Group                          02/28/2013         20.2%   Armstrong, Doyle & Carroll
   14       Alternative Resources                          08/31/2009         11.2%   Old Republic National Title
   15       NAP                                                NAP              NAP   NAP
   16       NAP                                                NAP              NAP   NAP
   17       CP Venture                                     11/30/2016         48.2%   NAP
   18       R.E.I.                                         01/31/2015          4.0%   Express

   19       NAP                                                NAP              NAP   NAP
   20       NAP                                                NAP              NAP   NAP
   21       NAP                                                NAP              NAP   NAP
   22       NAP                                                NAP              NAP   NAP
   23       NAP                                                NAP              NAP   NAP
   24       NAP                                                NAP              NAP   NAP
   25       NAP                                                NAP              NAP   NAP
   26       NAP                                                NAP              NAP   NAP
   27       NAP                                                NAP              NAP   NAP
   28       NAP                                                NAP              NAP   NAP
   29       NAP                                                NAP              NAP   NAP
   30       NAP                                                NAP              NAP   NAP
   31       NAP                                                NAP              NAP   NAP
   32       NAP                                                NAP              NAP   NAP
   33       NAP                                                NAP              NAP   NAP
   34       NAP                                                NAP              NAP   NAP
   35       NAP                                                NAP              NAP   NAP
   36       NAP                                                NAP              NAP   NAP
   37       NAP                                                NAP              NAP   NAP
   38       NAP                                                NAP              NAP   NAP
   39       NAP                                                NAP              NAP   NAP
   40       NAP                                                NAP              NAP   NAP
   41       NAP                                                NAP              NAP   NAP
   42       NAP                                                NAP              NAP   NAP
   43       NAP                                                NAP              NAP   NAP
   44       Barrister Executive Suites                     12/31/2011         10.4%   U.S. General Services Admin
   45       NAP                                                NAP              NAP   NAP
   46       NAP                                                NAP              NAP   NAP
   47       Barge Waggoner                                 08/31/2010         24.3%   Chamber of Commerce
   48       NAP                                                NAP              NAP   NAP
   49       Petco                                          12/31/2015         21.2%   Lenscrafters
   50       Sleepy's The Mattress Professionals            02/28/2010          6.4%   Piccolo Trattoria, LLC
   51       NAP                                                NAP              NAP   NAP
   52       CompUSA                                        06/30/2011         21.1%   Western Appliance
   53       Framework Inc.                                 12/31/2007         12.5%   Nationwide Mutual Insurance Co.
   54       NAP                                                NAP              NAP   NAP
   55       Spa Sydell                                     01/13/2016         12.3%   Houlihan's Restaurant & Bar
   56       NAP                                                NAP              NAP   NAP
   57       Linens N Things                                01/31/2016         12.1%   Office Depot
   58       NAP                                                NAP              NAP   NAP

   59       NAP                                                NAP              NAP   NAP
   60       NAP                                                NAP              NAP   NAP
   61       Lovi's Delicatessen                            10/22/2015          5.1%   Sharky's Mexican Grill/Killer Food Concepts
   62       NAP                                                NAP              NAP   NAP
   63       NAP                                                NAP              NAP   NAP
   64       NAP                                                NAP              NAP   NAP

   65       Gerald Gelfand, DMD                            01/31/2006          7.7%   Joseph Sciarra, D.D.S.
   66       E&I Enterprises                                03/31/2007         11.2%   Benefit Strategies
   67       Assisted Home Recovery, Inc.                   01/31/2007         10.8%   Crisis Pregnancy Center of San Fernando Valley
   68       Congressman Howard Berman                      12/31/2006         11.7%   Attorney Search Network, Inc.
   69       NAP                                                NAP              NAP   NAP
   70       The Medstat Group, Inc.                        06/30/2009         22.3%   NAP
   71       NAP                                                NAP             0.0%   NAP
   72       Dollar General                                 01/31/2009          8.6%   The Little Gym of Snellville
   73       Solectron Global Services USA, Inc.            01/31/2013         48.0%   NAP
   74       Video Warehouse                                12/31/2010          5.5%   Fueling Station
   75       KMart                                          11/30/2015         37.6%   Dollar Tree Store
   76       NAP                                                NAP              NAP   NAP
   77       NAP                                                NAP              NAP   NAP
   78       Shaw's Supermarket                             02/28/2017         28.1%   T.J. Maxx
   79       Five Below                                     04/30/2015         15.7%   Visionary Properties, Inc. (EyeDrX)
   80       Marshalls of MA, Inc.                          08/31/2015         27.7%   Bed, Bath, and Beyond, Inc.
   81       NAP                                                NAP              NAP   NAP
   82       NAP                                                NAP              NAP   NAP
   83       NP/I&G Institutional Retail Co.                11/30/2008         16.1%   United States Postal Service
   84       NAP                                                NAP              NAP   NAP
   85       NAP                                                NAP              NAP   NAP
   86       PrimaCare Medical Center                       07/31/2008          6.9%   Mattress Giant
   87       Synergon Solutions, Inc.                       11/30/2008          8.9%   Computer Task Group, Inc.
   88       American Tire Distributors, Inc.               05/31/2016         25.6%   CAM International, LLC
   89       CVS Pharmacy                                   04/30/2008          5.8%   Blockbuster Viedo
   90       NAP                                                NAP              NAP   NAP
   91       NAP                                                NAP              NAP   NAP
   92       NAP                                                NAP              NAP   NAP
   93       NAP                                                NAP              NAP   NAP
   94       Work N Gear                                    12/31/2015         12.5%   Gardner Mattress
   95       NAP                                                NAP              NAP   NAP
   96       NAP                                                NAP              NAP   NAP
   97       NAP                                                NAP              NAP   NAP
   98       Benetton USA - Retail                          02/28/2013         19.8%   Enterprise for Education
   99       NAP                                                NAP              NAP   NAP
  100       Office Max                                     06/30/2017         33.9%   NAP
  101       NAP                                                NAP              NAP   NAP
  102       NAP                                                NAP              NAP   NAP
  103       NAP                                                NAP              NAP   NAP
  104       Ethan Allen                                    11/30/2014         21.1%   Ironwood Furnishings, Inc.
  105       NAP                                                NAP              NAP   NAP
  106       NAP                                                NAP              NAP   NAP
  107       Nathan Stone Insurance Agency                  08/31/2010         10.7%   McKeehan Escrow Co.
  108       Bank Atlantic                                  07/31/2010          7.7%   Hairmasters
  109       Fallas Paredes                                 12/31/2009         15.6%   Salvation Army
  110       NAP                                                NAP              NAP   NAP
  111       Dr. James Foltz                                04/30/2007          9.6%   Maureen Toal
  112       NAP                                                NAP              NAP   NAP
  113       NAP                                                NAP              NAP   NAP
  114       Southland Gaming                               04/30/2008         13.5%   Caribbean Lottery
  115       NAP                                                NAP              NAP   NAP
  116       NAP                                                NAP              NAP   NAP
  117       NAP                                                NAP              NAP   NAP
  118       NAP                                                NAP              NAP   NAP
  119       Protocol Services Inc.                         11/30/2007         11.5%   Data Strategies Inc.
  120       NAP                                                NAP              NAP   NAP
  121       NAP                                                NAP              NAP   NAP
  122       99 Cents                                       05/31/2012          6.0%   Photo Time
  123       NAP                                                NAP              NAP   NAP
  124       Jan Pak, Inc.                                  07/31/2011         28.6%   NAP
  125       Software Information System                    12/31/2010         13.5%   NAP
  126       Office Depot                                   03/31/2009         36.8%   NAP
  127       Idaho Specialized Transport                    07/31/2009         21.3%   Rose City
  128       NAP                                                NAP              NAP   NAP
  129       Ace Hardware                                   12/31/2008          9.8%   Overland Park Cinema
  130       NAP                                                NAP              NAP   NAP
  131       NAP                                                NAP              NAP   NAP
  132       Country Club Cleaners                          01/31/2012         12.7%   Yantai Enterprises, Inc.
  133       NAP                                                NAP              NAP   NAP
  134       NAP                                                NAP              NAP   NAP
  135       NAP                                                NAP              NAP   NAP
  136       Conejo Financial Inc.                          01/31/2008          5.6%   Wai & Conner, LLP
  137       NAP                                                NAP              NAP   NAP
  138       Zankou Chicken                                 08/15/2015         20.1%   Starbucks
  139       NAP                                                NAP              NAP   NAP
  140       NAP                                                NAP              NAP   NAP
  141       Folsom Collision Center                        02/01/2016         33.0%   NAP
  142       Garlex Pizza                                   09/30/2007         10.3%   Blackhawk Veterinary
  143       NAP                                                NAP              NAP   NAP
  144       Storage Mobility                               06/30/2008         28.7%   Ultra Pure Solutions, Inc.
  145       Sedaker Group-Direct Buy                       09/30/2012         30.5%   Copper Creek
  146       NAP                                                NAP              NAP   NAP
  147       NAP                                                NAP              NAP   NAP
  148       NAP                                                NAP              NAP   NAP
  149       NAP                                                NAP              NAP   NAP
  150       NAP                                                NAP              NAP   NAP
  151       NAP                                                NAP              NAP   NAP
  152       NAP                                                NAP              NAP   NAP
  153       Sun Laundromat, DBA Spin Cycle                 03/31/2014         13.7%   99 Cents Plus
  154       NAP                                                NAP              NAP   NAP
  155       Massage Envy                                   09/18/2010         21.3%   Strands
  156       NAP                                                NAP              NAP   NAP
  157       NAP                                                NAP              NAP   NAP
  158       NAP                                                NAP              NAP   NAP
  159       Piney Orchard Wine & Spirits, LLC              12/31/2015         18.1%   Hawaii Tan & Spa
  160       NAP                                                NAP              NAP   NAP
  161       Naso Industries                                12/31/2010         24.0%   Alba's Garment Works
  162       Lawnmower Headquarters                         06/01/2009          8.5%   PPG Industries
  163       NAP                                                NAP              NAP   NAP
  164       NAP                                                NAP              NAP   NAP
  165       NAP                                                NAP              NAP   NAP
  166       Banjara Indian Restaurant                      04/30/2007         10.3%   Orrapin Thai Cafe
  167       Pro Swing Baseball and Softball Center         08/31/2007         20.8%   MRE Management Corp
  168       NAP                                                NAP              NAP   NAP
  169       NAP                                                NAP              NAP   NAP
  170       Bayway Lincoln                                 02/28/2007          7.5%   Free Lighting Corporation
  171       NAP                                                NAP              NAP   NAP
  172       NAP                                                NAP              NAP   NAP
  173       South Beach Tan Corporation, Inc.              12/31/2008         12.4%   Spice Rack Gourmet Kitchen Suites, Inc.
  174       Nichols Financial Services Company             12/31/2010         23.0%   Jensen's Cafe, Inc.
  175       NAP                                                NAP              NAP   NAP
  176       NAP                                                NAP              NAP   NAP
  177       NAP                                                NAP              NAP   NAP
  178       NAP                                                NAP              NAP   NAP
  179       NAP                                                NAP              NAP   NAP
  180       ACC Telecommunications of Virginia, LLC        04/30/2008         14.2%   The Lydell Group, Inc. dba Alpha Graphics
  181       NAP                                                NAP              NAP   NAP

  182       NAP                                                NAP              NAP   NAP
  183       NAP                                                NAP              NAP   NAP
  184       Washington Mutual Bank                         02/28/2013         16.1%   Superior Healthcare
  185       International Harvest                          12/31/2013         15.9%   Innerspace Electronics
  186       NAP                                                NAP              NAP   NAP
  187       Baron Distributors                             06/30/2008         33.4%   Triple02 Inc.
  188       M.G.A.,Inc. (Movie Gallery)                    12/09/2007          4.0%   Regis Corp.

  189       NAP                                                NAP              NAP   NAP
  190       NAP                                                NAP              NAP   NAP
  191       NAP                                                NAP              NAP   NAP
  192       NAP                                                NAP              NAP   NAP
  193       NAP                                                NAP              NAP   NAP
  194       Raja Liquor & Grocery                          09/30/2015         13.2%   High Noon Pizza (Round Table)
  195       NAP                                                NAP              NAP   NAP
  196       NAP                                                NAP              NAP   NAP
  197       NAP                                                NAP              NAP   NAP
  198       Command Packaging                              10/31/2008         12.3%   Lesco
  199       NAP                                                NAP              NAP   NAP
  200       Sierra Instruments                             04/30/2011         29.9%   NAP
  201       Medicine Shoppe                                11/30/2006         10.8%   Pho Pioneer Restaurant
  202       Vagle, Inc. dba Plato's Closet                 04/30/2010         19.9%   Vagle, Inc. dba Once Upon a Child
  203       Cicis Pizza                                    12/01/2007          7.8%   Sylvan Learning Center
  204       NAP                                                NAP              NAP   NAP
  205       NAP                                                NAP              NAP   NAP
  206       NAP                                                NAP              NAP   NAP
  207       GATX                                           12/31/2007         28.5%   Sutter East Bay Medical Foundation
  208       HealthSouth                                    04/30/2012         12.2%   SENT Hearing Aid Company
  209       NAP                                                NAP              NAP   NAP
  210       NAP                                                NAP              NAP   NAP
  211       NAP                                                NAP              NAP   NAP
  212       NAP                                                NAP              NAP   NAP
  213       NAP                                                NAP              NAP   NAP
  214       Hollywood Entertainment                        10/19/2009         33.1%   Curves for Women
  215       NAP                                                NAP              NAP   NAP
  216       NAP                                                NAP              NAP   NAP
  217       NAP                                                NAP              NAP   NAP
  218       NAP                                                NAP              NAP   NAP
  219       NAP                                                NAP              NAP   NAP
  220       NAP                                                NAP              NAP   NAP
  221       Georg                                          12/31/2006         16.6%   SIQUAR
  222       Carpeteria                                     12/31/2017         43.8%   NAP
  223       Burger King                                    10/31/2008          9.9%   Oregon Family Martial Arts
  224       Transworld Systems, Inc.                       01/31/2008         14.6%   The USA Group, Inc.
  225       NAP                                                NAP              NAP   NAP
  226       Steinbeck Credit Union                         03/14/2013         27.7%   Social Vocational Services
  227       Community Orthopedics                          03/24/2010         12.8%   Hudson Valley OB/GYN
  228       NAP                                                NAP              NAP   NAP
  229       NAP                                                NAP              NAP   NAP
  230       NAP                                                NAP              NAP   NAP
  231       NAP                                                NAP              NAP   NAP
  232       All Idaho Kitchens, Inc.                       12/31/2007         16.4%   AG Distributors
  233       AutoWorks                                      03/31/2015         19.7%   Polar Field Services
  234       NAP                                                NAP              NAP   NAP
  235       NAP                                                NAP              NAP   NAP
  236       NAP                                                NAP              NAP   NAP
  237       Ronal G & Path G Sparazynski                   04/30/2008          7.7%   Rehab Management, Inc.
  238       NAP                                                NAP              NAP   NAP
  239       NAP                                                NAP              NAP   NAP
  240       NAP                                                NAP              NAP   NAP
  241       NAP                                                NAP              NAP   NAP
  242       NAP                                                NAP              NAP   NAP
  243       Antelope Ambulance Service                     07/31/2007          7.6%   Wality Foods
  244       NAP                                                NAP              NAP   NAP
  245       NAP                                                NAP              NAP   NAP
  246       NAP                                                NAP              NAP   NAP
  247       Abundant Living Faith Center                   10/01/2008         22.8%   El Paso Technologies
  248       NAP                                                NAP              NAP   NAP
  249       True Colors                                    03/31/2011         17.4%   H&R Block
  250       NAP                                                NAP              NAP   NAP
  251       Abby Yolles & Ellen Lenok                      05/31/2008         12.0%   Dr. Dana Clark
  252       B&S Graphics                                   01/14/2007         23.0%   Mountain Center, Inc.
  253       NAP                                                NAP              NAP   NAP
  254       Pizza Barn                                     04/30/2009         11.8%   Dr. Price
  255       NAP                                                NAP              NAP   NAP
  256       NAP                                                NAP              NAP   NAP
  257       Aspenglow Quilting, LLC                        05/31/2008         10.9%   The UPS Store #1840
  258       NAP                                                NAP              NAP   NAP
  259       Flyerz Cheer Gym                               01/31/2010         17.5%   Summit Development Mgt.
  260       Starbucks                                      07/30/2015         23.6%   Subway
  261       NAP                                                NAP              NAP   NAP
  262       It's a Grind Coffee House                      05/31/2015         27.4%   Brenda G. Fritz, DMD
  263       NAP                                                NAP              NAP   NAP
  264       Reynolds Jewelery                              08/30/2015         12.5%   E-Z Cash
  265       NAP                                                NAP              NAP   NAP
  266       NAP                                                NAP              NAP   NAP
  267       Rick Banks, Attorney                           03/01/2007          7.1%   Better Chiropractic
  268       Spring Communications, Inc.                    10/31/2010         27.1%   NAP
  269       NAP                                                NAP              NAP   NAP
  270       NAP                                                NAP              NAP   NAP
  271       Salinas Valley Precision                       06/30/2007         23.8%   Johnstone Supply

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE          LEASE                       INSURANCE               TAX            CAPITAL EXPENDITURE             TI/LC
LOAN NO.     EXPIRATION DATE       % NSF   ESCROW IN PLACE      ESCROW IN PLACE      ESCROW IN PLACE(13)      ESCROW IN PLACE(14)
---------------------------------------------------------------------------------------------------------------------------------

   1               NAP               NAP          No                  Yes                    Yes                      Yes
   2               NAP               NAP          No                  Yes                    Yes                      Yes
   3            04/30/2006         10.0%          No                  Yes                    Yes                      Yes
   4               NAP               NAP          No                  Yes                    Yes                      Yes
   5               NAP               NAP          No                  Yes                    Yes                      Yes
   6            12/31/2011         13.9%          No                  Yes                    Yes                      Yes
   7            06/30/2010          8.7%          No                  Yes                    Yes                      Yes
   8            08/31/2009         13.7%          No                  Yes                    Yes                      Yes
   9            06/30/2010         11.9%          No                  Yes                    Yes                      Yes
   10           04/30/2015         11.4%          No                  Yes                    Yes                      Yes
   11              NAP               NAP          No                  Yes                    Yes                      Yes
   12           03/31/2010          9.3%          No                  Yes                    Yes                      Yes
   13           12/31/2011          7.3%          No                  Yes                    Yes                      Yes
   14           03/31/2010         10.1%          No                  Yes                    Yes                      Yes
   15              NAP               NAP          No                  Yes                    Yes                      Yes
   16              NAP               NAP          No                  Yes                    Yes                      Yes
   17              NAP               NAP          No                  Yes                    Yes                      Yes
   18           01/31/2007          2.9%          No                   No                     No                      No

   19              NAP               NAP          No                   No                     No                      No
   20              NAP               NAP          No                   No                     No                      No
   21              NAP               NAP          No                   No                     No                      No
   22              NAP               NAP          No                   No                     No                      No
   23              NAP               NAP          No                   No                     No                      No
   24              NAP               NAP          No                   No                     No                      No
   25              NAP               NAP          No                   No                     No                      No
   26              NAP               NAP          No                   No                     No                      No
   27              NAP               NAP          No                   No                     No                      No
   28              NAP               NAP          No                   No                     No                      No
   29              NAP               NAP          No                   No                     No                      No
   30              NAP               NAP          No                   No                     No                      No
   31              NAP               NAP          No                   No                     No                      No
   32              NAP               NAP          No                   No                     No                      No
   33              NAP               NAP          No                   No                     No                      No
   34              NAP               NAP          No                   No                     No                      No
   35              NAP               NAP          No                   No                     No                      No
   36              NAP               NAP          No                   No                     No                      No
   37              NAP               NAP          No                   No                     No                      No
   38              NAP               NAP          No                   No                     No                      No
   39              NAP               NAP          No                   No                     No                      No
   40              NAP               NAP          No                   No                     No                      No
   41              NAP               NAP          No                   No                     No                      No
   42              NAP               NAP          No                   No                     No                      No
   43              NAP               NAP          No                   No                     No                      No
   44           02/20/2013          6.1%         Yes                  Yes                    Yes                      No
   45              NAP               NAP          No                   No                     No                      No
   46              NAP               NAP          No                   No                     No                      No
   47           05/31/2020         12.6%          No                   No                     No                      No
   48              NAP               NAP          No                  Yes                    Yes                      No
   49           07/01/2007         16.3%          No                   No                     No                      No
   50           06/30/2015          4.1%          No                  Yes                     No                      No
   51              NAP               NAP          No                   No                     No                      No
   52           01/31/2010          8.4%         Yes                  Yes                     No                      No
   53           03/31/2010          8.1%          No                  Yes                     No                      No
   54              NAP               NAP          No                  Yes                     No                      No
   55           09/30/2009         10.2%          No                  Yes                     No                      No
   56              NAP               NAP          No                  Yes                     No                      No
   57           11/30/2015         10.1%          No                   No                     No                      No
   58              NAP               NAP          No                  Yes                    Yes                      No

   59              NAP               NAP         Yes                  Yes                    Yes                      No
   60              NAP               NAP         Yes                  Yes                    Yes                      No
   61           07/31/2015          2.4%         Yes                   No                     No                      No
   62              NAP               NAP          No                  Yes                    Yes                      No
   63              NAP               NAP          No                   No                     No                      No
   64              NAP               NAP          No                  Yes                    Yes                      No

   65           12/31/2013          7.0%         Yes                  Yes                    Yes                      Yes
   66           01/31/2008          8.1%         Yes                  Yes                    Yes                      Yes
   67           06/30/2007          9.6%         Yes                  Yes                    Yes                      Yes
   68           04/30/2009         10.1%         Yes                  Yes                    Yes                      Yes
   69              NAP               NAP         Yes                  Yes                    Yes                      Yes
   70              NAP               NAP          No                  Yes                     No                      No
   71              NAP              0.0%          No                   No                     No                      No
   72           05/31/2009          5.0%          No                  Yes                     No                      No
   73              NAP               NAP          No                  Yes                     No                      No
   74           12/31/2025          0.0%         Yes                  Yes                    Yes                      No
   75           08/31/2009          2.2%          No                   No                     No                      No
   76              NAP               NAP         Yes                  Yes                    Yes                      No
   77              NAP               NAP          No                   No                     No                      No
   78           01/31/2007         14.6%         Yes                   No                     No                      No
   79           08/31/2012          8.2%         Yes                  Yes                    Yes                      Yes
   80           01/31/2016         19.8%          No                   No                     No                      Yes
   81              NAP               NAP          No                   No                     No                      No
   82              NAP               NAP         Yes                  Yes                     No                      No
   83           01/31/2011          5.2%          No                   No                     No                      No
   84              NAP               NAP         Yes                  Yes                     No                      No
   85              NAP               NAP          No                   No                     No                      No
   86           05/31/2008          6.9%          No                   No                     No                      No
   87           06/30/2007          6.7%          No                  Yes                     No                      Yes
   88           03/16/2007         15.4%          No                   No                     No                      No
   89           03/31/2010          4.3%          No                   No                     No                      No
   90              NAP               NAP          No                   No                     No                      No
   91              NAP               NAP          No                  Yes                     No                      No
   92              NAP               NAP         Yes                  Yes                    Yes                      No
   93              NAP               NAP          No                   No                     No                      No
   94           01/31/2016          7.8%          No                   No                     No                      No
   95              NAP               NAP         Yes                  Yes                     No                      No
   96              NAP               NAP         Yes                  Yes                    Yes                      No
   97              NAP               NAP         Yes                  Yes                     No                      No
   98           02/28/2007          4.7%          No                   No                     No                      No
   99              NAP               NAP          No                   No                    Yes                      No
  100              NAP               NAP          No                   No                     No                      No
  101              NAP               NAP          No                   No                     No                      No
  102              NAP               NAP         Yes                  Yes                     No                      No
  103              NAP               NAP         Yes                  Yes                    Yes                      No
  104           01/31/2015         16.0%         Yes                  Yes                    Yes                      No
  105              NAP               NAP          No                   No                    Yes                      No
  106              NAP               NAP         Yes                  Yes                    Yes                      No
  107           07/31/2008          9.7%          No                  Yes                     No                      Yes
  108           08/31/2010          2.6%          No                   No                     No                      No
  109           04/30/2008          9.7%          No                  Yes                     No                      No
  110              NAP               NAP          No                  Yes                    Yes                      No
  111           12/31/2008          6.3%         Yes                  Yes                    Yes                      Yes
  112              NAP               NAP          No                  Yes                    Yes                      No
  113              NAP               NAP          No                   No                     No                      No
  114           12/31/2009          6.7%         Yes                   No                    Yes                      Yes
  115              NAP               NAP          No                  Yes                     No                      No
  116              NAP               NAP          No                  Yes                    Yes                      No
  117              NAP               NAP         Yes                  Yes                    Yes                      No
  118              NAP               NAP          No                  Yes                    Yes                      No
  119           11/30/2010         11.3%          No                  Yes                     No                      No
  120              NAP               NAP          No                   No                     No                      No
  121              NAP               NAP          No                   No                     No                      No
  122           07/31/2012          3.7%          No                   No                    Yes                      No
  123              NAP               NAP          No                   No                     No                      No
  124              NAP               NAP         Yes                  Yes                     No                      Yes
  125              NAP               NAP         Yes                  Yes                     No                      Yes
  126              NAP               NAP          No                   No                     No                      No
  127           12/31/2009         17.8%          No                   No                     No                      No
  128              NAP               NAP          No                   No                     No                      No
  129           05/31/2008          8.5%          No                   No                     No                      No
  130              NAP               NAP         Yes                  Yes                    Yes                      No
  131              NAP               NAP          No                  Yes                    Yes                      No
  132           10/31/2008         12.2%         Yes                  Yes                    Yes                      Yes
  133              NAP               NAP          No                   No                     No                      No
  134              NAP               NAP         Yes                  Yes                    Yes                      No
  135              NAP               NAP          No                   No                     No                      No
  136           11/30/2006          5.2%          No                   No                     No                      No
  137              NAP               NAP          No                   No                     No                      No
  138           11/01/2015         18.5%          No                   No                     No                      No
  139              NAP               NAP         Yes                  Yes                    Yes                      No
  140              NAP               NAP          No                   No                    Yes                      No
  141              NAP              0.0%          No                   No                     No                      No
  142           09/30/2007          7.1%         Yes                  Yes                     No                      No
  143              NAP               NAP          No                   No                     No                      No
  144           12/31/2016         14.7%         Yes                  Yes                     No                      No
  145           08/31/2009         20.7%         Yes                  Yes                     No                      No
  146              NAP               NAP          No                   No                     No                      No
  147              NAP               NAP          No                  Yes                     No                      No
  148              NAP               NAP          No                   No                     No                      No
  149              NAP               NAP          No                   No                     No                      No
  150              NAP               NAP         Yes                  Yes                    Yes                      No
  151              NAP               NAP          No                   No                     No                      No
  152              NAP               NAP         Yes                  Yes                    Yes                      No
  153           11/30/2008          7.0%         Yes                  Yes                    Yes                      Yes
  154              NAP               NAP          No                  Yes                    Yes                      No
  155           12/22/2007         13.6%         Yes                  Yes                    Yes                      Yes
  156              NAP               NAP          No                   No                     No                      No
  157              NAP               NAP          No                   No                     No                      No
  158              NAP               NAP         Yes                  Yes                    Yes                      No
  159           08/31/2015         12.3%          No                  Yes                     No                      Yes
  160              NAP               NAP         Yes                  Yes                     No                      No
  161           12/31/2007          9.3%         Yes                  Yes                    Yes                      Yes
  162           06/01/2009          7.9%          No                  Yes                    Yes                      No
  163              NAP               NAP          No                   No                     No                      No
  164              NAP               NAP          No                   No                     No                      No
  165              NAP               NAP          No                   No                     No                      No
  166           09/30/2007         10.0%         Yes                  Yes                     No                      No
  167           10/31/2006          5.5%         Yes                  Yes                    Yes                      Yes
  168              NAP               NAP          No                   No                     No                      No
  169              NAP               NAP          No                  Yes                    Yes                      No
  170           07/31/2007          7.5%          No                  Yes                    Yes                      Yes
  171              NAP               NAP          No                  Yes                     No                      No
  172              NAP               NAP          No                   No                     No                      No
  173           10/31/2009          8.9%          No                   No                     No                      No
  174           12/31/2015         13.0%         Yes                  Yes                    Yes                      Yes
  175              NAP               NAP          No                   No                     No                      No
  176              NAP               NAP          No                  Yes                     No                      No
  177              NAP               NAP          No                  Yes                     No                      No
  178              NAP               NAP          No                   No                     No                      No
  179              NAP               NAP          No                   No                     No                      No
  180           01/31/2007          7.0%          No                  Yes                    Yes                      Yes
  181              NAP               NAP         Yes                  Yes                     No                      No

  182              NAP               NAP          No                   No                     No                      No
  183              NAP               NAP          No                   No                     No                      No
  184           12/31/2010         16.1%         Yes                  Yes                     No                      Yes
  185           01/31/2014         13.8%          No                   No                    Yes                      No
  186              NAP               NAP          No                   No                     No                      No
  187           11/14/2008         22.8%          No                  Yes                     No                      Yes
  188           06/30/2010          2.5%         Yes                  Yes                     No                      No

  189              NAP               NAP          No                   No                     No                      No
  190              NAP               NAP          No                   No                     No                      No
  191              NAP               NAP          No                   No                     No                      No
  192              NAP               NAP          No                   No                     No                      No
  193              NAP               NAP          No                   No                     No                      No
  194           01/31/2012         11.5%         Yes                  Yes                     No                      Yes
  195              NAP               NAP         Yes                  Yes                    Yes                      No
  196              NAP               NAP         Yes                  Yes                     No                      No
  197              NAP               NAP          No                   No                     No                      No
  198           04/30/2011         10.7%         Yes                  Yes                    Yes                      No
  199              NAP               NAP          No                   No                     No                      No
  200              NAP               NAP         Yes                  Yes                    Yes                      No
  201           02/28/2008          9.9%         Yes                  Yes                    Yes                      No
  202           02/28/2011         17.9%         Yes                  Yes                    Yes                      Yes
  203           09/01/2007          6.9%          No                  Yes                    Yes                      No
  204              NAP               NAP          No                   No                     No                      No
  205              NAP               NAP          No                   No                     No                      No
  206              NAP               NAP          No                   No                     No                      No
  207           11/30/2008         20.6%         Yes                  Yes                     No                      No
  208              MTM              1.4%         Yes                  Yes                     No                      No
  209              NAP               NAP          No                   No                     No                      No
  210              NAP               NAP          No                   No                     No                      No
  211              NAP               NAP         Yes                  Yes                    Yes                      No
  212              NAP               NAP          No                   No                     No                      No
  213              NAP               NAP          No                  Yes                     No                      No
  214           12/31/2008         10.6%          No                   No                     No                      No
  215              NAP               NAP          No                   No                     No                      No
  216              NAP               NAP          No                   No                     No                      No
  217              NAP               NAP         Yes                  Yes                     No                      No
  218              NAP               NAP          No                   No                     No                      No
  219              NAP               NAP         Yes                  Yes                     No                      No
  220              NAP               NAP          No                  Yes                     No                      No
  221           05/31/2006         13.4%         Yes                  Yes                     No                      No
  222              NAP               NAP         Yes                  Yes                    Yes                      Yes
  223           10/31/2008          6.5%         Yes                  Yes                     No                      No
  224           07/31/2008         10.4%         Yes                  Yes                    Yes                      Yes
  225              NAP               NAP          No                   No                     No                      No
  226           06/30/2015         27.5%          No                   No                     No                      No
  227           08/31/2006         10.5%         Yes                  Yes                    Yes                      No
  228              NAP               NAP         Yes                  Yes                     No                      No
  229              NAP               NAP          No                   No                     No                      No
  230              NAP               NAP          No                   No                     No                      No
  231              NAP               NAP          No                   No                     No                      No
  232           05/31/2006         13.9%         Yes                  Yes                    Yes                      Yes
  233           05/31/2012         13.7%         Yes                  Yes                     No                      Yes
  234              NAP               NAP         Yes                  Yes                    Yes                      No
  235              NAP               NAP          No                   No                     No                      No
  236              NAP               NAP         Yes                  Yes                     No                      No
  237           03/31/2008          6.8%         Yes                  Yes                    Yes                      Yes
  238              NAP               NAP          No                   No                     No                      No
  239              NAP               NAP          No                   No                     No                      No
  240              NAP               NAP          No                   No                     No                      No
  241              NAP               NAP          No                   No                     No                      No
  242              NAP               NAP          No                   No                     No                      No
  243           06/30/2007          7.5%          No                   No                     No                      No
  244              NAP               NAP          No                   No                     No                      No
  245              NAP               NAP          No                   No                     No                      No
  246              NAP               NAP         Yes                  Yes                    Yes                      No
  247           03/01/2006         17.1%         Yes                  Yes                    Yes                      Yes
  248              NAP               NAP          No                   No                     No                      No
  249           04/30/2008         13.2%          No                  Yes                     No                      Yes
  250              NAP               NAP          No                   No                     No                      No
  251           05/14/2009         11.4%          No                   No                     No                      No
  252           04/30/2007         19.2%          No                  Yes                     No                      No
  253              NAP               NAP          No                   No                     No                      No
  254           02/28/2008          8.6%         Yes                  Yes                     No                      No
  255              NAP               NAP          No                   No                     No                      No
  256              NAP               NAP          No                   No                     No                      No
  257           08/31/2007         10.7%          No                   No                     No                      No
  258              NAP               NAP          No                   No                     No                      No
  259           04/30/2008         13.0%         Yes                  Yes                    Yes                      Yes
  260           07/31/2015         20.8%          No                   No                     No                      Yes
  261              NAP               NAP          No                   No                     No                      No
  262           05/31/2010         24.4%          No                   No                     No                      No
  263              NAP               NAP          No                   No                     No                      No
  264           09/30/2010          9.8%         Yes                  Yes                    Yes                      Yes
  265              NAP               NAP          No                   No                     No                      No
  266              NAP               NAP          No                   No                     No                      No
  267           12/31/2006          6.6%         Yes                  Yes                     No                      No
  268              NAP               NAP          No                   No                     No                      Yes
  269              NAP               NAP         Yes                  Yes                     No                      No
  270              NAP               NAP          No                   No                     No                      No
  271           03/31/2009         22.2%         Yes                  Yes                    Yes                      Yes

                                                25.8%                51.5%                  32.1%                    23.4%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                               OTHER
LOAN NO.                                                      ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

   1                                                                    NAP
   2                                                                    NAP
   3                                                                    NAP
   4                                                                    NAP
   5                                                                    NAP
   6                                                                    NAP
   7                                                                    NAP
   8                                                                    NAP
   9                                                                    NAP
   10                                                                   NAP
   11                                                                   NAP
   12                                                                   NAP
   13                                                                   NAP
   14                                                                   NAP
   15                                                                   NAP
   16                                                                   NAP
   17                                                                   NAP
   18                                                                   NAP

   19                                                         Rebate Letter of Credit
   20                                                         Rebate Letter of Credit
   21                                                         Rebate Letter of Credit
   22                                                         Rebate Letter of Credit
   23                                                         Rebate Letter of Credit
   24                                                         Rebate Letter of Credit
   25                                                         Rebate Letter of Credit
   26                                                         Rebate Letter of Credit
   27                                                         Rebate Letter of Credit
   28                                                         Rebate Letter of Credit
   29                                                         Rebate Letter of Credit
   30                                                         Rebate Letter of Credit
   31                                                         Rebate Letter of Credit
   32                                                         Rebate Letter of Credit
   33                                                         Rebate Letter of Credit
   34                                                         Rebate Letter of Credit
   35                                                         Rebate Letter of Credit
   36                                                         Rebate Letter of Credit
   37                                                         Rebate Letter of Credit
   38                                                         Rebate Letter of Credit
   39                                                         Rebate Letter of Credit
   40                                                         Rebate Letter of Credit
   41                                                         Rebate Letter of Credit
   42                                                         Rebate Letter of Credit
   43                                                         Rebate Letter of Credit
   44                                                                   NAP
   45                                                                   NAP
   46                                                                   NAP
   47                                                                   NAP
   48                                                                   NAP
   49                                                                   NAP
   50         Additional Security Stop and Shop Completion ($4,700,000) and Occupany Reserve ($387,786) and Rent Abatement ($66,600)
   51                                                                   NAP
   52                                                         Sportmart Roof Reserve
   53                                                                   NAP
   54                                                                   NAP
   55                                                           Additional Security
   56                                                                   NAP
   57                                                                   NAP
   58                                                                   NAP

   59                                                                   NAP
   60                                                                   NAP
   61                                                                   NAP
   62                                                                   NAP
   63                                                                   NAP
   64                                                                   NAP

   65                                                                   NAP
   66                                                                   NAP
   67                                                                   NAP
   68                                                                   NAP
   69                                                                   NAP
   70                                                           Lessee Construction
   71                                                                   NAP
   72                                                                   NAP
   73                                                                   NAP
   74                                                                   NAP
   75                                                                   NAP
   76                                                                   NAP
   77                                                                   NAP
   78                                                               Dress Barn
   79                                                                   NAP
   80                                                                   NAP
   81                                                                   NAP
   82                                                             Rent-Up Impound
   83                                                             Hallmark Escrow
   84                                                                   NAP
   85                                                                   NAP
   86                                                                   NAP
   87                                                            Roof replacement
   88                                                                   NAP
   89                                                                   NAP
   90                                                                   NAP
   91                                                                   NAP
   92                                                                   NAP
   93                                                                   NAP
   94                                                                   NAP
   95                                                                   NAP
   96                                                                   NAP
   97                                                                   NAP
   98                                                              Holdback/LOC
   99                                                                   NAP
  100                                                                   NAP
  101                                                                   NAP
  102                                                                   NAP
  103                                                                   NAP
  104                                                                   NAP
  105                                                                   NAP
  106                                                                   NAP
  107                                                            Lease-Up Impound
  108                                                                   NAP
  109                                                                   NAP
  110                                                                   NAP
  111                                                                   NAP
  112                                                                   NAP
  113                                                                   NAP
  114                                                               Ground Rent
  115                                                                   NAP
  116                                                                   NAP
  117                                                                   NAP
  118                                                                   NAP
  119                                                           Additional Security
  120                                                                   NAP
  121                                                                   NAP
  122                                                        Pathmark Rollover Reserve
  123                                                                   NAP
  124                                                                   NAP
  125                                                           New Tenant Reserve
  126                                                                   NAP
  127                                                                   NAP
  128                                                                   NAP
  129                                                                   NAP
  130                                                                   NAP
  131                                                                PIP work
  132                                                                   NAP
  133                                                                   NAP
  134                                                                   NAP
  135                                                                   NAP
  136                                                                   NAP
  137                                                                   NAP
  138                                                                   NAP
  139                                                                   NAP
  140                                                                   NAP
  141                                                                   NAP
  142                                                                   NAP
  143                                                                   NAP
  144                                                                   NAP
  145                                             Special Assessment Impound/Security Deposit LOC
  146                                                                   NAP
  147                                                                   NAP
  148                                                                   NAP
  149                                                                   NAP
  150                                                                   NAP
  151                                                                   NAP
  152                                                                   NAP
  153                                                                   NAP
  154                                                                   NAP
  155                                                                   NAP
  156                                                                   NAP
  157                                                                   NAP
  158                                                                   NAP
  159                                                           Additional Security
  160                                                                   NAP
  161                                                                   NAP
  162                                                          insurance loss draft
  163                                                                   NAP
  164                                                                   NAP
  165                                                                   NAP
  166                                                                   NAP
  167                                   Vistalabs reserve ($300,000); Vistalabs Security Deposit ($36,000)
  168                                                         Minimum Account Balance
  169                                                                   NAP
  170                                                                   NAP
  171                                                                   NAP
  172                                                                   NAP
  173                                                                   NAP
  174                                                                   NAP
  175                                                                   NAP
  176                                                                   NAP
  177                                                                   NAP
  178                                                                   NAP
  179                                                                   NAP
  180                                                                   NAP
  181                                                                   NAP

  182                                                                   NAP
  183                                                                   NAP
  184                                                        Washington Mutual Impound
  185                                                                   NAP
  186                                                                   NAP
  187                                                                   NAP
  188                                                                   NAP

  189                                                                   NAP
  190                                                                   NAP
  191                                                                   NAP
  192                                                                   NAP
  193                                                                   NAP
  194                                                                   NAP
  195                                                                   NAP
  196                                                                   NAP
  197                                                                   NAP
  198                                                                   NAP
  199                                                                   NAP
  200                                                                   NAP
  201                                                                   NAP
  202                                                            Once Upon a Child
  203                                                             ADA Compliance
  204                                                                   NAP
  205                                                                   NAP
  206                                                                   NAP
  207                                                            Occupancy Reserve
  208                                                                   NAP
  209                                                                   NAP
  210                                                                   NAP
  211                                                                   NAP
  212                                                                   NAP
  213                                                                   NAP
  214                                                                   NAP
  215                                                                   NAP
  216                                                                   NAP
  217                                                                   NAP
  218                                                                   NAP
  219                                                                   NAP
  220                                                                   NAP
  221                                                              Holdback LOC
  222                                                                   NAP
  223                                                                   NAP
  224                                                                   NAP
  225                                                                   NAP
  226                                                                   NAP
  227                                                                   NAP
  228                                                                   NAP
  229                                                                   NAP
  230                                                                   NAP
  231                                                                   NAP
  232                                                                   NAP
  233                                                           TI Letter of Credit
  234                                                                   NAP
  235                                                                   NAP
  236                                                                   NAP
  237                                                                   NAP
  238                                                                   NAP
  239                                                      Debt Service Reserve Impound
  240                                                                   NAP
  241                                                                   NAP
  242                                                                   NAP
  243                                                                   NAP
  244                                                                   NAP
  245                                                                   NAP
  246                                                                   NAP
  247                                                                   NAP
  248                                                                   NAP
  249                                                           Additional Security
  250                                                                   NAP
  251                                                                   NAP
  252                                                                   NAP
  253                                                                   NAP
  254                                                                   NAP
  255                                                                   NAP
  256                                                                   NAP
  257                                                                   NAP
  258                                                                   NAP
  259                                                                   NAP
  260                                                                   NAP
  261                                                            Occupancy Impound
  262                                                                   NAP
  263                                              Debt Service Reserve/Minimum Account Balance
  264                                                                   NAP
  265                                                                   NAP
  266                                              Debt Service Reserve and Minimum Acct Balance
  267                                                                   NAP
  268                                                                   NAP
  269                                              Debt Service Reserve/Minimum Account Balance
  270                                                                   NAP
  271                                                                   NAP

-------------------------------------------------------------------------------------
MORTGAGE                   SPRINGING                     INITIAL CAPITAL EXPENDITURE
LOAN NO.             ESCROW DESCRIPTION(16)                    ESCROW REQUIREMENT(17)
-------------------------------------------------------------------------------------

   1                       Insurance                                              $0
   2                       Insurance                                              $0
   3                       Insurance                                              $0
   4                       Insurance                                              $0
   5                       Insurance                                              $0
   6                       Insurance                                              $0
   7                       Insurance                                              $0
   8                       Insurance                                              $0
   9                       Insurance                                              $0
   10                      Insurance                                              $0
   11                      Insurance                                              $0
   12                      Insurance                                              $0
   13                      Insurance                                              $0
   14                      Insurance                                              $0
   15                      Insurance                                              $0
   16                      Insurance                                              $0
   17                      Insurance                                              $0
   18           RE Tax, Insurance, CapEx, TI/LC                                   $0

   19           RE Tax, Insurance, CapEx, Other                                   $0
   20           RE Tax, Insurance, CapEx, Other                                   $0
   21           RE Tax, Insurance, CapEx, Other                                   $0
   22           RE Tax, Insurance, CapEx, Other                                   $0
   23           RE Tax, Insurance, CapEx, Other                                   $0
   24           RE Tax, Insurance, CapEx, Other                                   $0
   25           RE Tax, Insurance, CapEx, Other                                   $0
   26           RE Tax, Insurance, CapEx, Other                                   $0
   27           RE Tax, Insurance, CapEx, Other                                   $0
   28           RE Tax, Insurance, CapEx, Other                                   $0
   29           RE Tax, Insurance, CapEx, Other                                   $0
   30           RE Tax, Insurance, CapEx, Other                                   $0
   31           RE Tax, Insurance, CapEx, Other                                   $0
   32           RE Tax, Insurance, CapEx, Other                                   $0
   33           RE Tax, Insurance, CapEx, Other                                   $0
   34           RE Tax, Insurance, CapEx, Other                                   $0
   35           RE Tax, Insurance, CapEx, Other                                   $0
   36           RE Tax, Insurance, CapEx, Other                                   $0
   37           RE Tax, Insurance, CapEx, Other                                   $0
   38           RE Tax, Insurance, CapEx, Other                                   $0
   39           RE Tax, Insurance, CapEx, Other                                   $0
   40           RE Tax, Insurance, CapEx, Other                                   $0
   41           RE Tax, Insurance, CapEx, Other                                   $0
   42           RE Tax, Insurance, CapEx, Other                                   $0
   43           RE Tax, Insurance, CapEx, Other                                   $0
   44                                                                             $0
   45           RE Tax, Insurance, CapEx, TI/LC                                   $0
   46                  RE Tax, Insurance                                          $0
   47               RE Tax, Insurance, TI/LC                                      $0
   48                      Insurance                                              $0
   49           RE Tax, Insurance, CapEx, TI/LC                                   $0
   50                      Insurance                                              $0
   51                  RE Tax, Insurance                                          $0
   52                     CapEx, TI/LC                                            $0
   53               Insurance, CapEx, TI/LC                                       $0
   54                   Insurance, CapEx                                          $0
   55                                                                             $0
   56                   Insurance, CapEx                                          $0
   57           RE Tax, Insurance, CapEx, Other                                   $0
   58                      Insurance                                          $7,475

   59                                                                             $0
   60                                                                             $0
   61                        RE Tax                                               $0
   62                      Insurance                                              $0
   63               RE Tax, Insurance, CapEx                                      $0
   64                      Insurance                                              $0

   65                        TI/LC                                              $391
   66                        TI/LC                                              $414
   67                        TI/LC                                              $353
   68                        TI/LC                                              $421
   69                        TI/LC                                              $202
   70                        TI/LC                                                $0
   71               RE Tax, Insurance, CapEx                                      $0
   72                                                                             $0
   73                     TI/LC, Other                                            $0
   74                        Other                                                $0
   75           RE Tax, Insurance, CapEx, TI/LC                                   $0
   76                                                                             $0
   77               RE Tax, Insurance, CapEx                                      $0
   78                        RE Tax                                               $0
   79                        TI/LC                                              $498
   80                        TI/LC                                                $0
   81                                                                             $0
   82                        CapEx                                                $0
   83           RE Tax, Insurance, CapEx, TI/LC                                   $0
   84                     CapEx, TI/LC                                            $0
   85               RE Tax, Insurance, CapEx                                      $0
   86               RE Tax, Insurance, CapEx                                      $0
   87                        TI/LC                                                $0
   88                        TI/LC                                                $0
   89        RE Tax, Insurance, CapEx, TI/LC, Other                               $0
   90               RE Tax, Insurance, CapEx                                      $0
   91                                                                             $0
   92                                                                        $65,000
   93                                                                             $0
   94                        TI/LC                                                $0
   95                        CapEx                                                $0
   96                                                                        $17,085
   97                                                                             $0
   98               RE Tax, Insurance, CapEx                                      $0
   99           RE Tax, Insurance, CapEx, Other                             $125,000
  100                        TI/LC                                                $0
  101               RE Tax, Insurance, CapEx                                      $0
  102                                                                             $0
  103                                                                             $0
  104                                                                             $0
  105                  RE Tax, Insurance                                          $0
  106                                                                             $0
  107                                                                             $0
  108               RE Tax, Insurance, CapEx                                      $0
  109               Insurance, CapEx, TI/LC                                       $0
  110                      Insurance                                              $0
  111                        TI/LC                                          $150,000
  112                                                                             $0
  113                        TI/LC                                                $0
  114                        Other                                              $517
  115                                                                             $0
  116                      Insurance                                          $3,598
  117                                                                             $0
  118               Insurance, CapEx, Other                                 $358,718
  119                                                                             $0
  120               RE Tax, Insurance, CapEx                                      $0
  121                  RE Tax, Insurance                                          $0
  122               RE Tax, Insurance, Other                                    $972
  123               RE Tax, Insurance, CapEx                                      $0
  124                        TI/LC                                                $0
  125                                                                             $0
  126               RE Tax, Insurance, TI/LC                                      $0
  127                        TI/LC                                                $0
  128               RE Tax, Insurance, CapEx                                      $0
  129           RE Tax, Insurance, CapEx, TI/LC                                   $0
  130                                                                       $125,000
  131                      Insurance                                              $0
  132                                                                           $663
  133                  RE Tax, Insurance                                          $0
  134                                                                             $0
  135                  RE Tax, Insurance                                          $0
  136                                                                             $0
  137                                                                             $0
  138                        TI/LC                                                $0
  139                                                                        $16,559
  140                  RE Tax, Insurance                                          $0
  141           RE Tax, Insurance, CapEx, TI/LC                                   $0
  142                                                                             $0
  143                  RE Tax, Insurance                                          $0
  144                        TI/LC                                                $0
  145                        TI/LC                                                $0
  146               RE Tax, Insurance, CapEx                                      $0
  147                        TI/LC                                                $0
  148                  RE Tax, Insurance                                          $0
  149               RE Tax, Insurance, CapEx                                      $0
  150                                                                             $0
  151                  RE Tax, Insurance                                          $0
  152                                                                             $0
  153                                                                             $0
  154                      Insurance                                              $0
  155                                                                             $0
  156       RE Tax, Insurance, CapEx, Environmental                               $0
  157               RE Tax, Insurance, CapEx                                      $0
  158                                                                             $0
  159                                                                             $0
  160                        CapEx                                                $0
  161                                                                             $0
  162                      Insurance                                              $0
  163               RE Tax, Insurance, CapEx                                      $0
  164               RE Tax, Insurance, CapEx                                      $0
  165                  RE Tax, Insurance                                          $0
  166                        TI/LC                                                $0
  167                                                                             $0
  168               RE Tax, Insurance, TI/LC                                      $0
  169                      Insurance                                          $1,932
  170                                                                             $0
  171                      Insurance                                              $0
  172               RE Tax, Insurance, CapEx                                      $0
  173           RE Tax, Insurance, CapEx, TI/LC                                   $0
  174                                                                             $0
  175               RE Tax, Insurance, CapEx                                      $0
  176                                                                             $0
  177                        Other                                                $0
  178               RE Tax, Insurance, TI/LC                                      $0
  179                                                                             $0
  180                   Insurance, TI/LC                                          $0
  181                        TI/LC                                                $0

  182               RE Tax, Insurance, CapEx                                      $0
  183               RE Tax, Insurance, CapEx                                      $0
  184                                                                             $0
  185                  RE Tax, Insurance                                          $0
  186               RE Tax, Insurance, CapEx                                      $0
  187                                                                             $0
  188                        TI/LC                                                $0

  189           RE Tax, Insurance, CapEx, TI/LC                                   $0
  190           RE Tax, Insurance, CapEx, TI/LC                                   $0
  191           RE Tax, Insurance, CapEx, TI/LC                                   $0
  192           RE Tax, Insurance, CapEx, TI/LC                                   $0
  193           RE Tax, Insurance, CapEx, TI/LC                                   $0
  194                                                                             $0
  195                                                                             $0
  196                                                                             $0
  197               RE Tax, Insurance, CapEx                                      $0
  198                                                                             $0
  199               RE Tax, Insurance, CapEx                                      $0
  200                                                                             $0
  201                                                                             $0
  202                                                                             $0
  203                      Insurance                                              $0
  204                  RE Tax, Insurance                                          $0
  205                  RE Tax, Insurance                                          $0
  206               RE Tax, Insurance, CapEx                                      $0
  207                        CapEx                                                $0
  208                        TI/LC                                                $0
  209               RE Tax, Insurance, CapEx                                      $0
  210               RE Tax, Insurance, CapEx                                      $0
  211                                                                             $0
  212               RE Tax, Insurance, CapEx                                      $0
  213                        TI/LC                                                $0
  214               RE Tax, Insurance, TI/LC                                      $0
  215                  RE Tax, Insurance                                          $0
  216               RE Tax, Insurance, CapEx                                      $0
  217                                                                             $0
  218                  RE Tax, Insurance                                          $0
  219                                                                             $0
  220                   Insurance, CapEx                                          $0
  221                                                                             $0
  222                                                                             $0
  223                                                                             $0
  224                                                                             $0
  225               RE Tax, Insurance, CapEx                                      $0
  226                                                                             $0
  227                                                                             $0
  228                     CapEx, TI/LC                                            $0
  229           RE Tax, Insurance, TI/LC, Other                                   $0
  230               RE Tax, Insurance, CapEx                                      $0
  231                  RE Tax, Insurance                                          $0
  232                                                                             $0
  233                        TI/LC                                                $0
  234                                                                       $209,936
  235               RE Tax, Insurance, TI/LC                                      $0
  236                                                                             $0
  237                                                                             $0
  238                        TI/LC                                                $0
  239               RE Tax, Insurance, TI/LC                                      $0
  240                  RE Tax, Insurance                                          $0
  241                  RE Tax, Insurance                                          $0
  242                  RE Tax, Insurance                                          $0
  243                                                                             $0
  244               RE Tax, Insurance, TI/LC                                      $0
  245               RE Tax, Insurance, CapEx                                      $0
  246                                                                             $0
  247                                                                             $0
  248               RE Tax, Insurance, CapEx                                      $0
  249                                                                             $0
  250               RE Tax, Insurance, CapEx                                      $0
  251                                                                             $0
  252                     CapEx, TI/LC                                            $0
  253                  RE Tax, Insurance                                          $0
  254                        TI/LC                                                $0
  255                        TI/LC                                                $0
  256               RE Tax, Insurance, CapEx                                      $0
  257                                                                             $0
  258                  RE Tax, Insurance                                          $0
  259                        TI/LC                                                $0
  260                  RE Tax, Insurance                                          $0
  261                        TI/LC                                                $0
  262               RE Tax, Insurance, CapEx                                      $0
  263           RE Tax, Insurance, TI/LC, Other                                   $0
  264                        TI/LC                                                $0
  265                  RE Tax, Insurance                                          $0
  266                                                                             $0
  267                                                                             $0
  268                        TI/LC                                                $0
  269                        TI/LC                                                $0
  270                                                                             $0
  271                                                                             $0

                                                                          $1,084,733

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                   MONTHLY CAPITAL EXPENDITURE     CURRENT CAPITAL EXPENDITURE                INITIAL TI/LC
LOAN NO.                                         ESCROW REQUIREMENT(18)              ESCROW BALANCE(19)       ESCROW REQUIREMENT(20)
------------------------------------------------------------------------------------------------------------------------------------

   1                                                            $2,821                              $0                   $1,017,225
   2                                                            $2,495                              $0                     $886,839
   3                                                            $2,472                              $0                     $878,369
   4                                                            $1,757                              $0                     $633,775
   5                                                            $1,816                              $0                     $645,159
   6                                                            $1,845                              $0                     $655,747
   7                                                            $1,526                              $0                     $543,592
   8                                                            $1,525                              $0                     $541,815
   9                                                            $1,646                              $0                     $583,625
   10                                                           $1,331                              $0                     $473,039
   11                                                           $1,310                              $0                     $465,428
   12                                                           $1,313                              $0                     $466,509
   13                                                           $1,348                              $0                     $478,459
   14                                                           $1,336                              $0                     $474,749
   15                                                             $725                              $0                     $284,320
   16                                                             $425                              $0                     $261,812
   17                                                             $425                              $0                     $209,540
   18                                                               $0                              $0                           $0

   19                                                               $0                              $0                           $0
   20                                                               $0                              $0                           $0
   21                                                               $0                              $0                           $0
   22                                                               $0                              $0                           $0
   23                                                               $0                              $0                           $0
   24                                                               $0                              $0                           $0
   25                                                               $0                              $0                           $0
   26                                                               $0                              $0                           $0
   27                                                               $0                              $0                           $0
   28                                                               $0                              $0                           $0
   29                                                               $0                              $0                           $0
   30                                                               $0                              $0                           $0
   31                                                               $0                              $0                           $0
   32                                                               $0                              $0                           $0
   33                                                               $0                              $0                           $0
   34                                                               $0                              $0                           $0
   35                                                               $0                              $0                           $0
   36                                                               $0                              $0                           $0
   37                                                               $0                              $0                           $0
   38                                                               $0                              $0                           $0
   39                                                               $0                              $0                           $0
   40                                                               $0                              $0                           $0
   41                                                               $0                              $0                           $0
   42                                                               $0                              $0                           $0
   43                                                               $0                              $0                           $0
   44                                                           $3,056                              $0                           $0
   45                                                               $0                              $0                           $0
   46                                                               $0                              $0                           $0
   47                                                               $0                              $0                           $0
   48                                     3% of Monthly Gross Revenues                              $0                           $0
   49                                                               $0                              $0                           $0
   50                                                               $0                              $0                           $0
   51                                                               $0                              $0                           $0
   52                                                               $0                              $0                           $0
   53                                                               $0                              $0                           $0
   54                                                               $0                              $0                           $0
   55                                                               $0                              $0                           $0
   56                                                               $0                              $0                           $0
   57                                                               $0                              $0                           $0
   58                                                           $7,475                         $30,536                           $0

   59                                                           $6,906                              $0                           $0
   60                                                           $1,219                              $0                           $0
   61                                                               $0                              $0                           $0
   62                                                          $24,820                              $0                           $0
   63                                                               $0                              $0                           $0
   64                  4% of Monthly Gross Revenues, 5% after 1/1/2009                         $14,758                           $0

   65                                                             $391                            $391                      $65,776
   66                                                             $414                            $414                      $69,764
   67                                                             $353                            $353                      $59,522
   68                                                             $421                            $421                      $70,943
   69                                                             $202                            $202                      $33,995
   70                                                               $0                              $0                           $0
   71                                                               $0                              $0                           $0
   72                                                               $0                              $0                           $0
   73                                                               $0                              $0                           $0
   74                                                             $905                            $905                           $0
   75                                                               $0                              $0                           $0
   76                                     4% of Monthly Gross Revenues                        $194,171                           $0
   77                                                               $0                              $0                           $0
   78                                                               $0                              $0                           $0
   79                                                             $498                            $996                       $1,667
   80                                                               $0                              $0                   $1,276,595
   81                                                               $0                              $0                           $0
   82                                                               $0                              $0                           $0
   83                                                               $0                              $0                           $0
   84                                                               $0                              $0                           $0
   85                                                               $0                              $0                           $0
   86                                                               $0                              $0                           $0
   87                                                               $0                              $0                      $50,000
   88                                                               $0                              $0                           $0
   89                                                               $0                              $0                           $0
   90                                                               $0                              $0                           $0
   91                                                               $0                              $0                           $0
   92                                                               $0                         $65,000                           $0
   93                                                               $0                              $0                           $0
   94                                                               $0                              $0                           $0
   95                                                               $0                              $0                           $0
   96                                                          $17,085                        $119,592                           $0
   97                                                               $0                              $0                           $0
   98                                                               $0                              $0                           $0
   99                                                               $0                        $125,000                           $0
  100                                                               $0                              $0                           $0
  101                                                               $0                              $0                           $0
  102                                                               $0                              $0                           $0
  103      4% of Monthly Gross Revenues, but not less than $10,229.83.                         $20,460                           $0
  104                                                             $950                            $950                           $0
  105                                                             $498                              $0                           $0
  106                                                           $3,208                              $0                           $0
  107                                                               $0                              $0                     $244,000
  108                                                               $0                              $0                           $0
  109                                                               $0                              $0                           $0
  110                                     5% of Monthly Gross Revenues                              $0                           $0
  111                                                               $0                        $150,000                     $250,000
  112                                                           $4,667                              $0                           $0
  113                                                               $0                              $0                           $0
  114                                                             $517                          $1,033                     $100,000
  115                                                               $0                              $0                           $0
  116                                                           $3,598                         $18,118                           $0
  117                                                           $7,820                         $15,640                           $0
  118                                                           $8,978                          $8,978                           $0
  119                                                               $0                              $0                           $0
  120                                                               $0                              $0                           $0
  121                                                               $0                              $0                           $0
  122                                                             $972                          $1,944                           $0
  123                                                               $0                              $0                           $0
  124                                                               $0                              $0                           $0
  125                                                               $0                              $0                           $0
  126                                                               $0                              $0                           $0
  127                                                               $0                              $0                           $0
  128                                                               $0                              $0                           $0
  129                                                               $0                              $0                           $0
  130                                                           $3,667                        $125,000                           $0
  131                                                           $5,280                         $10,580                           $0
  132                                                             $663                          $1,325                       $1,667
  133                                                               $0                              $0                           $0
  134                                                             $477                            $954                           $0
  135                                                               $0                              $0                           $0
  136                                                               $0                              $0                           $0
  137                                                               $0                              $0                           $0
  138                                                               $0                              $0                           $0
  139                                                          $16,559                         $33,118                           $0
  140                                                             $150                            $300                           $0
  141                                                               $0                              $0                           $0
  142                                                               $0                              $0                           $0
  143                                                               $0                              $0                           $0
  144                                                               $0                              $0                           $0
  145                                                               $0                              $0                           $0
  146                                                               $0                              $0                           $0
  147                                                               $0                              $0                           $0
  148                                                               $0                              $0                           $0
  149                                                               $0                              $0                           $0
  150                                                             $619                          $1,238                           $0
  151                                                               $0                              $0                           $0
  152                                                           $1,199                          $1,199                           $0
  153                                                           $1,248                          $2,496                           $0
  154                                                           $4,153                          $8,321                           $0
  155                                                             $543                              $0                           $0
  156                                                               $0                              $0                           $0
  157                                                               $0                              $0                           $0
  158                                                             $890                          $1,780                           $0
  159                                                               $0                              $0                           $0
  160                                                               $0                              $0                           $0
  161                                                           $1,101                              $0                           $0
  162                                                             $892                            $892                           $0
  163                                                               $0                              $0                           $0
  164                                                               $0                              $0                           $0
  165                                                               $0                              $0                           $0
  166                                                               $0                              $0                           $0
  167                                                             $979                          $2,937                           $0
  168                                                               $0                              $0                           $0
  169                                                           $1,932                          $8,150                           $0
  170                                                             $600                              $0                           $0
  171                                                               $0                              $0                           $0
  172                                                               $0                              $0                           $0
  173                                                               $0                              $0                           $0
  174                                                             $344                            $687                      $60,000
  175                                                               $0                              $0                           $0
  176                                                               $0                              $0                           $0
  177                                                               $0                              $0                           $0
  178                                                               $0                              $0                           $0
  179                                                               $0                              $0                           $0
  180                                                             $942                          $1,884                      $50,000
  181                                                               $0                              $0                           $0

  182                                                               $0                              $0                           $0
  183                                                               $0                              $0                           $0
  184                                                               $0                              $0                           $0
  185                                                           $1,516                          $3,032                           $0
  186                                                               $0                              $0                           $0
  187                                                               $0                              $0                     $117,332
  188                                                               $0                              $0                           $0

  189                                                               $0                              $0                           $0
  190                                                               $0                              $0                           $0
  191                                                               $0                              $0                           $0
  192                                                               $0                              $0                           $0
  193                                                               $0                              $0                           $0
  194                                                               $0                              $0                           $0
  195                                                             $821                            $821                           $0
  196                                                               $0                              $0                           $0
  197                                                               $0                              $0                           $0
  198                                                             $611                              $0                           $0
  199                                                               $0                              $0                           $0
  200                                                             $383                              $0                           $0
  201                                                             $845                            $845                           $0
  202                                                             $126                            $126                           $0
  203                                                             $307                            $307                           $0
  204                                                               $0                              $0                           $0
  205                                                               $0                              $0                           $0
  206                                                               $0                              $0                           $0
  207                                                               $0                              $0                           $0
  208                                                               $0                              $0                           $0
  209                                                               $0                              $0                           $0
  210                                                               $0                              $0                           $0
  211                                                             $803                          $1,606                           $0
  212                                                               $0                              $0                           $0
  213                                                               $0                              $0                           $0
  214                                                               $0                              $0                           $0
  215                                                               $0                              $0                           $0
  216                                                               $0                              $0                           $0
  217                                                               $0                              $0                           $0
  218                                                               $0                              $0                           $0
  219                                                               $0                              $0                           $0
  220                                                               $0                              $0                           $0
  221                                                               $0                              $0                           $0
  222                                                             $138                              $0                           $0
  223                                                               $0                              $0                           $0
  224                                                             $840                          $1,679                     $109,000
  225                                                               $0                              $0                           $0
  226                                                               $0                              $0                           $0
  227                                                             $621                            $621                           $0
  228                                                               $0                              $0                           $0
  229                                                               $0                              $0                           $0
  230                                                               $0                              $0                           $0
  231                                                               $0                              $0                           $0
  232                                                           $1,077                          $1,077                      $75,000
  233                                                               $0                              $0                      $70,000
  234                                                           $2,105                        $209,936                           $0
  235                                                               $0                              $0                           $0
  236                                                               $0                              $0                           $0
  237                                                             $638                          $1,276                           $0
  238                                                               $0                              $0                           $0
  239                                                               $0                              $0                           $0
  240                                                               $0                              $0                           $0
  241                                                               $0                              $0                           $0
  242                                                               $0                              $0                           $0
  243                                                               $0                              $0                           $0
  244                                                               $0                              $0                           $0
  245                                                               $0                              $0                           $0
  246                                                             $450                            $450                           $0
  247                                                             $855                            $855                           $0
  248                                                               $0                              $0                           $0
  249                                                               $0                              $0                           $0
  250                                                               $0                              $0                           $0
  251                                                               $0                              $0                           $0
  252                                                               $0                              $0                           $0
  253                                                               $0                              $0                           $0
  254                                                               $0                              $0                           $0
  255                                                               $0                              $0                           $0
  256                                                               $0                              $0                           $0
  257                                                               $0                              $0                           $0
  258                                                               $0                              $0                           $0
  259                                                             $480                              $0                           $0
  260                                                               $0                              $0                           $0
  261                                                               $0                              $0                           $0
  262                                                               $0                              $0                           $0
  263                                                               $0                              $0                           $0
  264                                                             $210                              $0                           $0
  265                                                               $0                              $0                           $0
  266                                                               $0                              $0                           $0
  267                                                               $0                              $0                           $0
  268                                                               $0                              $0                      $52,500
  269                                                               $0                              $0                           $0
  270                                                               $0                              $0                           $0
  271                                                             $276                              $0                           $0

                                                              $176,403                      $1,193,354                  $12,257,760

---------------------------------------------------------------------------------------------------------------------------
MORTGAGE                    MONTHLY TI/LC           CURRENT TI/LC   ENVIRONMENTAL         INTEREST
LOAN NO.            ESCROW REQUIREMENT(21)      ESCROW BALANCE(22)    INSURANCE        ACCRUAL METHOD      SEASONING(23)
---------------------------------------------------------------------------------------------------------------------------

   1                                   $0              $1,017,225         No             Actual/360              1
   2                                   $0                $886,839         No             Actual/360              1
   3                                   $0                $878,369         No             Actual/360              1
   4                                   $0                $633,775         No             Actual/360              1
   5                                   $0                $645,159         No             Actual/360              1
   6                                   $0                $655,747         No             Actual/360              1
   7                                   $0                $543,592         No             Actual/360              1
   8                                   $0                $541,815         No             Actual/360              1
   9                                   $0                $583,625         No             Actual/360              1
   10                                  $0                $473,039         No             Actual/360              1
   11                                  $0                $465,428         No             Actual/360              1
   12                                  $0                $466,509         No             Actual/360              1
   13                                  $0                $478,459         No             Actual/360              1
   14                                  $0                $474,749         No             Actual/360              1
   15                                  $0                $284,320         No             Actual/360              1
   16                                  $0                $261,812         No             Actual/360              1
   17                                  $0                $209,540         No             Actual/360              1
   18                                  $0                      $0         No             Actual/360              9

   19                                  $0                      $0         No               30/360                6
   20                                  $0                      $0         No               30/360                6
   21                                  $0                      $0         No               30/360                6
   22                                  $0                      $0         No               30/360                6
   23                                  $0                      $0         No               30/360                6
   24                                  $0                      $0         No               30/360                6
   25                                  $0                      $0         No               30/360                6
   26                                  $0                      $0         No               30/360                6
   27                                  $0                      $0         No               30/360                6
   28                                  $0                      $0         No               30/360                6
   29                                  $0                      $0         No               30/360                6
   30                                  $0                      $0         No               30/360                6
   31                                  $0                      $0         No               30/360                6
   32                                  $0                      $0         No               30/360                6
   33                                  $0                      $0         No               30/360                6
   34                                  $0                      $0         No               30/360                6
   35                                  $0                      $0         No               30/360                6
   36                                  $0                      $0         No               30/360                6
   37                                  $0                      $0         No               30/360                6
   38                                  $0                      $0         No               30/360                6
   39                                  $0                      $0         No               30/360                6
   40                                  $0                      $0         No               30/360                6
   41                                  $0                      $0         No               30/360                6
   42                                  $0                      $0         No               30/360                6
   43                                  $0                      $0         No               30/360                6
   44                                  $0                      $0         No             Actual/360              1
   45                                  $0                      $0         No             Actual/360              2
   46                                  $0                      $0         No             Actual/360              1
   47                                  $0                      $0         No             Actual/360              1
   48                                  $0                      $0         No             Actual/360              5
   49                                  $0                      $0         No             Actual/360              3
   50                                  $0                      $0         No             Actual/360              2
   51                                  $0                      $0         No             Actual/360              1
   52                                  $0                      $0         No             Actual/360              5
   53                                  $0                      $0         No             Actual/360              4
   54                                  $0                      $0         No             Actual/360             11
   55                                  $0                      $0         No             Actual/360             10
   56                                  $0                      $0         No             Actual/360             10
   57                                  $0                      $0         No               30/360                0
   58                                  $0                      $0         No             Actual/360              9

   59                                  $0                      $0         No             Actual/360              1
   60                                  $0                      $0         No             Actual/360              1
   61                                  $0                      $0         No             Actual/360              0
   62                                  $0                      $0         No             Actual/360              1
   63                                  $0                      $0         No             Actual/360              2
   64                                  $0                      $0         No             Actual/360              2

   65                                  $0                 $65,776         No             Actual/360              1
   66                                  $0                 $69,764         No             Actual/360              1
   67                                  $0                 $59,522         No             Actual/360              1
   68                                  $0                 $70,943         No             Actual/360              1
   69                                  $0                 $33,995         No             Actual/360              1
   70                                  $0                      $0         No             Actual/360              1
   71                                  $0                      $0         No               30/360                2
   72                                  $0                      $0         No             Actual/360              1
   73                                  $0                      $0         No             Actual/360              0
   74                                  $0                      $0         No             Actual/360              2
   75                                  $0                      $0         No             Actual/360              0
   76                                  $0                      $0         No             Actual/360              6
   77                                  $0                      $0         No             Actual/360             16
   78                                  $0                      $0         No             Actual/360              3
   79                              $1,667                  $3,333         No             Actual/360              2
   80                                  $0              $1,276,595         No             Actual/360              2
   81                                  $0                      $0         No             Actual/360              1
   82                                  $0                      $0         No             Actual/360              1
   83                                  $0                      $0         No             Actual/360              4
   84                                  $0                      $0         No             Actual/360              1
   85                                  $0                      $0         No             Actual/360              3
   86                                  $0                      $0         No               30/360                2
   87                                  $0                 $50,141         No             Actual/360              2
   88                                  $0                      $0         No             Actual/360              0
   89                                  $0                      $0         No             Actual/360              2
   90                                  $0                      $0         No             Actual/360              2
   91                                  $0                      $0         No             Actual/360              0
   92                                  $0                      $0         No             Actual/360              2
   93                                  $0                      $0         No             Actual/360              1
   94                                  $0                      $0         No             Actual/360              1
   95                                  $0                      $0         No             Actual/360              1
   96                                  $0                      $0         No             Actual/360              7
   97                                  $0                      $0         No             Actual/360              1
   98                                  $0                      $0         No             Actual/360              3
   99                                  $0                      $0         No             Actual/360              2
  100                                  $0                      $0         No             Actual/360              2
  101                                  $0                      $0         No               30/360                2
  102                                  $0                      $0         No             Actual/360              1
  103                                  $0                      $0         No             Actual/360              3
  104                                  $0                      $0         No             Actual/360              2
  105                                  $0                      $0         No             Actual/360              1
  106                                  $0                      $0         No             Actual/360              2
  107                                  $0                $244,068         No             Actual/360              1
  108                                  $0                      $0         No               30/360                3
  109                                  $0                      $0         No             Actual/360              2
  110                                  $0                      $0         No             Actual/360              2
  111                                  $0                $250,000         No             Actual/360              1
  112                                  $0                      $0         No             Actual/360              2
  113                                  $0                      $0         No             Actual/360              1
  114                                  $0                $100,000         No             Actual/360              2
  115                                  $0                      $0         No             Actual/360              0
  116                                  $0                      $0         No             Actual/360              9
  117                                  $0                      $0         No             Actual/360              4
  118                                  $0                      $0         No             Actual/360              2
  119                                  $0                      $0         No             Actual/360              1
  120                                  $0                      $0         No             Actual/360              3
  121                                  $0                      $0         No             Actual/360              2
  122                                  $0                      $0         No             Actual/360              2
  123                                  $0                      $0         No               30/360                3
  124                              $8,333                      $0         No             Actual/360              0
  125                              $3,333                  $3,333         No             Actual/360              3
  126                                  $0                      $0         No             Actual/360              3
  127                                  $0                      $0         No             Actual/360              0
  128                                  $0                      $0         No             Actual/360             10
  129                                  $0                      $0    Yes - Group         Actual/360              3
  130                                  $0                      $0         No             Actual/360              2
  131                                  $0                      $0         No             Actual/360              4
  132                              $1,667                  $3,338         No             Actual/360              2
  133                                  $0                      $0         No             Actual/360              2
  134                                  $0                      $0         No             Actual/360              3
  135                                  $0                      $0         No             Actual/360              1
  136                                  $0                      $0         No             Actual/360              1
  137                                  $0                      $0         No             Actual/360              2
  138                                  $0                      $0         No             Actual/360              1
  139                                  $0                      $0         No             Actual/360              2
  140                                  $0                      $0         No             Actual/360              3
  141                                  $0                      $0         No             Actual/360              0
  142                                  $0                      $0         No             Actual/360              3
  143                                  $0                      $0         No             Actual/360              4
  144                                  $0                      $0         No             Actual/360              1
  145                                  $0                      $0         No             Actual/360              2
  146                                  $0                      $0         No             Actual/360              3
  147                                  $0                      $0         No             Actual/360              1
  148                                  $0                      $0         No             Actual/360              4
  149                                  $0                      $0         No               30/360                3
  150                                  $0                      $0         No             Actual/360              3
  151                                  $0                      $0         No             Actual/360              4
  152                                  $0                      $0         No             Actual/360              2
  153                              $2,790                  $5,580         No             Actual/360              3
  154                                  $0                      $0         No             Actual/360              4
  155                              $1,023                      $0         No             Actual/360              1
  156                                  $0                      $0         No             Actual/360              3
  157                                  $0                      $0         No             Actual/360              4
  158                                  $0                      $0    Yes - Group         Actual/360              3
  159                              $1,900                      $0         No             Actual/360              1
  160                                  $0                      $0         No             Actual/360              2
  161                              $3,333                      $0         No             Actual/360              2
  162                                  $0                      $0         No             Actual/360              3
  163                                  $0                      $0         No             Actual/360              5
  164                                  $0                      $0         No             Actual/360              6
  165                                  $0                      $0    Yes - Group         Actual/360              2
  166                                  $0                      $0         No             Actual/360              2
  167                              $2,824                $347,028         No             Actual/360              5
  168                                  $0                      $0         No             Actual/360              0
  169                                  $0                      $0         No             Actual/360              9
  170                              $1,389                  $1,389         No             Actual/360              3
  171                                  $0                      $0         No             Actual/360              4
  172                                  $0                      $0         No               30/360                5
  173                                  $0                      $0         No             Actual/360              2
  174                              $1,683                 $63,366         No             Actual/360              3
  175                                  $0                      $0         No               30/360                3
  176                                  $0                      $0         No             Actual/360              1
  177                                  $0                      $0         No             Actual/360              2
  178                                  $0                      $0         No             Actual/360              0
  179                                  $0                      $0    Yes - Group         Actual/360              2
  180                                  $0                 $50,250         No             Actual/360              4
  181                                  $0                      $0    Yes - Group         Actual/360              0

  182                                  $0                      $0         No             Actual/360              1
  183                                  $0                      $0         No             Actual/360              1
  184                              $1,673                      $0    Yes - Group         Actual/360              1
  185                                  $0                      $0         No             Actual/360              4
  186                                  $0                      $0         No               30/360                5
  187                                  $0                $117,332         No             Actual/360              0
  188                                  $0                      $0         No             Actual/360              1

  189                                  $0                      $0    Yes - Group         Actual/360              3
  190                                  $0                      $0    Yes - Group         Actual/360              3
  191                                  $0                      $0    Yes - Group         Actual/360              3
  192                                  $0                      $0    Yes - Group         Actual/360              3
  193                                  $0                      $0    Yes - Group         Actual/360              3
  194                              $2,027                  $2,027         No             Actual/360              2
  195                                  $0                      $0    Yes - Group         Actual/360              2
  196                                  $0                      $0    Yes - Group         Actual/360              2
  197                                  $0                      $0         No             Actual/360              5
  198                                  $0                      $0         No             Actual/360              2
  199                                  $0                      $0         No             Actual/360              4
  200                                  $0                      $0         No             Actual/360              0
  201                                  $0                      $0    Yes - Group         Actual/360              2
  202                              $1,667                  $1,667         No             Actual/360              3
  203                                  $0                      $0         No             Actual/360              3
  204                                  $0                      $0    Yes - Group         Actual/360              2
  205                                  $0                      $0    Yes - Group         Actual/360              2
  206                                  $0                      $0         No               30/360                8
  207                                  $0                      $0         No             Actual/360             14
  208                                  $0                      $0    Yes - Group         Actual/360              1
  209                                  $0                      $0         No               30/360                2
  210                                  $0                      $0         No             Actual/360              3
  211                                  $0                      $0    Yes - Group         Actual/360              3
  212                                  $0                      $0         No             Actual/360              3
  213                                  $0                      $0         No             Actual/360              3
  214                                  $0                      $0    Yes - Group         Actual/360              3
  215                                  $0                      $0    Yes - Group         Actual/360              2
  216                                  $0                      $0         No               30/360                1
  217                                  $0                      $0         No             Actual/360              3
  218                                  $0                      $0    Yes - Group         Actual/360              5
  219                                  $0                      $0    Yes - Group         Actual/360              2
  220                                  $0                      $0         No             Actual/360              3
  221                                  $0                      $0    Yes - Group         Actual/360              3
  222                              $1,173                      $0    Yes - Group         Actual/360              1
  223                                  $0                      $0         No             Actual/360              2
  224                                  $0                $109,000    Yes - Group         Actual/360              3
  225                                  $0                      $0         No               30/360                5
  226                                  $0                      $0         No             Actual/360              5
  227                                  $0                      $0         No             Actual/360              3
  228                                  $0                      $0         No             Actual/360              4
  229                                  $0                      $0         No             Actual/360              2
  230                                  $0                      $0    Yes - Group         Actual/360              1
  231                                  $0                      $0         No             Actual/360              9
  232                              $3,333                 $78,503         No             Actual/360              3
  233                                  $0                 $70,310         No             Actual/360              3
  234                                  $0                      $0         No             Actual/360              2
  235                                  $0                      $0    Yes - Group         Actual/360              2
  236                                  $0                      $0         No             Actual/360              3
  237                              $3,192                  $6,384         No             Actual/360              4
  238                                  $0                      $0    Yes - Group         Actual/360              3
  239                                  $0                      $0         No             Actual/360              1
  240                                  $0                      $0    Yes - Group         Actual/360              4
  241                                  $0                      $0    Yes - Group         Actual/360              2
  242                                  $0                      $0    Yes - Group         Actual/360              2
  243                                  $0                      $0         No             Actual/360              2
  244                                  $0                      $0    Yes - Group         Actual/360              2
  245                                  $0                      $0         No               30/360                1
  246                                  $0                      $0    Yes - Group         Actual/360              2
  247                              $1,825                  $1,825         No             Actual/360              2
  248                                  $0                      $0    Yes - Group         Actual/360              1
  249                                $950                      $0         No             Actual/360              1
  250                                  $0                      $0         No               30/360                6
  251                                  $0                      $0    Yes - Group         Actual/360              3
  252                                  $0                      $0         No             Actual/360              4
  253                                  $0                      $0    Yes - Group         Actual/360              2
  254                                  $0                      $0    Yes - Group         Actual/360              1
  255                                  $0                      $0    Yes - Group         Actual/360              3
  256                                  $0                      $0         No               30/360                3
  257                                  $0                      $0         No             Actual/360              2
  258                                  $0                      $0    Yes - Group         Actual/360              4
  259                                $832                      $0         No             Actual/360              0
  260                                $710                  $1,420    Yes - Group         Actual/360              3
  261                                  $0                      $0         No             Actual/360             21
  262                                  $0                      $0         No               30/360                2
  263                                  $0                      $0    Yes - Group         Actual/360              1
  264                              $1,000                      $0    Yes - Group         Actual/360              1
  265                                  $0                      $0         No             Actual/360             11
  266                                  $0                      $0    Yes - Group         Actual/360              1
  267                                  $0                      $0    Yes - Group         Actual/360              1
  268                                  $0                 $52,500         No             Actual/360              1
  269                                  $0                      $0    Yes - Group         Actual/360              2
  270                                  $0                      $0         No             Actual/360              1
  271                                $602                      $0         No             Actual/360              1

                                  $48,926             $12,639,389                                                3

--------------------------------------------------------------------------------------------------------------------
                                      Prepayment Code(24)
Mortgage    -----------------------------------------------------------------------        YM         Administrative
Loan No.     LO   DEF     DEF/YM1.00        YM3.00    YM2.00  YM1.00    YM    Open    Formula(25)     Cost Rate(26)
--------------------------------------------------------------------------------------------------------------------

   1         0                91                                25              4          A               3.150
   2         0                91                                25              4          A               3.150
   3         0                91                                25              4          A               3.150
   4         0                91                                25              4          A               3.150
   5         0                91                                25              4          A               3.150
   6         0                91                                25              4          A               3.150
   7         0                91                                25              4          A               3.150
   8         0                91                                25              4          A               3.150
   9         0                91                                25              4          A               3.150
   10        0                91                                25              4          A               3.150
   11        0                91                                25              4          A               3.150
   12        0                91                                25              4          A               3.150
   13        0                91                                25              4          A               3.150
   14        0                91                                25              4          A               3.150
   15        0                91                                25              4          A               3.150
   16        0                91                                25              4          A               3.150
   17        0                91                                25              4          A               3.150
   18        33    20                                                           7                          4.150

   19        35                                                 47              2          B               3.150
   20        35                                                 47              2          B               3.150
   21        35                                                 47              2          B               3.150
   22        35                                                 47              2          B               3.150
   23        35                                                 47              2          B               3.150
   24        35                                                 47              2          B               3.150
   25        35                                                 47              2          B               3.150
   26        35                                                 47              2          B               3.150
   27        35                                                 47              2          B               3.150
   28        35                                                 47              2          B               3.150
   29        35                                                 47              2          B               3.150
   30        35                                                 47              2          B               3.150
   31        35                                                 47              2          B               3.150
   32        35                                                 47              2          B               3.150
   33        35                                                 47              2          B               3.150
   34        35                                                 47              2          B               3.150
   35        35                                                 47              2          B               3.150
   36        35                                                 47              2          B               3.150
   37        35                                                 47              2          B               3.150
   38        35                                                 47              2          B               3.150
   39        35                                                 47              2          B               3.150
   40        35                                                 47              2          B               3.150
   41        35                                                 47              2          B               3.150
   42        35                                                 47              2          B               3.150
   43        35                                                 47              2          B               3.150
   44        25    91                                                           4                          3.150
   45        26               30                                                4          C               3.150
   46        25    93                                                           2                          3.150
   47        25                                                 93              2          D               3.150
   48        29    87                                                           4                          3.150
   49        27               88                                                5          E               3.150
   50        26   150                                                           4                          3.150
   51        25    91                                                           4                          8.150
   52        29   150                                                           1                          3.150
   53        28    91                                                          61                          3.150
   54        35    84                                                           1                          3.150
   55        34    82                                                           4                          3.150
   56        34    85                                                           1                          3.150
   57        35                                                 23              2          B               3.150
   58        33   146                                                           1                          3.150

   59        25    91                                                           4                          8.150
   60        25    91                                                           4                          8.150
   61        24               92                                                4          C               3.150
   62        59                                                         57      4          F               3.150
   63        26    93                                                           1                          3.150
   64        35               81                                                4          C               3.150

   65        25    94                                                           1                          3.150
   66        25    94                                                           1                          3.150
   67        25    94                                                           1                          3.150
   68        25    94                                                           1                          3.150
   69        25    94                                                           1                          3.150
   70        25               92                                                3          D               3.150
   71        35                                                 23              2          B               3.150
   72        25    93                                                           2                          3.150
   73        0                                                  117             3          D               3.150
   74        35    83                                                           2                          8.150
   75        24   155                                                           1                          3.150
   76        35    81                                                           4                          3.150
   77        35    85                                            5              1          G               7.150
   78        27    89                                                           4                          3.150
   79        26    93                                                           1                          3.150
   80        0                                                  176             4          D               3.150
   81        35    81                                                           4                          3.150
   82        35               81                                                4          C               3.150
   83        28               85                                                7          E               3.150
   84        25    91                                                           4                          3.150
   85        35    81                                                           4                          3.150
   86        35                                                 23              2          B               3.150
   87        26    92                                                           2                          3.150
   88        24               94                                                2          D               3.150
   89        26    90                                                           4                          3.150
   90        26    42                                                           4                          3.150
   91        24    94                                                           2                          3.150
   92        35    81                                                           4                          3.150
   93        25                                                 91              4          D               3.150
   94        25                                                 115             4          D               3.150
   95        25    79                                                           4                          3.150
   96        31    88                                                           1                          7.150
   97        35    21                                                           4                          3.150
   98        27   152                                                           1                          3.150
   99        26    90                                                           4                          3.150
  100        0                                                  140             4          D               3.150
  101        35                                                 47              2          B               3.150
  102        35    21                                                           4                          3.150
  103        35    81                                                           4                          3.150
  104        26               31                                                3          C               3.150
  105        25    91                                                           4                          3.150
  106        35    83                                                           2                          3.150
  107        35               81                                                4          C               3.150
  108        35                                                 23              2          B               3.150
  109        26    91                                                           3                          3.150
  110        35               81                                                4          C               3.150
  111        35    81                                                           4                          3.150
  112        0                                                  116             4          D               3.150
  113        35    81                                                           4                          3.150
  114        26    93                                                           1                          3.150
  115        24    92                                                           4                          3.150
  116        33   146                                                           1                          3.150
  117        28    88                                                           4                          3.150
  118        35               81                                                4          C               3.150
  119        25                                                 92              3          D               3.150
  120        27    92                                                           1                          3.150
  121        35    83                                                           2                          3.150
  122        26    92                                                           2                          3.150
  123        35                                                 23              2          B               3.150
  124        24    94                                                           2                          3.150
  125        27               80                                               13          H              13.150
  126        36    82                                                           2                          3.150
  127        35    83                                                           2                          3.150
  128        34                                                 142             4          I               3.150
  129        27    89                                                           4                          3.150
  130        35    81                                                           4                          3.150
  131        28                                                 88              4          J               3.150
  132        26    91                                                           3                          3.150
  133        26    93                                                           1                          3.150
  134        27               88                                                5          C               3.150
  135        35    81                                                           4                          3.150
  136        23               31                                 2              4          C               3.150
  137        35    81                                                           4                          3.150
  138        35    81                                                           4                          3.150
  139        26    93                                                           1                          8.150
  140        35    81                                                           4                          3.150
  141        24    95                                                           1                          3.150
  142        27    89                                                           4                          3.150
  143        35               83                                                2          C               3.150
  144        35               81                                                4          C               3.150
  145        35    81                                                           4                          3.150
  146        27    89                                                           4                          3.150
  147        25                                                 92              3          D               3.150
  148        35               83                                                2          C               3.150
  149        35   201                                                           4                          3.150
  150        27               88                                                5          C               3.150
  151        35               83                                                2          C               3.150
  152        35               83                                                2          C               3.150
  153        35    81                                                           4                          3.150
  154        28                                                 88              4          J               3.150
  155        35    21                                                           4                          3.150
  156        27    89                                                           4                          3.150
  157        28    88                                                           4                          8.150
  158        35    81                                                           4                          8.150
  159        0                                                  116             4          D               3.150
  160        26    90                                                           4                          3.150
  161        26    90                                                           4                          3.150
  162        59                                                 57              4          J               3.150
  163        29                                                 147             4          K               3.150
  164        60                                                 56              4          L               3.150
  165        35    83                                                           2                          3.150
  166        35               81                                                4          C               3.150
  167        29    87                                                           4                          3.150
  168        35    83                                                           2                          3.150
  169        33                                                 146             1          M               3.150
  170        27    89                                                           4                          3.150
  171        28    88                                                           4                          3.150
  172        35                                                 47              2          B               3.150
  173        35    81                                                           4                          3.150
  174        35    81                                                           4                          3.150
  175        35                                                 23              2          B               3.150
  176        25                                                 93              2          D               3.150
  177        26                                                 90              4          D               3.150
  178        35   143                                                           2                          5.150
  179        35               81                                                4          C               5.150
  180        28    88                                                           4                          3.150
  181        35    81                                                           4                          3.150

  182        25    94                                                           1                          3.150
  183        25    94                                                           1                          3.150
  184        35    82                                                           3                          3.150
  185        28    28                                                           4                          3.150
  186        35                                                 47              2          B               3.150
  187        24    94                                                           2                          3.150
  188        25    93                                                           2                          3.150

  189        35    81                                                           4                         15.150
  190        35    81                                                           4                         15.150
  191        35    81                                                           4                         15.150
  192        35    81                                                           4                         15.150
  193        35    81                                                           4                         15.150
  194        35               81                                                4          C               3.150
  195        35    81                                                           4                          3.150
  196        35    83                                                           2                          8.150
  197        29                                                 87              4          J               3.150
  198        26    90                                                           4                          3.150
  199        28                                                 88              4          J               3.150
  200        35               78                                                7          C               3.150
  201        35    78                                                           7                          3.150
  202        27    89                                                           4                          3.150
  203        59                                                 57              4          J               3.150
  204        35               83                                                2          C               5.150
  205        35    83                                                           2                          5.150
  206        35                                                 47              2          B               3.150
  207        38    78                                                           4                          3.150
  208        35    83                                                           2                          3.150
  209        35                                                 47              2          B               3.150
  210        27    89                                                           4                          3.150
  211        35               81                                                4          C               8.150
  212        27                                                 89              4          K               3.150
  213        35    81                                                           4                          3.150
  214        35               81                                                4          C               5.150
  215        35    83                                                           2                          5.150
  216        35                                                 47              2          B               3.150
  217        27    20                                                          13                          3.150
  218        35               78                                                7          C               5.150
  219        35    83                                                           2                          3.150
  220        27                                                 89              4          N               3.150
  221        35               81                                                4          C               3.150
  222        35               81                                                4          C               3.150
  223        35    81                                                           4                          3.150
  224        35               81                                                4          C               3.150
  225        35                                                 47              2          B               3.150
  226        35               81                                                4          C              10.150
  227        27                                                 149             4          J               3.150
  228        28    88                                                           4                          3.150
  229        35    81                                                           4                         10.150
  230        35    81                                                           4                          5.150
  231        33    83                                                           4                          3.150
  232        27    89                                                           4                          3.150
  233        35               81                                                4          C               3.150
  234        35    81                                                           4                          3.150
  235        35               81                                                4          C               7.150
  236        27    20                                                          13                          3.150
  237        28    88                                                           4                          3.150
  238        35               81                                                4          C               7.150
  239        35    81                                                           4                          5.150
  240        35               83                                                2          C               7.150
  241        35    83                                                           2                          7.150
  242        35    83                                                           2                          7.150
  243        35    81                                                           4                          7.150
  244        35               81                                                4          C              10.150
  245        35                                                 47              2          B               3.150
  246        35    83                                                           2                          3.150
  247        35    81                                                           4                          3.150
  248        35    81                                                           4                         10.150
  249        25               92                                                3          D               3.150
  250        35                                                 23              2          B               3.150
  251        35               45                                                4          C              10.150
  252        28    88                                                           4                          3.150
  253        35    81                                                           4                         12.150
  254        35               21                                                4          C               5.150
  255        35               141                                               4          C              12.150
  256        35                                                 47              2          B               3.150
  257        35               81                                                4          C              15.150
  258        35               81                                                4          C              15.150
  259        35    81                                                           4                          3.150
  260        35               81                                                4          C              10.150
  261        35               71                                10              4          C              10.150
  262        35                                                 23              2          B               3.150
  263        35    83                                                           2                         10.150
  264        35               81                                                4          C               5.150
  265        35   249                                                           4                          3.150
  266        35               81                                                4          C              12.150
  267        35    81                                                           4                         10.150
  268        0                                                  178             2          D               3.150
  269        35               81                                                4          C              17.150
  270        25                                                 91              4          D               3.150
  271        35               81                                                4          C              12.150

                                                                                                           3.713

APPENDIX III
CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY
LOANS

----------------------------------------------------------------------------------------------------------------------
                                                                                               % OF
MORTGAGE       MORTGAGE                                                                    INITIAL POOL    LOAN GROUP
LOAN NO.    LOAN SELLER(1)   PROPERTY NAME(2)                                                 BALANCE     (ONE OR TWO)
----------------------------------------------------------------------------------------------------------------------

   58            BSCMI       Woodlane Crossing                                                 1.0%            2
   59            MSMC        Morgantown Multifamily Portfolio - Bon Vista and Villas (A)       0.8%            2
   60            MSMC        Morgantown Multifamily Portfolio - Barrington North (A)           0.1%            2
   81             WFB        Tamarack Garden Apartments                                        0.7%            2
   82             WFB        Illumina at Lake Union                                            0.7%            2
   85             WFB        Oak Ridge Estates                                                 0.6%            2
   90             WFB        Rudgate Silver Springs MHC                                        0.6%            2
   91           PCF II       College Park Apartments                                           0.6%            2
   95             WFB        Hamburg Hills Estates & Coventry Woods                            0.6%            2
   106            WFB        Meadow Brook Place Apartments                                     0.4%            2
   112          PCF II       Brentwood Apartments                                              0.4%            2
   115            PCF        Alexandria Apartments                                             0.4%            2
   116           BSCMI       Cedar Towers                                                      0.4%            2
   128           MSMC        161 West 75th Street Coop                                         0.3%            1
   130            WFB        South Point Village Apartments                                    0.3%            2
   137            WFB        Whitman Green Apartments                                          0.3%            2
   146           MSMC        Westbrooke Village Apartments                                     0.3%            2
   152            WFB        The Park Club Apartments                                          0.2%            2
   156           MSMC        LeMans Village Apartments                                         0.2%            2
   157           MSMC        Mill Pond Village MHC                                             0.2%            2
   160           MSMC        Red Hill Estates MHC                                              0.2%            2
   163           MSMC        Hillcrest Point Coop                                              0.2%            2
   164           MSMC        450 West End Avenue Coop                                          0.2%            1
   169           BSCMI       Sussex House Apartments                                           0.2%            2
   176          PCF II       Drayton Court Apartments                                          0.2%            2
   196            WFB        Windgate Village Apartments                                       0.2%            2
   197           MSMC        85 Eighth Avenue Condop                                           0.2%            2
   199           MSMC        16 East 98th Street Coop                                          0.2%            2
   204            WFB        Narrows Creek Townhomes                                           0.2%            2
   210           MSMC        Maple Canyon Apartments                                           0.2%            2
   212           MSMC        37-20 81st Street Coop                                            0.2%            2
   220           MSMC        Hillcrest Apartments                                              0.2%            2
   230            WFB        Sun Coast Gateway MHP                                             0.1%            2
   234            WFB        Williamson Creek Apartments                                       0.1%            2
   253            WFB        University Square Apartment                                       0.1%            2

                             Totals and Weighted Averages:                                     12.0%

---------------------------------------------------------------------------------------------------------------------
              % OF APPLICABLE
MORTGAGE        LOAN GROUP          # OF      PROPERTY                            PROPERTY
LOAN NO.          BALANCE        PROPERTIES   TYPE                                SUB-TYPE
---------------------------------------------------------------------------------------------------------------------

   58              8.7%               1       Multifamily                         Garden
   59              7.3%               1       Multifamily                         Garden
   60              1.1%               1       Multifamily                         Garden
   81              6.1%               1       Multifamily                         Garden
   82              6.1%               1       Multifamily                         Mid Rise
   85              5.6%               1       Manufactured Housing Community      Manufactured Housing Community
   90              5.4%               1       Manufactured Housing Community      Manufactured Housing Community
   91              5.3%               1       Multifamily                         Garden
   95              4.9%               1       Manufactured Housing Community      Manufactured Housing Community
   106             3.8%               1       Multifamily                         Garden
   112             3.6%               1       Multifamily                         Garden
   115             3.5%               1       Multifamily                         Garden
   116             3.4%               1       Multifamily                         Mid Rise
   128             0.4%               1       Multifamily                         High Rise
   130             2.7%               1       Multifamily                         Garden
   137             2.6%               1       Multifamily                         Garden
   146             2.3%               1       Multifamily                         Garden
   152             2.2%               1       Multifamily                         Garden
   156             2.0%               1       Multifamily                         Garden
   157             2.0%               1       Manufactured Housing Community      Manufactured Housing Community
   160             2.0%               1       Manufactured Housing Community      Manufactured Housing Community
   163             2.0%               1       Multifamily                         Garden
   164             0.3%               1       Multifamily                         High Rise
   169             1.9%               1       Multifamily                         Mid Rise
   176             1.8%               1       Multifamily                         Garden
   196             1.6%               1       Multifamily                         Garden
   197             1.5%               1       Multifamily                         Mid Rise
   199             1.5%               1       Multifamily                         Mid Rise
   204             1.5%               1       Multifamily                         Garden
   210             1.4%               1       Multifamily                         Garden
   212             1.4%               1       Multifamily                         High Rise
   220             1.3%               1       Multifamily                         Garden
   230             1.2%               1       Manufactured Housing Community      Manufactured Housing Community
   234             1.2%               1       Multifamily                         Garden
   253             0.9%               1       Multifamily                         Garden

                                     35

-----------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.    STREET ADDRESS                                         CITY                      COUNTY         STATE    ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------

   58       4385-A US Route 130 South                              Edgewater Park Township   Burlington      NJ       08016
   59       1325 Stewartstown Road                                 Morgantown                Monongalia      WV       26505
   60       104-112 Wedgewood Drive                                Morgantown                Monongalia      WV       26505
   81       250 W. Central Avenue                                  Brea                      Orange          CA       92821
   82       1540 Eastlake Avenue East                              Seattle                   King            WA       98102
   85       6447 E. Dunbar                                         Monroe                    Monroe          MI       48161
   90       43600 Park Drive West                                  Clinton Township          Macomb          MI       48036
   91       1669 College Park Drive                                Columbus                  Franklin        OH       43209
   95       7243 Sheldon Rd.                                       Whitmore Lake             Livingston      MI       48189
   106      2231 NE Bridge Creek Avenue                            Vancouver                 Clark           WA       98664
   112      11821 North 28th Drive                                 Phoenix                   Maricopa        AZ       85029
   115      61 Alexandria Drive                                    Hackettstown              Warren          NJ       07840
   116      3701 Twin Lakes Court                                  Randallstown              Baltimore       MD       21244
   128      161 West 75th Street                                   New York                  New York        NY       10023
   130      6808 South IH-35                                       Austin                    Travis          TX       78745
   137      26379 Whitman Street                                   Hayward                   Alameda         CA       94544
   146      5530 Autumn Hill Drive                                 Trotwood                  Montgomery      OH       45426
   152      1320 - 1326 E. Cotati Boulevard                        Rohnert Park              Sonoma          CA       94928
   156      5026 Dierker Road                                      Columbus                  Franklin        OH       43220
   157      1500 Mill Pond Lane                                    Lansing                   Ingham          MI       48911
   160      633 Apple Street                                       Red Hill                  Montgomery      PA       18076
   163      1-296 West Sneden Place                                Spring Valley             Rockland        NY       10977
   164      450 West End Avenue                                    New York                  New York        NY       10024
   169      1001 N. Kings Highway                                  Cherry Hill Township      Camden          NJ       08034
   176      1459-1493 Chambers Road & 1753-1791 Drayton Park Ct.   Columbus                  Franklin        OH       43212
   196      510-536 East Grangeville Blvd.                         Hanford                   Kings           CA       93230
   197      85 Eighth Avenue                                       New York                  New York        NY       10011
   199      16 East 98th Street                                    New York                  New York        NY       10029
   204      1101 North Mountain View Drive                         Tacoma                    Pierce          WA       98406
   210      2093 Hampstead Drive South                             Columbus                  Franklin        OH       43229
   212      37-20 81st Street                                      Jackson Heights           Queens          NY       11372
   220      150 West Avenue                                        Woodstown                 Salem           NJ       08098
   230      6010 Ridge Road                                        Port Richey               Pasco           FL       34668
   234      5112 South First Street                                Austin                    Travis          TX       78745
   253      300-336 J Street and 301-343 K Street                  Davis                     Yolo            CA       95616

----------------------------------------------------------------------------------------------------------------------------------
                             CUT-OFF DATE                                                                                FIRST
MORTGAGE    CUT-OFF DATE      BALANCE PER  ORIGINAL TERM      REMAINING TERM         ORIGINAL         REMAINING      INTEREST ONLY
LOAN NO.       BALANCE(6)         UNIT ($)   TO MATURITY       TO MATURITY        AMORT. TERM(8)     AMORT. TERM        PERIOD
----------------------------------------------------------------------------------------------------------------------------------

   58        $16,960,000          $60,356       180                171                 360               360               60
   59        $14,240,000          $43,272       120                119                 360               360               36
   60         $2,160,000          $43,272       120                119                 360               360               36
   81        $11,989,361          $61,801       120                119                 360               359                0
   82        $11,988,866         $108,990       120                119                 360               359                0
   85        $11,000,000          $17,713       120                117                  IO                IO              120
   90        $10,448,983          $19,102        72                 70                 240               238                0
   91        $10,400,000          $41,600       120                120                 408               408               12
   95         $9,556,547          $27,540       108                107                 348               347                0
   106        $7,383,207          $47,943       120                118                 360               358                0
   112        $7,020,000          $31,339       120                118                 360               360               60
   115        $6,800,000          $19,883       120                120                 240               240                0
   116        $6,584,000          $38,279       180                171                 360               360               60
   128        $5,300,000          $40,458       180                170                  IO                IO              180
   130        $5,240,000          $29,773       120                118                 360               360               24
   137        $4,988,504          $26,535       120                118                 360               358                0
   146        $4,500,000          $14,423       120                117                 360               360               24
   152        $4,250,000          $75,893       120                118                 360               360               24
   156        $4,000,000          $17,467       120                117                 360               360               24
   157        $4,000,000          $11,299       120                116                 360               360               36
   160        $3,990,389          $26,781       120                118                 360               358                0
   163        $3,977,754          $13,576       180                175                 360               355                0
   164        $3,950,000          $69,298       120                114                  IO                IO              120
   169        $3,760,000          $63,729       180                171                 360               360               60
   176        $3,421,917         $106,935       120                119                 360               359                0
   196        $3,043,112          $56,354       120                118                 360               358                0
   197        $3,000,000          $25,424       120                115                  IO                IO              120
   199        $3,000,000          $57,692       120                116                  IO                IO              120
   204        $2,942,888          $38,722       120                118                 360               358                0
   210        $2,800,000          $20,896       120                117                 360               360               24
   212        $2,750,000          $33,133       120                117                  IO                IO              120
   220        $2,591,359          $26,993       120                117                 360               357                0
   230        $2,397,850          $13,860       120                119                 360               359                0
   234        $2,345,000          $23,218       120                118                 360               360               24
   253        $1,678,514          $18,860       120                118                 120               118                0

            $204,458,250                        128                125                 348               347

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    STUDIOS
MORTGAGE     NCF        NCF POST IO     CUT-OFF DATE   BALLOON   UTILITIES                                           NO. OF
LOAN NO.    DSCR(9)   PERIOD DSCR(10)        LTV          LTV    PAID BY TENANT                                    UNITS/ROOMS
------------------------------------------------------------------------------------------------------------------------------

   58        1.47           1.21           80.0%        67.1%    Electric, Gas                                          0
   59        1.90           1.55           59.5%        53.3%    Electric                                               0
   60        1.90           1.55           59.5%        53.3%    Electric, Gas, Water, Sewer                            0
   81        1.96           1.96           34.6%        29.3%    Electric, Gas, Water, Sewer                            0
   82        1.31           1.31           59.9%        50.3%    Electric                                              58
   85        2.72           2.72           44.9%        44.9%    Electric, Gas, Water, Sewer                            0
   90        1.89           1.89           48.4%        39.3%    Electric, Gas, Water, Sewer                            0
   91        1.65           1.41           72.2%        64.5%    Electric, Gas, Water                                   0
   95        1.52           1.52           68.0%        57.2%    Electric, Gas                                          0
   106       1.33           1.33           64.8%        54.7%    Electric, Gas, Water, Sewer                            0
   112       1.50           1.24           64.7%        60.3%    Electric, Gas, Water                                  24
   115       2.15           2.15           32.4%        21.2%    Electric                                               0
   116       1.29           1.06           80.0%        67.1%    Electric, Gas                                         47
   128      11.94          11.94            8.8%         8.8%    Electric                                               0
   130       1.46           1.20           75.4%        66.3%    Electric, Gas, Water, Sewer                            0
   137       2.43           2.43           22.2%        18.7%    Electric, Gas                                          0
   146       2.59           2.11           46.9%        41.0%    Electric                                               0
   152       1.43           1.18           61.6%        54.3%    Electric, Gas, Water, Sewer                            0
   156       2.63           2.13           46.0%        40.2%    Electric, Gas (Townhouse Apts & Bldg 2090 Only)        0
   157       4.18           3.33           35.7%        31.8%    Electric, Gas, Water, Sewer                            0
   160       1.68           1.68           66.5%        55.5%    Electric                                               0
   163       6.19           6.19           17.7%        12.6%    Electric                                               0
   164      15.19          15.19            7.7%         7.7%    Electric                                               0
   169       1.36           1.10           80.0%        66.7%    Electric                                               0
   176       1.27           1.27           76.7%        64.7%    Electric, Gas, Water                                   0
   196       1.29           1.29           67.8%        57.3%    Electric, Gas                                          0
   197       7.41           7.41           12.0%        12.0%    Electric, Gas                                         95
   199       5.71           5.71           17.2%        17.2%    Electric, Gas                                          2
   204       2.23           2.23           37.0%        30.9%    Electric, Gas, Water, Sewer                            0
   210       2.54           2.06           50.0%        43.8%    Electric, Gas                                          0
   212       3.02           3.02           29.9%        29.9%    Electric                                              11
   220       1.99           1.99           49.4%        41.4%    Electric                                               0
   230       1.88           1.88           36.9%        31.1%    Electric                                               0
   234       1.45           1.20           67.0%        59.0%    Electric, Water, Sewer                                 0
   253       1.69           1.69           20.7%         0.4%    Electric, Gas                                          0

             2.59           2.45           53.1%        45.7%

------------------------------------------------------------------------------------------------------------------------------------
                           1 BEDROOM                    2 BEDROOM                        3 BEDROOM                        4 BEDROOM
MORTGAGE      AVG RENT      NO. OF        AVG RENT       NO. OF          AVG RENT         NO. OF          AVG RENT         NO. OF
LOAN NO.    PER MO. ($)   UNITS/ROOMS   PER MO. ($)    UNITS/ROOMS     PER MO. ($)      UNITS/ROOMS     PER MO. ($)      UNITS/ROOMS
------------------------------------------------------------------------------------------------------------------------------------

   58           NAP           206           766            70              926               0              NAP               0
   59           NAP           187           612            133             710               0              NAP               0
   60           NAP            0            NAP            59              578               0              NAP               0
   81           NAP           91           1,125           103            1,481              0              NAP               0
   82           825           28           1,010           24             1,312              0              NAP               0
   85           NAP            0            NAP             0              NAP               0              NAP               0
   90           NAP            0            NAP             0              NAP               0              NAP               0
   91           NAP           124           557            126             729               0              NAP               0
   95           NAP            0            NAP             0              NAP               0              NAP               0
   106          NAP           36            560            98              635              20              770               0
   112          430           120           488            80              633               0              NAP               0
   115          NAP           256           860            86             1,090              0              NAP               0
   116          555           71            630            54              788               0              NAP               0
   128          NAP            4           2,915           42             4,000             85             4,880              0
   130          NAP           120           518            56              638               0              NAP               0
   137          NAP           100           905            81             1,100              7             1,340              0
   146          NAP           78            402            234             450               0              NAP               0
   152          NAP           24            875            32              975               0              NAP               0
   156          NAP           112           552            117             619               0              NAP               0
   157          NAP           354           358             0              NAP               0              NAP               0
   160          NAP            0            NAP            149             383               0              NAP               0
   163          NAP           216          1,015           74             1,403              0              NAP               3
   164          NAP            0            NAP             6             3,884             51             7,146              0
   169          NAP           33            793            20             1,015              0              NAP               0
   176          NAP           12            810            10             1,096             10             1,516              0
   196          NAP           44            707            10              843               0              NAP               0
   197         1,808          23           2,188            0              NAP               0              NAP               0
   199         1,750          12           2,010           28             2,858              6             3,638              1
   204          NAP            0            NAP            76             1,050              0              NAP               0
   210          NAP            0            NAP            134             595               0              NAP               0
   212         1,100          70           1,350            1             1,650              0              NAP               0
   220          NAP           72            763            24              955               0              NAP               0
   230          NAP            0            NAP             0              NAP               0              NAP               0
   234          NAP           69            519            32              659               0              NAP               0
   253          NAP           57            736            32              922               0              NAP               0

---------------------------------------------------------------------------------------------------------------------------
                               5 BEDROOM                        6 BEDROOM                        7 BEDROOM
MORTGAGE       AVG RENT         NO. OF          AVG RENT         NO. OF          AVG RENT         NO. OF          AVG RENT
LOAN NO.     PER MO. ($)      UNITS/ROOMS     PER MO. ($)      UNITS/ROOMS     PER MO. ($)      UNITS/ROOMS     PER MO. ($)
---------------------------------------------------------------------------------------------------------------------------

   58            NAP               0              NAP               0              NAP               0              NAP
   59            NAP               0              NAP               0              NAP               0              NAP
   60            NAP               0              NAP               0              NAP               0              NAP
   81            NAP               0              NAP               0              NAP               0              NAP
   82            NAP               0              NAP               0              NAP               0              NAP
   85            NAP               0              NAP               0              NAP               0              NAP
   90            NAP               0              NAP               0              NAP               0              NAP
   91            NAP               0              NAP               0              NAP               0              NAP
   95            NAP               0              NAP               0              NAP               0              NAP
   106           NAP               0              NAP               0              NAP               0              NAP
   112           NAP               0              NAP               0              NAP               0              NAP
   115           NAP               0              NAP               0              NAP               0              NAP
   116           NAP               0              NAP               0              NAP               0              NAP
   128           NAP               0              NAP               0              NAP               0              NAP
   130           NAP               0              NAP               0              NAP               0              NAP
   137           NAP               0              NAP               0              NAP               0              NAP
   146           NAP               0              NAP               0              NAP               0              NAP
   152           NAP               0              NAP               0              NAP               0              NAP
   156           NAP               0              NAP               0              NAP               0              NAP
   157           NAP               0              NAP               0              NAP               0              NAP
   160           NAP               0              NAP               0              NAP               0              NAP
   163          1,800              0              NAP               0              NAP               0              NAP
   164           NAP               0              NAP               0              NAP               0              NAP
   169           NAP               0              NAP               0              NAP               0              NAP
   176           NAP               0              NAP               0              NAP               0              NAP
   196           NAP               0              NAP               0              NAP               0              NAP
   197           NAP               0              NAP               0              NAP               0              NAP
   199          4,800              0              NAP               0              NAP               0              NAP
   204           NAP               0              NAP               0              NAP               0              NAP
   210           NAP               0              NAP               0              NAP               0              NAP
   212           NAP               0              NAP               0              NAP               0              NAP
   220           NAP               0              NAP               0              NAP               0              NAP
   230           NAP               0              NAP               0              NAP               0              NAP
   234           NAP               0              NAP               0              NAP               0              NAP
   253           NAP               0              NAP               0              NAP               0              NAP

----------------------------------------------------------
               OTHER UNITS
MORTGAGE         NO. OF          AVG RENT       NO. OF
LOAN NO.       UNITS/ROOMS     PER MO. ($)    ELEVATORS
----------------------------------------------------------
   58               5             1,520           0
   59               0              NAP            1
   60               0              NAP            0
   81               0              NAP            0
   82               0              NAP            2
   85              621             328            0
   90              547             384            0
   91               0              NAP            0
   95              347             400            0
   106              0              NAP            0
   112              0              NAP            0
   115              0              NAP            0
   116              0              NAP            2
   128              0              NAP            3
   130              0              NAP            0
   137              0              NAP            0
   146              0              NAP            0
   152              0              NAP            0
   156              0              NAP            0
   157              0              NAP            0
   160              0              NAP            0
   163              0              NAP            0
   164              0              NAP            2
   169              6             1,000           2
   176              0              NAP            0
   196              0              NAP            0
   197              0              NAP            2
   199              3             1,352           2
   204              0              NAP            0
   210              0              NAP            0
   212              0              NAP            1
   220              0              NAP            0
   230             173             315            0
   234              0              NAP            0
   253              0              NAP            0

FOOTNOTES TO APPENDIX II & III

1     "WFB", "MSMC", "BSCMI", "PCF II", and "PCF" denote, Wells Fargo Bank,
      National Association, Morgan Stanley Mortgage Capital Inc., Bear Stearns
      Commercial Mortgage, Inc., Principal Commercial Funding II, LLC, and
      Principal Commercial Funding, LLC, respectively, as Sellers.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
      Nos. 1-17, 19-43, 65-69, 182-183 and 189-193. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
      Nos. 59-60. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off
      Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are
      calculated on an aggregate basis.

3     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
      "Percent Leased" was determined based on such information.

      With respect to Mortgage Loan No. 49, 1 Route 46 West, the property is a mixed use property with a retail component and a hospitality component.
      The information presented with respect to square feet and percent leased is based on the retail component only. The property's retail component consists of 111,462 square feet which is 100.0% leased as of February 3,
      2006. The hotel component consists of 155 rooms which were 79.6% occupied as of December 31, 2005. The hotel component consists of approximately
      100,000 square feet per the appraiser and this number is used in the calculation of the Cut-off Date Balance Per Unit or SF.

5     With respect to Mortgage Loan No. 54, The Chambers Hotel, Mortgage Loan
      No. 56, Blakely Hotel, Mortgage Loan No. 139, Ramada Inn Burbank and
      Mortgage Loan No. 198, 155 Woodward Avenue, the respective properties are each subject to a ground lease. However, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, each of the loans is disclosed as a fee loan.

6     The Cut-off Date is April 1, 2006 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in April 2006 were due on April 1, 2006, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage
      Loan No. 73, Commerce Crossings Six and Mortgage Loan No. 91, College Park
      Apartments, which are both due on the 3rd of the month, Mortgage Loan No.
      18, Alderwood Mall, which is due on the 6th of the month, Mortgage Loan
      Nos. 1-17, Chesterbrook/Glenhardie Portfolio, which is due on the 8th of the month, and Mortgage Loan No. 46, 234 West 48th Street, which is due on the 10th of the month.

      With respect to Mortgage Loan No. 18, Alderwood Mall (referred to herein as the "Alderwood Mall Pari Passu Loan"), the loan is comprised of one A
      Note (Note A-2 described below) that is secured by the mortgaged property on a pari passu basis in the case of default with another note (Note A-1 described below, the "Alderwood Mall Companion Loan") that is not included in the Trust. The Alderwood Mall A Notes had original principal balances as follows: Note A-1 $108,630,000 (51% of total balance); Note A-2
      $104,370,000 (49% of total balance). The Alderwood Mall Companion Loan has the same interest rate, maturity date and amortization term as the
      Alderwood Mall Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Alderwood Mall Pari
      Passu Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF
      DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or
      SF, reflect the aggregate indebtedness evidenced by the Alderwood Mall
      Pari Passu Loan and the Alderwood Mall Companion Loan.

      With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio Loan (referred to herein as the "Mervyns Portfolio Pari Passu Loan"), the loan is comprised of three notes (Notes B described below) that are secured by the mortgaged properties on a 49% pari passu basis with three other notes
      (Notes A described below, the "Mervyns Portfolio Companion Loan") that are not included in the Trust. The Mervyns Portfolio notes had original principal balances as follows: Notes A, $66,810,000; Notes B, $64,190,000.
      The Mervyns Portfolio Companion Loan has the same interest rate, maturity date

                                      II-1

      and amortization term as the Mervyns Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Mervyns Portfolio Pari Passu Loan, the Underwritable NOI,
      Underwritable Cash Flow, NOI DSCR, NCF DSCR, NCF Post IO DSCR, Cut-off
      Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Mervyns Portfolio Pari Passu Loan and the Mervyns Portfolio Companion Loan.

      With respect to Mortgage Loan Nos. 1-17, Chesterbrook/Glenhardie
      Portfolio, the mortgaged properties also secure a $55,000,000 B Note held by MSMC, bearing interest at 6.05% for a term of 10 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note. The immediate parent companies of the borrower, Pitcairn Properties Holdings,
      Inc. and SEB Immobilien-Investment GmbH, may obtain mezzanine financing to effectuate the prepayment of the B Note under certain limited circumstances, provided the borrower satisfies certain conditions, including (i) the combined DSCR is at least 1.48x, (ii) the combined LTV does not exceed 65%, (iii) the mezzanine lender must enter into an intercreditor agreement and (iv) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities.

      With respect to Mortgage Loan No. 18, Alderwood Mall, the mortgaged property also secures a $55,000,000 B Note held by Teachers Insurance and
      Annuity Association of America ("TIAA"), bearing interest at 5.095% for a term of 5 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note. In addition, the borrower has incurred
      $35,000,000 of mezzanine debt, also held by TIAA.

      With respect to Mortgage Loan No. 91, College Park Apartments, the
      mortgage on the related mortgaged property also secures a subordinated B
      Note, which had an original principal balance of $500,000. College Park
      Apartments is included in the trust; the B Note is owned by an affiliate of the mortgage loan seller and is not in the trust. College Park
      Apartments A/B Mortgage Loan and the related B Note will be serviced pursuant to the Pooling and Servicing Agreement. The master servicer will make Servicing Advances for the mortgaged property securing the related A
      Note and B Note, and will remit collections on the A Note to, or on behalf of, the trust.

      With respect to Mortgage Loan No. 131, Hampton Inn St. Charles, the
      borrower has unsecured debt in the amount of $937,000.

      With respect to Mortgage Loan No. 133, Tropicana Avenue, the borrower has incurred secured debt in the form of a second mortgage in the amount of
      $2,784,000.

      With respect to Mortgage Loan No. 164, 450 West End Avenue Coop, the
      borrower has an unsecured line of credit in the amount of $1,000,000.

      With respect to Mortgage Loan No. 49, 1 Route 46 West, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, and (iii) the combined DSCR is not less than 1.75x.

      With respect to Mortgage Loan No. 81, Tamarack Garden Apartments, the
      borrower may incur secondary financing ("Second Loan") to be secured by the subject property and subordinate to the subject first priority loan, as further described in the loan documents, provided, but not limited to, the following conditions are met: (i) the combined LTV ratio shall not exceed 55%, while the combined DSCR must always be greater than 1.34x based on a 10% constant and 1.75x on actual; (ii) the Second Loan will have a fixed interest rate; (iii) the Second Loan will be a fully amortizing loan and not have a maturity date prior to the first priority
      Loan; and (iv) if required by the lender, a "no downgrade" confirmation from applicable rating agencies. The lender must approve the secondary financing lender and financing documents, including an intercreditor agreement with the secondary financing lender.

      With respect to Mortgage Loan No. 83, Rolling Meadows Shopping Center, the
      borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, and (iii) the combined DSCR is not less than 1.55x.

      With respect to Mortgage Loan No. 137, Whitman Green Apartments, the
      borrower may incur secondary financing ("Second Loan") to be secured by the subject property and subordinate to the subject first priority loan, as further described in the loan documents, provided, but not limited to, the following conditions are met: (i) the combined LTV ratio shall not exceed 45%, while the combined DSCR must always be greater than 1.60x based on a 10% constant and 2.30x on actual; (ii) no prepayment of the
      Second Loan is permitted prior to the first priority Loan; (iii) the
      Second Loan will be a fully amortizing loan and will be co-terminus with the first priority Loan; (iv) if required by the lender a "no downgrade"
      confirmation from applicable rating agencies; and (v) secondary financing documents including an intercreditor agreement and consent from any guarantor acceptable to lender.

                                      II-2

      With respect to Mortgage Loan No. 204, Narrows Creek Townhomes, the
      borrower may incur secondary financing ("Second Loan") to be secured by the subject property and subordinate to the subject first priority loan, as further described in the loan documents, provided, but not limited to, the following conditions are met: (i) the combined LTV ratio shall not exceed 70%, while the combined DSCR must always be greater than 1.00x based on a 10% constant and 1.40x on actual; (ii) no prepayment of the
      Second Loan is permitted prior to the first priority Loan; (iii) the
      Second Loan amortization period will not extend beyond that of the mortgage loan and the Second Loan will be co-terminus with the first priority Loan; and (iv) the delivery of intercreditor documents acceptable to lender.

      With respect to Mortgage Loan No. 18, Alderwood Mall, future mezzanine debt is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 69.7% and DSCR less than
      1.25x, (ii) no existing mezzanine loan is then outstanding, (iii) no Event of Default under the loan documents has occurred, and (iv) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities.

      With respect to Mortgage Loan No. 48, 60 Thompson Street, the borrower may incur future mezzanine debt subject to other certain conditions as detailed in the loan documents including but not limited to: (i) the combined DSCR of not less than 1.40x; (ii) the combined LTV ratio shall not exceed 80%; (iii) a mezzanine loan term co-terminus with the Mortgage loan; (iv) the mezzanine lender must be an institutional lender that satisfies Rating Agency criteria; (v) the delivery of intercreditor documents acceptable to lender and applicable rating agencies; (vi) the delivery of a new non-consolidation opinion; and (vii) a "no downgrade"
      confirmation from applicable rating agencies.

      With respect to Mortgage Loan No. 70, Santa Barbara Corporate Center,
      future mezzanine debt is permitted subject to various conditions including: (i) there is no event of default, (ii) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x,
      (iii) lender's acceptance of mezzanine lender, and (iv) mezzanine lender will be subject to an intercreditor agreement. The ability to obtain mezzanine debt is personal to the current borrower.

      With respect to Mortgage Loan No. 91, College Park Apartments, in the
      event that the borrower is unable to get an additional future advance on their B-Note, future mezzanine debt is permitted subject to various conditions including: (i) there is no event of default, (ii) the amount will not result in an aggregate LTV greater than 80% and DSCR less than
      1.20x, (iii) lender's acceptance of mezzanine lender, and (iv) mezzanine lender will be subject to an intercreditor agreement. The ability to obtain mezzanine debt is personal to the current borrower.

      With respect to Mortgage Loan No. 112, Brentwood Apartments, future mezzanine debt is permitted subject to various conditions including: (i)
      there is no event of default, (ii) the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.20x, (iii) lender's acceptance of mezzanine lender, and (iv) mezzanine lender will be subject to an intercreditor agreement. The ability to obtain mezzanine debt is personal to the current borrower.

      With respect to Mortgage Loan No. 117, Hilton Garden Inn - St. Augustine
      Beach, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.40x.

      With respect to Mortgage Loan No. 131, Hampton Inn St. Charles, the
      borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
      80% and DSCR less than 1.25x.

      With respect to Mortgage Loan No. 154, Hampton Inn Wausau, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 80% and
      DSCR less than 1.25x.

      With respect to Mortgage Loan No. 162, Barclay Square, following a sale, conveyance, or transfer of the mortgaged property in its entirety, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
      75%, purchase-to-value greater than 75%, actual DSCR less than 1.25x, and
      DSCR on a 10.09% constant of less than 0.95x.

      With respect to Mortgage Loan No. 203, Buttonwood Plaza, following a sale, conveyance, or transfer of the mortgaged property in its entirety, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
      75%, purchase-to-value greater than 75%, DSCR less than 1.25x, and DSCR on a 10.09% constant of less than 0.95x.

      With respect to Mortgage Loan No. 105, List Industries Building, the
      borrower may incur future unsecured debt after the

                                      II-3

      fifth loan year subject to various conditions including that the amount will not result in an aggregate LTV greater than 70% and DSCR less than
      1.50x.

      With respect to Mortgage Loan No. 128, 161 West 75th Street Coop, the
      borrower may obtain an unsecured line of credit from Independence
      Community Bank subject to various conditions including that the aggregate
      LTV shall not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 161, Hartco-Ventura, the borrower is permitted to make a one time unsecured loan to its principal, Jahansooz
      Saleh, in a maximum principal amount of $2,000,000.

      With respect to Mortgage Loan No. 163, Hillcrest Point Coop, the borrower may obtain an unsecured line of credit from Independence Community Bank subject to various conditions including that the aggregate LTV shall not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 197, 85 Eighth Avenue Condop, the
      borrower may obtain an unsecured line of credit from Independence
      Community Bank not to exceed $3,225,000 subject to various conditions including that the aggregate LTV shall not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 199, 16 East 98th Street Coop, the
      borrower may obtain an unsecured line of credit from Independence
      Community Bank subject to various conditions including that the aggregate
      LTV shall not exceed 25%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 212, 37-20 81st Street Coop, the
      borrower may obtain an unsecured line of credit from Independence
      Community Bank subject to various conditions including that the aggregate
      LTV shall not exceed 35%, and the line of credit has a maturity date that is either co-terminous or beyond the loan term.

      With respect to Mortgage Loan No. 1-17, Chesterbrook/Glenhardie Portfolio,
      after the lockout period, the borrower may obtain a release of an individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 115% of the allocated loan amount of the released property, (ii) the combined DSCR of the remaining properties is not less than the greater of 1.46x and the DSCR immediately preceding the release, and (c) the combined LTV of the remaining properties is not greater than the lesser of 65% and the LTV immediately preceding the release. The borrower may obtain a release of an individual property at any time during the loan term by paying a release price of 115% of the original allocated loan amount with the greater of yield maintenance and 1%.

      With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, the loan provides for the release of (i) any of eight certain restricted easement agreement ("REA") properties upon payment of 100% of the original allocated loan amount along with the applicable yield maintenance premiums, if certain rights are exercised pursuant to the applicable REA and (ii) three years after the closing date, one or more properties upon payment of 115% of the allocated loan amount along with the applicable yield maintenance premiums subject to certain conditions as detailed in the loan documents including but not limited to: (a) there is no event of default, (b) the DSCR of the remaining properties after the release shall be equal to or greater than 1.23x based on a 9.30% debt service constant, and (c) the LTV of the remaining properties after the release does not exceed 59%.

      With respect to Mortgage Loan Nos. 65-69, Platnum Portfolio, any property may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 125% of the allocated loan amount for the released property, (ii)
      the LTV immediately following the release is not greater than 70%, and
      (iii) the DSCR immediately following the release is at least equal to or greater than 1.30x.

      With respect to Mortgage Loan No. 88, Harding Industrial, the borrower may obtain a release of a certain portion of the collateral subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: , (i) a paydown of
      120% of the allocated loan amount at the time of the release along with the greater of yield maintenance and 1%, (ii) the DSCR of the remaining collateral is not less than 1.38x, and (iii) the LTV of the remaining collateral is not greater than 65%.

      With respect to Mortgage Loan No. 109, Desert Square, the Wells Fargo
      Release Parcel (as defined in the loan documents) may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 125% of the specified release price, (ii) the LTV immediately following the release is not greater than 60%, and (iii) the DSCR immediately following the release is at least equal to or greater than 1.80x.

                                      II-4

      With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, the loan allows the Mervyns Portfolio Borrower to substitute individual properties a maximum of ten times during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the NOI and DSCR for the replacement property for the
      12 months immediately prior to the substitution is not less than the NOI and DSCR for the substituted property for the 12 months immediately prior to the substitution, (iii) the tenant of the replacement property shall have comparable credit quality and financial strength (as determined by
      Lender) to the tenant of the applicable substituted property, and (iv)
      lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

      With respect to Mortgage Loan No. 77, Marriott Courtyard - Fort
      Lauderdale, the original interest rate from the first payment date of
      January 1, 2005 was 5.888%, yielding a monthly payment of $82,871.42. On
      November 1, 2005, the interest rate decreased to 5.688%, yielding a reduced monthly payment of $81,297.47, which was calculated based on the current balance after the October 2005 payment of $12,813,494.

      With respect to Mortgage Loan No. 95, Hamburg Hills Estates & Coventry
      Woods, the original note dated February 7, 2005 was amended and restated
      as of March 14, 2006. Per the Amendment, the Interest Rate was raised from
      5.120% to 5.170%, effective March 1, 2006, and the principal and interest payment was recalculated on a 348-month amortization schedule resulting in a new monthly principal and interest payment of $53,116.61 due on April 1,
      2006. For purposes of disclosure, the loan has been presented as if the loan term began with the April 1, 2006 due date thus reducing the original loan term as disclosed to 108 months and the original loan balance to
      $9,567,071.96. All other loan terms have been disclosed in accordance with the terms of the amendment noted above.

7     The "Grace Period" shown is grace period to charge late interest. Certain states may have provisions that allow for longer grace periods than those shown, which are based on the mortgage loan documents.

8     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

      With respect to Mortgage Loan No. 47, Commerce Center, the loan requires principal and interest payments based on a 30-year amortization from April
      1, 2006 through March 1, 2009. Beginning April 1, 2009 through March 1,
      2011 the loan payments will be interest only. On April 1, 2011 until the loan is paid in full at a maturity date of March 1, 2016, the loan requires principal and interest payments based on a 30-year amortization.

9     The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

      With respect to Mortgage Loan No. 46, 234 West 48th Street, the loan is secured by a fee interest in the ground, while the buildings and improvements at the property are not collateral for the loan. However, if the lessee defaults on its lease, ownership of the buildings and improvements at the subject property will revert to the borrower/lessor.
      Therefore, underwriting is based on a "look-through" to the projected income and expenses associated with the improvements. The actual income to the borrower under the ground lease is less than the amount underwritten for the loan; the underwritten DSCR is 1.01x based on the ground rents.

10    The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11    "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

      With respect to Mortgage Loan No. 71, Lake View US GSA Center, the
      mortgaged property is 100% leased to the United States of America with
      68,330 square feet expiring in May 2014, and 41,677 square feet expiring in October 2014.

      With respect to Mortgage Loan No. 172, Walgreens - Dearborn, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

                                      II-5

      With respect to Mortgage Loan No. 140, Walgreens - Chicago, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 9 months notice.

      With respect to Mortgage Loan No. 186, Walgreens - Rockford, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 209, Walgreens - Oshkosh, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 216, Walgreens - Westland, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 225, Walgreens - Livonia, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 231, Walgreens - Shreveport, Walgreen
      Louisiana Co., Inc. has a 75-year lease, but has an option to terminate the lease at the end of years 25, 30, 35, 40, 45, 50, 55, 60, 65 and 70 with nine months notice.

      With respect to Mortgage Loan No. 266, Walgreens - Avondale, AZ, Walgreen
      Arizona Drug Co. has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

13    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17    "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19    "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2006 due dates for the MSMC mortgage loans, and as of the March, 2006 due dates for the WFB, BSCMI, PCF II, and PCF mortgage loans.

20    "Initial TI/LC Escrow Requirement" indicates the amount designated for
      Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22    "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the February, 2006 due dates for the
      MSMC mortgage loans, and as of the March, 2006 due dates for the WFB,
      BSCMI, PCF II, and PCF mortgage loans.

                                      II-6

23    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

24    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
      represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM2.00" represents the greater of yield maintenance and 2.00%.
      "YM1.00" represents the greater of yield maintenance and 1.00%. "YM"
      represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

      With respect to Mortgage Loan Nos. 1-17, Chesterbrook/Glenhardie
      Portfolio, the loan is locked out to defeasance until the earlier of March
      8, 2009 or 2 years after the REMIC "start-up" day, but prepayable at any time with the greater of yield maintenance and 1%.

25    Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are fourteen different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L",
      "M" and "N". Any exceptions to these formulas are shown below such formulas. Summaries of the fourteen formulas are listed beginning on page
      II-9.

26    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

27    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-6, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

Mtg.                                      Escrowed Holdback     Escrow or LOC                                Prepayment
Loan                                     or Letter of Credit       Release         Outside Date               Premium
 No.   Property Name                       Initial Amount        Conditions        for Release               Provisions
-------------------------------------------------------------------------------------------------------------------------------

  55   Park Place Shopping Center                     $44,882         1             4/29/2006            Yield Maintenance
  80   Lord Salisbury Shopping Center              $1,150,000         2              7/1/2007            Yield Maintenance
  82   Illumina at Lake Union                         $28,333         3              7/1/2006             Gtr of 1% or YM
  82   Illumina at Lake Union                         $16,669         3             10/1/2006             Gtr of 1% or YM
  88   Harding Industrial                             $44,964         4              4/1/2007            Yield Maintenance
 119   Scripps Poway Corporate Center            $250,000 LOC         5                NAP               Yield Maintenance
 249   Silver Run Center                         $300,000 LOC         6                NAP               Yield Maintenance

      All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-7

RELEASE CONDITIONS

1.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

2.    Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to
      Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s)
      for Leasing Commissions.

3.    Borrower furnishes to Lender a written disbursement request; a current estoppel certificate acknowledging, among other things, the lease is in full force and effect and neither Borrower nor Tenant is in default thereunder, all required tenant improvements have been completed and accepted, and Tenant is in occupancy and paying rent; final certificates of occupancy for both the Building and the Tenant premises issued by the applicable governmental authority.

4.    Borrower furnishes to Lender written disbursement request; lien waivers;
      evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders.

5.    Premises has a debt service coverage ratio of 1.0x or Protocol Services,
      Inc. has been in occupancy and current on rent payments for six consecutive months beginning on or after January 1, 2006.

6.    Borrower shall furnish evidence that the premises is 90% leased, underwritten net cash flow is equal to or exceeds 1.24x the annual debt service of the note, and all tenant improvements have been completed and all release requirements for tenant improvements and leasing commissions as provided in the documents.

                                      II-8

YIELD MAINTENANCE FORMULAS

A     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of Component A of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the
      Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of Component A of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-9

B     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment
      Date. On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
      Agreement, prepay the unpaid principal balance of the Loan in whole, but
      (1)not in part, by paying, together with the amount to be prepaid, (i)
      interest accrued and unpaid on the outstanding principal balance of the
      Loan (2)being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
      (3)Note, the (4)Mortgage and the other Loan Documents, and (iv) (5)if prepayment occurs prior to (6)the Payment Date which is one month prior to the Maturity Date, a prepayment consideration (the "Prepayment
      Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the (7)Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment
      Rate), over (2) the (8)outstanding principal amount of the (9)Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

      "PREPAYMENT RATE" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term (10)to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
      Wall Street Journal as of the date of the related tender of the payment.
      If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment
      Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the
      Prepayment Rate on the basis of "Statistical Release H.15(519), Selected
      Interest Rates," or any successor publication, published by the Board of
      Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "PREPAYMENT RATE DETERMINATION DATE" shall mean the date which is five (5)
      Business Days prior to the prepayment date.

      (11)

                                      II-10

NOTES:

(1)   With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, insert the statement, "(subject to Section 2.3.1(b) below)."

(2)   With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, delete "being prepaid."

(3)   With respect to Mortgage Loan Nos. 19-43 Mervyns Portfolio, delete "Note"
      and insert "Notes."

(4)   With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, delete
      "Mortgage" and insert "Mortgages." With respect Mortgage Loan No. 86,
      Carrier Towne Crossing loan, delete "Mortgage" and insert "Security
      Instrument."

(5)   With respect to Mortgage Loan No. 206, HH Gregg Eastgate, Mortgage Loan
      No. 245, CVS Aurora, and Mortgage Loan No. 256, CVS Madison, delete "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date."

(6)   With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, delete "the
      Payment Date which is one month prior to the Maturity Date" and insert
      "September 1, 2012."

(7)   With respect to Mortgage Loan No. 206, HH Gregg Eastgate, Mortgage Loan
      No. 245, CVS Aurora, and Mortgage Loan No. 256, CVS Madison, delete
      "Maturity" and insert "Anticipated Repayment."

(8)   With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, insert
      "aggregate."

(9)   With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, delete "Loan"
      and insert "Notes."

(10)  With respect to Mortgage Loan No. 71, Lake View US GSA Center loan, insert
      "of the Note to its."

(11)  With respect to Mortgage Loan Nos. 19-43, Mervyns Portfolio, insert "The provisions referenced in Section 2.3.1(b) of the Mervyn's Portfolio Loan
      Agreement are:

      "On or after the Permitted Prepayment Date, Borrower may, provided it has satisfied the Partial Prepayment Conditions, obtain a release of the
      Related Documents with respect to a Release Property, by prepaying, (i) an amount equal to 115% of the Allocated Principal Amount with respect to the
      Release Property (such amount being referred to herein as the "Release
      Principal Payment"), (ii) interest accrued and unpaid on the Release
      Principal Payment to and including the date of prepayment, (iii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the Release Principal Payment after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iv) all other sums then due under this Agreement, the
      Release Mortgage and the other Loan Documents, (v) the Prepayment
      Consideration (calculated on the amount of the Release Principal Payment),
      (vi) an administration fee in the amount of $500.00, and (vii) all third-party costs and expenses incurred by Lender or the loan servicer
      (including, without limitation, reasonable attorneys fees and disbursements) in connection with the release of a Property. From the
      Release Principal Payment, an amount equal to fifteen percent (15%) of the
      Allocated Principal Amount shall be applied to the outstanding principal balance of the Remaining Notes, on a pro rata basis, and the Monthly Debt
      Service Payment Amount under each Remaining Note shall be recalculated based on the unpaid principal balance effective as of the day following the next occurring Payment Date. Lender promptly shall notify Borrower in writing of the new Monthly Debt Service Payment Amount with respect to each Remaining Note."

                                      II-11

C     BASIC CHARGE.

      Except as provided below, if this Note is prepaid prior to the Open Period
      Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
      Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

      (i)   an amount equal to 1% of the amount prepaid; or

      (ii)  an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by
            discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity
            Date) back to the prepayment date at a discount rate equal to the
            Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

      For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
      Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
      Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or
      4, if Due Dates are quarterly.

      ADDITIONAL CHARGE.

      If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

      EXCLUSION.

      Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                      II-12

D     Loan Prepayment

      The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

            (1)Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the *U.S. Treasury Issue ("Primary Issue")
            published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield (1). In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond,
            Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

            * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

            (2)Calculate the "Present Value of the Loan." The Present Value of
            the Loan is the present value of the payments to be made in accordance with the Note (2) (all installment payments and any remaining payment due on the Maturity Date) discounted at the
            Reinvestment Yield for the number of months remaining from the date of prepayment 3 to the Maturity Date.

            (3)Subtract the amount of the prepaid proceeds from the Present
            Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in the above to the contrary, during the last (4)
      90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

      (5) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is (6), (7) three (3) months prior to the Maturity Date (8). From and after such (9) date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part
      (10), upon: (a) not less than 15 (11) days prior written notice to
      Lender specifying the date on which prepayment is to be made (12), which prepayment must occur no later than the fifth day of any such month unless
      Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date,
      Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the
      Note to and including the date on which prepayment is to be made; and (c)
      payment of all other Indebtedness then due under the Loan Documents
      (13). Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

      In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the (9) date which is (6),
      (7) three (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part (14), upon (a) not less than (15) 30 days prior written notice to the Lender specifying the date on which prepayment is to be made (12), which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made,
      (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium." (13) Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

                                      II-13

NOTES:

(1)   With respect to Mortgage Loan No. 73, Commerce Crossings Six, insert "plus
      50 basis points".

(2)   With respect to Mortgage Loan No. 88, Harding Industrial, insert the following:

            "from and after the date of the prepayment or acceleration, as the case may be"

(3)   With respect to Mortgage Loan No. 88, Harding Industrial, insert the following: "or acceleration, as the case may be"

(4)   With respect to Mortgage Loan No. 70, Santa Barbara Corporate Center and
      Mortgage Loan No. 119, Scripps Poway Corporate Center delete "90 days" and insert "two (2) months".

(5)   With respect to Mortgage Loan No. 93, River Park Plaza, insert the following:

            "Except as expressly permitted in the Loan Documents as it relates to casualty and Taking proceeds,"

(6)   With respect to Mortgage Loan No. 47, Commerce Center, Mortgage Loan No.
      88, Harding Industrial, Mortgage Loan No. 176, Drayton Court Apartments,
      and Mortgage Loan No. 268, 5990 South University Boulevard, delete "three
      (3) months" and insert "one (1) month".

(7)   With respect to Mortgage Loan No. 70, Santa Barbara Corporate Center,
      Mortgage Loan No. 119, Scripps Poway Corporate Center, Mortgage Loan No.
      147, 525 West Baseline Road, and Mortgage Loan No. 249, Silver Run Center,
      delete "three (3) months" and insert "two (2) months".

(8)   With respect to Mortgage Loan No. 119, Scripps Poway Corporate Center,
      insert "("Payment Window Date")".

(9)   With respect to Mortgage Loan No. 119, Scripps Poway Corporate Center,
      insert "Payment Window Date".

(10)  With respect to Mortgage Loan No. 119, Scripps Poway Corporate Center,
      insert "without the requirement to pay any Make Whole Premium".

(11)  With respect to Mortgage Loan No. 93, River Park Plaza, delete "15" and insert "10".

(12)  With respect to Mortgage Loan No. 93, River Park Plaza, insert the following:

            "(Lender acknowledges that said payoff date may ultimately change slightly and that such variation will not result in the Borrower having to provide an additional 30 days notice, provided however that Lender must have prior written notice of at least 5 business days after said change in the date on which the prepayment will be made)"

(13)  With respect to Mortgage Loan No. 93, River Park Plaza, insert the following:

            "provided however, that any amounts paid by Borrower to Lender in connection with said prepayment which are in excess of those amounts required to satisfy (a)-(c), shall be returned to Borrower."

(14)  With respect to Mortgage Loan No. 88, Harding Industrial, insert "(except as specifically allowed pursuant to the terms of paragraph 42 of the Trust
      Deed)".

(15)  With respect to Mortgage Loan No. 93, River Park Plaza, delete "30" and insert "15".

                                      II-14

E     PREPAYMENT FOLLOWING PREPAYMENT LOCKOUT EXPIRATION DATE.

      Provided no Event of Default shall have occurred, Borrower shall have the right on any date from and after the Prepayment Lockout Expiration Date and prior to the Optional Prepayment Date to prepay the Debt in whole (or a portion thereof as permitted by Section 2.6.2 of the Loan Agreement)
      upon not less than thirty (30) days' prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a
      "Prepayment Date") upon payment of an amount equal to the Yield
      Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the
      Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      On any date from and after the Optional Prepayment Date, provided no Event of Default has occurred, Borrower may, at its option and upon thirty (30)
      days' prior written notice to Lender, prepay the Debt in whole but not in part without payment of the Yield Maintenance Premium or any other prepayment premium. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the
      Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of
      (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Optional Prepayment Date (11)or the Maturity date, as applicable (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
      Date), over (ii) the principal amount being prepaid.

      --------------------------------------------------------------------------
      NOTE:

      (1)   With respect to Mortgage Loan No. 83, Rolling Meadows Shopping
            Center delete "or the Maturity date, as applicable".

      --------------------------------------------------------------------------

                                      II-15

F     The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
      (one longer or one shorter) most nearly approximating the Maturity Date.
      In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-16

G     Notwithstanding anything to the contrary contained in Section 5(c), if
      Borrower wishes to defease this Note after the third anniversary of the
      Month-End Date, but the issuance of Securities occurred more than one (1)
      year after the Month-End Date (so that the first two (2) years following the effective startup day of the issuance of Securities has not yet lapsed), Borrower may not obtain a release of the Property through a
      Defeasance Event. Borrower may, however, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the principal balance of this Note to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of this Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (B) the principal amount of this Note being prepaid. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Borrower's right to prepay the principal balance of this Note shall be subject to (i)
      Borrower's submission of a notice to Lender setting forth the projected date of prepayment, which date shall be no less than thirty (30) or more than ninety (90) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                      II-17

H     For purposes of this Article 17 only, the term "Yield Maintenance Premium"
      shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of the Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
      (after subtracting the scheduled principal payment on such Prepayment
      Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the
      Prepayment Date through the Maturity Date (including any balloon payment)
      determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate
      (as hereinafter defined), when compounded semi-annually. The "Treasury
      Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H. 15-Selected Interest
      Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
      Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-18

I     The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
      (one longer or one shorter) most nearly approximating the Maturity Date.
      In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-19

J     The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
      Note or (B) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for
      the week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-20

K     The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the outstanding principal amount of this Note or (B) the present value as of the Prepayment Date of the
      Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for
      the week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-21

L     For purposes of this Article 6 only, the term "Yield Maintenance Premium"
      shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
      (after subtracting the scheduled principal payment on such Prepayment
      Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the
      Prepayment Date through the Maturity Date (including any balloon payment)
      determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate
      (as hereinafter defined), when compounded semi-annually. The "Treasury
      Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
      Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
      Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event
      Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-22

M     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note prior to the Optional
      Prepayment Date, except as expressly set forth in this Article 5.

      During the period from the earlier to occur of (i) the second (2nd)
      anniversary of the effective date of any Securitization of the Loan (as defined in Article 12), and (ii) the fourth (4th) anniversary of the
      Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents,
      and (d) if the prepayment occurs prior to the Optional Prepayment Date, a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of (1) all then-scheduled Monthly Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional
      Prepayment Date (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)) over
      (B) the principal amount of this Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Optional Prepayment Date, as most recently published in the "Treasury
      Bonds, Notes and Bills" section in The Wall Street Journal as of such
      Prepayment Rate Determination Date. If more than one issue of United
      States Treasury Securities has the remaining term to the Optional
      Prepayment Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination
      Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of this
      Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                      II-23

N     The Prepayment Consideration shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by
      (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the
      Payment Date, which is 3 months prior to the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
      Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
      is the rate which, when compounded monthly, is equivalent to the Treasury
      Rate (as hereinafter defined), when compounded semi-annually. The
      "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of
      U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Payment Date, which is 3 months prior to the Maturity Date. (In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the
      Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-24

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 1 - CHESTERBROOK/GLENHARDIE PORTFOLIO
--------------------------------------------------------------------------------

              [CHESTERBROOK/GLENHARDIE PORTFOLIO PICTURES OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 1 - CHESTERBROOK/GLENHARDIE PORTFOLIO
--------------------------------------------------------------------------------

                 [CHESTERBROOK/GLENHARDIE PORTFOLIO MAP OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 1 - CHESTERBROOK/GLENHARDIE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):                    $120,000,000

CUT-OFF DATE BALANCE(1):                $120,000,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (MOODY'S/FITCH):          Baa3 / BBB-

FIRST PAYMENT DATE:                     April 8, 2006

INTEREST RATE:                          5.670%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          March 8, 2016

EXPECTED MATURITY BALANCE:              $120,000,000

SPONSORS:                               Pitcairn Properties Holdings, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Prepayable at any time with the greater
                                        of yield maintenance and 1% of the
                                        principal balance. Locked out until the
                                        earlier of March 8, 2009 or 2 years
                                        after the REMIC "start-up" day, with
                                        U.S. Treasury defeasance thereafter.
                                        Prepayable without penalty from and
                                        after December 8, 2016.

LOAN PER SF(1):                         $93.76

UP-FRONT RESERVES:                      TI/LC:            $9,500,000

ONGOING RESERVES:                       Cap Ex:           $26,114 / month

                                        RE Tax:           $29,336 / month

                                        Insurance:        Springing

LOCKBOX:                                Soft, Springing to hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio of 17 assets

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               Wayne, PA

YEAR BUILT/RENOVATED:                   See table below

PERCENT LEASED(2):                      See table below

SQUARE FOOTAGE:                         1,279,831

THE COLLATERAL:                         Two multi-building office parks

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Pitcairn Properties Management
                                        Company, LLC

MOST RECENT NET OP. INCOME:             $9,430,988

2ND MOST RECENT NET OP. INCOME:         $10,199,149

3RD MOST RECENT NET OP. INCOME:         NAP

U/W NET OP. INCOME:                     $17,271,871

U/W NET CASH FLOW:                      $15,300,729

U/W OCCUPANCY:                          Actual Rent In-Place

APPRAISED VALUE(1):                     $253,375,000

CUT-OFF DATE LTV(1):                    47.4%

MATURITY DATE LTV(1):                   47.4%

DSCR(1):                                2.22x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The subject $120,000,000 loan represents the A Note portion of a
      $175,000,000 mortgage loan. A $55,000,000 subordinate B note is not included in the trust. All LTV, DSCR and Loan per SF numbers in this table are based on the A Note portion of the total financing. The Original
      Balance, Cut-Off Date Balance, Appraised Value, Loan per SF and Square
      Footage was determined on a combined-property basis.

(2)   Occupancy is based on rent rolls dated January 20, 2006.

THE CHESTERBROOK/GLENHARDIE PORTFOLIO LOAN

      THE LOAN. The largest loan (the "Chesterbrook/Glenhardie Portfolio Loan")
as evidenced by the Promissory Note (the "Chesterbrook/Glenhardie Portfolio
Note") is secured by a first priority Fee Mortgage and Security Agreement (the
"Chesterbrook/Glenhardie Portfolio Mortgage") encumbering the two office parks totaling 1,279,831 square feet and known as Chesterbrook/Glenhardie Corporate
Center, located in Wayne, Pennsylvania (the "Chesterbrook/Glenhardie Portfolio
Property"). The Chesterbrook/Glenhardie Portfolio Loan was originated on March
8, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The joint and several borrowers are Chesterbrook Partners,
LP and Glenhardie Partners, LP, each a Delaware limited partnership
(collectively, the "Chesterbrook/Glenhardie Portfolio Borrower") that own no material assets other than the Chesterbrook/Glenhardie Portfolio Property and related interests. Chesterbrook Partners, LP and Glenhardie Partners, LP are
each wholly-owned subsidiary of Pitcairn Properties Holdings, Inc. and SEB
Immobilien-Investment GmbH, the sponsors of the Chesterbrook/Glenhardie
Portfolio Loan. Pitcairn Properties Holdings Inc. entered the real estate field in 1968 and has a portfolio of over 1.5 million square feet that it self manages. As of 2005, Pitcairn Properties Holdings, Inc.'s portfolio consisted of
21 stabilized properties,

                                      IV-3

6 properties under construction and 201 acres for future development. SEB
Immobilien-Investment GmbH is the sponsor of German open-ended real estate funds with an aggregate net worth of (euro)5.1 billion.

      THE PROPERTIES. Each of the Chesterbrook/Glenhardie Portfolio Loan
properties is located in a suburban retail corridor approximately 20 miles from the Philadelphia central business district.

      The "725 Chesterbrook Boulevard" property is located in Wayne,
Pennsylvania at 725 Chesterbrook Boulevard. The 725 Chesterbrook Boulevard
property was originally constructed in 1992. It consists of a 135,384 square foot, three-story office building. The 725 Chesterbrook Boulevard property is situated on approximately 7 acres and includes 738 parking spaces.

      The "965 Chesterbrook Boulevard" property is located in Wayne,
Pennsylvania at 965 Chesterbrook Boulevard. The 965 Chesterbrook Boulevard
property was originally constructed in 1987. It consists of a 119,779 square foot, three-story office building. The 965 Chesterbrook Boulevard property is situated on approximately 8.5 acres and includes 444 parking spaces.

      The "955 Chesterbrook Boulevard" property is located in Wayne,
Pennsylvania at 955 Chesterbrook Boulevard. The 955 Chesterbrook Boulevard
property was originally constructed in 1986. It consists of a 118,634 square foot, three-story office building. The 955 Chesterbrook Boulevard property is situated on approximately 10.01 acres and includes 439 parking spaces.

      The "735 Chesterbrook Boulevard" property is located in Wayne,
Pennsylvania at 735 Chesterbrook Boulevard. The 735 Chesterbrook Boulevard
property was originally constructed in 1990. It consists of a 84,350 square foot, three-story office building. The 735 Chesterbrook Boulevard property is situated on approximately 5.1 acres and includes 283 parking spaces.

      The "1300 Morris Drive" property is located in Wayne, Pennsylvania at 1300
Morris Drive. The 1300 Morris Drive property was originally constructed in 1982.
It consists of an 87,137 square foot, four-story office building. The 1300
Morris Drive property is situated on approximately 6.5 acres and includes 356 parking spaces.

      The "1400 Morris Drive" property is located in Wayne, Pennsylvania at 1400
Morris Drive. The 1400 Morris Drive property was originally constructed in 1987.
It consists of a 88,566 square foot, four-story office building. The 1400 Morris
Drive property is situated on approximately 8.4 acres and includes 473 parking spaces.

      The "640 Lee Road" property is located in Wayne, Pennsylvania at 640 Lee
Road. The 640 Lee Road property was originally constructed in 1988. It consists of a 73,418 square foot, three-story office building. The 640 Lee Road property is situated on approximately 5.06 acres and includes 293 parking spaces.

      The "690 Lee Road" property is located in Wayne, Pennsylvania at 690 Lee
Road. The 690 Lee Road property was originally constructed in 1988. It consists of a 73,178 square foot, three-story office building. The 690 Lee Road property is situated on approximately 5.01 acres and includes 293 parking spaces.

      The "701 Lee Road" property is located in Wayne, Pennsylvania at 701 Lee
Road. The 701 Lee Road property was originally constructed in 1992. It consists of a 78,826 square foot, four-story office building. The 701 Lee Road property is situated on approximately 8.5 acres and includes 284 parking spaces.

      The "1325 Morris Drive" property is located in Wayne, Pennsylvania at 1325
Morris Drive. The 1325 Morris Drive property was originally constructed in 1981.
It consists of a 63,890 square foot, three-story office building. The 1325
Morris Drive property is situated on approximately 7.4 acres and includes 259 parking spaces.

      The "1285 Drummers Lane" property is located in Wayne, Pennsylvania at
1285 Drummers Lane. The Two Glenhardie property was originally constructed in
1983. It consists of a 62,862 square foot, three-story office building. The Two
Glenhardie property is situated on approximately 3.9 acres and includes 225 parking spaces.

      The "1275 Drummers Lane" property is located in Wayne, Pennsylvania at
1275 Drummers Lane. The One Glenhardie property was originally constructed in
1979. It consists of a 63,006 square foot, three-story office building. The One
Glenhardie property is situated on approximately 5.3 acres and includes 225 parking spaces.

      The "1255 Drummers Lane" property is located in Wayne, Pennsylvania at
1255 Drummers Lane. The Four Glenhardie property was originally constructed in
1985. It consists of a 64,621 square foot, three-story office building. The Four
Glenhardie property is situated on approximately 5.03 acres and includes 234 parking spaces.

      The "1265 Drummers Lane" property is located in Wayne, Pennsylvania at
1265 Drummers Lane. The Three Glenhardie property was originally constructed in
1984. It consists of a 64,119 square foot, three-story office building. The
Three Glenhardie property is situated on approximately 4.97 acres and includes
232 parking spaces.

      The "600 Lee Road" property is located in Wayne, Pennsylvania at 600 Lee
Road. The 600 Lee Road property was originally constructed in 1987. It consists of a 38,400 square foot, two-story office building. The 600 Lee Road property is situated on approximately 3.51 acres and includes 230 parking spaces.

                                      IV-4

      The "601 Lee Road" property is located in Wayne, Pennsylvania at 601 Lee
Road. The 601 Lee Road property was originally constructed in 1982. It consists of a 35,361 square foot, two-story office building. The 601 Lee Road property is situated on approximately 5.45 acres and includes 190 parking spaces.

      The "620 Lee Road" property is located in Wayne, Pennsylvania at 620 Lee
Road. The 620 Lee Road property was originally constructed in 1986. It consists of a 28,300 square foot, two-story office building. The 620 Lee Road property is situated on approximately 2.04 acres and includes 115 parking spaces.

--------------------------------------------------------------------------------------------------------------------------------
                                          ALLOCATED A NOTE      PROPERTY       OWNERSHIP    YEAR BUILT/    PERCENT
      PROPERTY              LOCATION        LOAN AMOUNT           TYPE         INTEREST      RENOVATED     LEASED    SQUARE FEET
--------------------------------------------------------------------------------------------------------------------------------

725 Chesterbrook Blvd       Wayne, PA       $ 14,902,000         Office           Fee        1992/NAP       100.0%    135,384
--------------------------------------------------------------------------------------------------------------------------------
965 Chesterbrook Blvd       Wayne, PA       $ 13,046,000         Office           Fee        1987/NAP       100.0%    119,779
--------------------------------------------------------------------------------------------------------------------------------
955 Chesterbrook Blvd       Wayne, PA       $ 12,101,000         Office           Fee        1986/NAP        85.4%    118,634
--------------------------------------------------------------------------------------------------------------------------------
735 Chesterbrook Blvd       Wayne, PA       $  9,427,000         Office           Fee        1990/NAP       100.0%     84,350
--------------------------------------------------------------------------------------------------------------------------------
1300 Morris Drive           Wayne, PA       $  8,740,000         Office           Fee        1982/NAP       100.0%     87,137
--------------------------------------------------------------------------------------------------------------------------------
1400 Morris Drive           Wayne, PA       $  8,560,000         Office           Fee        1987/NAP        83.8%     88,566
--------------------------------------------------------------------------------------------------------------------------------
640 Lee Road                Wayne, PA       $  6,257,000         Office           Fee        1988/NAP        76.7%     73,418
--------------------------------------------------------------------------------------------------------------------------------
690 Lee Road                Wayne, PA       $  6,124,000         Office           Fee        1988/NAP        90.1%     73,178
--------------------------------------------------------------------------------------------------------------------------------
701 Lee Road                Wayne, PA       $  6,093,000         Office           Fee        1992/NAP        88.7%     78,826
--------------------------------------------------------------------------------------------------------------------------------
1325 Morris Drive           Wayne, PA       $  5,977,000         Office           Fee        1981/NAP        63.5%     63,890
--------------------------------------------------------------------------------------------------------------------------------
1285 Drummers Lane          Wayne, PA       $  5,193,000         Office           Fee        1983/NAP         0.0%     62,862
--------------------------------------------------------------------------------------------------------------------------------
1275 Drummers Lane          Wayne, PA       $  5,183,000         Office           Fee        1979/NAP        75.5%     63,006
--------------------------------------------------------------------------------------------------------------------------------
1255 Drummers Lane          Wayne, PA       $  5,104,000         Office           Fee        1985/NAP        79.9%     64,621
--------------------------------------------------------------------------------------------------------------------------------
1265 Drummers Lane          Wayne, PA       $  4,809,000         Office           Fee        1984/NAP        82.0%     64,119
--------------------------------------------------------------------------------------------------------------------------------
600 Lee Road                Wayne, PA       $  3,221,000         Office           Fee        1987/NAP         0.0%     38,400
--------------------------------------------------------------------------------------------------------------------------------
601 Lee Road                Wayne, PA       $  2,955,000         Office           Fee        1982/NAP       100.0%     35,361
--------------------------------------------------------------------------------------------------------------------------------
620 Lee Road                Wayne, PA       $  2,308,000         Office           Fee        1986/NAP       100.0%     28,300
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                            % OF TOTAL    CUMULATIVE    % OF TOTAL BASE    CUMULATIVE % OF TOTAL
                                        AVERAGE BASE RENT   SQUARE FEET    % OF SF      RENTAL REVENUES    BASE RENTAL REVENUES
 YEAR            # OF LEASES ROLLING     PER SF ROLLING       ROLLING      ROLLING          ROLLING              ROLLING
--------------------------------------------------------------------------------------------------------------------------------

   Vacant                --                      --             18%           18%             --                  --
--------------------------------------------------------------------------------------------------------------------------------
     MTM                  1                 $  1.48              0%           18%              0%                  0%
--------------------------------------------------------------------------------------------------------------------------------
    2006                 11                 $ 25.85              3%           21%              4%                  4%
--------------------------------------------------------------------------------------------------------------------------------
    2007                  5                 $ 23.43              3%           24%              4%                  8%
--------------------------------------------------------------------------------------------------------------------------------
    2008                  9                 $ 24.08              7%           31%              9%                 17%
--------------------------------------------------------------------------------------------------------------------------------
    2009                 15                 $ 24.23             21%           52%             27%                 44%
--------------------------------------------------------------------------------------------------------------------------------
    2010                 11                 $ 25.30             15%           67%             20%                 64%
--------------------------------------------------------------------------------------------------------------------------------
    2011                  9                 $ 23.36              8%           75%              9%                 73%
--------------------------------------------------------------------------------------------------------------------------------
    2012                  1                 $ 22.25              1%           76%              1%                 74%
--------------------------------------------------------------------------------------------------------------------------------
    2013                  1                 $ 21.50              1%           77%              1%                 75%
--------------------------------------------------------------------------------------------------------------------------------
    2014                 --                      --             --            77%             --                  75%
--------------------------------------------------------------------------------------------------------------------------------
    2015                  3                 $ 20.12             12%           88%             12%                 88%
--------------------------------------------------------------------------------------------------------------------------------
2016 & Beyond             5                 $ 20.40             12%          100%             13%                100%
--------------------------------------------------------------------------------------------------------------------------------

                                      IV-5

      The following table presents certain information relating to the major tenants at the Chesterbrook/Glenhardie Portfolio Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL    ANNUALIZED
                          CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT                 UNDERWRITTEN    UNDERWRITTEN   BASE RENT           LEASE
     TENANT NAME         MOODY'S/S&P)(1)     NRSF      % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION(2)
-------------------------------------------------------------------------------------------------------------------------------

Shire Pharmaceuticals       --/--/--         229,414       18%     $   4,691,734       19%          $  20.45       09/30/2015
-------------------------------------------------------------------------------------------------------------------------------
Centocor                    --/--/--         160,189       13%     $   3,972,687       16%          $  24.80       01/31/2009
-------------------------------------------------------------------------------------------------------------------------------
AmerisourceBergen Drug    BBB-/Ba2/BBB-      134,417       11%     $   3,645,515       15%          $  27.12       06/30/2010
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       524,020       41%     $  12,309,936       51%          $  23.49
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP           526,359       41%     $  12,005,566       49%          $  22.81         Various
-------------------------------------------------------------------------------------------------------------------------------
Vacant Space                   NAP           229,452       18%     $           0        0%          $   0.00           NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     1,279,831      100%     $  24,315,502      100%          $  23.15
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For Shire Pharmaceuticals, 0.6% of the NRSF expires on February 28, 2007,
      10.6% expires on September 30, 2015, and 6.6% expires on September 30,
      2016. For Centocor, 9.4% of the NRSF expires on January 31, 2009, and 3.2%
      expires on July 31, 2009.

      ESCROWS AND RESERVES. The Chesterbrook/Glenhardie Portfolio Borrower is
required to escrow 1/12 of annual real estate taxes monthly. The
Chesterbrook/Glenhardie Portfolio Borrower is required to escrow 1/12 of annual insurance premiums monthly, but such requirement is waived if blanket insurance policies are in place and no event of default has occurred. The
Chesterbrook/Glenhardie Portfolio Borrower is also required to deposit any lease termination fees received from any tenants into a TI/LC reserve. A $9,500,000 initial TI/LC escrow was collected at closing. The initial TI/LC escrow is not allocated on a property basis in the loan documents and may be released pursuant to new and renewal leases within the Chesterbrook/Glenhardie Portfolio according to the provisions contained in the loan documents.

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Chesterbrook/Glenhardie Portfolio Loan. Cash management of the lockbox will begin upon the occurrence of an event of default.

      PROPERTY MANAGEMENT. The Chesterbrook/Glenhardie Portfolio Property is
managed by Pitcairn Properties Management Company, LLC, which is an affiliate of
Pitcairn Properties Holdings Inc., one of the Chesterbrook/Glenhardie Portfolio
Loan's sponsors. The management agreement is subordinate to the
Chesterbrook/Glenhardie Portfolio Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent companies of the Chesterbrook/Glenhardie Portfolio Borrower, Pitcairn Properties
Holdings Inc. and SEB Immobilien-Investment GmbH, may obtain mezzanine financing to effectuate the prepayment of the existing $55 million B Note under certain limited circumstances, provided the Chesterbrook/Glenhardie Portfolio Borrower satisfies certain conditions, including (i) the combined DSCR including the mezzanine financing is at least 1.48x, (ii) the combined LTV ratio including the mezzanine financing does not exceed 65%, (iii) the mezzanine lender must enter into an intercreditor agreement and (iv) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The
Chesterbrook/Glenhardie Portfolio Property also secures a $55,000,000 B Note held by MSMC, bearing interest at 6.05% for a term of 10 years. The B Note, and the right of the holder of the B Note to receive payments, is junior and subordinate to the A Note and the right of the holder of the A Note. The
Chesterbrook/Glenhardie Portfolio Borrower may obtain financing for capital improvements related solely to the Chesterbrook/Glenhardie Portfolio Property so long as such indebtedness (i) is unsecured, (ii) is in an amount which, when added to the outstanding principal balance of the loan and the outstanding principal balance of any mezzanine financing, results in a combined DSCR ratio of not less than 1.48x and a LTV of not more than 65%, and (iii) shall require that the principal amount of such indebtedness be repaid from the operating income in excess of operating expenses, debt service and reserve deposits.

      RELEASE OF PARCELS. The Chesterbrook/Glenhardie Portfolio Borrower may
obtain a release of any individual property in connection with a partial defeasance or partial prepayment of the Chesterbrook/Glenhardie Portfolio Loan upon payment of 115% of the allocated loan amount due under the combined
Chesterbrook/Glenhardie Portfolio Loan and the B Note with respect to the released property (which release payment shall be allocated between the
Chesterbrook/Glenhardie Portfolio Loan and the B Note on a pro rata basis) and the satisfaction of certain conditions, including the following: (i) no event of default has occurred and remains uncured, (ii) the DSCR for the remaining property is not less than the greater of 1.46x and the DSCR for the properties prior to the release, (iii) the LTV for the remaining property is not greater than the lesser of 65% or the LTV for the properties prior to the release, and
(iv) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release. In the case of a release of any condominium property, the Chesterbrook/Glenhardie Portfolio
Borrower has certain additional delivery obligations.

      Certain additional information regarding the Chesterbrook/Glenhardie
Portfolio Loan and the Chesterbrook/Glenhardie Portfolio Property is set forth on Appendix II hereto.

                                      IV-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

                   [ALDERWOOD MALL PORTFOLIO PICTURES OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

                     [ALDERWOOD MALL PORTFOLIO MAP OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - ALDERWOOD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):                    $104,370,000

CUT-OFF DATE BALANCE(1):                $103,268,302

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH):          Baa1 / BBB

FIRST PAYMENT DATE:                     August 6, 2005

INTEREST RATE:                          4.714202%

AMORTIZATION(1):                        360 months

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          July 6, 2010

EXPECTED MATURITY BALANCE(1):           $96,329,649

SPONSOR:                                General Growth Properties, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of June 14,
                                        2008 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter.  Prepayable
                                        without penalty from and after January
                                        6, 2010.

LOAN PER SF(1):                         $373.11

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing

                                        Insurance:        Springing

                                        Cap Ex:           Springing

                                        TI / LC:          Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Lynnwood, WA

YEAR BUILT/RENOVATED:                   1979 / 1995, 1996 and 2004

PERCENT LEASED(2):                      95.5%

SQUARE FOOTAGE:                         564,856

THE COLLATERAL:                         One-story super-regional mall

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    General Growth Management, Inc.

MOST RECENT NET OP. INCOME:             $18,225,935

2ND MOST RECENT NET OP. INCOME:         $16,365,916

3RD MOST RECENT NET OP. INCOME:         $14,319,609

U/W NET OP. INCOME:                     $24,574,739

U/W NET CASH FLOW:                      $23,991,332

U/W OCCUPANCY:                          95.5%

APPRAISED VALUE:                        $435,000,000

CUT-OFF DATE LTV(1):                    48.4%

MATURITY DATE LTV(1):                   45.2%

DSCR(1):                                1.82x

POST IO DSCR(1):                        NAP
--------------------------------------------------------------------------------

(1)   The subject $104,370,000 A-2 Note represents a 49.00% pari passu interest in the $213,000,000 senior portion of a $268,000,000 mortgage loan. All
      LTV, DSCR and Loan per SF numbers in this table are based on the total
      $213,000,000 senior financing. The entire loan of $303,000,000 (including the Mezzanine Loan) has characteristics of a five-year term and 30-year amortization.

(2)   Percent Leased is based on the rent roll dated April 28, 2005.

THE ALDERWOOD MALL LOAN

      THE LOAN. The second largest loan (the "Alderwood Mall Loan") as evidenced by the Promissory Note (the "Alderwood Mall Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Alderwood Mall
Mortgage") encumbering the 564,856 square foot super-regional shopping mall known as Alderwood Mall, located in Lynnwood, Washington (the "Alderwood Mall
Property"). The Alderwood Mall Loan was originated on June 14, 2005 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is Alderwood Mall L.L.C., a Delaware limited liability company (the "Alderwood Mall Borrower") that owns no material asset other than the Alderwood Mall Property and related interests. The Alderwood Mall
Borrower is a direct subsidiary of General Growth Properties, Inc., the sponsor of the Alderwood Mall Loan. General Growth Properties, Inc. is a Chicago-based retail real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, development and financing of United States regional shopping centers. General Growth Properties, Inc. currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls and numerous other types of properties in 44 states, totaling more than 200 million square feet of space.

                                      IV-9

      THE PROPERTY. The Alderwood Mall Property is located in Lynnwood,
Washington, at 3000 184th Street SW Interstate 5, at the interchange of
Interstates 5 and 405. The Alderwood Mall Property is located in the
Seattle-Bellevue-Everett PMSA. The Alderwood Mall Property was originally constructed in 1979 and renovated in 1995, 1996, and 2004. It consists of a
1,251,897 square foot, one-story super regional mall, of which 564,856 square feet is collateral for the Alderwood Mall Loan. The Alderwood Mall Property is
situated on approximately 38.0 acres and includes over 7,000 parking spaces. The
Alderwood Mall Property is anchored by Macy's, Sears, JC Penney and Nordstrom's, which are not part of the collateral for the Alderwood Mall Loan.

-------------------------------------------------------------------------------------------------------------------
                                                 CREDIT RATING OF
                                                  PARENT COMPANY                  COLLATERAL    OPERATING COVENANT
ANCHOR           PARENT COMPANY                 (FITCH/MOODY'S/S&P)      GLA       INTEREST         EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Macy's           Federated Department Stores       BBB+/Baa1/BBB       209,520        No               None
-------------------------------------------------------------------------------------------------------------------
Sears            Sears Holding Corp.                BB/Baa3/BB+        177,697        No               None
-------------------------------------------------------------------------------------------------------------------
JC Penney        JC Penney Co., Inc.               BBB-/Baa3/BB+       158,867        No               None
-------------------------------------------------------------------------------------------------------------------
Nordstrom        Nordstrom, Inc.                    A-/Baa1/A-         144,057        No               None
-------------------------------------------------------------------------------------------------------------------
TOTAL                                                                  690,141
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
                                                                                         % OF TOTAL          CUMULATIVE % OF
                                AVERAGE UNDERWRITTEN                                  UNDERWRITTEN BASE     TOTAL UNDERWRITTEN
                 # OF LEASES      BASE RENT PER SF      % OF TOTAL    CUMULATIVE %     RENTAL REVENUES     BASE RENTAL REVENUES
    YEAR           ROLLING             ROLLING          SF ROLLING    OF SF ROLLING        ROLLING               ROLLING
-------------------------------------------------------------------------------------------------------------------------------

   Vacant             --                  --                 5%             5%               --                     --
-------------------------------------------------------------------------------------------------------------------------------
     MTM               9             $ 24.60                 6%            10%                4%                     4%
-------------------------------------------------------------------------------------------------------------------------------
    2006              12             $ 34.12                 5%            16%                5%                     9%
-------------------------------------------------------------------------------------------------------------------------------
    2007              12             $ 33.31                 7%            23%                7%                    17%
-------------------------------------------------------------------------------------------------------------------------------
    2008              14             $ 45.21                 4%            27%                5%                    22%
-------------------------------------------------------------------------------------------------------------------------------
    2009              11             $ 48.56                 4%            31%                6%                    28%
-------------------------------------------------------------------------------------------------------------------------------
    2010               8             $ 50.74                 3%            34%                4%                    32%
-------------------------------------------------------------------------------------------------------------------------------
    2011               8             $ 77.79                 2%            37%                6%                    37%
-------------------------------------------------------------------------------------------------------------------------------
    2012              13             $ 54.60                 5%            42%                8%                    46%
-------------------------------------------------------------------------------------------------------------------------------
    2013               6             $ 46.30                 2%            43%                2%                    48%
-------------------------------------------------------------------------------------------------------------------------------
    2014              21             $ 41.35                 9%            53%               11%                    59%
-------------------------------------------------------------------------------------------------------------------------------
    2015              21             $ 32.45                14%            67%               13%                    72%
-------------------------------------------------------------------------------------------------------------------------------
2016 & Beyond         15             $ 28.73                33%           100%               28%                   100%
-------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Alderwood Mall Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             % OF TOTAL     ANNUALIZED
                          CREDIT RATING                                     ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                             (FITCH/                                    UNDERWRITTEN BASE   UNDERWRITTEN   BASE RENT ($     LEASE
         TENANT NAME     MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF(2)        RENT ($)       BASE RENT(2)     PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Loews Cineplex               --/B1/B          79,330          14%          $  2,080,033           11%        $ 26.22      12/31/2025
------------------------------------------------------------------------------------------------------------------------------------
Borders Books & Music       --/--/--          24,320           4%          $    486,400            2%        $ 20.00      01/31/2020
------------------------------------------------------------------------------------------------------------------------------------
R.E.I.                      --/--/--          22,785           4%          $    455,700            2%        $ 20.00      01/31/2015
------------------------------------------------------------------------------------------------------------------------------------
Pottery Barn                --/--/--           9,394           2%          $    375,760            2%        $ 40.00      01/31/2017
------------------------------------------------------------------------------------------------------------------------------------
Express                     --/--/--          16,500           3%          $    363,000            2%        $ 22.00      01/31/2007
------------------------------------------------------------------------------------------------------------------------------------
Claim Jumper                --/--/--          12,641           2%          $    341,307            2%        $ 27.00      10/31/2024
------------------------------------------------------------------------------------------------------------------------------------
Victoria's Secret          --/Baa2/BBB         9,131           2%          $    292,192            2%        $ 32.00      01/31/2014
------------------------------------------------------------------------------------------------------------------------------------
Forever 21                  --/--/--           6,109           1%          $    281,014            1%        $ 46.00      01/31/2012
------------------------------------------------------------------------------------------------------------------------------------
Ben Bridge Jeweler          --/--/--           2,714           0%          $    257,830            1%        $ 95.00      07/31/2011
------------------------------------------------------------------------------------------------------------------------------------
Williams-Sonoma             --/--/--           5,639           1%          $    253,755            1%        $ 45.00      01/31/2017
------------------------------------------------------------------------------------------------------------------------------------
Urban Outfitters            --/--/--          11,029           2%          $    253,667            1%        $ 23.00      05/31/2016
------------------------------------------------------------------------------------------------------------------------------------
Abercrombie & Fitch         --/--/--           9,180           2%          $    247,860            1%        $ 27.00      02/28/2009
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       208,772          37%          $  5,688,518           29%        $ 27.25
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP           330,585          59%          $ 13,786,633           71%        $ 41.70        Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                   NAP            25,499           5%          $          0            0%        $  0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       564,856         100%          $ 19,475,150          100%        $ 36.11
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   May not sum to 100% due to rounding.

                                      IV-10

      ESCROWS AND RESERVES. Upon the occurrence and continuance of a trigger event ("Trigger Event," described below), the Alderwood Mall Borrower is required to (i) deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly, (ii) deposit $9,856 monthly into a capital expenditure reserve until the total amount in the reserve equals at least $118,273, and (iii) deposit $32,814 monthly into a rollover reserve until the total amount in the reserve equals at least $393,763. A
Trigger Event shall occur upon (i) the occurrence and continuance of a loan default, and terminate upon the cure or waiver of such default, or upon (ii) the date when the DSCR is less than 1.15x, and terminate at such time when the DSCR is equal to or in excess of 1.15x for a twelve consecutive month period.

      LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Alderwood Mall Loan. The lockbox will be in place until the
Alderwood Mall Loan has been paid in full. The lockbox becomes hard upon (a)
occurrence of an Event of Default, or upon (b) the date when the DSCR is less than 1.15x.

      PROPERTY MANAGEMENT. The Alderwood Mall Property is managed by General
Growth Management, Inc., which is an affiliate of the Alderwood Mall Loan's sponsor. The management agreement is subordinate to the Alderwood Mall Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Alderwood Mall Borrower, Alderwood Mall Holding, L.L.C., has obtained mezzanine financing in the amount of $35,000,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender. Future mezzanine debt is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 69.7% and DSCR less than 1.25x, (ii)
no existing mezzanine loan is then outstanding, (iii) no event of default has occurred, and (iv) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. The Alderwood Mall Borrower may obtain a release of a designated, non-income producing, unimproved outparcel, without any required prepayment of the Alderwood Mall Loan, provided the Alderwood Mall Borrower satisfies certain conditions, including delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

      Certain additional information regarding the Alderwood Mall Loan and the
Alderwood Mall Property is set forth on Appendix II hereto.

                                      IV-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-12

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

                      [MERVYNS PORTFOLIO PICTURES OMITTED]

                                      IV-13

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

                         [MERVYNS PORTFOLIO MAP OMITTED]

                                      IV-14

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 3 - MERVYNS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):                    $64,190,000

CUT-OFF DATE BALANCE(1):                $64,190,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (MOODY'S/FITCH):          Baa3 / BBB-

FIRST PAYMENT DATE:                     November 1, 2005

INTEREST RATE:                          4.890%

AMORTIZATION:                           Interest only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          October 1, 2012

EXPECTED MATURITY BALANCE(1):           $64,190,000

SPONSOR:                                Inland Western Retail Real Estate Trust,
                                        Inc.

INTEREST CALCULATION:                   30/360

CALL PROTECTION:                        Locked out through September 30, 2008.
                                        In connection with any voluntary
                                        prepayment, the borrower must pay a
                                        premium equal to the greater of a yield
                                        maintenance premium and 1% of the
                                        principal balance thereafter.
                                        Prepayable without penalty from and
                                        after September 1, 2012.

LOAN PER SF(1):                         $69.06

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing

                                        Insurance:        Springing

                                        Cap Ex:           Springing

                                        Other:            Springing

LOCKBOX:                              Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio of 25 assets

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               See table

YEAR BUILT/RENOVATED:                   See table

PERCENT LEASED (2):                     100.0%

SQUARE FOOTAGE:                         1,896,968

THE COLLATERAL:                         25 single-tenant Mervyns stores

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Inland Pacific Property Services LLC and
                                        Inland Southwest Management LLC

MOST RECENT NET OP. INCOME:             NAP

2ND MOST RECENT NET OP. INCOME:         NAP

3RD MOST RECENT NET OP. INCOME:         NAP

U/W NET OP. INCOME:                     $15,789,935

U/W NET CASH FLOW:                      $15,789,935

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $234,685,000

CUT-OFF DATE LTV(1):                    55.8%

MATURITY DATE LTV(1):                   55.8%

DSCR(1):                                2.46x

POST IO DSCR(1):                        NAP
--------------------------------------------------------------------------------

(1)   The subject $64,190,000 loan represents a 49.0% pari passu portion of a
      $131,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $131,000,000 financing.

(2)   Percent leased is based on 25 leases expiring in September 2025.

THE MERVYNS PORTFOLIO LOAN

      THE LOAN. The third largest loan (the "Mervyns Portfolio Loan") is evidenced by six promissory notes and is secured by 25 first priority deeds of trust on 25 single-tenant Mervyns properties located in California and Texas
(the "Mervyns Portfolio Properties"). The Mervyns Portfolio Loan was originated on September 26, 2005 by Bear Stearns Commercial Mortgage, Inc. The 51% pari passu portion ($66,810,000) of the entire mortgage loan was securitized in the
MSCI 2006-TOP21 transaction.

      THE BORROWER. The borrowers are Inland Western MDS Portfolio, L.L.C., a
Delaware limited liability company, Inland Western McAllen MDS Limited
Partnership, an Illinois limited partnership, and Inland Western El Paso MDS
Limited Partnership, an Illinois limited partnership, (collectively the "Mervyns
Portfolio Borrower") that own no material assets other than the Mervyns
Portfolio Properties. The Mervyns Portfolio Borrower is wholly owned by Inland
Western Retail Real Estate Trust, Inc. ("IWEST"). As of December 31, 2005, IWEST
reported total assets of $8.09 billion and total shareholder's equity of over
$3.65 billion and owned a

                                      IV-15

portfolio of 288 properties containing an aggregate of approximately 41.0 million square feet of gross leaseable area. The Inland Group, Inc. is the parent company of IWEST. The Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services.
Currently, the Inland real estate group of companies employs more than 1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property.

      THE PROPERTY. The Mervyns Portfolio Properties consist of a portfolio of
25 single-tenant Mervyns properties on long term, absolute net leases. The portfolio is comprised of 23 properties in California (encompassing various markets in northern and southern California) and two in Texas, aggregating
1,896,968 total square feet of retail space. Twenty-two of the properties are located in shopping centers, two properties are located in regional malls and one property is free standing. On average, the stores are 75,879 square feet boxes that could be converted to other single-tenant anchors or multiple-tenant uses. All 25 properties are leased to Mervyns on leases that expire in 2025.
Mervyns, headquartered in Hayward, California, is a retail chain that operates more than 250 department stores in 13 states. The Mervyns Portfolio Properties reported sales for year-end 2004 between $151 PSF to $316 PSF with average sales of $220 PSF.

------------------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED LOAN   % OF TOTAL LOAN   OWNERSHIP     YEAR BUILT /      PERCENT   SQUARE
PROPERTY                LOCATION                    AMOUNT           AMOUNT        INTEREST        RENOVATED        LEASED   FOOTAGE
------------------------------------------------------------------------------------------------------------------------------------

Carmel Mountain Plaza   San Diego, CA            $  3,871,000         6.0%            Fee         1994 / NAP        100.0%   78,657
------------------------------------------------------------------------------------------------------------------------------------
Escondido               Escondido, CA            $  3,283,000         5.1%            Fee         1987 / NAP        100.0%   75,712
------------------------------------------------------------------------------------------------------------------------------------
Oceanside               Oceanside, CA            $  3,136,000         4.9%            Fee         1984 / NAP        100.0%   75,360
------------------------------------------------------------------------------------------------------------------------------------
Sun Valley              Sun Valley, CA           $  2,940,000         4.6%            Fee         1979 / 2003       100.0%   85,783
------------------------------------------------------------------------------------------------------------------------------------
Manteca                 Manteca, CA              $  2,793,000         4.4%            Fee         1992 / NAP        100.0%   88,515
------------------------------------------------------------------------------------------------------------------------------------
Elk Grove               Elk Grove, CA            $  2,695,000         4.2%            Fee         1993 / NAP        100.0%   77,874
------------------------------------------------------------------------------------------------------------------------------------
Roseville               Roseville, CA            $  2,646,000         4.1%            Fee         1982 / 1993       100.0%   75,928
------------------------------------------------------------------------------------------------------------------------------------
Highland                Highland, CA             $  2,597,000         4.0%            Fee         1993 / NAP        100.0%   80,521
------------------------------------------------------------------------------------------------------------------------------------
Fontana                 Fontana, CA              $  2,548,000         4.0%            Fee         1992 / NAP        100.0%   78,961
------------------------------------------------------------------------------------------------------------------------------------
Vacaville               Vacaville, CA            $  2,548,000         4.0%            Fee         1992 / NAP        100.0%   77,936
------------------------------------------------------------------------------------------------------------------------------------
Morgan Hill             Morgan Hill, CA          $  2,499,000         3.9%            Fee         1989 / NAP        100.0%   77,185
------------------------------------------------------------------------------------------------------------------------------------
Moreno Valley           Moreno Valley, CA        $  2,499,000         3.9%            Fee         1988 / NAP        100.0%   77,192
------------------------------------------------------------------------------------------------------------------------------------
Temecula                Temecula, CA             $  2,499,000         3.9%            Fee         1990 / NAP        100.0%   76,248
------------------------------------------------------------------------------------------------------------------------------------
McAllen                 McAllen, TX              $  2,499,000         3.9%            Fee         1984 / NAP        100.0%   78,027
------------------------------------------------------------------------------------------------------------------------------------
Arbor Faire             Fresno, CA               $  2,499,000         3.9%            Fee         1993 / NAP        100.0%   77,431
------------------------------------------------------------------------------------------------------------------------------------
Redlands                Redlands, CA             $  2,450,000         3.8%            Fee         1981 / NAP        100.0%   75,890
------------------------------------------------------------------------------------------------------------------------------------
Rancho Cucamonga        Rancho Cucamonga, CA     $  2,450,000         3.8%            Fee         1991 / NAP        100.0%   74,991
------------------------------------------------------------------------------------------------------------------------------------
Ventura                 Ventura, CA              $  2,450,000         3.8%            Fee         1982 / 2002       100.0%   75,247
------------------------------------------------------------------------------------------------------------------------------------
Yarbrough               El Paso, TX              $  2,450,000         3.8%            Fee         1984 / NAP        100.0%   75,522
------------------------------------------------------------------------------------------------------------------------------------
East Hills              Bakersfield, CA          $  2,450,000         3.8%            Fee         1989 / NAP        100.0%   75,140
------------------------------------------------------------------------------------------------------------------------------------
Point West              Sacramento, CA           $  2,352,000         3.7%            Fee      1979 / 1990, 2003    100.0%   72,304
------------------------------------------------------------------------------------------------------------------------------------
Hanford                 Hanford, CA              $  2,303,000         3.6%            Fee         1992 / NAP        100.0%   78,459
------------------------------------------------------------------------------------------------------------------------------------
Lodi                    Lodi, CA                 $  2,156,000         3.4%            Fee         1981 / NAP        100.0%   68,017
------------------------------------------------------------------------------------------------------------------------------------
Turlock                 Turlock, CA              $  1,960,000         3.1%            Fee         1987 / NAP        100.0%   61,026
------------------------------------------------------------------------------------------------------------------------------------
Ridgecrest              Ridgecrest, CA           $  1,617,000         2.5%            Fee         1990 / NAP        100.0%   59,042
------------------------------------------------------------------------------------------------------------------------------------

        The following table presents certain information relating to the tenant at the Mervyns Portfolio Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      % OF TOTAL     ANNUALIZED
                         CREDIT RATING                                ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN    BASE RENT
TENANT NAME              MOODY'S/S&P)     TENANT NRSF   % OF NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)    LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Mervyns                    --/--/--        1,896,968       100%      $ 17,135,036       100%            $9.03          09/30/2025
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                 NAP                NAP        NAP               NAP        NAP              NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                  NAP                NAP        NAP               NAP        NAP              NAP             NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     1,896,968       100%      $ 17,135,036       100%            $9.03
------------------------------------------------------------------------------------------------------------------------------------

                                      IV-16

-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                  AVERAGE BASE                    CUMULATIVE    % OF TOTAL BASE
                  # OF LEASES      RENT PER SF   % OF TOTAL SF     % OF SF      RENTAL REVENUES    CUMULATIVE % OF TOTAL BASE
    YEAR            ROLLING          ROLLING        ROLLING        ROLLING          ROLLING          RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------

   Vacant              --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2006               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2007               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2008               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2009               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2010               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2011               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2012               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2013               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2014               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2015               --              --             --              --               --                     --
-----------------------------------------------------------------------------------------------------------------------------
2016 & Beyond          25             $9.03         100%            100%             100%                   100%
-----------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Mervyns Portfolio Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Mervyns Portfolio Borrower fails to provide evidence of property maintenance or if an event of default occurs. The Other reserve is an excess cash reserve fund which springs upon the occurrence of a cash management trigger event. In the event Mervyns goes bankrupt or all of the Mervyns leases (or
Mervyns rights to possession under the leases) are terminated, the Mervyns
Portfolio Borrower is entitled to draw down that certain $45,000,000 rebate letter of credit. All proceeds drawn on the rebate letter of credit are to be paid to the lender for deposit into a rollover reserve to be disbursed for tenant improvement and leasing commission expenses with respect to the original
$131,000,000 loan.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is triggered upon a DSCR less than or equal to 1.75x or a Cash Management Event. A Cash Management Event is
triggered upon (i) the date when the DSCR is less than or equal to 1.25x, (ii)
the occurrence of an event of default, (iii) the bankruptcy of the Mervyns
Portfolio Borrower or the property manager, or (iv) the failure of the indemnitor to contribute equity to a Mervyns Portfolio Borrower under certain conditions set forth in the loan documents. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the
DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

      PROPERTY MANAGEMENT. The Mervyns Portfolio Properties are managed by
Inland Pacific Property Services LLC with respect to the California properties and Inland Southwest Management LLC with respect to the Texas properties. Both managers are affiliates of the Mervyns Portfolio Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The Mervyns Portfolio Loan provides for the release of (i) any of eight certain restricted easement agreement ("REA") properties upon payment of 100% of the original allocated loan amount along with the applicable yield maintenance premiums, if certain rights are exercised pursuant to the applicable REA and (ii) three years after the closing date, one or more properties upon payment of 115% of the allocated loan amount along with the applicable yield maintenance premiums subject to certain conditions as detailed in the loan documents including but not limited to: (a) there is no event of default, (b) the DSCR of the remaining properties after the release shall be equal to or greater than 1.23x (based on a 9.30% debt service constant), and (c)
the LTV of the remaining properties after the release does not exceed 59%.

      SUBSTITUTION OF PROPERTIES. Additionally, the Mervyns Portfolio Loan
allows the Mervyns Portfolio Borrower to substitute individual properties a maximum of ten times during the loan term. Any proposed substitution would be subject to satisfying numerous requirements and conditions including, but not limited to the following: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the NOI and DSCR for the replacement property for the 12 months immediately prior to the substitution is not less than the NOI and DSCR for substituted property for the
12 months immediately prior to the substitution, (iii) the tenant of the replacement property shall have comparable credit quality and financial strength
(as determined by Lender) to the tenant of the applicable substituted property, and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

                                      IV-17

      RELEASE OF PARCELS. The Mervyns Portfolio Borrower may obtain a release of designated outparcels of land, without any required prepayment of the Mervyns
Portfolio Loan, provided the Mervyns Portfolio Borrower satisfies certain legal conditions as specified in the mortgage loan documents. BSCMI did not underwrite any income from the designated outparcels or assign any value to them.

      Certain additional information regarding the Mervyns Portfolio Loan and the Mervyns Portfolio Properties is set forth on Appendix II hereto.

                                      IV-18

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 4 - OLYMPIC PLAZA
--------------------------------------------------------------------------------

                        [OLYMPIC PLAZA PICTURES OMITTED]

                                      IV-19

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 4 - OLYMPIC PLAZA
--------------------------------------------------------------------------------

                           [OLYMPIC PLAZA MAP OMITTED]

                                      IV-20

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 4 - OLYMPIC PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $40,000,000

CUT-OFF DATE BALANCE:                   $39,962,516

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH):          NAP

FIRST PAYMENT DATE:                     April 1, 2006

INTEREST RATE:                          5.520%

AMORTIZATION:                           360 months

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          March 1, 2016

EXPECTED MATURITY BALANCE:              $33,521,816

SPONSOR:                                Philip Ho

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of February
                                        28, 2010 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter.  Prepayable
                                        without penalty from and after December
                                        1, 2015.

LOAN PER SF:                            $163.48

UP-FRONT RESERVES:                      RE Tax:           $73,540

                                        Insurance:        $31,350

ONGOING RESERVES:                       RE Tax:           $36,770 / month

                                        Insurance:        $10,450 / month

                                        Cap Ex:           $3,056 / month

LOCKBOX:                                Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               Los Angeles, CA

YEAR BUILT/RENOVATED:                   1982 / NAP

PERCENT LEASED(1):                      96.0%

SQUARE FOOTAGE:                         244,448

THE COLLATERAL:                         Six-story Office Building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    RAMCAL Management, Inc.

MOST RECENT NET OP. INCOME:             $4,124,724

2ND MOST RECENT NET OP. INCOME:         $3,831,519

3RD MOST RECENT NET OP. INCOME:         $4,058,742

U/W NET OP. INCOME:                     $4,206,224

U/W NET CASH FLOW:                      $3,788,217

U/W OCCUPANCY:                          90.0%

APPRAISED VALUE:                        $66,800,000

CUT-OFF DATE LTV:                       59.8%

MATURITY DATE LTV:                      50.2%

DSCR:                                   1.39x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated January 13, 2006.

THE OLYMPIC PLAZA LOAN

      THE LOAN. The fourth largest loan (the "Olympic Plaza Loan") as evidenced by the Promissory Note (the "Olympic Plaza Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and
Fixture Filing (the "Olympic Plaza Mortgage") encumbering the 244,448 square foot office building known as Olympic Plaza, located in Los Angeles, California
(the "Olympic Plaza Property"). The Olympic Plaza Loan was originated on
February 28, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

      THE BORROWER. The borrower is 11500 West Olympic, LLC, a Delaware limited liability company (the "Olympic Plaza Borrower") that owns no material asset other than the Olympic Plaza Property and related interests. The Olympic Plaza
Borrower is controlled by Keitei Yokeno (80%) and Phillip Ho (20%), the sponsor of the Olympic Plaza Loan. Phillip Ho is president of Realty Asset Management,
Inc., Good Nite Inn, Inc. and Koko Villas, Inc. Realty Asset Management, Inc.
manages and repositions commercial properties in Southern California. Good Nite
Inn, Inc. reportedly owns and manages thirteen motel properties along the west coast of California.

                                      IV-21

      THE PROPERTY. The Olympic Plaza Property is located in Los Angeles,
California, at 11500 West Olympic Boulevard. The Olympic Plaza Property is
located in the area generally known as West Los Angeles, which includes the incorporated cities of Malibu, Santa Monica, Culver City, West Hollywood and
Beverly Hills. The Olympic Plaza Property was originally constructed in 1982. It consists of a 244,448 square foot, six-story office building. The Olympic Plaza
Property is situated on approximately 1.86 acres and includes a three level semi-subterranean parking garage containing 900 parking spaces.

-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                                                                         % OF TOTAL BASE     CUMULATIVE % OF
                  # OF LEASES     AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE % OF    RENTAL REVENUES    TOTAL BASE RENTAL
     YEAR           ROLLING        PER SF ROLLING        ROLLING         SF ROLLING          ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------

    Vacant             --                  --                4%               4%                --                  --
-----------------------------------------------------------------------------------------------------------------------------
     MTM                2                  --                1%               5%                --                  --
-----------------------------------------------------------------------------------------------------------------------------
     2006               8              $22.48                9%              15%                9%                  9%
-----------------------------------------------------------------------------------------------------------------------------
     2007              11              $24.33                7%              22%                7%                 16%
-----------------------------------------------------------------------------------------------------------------------------
     2008              11              $26.30               28%              50%               31%                 48%
-----------------------------------------------------------------------------------------------------------------------------
     2009               7              $23.34                7%              57%                7%                 54%
-----------------------------------------------------------------------------------------------------------------------------
     2010              15              $25.12               23%              80%               24%                 78%
-----------------------------------------------------------------------------------------------------------------------------
     2011               5              $24.85               20%             100%               22%                100%
-----------------------------------------------------------------------------------------------------------------------------
     2012              --                  --                --             100%                --                100%
-----------------------------------------------------------------------------------------------------------------------------
     2013              --                  --                --             100%                --                100%
-----------------------------------------------------------------------------------------------------------------------------
     2014              --                  --                --             100%                --                100%
-----------------------------------------------------------------------------------------------------------------------------
     2015              --                  --                --             100%                --                100%
-----------------------------------------------------------------------------------------------------------------------------
2016 & Beyond          --                  --                --             100%                --                100%
-----------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Olympic Plaza Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL      ANNUALIZED
                                CREDIT RATING                          ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                                   (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
           TENANT NAME         MOODY'S/S&P)(1)    NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION(2)
----------------------------------------------------------------------------------------------------------------------------------

Syska & Hennessey Engineers       --/--/--        27,511       11%      $   764,308         13%         $ 27.78       05/31/2011
----------------------------------------------------------------------------------------------------------------------------------
Barrister Executive Suites        --/--/--        25,532       10%      $   597,449         10%         $ 23.40       12/31/2011
----------------------------------------------------------------------------------------------------------------------------------
U.S. General Services Admin.     AAA/Aaa/AAA      14,930        6%      $   407,445          7%         $ 27.29       02/20/2013
----------------------------------------------------------------------------------------------------------------------------------
Fremantle Media                   --/--/--        14,000        6%      $   345,857          6%         $ 24.70       10/14/2006
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            81,973       34%      $ 2,115,059         37%         $ 25.80
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        NAP         152,703       63%      $ 3,660,863         63%         $ 23.87           NAP
----------------------------------------------------------------------------------------------------------------------------------
Vacant Space                         NAP           9,772        4%      $         0          0%         $  0.00           NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           244,448      100%      $ 5,775,922        100%         $ 23.56
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For Fremantle Media, 11,262 SF expires on October 14, 2006 and 2,738 SF expires on May 31, 2006.

      ESCROWS AND RESERVES. The Olympic Plaza Borrower is required to escrow
1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. Additionally, the Olympic Plaza
Borrower is required to deposit $3,056 monthly into a capital expenditure reserve, up to a cap of $36,667 in the reserve account at any time.

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Olympic Plaza Loan. A hard lockbox will be established upon the occurrence and continuance of a loan default. The lockbox will be in place until the
Olympic Plaza Loan has been paid in full.

      PROPERTY MANAGEMENT. The Olympic Plaza Property is managed by RAMCAL
Management, Inc., a borrower affiliate. The management agreement is subordinate to the Olympic Plaza Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Olympic Plaza Loan and the
Olympic Plaza Property is set forth on Appendix II hereto.

                                      IV-22

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - 12601 FAIR LAKES CIRCLE
--------------------------------------------------------------------------------

                   [12601 FAIR LAKES CIRCLE PICTURES OMITTED]

                                      IV-23

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - 12601 FAIR LAKES CIRCLE
--------------------------------------------------------------------------------

                      [12601 FAIR LAKES CIRCLE MAP OMITTED]

                                      IV-24

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - 12601 FAIR LAKES CIRCLE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $35,000,000

CUT-OFF DATE BALANCE:                   $35,000,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (MOODY'S/FITCH):          NAP

FIRST PAYMENT DATE:                     March 1, 2006

INTEREST RATE:                          5.44%

AMORTIZATION:                           Interest only

ARD:                                    No

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          February 1, 2011

EXPECTED MATURITY BALANCE:              $35,000,000

SPONSOR:                                PRISA III

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of January
                                        1, 2009 or 2 years after the REMIC
                                        "start-up" date with U.S. Treasury
                                        defeasance or the payment of the greater
                                        of a yield maintenance premium and 1% of
                                        the principal balance thereafter.
                                        Prepayble without penalty from and after
                                        November 1, 2010.

LOAN PER SF:                            $132.58

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing

                                        Insurance:        Springing

                                        Cap Ex:           Springing

                                        TI/LC:            Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               Fairfax, VA

YEAR BUILT/RENOVATED:                   1995 / NAP

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         263,990

THE COLLATERAL:                         Class A, 10-story office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Brandywine Operating Partnership L.P.

MOST RECENT NET OP. INCOME:             $5,108,395

2ND MOST RECENT NET OP. INCOME:         $4,975,040

3RD MOST RECENT NET OP. INCOME:         $4,823,889

U/W NET OP. INCOME:                     $4,878,370

U/W NET CASH FLOW:                      $4,411,287

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $77,000,000

CUT-OFF DATE LTV:                       45.5%

MATURITY DATE LTV:                      45.5%

DSCR:                                   2.29x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the rent roll dated January 31, 2006.

THE 12601 FAIR LAKES CIRCLE LOAN

      THE LOAN. The fifth largest loan (the "12601 Fair Lakes Circle Loan") as evidenced by the Promissory Note (the "12601 Fair Lakes Circle Note") is secured by a first priority fee Deed of Trust and Absolute Assignment of Rents and
Leases and Security Agreement (the "12601 Fair Lakes Circle Mortgage")
encumbering the 263,990 square foot suburban office property located in Fairfax,
Virginia. The 12601 Fair Lakes Circle Loan was originated on January 11, 2006 by or on behalf of Wells Fargo Bank, National Association.

      THE BORROWER. The borrower is Cognac Fair Lakes LLC, a Delaware limited liability company (the "12601 Fair Lakes Circle Borrower") that owns no material assets other than the mortgaged property and related interests. The 12601 Fair
Lakes Circle Borrower is a single purpose bankruptcy remote entity, structured with an independent director. The 12601 Fair Lakes Circle Borrower is a joint venture between Prudential Insurance Company of America (85% ownership) and its separate account PRISA III (15% ownership). Prudential is one of the largest life insurance companies in the U.S. PRISA III is a fund established by
Prudential in 2003 to invest primarily in real estate. The recourse obligations of 12601 Fair Lakes Circle under the non-recourse carveout provisions of the
12601 Fair Lakes Circle Loan are currently guaranteed by the Prudential
Insurance Company of America with its liability limited to the net assets of
PRISA III.

                                      IV-25

      THE PROPERTY. The 12601 Fair Lakes Circle Property is a 263,990 square foot, 10-story office building 100% occupied by American Management Systems
("AMS"), an information technology firm which was acquired by the CGI Group in
2004. The company provides systems integration, technology consulting, and business process outsourcing services for companies in virtually all industries.
The 12601 Fair Lakes Circle property is located in Fairfax, Virginia, approximately 15 miles west of Washington DC. 12601 Fair Lakes Circle Property amenities include a fitness center, a conference center, and a cafeteria. The property is a half a mile from the intersection of VA Route 7100 and I-66, the major east-west highway connecting Fairfax County to Washington DC. Fair Lakes is a mixed use community containing approximately 3 million square feet of office space, 1 million sf of retail, one large Hyatt hotel and a Marriott
Residence Inn, and two daycare centers. The 12601 Fair Lakes Circle Property is
100% leased to CGI-AMS under a triple net lease expiring in February 2011.

      The following table presents certain information relating to the tenant at the 12601 Fair Lakes Circle Property:

--------------------------------------------------------------------------------------------------------------------
                                                                          % OF TOTAL     ANNUALIZED
                         CREDIT RATING                     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/      TENANT    % OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME               MOODY'S/S&P)    NRSF     NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)     EXPIRATION
--------------------------------------------------------------------------------------------------------------------

CGI-AMS                     --/--/--     263,990   100%    $ 5,213,953        100%          $19.75       02/28/2011
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP           NAP    NAP            NAP         NAP             NAP          NAP
--------------------------------------------------------------------------------------------------------------------
Vacant Space                   NAP           NAP    NAP            NAP         NAP             NAP          NAP
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   263,990   100%    $ 5,213,953        100%          $19.75
--------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. Real estate tax, insurance, Cap Ex, and TI/LC reserves will be funded following the occurrence of a "Trigger Event". Trigger event is defined as (a) an event of default beyond any applicable notice and cure period or (b) if the DSCR, as tested semi-annually (June 30 and December
31), based on a 10% debt constant, falls below 1.00x. "Trigger Impounds" are as follows: Cap Ex reserves of $0.25/sf/year ($5,500/month) and TI/LC reserves of
$31,250/month will be required. Tax impounds in an amount estimated to be 1/12th of the taxes payable during the next calendar year and insurance impounds will be required in an amount sufficient to pay the premiums for insurance. If
Borrower achieves a DSCR equal to or greater than 1.00x (based on a 10%
constant) for four subsequent consecutive quarters and no default exists, then lender shall release the Trigger Impounds to Borrower. Borrower may provide a letter of credit in lieu of CapEx reserves, provided that such letter of credit is in the amount of the deposit required. Borrower may provide an LOC equal to
$375,000, increased by $375,000 annually, in lieu of the TI/LC impound.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox will spring upon the occurrence of the Trigger Event. If borrower generates a DSCR equal to or greater than 1.00x (based on a 10% constant) for 4 consecutive quarters, then the lender shall release the Trigger Event impounds to the borrower.

      PROPERTY MANAGEMENT. The 12601 Fair Lakes Circle Property is managed by
Brandywine Operating Partnership, L.P. ("BOP"). BOP is the partnership through which Brandywine Realty Trust ("BRT") owns assets and conducts business. BRT is one of the Nation's largest full-service real estate companies, is a completely integrated, real estate operating company organized as a real estate investment trust (REIT). Brandywine is engaged in the ownership, management, leasing, acquisition and development of office and industrial properties located across the United States.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

                                      IV-26

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - 234 WEST 48TH STREET
--------------------------------------------------------------------------------

                     [234 WEST 48TH STREET PICTURES OMITTED]

                                      IV-27

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - 234 WEST 48TH STREET
--------------------------------------------------------------------------------

                       [234 WEST 48TH STREET MAP OMITTED]

                                      IV-28

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 6 - 234 WEST 48TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $30,000,000

CUT-OFF DATE BALANCE:                   $30,000,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (MOODY'S/FITCH):          NAP

FIRST PAYMENT DATE:                     April 10, 2006

INTEREST RATE:                          5.670%

AMORTIZATION:                           Interest only

ARD:                                    March 1, 2016

HYPERAMORTIZATION:                      After the ARD, the loan interest rate
                                        steps up to the greater of (i) 5.67%
                                        plus 2.50% or (ii) the 10 year on the
                                        run U.S. Treasury Issue rounded to the
                                        nearest basis point plus 2.50%.

MATURITY DATE:                          March 1, 2036

EXPECTED ARD BALANCE:                   $30,000,000

SPONSOR:                                Steven C. Witkoff

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of April
                                        10, 2009 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without penalty from and after February
                                        10, 2016.

LOAN PER ROOM:                          $89,820.36

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing

                                        Insurance:        Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Other

PROPERTY SUB-TYPE:                      Leased Fee

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1927 / 1989

PERCENT LEASED(1):                      100.0% (Ground Lease)

ROOMS:                                  334

THE COLLATERAL:                         Land Parcel underlying a AAA-2 Diamond
                                        rated Best Western hotel.

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    The Witkoff Group LLC

MOST RECENT NET OP. INCOME:             $9,579,934

2ND MOST RECENT NET OP. INCOME:         $5,958,722

3RD MOST RECENT NET OP. INCOME:         NAP

U/W NET OP. INCOME:                     $9,579,934

U/W NET CASH FLOW:                      $8,783,738

U/W OCCUPANCY:                          91.9%

APPRAISED VALUE:                        $40,800,000

CUT-OFF DATE LTV:                       73.5%

ARD LTV:                                73.5%

DSCR (2):                               5.09x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated March 9, 2006.

(2)   With respect to Mortgage Loan No. 46, 234 West 48th Street, the loan is secured by a fee interest in the ground, while the buildings and improvements at the property are not collateral for the loan. However, if the lessee defaults on its lease, ownership of the buildings and improvements at the subject property will revert to the borrower/lessor.
      Therefore, underwriting is based on a "look-through" to the projected income and expenses associated with the improvements. The actual income to the borrower under the ground lease is less than the amount underwritten for the loan; the underwritten DSCR is 1.01x based on the ground rents.

THE 234 WEST 48TH STREET LOAN

      THE LOAN. The sixth largest loan (the "234 West 48th Street Loan") as evidenced by the Mortgage Note (the "234 West 48th Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage and Security
Agreement and Assignment of Leases and Rents (the "234 West 48th Street
Mortgage") encumbering the 9,550 square feet land parcel known as 234 West 48th
Street, located in New York, New York (the "234 West 48th Street Property"). The
234 West 48th Street Loan was originated on March 9, 2006 by or on behalf of
Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is 234 West 48 LLC, a Delaware limited liability company (the "234 West 48th Street Borrower") that owns no material asset other than the 234 West 48th Street Property and related interests. The managing member is Steven C. Witkoff, who has a 70.3% ownership interest in the
234 West 48th Street Property. Mr. Witkoff is also the sponsor of the 234 West
48th Street Loan. Mr. Witkoff has over 20 years of real estate experience and is founder and CEO of The Witkoff Group LLC, a fully integrated real estate

                                      IV-29

investment firm that owns a diverse portfolio of real estate in select U.S. and foreign markets. Mr. Witkoff began purchasing properties in 1986 and his current portfolio contains approximately 10 million square feet of commercial real estate and over 400 apartment units.

      THE PROPERTY. The 234 West 48th Street Property is a 9,550 square feet land parcel underneath a 16-story, 334 room, full service, AAA-2 Diamond rated
Best Western hotel located in New York, New York. The hotel was built in 1927, sits on a .23 acre site and contains 117,102 sf of gross building area. Floors
2-15 contain 332 guestrooms. Floor 16 contains 2 penthouse suites. Floor 1 is dedicated to registration, dining, circulation, and holding areas. The basement floor contains administrative offices, housekeeping quarters, break room, maintenance department, and mechanical rooms. The construction of the hotel is of structural steel frame encased in concrete. The property contains two passenger elevators and one passenger/service elevator. The property received extensive renovations when it was converted to a Best Western Hotel in 1989. In addition, there have been upgrades to each room over the past three years, with new bathrooms installed in approximately 80% of the rooms.

--------------------------------------------------------------------------------------------------------------
                           SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR (1)

                     COMPETITIVE SET                 234 WEST 48TH STREET             PENETRATION FACTOR

   YEAR      OCCUPANCY      ADR      REVPAR     OCCUPANCY      ADR      REVPAR   OCCUPANCY     ADR      REVPAR
--------------------------------------------------------------------------------------------------------------

T12 Jan 04     74.8%      $107.74    $ 80.63      88.2%      $116.45   $102.66     117.9%     108.1%    127.3%
--------------------------------------------------------------------------------------------------------------
T12 Jan 05     88.2%      $123.96    $109.38      84.9%      $143.67   $121.98      96.3%     115.9%    111.5%
--------------------------------------------------------------------------------------------------------------
T12 Jan 06     90.1%      $150.91    $135.99      92.3%      $174.58   $161.07     102.4%     115.7%    118.4%
--------------------------------------------------------------------------------------------------------------

(1)   The above table is based on data provided by STR Reports.

      ESCROWS AND RESERVES. If the ground lease tenant fails to pay taxes and insurance in a timely manner, then the 234 West 48th Street Borrower is required to deposit monthly 1/12th of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 234 West 48th Street Loan.

      PROPERTY MANAGEMENT. Hampshire Hotels & Resorts is responsible for the day to day management of the Best Western President Hotel. The 234 West 48th Street
Property is managed by The Witkoff Group LLC, a fully integrated real estate investment firm that owns a diverse portfolio of real estate in select U.S. and foreign markets. The management agreement is subordinate to the 234 West 48th
Street Property Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 234 West 48th Street Loan and the 234 West 48th Street Property is set forth on Appendix II hereto.

                                      IV-30

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - COMMERCE CENTER
--------------------------------------------------------------------------------

                       [COMMERCE CENTER PICTURES OMITTED]

                                      IV-31

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - COMMERCE CENTER
--------------------------------------------------------------------------------

                          [COMMERCE CENTER MAP OMITTED]

                                      IV-32

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 7 - COMMERCE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $30,000,000

CUT-OFF DATE BALANCE:                   $29,972,925

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH):          NAP

FIRST PAYMENT DATE:                     April 1, 2006

INTEREST RATE:                          5.67%

AMORTIZATION:                           Principal and interest payments of
                                        $173,550.21 through March 1, 2009.
                                        Interest only payments beginning April
                                        1, 2009 through March 1, 2011. Principal
                                        and interest payments of $173,550.21
                                        beginning April 1, 2011 through
                                        maturity.

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          March 1, 2016

EXPECTED MATURITY BALANCE:              $26,447,209

SPONSORS:                               James W. Ayers; Robert C.H. Mathews,
                                        III

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out through April 30, 2008.  In
                                        connection with any voluntary
                                        prepayment, the borrower must pay a
                                        premium equal to the greater of yield
                                        maintenance premium and 1% of the
                                        principal balance thereafter.
                                        Prepayable without penalty from and
                                        after February 1, 2016.

LOAN PER SF:                            $131.13

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:           Springing

                                        Insurance:        Springing

                                        TI/LC:            Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               Nashville, TN

YEAR BUILT/RENOVATED:                   2000 / NAP

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         228,567

THE COLLATERAL:                         11 story office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    The Mathews Company

MOST RECENT NET OP. INCOME:             $3,163,394

2ND MOST RECENT NET OP. INCOME:         $3,025,073

3RD MOST RECENT NET OP. INCOME:         $2,920,968

U/W NET OP. INCOME:                     $3,006,632

U/W NET CASH FLOW:                      $2,732,353

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $42,000,000

CUT-OFF DATE LTV:                       71.4%

MATURITY DATE LTV:                      63.0%

DSCR:                                   1.31x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated February 17, 2006.

THE COMMERCE CENTER LOAN

      THE LOAN. The seventh largest loan (the "Commerce Center Loan") as evidenced by the Secured Promissory Note (the "Commerce Center Note") is secured by a first priority fee Trust Deed, Security Agreement and Assignment of Rents
(the "Commerce Center Mortgage") encumbering the 228,567 square foot CBD office building known as Commerce Center, located in Nashville, Tennessee (the
"Commerce Center Property"). The Commerce Center Loan was originated on February
17, 2006 by or on behalf of Principal Commercial Funding II, LLC.

                                      IV-33

      THE BORROWER. The borrower is Commerce Street Associates, a Tennessee general partnership (the "Commerce Center Borrower"). James W. Ayers and Robert
C.H. Mathews, III, are the sponsors of the Commerce Center Loan. Combined, the two sponsors have over 55 years of real estate experience. Mr. Mathews' real estate ownership portfolio consists of five office buildings, one warehouse building, two apartment complexes, one retail building, and two parcels of undeveloped land. Mr. Ayers' real estate experience consists of his previous ownership of several nursing homes, ownership in the subject property, and ownership in two office/warehouse properties.

      THE PROPERTY. Commerce Center Property is an 11 story office building constructed in 2000 that contains a total of 228,567 square feet of net rentable area. Construction of the premises consists of a reinforced concrete and structural steel foundation, fireproof structural steel framing, concrete pre-cast exterior wall panels over batt insulation, an insulated glass in aluminum curtain wall with steel stud backup, brick facade, and a rubber membrane/stone ballasted roof. It is equipped with four passenger elevators, one service/freight elevator, and a 100% wet sprinkler system. Commerce Center is located at 211 Commerce Street, in Nashville, Davidson County, Tennessee, which is at the intersection of 3rd Avenue North and Commerce Street in the heart of downtown Nashville.

-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                AVERAGE CONTRACT                                       % OF TOTAL       CUMULATIVE % OF TOTAL
                                      RENT          % OF TOTAL                      CONTRACT RENTAL        CONTRACT RENTAL
                 # OF LEASES    (ANNUALIZED) PER    SQUARE FEET    CUMULATIVE %       (ANNUALIZED)      (ANNUALIZED) REVENUES
    YEAR           ROLLING         SF ROLLING         ROLLING      OF SF ROLLING    REVENUES ROLLING           ROLLING
-----------------------------------------------------------------------------------------------------------------------------

   Vacant             --               --                --              --                --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2006              --               --                --              --                --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2007              --               --                --              --                --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2008              --               --                --              --                --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2009              --               --                --              --                --                     --
-----------------------------------------------------------------------------------------------------------------------------
    2010              12             $18.96             85%             85%               88%                    88%
-----------------------------------------------------------------------------------------------------------------------------
    2011              --               --                --             85%                --                    88%
-----------------------------------------------------------------------------------------------------------------------------
    2012              --               --                --             85%                --                    88%
-----------------------------------------------------------------------------------------------------------------------------
    2013              --               --                --             85%                --                    88%
-----------------------------------------------------------------------------------------------------------------------------
    2014              --               --                --             85%                --                    88%
-----------------------------------------------------------------------------------------------------------------------------
    2015              --               --                --             85%                --                    88%
-----------------------------------------------------------------------------------------------------------------------------
2016 & Beyond          4             $14.85             15%             100%              12%                    100%
-----------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Commerce Center Property:

------------------------------------------------------------------------------------------------------------------------------
                          CREDIT RATING                                              % OF TOTAL      ANNUALIZED
                             (FITCH/       TENANT     % OF        ANNUALIZED         ANNUALIZED     CONTRACT RENT     LEASE
          TENANT NAME     MOODY'S/S&P)      NRSF      NRSF     CONTRACT RENT ($)    CONTRACT RENT   ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Baker Donelson               --/--/--      90,717     39.7%      $ 1,718,180            41.0%          $ 18.94       9/7/2010
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Barge Waggoner               --/--/--      55,569     24.3%      $ 1,034,694            24.7%          $ 18.62      8/31/2010
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     146,286    64.0%      $ 2,752,874            65.7%          $ 18.82
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP         82,281     36.0%      $ 1,439,045            34.3%          $ 17.49       Various
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Vacant                         NAP            0        0.0%      $      0.00             0.0%          $  0.00         NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     228,567   100.0%      $ 4,191,919           100.0%          $ 18.34
------------------------------------------------------------------------------------------------------------------------------

                                      IV-34

      ESCROWS AND RESERVES. Beginning on March 1, 2011, the Commerce Center
Borrower shall make monthly TI/LC escrow payments of $10,417. Also, in the event
Baker Donelson and Barge Waggoner have not provided notice of renewal of their leases by October 1, 2009 for 100% of the space covered by their leases for at least a 3 year term, the Commerce Center Borrower shall deposit with lender an amount equal to $10 per square foot of unleased space to be paid equally over 13 months. Monthly escrow payments would commence October 1, 2009 through and including October 1, 2010. Upon occurrence of an event of default, Commerce
Street Associates, Borrower is required to deposit monthly 1/12th of the estimated annual taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Commerce Center Property is managed by The
Mathews Company which is an affiliate of the Commerce Center Borrower. The management agreement is subordinate to the Commerce Center Loan. The Mathews
Company is led by Robert C.H. Mathews, III who has over 25 years of experience in the ownership, management, leasing, brokerage/sales and development of real estate. The firm offers services including fee development, portfolio development, market analysis, property management, leasing, sales/brokerage, and general contracting/construction management.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Commerce Center Loan and the
Commerce Center Property is set forth on Appendix II hereto.

                                      IV-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-36

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 60 THOMPSON STREET
--------------------------------------------------------------------------------

                      [60 THOMPSON STREET PICTURES OMITTED]

                                      IV-37

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 60 THOMPSON STREET
--------------------------------------------------------------------------------

                        [60 THOMPSON STREET MAP OMITTED]

                                      IV-38

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 60 THOMPSON STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $29,000,000

CUT-OFF DATE BALANCE:                   $29,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH):          Baa3 / BBB-

FIRST PAYMENT DATE:                     December 1, 2005

INTEREST RATE:                          5.250%

AMORTIZATION:                           Interest only through November 1, 2010.
                                        Principal and interest payments of
                                        $160,139.07 beginning December 1, 2010
                                        through the anticipated maturity date.

ARD:                                    November 1, 2015

HYPERAMORTIZATION:                      After the ARD, the loan interest rate
                                        steps up to five percent (5%) above the
                                        greater of (i) the initial Interest Rate
                                        and (ii) the Treasury Rate.

MATURITY DATE:                          November 1, 2035

EXPECTED ARD BALANCE:                   $26,882,584

SPONSORS:                               Lawrence Pomeranc, Michael Pomeranc,
                                        Jason Pomeranc

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of November
                                        1, 2009 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter.  Prepayable
                                        without penalty from and after August 1,
                                        2015.

LOAN PER ROOM:                          $295,918

UP-FRONT RESERVES:                      RE Tax:           $314,771

ONGOING RESERVES:                       RE Tax:           $55,085 / month

                                        Insurance:        Springing

                                        FF&E:             3% of Revenues / month

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   2001 / NAP

OCCUPANCY(1):                           94.6%

ROOMS:                                  98

THE COLLATERAL:                         Luxury boutique hotel

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Thompson Hotel Manager LLC

MOST RECENT NET OP. INCOME:             $6,260,933

2ND MOST RECENT NET OP. INCOME:         $4,346,756

3RD MOST RECENT NET OP. INCOME:         $4,066,501

U/W NET OP. INCOME:                     $6,006,841

U/W NET CASH FLOW:                      $5,448,340

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $66,600,000

CUT-OFF DATE LTV:                       43.5%

ARD LTV:                                40.4%

DSCR:                                   3.53x

POST IO DSCR:                           2.84x
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve months financials dated December
      31, 2005.

THE 60 THOMPSON STREET LOAN

      THE LOAN. The eighth largest loan (the "60 Thompson Street Loan") as evidenced by the Promissory Note (the "60 Thompson Street Note") is secured by a first priority fee Mortgage and Agreement of Consolidation and Modification of
Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (the
"60 Thompson Street Mortgage") encumbering the 98-guestroom luxury hotel known as 60 Thompson Street, located in Manhattan's SoHo district of New York, New
York (the "60 Thompson Street Property"). The 60 Thompson Street Loan was
originated on October 11, 2005 by or on behalf of Wells Fargo Bank, National
Association.

      THE BORROWER. The borrower is Thompson Street Associates LLC, a New York limited liability company (the "60 Thompson Street Borrower") that owns no material asset other than the 60 Thompson Street Property and related interests.
The 60 Thompson Street Borrower is a single purpose bankruptcy remote entity, structured with an independent director. The 60 Thompson Street Borrower is

                                      IV-39

owned by Jack Pomeranc (40% ownership interest) and Jason Pomeranc, Lawrence
Pomeranc and Michael Pomeranc (each owning 19.833% interest) (collectively, the
"Pomeranc Family"). The remaining 0.5% interest is owned by Thompson Street
Hotel Corp., an entity that is owned by Jason Pomeranc, Lawrence Pomeranc and
Michael Pomeranc (collectively, the "Pomeranc Brothers"). The Pomeranc Family owns and operates a national real estate portfolio and is active in hospitality and residential property investment, development and management. The 60 Thompson
Street Loan is sponsored by the Pomeranc Brothers.

      THE PROPERTY. The 60 Thompson Street Property is operated by Thompson
Hotel Associates LLC, a 60 Thompson Street Borrower related entity, and consists of a twelve-story building, originally constructed in 2001, on approximately
0.15 acres, and includes 98 luxury hotel guestrooms located on floors 3 through
12. There are 30 queen rooms; 48 king rooms; 10 double-double rooms; 7 one-bedroom suites; 2 Thompson suites (one-bedroom lofted guestroom suites); and
1 penthouse. The rooms are considered to be larger than average for Manhattan, with areas ranging between 325 sf to 600 sf, and offer amenities including flat screen televisions, high speed internet, dual line phones, DVD/CD stereos, as well as designer linens and soft goods. Food and beverage services are provided by a third party operator, which operates a 24-hour room service, a 40-seat cafe, a 100-seat bar/restaurant located on the second floor, a 175-seat rooftop lounge, as well as the acclaimed 120-seat Kittichai restaurant located on the first floor. The 60 Thompson Street Property is located in Manhattan's SoHo district of New York, New York, on Thompson Street between Spring and Broome
Streets, in an area best known for its boutiques, studios, galleries and restaurants.

--------------------------------------------------------------------------------------------------------------------
                              SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                      COMPETITIVE SET                  60 THOMPSON STREET                 PENETRATION FACTOR

 YEAR        OCCUPANCY      ADR       REVPAR     OCCUPANCY     ADR       REVPAR    OCCUPANCY      ADR       REVPAR
--------------------------------------------------------------------------------------------------------------------

 2003          81.4%      $284.61     $231.60      91.9%     $297.08    $272.98     112.9%      104.4%      117.9%
--------------------------------------------------------------------------------------------------------------------
 2004          82.5%      $323.08     $266.60      93.3%     $324.05    $302.50     113.1%      100.3%      113.5%
--------------------------------------------------------------------------------------------------------------------
 2005          84.9%      $369.67     $313.79      94.6%     $382.67    $362.00     111.4%      103.5%      115.4%
--------------------------------------------------------------------------------------------------------------------

(1)   The above table is based on data provided by STR Reports.

      ESCROWS AND RESERVES. The 60 Thompson Street Borrower is required to escrow real estate taxes monthly. Insurance reserves are waived provided no default has occurred and the Property is covered under a Borrower blanket insurance policy that has been approved by Lender. The 60 Thompson Street
Borrower is also required to escrow three percent (3%) of Gross Revenues for
FF&E on a monthly basis.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox will be established on the earlier of the following trigger events: (i) the occurrence and continuance of a loan event of default; (ii) the occurrence of the Borrower's exercise of the
Mezzanine Option; or (iii) the loan has not been paid in full on or before the
Anticipated Maturity Date.

      PROPERTY MANAGEMENT. The 60 Thompson Street Property is managed by
Thompson Hotel Manager LLC, an affiliate of the 60 Thompson Street Loan's sponsor. The management agreement is subordinate to the 60 Thompson Street Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The borrower may incur future mezzanine financing (the "Mezzanine Loan") secured by a pledge of 100% of the direct or indirect equity ownership interest in Borrower held by Mezzanine
Borrower (the "Equity Collateral") subject to certain conditions as detailed in the loan documents including but not limited to: (i) the combined DSCR of not less than 1.40x; (ii) the combined LTV ratio shall not exceed 80%; (iii) the
Mezzanine Loan term is co-terminus with the Mortgage loan; (iv) the mezzanine lender must be an institutional lender that satisfies Rating Agency criteria;
(v) the delivery of intercreditor documents acceptable to lender and applicable rating agencies; (vi) the delivery of a new non-consolidation opinion; and (vii)
a "no downgrade" confirmation from applicable rating agencies.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the 60 Thompson Street Loan and the 60 Thompson Street Property is set forth on Appendix II hereto.

                                      IV-40

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - 1 ROUTE 46 WEST
--------------------------------------------------------------------------------

                       [1 ROUTE 46 WEST PICTURES OMITTED]

                                      IV-41

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - 1 ROUTE 46 WEST
--------------------------------------------------------------------------------

                          [1 ROUTE 46 WEST MAP OMITTED]

                                      IV-42

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - 1 ROUTE 46 WEST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $24,000,000

CUT-OFF DATE BALANCE:                   $24,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH):          NAP

FIRST PAYMENT DATE:                     February 1, 2006

INTEREST RATE:                          5.467%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 1, 2016

EXPECTED MATURITY BALANCE:              $24,000,000

SPONSORS:                               Joseph Prestifilippo and Thomas Ruane

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of December
                                        14, 2008 or 2 years after the REMIC
                                        "start-up" date with U.S. Treasury
                                        defeasance or the payment of the greater
                                        of a yield maintenance premium and 1% of
                                        the principal balance thereafter.
                                        Prepayable without penalty from and
                                        after September 1, 2015.

LOAN PER SF(1):                         $113.50

UP-FRONT RESERVES:                      Deferred Maintenance:   $6,248

ONGOING RESERVES:                       RE Tax:                 Springing

                                        Insurance:              Springing

                                        Cap Ex:                 Springing

                                        TI/LC:                  Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Mixed Use

PROPERTY SUB-TYPE:                      Retail/Hospitality

LOCATION:                               Totowa, NJ

YEAR BUILT/RENOVATED:                   1983/1997 / NAP

PERCENT LEASED / OCCUPANCY(2):          100.0% (Retail) / 79.6% (Hospitality)

SQUARE FOOTAGE / ROOMS(2):              111,462 (Retail) / 155 (Hospitality)

THE COLLATERAL:                         Mixed Use center consisting of a Holiday
                                        Inn and several retail tenants

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Holiday 46, SPE, Inc.

MOST RECENT NET OP. INCOME:             $3,158,105

2ND MOST RECENT NET OP. INCOME:         $3,098,198

3RD MOST RECENT NET OP. INCOME:         $3,054,256

U/W NET OP. INCOME:                     $3,274,354

U/W NET CASH FLOW:                      $3,170,322

U/W OCCUPANCY(3):                       96.8%

APPRAISED VALUE:                        $41,000,000

CUT-OFF DATE LTV:                       58.5%

MATURITY DATE LTV:                      58.5%

DSCR:                                   2.38x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The Loan per SF shown is based on the retail square footage of the property and 100,000 square feet for the 155-room Holiday Inn
      (approximation per the appraiser).

(2)   The property is a mixed use center comprising 111,462 square feet of retail space and a 155-room Holiday Inn. Percent leased for the retail is based on a rent roll dated February 3, 2006. The occupancy for the hospitality component is based on trailing 12-month operating statements through December 31, 2005.

(3)   The underwritten occupancy assumes a 5% vacancy against the retail space and occupancy of 79.6% for the hotel.

THE 1 ROUTE 46 WEST LOAN

      THE LOAN. The ninth largest loan (the "1 Route 46 West Loan") is evidenced by one promissory note and is secured by a first priority mortgage on the 1
Route 46 West mixed use retail-hospitality property located in Totowa, New
Jersey (the "1 Route 46 West Property"). The 1 Route 46 West Loan was originated on December 14, 2005 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Holiday 46, L.L.C., a New Jersey limited liability company (the "1 Route 46 West Borrower") that owns no material asset other than the 1 Route 46 West Property and related interests. The Holiday Inn at the property operates under an operating lease with the tenant owned by the same principals as the 1 Route 46 West Borrower. The 1 Route 46 West Borrower is
owned by Joseph Prestifilippo (approx. 25%), Thomas Ruane (approx. 26%), and others (none with greater than a 20% interest). Joseph Prestifilippo and Thomas
Ruane, have been developing, managing and owning commercial and residential property in New Jersey and the continental United States for over 25 years.

                                      IV-43

      THE PROPERTY. The 1 Route 46 West Property is a mixed use center consisting of 111,462 square feet of retail space and a 155-room Holiday Inn on an 11 acre site located in Totowa, New Jersey. The 1 Route 46 West Property is
located in a large retail corridor along Route 46 that includes large retail tenants such as Target, Home Depot and Kohls in addition to the 1.5 million square foot Willowbrook Mall. The retail component of the 1 Route 46 West
Property encompasses 111,462 square feet and is 100% leased to 11 retail tenants including two anchors, a 25,595 square foot CompUSA and a 23,640 square foot
Petco. The retail component of the 1 Route 46 West Property has been 100%
occupied for over five years. The hotel component of the 1 Route 46 West
Property is the Holiday Inn of Totowa, a 5-story, 155-room, full-service hotel that has been owned and operated by the principals of the 1 Route 46 West
Borrower since 1984. The hotel features banquet and meeting space to accommodate from 10 to 300 people, a fitness room, a business center, a restaurant, and over
500 indoor and outdoor parking spaces.

      The following table presents certain information relating to the performance of the hotel at the 1 Route 46 West Property:

--------------------------------------------------------------------------------------------------------------------
                              SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                      COMPETITIVE SET                HOLIDAY INN OF TOTOWA                    PENETRATION FACTOR

 YEAR        OCCUPANCY      ADR       REVPAR     OCCUPANCY     ADR       REVPAR    OCCUPANCY      ADR       REVPAR
--------------------------------------------------------------------------------------------------------------------

 2002          69.3%      $92.96      $64.37       76.1%     $101.68     $77.34     109.8%      109.4%      120.1%
--------------------------------------------------------------------------------------------------------------------
 2003          67.3%      $89.38      $60.18       71.3%      $96.37     $68.71     105.9%      107.8%      114.2%
--------------------------------------------------------------------------------------------------------------------
 2004          68.4%      $89.46      $61.22       76.8%      $91.67     $70.39     112.3%      102.5%      115.0%
--------------------------------------------------------------------------------------------------------------------
 2005          71.5%      $87.38      $62.52       79.6%      $96.31     $76.63     111.3%      110.2%      122.6%
--------------------------------------------------------------------------------------------------------------------

(1)   The data for the competitive set is based on a STR report provided by
      Smith Travel Research while the property data is based on borrower provided operating statements.

The following table presents certain information relating to the major retail tenants at the 1 Route 46 West Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             % OF TOTAL     ANNUALIZED
                              CREDIT RATING                                  ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                                    UNDERWRITTEN    UNDERWRITTEN     BASE RENT      LEASE
    TENANT NAME(1)           MOODY'S/S&P)(2)   TENANT NRSF   % OF NRSF(3)   BASE RENT ($)   BASE RENT(3)   ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

CompUSA                        --/--/--           25,595          23%          $520,858          23%         $20.35       03/13/2013
------------------------------------------------------------------------------------------------------------------------------------
Petco                          --/Ba2/BB          23,640          21%          $478,710          21%         $20.25       12/31/2015
------------------------------------------------------------------------------------------------------------------------------------
Lenscrafters                   --/--/--           18,200          16%          $638,649          28%         $35.09       07/01/2007
------------------------------------------------------------------------------------------------------------------------------------
Guitar Center                  --/B1/BB           16,285          15%          $233,740          10%         $14.35       11/06/2009
------------------------------------------------------------------------------------------------------------------------------------
Ultimate Fitness               --/--/--            9,000           8%           $65,225           3%          $7.25       08/31/2007
------------------------------------------------------------------------------------------------------------------------------------
Ski Barn                       --/--/--            7,850           7%          $128,567           6%         $16.38       08/18/2009
------------------------------------------------------------------------------------------------------------------------------------
Green's Court Restaurant       --/--/--            6,440           6%          $115,393           5%         $17.92       09/01/2006
------------------------------------------------------------------------------------------------------------------------------------
Goalie School                  --/--/--            3,000           3%           $24,000           1%          $8.00           MTM
------------------------------------------------------------------------------------------------------------------------------------
Oxford Pharmacy                --/--/--            1,200           1%           $21,600           1%         $18.00           MTM
------------------------------------------------------------------------------------------------------------------------------------
Verizon                         A+/A3/A              252           0%           $33,821           1%        $134.21       02/01/2007
------------------------------------------------------------------------------------------------------------------------------------
Billboard Space                --/--/--                0           0%           $16,224           1%            NAP           MTM
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           111,462         100%        $2,276,787         100%         $20.28
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP                NAP          NAP               NAP          NAP            NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
Vacant Space                      NAP                NAP          NAP               NAP          NAP            NAP         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           111,462         100%        $2,276,787         100%         $20.28
------------------------------------------------------------------------------------------------------------------------------------

(1)   The above schedule only reflects the square footage leased to and the income derived from the 111,462 square feet of retail space at the 1 Route
      46 West Property.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   May not sum to 100% due to rounding.

                                      IV-44

-------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE(1)

                                     AVERAGE        % OF TOTAL                          % OF TOTAL        CUMULATIVE % OF TOTAL
                  # OF LEASES   UNDERWRITTEN RENT   SQUARE FEET   CUMULATIVE % OF   UNDERWRITTEN RENTAL    UNDERWRITTEN RENTAL
    YEAR            ROLLING      PER SF ROLLING       ROLLING       SF ROLLING       REVENUES ROLLING       REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------------

   Vacant             --               --               --               --                 --                      --
-------------------------------------------------------------------------------------------------------------------------------
     MTM               3              14.72             4%               4%                 3%                      3%
-------------------------------------------------------------------------------------------------------------------------------
    2006               1              17.92             6%              10%                 5%                      8%
-------------------------------------------------------------------------------------------------------------------------------
    2007               3              26.87             25%             34%                 32%                    40%
-------------------------------------------------------------------------------------------------------------------------------
    2008              --               --               --              34%                 --                     40%
-------------------------------------------------------------------------------------------------------------------------------
    2009               2              15.01             22%             56%                 16%                    56%
-------------------------------------------------------------------------------------------------------------------------------
    2010              --               --               --              56%                 --                     56%
-------------------------------------------------------------------------------------------------------------------------------
    2011              --               --               --              56%                 --                     56%
-------------------------------------------------------------------------------------------------------------------------------
    2012              --               --               --              56%                 --                     56%
-------------------------------------------------------------------------------------------------------------------------------
    2013               1              20.35             23%             79%                 23%                    79%
-------------------------------------------------------------------------------------------------------------------------------
    2014              --               --               --              79%                 --                     79%
-------------------------------------------------------------------------------------------------------------------------------
    2015               1              20.25             21%            100%                 21%                   100%
-------------------------------------------------------------------------------------------------------------------------------
2016 & Beyond         --               --               --             100%                 --                    100%
-------------------------------------------------------------------------------------------------------------------------------

(1)   The above schedule only reflects the square footage leased to and the income derived from the 111,462 square feet of retail space at the 1 Route
      46 West Property.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if (i)
an event of default occurs, (ii) the 1 Route 46 West Borrower fails to provide evidence of payment, or (iii) the DSCR based on the previous 6 months falls below 1.15x. Cap Ex reserves spring if the DSCR based on the previous 6 months falls below 1.15x. TI/LC reserves spring if the DSCR based on the previous 6 months falls below 1.15x or the occupancy at the 1 Route West 46 Property falls below 60%.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 1 Route 46 West Loan.

      PROPERTY MANAGEMENT. The 1 Route 46 West Property is managed by Holiday
46, SPE, Inc., which is an affiliate of 1 Route 46 West Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not Allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 1 Route
46 West Borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to:
(i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%, and (iii) the combined DSCR is not less than 1.75x.

      RELEASE OF PARCELS. Not Allowed.

      Certain additional information regarding the 1 Route 46 West Loan and the
1 Route 46 West Property is set forth on Appendix II hereto.

                                      IV-45

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      IV-46

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - HOPEWELL CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

              [HOPEWELL CROSSING SHOPPING CENTER PICTURES OMITTED]

                                      IV-47

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - HOPEWELL CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

                 [HOPEWELL CROSSING SHOPPING CENTER MAP OMITTED]

                                      IV-48

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 10 - HOPEWELL CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                       $23,000,000

CUT-OFF DATE BALANCE:                   $22,932,846

LOAN PURPOSE:                           Refinance

SHADOW RATING (MOODY'S/FITCH):          NAP

FIRST PAYMENT DATE:                     March 1, 2006

INTEREST RATE:                          6.35%

AMORTIZATION:                           300 months

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          February 1, 2021

EXPECTED MATURITY BALANCE:              $14,104,641

SPONSORS:                               Kenneth Cohen; Louis B. Rappaport;
                                        Jonathan Gelmen; David Kasoff; Anthony
                                        Mazucca

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of March
                                        1, 2009 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter.  Prepayable
                                        without penalty from and after
                                        November 1, 2020.

LOAN PER SF:                            $210.41

UP-FRONT RESERVES:                      RE Tax:         $21,120

                                        Other:          $5,154,386

ONGOING RESERVES:                       RE Tax:         $21,120 /  month

                                        Insurance:      Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Hopewell, NJ

YEAR BUILT/RENOVATED:                   2005 / NAP

PERCENT LEASED(1):                      99.0%

SQUARE FOOTAGE:                         108,993

THE COLLATERAL:                         Multi-tenant grocery anchored retail
                                        center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Hopewell TC Management, LLC

MOST RECENT NET OP. INCOME:             NAP

2ND MOST RECENT NET OP. INCOME:         NAP

3RD MOST RECENT NET OP. INCOME:         NAP

U/W NET OP. INCOME:                     $2,196,886

U/W NET CASH FLOW:                      $2,158,740

U/W OCCUPANCY:                          96.0%

APPRAISED VALUE:                        $32,300,000

CUT-OFF DATE LTV:                       71.0%

MATURITY DATE LTV:                      43.7%

DSCR:                                   1.17x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated January 20, 2006.

THE HOPEWELL CROSSING SHOPPING CENTER LOAN

      THE LOAN. The tenth largest loan (the "Hopewell Crossing Shopping Center
Loan") as evidenced by the Secured Promissory Note (the "Hopewell Crossing
Shopping Center Note") is secured by a first priority fee Mortgage and Security
Agreement, Assignment of Deed of Trust and Assignment of Leases and Rents (the
"Hopewell Crossing Shopping Center Mortgage") encumbering the 108,993 square foot anchored retail center known as Hopewell Crossing Shopping Center, located in Hopewell, New Jersey (the "Hopewell Crossing Shopping Center Property"). The
Hopewell Crossing Shopping Center Loan was originated on January 20, 2006 by or on behalf of Principal Commercial Funding, LLC.

      THE BORROWER. The borrower is a tenant in common structure which consists of Hopewell TC Investment, L.P. and Hopewell Town Center Associates, L.P. (the
"Hopewell Crossing Shopping Center Borrower"). Each tenant in common owns a 50%
undivided tenant-in-common interest in the Hopewell Crossing Shopping Center
Property. Hopewell TC Management LLC & Hopewell TC Associates Inc., the managing members in each respective entity, are comprised of Ken Cohen, Louis Rappaport,
John Gelmen, David Kasoff, and

                                      IV-49

Anthony Mazucca. Each of these individuals are also the sponsors of the Hopewell
Crossing Shopping Center Loan. Combined, the sponsors have 125 years of real estate experience.

      THE PROPERTY. The Hopewell Crossing Shopping Center Property is a Super
Stop & Shop anchored shopping center comprised of 98,627 square feet of retail space, 10,366 square feet of 2nd story office space and 3 pad sites. The property was constructed in 2005. The property is located on 26.52 acres of land and onsite parking is provided for 554 vehicles (5.08 spaces/1,000 square feet).
The Hopewell Crossing Shopping Center Property is located at the lighted intersection of Route 31 and Denow Road, in Hopewell, Mercer County, New Jersey.
Ingress/egress are provided to the property from Route 31 and Denow Road and traffic counts at the property are 28,000 vehicles/day. Hopewell is located 10 miles north of Trenton, 8 miles west of Princeton, 45 miles northeast of
Philadelphia, and is approximately 60 miles southwest of New York.

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                AVERAGE CONTRACT                                        % OF TOTAL        CUMULATIVE % OF TOTAL
                                      RENT           % OF TOTAL                      CONTRACT RENTAL         CONTRACT RENTAL
                  # OF LEASES   (ANNUALIZED) PER    SQUARE FEET    CUMULATIVE %        (ANNUALIZED)       (ANNUALIZED) REVENUES
    YEAR            ROLLING        SF ROLLING         ROLLING     OF SF ROLLING      REVENUES ROLLING            ROLLING
-------------------------------------------------------------------------------------------------------------------------------

   Vacant              --              --                1%             1%                  --                      --
-------------------------------------------------------------------------------------------------------------------------------
    2006               --              --                0%             1%                  --                      --
-------------------------------------------------------------------------------------------------------------------------------
    2007               --              --                0%             1%                  --                      --
-------------------------------------------------------------------------------------------------------------------------------
    2008               1             $23.00              2%             3%                  2%                      2%
-------------------------------------------------------------------------------------------------------------------------------
    2009               1             $15.27              2%             4%                  1%                      3%
-------------------------------------------------------------------------------------------------------------------------------
    2010               7             $20.37             21%            25%                 22%                     25%
-------------------------------------------------------------------------------------------------------------------------------
    2011               5             $19.88             12%            37%                 12%                     37%
-------------------------------------------------------------------------------------------------------------------------------
    2012               --              --                --            37%                  --                     37%
-------------------------------------------------------------------------------------------------------------------------------
    2013               --              --                --            37%                  --                     37%
-------------------------------------------------------------------------------------------------------------------------------
    2014               --              --                --            37%                  --                     37%
-------------------------------------------------------------------------------------------------------------------------------
    2015               5             $24.73             10%            46%                 12%                     50%
-------------------------------------------------------------------------------------------------------------------------------
2016 & Beyond          2             $18.26             54%           100%                 50%                    100%
-------------------------------------------------------------------------------------------------------------------------------

       The following table presents certain information relating to the major tenants at the Hopewell Crossing Shopping Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                   CREDIT RATING                             ANNUALIZED    % OF TOTAL      ANNUALIZED
                                      (FITCH/                                 CONTRACT     ANNUALIZED     CONTRACT RENT     LEASE
          TENANT NAME              MOODY'S/S&P)    TENANT NRSF   % OF NRSF    RENT ($)    CONTRACT RENT   ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Stop & Shop Supermarket Company     BB/Ba1/BB+       56,754        52.1%     $1,035,761       49.1%          $18.25       06/1/2025
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               56,754        52.1%     $1,035,761       49.1%          $18.25
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP          51,139        46.9%     $1,073,447       50.9%          $20.99        Various
------------------------------------------------------------------------------------------------------------------------------------
Vacant                                  NAP           1,100        1.0%        $0.00          0.0%            $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               108,993      100.0%     $2,109,208      100.0%          $19.35
------------------------------------------------------------------------------------------------------------------------------------

      ESCROWS AND RESERVES. The Hopewell Crossing Shopping Center Borrower
deposited three escrows at closing. First an escrow of $4,700,000 until Super
Stop & Shop is in full occupancy. These funds will be released upon: 1) The premises stabilizing and maintaining contractual NNN base rental payments
(including pad sites) of at least $2,272,000 annualized without concessions or annualized actual discounts; 2) Satisfaction of lender's standard release requirements; 3) DSCR of 1.20x, based on actual NOI; 4) The premises being 95%
leased and occupied; 5) Super Stop & Shop is in full occupancy & paying rent;
and 6) the remaining construction close-out items have been completed and paid for. Second, an escrow of $387,786 until Blue Ribbon Industries, Hopewell Valley
Community Bank, Valley Liquors, Huntington Learning Center, Gloria Nilson GMAC,
The Learning Experience, Hopewell Physical Therapy, and Adio Chiropractic take occupancy and begin paying rent. Lastly, an escrow of $66,600, until Super Stop
& Shop opens and the tenants paying discounted rents begin paying 100% rent.
Also upon occurrence of an event of default, Hopewell Crossing Shopping Center
Borrower is required to deposit monthly 1/12th of the estimated annual insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Hopewell Crossing Shopping Center Property is
managed by Hopewell TC Management, LLC which is an affiliate of the Hopewell
Crossing Shopping Center Borrower. The management agreement is subordinate to the Hopewell Crossing Shopping Center Loan. Hopewell TC Management, LLC is a
real estate investment and development company comprised of John

                                      IV-50

Gelman, Ken Cohen, and Louis Rappaport, who are three of the sponsors for the
Hopewell Crossing Shopping Center loan. These three sponsors currently manage a diversified portfolio totaling 2.2 million square feet of retail and industrial properties in Pennsylvania, New Jersey, and Massachusetts.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Hopewell Crossing Shopping
Center Loan and the Hopewell Crossing Shopping Center Property is set forth on
Appendix II hereto.

                                      IV-51

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                 DISTRIBUTION DATE STATEMENT

                     -------------------------------------------------------------------------------------
                     STATEMENT SECTIONS                                                            PAGE(S)
                     ------------------                                                            -------

                     Certificate Distribution Detail                                                  2
                     Certificate Factor Detail                                                        3
                     Reconciliation Detail                                                            4
                     Other Required Information                                                       5
                     Cash Reconciliation                                                              6
                     Ratings Detail                                                                   7
                     Current Mortgage Loan and Property Stratification Tables                       8 - 10
                     Mortgage Loan Detail                                                             11
                     Principal Prepayment Detail                                                      12
                     Historical Detail                                                                13
                     Delinquency Loan Detail                                                          14
                     Specially Serviced Loan Detail                                                15 - 16
                     Modified Loan Detail                                                             17
                     Liquidated Loan Detail                                                           18
                     Historical Bond / Collateral Realized Loss Reconciliation                        19
                     Supplemental Reporting                                                           20
                     -------------------------------------------------------------------------------------

                 DEPOSITOR                                     MASTER SERVICER                             SPECIAL SERVICER
-------------------------------------------      -------------------------------------------      ----------------------------------

Bear Stearns Commercial Mortgage Securities      Wells Fargo Bank, N.A.                           ARCap Servicing, Inc.
383 Madison Avenue                               1320 Willow Pass Road, Suite 300                 5221 N. O'Connor Blvd., Ste. 600
New York, NY 10179                               Concord, CA 94520                                Irving, TX 75039

Contact:         General Information Number      Contact:             Myung J. Nam                Contact:       Chris Crouch
Phone Number:    (212) 272-2000                  Email:     investorreporting@wellsfargo.com      Phone Number:  (972) 868-5300
-------------------------------------------      -------------------------------------------      ----------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                                                                        Page 1 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                          CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Realized
                                                                                        Loss/
                                                                                      Additional
                                                                                        Trust                             Current
              Pass-Through  Original  Beginning   Principal     Interest    Prepayment   Fund       Total      Ending  Subordination
Class  CUSIP     Rate       Balance    Balance   Distribution Distribution   Premium   Expenses  Distribution  Balance   Level (1)
------------------------------------------------------------------------------------------------------------------------------------

 A-1           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-2           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-3           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-AB          0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-4           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-1A          0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-M           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 A-J           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  B            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  C            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  D            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  E            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  F            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  G            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  H            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  J            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  K            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  L            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  M            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  N            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  O            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
  P            0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 R-I           0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
 R-II          0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
R-III          0.000000%       0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                         0.00     0.00         0.00         0.00         0.00      0.00        0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                            Original  Beginning                                           Ending
              Pass-Through  Notional  Notional     Interest    Prepayment     Total      Notional
Class  CUSIP      Rate       Amount    Amount    Distribution   Premium    Distribution   Amount
-------------------------------------------------------------------------------------------------

  X            0.000000%      0.00      0.00         0.00         0.00         0.00        0.00
-------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B)
the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                                                                        Page 2 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE FACTOR DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Realized Loss/
                          Beginning          Principal          Interest        Prepayment       Additional Trust         Ending
Class        CUSIP         Balance          Distribution      Distribution        Premium         Fund Expenses           Balance
------------------------------------------------------------------------------------------------------------------------------------

 A-1                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-2                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-3                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
A-AB                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-4                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
A-1A                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-M                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 A-J                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  B                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  C                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  D                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  E                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  F                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  G                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  H                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  J                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  K                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  L                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  M                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  N                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  O                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
  P                       0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
 R-I                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
R-II                      0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
R-III                     0.00000000          0.00000000        0.00000000       0.00000000            0.00000000         0.00000000
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                          Beginning                                               Ending
                           Notional           Interest         Prepayment        Notional
Class        CUSIP          Amount          Distribution        Premium           Amount
-------------------------------------------------------------------------------------------

  X                       0.00000000          0.00000000        0.00000000       0.00000000
-------------------------------------------------------------------------------------------

                                                                                                                        Page 3 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                             MASTER SERVICING FEE SUMMARY

  P & I Advances Outstanding                        0.00       Current Period Accrued Master Servicing Fees                     0.00
  Master Servicing Advances Outstanding             0.00       Less Master Servicing Fees on Delinquent Payments                0.00
  Reimbursements for Interest on P & I                         Less Reductions to Master Servicing Fees                         0.00
  Advances paid from general collections            0.00       Plus Master Servicing Fees on Delinquent Payments Received       0.00
  Reimbursements for Interest on Master Servicing              Plus Adjustments for Prior Master Servicing Calculation          0.00
  Advances paid from general collections            0.00       Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                 Net Aggregate                   Distributable                                            Unpaid
                      Accrued     Prepayment     Distributable    Certificate               Additional                 Distributable
          Accrual   Certificate    Interest       Certificate      Interest       WAC CAP   Trust Fund     Interest     Certificate
Class      Days      Interest      Shortfall       Interest       Adjustment     Shortfall   Expenses    Distribution    Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-2         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-3         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-AB        0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-4         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-1A        0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-M         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
 A-J         0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  X          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  B          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  C          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  D          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  E          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  F          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  G          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  H          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  J          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  K          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  L          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  M          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  N          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  O          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
  P          0             0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00           0.00            0.00            0.00        0.00        0.00           0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 4 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                              OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Additional Trust Fund Expenses/(Gains)                    0.00

Available Distribution Amount                            0.00
                                                                               Fees Paid to Special Servicer                    0.00

                                                                               Interest on Advances                             0.00

                                                                               Other Expenses of Trust                          0.00

Aggregate Number of Outstanding Loans                       0

Aggregate Unpaid Principal Balance of Loans              0.00     Appraisal Reduction Amount

Aggregate Stated Principal Balance of Loans              0.00     ------------------------------------------------------------
                                                                                 Appraisal       Cumulative       Most Recent
                                                                      Loan       Reduction          ASER           App. Red.
Aggregate Amount of Master Servicing Fee                 0.00        Number      Effected          Amount            Date
                                                                  ------------------------------------------------------------
Aggregate Amount of Special Servicing Fee                0.00

Aggregate Amount of Trustee Fee                          0.00

Aggregate Primary Servicing Fee                          0.00

Aggregate Paying Agent Fee                               0.00

Aggregate Trust Fund Expenses                            0.00

                                                                  ------------------------------------------------------------
                                                                      Total
                                                                  ------------------------------------------------------------

                                                                                                                        Page 5 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                              CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
TOTAL FUNDS COLLECTED                                                   TOTAL FUNDS DISTRIBUTED

  INTEREST:                                                               FEES:
    Interest paid or advanced                             0.00              Master Servicing Fee                          0.00
    Interest reductions due to Non-Recoverability                           Trustee Fee                                   0.00
      Determinations                                      0.00              Certificate Administration Fee                0.00
    Interest Adjustments                                  0.00              Insurer Fee                                   0.00
    Deferred Interest                                     0.00              Miscellaneous Fee                             0.00
    Net Prepayment Interest Shortfall                     0.00                                                                ------
    Net Prepayment Interest Excess                        0.00                  TOTAL FEES                                      0.00
    Extension Interest                                    0.00
    Interest Reserve Withdrawal                           0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                              ------        Reimbursement for Interest on Advances        0.00
       TOTAL INTEREST COLLECTED                                 0.00        ASER Amount                                   0.00
                                                                            Special Servicing Fee                         0.00
  PRINCIPAL:                                                                Rating Agency Expenses                        0.00
    Scheduled Principal                                   0.00              Attorney Fees & Expenses                      0.00
    Unscheduled Principal                                 0.00              Bankruptcy Expense                            0.00
      Principal Prepayments                               0.00              Taxes Imposed on Trust Fund                   0.00
      Collection of Principal after Maturity Date         0.00              Non-Recoverable Advances                      0.00
      Recoveries from Liquidation and Insurance Proceeds  0.00              Other Expenses                                0.00
      Excess of Prior Principal Amounts paid              0.00                                                                ------
      Curtailments                                        0.00                  TOTAL ADDITIONAL TRUST FUND EXPENSES            0.00
    Negative Amortization                                 0.00
    Principal Adjustments                                 0.00            INTEREST RESERVE DEPOSIT                              0.00
                                                              ------
       TOTAL PRINCIPAL COLLECTED                                0.00      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                            Interest Distribution                         0.00
  OTHER:                                                                    Principal Distribution                        0.00
    Prepayment Penalties/Yield Maintenance                0.00              Prepayment Penalties/Yield Maintenance        0.00
    Repayment Fees                                        0.00              Borrower Option Extension Fees                0.00
    Borrower Option Extension Fees                        0.00              Equity Payments Paid                          0.00
    Equity Payments Received                              0.00              Net Swap Counterparty Payments Paid           0.00
    Net Swap Counterparty Payments Received               0.00                                                                ------
                                                              ------            TOTAL PAYMENTS TO CERTIFICATEHOLDERS &
       TOTAL OTHER COLLECTED                                    0.00              OTHERS                                        0.00
                                                              ------                                                          ------
TOTAL FUNDS COLLECTED                                           0.00      TOTAL FUNDS DISTRIBUTED                               0.00
                                                              ======                                                          ======

                                                                                                                        Page 6 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

                         -------------------------------------------------------------------------
                                                Original Ratings            Current Ratings (1)
                                            -------------------------   --------------------------
                          Class    CUSIP    Fitch    Moody's    S & P   Fitch    Moody's    S & P
                         -------------------------------------------------------------------------

                           A-1
                           A-2
                           A-3
                          A-AB
                           A-4
                          A-1A
                           A-M
                           A-J
                            X
                            B
                            C
                            D
                            E
                            F
                            G
                            H
                            J
                            K
                            L
                            M
                            N
                            O
                            P
                         -------------------------------------------------------------------------

     NR - Designates that the class was not rated by the above agency at the time of original issuance.
      X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
    N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                      Moody's Investors Service                         Standard & Poor's Rating Services
One State Street Plaza                           99 Church Street                                  55 Water Street
New York, New York 10004                         New York, New York 10007                          New York, New York 10041
(212) 908-0500                                   (212) 553-0300                                    (212) 438-2430

                                                                                                                        Page 7 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                       SCHEDULED BALANCE                                                       STATE (3)

----------------------------------------------------------------    ----------------------------------------------------------------
                                  % of                                                                % of
 Scheduled    # of    Scheduled   Agg.   WAM          Weighted                    # of    Scheduled   Agg.   WAM          Weighted
  Balance     loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)        State     Props.   Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                        Page 8 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                  DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)

----------------------------------------------------------------    ----------------------------------------------------------------
Debt Service                      % of                                                                % of
  Coverage    # of    Scheduled   Agg.   WAM          Weighted        Property    # of    Scheduled   Agg.   WAM          Weighted
   Ratio      loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)        Type      Props.   Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

                            NOTE RATE                                                          SEASONING

----------------------------------------------------------------    ----------------------------------------------------------------
                                  % of                                                                % of
    Note      # of    Scheduled   Agg.   WAM          Weighted                    # of    Scheduled   Agg.   WAM          Weighted
    Rate      loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)     Seasoning    loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

See footnotes on last page of this section.

                                                                                                                        Page 9 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

       ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)

----------------------------------------------------------------    ----------------------------------------------------------------
Anticipated                       % of                               Remaining                        % of
 Remaining    # of    Scheduled   Agg.   WAM          Weighted         Stated     # of    Scheduled   Agg.   WAM          Weighted
  Term (2)    loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)        Term      loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

      REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                       AGE OF MOST RECENT FINANCIAL INFORMATION

----------------------------------------------------------------    ----------------------------------------------------------------
 Remaining                        % of                                                                % of
Amortization  # of    Scheduled   Agg.   WAM          Weighted      Age of Most   # of    Scheduled   Agg.   WAM          Weighted
    Term      loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)     Recent NOI   loans    Balance    Bal.   (2)   WAC  Avg DSCR (1)
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
   Totals                                                              Totals
----------------------------------------------------------------    ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new Financial Information figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                                                                       Page 10 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Anticipated                 Neg.     Beginning
 Loan              Property                       Interest    Principal     Gross      Repayment     Maturity     Amort    Scheduled
Number    ODCR     Type (1)     City     State    Payment      Payment      Coupon       Date          Date       (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
          Ending        Paid     Appraisal     Appraisal      Res.      Mod.
 Loan     Scheduled     Thru     Reduction     Reduction     Strat.     Code
Number    Balance       Date       Date         Amount        (2)       (3)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------

         (1) Property Type Code                             (2) Resolution Strategy Code                    (3) Modification Code
         ----------------------                             ----------------------------                    ---------------------

MF - Multi-Family    OF - Office         1 - Modification  6 - DPO             10 - Deed In Lieu Of      1 - Maturity Date Extension
RT - Retail          MU - Mixed Use      2 - Foreclosure   7 - REO                  Foreclosure          2 - Authorization Change
HC - Health Care     LO - Lodging        3 - Bankruptcy    8 - Resolved        11 - Full Payoff          3 - Principal Write-Off
IN - Industrial      SS - Self Storage   4 - Extension     9 - Pending Return  12 - Reps and Warranties  4 - Combination
WH - Warehouse       OT - Other          5 - Note Sale         to Master       13 - Other or TBD
MH - Mobile Home                                               Servicer
     Park

                                                                                                                       Page 11 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                              PRINCIPAL PREPAYMENT DETAIL

       --------------------------------------------------------------------------------------------------------------------
                                            Principal Prepayment Amount                   Prepayment Penalties
                     Offering Document   ----------------------------------   ---------------------------------------------
       Loan Number    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Charge
       --------------------------------------------------------------------------------------------------------------------

       --------------------------------------------------------------------------------------------------------------------
         Totals
       --------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 12 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                 HISTORICAL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Delinquencies                                                         Prepayments
------------------------------------------------------------------------------------------------------   ---------------------------
Distribution    30-59 Days    60-89 Days   90 Days or More   Foreclosure       REO       Modifications   Curtailments      Payoff
   Date        #   Balance   #   Balance   #       Balance   #   Balance    #  Balance   #     Balance   #    Balance    #  Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

   Rate and Maturities
---------------------------
Next Weighted Avg.
---------------------------
Coupon       Remit     WAM
---------------------------

---------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                                                                                                                       Page 13 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                Offering        # of                    Current    Outstanding   Status of   Resolution
                Document       Months    Paid Through    P & I        P & I      Mortgage     Strategy     Servicing     Foreclosure
Loan Number  Cross-Reference   Delinq.       Date       Advances    Advances      Loan (1)    Code (2)   Transfer Date       Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
             Actual    Outstanding
              Loan      Servicing                      REO
Loan Number  Balance    Advances     Bankruptcy Date   Date
-------------------------------------------------------------

-------------------------------------------------------------
  Totals
-------------------------------------------------------------

                   (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                   ---------------------------                                        ----------------------------

A - Payments Not Received      2 - Two Months Delinquent             1 - Modification  6 - DPO              10 - Deed In Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure   7 - REO                   Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy    8 - Resolved         11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension     9 - Pending Return   12 - Reps and Warranties
0 - Current                    7 - Foreclosure                       5 - Note Sale         to Master        13 - Other or TBD
1 - One Month Delinquent       9 - REO                                                     Servicer

                                                                                                                       Page 14 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                          SPECIALLY SERVICED LOAN DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                            Offering       Servicing   Resolution                                                             Net
Distribution     Loan       Document       Transfer     Strategy     Scheduled   Property            Interest    Actual    Operating
    Date        Number   Cross-Reference     Date       Code (1)      Balance    Type (2)    State     Rate     Balance      Income
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                             Remaining
Distribution     NOI               Note      Maturity       Amortization
    Date        Date     DSCR      Date        Date             Term
------------------------------------------------------------------------

------------------------------------------------------------------------

                           (1) Resolution Strategy Code                                   (2) Property Type Code
                           ----------------------------                                   ----------------------

      1 - Modification    6 - DPO                   10 - Deed In Lieu Of        MF - Multi-Family        OF - Office
      2 - Foreclosure     7 - REO                        Foreclosure            RT - Retail              MU - Mixed use
      3 - Bankruptcy      8 - Resolved              11 - Full Payoff            HC - Health Care         LO - Lodging
      4 - Extension       9 - Pending Return        12 - Reps and Warranties    IN - Industrial          SS - Self Storage
      5 - Note Sale           to Master Servicer    13 - Other or TBD           WH - Warehouse           OT - Other
                                                                                MH - Mobile Home Park

                                                                                                                       Page 15 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                          SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering     Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal      Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date    Date       Value     Property Revenue      Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                              1 - Modification     6 - DPO                     10 - Deed In Lieu Of
                              2 - Foreclosure      7 - REO                          Foreclosure
                              3 - Bankruptcy       8 - Resolved                11 - Full Payoff
                              4 - Extension        9 - Pending Return          12 - Reps and Warranties
                              5 - Note Sale            to Master Servicer      13 - Other or TBD

                                                                                                                       Page 16 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
             Offering
 Loan        Document      Pre-Modification   Post-Modification   Pre-Modification   Post-Modification   Modification   Modification
Number   Cross-Reference        Balance            Balance          Interest Rate      Interest Rate         Date       Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 17 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                                   LIQUIDATED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Final Recovery         Offering                                                                   Gross Proceeds
      Loan         Determination          Document          Appraisal      Appraisal       Actual       Gross          as a % of
     Number             Date           Cross-Reference         Date          Value        Balance      Proceeds      Actual Balance
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                      Aggregate               Net               Net Proceeds                           Repurchased
      Loan           Liquidation          Liquidation             as a % of            Realized         by Seller
     Number           Expenses *           Proceeds            Actual Balance            Loss             (Y/N)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 Current Total
--------------------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                                                                       Page 18 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                      BOND/COLLATERAL REALIZED LOSS RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                                  Beginning                                                  Amounts
                                 Balance of        Aggregate       Prior Realized       Covered by Over-        Interest (Shortage)/
Distribution       Prospectus    the Loan at     Realized Loss      Loss Applied      collateralization and      Excesses applied to
    Date               Id        Liquidation        on Loans       to Certificates    other Credit Support      other Credit Support
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       Modification              Additional
                       Adjustments /           (Recoveries)/         Current Realized      Recoveries of       (Recoveries)/Realized
Distribution        Appraisal Reduction     Expenses applied to       Loss Applied to     Realized Losses         Loss Applied to
    Date                Adjustment            Realized Losses          Certificates        Paid as Cash         Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 19 of 20

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                     BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                  CTSLink Customer Service
       FARGO                                                                                            (301) 815-6600
                                 BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST          Reports Available on the World Wide Web
WELLS FARGO BANK, N.A.                                                                              @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES                         SERIES 2006-TOP22                         -----------------------------------------
9062 OLD ANNAPOLIS ROAD                                                                        PAYMENT DATE:          05/12/2006
COLUMBIA, MD 21045-1951     DETERMINATION DATE: 05/05/2006                                     RECORD DATE:           04/28/2006
------------------------------------------------------------------------------------------------------------------------------------

                                               SUPPLEMENTAL REPORTING

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 20 of 20

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION DATE         BALANCE          DISTRIBUTION DATE         BALANCE
-----------------         -------          -----------------         -------
    5/12/2006          $81,500,000.00          4/12/2010          $81,500,000.00
    6/12/2006          $81,500,000.00          5/12/2010          $81,500,000.00
    7/12/2006          $81,500,000.00          6/12/2010          $81,500,000.00
    8/12/2006          $81,500,000.00          7/12/2010          $81,500,000.00
    9/12/2006          $81,500,000.00          8/12/2010          $81,500,000.00
   10/12/2006          $81,500,000.00          9/12/2010          $81,500,000.00
   11/12/2006          $81,500,000.00         10/12/2010          $81,500,000.00
   12/12/2006          $81,500,000.00         11/12/2010          $81,500,000.00
    1/12/2007          $81,500,000.00         12/12/2010          $81,500,000.00
    2/12/2007          $81,500,000.00          1/12/2011          $81,500,000.00
    3/12/2007          $81,500,000.00          2/12/2011          $81,500,000.00
    4/12/2007          $81,500,000.00          3/12/2011          $81,500,000.00
    5/12/2007          $81,500,000.00          4/12/2011          $81,449,611.58
    6/12/2007          $81,500,000.00          5/12/2011          $79,943,000.00
    7/12/2007          $81,500,000.00          6/12/2011          $78,562,000.00
    8/12/2007          $81,500,000.00          7/12/2011          $77,042,000.00
    9/12/2007          $81,500,000.00          8/12/2011          $75,648,000.00
   10/12/2007          $81,500,000.00          9/12/2011          $74,247,000.00
   11/12/2007          $81,500,000.00         10/12/2011          $72,706,000.00
   12/12/2007          $81,500,000.00         11/12/2011          $71,291,000.00
    1/12/2008          $81,500,000.00         12/12/2011          $69,736,000.00
    2/12/2008          $81,500,000.00          1/12/2012          $68,306,000.00
    3/12/2008          $81,500,000.00          2/12/2012          $66,869,000.00
    4/12/2008          $81,500,000.00          3/12/2012          $65,162,000.00
    5/12/2008          $81,500,000.00          4/12/2012          $63,709,000.00
    6/12/2008          $81,500,000.00          5/12/2012          $62,119,000.00
    7/12/2008          $81,500,000.00          6/12/2012          $60,651,000.00
    8/12/2008          $81,500,000.00          7/12/2012          $59,046,000.00
    9/12/2008          $81,500,000.00          8/12/2012          $57,600,000.00
   10/12/2008          $81,500,000.00          9/12/2012          $56,110,000.00
   11/12/2008          $81,500,000.00         10/12/2012          $54,500,000.00
   12/12/2008          $81,500,000.00         11/12/2012          $53,000,000.00
    1/12/2009          $81,500,000.00         12/12/2012          $51,358,000.00
    2/12/2009          $81,500,000.00          1/12/2013          $49,900,000.00
    3/12/2009          $81,500,000.00          2/12/2013          $48,400,000.00
    4/12/2009          $81,500,000.00          3/12/2013          $46,502,000.00
    5/12/2009          $81,500,000.00          4/12/2013          $44,959,000.00
    6/12/2009          $81,500,000.00          5/12/2013          $43,281,000.00
    7/12/2009          $81,500,000.00          6/12/2013          $41,723,000.00
    8/12/2009          $81,500,000.00          7/12/2013          $40,030,000.00
    9/12/2009          $81,500,000.00          8/12/2013          $38,456,000.00
   10/12/2009          $81,500,000.00          9/12/2013          $36,875,000.00
   11/12/2009          $81,500,000.00         10/12/2013          $35,159,000.00
   12/12/2009          $81,500,000.00         11/12/2013          $33,561,000.00
    1/12/2010          $81,500,000.00         12/12/2013          $31,830,000.00
    2/12/2010          $81,500,000.00          1/12/2014          $30,216,000.00
    3/12/2010          $81,500,000.00          2/12/2014          $28,594,000.00

                                      A - 1

DISTRIBUTION DATE         BALANCE
-----------------         -------
    3/12/2014          $26,588,000.00
    4/12/2014          $24,948,000.00
    5/12/2014          $23,176,000.00
    6/12/2014          $21,519,000.00
    7/12/2014          $18,521,000.00
    8/12/2014          $16,852,000.00
    9/12/2014          $15,174,000.00
   10/12/2014          $13,365,000.00
   11/12/2014          $11,670,000.00
   12/12/2014           $9,844,000.00
    1/12/2015           $8,132,000.00
    2/12/2015           $3,948,000.00
    3/12/2015           $1,860,000.00
    4/12/2015             $125,000.00
    5/12/2015                      $0

                                      A - 2

                                   SCHEDULE B1

                  Alderwood Mall Planned Amortization Schedule

                         Alderwood Mall Pari Passu Loan

 DUE DATE     BEGINNING BALANCE      PRINCIPAL         BALLOON         ENDING BALANCE
 --------     -----------------      ---------         -------         --------------

 4/6/2006      $103,384,973.12      $116,671.61         $0.00          $103,268,301.52
 5/6/2006      $103,268,301.52      $131,338.62         $0.00          $103,136,962.90
 6/6/2006      $103,136,962.90      $117,726.61         $0.00          $103,019,236.28
 7/6/2006      $103,019,236.28      $132,363.94         $0.00          $102,886,872.34
 8/6/2006      $102,886,872.34      $118,790.47         $0.00          $102,768,081.87
 9/6/2006      $102,768,081.87      $119,295.79         $0.00          $102,648,786.08
10/6/2006      $102,648,786.08      $133,888.96         $0.00          $102,514,897.12
11/6/2006      $102,514,897.12      $120,372.81         $0.00          $102,394,524.31
12/6/2006      $102,394,524.31      $134,935.67         $0.00          $102,259,588.64
 1/6/2007      $102,259,588.64      $121,458.87         $0.00          $102,138,129.77
 2/6/2007      $102,138,129.77      $121,975.54         $0.00          $102,016,154.23
 3/6/2007      $102,016,154.23      $164,491.06         $0.00          $101,851,663.17
 4/6/2007      $101,851,663.17      $123,194.14         $0.00          $101,728,469.03
 5/6/2007      $101,728,469.03      $137,677.60         $0.00          $101,590,791.44
 6/6/2007      $101,590,791.44      $124,303.86         $0.00          $101,466,487.58
 7/6/2007      $101,466,487.58      $138,756.09         $0.00          $101,327,731.49
 8/6/2007      $101,327,731.49      $125,422.88         $0.00          $101,202,308.61
 9/6/2007      $101,202,308.61      $125,956.42         $0.00          $101,076,352.19
10/6/2007      $101,076,352.19      $140,362.14         $0.00          $100,935,990.05
11/6/2007      $100,935,990.05      $127,089.31         $0.00          $100,808,900.74
12/6/2007      $100,808,900.74      $141,463.15         $0.00          $100,667,437.58
 1/6/2008      $100,667,437.58      $128,231.70         $0.00          $100,539,205.88
 2/6/2008      $100,539,205.88      $128,777.18         $0.00          $100,410,428.70
 3/6/2008      $100,410,428.70      $156,882.07         $0.00          $100,253,546.63
 4/6/2008      $100,253,546.63      $129,992.35         $0.00          $100,123,554.28
 5/6/2008      $100,123,554.28      $144,284.50         $0.00           $99,979,269.79
 6/6/2008       $99,979,269.79      $131,159.09         $0.00           $99,848,110.70
 7/6/2008       $99,848,110.70      $145,418.41         $0.00           $99,702,692.29
 8/6/2008       $99,702,692.29      $132,335.62         $0.00           $99,570,356.67
 9/6/2008       $99,570,356.67      $132,898.56         $0.00           $99,437,458.11
10/6/2008       $99,437,458.11      $147,108.93         $0.00           $99,290,349.18
11/6/2008       $99,290,349.18      $134,089.68         $0.00           $99,156,259.50
12/6/2008       $99,156,259.50      $148,266.53         $0.00           $99,007,992.98
 1/6/2009       $99,007,992.98      $135,290.79         $0.00           $98,872,702.18
 2/6/2009       $98,872,702.18      $135,866.31         $0.00           $98,736,835.88
 3/6/2009       $98,736,835.88      $177,090.93         $0.00           $98,559,744.95
 4/6/2009       $98,559,744.95      $137,197.59         $0.00           $98,422,547.36
 5/6/2009       $98,422,547.36      $151,286.97         $0.00           $98,271,260.38
 6/6/2009       $98,271,260.38      $138,424.77         $0.00           $98,132,835.61
 7/6/2009       $98,132,835.61      $152,479.62         $0.00           $97,980,355.99
 8/6/2009       $97,980,355.99      $139,662.25         $0.00           $97,840,693.74
 9/6/2009       $97,840,693.74      $140,256.35         $0.00           $97,700,437.39
10/6/2009       $97,700,437.39      $154,259.66         $0.00           $97,546,177.72
11/6/2009       $97,546,177.72      $141,509.19         $0.00           $97,404,668.53
12/6/2009       $97,404,668.53      $155,477.24         $0.00           $97,249,191.29

                                     B1 - 1

 DUE DATE     BEGINNING BALANCE      PRINCIPAL         BALLOON         ENDING BALANCE
 --------     -----------------      ---------         -------         --------------

 1/6/2010       $97,249,191.29      $142,772.54         $0.00           $97,106,418.75
 2/6/2010       $97,106,418.75      $143,379.88         $0.00           $96,963,038.87
 3/6/2010       $96,963,038.87      $183,906.25         $0.00           $96,779,132.62
 4/6/2010       $96,779,132.62      $144,772.12         $0.00           $96,634,360.50
 5/6/2010       $96,634,360.50      $158,648.34         $0.00           $96,475,712.16
 6/6/2010       $96,475,712.16      $146,062.83         $0.00           $96,329,649.32
 7/6/2010       $96,329,649.32          $0          $96,329,649.32          $0.00

                                     B1 - 2

                                   SCHEDULE B2

           Commerce Center Mortgage Loan Planned Amortization Schedule

 DUE DATE     BEGINNING BALANCE      PRINCIPAL         BALLOON         ENDING BALANCE
 --------     -----------------      ---------         -------         --------------

 4/1/2006      $30,000,000.00       $27,075.21          $0.00          $29,972,924.79
 5/1/2006      $29,972,924.79       $31,928.14          $0.00          $29,940,996.65
 6/1/2006      $29,940,996.65       $27,363.29          $0.00          $29,913,633.36
 7/1/2006      $29,913,633.36       $32,208.29          $0.00          $29,881,425.07
 8/1/2006      $29,881,425.07       $27,654.15          $0.00          $29,853,770.92
 9/1/2006      $29,853,770.92       $27,789.17          $0.00          $29,825,981.75
10/1/2006      $29,825,981.75       $32,622.45          $0.00          $29,793,359.30
11/1/2006      $29,793,359.30       $28,084.13          $0.00          $29,765,275.17
12/1/2006      $29,765,275.17       $32,909.28          $0.00          $29,732,365.89
 1/1/2007      $29,732,365.89       $28,381.93          $0.00          $29,703,983.96
 2/1/2007      $29,703,983.96       $28,520.51          $0.00          $29,675,463.45
 3/1/2007      $29,675,463.45       $42,681.42          $0.00          $29,632,782.03
 4/1/2007      $29,632,782.03       $28,868.15          $0.00          $29,603,913.88
 5/1/2007      $29,603,913.88       $33,671.72          $0.00          $29,570,242.16
 6/1/2007      $29,570,242.16       $29,173.50          $0.00          $29,541,068.66
 7/1/2007      $29,541,068.66       $33,968.66          $0.00          $29,507,100.00
 8/1/2007      $29,507,100.00       $29,481.79          $0.00          $29,477,618.21
 9/1/2007      $29,477,618.21       $29,625.74          $0.00          $29,447,992.47
10/1/2007      $29,447,992.47       $34,408.45          $0.00          $29,413,584.02
11/1/2007      $29,413,584.02       $29,938.39          $0.00          $29,383,645.63
12/1/2007      $29,383,645.63       $34,712.48          $0.00          $29,348,933.15
 1/1/2008      $29,348,933.15       $30,254.04          $0.00          $29,318,679.11
 2/1/2008      $29,318,679.11       $30,401.76          $0.00          $29,288,277.35
 3/1/2008      $29,288,277.35       $39,776.00          $0.00          $29,248,501.35
 4/1/2008      $29,248,501.35       $30,744.40          $0.00          $29,217,756.95
 5/1/2008      $29,217,756.95       $35,496.31          $0.00          $29,182,260.64
 6/1/2008      $29,182,260.64       $31,067.82          $0.00          $29,151,192.82
 7/1/2008      $29,151,192.82       $35,810.82          $0.00          $29,115,382.00
 8/1/2008      $29,115,382.00       $31,394.36          $0.00          $29,083,987.64
 9/1/2008      $29,083,987.64       $31,547.64          $0.00          $29,052,440.00
10/1/2008      $29,052,440.00       $36,277.43          $0.00          $29,016,162.57
11/1/2008      $29,016,162.57       $31,878.80          $0.00          $28,984,283.77
12/1/2008      $28,984,283.77       $36,599.47          $0.00          $28,947,684.30
 1/1/2009      $28,947,684.30       $32,213.14          $0.00          $28,915,471.16
 2/1/2009      $28,915,471.16       $32,370.42          $0.00          $28,883,100.74
 3/1/2009      $28,883,100.74       $46,175.74          $0.00          $28,836,925.00
 4/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
 5/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
 6/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
 7/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
 8/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
 9/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
10/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
11/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
12/1/2009      $28,836,925.00           $0              $0.00          $28,836,925.00
 1/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00

                                     B2 - 1

 DUE DATE     BEGINNING BALANCE      PRINCIPAL         BALLOON         ENDING BALANCE
 --------     -----------------      ---------         -------         --------------

 2/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
 3/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
 4/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
 5/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
 6/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
 7/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
 8/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
 9/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
10/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
11/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
12/1/2010      $28,836,925.00           $0              $0.00          $28,836,925.00
 1/1/2011      $28,836,925.00           $0              $0.00          $28,836,925.00
 2/1/2011      $28,836,925.00           $0              $0.00          $28,836,925.00
 3/1/2011      $28,836,925.00           $0              $0.00          $28,836,925.00
 4/1/2011      $28,836,925.00       $32,753.92          $0.00          $28,804,171.08
 5/1/2011      $28,804,171.08       $37,450.50          $0.00          $28,766,720.58
 6/1/2011      $28,766,720.58       $33,096.70          $0.00          $28,733,623.88
 7/1/2011      $28,733,623.88       $37,783.84          $0.00          $28,695,840.04
 8/1/2011      $28,695,840.04       $33,442.77          $0.00          $28,662,397.27
 9/1/2011      $28,662,397.27       $33,606.06          $0.00          $28,628,791.21
10/1/2011      $28,628,791.21       $38,279.17          $0.00          $28,590,512.04
11/1/2011      $28,590,512.04       $33,957.03          $0.00          $28,556,555.01
12/1/2011      $28,556,555.01       $38,620.49          $0.00          $28,517,934.52
 1/1/2012      $28,517,934.52       $34,311.39          $0.00          $28,483,623.13
 2/1/2012      $28,483,623.13       $34,478.92          $0.00          $28,449,144.21
 3/1/2012      $28,449,144.21       $43,608.74          $0.00          $28,405,535.47
 4/1/2012      $28,405,535.47       $34,860.18          $0.00          $28,370,675.29
 5/1/2012      $28,370,675.29       $39,498.77          $0.00          $28,331,176.52
 6/1/2012      $28,331,176.52       $35,223.24          $0.00          $28,295,953.28
 7/1/2012      $28,295,953.28       $39,851.83          $0.00          $28,256,101.45
 8/1/2012      $28,256,101.45       $35,589.79          $0.00          $28,220,511.66
 9/1/2012      $28,220,511.66       $35,763.56          $0.00          $28,184,748.10
10/1/2012      $28,184,748.10       $40,377.28          $0.00          $28,144,370.82
11/1/2012      $28,144,370.82       $36,135.32          $0.00          $28,108,235.50
12/1/2012      $28,108,235.50       $40,738.80          $0.00          $28,067,496.70
 1/1/2013      $28,067,496.70       $36,510.66          $0.00          $28,030,986.04
 2/1/2013      $28,030,986.04       $36,688.92          $0.00          $27,994,297.12
 3/1/2013      $27,994,297.12       $50,095.36          $0.00          $27,944,201.76
 4/1/2013      $27,944,201.76       $37,112.64          $0.00          $27,907,089.12
 5/1/2013      $27,907,089.12       $41,689.21          $0.00          $27,865,399.91
 6/1/2013      $27,865,399.91       $37,497.39          $0.00          $27,827,902.52
 7/1/2013      $27,827,902.52       $42,063.37          $0.00          $27,785,839.15
 8/1/2013      $27,785,839.15       $37,885.85          $0.00          $27,747,953.30
 9/1/2013      $27,747,953.30       $38,070.83          $0.00          $27,709,882.47
10/1/2013      $27,709,882.47       $42,621.02          $0.00          $27,667,261.45
11/1/2013      $27,667,261.45       $38,464.81          $0.00          $27,628,796.64
12/1/2013      $27,628,796.64       $43,004.15          $0.00          $27,585,792.49
 1/1/2014      $27,585,792.49       $38,862.58          $0.00          $27,546,929.91
 2/1/2014      $27,546,929.91       $39,052.32          $0.00          $27,507,877.59
 3/1/2014      $27,507,877.59       $52,240.47          $0.00          $27,455,637.12

                                     B2 - 2

 DUE DATE     BEGINNING BALANCE      PRINCIPAL         BALLOON         ENDING BALANCE
 --------     -----------------      ---------         -------         --------------

 4/1/2014      $27,455,637.12       $39,498.06          $0.00          $27,416,139.06
 5/1/2014      $27,416,139.06       $44,008.95          $0.00          $27,372,130.11
 6/1/2014      $27,372,130.11       $39,905.78          $0.00          $27,332,224.33
 7/1/2014      $27,332,224.33       $44,405.45          $0.00          $27,287,818.88
 8/1/2014      $27,287,818.88       $40,317.43          $0.00          $27,247,501.45
 9/1/2014      $27,247,501.45       $40,514.28          $0.00          $27,206,987.17
10/1/2014      $27,206,987.17       $44,997.20          $0.00          $27,161,989.97
11/1/2014      $27,161,989.97       $40,931.79          $0.00          $27,121,058.18
12/1/2014      $27,121,058.18       $45,403.21          $0.00          $27,075,654.97
 1/1/2015      $27,075,654.97       $41,353.32          $0.00          $27,034,301.65
 2/1/2015      $27,034,301.65       $41,555.23          $0.00          $26,992,746.42
 3/1/2015      $26,992,746.42       $54,512.20          $0.00          $26,938,234.22
 4/1/2015      $26,938,234.22       $42,024.28          $0.00          $26,896,209.94
 5/1/2015      $26,896,209.94       $46,465.62          $0.00          $26,849,744.32
 6/1/2015      $26,849,744.32       $42,456.33          $0.00          $26,807,287.99
 7/1/2015      $26,807,287.99       $46,885.77          $0.00          $26,760,402.22
 8/1/2015      $26,760,402.22       $42,892.55          $0.00          $26,717,509.67
 9/1/2015      $26,717,509.67       $43,101.97          $0.00          $26,674,407.70
10/1/2015      $26,674,407.70       $47,513.63          $0.00          $26,626,894.07
11/1/2015      $26,626,894.07       $43,544.40          $0.00          $26,583,349.67
12/1/2015      $26,583,349.67       $47,943.88          $0.00          $26,535,405.79
 1/1/2016      $26,535,405.79       $43,991.09          $0.00          $26,491,414.70
 2/1/2016      $26,491,414.70       $44,205.88          $0.00          $26,447,208.82
 3/1/2016      $26,447,208.82           $0          $26,447,208.82           $0

                                     B2 - 3

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PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

      Consider carefully the risk factors beginning on page 2 in this prospectus.

      The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

      The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

      (1)   A new trust fund will be established to issue each series of certificates.

      (2)   Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

      (3)   A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

      (1)   Each series of certificates will be issued as part of a designated series that may include one or more classes.

      (2)   Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this prospectus is March 29, 2006.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

      We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

      o     this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

      o     the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

      You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

      We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

      You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                       i

        Shortfalls in Collections of Interest as a Result

        Distributions on the Certificates in Respect of Prepayment

                                       ii

        Federal Income Tax Consequences for Certificates as to

                                      iii

--------------------------------------------------------------------------------
                              SUMMARY OF PROSPECTUS

      This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.................  Commercial/Multifamily Mortgage
                                        Pass-Through Certificates, issuable in
                                        series.

DEPOSITOR.............................  Bear Stearns Commercial Mortgage
                                        Securities Inc., a Delaware corporation.
                                        Our telephone number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS..  The certificates of each series will be issued pursuant to a pooling and
                                        servicing agreement and may be issued in
                                        one or more classes. The certificates of
                                        each series will represent in the
                                        aggregate the entire beneficial
                                        ownership interest in the property of
                                        the related trust fund. Each trust fund
                                        will consist primarily of a segregated
                                        pool of commercial or multifamily
                                        mortgage loans, or mortgage-backed
                                        securities that evidence interests in,
                                        or that are secured by commercial or
                                        multifamily mortgage loans. Each class
                                        or certificate will be rated not lower
                                        than investment grade by one or more
                                        nationally recognized statistical rating
                                        agencies at the date of issuance.

      The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                        (1)   the name of the servicer and
                                              special servicer, the
                                              circumstances when a special
                                              servicer will be appointed and
                                              their respective obligations (if
                                              any) to make advances to cover
                                              delinquent payments on the assets
                                              of the trust fund, taxes,
                                              assessments or insurance premiums;

                                        (2)   the assets in the trust fund,
                                              including a description of the
                                              pool of mortgage loans or
                                              mortgage-backed securities;

                                        (3)   the identity and attributes of
                                              each class within a series of
                                              certificates, including whether
                                              (and to what extent) any credit
                                              enhancement benefits any class of
                                              a series of certificates;

                                        (4)   the tax status of certificates;
                                              and

                                        (5)   whether the certificates will be
                                              eligible to be purchased by
                                              investors subject to ERISA or will
                                              be mortgage related securities for
                                              purposes of SMMEA.
--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

      LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

      Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

      o     the perceived liquidity of the offered certificates;

      o     their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

      o     prevailing interest rates.

      For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

      You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

      You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

      SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

      THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

      o     The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

      o     Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

      In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

      We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

      If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

      Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments.
A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

      Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

      The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

      o     the likelihood that principal prepayments on the related mortgage loans will be made;

      o     the degree to which the rate of prepayments might differ from that originally anticipated;

      o     the likelihood of early optional termination of the related trust fund; or

      o     the possibility that prepayment of the related mortgage loans may be made at any particular rate.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of
Credit Support" and "Ratings."

      ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

      For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

      IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

      All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

      o     generally will not be subject to offset by losses from other activities;

      o     will be treated as unrelated business taxable income for a tax-exempt holder; and

      o     will not qualify for exemption from withholding tax for a foreign holder.

      In addition, residual certificates are subject to numerous restrictions on transfer.

      INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals;

      o     estates;

      o     trusts beneficially owned by any individual or estate; and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

      IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

      For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

      MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

      (1)   Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

      o     changes in general or local economic conditions and/or specific industry segments;

      o     declines in real estate values;

      o     declines in rental or occupancy rates;

      o     increases in interest rates, real estate tax rates and other operating expenses;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     acts of God and other factors beyond the control of the servicer.

      (2)   The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      (3)   Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      (4)   Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

      (5)   The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

      OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

      o     adverse changes in population and employment growth, which generally creates demand for office space,

      o     local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

      o     the quality and management philosophy of management,

      o     the attractiveness of the properties to tenants and their customers or clients,

      o     the attractiveness of the surrounding neighborhood, and

      o     the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

      Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

      o     a tenant's voluntary decision not to renew a lease,

      o     bankruptcy or insolvency of these tenants, or

      o     these tenant's general cessation of business activities or for other reasons.

      The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

      o     adverse changes in consumer spending patterns;

      o     local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

      o     alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

      o     the quality and management philosophy of management;

      o     the attractiveness of the properties and the surrounding
            neighborhood to tenants and their customers;

      o     the public perception of the safety of customers, at shopping malls and shopping centers, for example;

      o     the need to make major repairs or improvements to satisfy the needs of major tenants; and

      o     if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

      SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

      o     the amount of rent that can be charged for rental units;

      o     tenants' ability to pay rent;

      o     timeliness of rent payments;

      o     occupancy levels without a corresponding decrease in
            expenses--occupancy and rent levels may also be affected by construction of additional housing units;

      o     local military base closings;

      o     construction of additional housing units;

      o     company relocations and closings; and

      o     national and local politics, including current or future rent stabilization and rent control laws and agreements.

      Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

      Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

      o     rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

      o     the income restrictions on tenants imposed by Section 42 of the
            Internal Revenue Code may reduce the number of eligible tenants;

      o     some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
            Section 42 property; and

      o     a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

      All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

      MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

      Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

      SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

      HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

      o     a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

      o     competition from other hotels and motels,

      o     increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

      o     dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

      These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      A hotel or motel property may present additional risks as compared to other commercial property types in that:

      o     hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

      o     the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

      o     it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

      o     future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

      Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

      Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

      MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a

                                       10

manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

      MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

      o     value of the related mortgaged property;

      o     the level of available mortgage rates at the time of sale or refinancing;

      o     the borrower's equity in the related mortgaged property;

      o     the financial condition and operating history of the borrower and the related mortgaged property;

      o     tax laws and rent control laws, with respect to some residential properties;

      o     Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

      o     prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

      Neither we nor any of our affiliates will be required to refinance any mortgage loan.

      CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

      For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

      IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS.

                                       11

Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

      For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Leases and Rents."

      OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

      Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

      For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

      HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

                                       12

      For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

      THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT
THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

      For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

      A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of the following:

      o     various types of multifamily or commercial mortgage loans;

      o     pass-through certificates or other mortgage-backed securities
            ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

      o     a combination of the foregoing, which we call mortgage assets.

      We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

      o     residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

      o     commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

      o     mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

      The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

      Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

      Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

      o     its age;

      o     its condition;

      o     its design, including floor sizes and layout;

                                       14

      o     its access to transportation; and

            o     the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
                  building systems such as

            o     fiber optic cables,

            o     satellite communications or

      o     other base building technological features.

      Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

      The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

      o     labor cost and quality;

      o     tax environment; and

      o     quality of life matters, such as schools and cultural amenities.

      A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

      Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

      o     the ability to lease space in the properties;

      o     the ability of tenants to meet their lease obligations;

      o     the possibility of a significant tenant becoming bankrupt or insolvent; and

      o     fundamental aspects of real estate such as location and market demographics.

      The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

      Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

      Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

      Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

      Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

      o     location of the property;

      o     the number of competing residential developments in the local market, such as apartment buildings, manufactured housing
            communities and site-built single family homes;

      o     the physical attributes of the multifamily building, such as its age and appearance; and

      o     state and local regulations affecting the property.

      In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

      Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

      Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

      Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

      Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

      Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

      Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

      o     the quality of tenants;

      o     building design and adaptability; and

      o     the location of the property.

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

      Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

      Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

      Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

      Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

      o     driveways;

      o     visitor parking;

      o     recreational vehicle and pleasure boat storage;

      o     laundry facilities;

      o     community rooms;

      o     swimming pools;

      o     tennis courts;

      o     security systems; and

      o     health clubs.

      Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

      o     multifamily rental properties;

      o     cooperatively-owned apartment buildings;

      o     condominium complexes; and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

      Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

      o     it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity;
            and

      o     it increases the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o     the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, i.e., the cost of replacing the property at the date;

      o     the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

      o     upon a selection from or interpolation of the values derived from the foregoing methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

      Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

      o     have had individual principal balances at origination of not less than $25,000;

      o     have had original terms to maturity of not more than 40 years; and

      o     provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

      A mortgage loan may also have the following characteristics:

      o     provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

      o     provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

      o     be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

      o     prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

      1.    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      2.    the type or types of property that provide security for repayment of the mortgage loans;

      3.    the earliest and latest origination date and maturity date of the mortgage loans;

      4.    the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      5.    the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original
Loan-to-Value Ratio of the mortgage loans;

      6.    the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

      7.    with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

      8.    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

      9.    the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

      10.   the geographic distribution of the mortgaged properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

      Mortgage-backed securities included in a trust fund may include:

      o     mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

      o     certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

      1.    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

      2.    the original and remaining term to stated maturity of the MBS, if applicable;

      3.    the pass-through or bond rate of the MBS or the formula for determining those rates;

      4.    the payment characteristics of the MBS;

      5.    the MBS issuer, MBS servicer and MBS trustee, as applicable;

      6.    a description of the credit support, if any;

                                       23

      7.    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

      8.    the terms on which mortgage loans may be substituted for those originally underlying the MBS;

      9.    the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

      10.   the characteristics of any cash flow agreements that relate to the
MBS;

      11.   the market price of the MBS and the basis on which the market price was determined; and

      12.   if the issuer of the MBS is required to file reports under the
Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion

                                       24

contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

      For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the

                                       25

rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

      In general, the notional amount of a class of stripped interest certificates will either:

      o     be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

      o     equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

                                       26

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

      o     converting to a fixed rate loan and thereby locking in the rate; or

      o     taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       27

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal

                                       28

on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

      o     whether the offered certificate was purchased at a premium or a discount; and

      o     the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

      For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations,

                                       29

specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

      o     amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

      o     Excess Funds; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

      We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

OVERVIEW

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial

                                       30

mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

      The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

      General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

                                       31

            PROPERTY TYPE            DSCR GUIDELINE    LTV RATIO GUIDELINE
    ------------------------------   ---------------   --------------------
    Multifamily                           1.20x                80%
    Office                                1.25x                75%
    Anchored Retail                       1.20x                80%
    Unanchored Retail                     1.30x                75%
    Self-storage                          1.30x                75%
    Hotel                                 1.40x                70%
    Industrial                            1.25x                70%
    Manufactured Housing Community        1.25x                75%

      Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

      Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON THE GREATER OF
THE AMOUNT RECOMMENDED PURSUANT TO A BUILDING CONDITION REPORT PREPARED FOR
BSCMI OR THE FOLLOWING MINIMUM AMOUNTS:

                 PROPERTY TYPE                    DSCR GUIDELINE
-----------------------------------------------   -----------------------------
Multifamily                                       $250 per unit

Office                                            $0.20 per square foot

Retail                                            $0.15 per square foot

Self-storage                                      $0.15 per square foot

Hotel                                             5% of gross revenue

Industrial                                        $0.10 - $0.15 per square foot

Manufactured Housing Community                    $50 per pad

      Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                       32

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

      o     provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

      o     are senior or subordinate to one or more other classes of
            certificates in entitlement to distributions on the certificates;

      o     are stripped principal certificates;

      o     are stripped interest certificates;

      o     provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

      o     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o     provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

      o     provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for

                                       33

the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

                                       34

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be

                                       35

advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

      1.    the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

      2.    the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

      3.    the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

      4.    the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

                                       36

      5.    if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

      6.    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      7.    information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

      8.    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

      9.    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      10.   the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

      11.   if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

      12.   the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

      13.   if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

      14.   to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

      In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

      Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

      For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

                                       37

      If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

      The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

      o     the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

      o     the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

      Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC,

                                       38

include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

      Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

      To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

      Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

      Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

      o     we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       39

      o     we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the
            participants holding beneficial interests in those certificates agree to initiate the termination.

      Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

      If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 383
Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel.

                                       40

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

      o     the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

      o     the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office
            (subject to certification and certain timing requirements), with evidence of recording on the document;

      o     an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

      o     an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

      o     original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

      o     an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy;
            and

      o     in those cases where applicable, the original or a copy of the related ground lease.

      Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

      The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or

                                       41

defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

      o     the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

      o     the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

      Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the

                                       42

servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

      o     the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

      o     applicable law; and

      o     the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

      The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

      o     maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     attempting to collect delinquent payments; supervising foreclosures;
            negotiating modifications; conducting property inspections on a periodic or other basis;

      o     managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure,
            deed-in-lieu of foreclosure or otherwise, each of which is called an
            REO property; and

      o     maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

      For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

      The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the

                                       43

performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

      Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

      For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

      General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

      Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

      1.    all payments on account of principal, including principal
prepayments, on the mortgage loans;

      2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

                                       44

      3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

      4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      5.    any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

      6.    any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

      7.    all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

      8.    any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under
"--Servicing Compensation and Payment of Expenses";

      9.    to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

      10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      11.   any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12.   any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

      Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.    to make distributions to you on each distribution date;

      2.    to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

      3.    to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies",
the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       45

      4.    to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

      5.    to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

      6.    if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

      7.    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

      8.    to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

      9.    if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

      10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

      11.   if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12.   if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

      13.   to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

      14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

      15.   if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool";

      16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

                                       46

      17.   to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

      18.   to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

      19.   to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

      o     affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

      o     in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

      o     adversely affect the coverage under any applicable instrument of credit support.

      Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

      o     a material default on the mortgage loan has occurred or a payment default is imminent;

      o     the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

      o     the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

      The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

                                       47

      A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

      If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related Mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the related mortgaged property.

      Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

      o     either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

      o     there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

      For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more
REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

      o     the Internal Revenue Service grants an extension of time to sell the property or

                                       48

      o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal
            Revenue Code at any time that any certificate is outstanding.

      Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

      In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

      The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

      o     that the restoration will increase the proceeds to
            certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

                                       49

      o     that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

      The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

      o     the replacement cost of the improvements less physical depreciation;
            and

      o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related

                                       50

prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

      For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

                                       51

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

      The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

      o     the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

      o     a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

      No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

      o     breach of a representation, warranty or covenant made in the pooling and servicing agreement;

      o     any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

      o     any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       52

      o     that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

      o     those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

      o     that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

      o     that are incurred in connection with any violation of any state or federal securities law.

      In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

      Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

      o     any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

      o     any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

      o     some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related

                                       53

series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

      You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

      o     you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

      o     you shall have offered to the trustee reasonable indemnity; and

      o     the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

      o     to cure any ambiguity;

      o     to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

      o     to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

      o     to comply with any requirements imposed by the Internal Revenue
            Code; or

      o     for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

                                       54

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

      o     reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

      o     adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

      o     modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

      Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

      o     that holder previously has given to the trustee written notice of default;

      o     except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

      o     the trustee for 60 days has neglected or refused to institute any such proceeding.

      No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                       55

THE TRUSTEE

      The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

      Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

      o     is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

      o     has a combined capital and surplus of at least $50,000,000; and

      o     is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or

                                       56

administration of its trusts under the related pooling and servicing agreement.
However, the indemnification will not extend to any loss, liability or expense that:

      o     constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

      o     constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

      o     may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted

                                       57

by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

      o     the nature and amount of coverage under the credit support;

      o     any conditions to payment thereunder not otherwise described in this prospectus;

      o     the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o     the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

      o     a brief description of its principal business activities;

      o     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o     if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

      o     its total assets, and its stockholders' equity or policyholders'
            surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

                                       58

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support

                                       59

described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

      For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

      Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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      In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

      For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

      In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial

                                       61

disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

      o     the foreclosure sale was held while the debtor was insolvent; and

      o     the price paid for the foreclosed property did not represent
            (reasonably equivalent value).

      Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

      Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the

                                       62

property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large

                                       63

deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

      Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

      o     if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

      o     if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

      o     if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

      The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

      o     the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

      o     the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

      o     if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

      o     the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;
            and

      o     the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

      In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

      Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any,

                                       64

on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

      For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-

                                       65

petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

      Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

      A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

      1.    the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

      2.    any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

      If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

      o     adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

      o     that any percentage rent due under the lease will not decline substantially;

      o     that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

      o     that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

      Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

      If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the

                                       66

date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

      On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

      For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

      A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

      o     a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

                                       67

      o     in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

      Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

      Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

      Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling

                                       68

and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

      Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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ADJUSTABLE RATE LOANS

      The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

      o     the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

      o     the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and

                                       70

regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

      o     hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      o     the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

                                       71

      For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

      o     the making of such an election;

      o     compliance with the pooling and servicing agreement; and

      o     compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

      For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section
7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section
856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B)
of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such
REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the
Internal Revenue Code. The determination

                                       72

as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

      In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

      For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

                                       73

      Qualified mortgages include the following:

      o     whole mortgage loans, such as the mortgage loans;

      o     certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

      o     regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

      o     loans secured by timeshare interests; and

      o     loans secured by shares held by a tenant stockholder in a
            cooperative housing corporation.

      However, in general:

      o     the fair market value of the real property securing the mortgage
            (including any buildings and structural components) must be at least
            80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

      o     substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

      o     in exchange for any qualified mortgage within a three-month period thereafter; or

      o     in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

A defective obligation includes the following:

      1.    a mortgage in default or as to which default is reasonably foreseeable;

      2.    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

      3.    a mortgage that was fraudulently procured by the mortgagor; and

      4.    a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including

                                       74

delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

      In addition to the foregoing requirements, the various interests in a
REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

      o     one or more classes of regular interests; or

      o     a single class of residual interests on which distributions, if any, are made pro rata.

      A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

      A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

      If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

                                       75

      Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

      Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters.
Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date.
The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated
interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any,

                                       76

relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

      For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

      A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      (a)   the sum of:

            o     the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
                  redemption price at maturity; and

            o     the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

      over:

      (b)   the adjusted issue price of the regular certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      o     the yield to maturity of the regular certificate at the issue date;

      o     events, including actual prepayments, that have occurred prior to the end of the accrual period; and

      o     the prepayment assumption.

      For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

      o     the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

      o     the interest compounds or is payable at least annually at current values of;

      o     one or more qualified floating rates;

      o     a single fixed rate and one or more qualified floating rates;

      o     a single objective rate; or

      o     a single fixed rate and a single objective rate that is a qualified inverse floating rate.

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the

                                       78

appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

      o     it bears a rate that qualifies as a variable rate under the OID regulations:

            o     that is tied to current values of a variable rate (or the
                  highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative
                  multiple of the rate (plus or minus a specified number of
                  basis points); or

            o     that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations,
                  including the rate that is subject to one or more caps or
                  floors;

      or:

      o     it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

      Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated
interest, other than variable interest on an interest-only or super-premium
Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

      Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

      Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

      o     is exceeded by the then-current principal amount of the regular certificate; or

                                       79

      o     in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

      The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

      The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

      o     on the basis of a constant interest rate or

      o     in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

      The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

      For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

      Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount")
remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue
Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult
Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

      For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

      o     interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

      o     the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

      It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

      Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

      o     if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular
            certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable Federal rate under Internal
            Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary rates; or

      o     to the extent that the gain does not exceed the excess, if any, of:

            o     the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were
                  110% of the applicable Federal rate as of the date of
                  purchase; over

                                       81

            o     the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

      In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

                                       82

      o     the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

      o     all bad loans will be deductible as business bad debts; and

      o     the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

      Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual

                                       83

certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

      A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

      A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

      You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

      Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

      Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

                                       84

      Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

      Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

      A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

      o     120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d);
            multiplied by

      o     the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

      The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates"

                                       85

below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

      In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

      Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
            and

      o     the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

      In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

      The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

      o     the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not

                                       86

            a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

      o     the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

      Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

      Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

      o     the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs;
            and

      o     the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

      o     the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

      o     the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

      o     the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
            States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

                                       87

      In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest;

      o     the present value of the expected future distributions on the interest; and

      o     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

      o     the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

      o     the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

      o     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

      o     the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

      o     the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

      Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of

                                       88

Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

      o     if a residual certificate is held as part of a conversion
            transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction;
            or

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

      Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

      1.    the disposition of a qualified mortgage other than pursuant to:

            o     a substitution within two years of the startup day for a
                  defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
                  obligation at any time) or for any qualified mortgage within three months of the startup day;

            o     foreclosure, default or imminent default of a qualified
                  mortgage;

            o     bankruptcy or insolvency of the REMIC pool; or

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            o     qualified (complete) liquidation;

      2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

      3.    the receipt of compensation for services; or

      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

      o     during the three months following the startup day;

      o     if made to a qualified reserve fund by a residual certificateholder;

      o     if in the nature of a guarantee;

      o     if made to facilitate a qualified liquidation or clean-up call; and

      o     if as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

      Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

      Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single

                                       90

residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

      o     the appointment of the tax matters person as provided in the preceding sentence; and

      o     the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

      In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

      A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial

                                       91

owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form
W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

      Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

      Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

      o     are not United States Persons; or

      o     are United States Persons and classified as partnerships under the
            Internal Revenue Code, if any of their beneficial owners are not
            United States Persons,

will be prohibited under the related pooling and servicing agreement.

      Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a

                                       92

Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section
1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

      Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

      The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
ELECTION IS MADE

STANDARD CERTIFICATES

      General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions

                                       93

otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates.
In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of
Servicing Fees," respectively.

      Tax Status.

      Standard certificates will have the following status for federal income tax purposes:

      1.  A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue
Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

      2.  A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

      3.  A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A)
to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

      Premium and Discount

      Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

      Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation

                                       94

after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

      Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

      Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

      Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under
"--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

      You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

                                       95

      o     if a standard certificate is held as part of a conversion
            transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction;
            or

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary income rates.

      Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

      General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

      The certificates will be subject to those rules if the following occur:

      o     we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

      o     the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
            Certificates--Recharacterization of Servicing Fees" above); and

      o     certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

      Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

                                       96

      Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

      o     the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
            Section 1273(a)(3); or

      o     no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
            Consequences for REMIC Certificates--Taxation of Regular
            Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

      Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

      Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

                                       97

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

      o     one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
            Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

      o     as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

      o     a separate installment obligation for each mortgage loan,
            representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

      Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

      Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

                                       98

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

      To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section
1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United
States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty.
Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder

                                       99

on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

      ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue
Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue
Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

      o     has discretionary authority or control with respect to the investment of the assets of the Plan; or

      o     has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

      Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

      Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in

                                       100

Section 3(33) of ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue
Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is
subject to the prohibited transaction rules set forth in Section 503 of the
Internal Revenue Code.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

      Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                       101

                                LEGAL INVESTMENT

      If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

      o     are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

      o     are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in
            SMMEA; and

      o     are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

      The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
            without limitation as to the percentage of their assets represented thereby;

      o     federal credit unions may invest in those securities; and

      o     national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

                                       102

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

      The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2).

      The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

                                       103

      Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

      The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

      We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

      o     by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      o     by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      o     through direct offerings by us.

      If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

                                       104

      o     that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

      o     that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
            Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

      In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

      We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

      If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                       105

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

      The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 383 Madison
Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel (212)
272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

      We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

      The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

      The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects

                                       106

associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

      Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

      ARM Loans -- mortgage loans with adjustable mortgage rates.

      Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

      Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

      Disqualified Organization -- any of the following:

      o     the United States, any of its state or political subdivisions;

      o     any foreign government;

      o     any international organization;

      o     any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal
            Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

      o     any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
            Revenue Code Section 1381(a)(2)(C); and

      o     any organization, other than a farmers' cooperative described in
            Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue
            Code Section 511.

      Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

      ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

      Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

                                       108

distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

      Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

      Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

      MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

      Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

      Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.

      Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

      Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

      Service -- The Internal Revenue Service.

      Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

      SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as
amended.

      U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

      o     for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

      o     for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                       109